As filed with the Securities and Exchange Commission on January 17, 2023
Registration No. 333-268227
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NioCorp Developments Ltd.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	1000 (Primary Standard Industrial Classification Code Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, CO 80112
(855) 264-6267
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
13th Floor
New York, New York 10011
(800) 624-0909
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Christopher M. Kelly Joel T. May Andrew C. Thomas Jones Day 1221 Peachtree Street, N.E. Suite 400 Atlanta, Georgia 30361 (404) 581-8967	Bob Wooder Kyle Misewich Blake, Cassels & Graydon LLP 595 Burrard Street Suite 2600 Vancouver, British Columbia V7X 1L3	C. Michael Chitwood Michael A. Civale Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 Tel: (212) 735-3000	Robert Carelli David Tardif Stikeman Elliott LLP 1155 René-Lévesque West Suite 4100 Montréal, Québec H3B 3V2

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after the effectiveness of this registration statement and upon completion of the transactions described in the enclosed joint proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this document is not complete and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document is not an offer to sell these securities, and is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JANUARY 17, 2023

BUSINESS COMBINATION PROPOSED—YOUR VOTE IS VERY IMPORTANT

Management Information and Proxy Circular and Prospectus of	Proxy Statement of
NIOCORP DEVELOPMENT LTD.	GX ACQUISITION CORP. II

To the Shareholders of NioCorp Developments Ltd. and the Stockholders of GX Acquisition Corp. II:

On September 25, 2022, NioCorp Developments Ltd., a company organized under the laws of the Province of British Columbia (“NioCorp”), GX Acquisition Corp. II, a Delaware corporation (“GX”), and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of NioCorp (“Merger Sub”), entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other transactions, the following transactions will occur: (i) Merger Sub will merge with and into GX, with GX surviving the merger (the “First Merger”); (ii) all Class A shares in GX (the “GX Class A Shares”) that are held by stockholders (the “GX Public Stockholders”) who have not elected to exercise their redemption rights in connection with the Transactions shall be converted into shares of Class A common stock in GX (such shares, the “First Merger Class A Shares”), as the surviving company in the First Merger; (iii) NioCorp will purchase all First Merger Class A Shares in exchange for common shares, no par value, of NioCorp (“NioCorp Common Shares”) (the “Exchange”); (iv) NioCorp will assume the GX Warrant Agreement and each GX Warrant that was issued and outstanding immediately prior to the effective time of the Exchange will be converted into a warrant to acquire NioCorp Common Shares (a “NioCorp Assumed Warrant”); (v) all of the First Merger Class A Shares will be contributed by NioCorp to 0896800 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a direct, wholly owned subsidiary of NioCorp (“Intermediate Holdco”), in exchange for additional shares of Intermediate Holdco, resulting in GX becoming a direct subsidiary of Intermediate Holdco; (vi) Elk Creek Resources Corporation, a Nebraska corporation and a direct, wholly owned subsidiary of Intermediate Holdco (“ECRC”), will merge with and into GX, with GX surviving the merger as a direct subsidiary of Intermediate Holdco (the “Second Merger”); and (vii) following the effective time of the Second Merger, each of NioCorp and GX, as the surviving company of the Second Merger, will effectuate a reverse stock split with the ratio to be mutually agreed by the parties. We refer to the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements collectively as the “Transactions.” As a result of the Transactions, GX will become a subsidiary of NioCorp. Capitalized terms used in this letter but not otherwise defined have the meanings given to them in the accompanying joint proxy statement/prospectus. See “Frequently Used Terms.”

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each GX Class A Share that is held by a GX Public Stockholder shall be converted into a First Merger Class A Share. In connection with the Exchange, NioCorp will exercise its unilateral option to purchase each First Merger Class A Share in exchange for 11.1829212 NioCorp Common Shares. As a result, each GX Public Stockholder who does not elect to exercise their redemption rights in connection with the Transactions will ultimately be issued NioCorp Common Shares.

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each Class B share in GX (other than certain shares that may be forfeited in accordance with the GX Support Agreement) will be converted into one share of Class B common stock in GX (such shares, the “First Merger Class B Shares”), as the surviving company in the First Merger. Upon consummation of the Second Merger, each of the First Merger Class B Shares shall be converted into 11.1829212 Class B common shares of GX (each, a “Second Merger Class B Share”), as the surviving company in the Second Merger, in a private placement. Each Second Merger Class B Share will be exchangeable into NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments.

Pursuant to the Business Combination Agreement, in connection with the First Merger and the assumption by NioCorp of the GX Warrant Agreement, each GX Warrant that is issued and outstanding immediately prior to the Exchange Time shall be converted into one NioCorp Assumed Warrant pursuant to the GX Warrant Agreement. Each NioCorp Assumed Warrant

shall be exercisable solely for NioCorp Common Shares, and the number of NioCorp Common Shares subject to each NioCorp Assumed Warrant shall be equal to the number of shares of GX Common Stock subject to the applicable GX Warrant multiplied by 11.1829212, with the applicable exercise price adjusted accordingly.

Following the effective time of the Second Merger, NioCorp will effectuate a reverse stock split of the issued NioCorp Common Shares and GX will effectuate a proportionate reverse stock split of the Second Merger Class A Shares and Second Merger Class B Shares at a to-be-determined ratio.

Immediately following completion of the Transactions, it is expected that the current NioCorp Shareholders and the current GX Stockholders will own 42% and 58%, respectively, of the outstanding NioCorp Common Shares (assuming no redemptions by GX Stockholders and that all of the Second Merger Class B Shares are exchanged into NioCorp Common Shares, and not including the potential dilutive impact of the Yorkville Financings).

The accompanying joint proxy statement/prospectus constitutes a prospectus of NioCorp with respect to the registration of 510,686,738 NioCorp Common Shares and 15,666,667 NioCorp Assumed Warrants issuable to GX Securityholders pursuant to the Business Combination Agreement.

In connection with the Transactions, NioCorp has also entered into non-binding letters of intent to undertake the following private placement financings with Yorkville Advisors Global, LP (“Yorkville”): (i) $16,000,000 of unsecured convertible debentures of NioCorp convertible into NioCorp Common Shares and NioCorp Common Share purchase warrants entitling the holders thereof to purchase additional NioCorp Common Shares (the “Yorkville Convertible Debt Financing”); and (ii) a standby equity purchase facility pursuant to which NioCorp would have the right, but not the obligation, to sell NioCorp Common Shares to Yorkville with a maximum aggregate value of $65,000,000 (the “Yorkville Equity Facility Financing” and, together with the Yorkville Convertible Debt Financing, the “Yorkville Financings”). Once completed, the Yorkville Financings could provide NioCorp with access to up to an additional $80,360,000, before related expenses payable by NioCorp.

The NioCorp Common Shares are traded on the Toronto Stock Exchange (the “TSX”) under the symbol “NB” and on the OTC Markets trading platform under the symbol “NIOBF.” GX units, GX Class A Shares and public GX Warrants are currently listed on The Nasdaq Stock Market LLC (“Nasdaq”), under the symbols “GXIIU,” “GXII” and “GXIIW,” respectively. NioCorp currently anticipates that, following the Transactions, the NioCorp Common Shares will trade on Nasdaq under the symbol “NB” and will continue to trade on the TSX under the symbol “NB.” In addition, NioCorp anticipates that, following the Transactions, the NioCorp Assumed Warrants will trade on Nasdaq under the symbol “NIOBW.” NioCorp intends to apply for listing of the NioCorp Common Shares and NioCorp Assumed Warrants on Nasdaq and to apply for listing of the NioCorp Common Shares to be issued in connection with the Transactions and the Yorkville Financings on the TSX. Neither Nasdaq nor TSX has conditionally approved any NioCorp listing application and there is no assurance that such exchanges will approve any listing application.

NioCorp will hold a special meeting of shareholders (the “NioCorp Shareholder Meeting”), and GX will hold a special meeting of stockholders (the “GX Stockholder Meeting”), to vote on the proposals necessary to complete the Transactions. We encourage you to obtain current quotes or trading prices for your NioCorp or GX securities before voting at the NioCorp Shareholder Meeting or the GX Stockholder Meeting.

At the NioCorp Shareholder Meeting, NioCorp Shareholders will be asked to consider and approve (i) the issuance of NioCorp Common Shares in connection with the Transactions (the “Share Issuance Proposal”), (ii) the issuance of NioCorp Common Shares in connection with the Yorkville Equity Facility Financing (the “Yorkville Equity Facility Financing Proposal”), (iii) the issuance of NioCorp Common Shares in connection with the Yorkville Convertible Debt Financing (the “Yorkville Convertible Debt Financing Proposal”), (iv) with or without amendment, an amendment to the NioCorp Articles to require the presence, in person or by proxy, of two or more shareholders representing at least 33 1/3% of the outstanding shares entitled to be voted in order to constitute a quorum at any meeting of NioCorp Shareholders (the “Quorum Amendment Proposal”), and (v) a proposal to adjourn the NioCorp Shareholder Meeting to a later date to permit further solicitation and vote of proxies, if necessary (collectively, the “NioCorp Proposals”). Approval of each of these proposals requires the affirmative vote of a majority of votes cast by NioCorp Shareholders entitled to vote thereon and present in person or represented by proxy at the NioCorp Shareholder Meeting. The NioCorp Board recommends that NioCorp Shareholders vote “FOR” each of the NioCorp Proposals to be considered at the NioCorp Shareholder Meeting.

At the GX Stockholder Meeting, GX Stockholders will be asked to consider and approve (i) the Transactions, (ii) the material changes in the proposed amendments to the current Amended and Restated Certificate of Incorporation of GX (the “GX Existing Charter”), the GX Charter Amendment (to be effective immediately prior to the effective time of the First Merger) and the GX Proposed Charter as a whole, which includes the approval of all other changes in the GX Proposed Charter that will replace the GX Existing Charter, as amended by the GX Charter Amendment, as of the Closing, and (iii) a proposal to adjourn the GX Stockholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the GX Stockholder Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for a vote (collectively, the “GX Proposals”). The GX Board recommends that GX Stockholders vote “FOR” each of the GX Proposals to be considered at the GX Stockholder Meeting.

Your vote on these matters is very important, regardless of the number of shares you own. Whether or not you plan to attend your company’s respective meeting, please vote by proxy over the internet or telephone using the instructions included with the accompanying proxy card, or promptly complete your proxy card and return it in the enclosed postage-paid envelope, in order to authorize the individuals named on your proxy card to vote your shares at the applicable meeting.

The accompanying joint proxy statement/prospectus provides you with important information about NioCorp, GX, the Transactions, the Business Combination Agreement and the meetings and incorporates important business and financial information about NioCorp and GX that is not included or delivered with the accompanying joint proxy statement/prospectus. This information is available without charge to security holders upon written or oral request. The request should be sent to NioCorp Developments Ltd., 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112, (855) 264-6267 Attn: Corporate Secretary or GX Acquisition Corp. II, 1325 Avenue of the Americas, 28th Floor, New York, NY 10019, Attn: Michael G. Maselli. To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is            ,     .

We encourage you to read the entire document carefully, particularly the information under “Risk Factors” beginning on page [●] for a discussion of certain risks relevant to the Transactions.

We look forward to the successful completion of the Transactions.

Sincerely,

Mark A. Smith	Jay R. Bloom
Chief Executive Officer	Co-Chairman and Chief Executive Officer
NioCorp Developments Ltd.	GX Acquisition Corp. II

Neither the U.S. Securities and Exchange Commission, any U.S. state or Canadian provincial or territorial securities commissions, nor similar securities regulatory authority has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined that this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The accompanying joint proxy statement/prospectus is dated                , 2023 and is first being mailed or otherwise delivered to NioCorp Shareholders and GX Stockholders on or about                 , 2023.

NIOCORP DEVELOPMENTS LTD.

7000 SOUTH YOSEMITE STREET, SUITE 115
CENTENNIAL, CO 80112
(720) 639-4647

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON                               , 2023

NOTICE IS HEREBY GIVEN THAT a special meeting of shareholders (the “NioCorp Shareholder Meeting”) of NioCorp Developments Ltd. (“we” or “NioCorp”) will be held on                               , 2023, at                                at 7000 South Yosemite Street, Centennial, CO 80112 for the following purposes:

●	Proposal No. 1 — The “Share Issuance Proposal” — to approve the issuance of common shares of NioCorp, and including the possible creation of GX Sponsor II LLC as a control person, in connection with the transactions contemplated by the Business Combination Agreement, dated September 25, 2022 (as may be amended from time to time, the “Business Combination Agreement”), by and among GX Acquisition Corp. II, a Delaware corporation (“GX”), NioCorp, and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of NioCorp. We refer to the transactions contemplated by the Business Combination Agreement collectively as the “Transactions.” The Business Combination Agreement is attached as Annex A to, and is described in more detail in, the accompanying joint proxy statement/prospectus;
●	Proposal No. 2 — The “Yorkville Equity Facility Financing Proposal” —to approve the issuance of common shares of NioCorp in connection with the transactions (the “Yorkville Equity Facility Financing”) contemplated by the Yorkville Equity Facility Financing Agreement, dated [●], 2023 (the “Yorkville Equity Facility Financing Agreement”), between NioCorp and Yorkville Advisors, LP (“Yorkville”);
●	Proposal No. 3 — The “Yorkville Convertible Debt Financing Proposal” — to approve the issuance of common shares of NioCorp in connection with the transactions (the “Yorkville Convertible Debt Financing”) contemplated by the Yorkville Convertible Debt Financing Agreement, dated [●], 2023 (the “Yorkville Convertible Debt Financing Agreement”), between NioCorp and Yorkville;
●	Proposal No. 4 — The “Quorum Amendment Proposal” — to approve, with or without amendment, an amendment to the NioCorp Articles to require the presence, in person or by proxy, of two or more shareholders representing at least 33 1/3% of the outstanding shares entitled to be voted in order to constitute a quorum at any meeting of NioCorp Shareholders, the form of which amendment to the Articles is attached as Annex B to the accompanying joint proxy statement/prospectus; and
●	Proposal No. 5 — The “Adjournment Proposal” — to consider and vote upon a proposal to adjourn the NioCorp Shareholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the NioCorp Shareholder Meeting, there are not sufficient votes to approve one or more proposal presented to shareholders for vote.

The approval of each of these proposals (collectively, the “NioCorp Proposals”) requires the affirmative vote of a majority of votes cast by shareholders of NioCorp entitled to vote thereon and present in person or represented by proxy at the NioCorp Shareholder Meeting. We cannot complete the Transactions unless each of the Share Issuance Proposal and the Quorum Amendment Proposal are approved at the NioCorp Shareholder Meeting. We cannot complete the Yorkville Convertible Debt Financing if the Yorkville Convertible Debt Financing Proposal is not approved at the NioCorp Shareholder Meeting, and we cannot complete the Yorkville Equity Facility Financing if the Yorkville Equity Facility Financing Proposal is not approved at the NioCorp Shareholder Meeting.

None of the NioCorp Proposals are conditioned on the approval of any other NioCorp Proposal, as more fully described in the accompanying joint proxy statement/prospectus.

However, the Yorkville Equity Facility Financing Agreement and the Yorkville Convertible Debt Financing Agreement will terminate pursuant to the terms of the non-binding letters of intent between NioCorp and Yorkville if the Business Combination Agreement is terminated.

Being made available along with this Notice of Meeting are (i) the Management Information and Proxy Circular included as part of the accompanying joint proxy statement/prospectus and (ii) a form of proxy and notes thereto (together, the “NioCorp Meeting Materials”).

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The NioCorp Board of Directors has unanimously resolved (i) that the Transactions are fair to the NioCorp Shareholders and (ii) that the Transactions and entering into of the Business Combination Agreement, the other ancillary agreements contemplated thereby, the Yorkville Equity Facility Financing Agreement and the Yorkville Convertible Debt Financing Agreement are in the best interests of NioCorp and unanimously recommends that NioCorp Shareholders vote “FOR” each proposal. The accompanying joint proxy statement/prospectus provides a detailed description of the Business Combination Agreement and the related agreements and Transactions. We urge you to read the accompanying joint proxy statement/prospectus, including any documents incorporated by reference into the accompanying joint proxy statement/prospectus, and its annexes carefully and in their entirety.

The NioCorp Board of Directors has fixed                     , 2023 as the record date for the NioCorp Shareholder Meeting. NioCorp Shareholders at the close of business on                 , 2023, will be entitled to receive notice of, attend, and vote at the NioCorp Shareholder Meeting.

YOUR VOTE IS VERY IMPORTANT. If you are a registered shareholder of NioCorp and are unable to attend the NioCorp Shareholder Meeting, you may vote: (i) via the Internet; (ii) by calling a toll-free telephone number; or (iii) if you received your proxy materials by mail, by dating and executing the form of proxy for the NioCorp Shareholder Meeting and depositing it by hand delivery or by mail with Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 or by facsimile to 1-866-249-7775 (within North America) or 1-416-263-9524 (outside North America). Instructions for telephone and Internet voting are included in the notice that NioCorp mailed to shareholders on or about                 , 2023. All instructions are also listed in the form of proxy and notes thereto. Your proxy or voting instructions must be received in each case no later than                , Mountain time, on                   , 2023, or no later than 48 hours before the NioCorp Shareholder Meeting is reconvened following any adjournment or postponement.

If you are a non-registered shareholder of NioCorp and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary.

The NioCorp Meeting Materials are first being made available to shareholders of NioCorp on or about     , 2023.

DATED at Centennial, Colorado, this              day of              , 2023.

By Order of the Board of Directors,
Mark A. Smith
Chief Executive Officer

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GX ACQUISITION CORP. II

1325 Avenue of the Americas, 28th Floor,
New York, NY, 10019
(212) 616-3700

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                 , 2023

To the Stockholders of GX Acquisition Corp. II:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “GX Stockholder Meeting”) of GX Acquisition Corp. II, a Delaware corporation (“GX”, “we”, “our” or “us”), will be held on                  , 2023, at                     , Eastern time, via live webcast at the following address:          . You will need the 12-digit meeting control number that is printed on your proxy card to enter the GX Stockholder Meeting. GX recommends that you log in at least 15 minutes before the GX Stockholder Meeting to ensure you are logged in when the GX Stockholder Meeting starts. Please note that you will not be able to attend the GX Stockholder Meeting in person. You are cordially invited to attend the GX Stockholder Meeting for the following purposes:

●	Proposal No. 1 — The “Business Combination Proposal” — to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated September 25, 2022 (as may be amended from time to time, the “Business Combination Agreement”), by and among GX, NioCorp Developments Ltd., a company organized under the laws of the Province of British Columbia (“NioCorp”), and Big Red Merger Sub Ltd, a Delaware corporation and a direct wholly owned subsidiary of NioCorp (“Merger Sub”), and the transactions contemplated thereby, pursuant to which, among other transactions, the following transactions will occur: (i) Merger Sub will merge with and into GX, with GX surviving the merger (the “First Merger”); (ii) all Class A shares in GX (the “GX Class A Shares”) that are held by stockholders (the “GX Public Stockholders”) who have not elected to exercise their redemption rights in connection with the Transactions (as defined below) shall be converted into shares of Class A common stock in GX (such shares, the “First Merger Class A Shares”), as the surviving company in the First Merger; (iii) NioCorp will purchase all First Merger Class A Shares in exchange for common shares of NioCorp (“NioCorp Common Shares”) (the “Exchange”); (iv) NioCorp will assume the GX Warrant Agreement and each GX Warrant (each as defined below) that was issued and outstanding immediately prior to the effective time of the Exchange will be converted into a warrant to acquire NioCorp Common Shares (a “NioCorp Assumed Warrant”); (v) all of the First Merger Class A Shares will be contributed by NioCorp to 0896800 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a direct, wholly owned subsidiary of NioCorp (“Intermediate Holdco”), in exchange for additional shares of Intermediate Holdco, resulting in GX becoming a direct subsidiary of Intermediate Holdco; (vi) Elk Creek Resources Corporation, a Nebraska corporation and a direct, wholly owned subsidiary of Intermediate Holdco (“ECRC”), will merge with and into GX, with GX surviving the merger as a direct subsidiary of Intermediate Holdco (the “Second Merger”); and (vii) following the effective time of the Second Merger, each of NioCorp and GX, as the surviving company of the Second Merger, will effectuate the applicable reverse stock split. We refer to the transactions contemplated by the Business Combination Agreement collectively as the “Transactions”.
●	Proposal No. 2 — The “Charter Amendment Proposal” — to consider and vote upon a proposal to approve the amendment to the current Amended and Restated Certificate of Incorporation of GX (the “GX Existing Charter”), as of immediately prior to the effective time of the First Merger, to remove the automatic conversion of GX Founder Shares into GX Class A Shares (such amendment, the “GX Charter Amendment”). A copy of the GX Charter Amendment is attached to the accompanying joint proxy statement/prospectus as Annex C.
●	Proposal No. 3 through No. 9 — The “Charter Proposal” —
o	to consider and vote upon seven separate non-binding, advisory proposals to approve the following material differences in the proposed updated Amended and Restated Certificate of Incorporation of GX (the “GX Proposed Charter”) that will replace the GX Existing Charter, as amended by the GX Charter Amendment, as of the Closing. A copy of the GX Proposed Charter is attached to the accompanying joint proxy statement/prospectus as Annex D;
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o	a non-binding, advisory proposal to increase the number of authorized shares of GX Class A Shares and GX Founder Shares (Proposal No. 3);
o	a non-binding, advisory proposal to increase the number of authorized shares of preferred stock of GX (Proposal No. 4);
o	a non-binding, advisory proposal to declassify the board of directors from three classes to one class (Proposal No. 5);
o	a non-binding, advisory proposal to provide for the election or removal of directors only upon the vote of holders of GX Class A shares (Proposal No. 6);
o	a non-binding, advisory proposal to require the affirmative vote, approval or consent of the holders of a majority of the GX Founder Shares then held by Exchanging Shareholders (as defined in the Exchange Agreement), voting as a separate class, to amend, alter, change or repeal any provision of the GX Proposed Charter which affects the rights, preferences and privileges of the holders of GX Founder Shares in any material respect (Proposal No. 7);
o	a non-binding, advisory proposal to eliminate certain provisions related to the consummation of an initial business combination that will no longer be relevant following the Closing (such as Article IX, which sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination, including with respect to redemptions and the trust account (the “Trust Account”)) (Proposal No. 8); and
o	a non-binding, advisory proposal, conditioned upon the approval of Proposals No. 3 through No. 8, to approve the GX Proposed Charter as a whole, which includes the approval of all other changes in the GX Proposed Charter that will replace the GX Existing Charter, as amended by the GX Charter Amendment, as of the Closing (Proposal No. 9 and together with Proposals No. 3 through No. 8, the “Charter Proposal”).
o	The non-binding, advisory proposals in GX Proposals No. 3 through No. 9 will not apply to the existing holders of GX Class A Shares because they will not continue to be direct stockholders of GX, as GX will be a subsidiary of NioCorp following the consummation of the Transactions.
●	Proposal No. 10 — The “Adjournment Proposal” — to consider and vote upon a proposal to adjourn the GX Stockholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the GX Stockholder Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for a vote.

Only holders of record of GX Class A Shares and GX Founder Shares at the close of business on , 2023 are entitled to notice of the GX Stockholder Meeting and to vote at the GX Stockholder Meeting and any adjournments or postponements of the GX Stockholder Meeting. A complete list of GX’s stockholders of record entitled to vote at the GX Stockholder Meeting will be available for ten days before the GX Stockholder Meeting at GX’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the GX Stockholder Meeting.

Pursuant to the GX Existing Charter, we are providing the holders of GX Class A Shares originally sold as part of the GX Public Units issued in our initial public offering (the “IPO” and such holders, the “GX Public Stockholders”) with the opportunity to redeem, upon the closing of the Transactions (the “Closing”), GX Class A Shares then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account that holds the proceeds (including interest not previously released to GX to pay its taxes) from the IPO and a concurrent private placement of warrants to GX Sponsor II LLC (the “Sponsor”). For illustrative purposes, based on the fair value of cash and marketable securities held in the Trust Account as of January 13, 2023 of approximately $303,560,016, the estimated per share redemption price would have been approximately $10.11. GX Public Stockholders may elect to redeem their shares whether or not they are holders as of the record date and whether or not they vote “FOR” the Business Combination Proposal. Notwithstanding the foregoing redemption rights, a GX Public Stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the outstanding GX Class A Shares sold in the IPO. Holders of outstanding GX Warrants sold in the IPO, which are exercisable for GX Class A Shares under certain circumstances, do not have redemption rights in connection with the Transactions. GX’s

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Sponsor, officers and directors have agreed to waive their redemption rights in connection with the consummation of the Transactions with respect to any GX Founder Shares they hold and any GX Class A Shares they may have acquired during or after the IPO. GX Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price. Currently, GX’s Sponsor, officers and directors own approximately 20.0% of the outstanding issued and outstanding shares of GX Common Stock, including all of the GX Founder Shares. GX’s Sponsor, officers and directors have, for no additional consideration, agreed to vote any GX Class A Shares and GX Founder Shares owned by them in favor of the Transactions.

We may not consummate the Transactions unless each of the Business Combination Proposal, the Charter Amendment Proposal and the Charter Proposal is approved at the GX Stockholder Meeting. Each GX Proposal other than the Adjournment Proposal is conditioned on the approval of each other GX Proposal other than the Adjournment Proposal. The Adjournment Proposal is not conditioned on the approval of any other GX Proposal set forth in the accompanying joint proxy statement/prospectus.

The Board of Directors of GX has unanimously approved the Business Combination Agreement and the Transactions and recommends that you vote “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Charter Proposal and “FOR” the Adjournment Proposal.

Your attention is directed to the joint proxy statement/prospectus accompanying this notice (including the financial statements and annexes attached thereto) for a more complete description of the proposed Transactions and each of the proposals. You are encouraged to read this joint proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call GX’s proxy solicitor, Morrow Sodali LLC, at (800) 662-5200; banks and brokers can call collect at (203) 658-9400.

By Order of the Board of Directors,

, 2023
Jay R. Bloom Co-Chairman and Chief Executive Officer

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(continued)

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FREQUENTLY USED TERMS

“Ancillary Agreements” means, collectively, the Registration Rights and Lock-Up Agreement, the Exchange Agreement, the GX Support Agreement, the NioCorp Support Agreement and the Key Employee Agreements and each other schedule, instrument or certificate contemplated by the Business Combination Agreement or by any of the foregoing.

“BCBCA” means the Business Corporations Act (British Columbia).

“Business Combination Agreement” means the Business Combination Agreement, dated September 25, 2022, by and among GX, NioCorp and Merger Sub, as may be amended from time to time.

“Cash Transaction Expenses” means the sum of (a) GX's unpaid transaction expenses accruing at or prior to the Closing and (b) NioCorp's unpaid transaction expenses accruing at or prior to the Closing.

“Closing” means the closing of the Transactions.

“Closing Cash Minimum” means $15,000,000 less the amount, if any, by which the Cash Transaction Expenses are, in the aggregate, reduced to less than $15,000,000, as a direct result of Sponsor's forfeiture or transfer of GX Common Shares in exchange for reducing the cash amounts that would otherwise be payable to a third party with respect to Cash Transaction Expenses.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder.

“Combined Company” means NioCorp following the completion of the Transactions.

“Company Operating Cash” means cash raised by NioCorp after the signing of the Business Combination Agreement for the sole purpose of funding cash expenses of NioCorp and its subsidiaries in transactions agreed to in writing by GX (such consent not to be unreasonably withheld, conditioned or delayed), up to a cap in the amount to be mutually agreed between GX and NioCorp following the signing of the Business Combination Agreement, taking into account the reasonable operating cash needs of NioCorp (such cap, the “Company Operation Cash Cap”).

“Contribution” means the contribution by NioCorp, immediately following the Exchange Time, of all of the First Merger Class A Shares to Intermediate Holdco in exchange for additional shares in Intermediate Holdco (such time, the “Contribution Time”).

“DGCL” means the Delaware General Corporation Law.

“ECRC” means Elk Creek Resources Corporation, a private Nebraska corporation and a direct wholly owned subsidiary of Intermediate Holdco.

“Equity Facility” means the standby equity purchase facility pursuant to which NioCorp would have the right, but not the obligation, to sell NioCorp Common Shares to Yorkville with a maximum aggregate value of $65,000,000.

“Exchange” means the purchase by NioCorp, immediately following the First Merger Effective Time, of all First Merger Class A Shares not held by NioCorp from the holder thereof in exchange for 11.1829212 NioCorp Common Shares per share, as described in the Business Combination Agreement (such time, the “Exchange Time”).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” means the exchange agent under the Exchange Agreement, such agent to be agreed upon by GX and NioCorp prior to the Closing.

“Exchange Agreement” means the exchange agreement to be entered into by and among NioCorp, GX and Sponsor at the Closing.

“Exchange Ratio” means 11.1829212.

“First Merger” means the merger of Merger Sub with and into GX, with GX surviving the First Merger as the “First Merger Surviving Company.”

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“First Merger Class A Shares” means the issued and outstanding GX Class A Shares that are not Redemption Shares.

“First Merger Effective Time” means the date and time of the filing of the certificate of merger for the First Merger pursuant to Section 252(c) of the DGCL with the Secretary of State of Delaware, or such later time as is specified in such filing.

“GAAP” means the United States generally accepted accounting principles, consistently applied.

“GX” means GX Acquisition Corp. II, a Delaware corporation.

“GX Board” means the Board of Directors of GX.

“GX Bylaws” means the bylaws of GX.

“GX Class A Shares” means the Class A shares of GX.

“GX Common Stock” means, collectively, the GX Class A Shares and the GX Founder Shares.

“GX Existing Charter” means the current Amended and Restated Certificate of Incorporation of GX.

“GX Founder Shares” means the Class B shares of GX, all of which are held by Sponsor.

“GX Founder Warrants” means the share purchase warrants issued to Sponsor at the closing of the IPO.

“GX Proposals” means the special resolution of GX Stockholders to approve (i) the Transactions, (ii) the GX Charter Amendment, the material differences in the GX Proposed Charter, and the GX Proposed Charter as a whole, which includes the approval of all other changes in the GX Proposed Charter that will replace the GX Existing Charter, as amended by the GX Charter Amendment, as of the Closing, and (iii) a proposal to adjourn the GX Stockholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the GX Stockholder Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for a vote.

“GX Proposed Charter” means the proposed amendment to the Amended and Restated Certificate of Incorporation of GX.

“GX Public Stockholders” means GX Stockholders who hold GX Class A Shares.

“GX Public Units” means the units of GX issued pursuant to the IPO comprised of (a) one GX Class A Share and (b) one-third of a GX Public Warrant.

“GX Public Warrants” means the share purchase warrants of GX entitling the holder thereof to purchase one GX Class A Share included as a component of the GX Public Units.

“GX Securityholders” means the stockholders of GX and the holders of GX Warrants.

“GX Stockholder Meeting” means the special meeting of GX Stockholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Business Combination Agreement, to be called for the purpose of considering and, if thought fit, approving the GX Proposals.

“GX Stockholders” means the stockholders of GX.

“GX Support Agreement” means the Sponsor Support Agreement, dated as of September 25, 2022, by and among Sponsor, in its capacity as a stockholder of GX, GX, NioCorp and the other parties thereto, pursuant to which Sponsor and certain other GX Stockholders agreed, among other things, to vote in favor of each of the GX Proposals.

“GX Warrant Agreement” means the Warrant Agreement, dated March 17, 2021, between GX and Continental Stock Transfer & Trust Company.

“GX Warrants” means the GX Public Warrants and the GX Founder Warrants.

“Intermediate Holdco” means 0896800 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a direct wholly owned subsidiary of NioCorp.

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“IRS” means the U.S. Internal Revenue Service.

“Key Employee Agreements” means the employment agreements entered into between NioCorp and certain key employees of NioCorp, the effectiveness of which is conditioned on the occurrence of the Closing.

“Merger Sub” means Big Red Merger Sub Ltd, a Delaware corporation and a direct wholly owned subsidiary of NioCorp.

“Mergers” means, collectively, the First Merger and the Second Merger.

“Nasdaq” means the Nasdaq Stock Market LLC.

“NI 43-101” means National Instrument 43-101 – “Standards of Disclosure for Mineral Projects” of the Canadian Securities Administrators.

“NioCorp” means NioCorp Developments Ltd., a company incorporated under the laws of the Province of British Columbia.

“NioCorp Amended Articles” means the articles of NioCorp, as amended by the amendment attached hereto as Annex B.

“NioCorp Articles” means NioCorp’s articles, as amended, effective as of January 27, 2015.

“NioCorp Assumed Warrants” means the NioCorp Common Share purchase warrants to be issued by NioCorp at the time of the Exchange as a result of the conversion of GX Warrants that are issued and outstanding immediately prior to the Exchange into warrants to acquire NioCorp Common Shares, with each NioCorp Assumed Warrant to be exercisable for a number of NioCorp Common Shares equal to the number of shares of GX Common Stock subject to the applicable GX Warrant multiplied by 11.1829212.

“NioCorp Board” means the Board of Directors of NioCorp.

“NioCorp Common Shares” means the common shares of NioCorp, no par value.

“NioCorp Convertible Debentures” means the unsecured convertible debentures of NioCorp convertible into NioCorp Common Shares to be issued by NioCorp to Yorkville pursuant to the Yorkville Convertible Debt Financing.

“NioCorp Financing Warrants” means the NioCorp Common Share purchase warrants to be issued by NioCorp to Yorkville pursuant to the Yorkville Convertible Debt Financing.

“NioCorp Notice of Articles” means NioCorp’s notice of articles, dated April 5, 2016.

“NioCorp Proposals” means the resolutions of NioCorp Shareholders to approve (i) the Share Issuance Proposal, (ii) the Yorkville Equity Facility Financing Proposal, (iii) the Yorkville Convertible Debt Financing Proposal, (iv) the Quorum Amendment Proposal and (v) the Adjournment Proposal.

“NioCorp Shareholder Meeting” means the special meeting of NioCorp, including any adjournment or postponement of such meeting, to be called for the purpose of considering and, if thought fit, approving the NioCorp Proposals.

“NioCorp Shareholders” means the shareholders of NioCorp.

“NioCorp Support Agreement” means the Company Support Agreement, dated as of September 25, 2022, by and among GX, NioCorp and the NioCorp Shareholders party thereto, pursuant to which such NioCorp Shareholders agreed, among other things, to vote in favor of each of the NioCorp Proposals.

“Quorum Amendment Proposal” means the resolution of NioCorp Shareholders to approve, with or without amendment, an amendment to the NioCorp Articles to require the presence, in person or by proxy, of two or more shareholders representing at least 33 1/3% of the outstanding shares entitled to be voted in order to constitute a quorum at any meeting of NioCorp Shareholders.

“Redemption Shares” means the GX Class A Shares held by GX Public Stockholders that are redeemed and cancelled in accordance with the GX Existing Charter.

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“Registration Rights and Lock-Up Agreement” means the registration rights and lock-up agreement to be entered into at the Closing by and among NioCorp, certain NioCorp Shareholders, GX, the Sponsor, certain GX Stockholders and the other parties thereto, providing for, among other things, certain registration rights and transfer restrictions contained therein.

“S-K 1300” means Subpart 1300 of Regulation S-K of the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger” means the merger of ECRC with and into the First Merger Surviving Company, with the First Merger Surviving Company surviving the Second Merger as the “Second Merger Surviving Company.”

“Second Merger Effective Time” means the date and time of the filing of the certificate of merger for the Second Merger pursuant to Section 252(c) of the DGCL with the Secretary of State of Delaware, or such later time as is specified in such filing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Issuance Proposal” means the resolution of NioCorp Shareholders to approve the issuance of NioCorp Common Shares issuable (a) pursuant to the Exchange, (b) upon the exchange of the Second Merger Class B Shares and (c) upon the exercise of the NioCorp Assumed Warrants.

“Sponsor” means GX Sponsor II LLC.

“Transactions” means the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements.

“TSX” means the Toronto Stock Exchange.

“Yorkville” means Yorkville Advisors Global, LP.

“Yorkville Convertible Debt Financing” means the issuance of $16,000,000 of NioCorp Convertible Debentures and NioCorp Financing Warrants to Yorkville pursuant to the Yorkville Convertible Debt Financing Agreement.

“Yorkville Convertible Debt Financing Agreement” means the definitive agreement contemplated by NioCorp, GX and Yorkville in connection with the Yorkville Convertible Debt Financing.

“Yorkville Convertible Debt Financing Proposal” means the resolution of NioCorp Shareholders to approve the issuance of NioCorp Common Shares in connection with the Yorkville Convertible Debt Financing.

“Yorkville Equity Facility Financing” means the issuance of NioCorp Common Shares to Yorkville under the Equity Facility pursuant to the Yorkville Equity Facility Financing Agreement.

“Yorkville Equity Facility Financing Agreement” means the definitive agreement contemplated by NioCorp, GX and Yorkville in connection with the Yorkville Equity Facility Financing.

“Yorkville Equity Facility Financing Proposal” means the resolution of NioCorp Shareholders to approve the issuance of NioCorp Commons Shares in connection with the Yorkville Equity Facility Financing.

“Yorkville Financing Agreements” means the Yorkville Convertible Debt Financing Agreement and the Yorkville Equity Facility Financing Agreement.

“Yorkville Financings” means the Yorkville Convertible Debt Financing and the Yorkville Equity Facility Financing.

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ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 (File No. 333-268227) filed with the SEC by NioCorp, constitutes a prospectus of NioCorp under Section 5 of the Securities Act with respect to the NioCorp Common Shares and NioCorp Assumed Warrants issuable to GX Securityholders pursuant to the Business Combination Agreement. This joint proxy statement/prospectus also constitutes (i) a notice of meeting and management information and proxy circular of NioCorp under Section 14(a) of the Exchange Act and under the BCBCA with respect to the NioCorp Shareholder Meeting, at which meeting NioCorp Shareholders will be asked to consider and vote on the NioCorp Proposals and (ii) a notice of meeting and a proxy statement of GX under Section 14(a) of the Exchange Act with respect to the GX Stockholder Meeting, at which meeting GX Stockholders will be asked to consider and vote on the GX Proposals.

You should rely only on the information contained in, or incorporated by reference into, this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated            , 2023. The information contained in this joint proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this joint proxy statement/prospectus to GX Stockholders nor the issuance by NioCorp of NioCorp Common Shares or NioCorp Assumed Warrants pursuant to the Business Combination Agreement will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which it is unlawful to make any such offer or solicitation in such jurisdiction.

The information concerning NioCorp contained in, or incorporated by reference into, this joint proxy statement/prospectus has been provided by NioCorp, and the information concerning GX contained in, or incorporated by reference into, this joint proxy statement/prospectus has been provided by GX.

PRESENTATION OF FINANCIAL INFORMATION

The financial statements of each of NioCorp and GX included elsewhere or incorporated by reference in this joint proxy statement/prospectus have been prepared in accordance with GAAP. Unless otherwise specified, amounts in this joint proxy statement/prospectus are presented in United States (“U.S.”) dollars. Some of NioCorp’s material agreements use Canadian dollars and NioCorp Common Shares, as traded on the TSX, are traded in Canadian dollars. As used herein, “C$” represents Canadian dollars.

On October 31, 2022, NioCorp filed Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (as amended, the “NioCorp Form 10-K”) to restate certain information in NioCorp’s previously issued consolidated financial statements as of and for the fiscal years ended June 30, 2022 and 2021 and the interim periods ended September 30, 2021, December 31, 2021 and March 31, 2022 (collectively, the “Affected Periods”). Any references in this joint proxy statement/prospectus to NioCorp’s consolidated financial statements for any of the Affected Periods refer to such consolidated financial statements as so restated, which restated consolidated financial statements are incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find Additional Information.”

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MINERAL RESERVES AND RESOURCES

Unless otherwise indicated, information concerning NioCorp’s mining property included or incorporated by reference into this joint proxy statement/prospectus, including mineral resource and reserve estimates, has been prepared in accordance with the requirements of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining and Metallurgy (“CIM”) “Definition Standards – For Mineral Resources and Mineral Reserves, May 10, 2014” (the “CIM Definition Standards”). Beginning with the NioCorp Form 10-K, NioCorp’s mining property disclosures included or incorporated by reference in its SEC filings, including mineral resource and reserve estimates, are required to be prepared in accordance with the requirements of subpart 1300 of Regulation S-K (“S-K 1300”). Previously, NioCorp prepared its estimates of mineral resources and mineral reserves following only NI 43-101 and the CIM Definition Standards. On June 28, 2022, NioCorp issued a CIM-compliant NI 43-101 technical report (the “2022 NI 43-101 Elk Creek Technical Report”) for the Elk Creek Project, which is available through the website maintained by the Canadian Securities Administrators at www.sedar.com. On September 6, 2022, NioCorp filed a technical report summary for the Elk Creek Project that conforms to S-K 1300 reporting standards (the “S-K 1300 Elk Creek Technical Report Summary”) as Exhibit 96.1 to the NioCorp Form 10-K, which is available through the website maintained by the SEC at www.sec.gov. The 2022 NI 43-101 Elk Creek Technical Report and S-K 1300 Elk Creek Technical Report Summary are based on a feasibility study (the “June 2022 Feasibility Study”) prepared by qualified persons (within the meaning of both NI 43-101 and S-K 1300, as applicable) and are substantively identical to one another except for internal references to the regulations under which the report is made, and certain organizational differences. The requirements and standards under Canadian securities laws, however, differ from those under S-K 1300. The terms “mineral resource,” “inferred mineral resource,” “indicated mineral resource,” “mineral reserve,” “probable mineral reserve,” and “proven mineral reserve” included or incorporated by reference herein are used as defined in accordance with NI 43-101 under the CIM Definition Standards. While the terms are substantially similar to the same terms defined under S-K 1300, there are differences in the definitions. Accordingly, there is no assurance any mineral resource or mineral reserve estimates that NioCorp may report under NI 43-101 will be the same as the mineral resource or mineral reserve estimates that NioCorp may report under S-K 1300.

NioCorp discloses estimates of both its mineral resources and mineral reserves. You are cautioned that mineral resources are subject to further exploration and development and are subject to additional risks and no assurance can be given that they will eventually convert to future reserves. Under both regimes, inferred resources, in particular, have a great amount of uncertainty as to their existence and their economic and legal feasibility. Investors are cautioned not to assume that any part or all of the inferred resource exists or is economically or legally mineable. See Item 1A, Risk Factors in the NioCorp Form 10-K. Reference should be made to the full text of the 2022 NI 43-101 Elk Creek Technical Report and the S-K 1300 Elk Creek Technical Report Summary for further information regarding the assumptions, qualifications and procedures relating to the estimates of mineral reserves and mineral resources as defined under NI 43-101 and S-K 1300, respectively.

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QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

The following questions and answers are intended to address briefly some commonly asked questions regarding the Transactions. These questions and answers may not address all questions that may be important to you. To better understand these matters, and for a description of the legal terms governing the Transactions, you should carefully read this entire joint proxy statement/prospectus, including the attached annexes, as well as the documents that have been incorporated by reference into this joint proxy statement/prospectus. See the section entitled “Where You Can Find Additional Information” of this joint proxy statement/prospectus.

Q:	Why am I receiving this joint proxy statement/prospectus?
A:	On September 25, 2022, NioCorp, GX and Merger Sub entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, among other transactions, the following transactions will occur: (i) Merger Sub will merge with and into GX, with GX surviving the merger, referred to as the First Merger; (ii) all GX Class A Shares that are held by GX Public Stockholders who have not elected to exercise their redemption rights in connection with the Transactions shall be converted into First Merger Class A Shares in GX, as the surviving company in the First Merger; (iii) NioCorp will purchase all First Merger Class A Shares in exchange for NioCorp Common Shares, referred to as the Exchange; (iv) NioCorp will assume the GX Warrant Agreement and each GX Warrant that was issued and outstanding immediately prior to the effective time of the Exchange will be converted into a NioCorp Assumed Warrant; (v) all of the First Merger Class A Shares will be contributed by NioCorp to Intermediate Holdco in exchange for additional shares of Intermediate Holdco, resulting in GX becoming a direct subsidiary of Intermediate Holdco; (vi) ECRC will merge with and into GX, with GX surviving the merger as a direct subsidiary of Intermediate Holdco, referred to as the Second Merger; and (vii) following the effective time of the Second Merger, each of NioCorp and GX, as the surviving company of the Second Merger, will effectuate the applicable reverse stock split. As a result of the Transactions, GX will become a subsidiary of NioCorp. In addition, pursuant to the Business Combination Agreement, the parties will enter into the Exchange Agreement, under which holders of 48,645,707 Second Merger Class B Shares (the “Vested Shares”) are entitled to exchange any or all of the Vested Shares for NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement, which are further described in Note 4 of the Notes to the Unaudited Pro Forma Condensed Combined Financial Information included elsewhere in this joint proxy statement/prospectus.

In order to complete the Transactions, NioCorp Shareholders must approve the Share Issuance Proposal and the Quorum Amendment Proposal and GX Stockholders must approve the Business Combination Proposal, the Charter Amendment Proposal and the Charter Proposal, and all other conditions to the Transactions must be satisfied or waived.

NioCorp will hold the NioCorp Shareholder Meeting and GX will hold the GX Stockholder Meeting to obtain these approvals and vote on other matters. You are receiving this joint proxy statement/prospectus in connection with the separate solicitations by (i) the NioCorp Board of proxies of NioCorp Shareholders in favor of the NioCorp Proposals and (ii) the GX Board of proxies of GX Stockholders in favor of the GX Proposals.

This joint proxy statement/prospectus constitutes a prospectus of NioCorp with respect to the NioCorp Common Shares and NioCorp Assumed Warrants issuable to GX Stockholders and GX warrant holders pursuant to the Business Combination Agreement. This joint proxy statement/prospectus also constitutes (i) a notice of meeting and management information and proxy circular of NioCorp with respect to the NioCorp Shareholder Meeting and (ii) a notice of meeting and a proxy statement of GX with respect to the GX Stockholder Meeting.

Your vote is very important. We encourage you to submit a proxy to have your NioCorp Common Shares or GX Common Stock voted as soon as possible.

Q:	What will GX Securityholders receive if the Transactions are completed?
A:	Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each GX Class A Share that is held by a GX Public Stockholder shall be converted into a First Merger Class A Share. In connection with the Exchange, NioCorp will exercise its unilateral option to purchase each First Merger Class A Share in exchange for 11.1829212 NioCorp Common Shares. As a result, each GX Public Stockholder who does not elect to exercise their redemption rights in connection with the Transactions will ultimately be issued NioCorp Common Shares.

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each Class B share in GX (other than certain shares that may be forfeited in accordance with the GX Support Agreement) will be converted into one First Merger Class B Share of GX, as the surviving company in the First Merger. Upon consummation of the Second

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Merger, each First Merger Class B Share shall be converted into 11.1829212 Second Merger Class B Shares of GX, as the surviving company in the Second Merger. Each Second Merger Class B Share will be exchangeable into NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement as further discussed in Note 4 of the Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Pursuant to the Business Combination Agreement, in connection with the First Merger and the assumption by NioCorp of the GX Warrant Agreement, each GX Warrant that is issued and outstanding immediately prior to the Exchange Time shall be converted into one NioCorp Assumed Warrant pursuant to the GX Warrant Agreement. Each NioCorp Assumed Warrant shall be exercisable solely for NioCorp Common Shares, and the number of NioCorp Common Shares subject to each NioCorp Assumed Warrant shall be equal to the number of shares of GX Common Stock subject to the applicable GX Warrant multiplied by 11.1829212, with the applicable exercise price to be adjusted accordingly.

Following the effective time of the Second Merger, NioCorp will effectuate a reverse stock split of the issued NioCorp Common Shares and GX will effectuate a reverse stock split of the Second Merger Class A Shares and Second Merger Class B Shares at a to-be-determined ratio.

Q:	Will NioCorp issue fractional shares in the Transactions?
A:	No fractional NioCorp Common Shares will be issued pursuant to the Transactions. To the extent that the Transactions would result in any GX Stockholder being issued a fractional share, such fraction will be rounded down to the nearest whole share.
Q:	Do any of the directors or officers of NioCorp or GX have interests in the Transactions that may differ from or be in addition to my interests as a shareholder?
A:	Except as disclosed in this joint proxy statement/prospectus, none of NioCorp’s directors or executive officers, nor any person who has held such a position since the beginning of NioCorp’s last completed financial year, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the Transactions.

The GX Board and GX’s executive officers may have interests in the Business Combination that are different from, in addition to or in conflict with, yours. These interests include:

●	the beneficial ownership of the Sponsor and certain of GX’s directors and officers of an aggregate of 7,500,000 GX Founder Shares and 5,666,667 GX Founder Warrants, which shares and warrants would become worthless if GX does not complete a business combination by March 22, 2023, as the Sponsor and GX’s officers and directors have waived any redemption right with respect to these shares. The Sponsor paid an aggregate of $25,000 for its GX Founder Shares, and $8,500,000 for its GX Founder Warrants, and such shares and warrants have an aggregate market value of approximately $ million and $ million, respectively, based on the closing price of GX Class A Shares of $ on Nasdaq on January 24, 2023, the record date for the GX Stockholder Meeting. Each of GX’s officers and directors is a member of the Sponsor. Cooper Road, LLC (an entity controlled by Jay R. Bloom) and Dean C. Kehler are the managing members of the Sponsor, and as such Messrs. Bloom and Kehler have voting and investment discretion with respect to the GX Common Stock and GX Warrants held of record by the Sponsor;
●	the expected appointment of Messrs. Maselli and Kehler as directors of the Combined Company;
●	the fact that four of GX’s directors, Jay R. Bloom, Dean C. Kehler, Hillel Weinberger and Marc Mazur, served as directors of GX Acquisition Corp., a special purpose acquisition company that consummated its initial business combination with Celularity Inc. (the “Celularity Business Combination”) in July 2021;

●	the fact that GX’s Sponsor, officers and directors have agreed not to redeem any of their shares in connection with a stockholder vote to approve the Transactions;
●	the fact that the Sponsor and GX’s directors and officers will receive material benefits from the completion of an initial business combination and may be incentivized to complete the Transactions with NioCorp rather than liquidate (in which case the Sponsor would lose its entire investment), even if NioCorp is a less favorable target company or the terms of the Transactions are less favorable to GX Stockholders than an alternative transaction;
●	that, at the Closing, GX will enter into the Registration Rights and Lock-Up Agreement, which provides for registration rights to the Sponsor and its permitted transferees;
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●	the continued indemnification of current directors and officers of GX and the continuation of directors’ and officers’ liability insurance after the completion of the Transactions;
●	the fact that the Sponsor (including its representatives and affiliates) and GX’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to GX. GX’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to GX, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in GX’s favor and such potential business opportunities may be presented to other entities prior to their presentation to GX, subject to applicable fiduciary duties under the General Corporation Law of the State of Delaware. The GX Existing Charter provides that GX renounces its interest in any corporate opportunity offered to any director or officer of GX unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of GX and such opportunity is one GX is legally and contractually permitted to undertake and such person is legally permitted to refer such opportunity to GX. GX is not aware of any such conflict or opportunity being presented to any founder, director or officer of GX nor does GX believe that the limitation of the application of the “corporate opportunity” doctrine in the GX Existing Charter had any impact on its search for a potential business combination;
●	the fact that the Sponsor has invested an aggregate of $9,010,000 (consisting of $25,000 for the GX Founder Shares, $8,500,000 for the GX Founder Warrants, a $250,000 working capital loan and a second working capital loan for $235,000), which means the Sponsor, following the Transactions, may experience a positive rate of return on its investment, even if other GX Public Stockholders experience a negative rate of return on their investment;
●	the fact that the Sponsor is not expected to recognize taxable gain with respect to its GX Founder Shares at closing because it is retaining such shares pursuant to the Transactions (and not engaging in any taxable disposition). Rather, it will benefit from deferring any taxable gain until it ultimately exchanges its GX Founder Shares for NioCorp Common Shares (or cash); by contrast, the GX Public Stockholders generally are expected to recognize gain or loss upon exchanging their GX securities for NioCorp securities pursuant to the Transactions;
●	the fact that the Sponsor and GX’s officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on GX’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations;
●	the fact that as of September 30, 2022, $20,000 was accrued and payable to Trimaran Fund Management, LLC, an affiliate of the Sponsor for monthly fees, and an additional $20,000 will be due and payable, monthly, until the consummation of the Transactions; and
●

the fact that the Sponsor and GX’s officers and directors will lose their entire investment in GX, which consists of $25,000 for 7,500,000 GX Founder Shares, $8,500,000 for the 5,666,667 GX Founder Warrants, the $250,000 amount outstanding under the working capital loan made by the Sponsor, the $235,000 amount outstanding under the second working capital loan made by the Sponsor, additional working capital loans made, out-of-pocket expenses to be repaid by GX and additional monthly fees due as noted above, if an initial business combination is not consummated by March 22, 2023, which would result in an aggregate loss of not less than $9,010,000.

These interests may influence GX’s directors in making their recommendation that you vote in favor of the approval of the Transactions. GX’s directors were aware of and considered these interests, among other matters, in evaluating the Transactions, and in recommending to GX Stockholders that they approve the Transactions. GX Stockholders should take these interests into account in deciding whether to approve the Transactions.

Q:	Is the obligation of each of NioCorp and GX to complete the Transactions subject to any conditions?
A:	The consummation of the Transactions is subject to the satisfaction or waiver of certain customary closing conditions contained in the Business Combination Agreement, including, among other things, (i) obtaining required approvals of the Transactions and related matters by the respective shareholders of NioCorp and GX, (ii) the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, (iii) receipt of approval for listing on Nasdaq of the NioCorp Common Shares to be issued in connection with the Transactions, (iv) receipt of approval for listing on Nasdaq of the NioCorp Assumed Warrants, (v) receipt of approval from the TSX with respect to the issuance and listing of the NioCorp Common Shares issuable in connection with the Transactions, (vi) that NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger) will have at least $5,000,001 of net tangible assets upon the consummation of the Transactions, after giving effect to any redemptions by GX Public Stockholders and after payment of underwriters’ fees or commissions, (vii) that, at Closing, NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger) will have received cash in an amount equal to or greater than $15,000,000, subject to certain adjustments (which amount may be satisfied with funds in the Trust Account or otherwise, as further described under “The Transactions—NioCorp’s Reasons for the Transactions and Recommendation of the NioCorp Board”) and (viii) the absence of any injunctions enjoining or prohibiting the consummation of the
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Business Combination Agreement. Each of the foregoing conditions, in addition to the other customary conditions contained in the Business Combination Agreement, may be waived by the party or parties in whose favor such closing condition is made (to the extent permitted by applicable law), except that the first, second and eighth conditions listed above may not be waived pursuant to applicable law and the third and fourth conditions may not be waived without recirculation and resolicitation.

Q:	How will NioCorp Shareholders be affected by the Transactions?
A:	NioCorp Shareholders will not be issued any additional NioCorp Common Shares in connection with the Transactions. As a result of the Transactions, NioCorp Shareholders will own shares in a larger company with more assets. However, because NioCorp will be issuing additional NioCorp Common Shares to GX Stockholders in exchange for their GX Class A Shares in connection with the Transactions, each NioCorp Common Share outstanding immediately prior to the Transactions will represent a smaller percentage of the aggregate number of NioCorp Common Shares issued and outstanding after the Transactions.

In addition, if the Transactions are consummated, NioCorp will assume the GX Warrant Agreement. An aggregate value of the outstanding NioCorp Assumed Warrants of approximately                (based on the closing price of the GX Public Warrants              of on the Nasdaq Global Market as of  January 24, 2023, the record date for the GX Stockholders Meeting) may be retained by the redeeming stockholders assuming maximum redemptions. Any exercise of NioCorp Assumed Warrants after the completion of the Transactions will also result in dilution to NioCorp Shareholders.

Further, the Yorkville Financings also may result in potential dilution to NioCorp Shareholders. See the section entitled “Yorkville Financings.”

Q:	What happens if I sell or otherwise transfer my NioCorp Common Shares before the NioCorp Shareholder Meeting?
A:	The record date for NioCorp Shareholders entitled to vote at the NioCorp Shareholder Meeting is , which is earlier than the date of the NioCorp Shareholder Meeting. If you sell or otherwise transfer your shares after the record date but before the NioCorp Shareholder Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies NioCorp in writing of such special arrangements, you will retain your right to vote such shares at the NioCorp Shareholder Meeting but will otherwise transfer ownership of and the economic interest in your NioCorp Common Shares.
Q:	Who will be the officers and directors of NioCorp if the Transactions are consummated?
A:	Following the Closing, it is anticipated that current officers and directors of NioCorp will remain in such roles and that Messrs. Maselli and Kehler will be appointed to the NioCorp Board.
Q:	If I sell my GX Class A Shares shortly before the completion of the Transactions, will I still be entitled to receive NioCorp Common Shares?
A:	No. In order to receive the NioCorp Common Shares upon completion of the Transactions, you must hold your GX Class A Shares through the effective time of the Transactions.
Q:	Do you expect the Transactions to be taxable to me?
A:	The parties generally expect that a U.S. or Canadian holder of GX Class A Shares or GX Warrants will be subject to U.S. or Canadian federal income tax, respectively, with respect to any gain resulting from such holder’s exchange of GX Class A Shares or GX Warrants in the Transactions. For a more complete description of the tax consequences of the Transactions, please see the sections entitled “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations With Respect to the Redemption and the Transactions” and “Material Canadian Federal Income Tax Considerations—Material Canadian Federal Income Tax Considerations for Existing Holders of GX Securities.”
Q:	Are there risks associated with the Transactions?
A:	Yes, there are important risks involved. Before making any decision on whether and how to vote, you are urged to read carefully and in its entirety, the section entitled “Risk Factors” beginning on page [●] of this joint proxy statement/prospectus and in any documents incorporated by reference into this joint proxy statement/prospectus.
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Q:	Have the directors of NioCorp and GX considered the fairness of the Transactions?
A:	Yes, the NioCorp Board and the GX Board have separately (a) determined that the Transactions are fair to the NioCorp Shareholders and that the Transactions and entry into the Business Combination Agreement and the Ancillary Agreements are in the best interests of NioCorp, and that the business combination and the Transactions are advisable, fair to, and in the best interests of GX and the GX Stockholders, as applicable, (b) approved the Business Combination Agreement and the Transactions and declared their advisability, and (c) recommended that the NioCorp Shareholders and GX Stockholders approve and adopt the NioCorp Proposals and the GX Proposals, as applicable, in order to effectuate the Transactions.

GenCap Mining Advisory Ltd. (“GenCap”) has provided a fairness opinion to the NioCorp Board stating that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, and qualifications stated in such opinion, the Transactions are fair, from a financial point of view, to NioCorp Shareholders.

Scalar, LLC (“Scalar”) has provided a fairness opinion to the GX Board stating that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications stated in such opinion, the consideration to be received by the holders of the GX Class A Shares is fair from a financial point of view to such shareholders.

Q:	Will NioCorp obtain new financing in connection with the Transactions?
A:	NioCorp announced the signing of non-binding letters of intent (“LOIs”) for two separate financing packages with Yorkville. Subject to entering into definitive agreements, these financings could provide NioCorp with access to up to an additional $80,360,000, before related expenses payable by NioCorp, to help advance the Elk Creek Project, which NioCorp can use whether or not there are redemptions by GX Public Stockholders. The financings contemplated by the LOIs include $16 million in convertible debentures that are expected to be funded at Closing, and subject to certain limitations, can be repaid by NioCorp in either cash or NioCorp Common Shares, and a standby equity purchase facility pursuant to which NioCorp will have the ability to require Yorkville, subject to the conditions set out in the definitive agreements, to purchase up to $65 million of NioCorp Common Shares. The execution of definitive documentation with Yorkville or the closing of any transactions contemplated thereby is not a condition to closing the Transactions; however, the failure to consummate the Yorkville Financings may impact the ability of NioCorp and GX to close the Transactions. See “Risk Factors—Risks Related to GX and the Transactions—If NioCorp fails to consummate the Yorkville Financings, it is possible that the Transactions may not be completed.” In addition, the Yorkville Financing Agreements will terminate pursuant to the terms of the LOIs if the Business Combination Agreement is terminated.

NioCorp cannot complete the Yorkville Financings if the Yorkville Equity Facility Financing Proposal and the Yorkville Convertible Debt Financing Proposal are not approved at the NioCorp Shareholder Meeting.

Q:	Do NioCorp Shareholders or GX Stockholders have appraisal or dissenter’s rights in connection with the Transactions?
A:	There are no appraisal or dissenter’s rights available to NioCorp Shareholders or GX Stockholders in connection with the Transactions.
Q:	What is the Sponsor’s ownership interest in the Combined Company immediately after the consummation of the Transactions?
A:	Assuming the no redemption scenario, the Sponsor would own 7.1% or 11.7% of the Combined Company, and assuming the maximum redemption scenario, the Sponsor would own 14.3% or 22.2% of the Combined Company, excluding the Earnout Shares or including the Earnout Shares, respectively. The value of such shares on an as-converted basis proforma for the Transactions and based on the trading price of NioCorp stock of $0.82 per share is $39.1 million excluding the Earnout Shares and $67.1 million including the Earnout Shares. This compares to a price paid of $25,000 for the GX Founder Shares and $8,500,000 for the GX Founder Warrants.

However, on a fully diluted basis, including the shares issued to Cantor and BTIG in connection with their fee arrangements as part of the Transactions and assuming all dilutive securities are treated on an as-converted basis, including the GX Warrants, the outstanding options, warrants and convertible notes of NioCorp and the anticipated NioCorp Debentures and NioCorp Financing Warrants, assuming the no redemption scenario, the Sponsor would own 12.2% or 15.34% of the Combined Company, and assuming the maximum redemption scenario, the Sponsor would own 19.1% or 23.7% of the Combined Company, excluding the Earnout Shares or including the Earnout Shares, respectively. The value of such shares on an as-converted basis proforma for the Transactions and based on the trading price of NioCorp stock of $0.82 per share is $39.1 million excluding the Earnout Shares and $67.1 million including the Earnout Shares. This compares to a price paid of $25,000 for the GX Founder Shares. In addition, based on a price of $0.78 per warrant, the value of the GX Founder Warrants, is $4.4 million. This compares to a price paid of $25,000 for the GX Founder Shares and $8.5 million for the GX Founder Warrants.

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	No Redemptions of Public Shares			Maximum Redemptions of Public Shares
	Number of NioCorp Common Shares	Percentage of total number of NioCorp Common Shares		Number of NioCorp Common Shares	Percentage of total number of NioCorp Common Shares
(1) No Dilution – Without Earnout:
NioCorp Common Shares held by the Sponsor	47,650,427	7.1	%(1)	47,650,427	14.3	%(2)

(2) No Dilution – With Earnout:
NioCorp Common Shares held by the Sponsor	81,881,347	11.7	%(3)	81,881,347	22.2	%(4)

(3) Fully Diluted – Without Earnout:
NioCorp Common Shares held by the Sponsor	47,650,427	5.2	%(5)	47,650,427	8.2	%(6)
NioCorp Common Shares underlying NioCorp Assumed Warrants held by the Sponsor	63,369,890	6.9	%(5)	63,369,890	10.9	%(6)
Total	111,020,317	12.2	%(5)	111,020,317	19.1	%(6)

(4) Fully Diluted – With Earnout:
NioCorp Common Shares held by the Sponsor	81,881,347	8.6	%(7)	81,881,347	13.3	%(8)
NioCorp Common Shares underlying NioCorp Assumed Warrants held by the Sponsor	63,369,890	6.7	%(7)	63,369,890	10.3	%(8)
Total	145,251,237	15.3	%(7)	145,251,237	23.7	%(8)
(1)	Percentages calculated over a total of 667,300,864 NioCorp Common Shares. Figures have been rounded for ease of presentation.
(2)	Percentages calculated over a total of 334,161,641 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption. Figures have been rounded for ease of presentation.
(3)	Percentages calculated over a total of 701,531,784 NioCorp Common Shares. Figures have been rounded for ease of presentation.
(4)	Percentages calculated over a total of 368,392,561 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption. Figures have been rounded for ease of presentation.
(5)	Percentages calculated over a total of 667,300,864 NioCorp Common Shares plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.
(6)	Percentages calculated over a total of 334,161,641 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption, plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.
(7)	Percentages calculated over a total of 701,531,784 NioCorp Common Shares plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.
(8)	Percentages calculated over a total of 368,392,561 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption, plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.

Q:	When will the Transactions be completed?
A:	NioCorp and GX are working to complete the Transactions as quickly as possible. Assuming that the Share Issuance Proposal, the Quorum Amendment Proposal, the Business Combination Proposal, the Charter Amendment Proposal and the Charter Proposal are approved by the NioCorp Shareholders and the GX Stockholders, as applicable, other important conditions to the closing of the Transactions exist. Assuming the satisfaction of all necessary closing conditions, the
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parties to the Business Combination Agreement expect to complete the Transactions during the first quarter of 2023. For a discussion of the conditions to the completion of the Transactions, see the section entitled “The Business Combination Agreement — Conditions to the Transactions” of this joint proxy statement/prospectus.

Q:	What happens if the Transactions are not completed?
A:	If the Transactions are not completed for any reason, GX Stockholders will not receive any consideration for their GX Class A Shares, GX will remain an independent public company with GX Class A Shares being traded on the Nasdaq Capital Market and NioCorp will remain an independent public company with NioCorp Common Shares being traded on the TSX.

If, as a result of the termination of the Business Combination Agreement or otherwise, GX is unable to complete a business combination by March 22, 2023 or obtain the approval of GX Stockholders to extend the deadline for GX to consummate an initial business combination, the GX Existing Charter provides that GX will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the outstanding GX Class A Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to GX to pay its taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding GX Class A Shares, which redemption will completely extinguish rights of the GX Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining GX Stockholders and the GX Board in accordance with applicable law, dissolve and liquidate, subject in each case to GX’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. See the sections of this joint proxy statement/prospectus entitled “Risk Factors — Risks Relating to GX and the Transactions — GX may not be able to complete an initial business combination within the prescribed time frame, in which case it would cease all operations except for the purpose of winding up and it would redeem the GX Class A Shares and liquidate, in which case the GX Public Stockholders may only receive $10.00 per share plus accrued interest in trust, or less than such amount in certain circumstances, and the GX Public Warrants will expire worthless” and “— GX stockholders may be held liable for claims by third parties against GX to the extent of distributions received by them upon redemption of their shares”. GX’s Sponsor, officers and directors have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to outstanding GX Warrants. Accordingly, the GX Warrants will expire worthless.

Q:	What voting and equity interests will NioCorp have in GX as a result of the Transactions and what are the rights of the holders of the GX Class B common stock in GX?

A:

Following the Closing, GX will become an indirect subsidiary of NioCorp. As a result of the Transactions and immediately following the Closing, the issued and outstanding common stock of GX will consist of certain Second Merger Class A Shares held by NioCorp and certain Second Merger Class B Shares held by the Sponsor. Assuming no Second Merger Class B Shares held by the Sponsor are exchanged, the post-closing equity interest of GX will be held by the following holders as shown in the table below assuming no redemption or maximum redemption scenarios and excluding or including the Earnout Shares (as defined below):

	No Redemptions	Maximum Redemption
Shareholder	Ownership and Voting Interest	Ownership and Voting Interest
Excluding Earnout Shares:
NioCorp	92.9%	85.7%
Sponsor	7.1%	14.3%

Including Earnout Shares:
NioCorp	88.3%	77.8%
Sponsor	11.7%	22.2%

The Sponsor will be entitled to exchange any or all of its shares of Second Merger Class B Shares in GX (subject, in the case of Earnout Shares, to becoming Released Earnout Shares, as described below) for NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement. Under certain circumstances, and subject to certain exceptions, NioCorp may instead settle all or a portion of any exchange pursuant to the terms of the Exchange Agreement in cash, in lieu of NioCorp Common Shares, based on a volume-weighted average price of NioCorp Common Shares.

At Closing, the Sponsor will be entitled to exchange 47,650,427 Second Merger Class B Shares (the “Vested Shares”) for NioCorp Common Shares, while 34,230,920 of the Second Merger Class B Shares (the “Earnout Shares”) held by the Sponsor will be subject to vesting during the first ten years following the business combination. Such Earnout Shares vest in two equal tranches and are issuable to the holders based upon achieving market share price milestones of $13.42 per share divided by the Exchange Ratio and $16.77 per share divided by the Exchange Ratio within a period of ten years post-recapitalization, or upon a change in control as defined in the GX Support Agreement. These shares will be forfeited if the market share price milestones or an acceleration event is not reached within the ten-year period. At such time that the Earnout Shares shall become vested (the “Released Earnout Shares”), the Released Earnout Shares may be exchanged by the holders for NioCorp Common Shares at any time. Under the Exchange Agreement, all Vested Shares and Earnout Shares must be exchanged for NioCorp Common Shares by the tenth anniversary of the closing date (the “Ten Year Anniversary”) except for Released Earnout Shares that have been vested for a period of fewer than twenty-four months as of the Ten Year Anniversary. The exchange right with respect to such Released Earnout Shares will expire on the date that is twenty-four months after the vesting date.

A holder of an Earnout Share shall not be entitled to receive dividends or other distributions made by GX or NioCorp before such Earnout Share becomes Released Earnout Shares. A holder of a Vested Share or a Released Earnout Share shall be entitled to receive such holder’s portion of any dividends or other distributions made by (i) GX to its holders of common stock and (ii) NioCorp to its holders of common stock on an as-exchanged (pursuant to the Exchange Agreement) to NioCorp Common Shares basis (subject to the terms of the GX Proposed Charter).

In addition, following the consummation of the Transactions, the issued and outstanding common stock of GX will have differentiated voting rights with respect to Second Merger Class A Shares and Second Merger Class B Shares. The holders of GX common stock will have all voting power with respect to GX, except that the holders of Second Merger Class A Shares will have the exclusive right to vote for the election and removal of directors. Please see the section entitled “GX Proposal No. 3 Through No. 9 — The Charter Proposal” for a more complete description of the voting rights of the holders of GX Common Stock.

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QUESTIONS AND ANSWERS ABOUT THE NIOCORP SHAREHOLDER MEETING

Q:	Why am I receiving these materials?
A:	The NioCorp Board is making these materials available to you in connection with the NioCorp Shareholder Meeting to be held , 2023. As a NioCorp Shareholder, you are invited to attend the NioCorp Shareholder Meeting and are entitled and requested to vote on the business items described in this joint proxy statement/prospectus. This joint proxy statement/prospectus is furnished in connection with the solicitation of proxies by or on behalf of the management and the NioCorp Board. This joint proxy statement/prospectus is designed to assist you in voting your shares and includes information that NioCorp is required to provide under the rules of the SEC and applicable Canadian securities laws.
Q:	Who is entitled to vote at the NioCorp Shareholder Meeting?
A:	The record date for determining NioCorp Shareholders entitled to receive notice of and vote at the NioCorp Shareholder Meeting is , 2023. Persons who are registered NioCorp Shareholders at the close of business on , 2023 will be entitled to receive notice of and vote at the NioCorp Shareholder Meeting. By ballot, every NioCorp Shareholder and proxyholder will have one vote for each NioCorp Common Share.
Q:	How can I vote?
A:	The answer depends on whether you are a registered shareholder or a beneficial shareholder.

If you are a registered shareholder, you own your NioCorp Common Shares directly (that is, you hold shares that show your name as the registered shareholder). Your proxy is being solicited directly by the NioCorp Board and you may vote at the NioCorp Shareholder Meeting or by proxy whether or not you attend the NioCorp Shareholder Meeting.

In order for a proxy to be valid, it must be:

●	signed by the registered shareholder whose name appears thereon or by such registered shareholder’s attorney authorized in writing, or if the registered shareholder is a corporation, by a duly authorized representative on behalf of such corporation; and
●	returned in one of the following manners:
o	by hand delivery or by mail addressed to Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, and received by , Mountain time, on , 2023, or no later than 48 hours before the NioCorp Shareholder Meeting is reconvened following any adjournment or postponement;
o	by facsimile to Computershare Investor Services Inc. at 1-866-249-7775 (within North America) or
o	1-416-263-9524 (outside North America) and received by , Mountain time, on , 2023, or no later than 48 hours before the NioCorp Shareholder Meeting is reconvened following any adjournment or postponement; or
o	by deposit with the chair of the NioCorp Shareholder Meeting prior to commencement of the NioCorp Shareholder Meeting.

An executed proxy that is returned undated will be deemed to be dated the date of the mailing of the form of proxy by NioCorp or its agent.

Alternatively, a registered shareholder may vote via the Internet or by telephone by following the instructions included in the NioCorp Meeting Materials, in each case no later than , Mountain time, on                        , 2023, or no later than 48 hours before the NioCorp Shareholder

Meeting is reconvened following any adjournment or postponement. All instructions for how to vote are also listed in the accompanying form of proxy and notes thereto.

If you are a beneficial shareholder, you own your NioCorp Common Shares indirectly (that is, you hold your shares in “street name” in a brokerage account or by another nominee holder). NioCorp Common Shares held by brokers, agents,

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trustees or other intermediaries can only be voted by those brokers, agents, trustees or other intermediaries in accordance with instructions received from beneficial shareholders. As a result, beneficial shareholders should carefully review the voting instructions provided by their intermediary with this joint proxy statement/prospectus and ensure they communicate how they would like their NioCorp Common Shares voted in accordance with those instructions.

Intermediaries will frequently use service companies to forward proxy solicitation information to Beneficial Shareholders. Generally, a Beneficial Shareholder who has not waived the right to receive such information will either:

●	be given a form of proxy which (i) has already been signed by the intermediary (typically by a facsimile, stamped signature), (ii) is restricted as to the number of shares beneficially owned by the beneficial shareholder, and (iii) must be completed, but not signed, by the beneficial shareholder and deposited with Computershare Investor Services Inc.; or
●	more typically, be given a voting instruction form, which (i) is not signed by the intermediary, and (ii) when properly completed and signed by the beneficial shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow.

Voting instruction forms should be completed and returned in accordance with the specific instructions noted on the voting instruction form.

Q:	How will proxies be exercised?
A:	The persons named in the accompanying form of proxy will vote the NioCorp Common Shares represented by the proxy in accordance with your instructions, provided your instructions are clear. The form of proxy gives the persons named as proxy holders discretionary authority regarding amendments or variations to matters identified therein and any other matter that may properly come before the NioCorp Shareholder Meeting.

If no instruction as to how to vote is given in an executed, duly returned and not revoked proxy appointing one of the management nominees named in a form of proxy, the proxy will be voted “FOR” each of the NioCorp Proposals.

Q:	Can I change my vote or revoke my proxy?
A:	Yes, you may revoke your proxy at any time before it is exercised. If you are a registered shareholder who has returned a valid proxy or voting instructions, you may revoke your proxy at any time by signing a proxy bearing a later date, signing a written notice of revocation in the same manner as the form of proxy is required to be signed as set out in the notes to the proxy, or in any other manner permitted by law.

The later proxy or the notice of revocation must be delivered to the office of NioCorp’s registrar and transfer agent or to NioCorp’s principle executive offices at any time up to and including the last business day before the scheduled time of the NioCorp Shareholder Meeting or the reconvening of the NioCorp Shareholder Meeting following any adjournment, or to the chair of the NioCorp Shareholder Meeting on the day of the NioCorp Shareholder Meeting or the reconvening of the NioCorp Shareholder Meeting following any adjournment.

You may also revoke your proxy or voting instructions by voting via Internet or telephone at a later date than the date of the proxy, or by attending the NioCorp Shareholder Meeting and voting in person.

If you are a non-registered shareholder who wishes to revoke a voting instruction form or to revoke a waiver of your right to receive NioCorp Meeting Materials and to give voting instructions, you must give written instructions to your broker, agent, trustee or other intermediary through which you hold your NioCorp Common Shares in accordance with the applicable procedures and deadlines of your broker, agent, trustee or other intermediary.

Q:	How many shares must be present or represented to conduct business at the NioCorp Shareholder Meeting?
A:	Under the NioCorp Articles, a quorum for the transaction of business at the NioCorp Shareholder Meeting is one or more persons present and being, or representing by proxy, two or more shareholders entitled to attend and vote at the NioCorp Shareholder Meeting.

Broker non-votes will not be counted as present for purposes of determining the presence of a quorum for purposes at the NioCorp Shareholder Meeting and will not be voted. If a quorum is not present, the NioCorp Shareholder Meeting will be adjourned until a quorum is obtained.

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Q:	What am I being asked to vote on and what vote is required to approve each proposal?
A:	NioCorp Proposal No. 1 — To approve the issuance of NioCorp Common Shares to GX Stockholders in connection with the Transactions and the possible creation of Sponsor as a control person (the “Share Issuance Proposal”).

Assuming a quorum is present at the NioCorp Shareholder Meeting, approval of the Share Issuance Proposal requires the affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the NioCorp Shareholder Meeting. Failures to vote will not be counted “FOR” or “AGAINST” the Share Issuance Proposal and will have no effect on the outcome of the proposal. If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the Share Issuance Proposal.

NioCorp Proposal No. 2 — To approve the issuance of NioCorp Common Shares to Yorkville pursuant to the Yorkville Equity Facility Financing (the “Yorkville Equity Facility Financing Proposal”).

Assuming a quorum is present at the NioCorp Shareholder Meeting, approval of the Yorkville Equity Facility Financing Proposal requires the affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the NioCorp Shareholder Meeting. Failures to vote will not be counted “FOR” or “AGAINST” the Yorkville Equity Facility Financing Proposal and will have no effect on the outcome of the proposal. If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the Yorkville Equity Facility Financing Proposal.

NioCorp is also seeking approval of the Yorkville Equity Facility Financing Proposal by the NioCorp Shareholders at the NioCorp Shareholder Meeting for purposes of Nasdaq Listing Rules 5635(b) and 5635(d) and Section 607(g) of the TSX Company Manual. See “NioCorp Proposal No. 2 – The Yorkville Equity Facility Financing Proposal” for more information about the requirements under Nasdaq Listing Rules 5635(b) and 5635(d) and Section 607(g) of the TSX Company Manual. Approval of the Yorkville Equity Facility Financing Proposal will constitute shareholder approval of such proposal for purposes of Nasdaq Listing Rules 5635(b) and 5635(d) and Section 607(g) of the TSX Company Manual.

NioCorp Proposal No. 3 — To approve the issuance of NioCorp Common Shares to Yorkville pursuant to the Yorkville Convertible Debt Financing (the “Yorkville Convertible Debt Financing Proposal”).

Assuming a quorum is present at the NioCorp Shareholder Meeting, approval of the Yorkville Convertible Debt Financing Proposal requires the affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the NioCorp Shareholder Meeting. Failures to vote will not be counted “FOR” or “AGAINST” the Yorkville Convertible Debt Financing Proposal and will have no effect on the outcome of the proposal. If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the Yorkville Convertible Debt Financing Proposal.

NioCorp is also seeking approval of the Yorkville Convertible Debt Financing Proposal by the NioCorp Shareholders at the NioCorp Shareholder Meeting for purposes of Nasdaq Listing Rules 5635(b) and 5635(d) and Section 607(g) of the TSX Company Manual. See “NioCorp Proposal No. 3 – The Yorkville Convertible Debt Financing Proposal” for more information about the requirements under Nasdaq Listing Rules 5635(b) and 5635(d) and Section 607(g) of the TSX Company Manual. Approval of the Yorkville Convertible Debt Financing Proposal will constitute shareholder approval of such proposal for purposes of Nasdaq Listing Rules 5635(b) and 5635(d) and Section 607(g) of the TSX Company Manual.

NioCorp Proposal No. 4 — To approve, with or without amendment, an amendment to the NioCorp Articles in connection with the Transactions (the “Quorum Amendment Proposal”), the form of which amendment is attached as Annex B to this joint proxy statement/prospectus.

Assuming a quorum is present at the NioCorp Shareholder Meeting, approval of the Quorum Amendment Proposal requires the affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the NioCorp Shareholder Meeting. Failures to vote will not be counted “FOR” or “AGAINST” the Quorum Amendment Proposal and will have no effect on the outcome of the proposal. If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the Quorum Amendment Proposal.

NioCorp Proposal No. 5— To approve, a proposal to adjourn the NioCorp Shareholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the NioCorp Shareholder Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the “Adjournment Proposal”).

Assuming a quorum is present at the NioCorp Shareholder Meeting, approval of the Adjournment Proposal requires the affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the NioCorp Shareholder Meeting. Failures to vote will not be counted “FOR” or “AGAINST” the Adjournment Proposal and will have no effect on the outcome of the proposal. If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the Adjournment Proposal.

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Q:	What do NioCorp Shareholders need to do now?
A:	NioCorp urges you to read this joint proxy statement/prospectus carefully, including the attached annexes, as well as the documents that have been incorporated by reference into this joint proxy statement/prospectus. We encourage you to submit a proxy to have your NioCorp Common Shares voted as soon as possible.
Q:	As a NioCorp Shareholder, how does the NioCorp Board recommend that I vote?
A:	After careful consideration, including a review of the opinion of GenCap Mining Advisory Ltd., information concerning GX, the Business Combination Agreement, proposed Transactions and alternatives, and consultation with management and NioCorp’s financial advisors and legal counsel, and consideration of such other matters as the NioCorp Board considered relevant, the NioCorp Board has unanimously resolved (i) that the Transactions are fair to the NioCorp Shareholders and (ii) that the Transactions and entering into of the Business Combination Agreement and the other ancillaries contemplated thereby are in the best interests of NioCorp . The NioCorp Board unanimously recommends that NioCorp Shareholders vote:
●	NioCorp Proposal No. 1: “FOR” the Share Issuance Proposal;
●	NioCorp Proposal No. 2: “FOR” the Yorkville Equity Facility Financing Proposal;
●	NioCorp Proposal No. 3: “FOR” the Yorkville Convertible Debt Financing Proposal;
●	NioCorp Proposal No. 4: “FOR” the Quorum Amendment Proposal; and
●	NioCorp Proposal No. 5: “FOR” the Adjournment Proposal.
Q:	Did the NioCorp Board receive a fairness opinion in connection with the Transactions?
A:	Yes. On September 25, 2022, GenCap Mining Advisory Ltd. rendered its oral opinion to the NioCorp Board (which was subsequently confirmed in writing by delivery of a written opinion dated September 25, 2022) to the effect that, subject to the assumptions, qualifications, limitations and other matters considered by GenCap in connection with the preparation of its opinion, as of such date, the Transactions are fair, from a financial point of view, to the NioCorp Shareholders. See “The Transactions — GX’s Reasons for the Transactions and Recommendation of the GX Board — Opinion of NioCorp’s Financial Advisor” and Annex E in this joint proxy statement/prospectus.

The full text of the written opinion of GenCap Mining Advisory Ltd., dated September 25, 2022, is attached as Annex E to this joint proxy statement/prospectus. The summary of the opinion provided in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of GenCap Mining Advisory Ltd.’s written opinion. GenCap Mining Advisory Ltd.’s advisory services and opinion were provided for the information and assistance of the NioCorp Board in connection with its consideration of the Transactions and the opinion does not constitute a recommendation as to how any NioCorp Shareholder should vote with respect to any of the NioCorp Proposals or any other matter.

Q:	How can I find out the results of the NioCorp Shareholder Meeting?
A:	Preliminary voting results will be announced at the NioCorp Shareholder Meeting. Final voting results will be filed with the securities commissions or equivalent securities regulatory authority in each of the Provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick, and on SEDAR at www.sedar.com, and will also be published in a Current Report on Form 8-K filed with the SEC on EDGAR at www.sec.gov within four business days of the NioCorp Shareholder Meeting.
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QUESTIONS AND ANSWERS ABOUT THE GX STOCKHOLDER MEETING

Q:	Why is GX proposing the Business Combination Proposal?
A:	GX was organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. GX is not limited to any particular industry or sector.

GX received $300,000,000 from its IPO and sale of the GX Founder Warrants, which was placed into the Trust Account immediately following the IPO. In accordance with the GX Existing Charter, the funds held in the Trust Account will be released upon the consummation of the Transactions. See the question entitled “What happens to the funds held in the Trust Account upon consummation of the Business Combination?”

There currently are 30,000,000 GX Class A Shares issued and outstanding and 7,500,000 GX Founder Shares outstanding. In addition, there currently are 15,666,667 GX Warrants issued and outstanding, consisting of 10,000,000 GX Public Warrants and 5,666,667 GX Founder Warrants. Each whole GX Warrant entitles the holder thereof to purchase one GX Class A Share at a price of $11.50 per share. The GX Public Warrants will become exercisable 30 days after the completion of a business combination, and expire at 5:00 p.m., New York City time, five years after the completion of a business combination or earlier upon redemption or liquidation. The GX Founder Warrants, however, are non-redeemable so long as they are held by their initial purchasers or their permitted transferees.

Under the GX Existing Charter, GX must provide all holders of GX Class A Shares with the opportunity to have their GX Class A Shares redeemed upon the consummation of GX’s initial business combination in conjunction with a stockholder vote.

NioCorp’s Elk Creek Project is a pure play critical minerals project with the highest grade niobium resource in North America and the second largest indicated rare earth resource in the United States. Based on due diligence investigations into NioCorp, GX believes NioCorp is well positioned to be a reliable, U.S.-based supplier that will produce these critical minerals in an environmentally superior manner, with its expected mining operations designed from the start with sustainability in mind. NioCorp’s mission is to accelerate the global transition to a lower carbon economy. Further, NioCorp’s Elk Creek Project is guided by the Equator Principles environmental, social and governance (“ESG”) framework and incorporates recycling, water conservation and many other sustainability strategies. GX believes that NioCorp will be able to produce minerals in an environmentally superior manner as the mine and processing plant are designed to have 100% process water recycling, reagent recycling, ground freezing to protect groundwater resources and that the tailings are used for mine backfill. GX believes this is superior as the mine could have been designed without such attributes. NioCorp also has a strong focus on sustainability as it has developed and deployed an Environmental and Social Management System (“ESMS”) based on the Equator Principals. The Equator Principles, developed by the Equator Principles Association, serve as a common baseline and risk management framework for financial institutions to identify, assess, and manage environmental and social risks when financing projects such as the Elk Creek Project. NioCorp has (i) completed a comprehensive risk assessment along with management plans for high-risk areas; (ii) conducted preliminary environmental and social impact assessments; (iii) developed an ESMS, including procedures for key ESG subject areas that will assist with the management of its day-to-day activities; (iv) developed more formal community engagement procedures; (v) established a grievance mechanism for local communities and other stakeholders; (vi) completed a Climate Change Risk Assessment for the project, demonstrating the project’s resilience to climate-related risks; and (vii) completed an Environmental Justice assessment for the project, demonstrating the positive impacts that the project will have for the people of Southeast Nebraska. After a thorough review of other acquisition targets, GX believes that each business did not represent a transaction that would be as favorable to stockholders and that NioCorp is a business combination opportunity at a fair price.

Q:	What happens if I sell my GX Class A Shares before the GX Stockholder Meeting?
A:	The record date for the GX Stockholder Meeting will be earlier than the date that the Transactions are expected to be completed. If you transfer your GX Class A Shares after the record date, but before the GX Stockholder Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the GX Stockholder Meeting. However, you will not be entitled to any redemption rights with respect to such GX Class A Shares.
Q:	Who is GX’s Sponsor?
A:	GX’s sponsor is GX Sponsor II LLC, a Delaware limited liability company. The Sponsor currently owns 7,500,000 GX Founder Shares. The Sponsor is controlled by Cooper Road, LLC (an entity controlled by Jay R. Bloom) and Dean C.
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Kehler, both U.S. persons. Corbin ERISA Opportunity Fund, Ltd. and ACM Alameda Special Purpose Investment Fund II LP, both Cayman Island entities, are non-controlling members of the Sponsor that collectively own approximately 11.2% interest in the Sponsor.

The parties do not believe that any of the above facts or relationships regarding the Sponsor would, by themselves, subject a business combination to regulatory review, including review by the Committee on Foreign Investment in the United States (“CFIUS”), nor do the parties believe that if such a review were conceivable that, based solely on such facts or relationships, such business combination ultimately would be prohibited.

However, if a business combination were to become subject to regulatory review and approval requirements, including pursuant to foreign investment regulations and review by governmental entities such as CFIUS, such business combination may be delayed or ultimately prohibited. For more information, see the section entitled “Risk Factors — GX may not be able to complete an initial business combination with certain potential target companies if a proposed transaction with the target company may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations.”

Q:	What vote is required to approve the proposals presented at the GX Stockholder Meeting?
A:	The approval of the Business Combination Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting.

The approval of the Charter Amendment Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a class.

The approval of the Charter Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a single class.

Accordingly, a GX Stockholder’s failure to vote by proxy or to vote in person online at the GX Stockholder Meeting, an abstention from voting, or a broker non-vote will have the same effect as a vote against the Business Combination Proposal, the Charter Amendment Proposal and the Charter Proposal.

The approval of Adjournment Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of the shares of GX Common Stock entitled to vote and actually cast thereon at the GX Stockholder Meeting. Accordingly, a GX stockholder’s failure to vote by proxy or to vote in person online at the GX Stockholder Meeting, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on these proposals.

Q:	Do NioCorp’s Shareholders need to approve the Transactions?
A:	Yes. Holders of NioCorp Common Shares are being asked to approve, among other things, the issuance of NioCorp Common Shares to stockholders of GX in connection with the Business Combination Agreement at the NioCorp Shareholder Meeting, which will be held on , 2023.

On September 25, 2022, in connection with the execution of the Business Combination Agreement, NioCorp and shareholders of NioCorp holding approximately 7.85% of NioCorp Common Shares outstanding as of the date of the Business Combination Agreement entered into the NioCorp Support Agreement, pursuant to which, among other things and subject to the terms and conditions therein, such NioCorp shareholders agreed to vote all NioCorp Common Shares beneficially owned by such shareholder in favor of the adoption and approval of the Business Combination Agreement and the Transactions, including the Share Issuance Proposal, and not to (a) transfer any of their NioCorp Common Shares (or enter into any arrangement with respect thereto) or (b) enter into any arrangement that is inconsistent with the NioCorp Support Agreement. For further information, please see the section entitled “Ancillary Agreements — NioCorp Support Agreement.”

Q:	May GX or GX’s directors, officers or advisors, or their affiliates, purchase shares in connection with the Transactions?
A:	In connection with the stockholder vote to approve the Transactions, GX’s Sponsor, directors, officers, advisors or their affiliates may privately negotiate transactions to purchase shares prior to the Closing from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a
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per share pro rata portion of the Trust Account without the prior written consent of NioCorp. None of GX’s Sponsor, directors, officers or advisors, or their respective affiliates, will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such shares. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that GX’s Sponsor, directors, officers or advisors, or their affiliates, purchase shares in privately negotiated transactions from the GX Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are no higher than the per share pro rata portion of the Trust Account. The purpose of any such purchases of shares could be to vote such shares in favor of the Transactions and thereby increase the likelihood of obtaining stockholder approval of the Transactions or to satisfy the closing condition in the Business Combination Agreement that requires GX to have a certain amount of cash at the Closing, where it appears that such requirement would otherwise not be met.

Q:	How many votes do I have at the GX Stockholder Meeting?
A:	GX’s stockholders are entitled to one vote at the GX Stockholder Meeting for each GX Class A Share or GX Founder Share held of record as of the record date. As of the close of business on the record date, there were 30,000,000 GX Class A Shares outstanding and 7,500,000 GX Founder Shares outstanding.
Q:	Do I have redemption rights?
A:	If you are a holder of GX Class A Shares, you may redeem your GX Class A Shares for cash equal to your pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account, which holds the proceeds of the IPO, including any amounts representing interest earned on the Trust Account, less taxes payable, and not previously released to GX to pay its taxes and for working capital purposes, upon the consummation of the Transactions; provided that you follow the specific procedures for redemption set forth in this joint proxy statement/prospectus. The per share amount GX will distribute to holders who properly redeem their shares will not be reduced by the deferred underwriting commissions GX will pay to the underwriter of its IPO if the Transactions are consummated. Holders of the outstanding GX Public Warrants do not have redemption rights with respect to such warrants in connection with the Transactions. GX’s Sponsor, officers and directors have agreed to waive their redemption rights with respect to their GX Founder Shares and any GX Class A Shares that they may have acquired during or after the IPO in connection with the completion of the Transactions. The GX Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price. For illustrative purposes, based on funds in the Trust Account as of January 13, 2023, of approximately $303,560,016, the estimated per share redemption price would have been approximately $10.11. Additionally, GX Class A Shares properly tendered for redemption will only be redeemed if the Transactions are consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of taxes payable and dissolution expenses) in connection with the liquidation of the Trust Account. If the Transactions are not consummated, GX may enter into an alternative business combination and close such transaction by March 22, 2023 (subject to the requirements of law).
Q:	Is there a limit on the number of shares I may redeem?
A:	A GX Public Stockholder, together with any of his or her affiliates or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the GX Class A Shares. Accordingly, all shares in excess of 15% of the GX Class A Shares owned by a holder will not be redeemed. On the other hand, a GX Public Stockholder who holds less than 15% of the GX Class A Shares may redeem all of the GX Class A Shares held by him or her for cash.
Q:	Will how I vote affect my ability to exercise redemption rights?
A:	No. You may exercise your redemption rights whether you vote your GX Class A Shares for or against the Business Combination Proposal or do not vote your shares. As a result, the Business Combination Proposal can be approved by stockholders who will redeem their GX Class A Shares and no longer remain stockholders, leaving stockholders who choose not to redeem their GX Class A Shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of Nasdaq.
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Q:	How do I exercise my redemption rights?
A:	In order to exercise your redemption rights, you must, (i) (A) hold GX Class A Shares, or (B) if you hold GX Class A Shares through GX Public Units, elect to separate your GX Public Units into the underlying GX Class A Shares and GX Public Warrants prior to exercising your redemption rights with respect to the GX Class A Shares and (ii) prior to 5:00 p.m. Eastern time on , 2023 (two business days before the GX Stockholder Meeting), (A) submit a written request to GX’s transfer agent that GX redeem your GX Class A Shares for cash and (B) deliver your stock to GX’s transfer agent physically or electronically through The Depository Trust Company (“DTC”). The address of Continental Stock Transfer & Trust Company (“CST”), GX’s transfer agent, is listed under the question “Who can help answer my questions?” below. GX requests that any request for redemption include the identity as to the beneficial owner making such request. Electronic delivery of your stock generally will be faster than delivery of physical stock certificates.

A physical stock certificate will not be needed if your stock is delivered to GX’s transfer agent electronically. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and GX’s transfer agent will need to act to facilitate the request. It is GX’s understanding that stockholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, because GX does not have any control over this process or over the brokers or DTC, it may take significantly longer than one week to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with GX’s consent, until the vote is taken with respect to the Transactions. If you delivered your shares for redemption to GX’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that GX’s transfer agent return the shares (physically or electronically). You may make such request by contacting GX’s transfer agent at the phone number or address listed under the question “Who can help answer my questions?”

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?
A:	The U.S. federal income tax consequences of any redemption of GX Class A Shares depend on particular facts and circumstances. Please see “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations With Respect to the Redemption and the Transactions—Treatment of U.S. Holders With Respect to the Redemption and the Transactions—Treatment of U.S. Holders Exercising Redemption Rights With Respect to GX Class A Shares” and “Material U.S. Federal Income Tax Considerations With Respect to the Redemption and the Transactions—Treatment of Non-U.S. Holders with Respect to the Redemption and the Transactions—Treatment of Non-U.S. Holders Exercising Redemption Rights With Respect to GX Class A Shares” You should consult your tax advisor regarding the particular federal, state, local, and non-U.S. tax consequences of any redemption of GX Class A Shares that pertain to you and your situation.
Q:	If I hold GX Warrants, can I exercise redemption rights with respect to my warrants?
A:	No. There are no redemption rights with respect to the GX Warrants.
Q:	What happens to the funds held in the Trust Account upon consummation of the Transactions?
A:	If the Transactions are consummated, funds held in the Trust Account will be released to the Combined Company for general corporate purposes after giving effect to (i) payments made to GX Stockholders who properly exercise their redemption rights and (ii) payments for potential taxes and certain expenses incurred by NioCorp and GX in connection with the Transactions, to the extent not otherwise paid prior to the Closing.
Q:	What happens if a substantial number of the GX Public Stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?
A:	GX Public Stockholders are not required to vote “FOR” the Business Combination Proposal in order to exercise their redemption rights. Accordingly, the Transactions may be consummated even though the funds available from the Trust Account and the number of GX Public Stockholders are reduced as a result of redemptions by GX Public Stockholders.

In no event will GX redeem GX Class A Shares in an amount that would cause NioCorp and its subsidiaries’ (including GX, as the surviving company of the Second Merger) net tangible assets to be less than $5,000,001 after giving effect to the Transactions.

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Additionally, as a result of redemptions, holders of shares of the Combined Company following the Transactions may be left holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	What do I need to do now?
A:	You are urged to carefully read and consider the information contained in this joint proxy statement/prospectus, including the financial statements, “Risk Factors” and annexes attached hereto, and to consider how the Transactions will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this joint proxy statement/prospectus on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.
Q:	How do I vote?
A:

If you were a holder of record of GX Common Stock on  January 24, 2023, the record date for the GX Stockholder Meeting, you may vote with respect to the applicable proposals in person online at the GX Stockholder Meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you choose to participate in the GX Stockholder Meeting, you can vote your shares electronically during the GX Stockholder Meeting via live webcast by visiting . You will need the 12-digit meeting control number that is printed on your proxy card to enter the GX Stockholder Meeting. GX recommends that you log in at least 15 minutes before the GX Stockholder Meeting to ensure you are logged in when the GX Stockholder Meeting starts.

If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the GX Stockholder Meeting in person online. However, since you are not the stockholder of record, you may not vote your shares in person online at the GX Stockholder Meeting unless you first request and obtain a valid legal proxy from your broker or other agent. You must then e-mail a copy (a legible photograph is sufficient) of your legal proxy to CST at proxy@continentalstock.com. Beneficial owners who e-mail a valid legal proxy will be issued a 12-digit meeting control number that will allow them to register to attend and participate in the GX Stockholder Meeting. Beneficial owners who wish to attend the GX Stockholder Meeting in person online should contact CST no later than                              , 2023 to obtain this information.

Q:	What will happen if I abstain from voting or fail to vote at the GX Stockholder Meeting?
A:	At the GX Stockholder Meeting, GX will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote will have the same effect as a vote against each of the Business Combination Proposal, the Charter Amendment Proposal and the Charter Proposal, and will have no effect on any of the other proposals.
Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?
A:	Signed and dated proxies received by GX without an indication of how the stockholder intends to vote on a proposal will be voted in favor of each proposal presented to the stockholders.
Q:	How can I attend the GX Stockholder Meeting?
A:	You may attend the GX Stockholder Meeting and vote your shares in person online during the GX Stockholder Meeting via live webcast by visiting . As a registered stockholder, you received a proxy card from CST, which contains instructions on how to attend the GX Stockholder Meeting in person online, including the URL address, along with your 12-digit meeting control number. You will need the 12-digit meeting control number that is printed on your proxy card to enter the GX Stockholder Meeting. If you do not have your 12-digit meeting control number, contact CST at 917-262-2373 or e-mail CST at proxy@continentalstock.com. Please note that you will not be able to physically attend the GX Stockholder Meeting in person, but may attend the GX Stockholder Meeting in person online by following the instructions below.

You can pre-register to attend the GX Stockholder Meeting in person online starting                     , 2023. Enter the URL address into your browser, and enter your 12-digit meeting control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. Prior to or at the start of the GX Stockholder Meeting you will need to re-log in using your 12-digit meeting control number and will also be prompted to enter your 12-digit meeting

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control number if you vote in person online during the GX Stockholder Meeting. GX recommends that you log in at least 15 minutes before the GX Stockholder Meeting to ensure you are logged in when the GX Stockholder Meeting starts.

If your shares are held in “street name”, you may attend the GX Stockholder Meeting. You will need to contact CST at the number or email address above, to receive a 12-digit meeting control number and gain access to the GX Stockholder Meeting or otherwise contact your broker, bank, or other nominee as soon as possible, to do so. Please allow up to 72 hours prior to the GX Stockholder Meeting for processing your 12-digit meeting control number.

If you do not have Internet capabilities, you can listen only to the GX Stockholder Meeting by dialing 1 888-965-8995 (toll-free) if within the U.S. or Canada, or +1 415-655-0243 (standard rates apply) if outside of the U.S. and Canada, when prompted enter the pin                         . This is listen only, and you will not be able to vote or enter questions during the GX Stockholder Meeting.

Q:	Do I need to attend the GX Stockholder Meeting in person online to vote my shares?
A:	No. You are invited to attend the GX Stockholder Meeting in person online to vote on the proposals described in this joint proxy statement/prospectus. However, you do not need to attend the GX Stockholder Meeting in person online to vote your shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card(s) in the pre-addressed postage-paid envelope. Your vote is important. GX encourages you to vote as soon as possible after carefully reading this joint proxy statement/prospectus.
Q:	If I am not going to attend the GX Stockholder Meeting in person online, should I return my proxy card instead?
A:	Yes. After carefully reading and considering the information contained in this joint proxy statement/prospectus, please submit your proxy, as applicable, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Q:	If my shares are held in “street name”, will my broker, bank or nominee automatically vote my shares for me?
A:	No. If your broker holds your shares in its name and you do not give the broker voting instructions, under the applicable stock exchange rules, your broker may not vote your shares on any of the proposals. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote”. Broker non-votes will not be counted for purposes of determining the presence of a quorum at the GX Stockholder Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide. However, in no event will a broker non-vote have the effect of exercising your redemption rights for a pro rata portion of the Trust Account, and therefore no shares as to which a broker non-vote occurs will be redeemed in connection with the Transactions.
Q:	May I change my vote after I have mailed my signed proxy card?
A:	Yes. You may change your vote by sending a later-dated, signed proxy card to GX’s Secretary at the address listed below prior to the vote at the GX Stockholder Meeting, or attend the GX Stockholder Meeting and vote in person online. You also may revoke your proxy by sending a notice of revocation to GX’s Secretary, provided such revocation is received prior to the vote at the GX Stockholder Meeting. If your shares are held in street name by a broker or other nominee, you must contact the broker or nominee to change your vote.
Q:	What should I do if I receive more than one set of voting materials?
A:	You may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.
Q:	What is the quorum requirement for the GX Stockholder Meeting?
A:	A quorum will be present at the GX Stockholder Meeting if a majority of the GX Common Stock outstanding and entitled to vote at the GX Stockholder Meeting is represented in person online or by proxy. In the absence of a quorum, the chairman of the meeting has the power to adjourn the GX Stockholder Meeting.
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As of the record date for the GX Stockholder Meeting, 18,750,001 shares of GX Common Stock would be required to achieve a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or your broker, bank or other nominee submits one on your behalf) or if you vote in person online at the GX Stockholder Meeting. Broker non-votes will not be counted toward the quorum requirement. If there is no quorum, the chairman of the meeting may adjourn the GX Stockholder Meeting to another date.

Q:	What happens to the GX Warrants I hold if I vote my shares of GX Common Stock against approval of the Business Combination Proposal and validly exercise my redemption rights?
A:	Properly exercising your redemption rights as a GX stockholder does not result in either a vote “FOR” or “AGAINST” the Business Combination Proposal. If the Transactions are not completed, you will continue to hold your GX Warrants, and if GX does not otherwise consummate an initial business combination by March 22, 2023 or obtain the approval of GX stockholders to extend the deadline for GX to consummate an initial business combination, GX will be required to dissolve and liquidate, and your GX Warrants will expire worthless.
Q:	Following the Transactions, will GX securities continue to trade on a stock exchange?
A:	No. GX anticipates that, immediately prior to the Transactions, the GX Public Units will automatically separate into the component securities and will no longer trade as a separate security. In addition, following the completion of the Transactions, the GX Class A Shares and GX Public Warrants will be delisted from Nasdaq and deregistered under the Exchange Act. For more information, see the question above entitled “What will GX stockholders receive if the Transactions are completed?”
Q:	How does the Sponsor intend to vote on the proposals?
A:	GX’s Sponsor, directors and officers have, for no additional consideration, agreed to vote any shares of GX Common Stock owned by them in favor of the Transactions, including their GX Founder Shares and any GX Class A Shares purchased after the IPO (including in open market and privately negotiated transactions). As of the record date, GX’s Sponsor, officers and directors beneficially own an aggregate of approximately 20% of the outstanding shares of GX Common Stock.
Q:	Who will solicit and pay the cost of soliciting proxies?
A:	GX will pay the cost of soliciting proxies for the GX Stockholder Meeting. GX has engaged Morrow Sodali LLC (“Morrow”) to assist in the solicitation of proxies for the GX Stockholder Meeting. GX has agreed to pay Morrow a fee of up to $32,500, plus Morrow’s out-of-pocket expenses. GX will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. GX will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the GX Class A Shares for their expenses in forwarding soliciting materials to beneficial owners of GX Class A Shares and in obtaining voting instructions from those owners. GX’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Q:	Who can help answer my questions?
A:	If you have questions about the proposals to be voted on at the GX Stockholder Meeting, or if you need additional copies of this joint proxy statement/prospectus, the proxy card or the consent card you should contact GX’s proxy solicitor at:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, Connecticut 06902
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: GXII.info@investor.morrowsodali.com

You may also contact GX at:

Michael G. Maselli, President
GX Acquisition Corp. II

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1325 Avenue of the Americas, 28th Floor
New York, NY 10019
Tel: (212) 616-3700
Email: michael.maselli@trimarancapital.com

To obtain timely delivery, GX Securityholders must request the materials no later than five business days prior to the GX Stockholder Meeting.

You may also obtain additional information about GX from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information”.

If you intend to seek redemption of your GX Class A Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to GX’s transfer agent prior to 5:00 p.m., New York time, on the second business day prior to the GX Stockholder Meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

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SUMMARY

This summary highlights information contained elsewhere in this joint proxy statement/prospectus. NioCorp and GX urge you to read carefully the remainder of this joint proxy statement/prospectus, including the attached annexes, the documents incorporated by reference into this joint proxy statement/prospectus and the other documents to which NioCorp and GX have referred you because this section does not provide all of the information that might be important to you with respect to the Transactions and the related matters being considered and voted on by the GX Stockholders at the GX Stockholder Meeting and by the NioCorp Shareholders at the NioCorp Shareholder Meeting. See also the section entitled “Where You Can Find Additional Information” on page [●]. NioCorp and GX have included page references to direct you to a more complete description of the topics presented in this summary.

Parties to the Transactions

NioCorp Developments Ltd.

7000 South Yosemite Street

Suite 115

Centennial, Colorado 80112

(720) 639-4647

NioCorp is organized under the laws of the province of British Columbia, Canada. NioCorp is a mineral exploration company engaged in the acquisition, exploration, and development of mineral properties. NioCorp, through ECRC, is developing a superalloy materials project that, if and when developed, will produce niobium, scandium, and titanium products. Known as the “Elk Creek Project,” it is located near Elk Creek, Nebraska, in the southeast portion of the state. NioCorp’s primary business strategy is to advance its Elk Creek Project to commercial production. NioCorp is focused on obtaining additional funds to carry out its near-term planned work programs associated with securing the project financing necessary to complete mine development and construction of the Elk Creek Project.

NioCorp Common Shares trade on the TSX under the symbol “NB,” on the U.S. Over-the-Counter Bulletin Board and the OTCQX under the symbol “NIOBF” and on the Frankfurt Stock Exchange as “BR3.” For additional information about NioCorp and the Elk Creek Project, see the section entitled “Information About NioCorp” beginning on page [●] of this joint proxy statement/prospectus.

Big Red Merger Sub Ltd

7000 South Yosemite Street

Suite 115

Centennial, Colorado 80112

(720) 639-4647

Merger Sub is a Delaware corporation and a direct wholly owned subsidiary of NioCorp. Merger Sub is newly formed and was organized for the purpose of consummating the Transactions. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the Transactions.

GX Acquisition Corp. II

1325 Avenue of the Americas
28th Floor
New York, NY 10019
(212) 616-3700

GX is a blank check company incorporated in Delaware on September 24, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving GX and one or more businesses. Upon the Closing, GX will be a subsidiary of NioCorp.

GX Public Units, GX Class A Shares and GX Public Warrants are currently listed on the Nasdaq, under the symbols “GXIIU”, “GXII” and “GXIIW”, respectively. Following the Closing, the GX Public Units, GX Class A Shares and GX Public Warrants will be delisted from the Nasdaq and deregistered under the Exchange Act.

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For additional information about GX, see the section entitled “Information About GX” beginning on page [●] of this joint proxy statement/prospectus.

The Business Combination Agreement and the Transactions

On September 25, 2022, NioCorp, GX and Merger Sub entered into the Business Combination Agreement, a copy of which is attached as Annex A hereto. Pursuant to the Business Combination Agreement, among other transactions, the following transactions will occur: (i) Merger Sub will merge with and into GX, with GX surviving the merger, referred to as the First Merger; (ii) all GX Class A Shares that are held by GX Public Stockholders who have not elected to exercise their redemption rights in connection with the Transactions shall be converted into First Merger Class A Shares in GX, as the surviving company in the First Merger; (iii) NioCorp will purchase all First Merger Class A Shares held by the GX Public Stockholders in exchange for NioCorp Common Shares, referred to as the Exchange; (iv) NioCorp will assume the GX Warrant Agreement and each GX Warrant that was issued and outstanding immediately prior to the effective time of the Exchange will be converted into a NioCorp Assumed Warrant; (v) all of the First Merger Class A Shares will be contributed by NioCorp to Intermediate Holdco in exchange for additional shares of Intermediate Holdco, resulting in GX becoming a direct subsidiary of Intermediate Holdco; (vi) ECRC will merge with and into GX, with GX surviving the merger as a direct subsidiary of Intermediate Holdco, referred to as the Second Merger; and (vii) following the effective time of the Second Merger, each of NioCorp and GX, as the surviving company of the Second Merger, will effectuate a reverse stock split with the ratio to be mutually agreed by the parties. In addition, pursuant to the Business Combination Agreement, the parties will enter into the Exchange Agreement, under which holders of 48,645,707 Second Merger Class B Shares (the “Vested Shares”) are entitled to exchange any or all of the Vested Shares for NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement, which are further described in Note 4 of the Notes to the Unaudited Pro Forma Condensed Combined Financial Information included elsewhere in this joint proxy statement/prospectus. As a result of the Transactions, GX will become a subsidiary of NioCorp.

For more information about the Business Combination Agreement, see the section of this joint proxy statement/prospectus entitled “The Business Combination Agreement.”

Consideration (page [●])

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each GX Class A Share that is held by a GX Public Stockholder shall be converted into a First Merger Class A Share. In connection with the Exchange, NioCorp will exercise its unilateral option to purchase each First Merger Class A Share held by the GX Public Stockholders in exchange for 11.1829212 NioCorp Common Shares. As a result, each GX Public Stockholder who does not elect to exercise their redemption rights in connection with the Transactions will ultimately be issued NioCorp Common Shares.

Upon consummation of the First Merger, each Class B share in GX (other than certain shares that may be forfeited in accordance with the GX Support Agreement) will be converted into one First Merger Class B Share of GX, as the surviving company in the First Merger. Upon consummation of the Second Merger, each First Merger Class B Share shall be converted into 11.1829212 Second Merger Class B Shares of GX, as the surviving company in the Second Merger. Each Second Merger Class B Share will be exchangeable into NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement as further discussed in Note 4 of the Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

In connection with the First Merger and the assumption by NioCorp of the GX Warrant Agreement, each GX Warrant that is issued and outstanding immediately prior to the Exchange Time shall be converted into one NioCorp Assumed Warrant pursuant to the GX Warrant Agreement. Each NioCorp Assumed Warrant shall be exercisable solely for NioCorp Common Shares, and the number of NioCorp Common Shares subject to each NioCorp Assumed Warrant shall be equal to the number of shares of GX common stock subject to the applicable GX Warrant multiplied by 11.1829212.

Following the effective time of the Second Merger, NioCorp will effectuate a reverse stock split of the issued NioCorp Common Shares, and GX will effectuate a proportionate reverse stock split of the Second Merger Class A Shares and the Second Merger Class B Shares at a to-be-determined ratio.

Conditions to the Transactions (page [●])

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary closing conditions contained in the Business Combination Agreement, including, among other things, (i) obtaining required approvals of the Transactions and related matters by the respective shareholders of NioCorp and GX, (ii) the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, (iii) receipt of approval for listing on Nasdaq of the

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NioCorp Common Shares to be issued in connection with the Transactions, (iv) receipt of approval for listing on Nasdaq of the NioCorp Assumed Warrants, (v) receipt of approval from the TSX with respect to the issuance and listing of the NioCorp Common Shares issuable in connection with the Transactions, (vi) that NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger will have at least $5,000,001 of net tangible assets upon the consummation of the Transactions, after giving effect to any redemptions by GX Public Stockholders and after payment of underwriters’ fees or commissions, (vii) that, at Closing, NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger) will have received cash in an amount equal to or greater than $15,000,000, subject to certain adjustments (which amount may be satisfied with funds in the Trust Account or otherwise, as further described under “The Transactions—NioCorp’s Reasons for the Transactions and Recommendation of the NioCorp Board”), and (viii) the absence of any injunctions enjoining or prohibiting the consummation of the Business Combination Agreement. Each of the foregoing conditions, in addition to the other customary conditions contained in the Business Combination Agreement, may be waived by the party or parties in whose favor such closing condition is made (to the extent permitted by applicable law), except that the first, second and eighth conditions listed above may not be waived pursuant to applicable law and the third and fourth conditions may not be waived without recirculation and resolicitation.

Representations, Warranties and Covenants (page [●])

The Business Combination Agreement contains customary representations, warranties and covenants of (i) NioCorp and Merger Sub and (ii) GX, relating to, among other things, their respective abilities and authority to enter into the Business Combination Agreement and their respective capitalization.

Closing and Effective Time of the Transactions (page [●])

The Closing of the Transactions will be no later than the second business day following the satisfaction or waiver of all of the closing conditions as set forth in the Business Combination Agreement(the “Closing Date”). At the Closing, the parties to the Business Combination Agreement will cause each of the First Merger and the Second Merger to be consummated, in each case by filing a certificate of merger with the Secretary of State of Delaware and, with respect to the Second Merger only, filing articles of merger with the Secretary of State of Nebraska. As set forth above, immediately following the effective time of the Second Merger each of NioCorp and GX, as the surviving company of the Second Merger, will effectuate the applicable reverse stock split.

As of the date of this joint proxy statement/prospectus, the parties expect that the Closing will occur during the first calendar quarter of 2023. However, there can be no assurance as to when or if the Closing will occur.

Termination; Termination Fee (page [●])

The Business Combination Agreement may be terminated by NioCorp or GX under certain circumstances. Upon termination of the Business Combination Agreement in specified circumstances, NioCorp must pay GX a termination fee of $15,000,000 (the “Base Termination Fee”). Such specified circumstances include, among others, termination of the Business Combination Agreement by NioCorp in order to enter into an agreement providing for a Superior Proposal, termination by GX for a change of recommendation of the NioCorp Board, or a material breach of certain of NioCorp’s covenants relating to soliciting acquisition proposals.

In addition, upon termination of the Business Combination Agreement in other specified circumstances, NioCorp is required to pay a termination fee in the amount of $25,000,000 (the “Intentional Breach Termination Fee”). Such specified circumstances include, among others, termination by GX as a result of a willful and material breach by NioCorp such that certain conditions to Closing would not be satisfied at Closing (subject to a cure period), or as a result of NioCorp’s failure to consummate the Closing of the Transactions within five business days after GX has irrevocably confirmed in writing that it is prepared to consummate the Closing and all the conditions to Closing have been satisfied.

In addition, upon termination of the Business Combination Agreement in a situation in which GX will be entitled to the Base Termination Fee or the Intentional Breach Termination Fee, NioCorp is also required to pay an amount equal to the sum of all documented and reasonable out-of-pocket expenses paid or payable by GX and the Sponsor in connection with the Business Combination Agreement and the Transactions, not to exceed $5,000,000.

Pursuant to the Business Combination Agreement, in no event will GX be entitled to both the Base Termination Fee and the Intentional Breach Termination Fee.

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GX’s Reasons for the Transactions and Recommendation of the GX Board (page [●])

After careful consideration, the GX Board recommends that its stockholders vote “FOR” the approval of the business combination and the Transactions contemplated thereby. The factors considered by the GX Board include, but were not limited to, the following:

●	Important Product. Upon completion of the Elk Creek Project, NioCorp is expected to produce Niobium, Scandium and Titanium, which are among the most critical minerals to U.S. national security. The June 2022 Feasibility Study shows attractive potential economic returns of $2.8 billion net present value for these minerals, and forecasted demand by 2026 is expected to greatly exceed current supply, driven by the focus on development of lighter-weight, more fuel efficient aircraft and vehicles, as well as construction of stronger, lighter steels for buildings and other infrastructure projects;
●	Feasibility Study. NioCorp has a published feasibility study compliant with S-K 1300 and filed with the SEC that provided meaningful details regarding the Elk Creek Project, which was reviewed by certain qualified professionals;
●	Rare Earth Elements. NioCorp is in the process of evaluating the potential to add certain rare earth elements to its mine production plan, that if successful, could increase the projects revenue and potential value;
●	Growth Prospects. NioCorp intends to produce critical minerals that are increasing in demand globally, driven by the transition to net zero emissions using methods such as electrification, light weighting and more durable materials;
●	Experienced and Proven Management Team. NioCorp has a strong management team with decades of combined experience in mineral production, and the senior management team of NioCorp intends to remain with NioCorp in the capacity of officers and/or directors, which will provide helpful continuity in advancing NioCorp’s strategic and growth goals;
●	ESG Mission. NioCorp’s mission is to accelerate the global transition to a lower carbon economy by serving as a reliable U.S. supplier of sustainably produced critical minerals, which highlights NioCorp’s focus on ESG values, and is further demonstrated by the Elk Creek Project’s alignment with the Equator Principles ESG Framework;
●	Supply Chain Security. The United States is currently dependent on foreign suppliers for most of NioCorp’s critical minerals, and as the Elk Creek Project (located near Elk Creek, Nebraska) is anticipated to be able to supply some of the world’s largest industries and sustainable technologies with made-in-USA critical minerals, NioCorp is expected to offer a production solution in a low-risk jurisdiction compared to other politically sensitive and unreliable supply locations outside of the United States; and
●	Competitive Advantage. NioCorp has several valuable competitive advantages with its expected mining operations at the Elk Creek Project, including its location on private land with extensive nearby infrastructure, strong community support as well as state and local government support, obtaining key federal and state permits required to proceed to the start of construction, its position to become the second largest indicated rare earth resource in the United States with intended production of high-value critical minerals and its focus on sustainability.

For a further description of the GX Board’s reasons for the approval of the business combination and the Transactions contemplated thereby, see the section of this joint proxy statement/prospectus entitled “The Transactions — GX’s Reasons for the Transactions and Recommendation of the GX Board.”

NioCorp’s Reasons for the Transactions and Recommendation of the NioCorp Board (page [●])

After careful consideration, the NioCorp Board recommends that the NioCorp Shareholders vote in favor of all matters related to the Transactions. The factors considered by the GX Board include, but were not limited to, the following:

●	Valuation. The approximately $0.89 per NioCorp Common Share equity rollover value represents a premium of approximately 14% to the NioCorp Common Share spot price and of approximately 12.6% to the NioCorp Common Share 20-day volume-weighted average price, as of September 23, 2022;
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●	Anticipated Acceleration of Financing Efforts. The Transactions have the potential to (1) provide NioCorp with up to $285 million in net cash proceeds at the consummation of the Transactions, depending upon the amount of redemptions by GX Public Stockholders, and up to an additional $81 million over the next three years, depending on the consummation of other additional financing arrangements that NioCorp and GX intend to pursue prior to and following the expected Closing of the Transactions and (2) significantly accelerate NioCorp’s efforts to obtain the required Elk Creek Project financing by increasing exposure to institutional investors looking to make strategic investments in critical minerals plays that are crucial to the world’s clean energy transition;
●	Non-Binding Yorkville Term Sheets. The signing of non-binding LOIs for two separate financing packages with Yorkville, where, subject to entering into definitive agreements, such financings could provide NioCorp with access to up to an additional $81 million to help advance the Elk Creek Project. The financings contemplated by the LOIs include $16 million in convertible debentures that are expected to be funded at the closing of the Transactions, and subject to certain limitations can be repaid by NioCorp in either cash or NioCorp Common Shares, and a standby equity purchase facility pursuant to which NioCorp will have the ability to require Yorkville, subject to the conditions set out in the definitive agreements, to purchase up to $65 million of NioCorp Common Shares;
●	Anticipated Benefits of Nasdaq Listing. A listing on Nasdaq, which is an established national exchange in the United States, would provide broader access to capital and financing alternatives and would otherwise enhance NioCorp’s public profile;
●	Minimum Cash Condition. The consummation of the Transactions is subject to the satisfaction or waiver of certain closing conditions contained in the Business Combination Agreement, including, among other things, that, at the Closing, NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger) will have cash at Closing in an amount equal to or greater than the Closing Cash Minimum (with Closing cash calculated as follows: (1) cash to be released from the Trust Account (after giving effect to redemptions but prior to the payment of any transaction expenses), plus (2) cash advanced under any financing arrangement contemplated by the Business Combination Agreement, plus (3) cash raised at or following the signing of the Business Combination Agreement, and paid to GX or NioCorp prior to or at the Closing, including pursuant to any financing contemplated by the Business Combination Agreement or any other debt or equity or equity-linked financing or investment, less (4) Company Operating Cash (as defined in the Business Combination Agreement), if any, to the extent available to NioCorp as of the Closing (provided that any amounts raised in excess of the Company Operating Cash Cap Cash (as defined in the Business Combination Agreement) will be included in the calculation of cash at Closing), less (5) the lesser of (a) $2,000,000 and (b) the excess, if any, of (i) GX, Merger Sub and NioCorp’s reasonable estimate of GX's tax liability under Section 4501 of the Code that will be incurred as a result of the Transactions (calculated in accordance with the terms of the Business Combination Agreement) (the “Excise Tax Amount”) over (ii) $1,000,000, and less (6) in the event that a tax advisor is retained in connection with the calculation of the Excise Tax Amount, 50% of such tax advisor's fee), which is estimated to require that, in order to satisfy such Closing Cash Condition, no more than 28,290,000 GX Class A Shares, or 94.3% of GX Class A Shares outstanding, are redeemed by GX Public Stockholders from the Trust Account, assuming that the Yorkville Financings or other financing is not obtained and subject to adjustment for any Company Operating Cash, Excise Tax Amount and related tax advisor’s fee, as applicable;
●	Alignment of Interests with Sponsor. (1) The Sponsor and certain of GX’s directors and officers have waived any redemption rights in connection with the Transactions with respect to any GX Founder Shares and any GX Class A Shares and (2) 3,150,000 GX Founder Shares are subject to post-Closing vesting conditions, to vest in two equal tranches only if the VWAP of NioCorp Common Shares has equaled or exceeded $13.42 divided by the Exchange Ratio, and $16.77 divided by the Exchange Ratio, respectively (as adjusted for stock splits (including the Reverse Stock Split), recapitalizations and similar events) for 20 trading days within any 30 trading-day period;
●	Fairness Opinion. GenCap’s opinion rendered to the NioCorp Board on September 25, 2022, which was subsequently confirmed by delivery of a written opinion dated as of September 25, 2022, that, as of the date of its opinion and based upon and subject to the factors, assumptions, considerations, limitations and other matters set forth in GenCap’s written opinion, that the Transactions (including the Exchange Ratio) are fair, from a financial point of view, to the NioCorp shareholders, as more fully described under “The Transactions — Opinion of NioCorp’s Financial Advisor” and in the full text of the written opinion of GenCap, which is attached as Annex E to this joint proxy statement/prospectus;
●	Employment Agreements. The continuity of NioCorp management upon the consummation of the Transactions due to the execution of the Key Employee Agreements;
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●	Terms of the Business Combination Agreement. The NioCorp Board’s and its advisors’ review of the financial and other terms of the Business Combination Agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations to complete the Transactions, the termination provisions, the likelihood of the completion of the Transactions and the likely time period necessary to complete the Transactions.

For a further description of the NioCorp Board’s reasons for the approval of the Transactions, see the section of this joint proxy statement/prospectus entitled “The Transactions — NioCorp’s Reasons for the Transactions and Recommendation of the NioCorp Board.”

Opinion of GX’s Financial Advisor (page [●])

GX retained Scalar to act as its financial advisor in connection with the Transactions. Scalar rendered its opinion to the GX Board that, as of September 25, 2022 and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of GX Class A Shares pursuant to the Business Combination Agreement is fair, from a financial point of view, to such stockholders. For a description of Scalar’s fairness opinion, see the section of this joint proxy statement/prospectus entitled “The Transactions — Opinion of GX’s Financial Advisor.”

Opinion of NioCorp’s Financial Advisor (page [●])

NioCorp retained GenCap to act as its financial advisor in connection with the Transactions. On September 25, 2022, GenCap rendered its oral opinion to the NioCorp Board (which was subsequently confirmed in writing by delivery of a written opinion dated September 25, 2022) to the effect that, subject to the assumptions, qualifications, limitations and other matters considered by GenCap in connection with the preparation of its opinion, as of such date, the Transactions are fair, from a financial point of view, to the NioCorp Shareholders. For a description of GenCap’s fairness opinion, see the section of this joint proxy statement/prospectus entitled “The Transactions — Opinion of NioCorp’s Financial Advisor.”

Accounting Treatment of the Transactions (page [●])

The business combination will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GX will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Transactions are treated as the equivalent of NioCorp issuing NioCorp Common Shares for the net assets of GX, accompanied by a recapitalization. The net assets of GX will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of NioCorp.

Treatment of NioCorp Group Equity Awards (page [●])

All NioCorp options outstanding at the Closing shall remain outstanding immediately following the Closing, at which time the NioCorp Board will determine whether an equitable adjustment to the NioCorp Options should be made in connection with the Reverse Stock Split, consistent with the NioCorp Developments Ltd. Long Term Incentive Plan, effective as of November 9, 2017 (the “NioCorp Incentive Plan”) and in consultation with GX.

Organizational Structure

The following diagram illustrates, in a simplified form, the organizational structure of NioCorp and GX as of the date of this joint proxy statement/prospectus and prior to the consummation of the Transactions.

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NioCorp Shareholders
NioCorp Developments Ltd.
(Canada – British Columbia)
0896800 B.C. Ltd.
(Canada – British Columbia)
Elk Creek Resources Corp.
(U.S. – Nebraska)
GX II Class A Shareholders
GX II Founders
Class A (≈87.3%)
Class B (≈12.7%)
GX Acquisition Corp. II
(U.S. – Delaware)

The following diagram illustrates, in a simplified form, the organizational structure of the Combined Company immediately following consummation of the Transactions. NioCorp Shareholders and GX Stockholders are expected to own the percentages of outstanding NioCorp Common Shares as set forth in “GX Proposal No. 1 — The Business Combination Proposal — Ownership of the Combined Company After the Closing.”

Ownership of the Combined Company After the Closing (page [●])

Assuming that all of the Second Merger Class B Shares are exchanged into NioCorp Common Shares, immediately following completion of the Transactions, it is expected that the current NioCorp Shareholders and the current GX Stockholders will own the following percentages, respectively, of the outstanding NioCorp Common Shares under the following redemption scenarios (not including the potential dilutive impact of the Yorkville Financings - please see the section entitled “Yorkville Financing — Yorkville Equity Facility Financing” for a more complete description of the Equity Facility):

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	No Redemptions		50% Redemption		Maximum Redemption
Shareholder	Shares	Ownership and Voting Interest	Shares	Ownership and Voting Interest	Shares	Ownership and Voting Interest
GX Class A Holders	335,487,636	50.3%	167,743,818	33.6%	2,348,413	0.7%
GX Class B Holders(1)	47,650,427	7.1%	47,650,427	9.5%	47,650,427	14.3%
Others(2)	4,769,574	0.7%	4,769,574	1.0%	4,769,574	1.4%
NioCorp Shareholders	279,393,227	41.9%	279,393,227	55.9%	279,393,227	83.6%
Total Shares Outstanding	667,300,864	100.0%	499,557,046	100.0%	334,161,641	100.0%

(1)	Excludes 34,230,920 Earnout Shares that are unvested and held by the GX Class B stockholders

(2)	Includes 3,343,693 Common Shares issued to Cantor Fitzgerald, 788,455 Common Shares issued under the Equity Facility, and 637,426 Common Shares issued to BTIG.

Assuming that none of the Second Merger Class B Shares are exchanged into NioCorp Common Shares, immediately following completion of the Transactions, it is expected that the current NioCorp Shareholders and the current GX Stockholders will own the following percentages, respectively, of the outstanding NioCorp Common Shares under the following redemption scenarios (not including the potential dilutive impact of the Yorkville Financings - please see the section entitled “Yorkville Financing — Yorkville Equity Facility Financing” for a more complete description of the Equity Facility):

	No Redemptions		50% Redemption		Maximum Redemption
Shareholder	Shares	Ownership and Voting Interest	Shares	Ownership and Voting Interest	Shares	Ownership and Voting Interest
GX Class A Holders	335,487,636	54.1%	167,743,818	37.1%	2,348,413	0.8%
GX Class B Holders	—	—	—	—	—	—
Others(1)	4,769,574	0.8%	4,769,574	1.1%	4,769,574	1.7%
NioCorp Shareholders	279,393,227	45.1%	279,393,227	61.8%	279,393,227	97.5%
Total Shares Outstanding	619,650,437	100.0%	451,906,619	100.0%	286,511,214	100.0%

(1)	Includes 3,343,693 Common Shares issued to Cantor Fitzgerald, 788,455 Common Shares issued under the Equity Facility, and 637,426 Common Shares issued to BTIG.

The following table illustrates the potential impact of redemptions on the per share value of the shares owned by non-redeeming shareholders as well as the effective underwriting fees at the following redemption levels:

	Redemption Level
	99.3%	75%	50%	25%	0%
Implied Value Per NioCorp Share	$0.7805	$0.8031	$0.8185	$0.8295	$0.8377
Implied Value Per Share - Impact of Underwriter Fees	$0.7653	$0.7909	$0.8084	$0.8209	$0.8301
Effective Underwriting Fee %	1.94%	1.52%	1.23%	1.04%	0.90%

Implied Value Per GX Share	$8.7286	$8.9808	$9.1536	$9.2763	$9.3679
Implied Value Per Share - Impact of Underwriter Fees	$8.5588	$8.8448	$9.0406	$9.1796	$9.2835
Effective Underwriting Fee %	1.94%	1.52%	1.23%	1.04%	0.90%

Further, assuming the no redemption scenario, the Sponsor would own 7.1% or 11.7% of the Combined Company, and assuming the maximum redemption scenario, the Sponsor would own 14.3% or 22.2% of the Combined Company, excluding the Earnout Shares or including the Earnout Shares respectively. The value of such shares on an as-converted basis proforma for the Transactions and based on the trading price of NioCorp stock of $0.82 per share is $39.1 million excluding the Earnout Shares and $67.1 million including the Earnout Shares. This compares to a price paid of $25,000 for the GX Founder Shares and $8,500,000 for the GX Founder Warrants.

However, on a fully diluted basis, including the shares issued to Cantor and BTIG in connection with their fee arrangements as part of the Transactions and assuming treating all dilutive securities on an as-converted basis, including the GX Warrants, the outstanding options, warrants and convertible notes of NioCorp and the anticipated NioCorp Convertible Debentures and NioCorp Financing Warrants, assuming the no redemption scenario, the Sponsor would own 12.2% or 15.3% of the Combined Company, and assuming the maximum redemption scenario, the Sponsor would own 19.1% or 23.7% of the Combined Company, excluding the Earnout Shares or including the Earnout Shares respectively. The value of such shares on an as-converted basis proforma for the Transactions and based on the trading price of NioCorp stock of $0.82 per share is $39.1 million excluding the Earnout Shares and $67.1 million including the Earnout Shares. This compares to a price paid of $25,000 for the GX Founder Shares. In addition, based on a price of $0.78 per warrant, the value of the GX Founder Warrants, is $4.4 million. This compares to a price paid of $25,000 for the GX Founder Shares and $8.5 million for the GX Founder Warrants.

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	No Redemptions of Public Shares			Maximum Redemptions of Public Shares
	Number of NioCorp Common Shares	Percentage of total number of NioCorp Common Shares		Number of NioCorp Common Shares	Percentage of total number of NioCorp Common Shares
(1) No Dilution – Without Earnout:
NioCorp Common Shares held by the Sponsor	47,650,427	7.1	%(1)	47,650,427	14.3	%(2)

(2) No Dilution – With Earnout:
NioCorp Common Shares held by the Sponsor	81,881,347	11.7	%(3)	81,881,347	22.2	%(4)

(3) Fully Diluted – Without Earnout:
NioCorp Common Shares held by the Sponsor	47,650,427	5.2	%(5)	47,650,427	8.2	%(6)
NioCorp Common Shares underlying NioCorp Assumed Warrants held by the Sponsor	63,369,890	6.9	%(5)	63,369,890	10.9	%(6)
Total	111,020,317	12.2	%(5)	111,020,317	19.1	%(6)

(4) Fully Diluted – With Earnout:
NioCorp Common Shares held by the Sponsor	81,881,347	8.6	%(7)	81,881,347	13.3	%(8)
NioCorp Common Shares underlying NioCorp Assumed Warrants held by the Sponsor	63,369,890	6.7	%(7)	63,369,890	10.3	%(8)
Total	145,251,237	15.3	%(7)	145,251,237	23.7	%(8)
(1)	Percentages calculated over a total of 667,300,864 NioCorp Common Shares. Figures have been rounded for ease of presentation.
(2)	Percentages calculated over a total of 334,161,641 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption. Figures have been rounded for ease of presentation.
(3)	Percentages calculated over a total of 701,531,784 NioCorp Common Shares. Figures have been rounded for ease of presentation.
(4)	Percentages calculated over a total of 368,392,561 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption. Figures have been rounded for ease of presentation.
(5)	Percentages calculated over a total of 667,300,864 NioCorp Common Shares plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.
(6)	Percentages calculated over a total of 334,161,641 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption, plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.
(7)	Percentages calculated over a total of 701,531,784 NioCorp Common Shares plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.
(8)	Percentages calculated over a total of 368,392,561 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption, plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.

Listing (page [●])

The completion of the Transactions is conditioned upon the approval for listing of the NioCorp Common Shares issuable pursuant to the Transactions on the TSX and Nasdaq, and listing of the NioCorp Assumed Warrants on Nasdaq, in each case at or prior to the effective time, subject to official notice of issuance. Although this condition may be waived without further solicitation of the NioCorp Shareholders or GX Stockholders or recirculation of this joint proxy statement/prospectus, NioCorp has applied for listing of the NioCorp Common Shares and NioCorp Assumed Warrants on Nasdaq and is in the process of seeking such approval for listing. NioCorp currently expects to qualify for listing on the Nasdaq Capital Market (after giving effect to the reverse stock split), but intends to pursue listing on either the Nasdaq Global Market or Nasdaq Global Select Market if the Combined Company meets the requisite listing standards. NioCorp also intends to apply for listing of the NioCorp Common Shares to be issued in connection with the Transactions and the Yorkville Financings with the TSX. Neither Nasdaq nor TSX has conditionally approved any NioCorp listing application and there is no assurance that such exchanges will approve any listing application.

Following the Closing, the GX Public Units, GX Class A Shares and GX Public Warrants will be delisted from Nasdaq and deregistered under the Exchange Act.

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Ancillary Agreements

NioCorp Support Agreement (page [●])

On September 25, 2022, concurrently with the execution of the Business Combination Agreement, GX, NioCorp and the directors and officers of NioCorp entered into the NioCorp Support Agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex I, pursuant to which the parties agreed, among other things, to vote in favor of the NioCorp Proposals.

For more information about the NioCorp Support Agreement, see the section of this joint proxy statement/prospectus entitled “Ancillary Agreements — NioCorp Support Agreement.”

GX Support Agreement (page [●])

On September 25, 2022, concurrently with the execution of the Business Combination Agreement, NioCorp, GX, the Sponsor and certain officers and directors of GX executed the GX Support Agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex J, pursuant to which, among other things, the Sponsor and certain officers and directors of GX have agreed among other things to vote their shares of GX Common Stock in favor of (a) an amendment to the GX Existing Charter to eliminate the automatic conversion of GX Founder Shares at the time of a Business Combination (as defined in the GX Existing Charter), (b) the Transactions, and (c) any other proposals that are necessary to effectuate the Transactions. With respect to certain Second Merger Class B Shares that are subject to an earnout period, the Sponsor and certain officers and directors of GX also agreed not to transfer such shares until NioCorp Common Shares achieve a trading price exceeding certain dollar thresholds set forth in the GX Support Agreement, subject to the terms and conditions contemplated by the GX Support Agreement. Such shares will be forfeited if the NioCorp Common Shares do not achieve the specified trading prices prior to the tenth anniversary of the Closing Date.

For more information about the GX Support Agreement, see the section of this joint proxy statement/prospectus entitled “Ancillary Agreements — GX Support Agreement.”

Exchange Agreement (page [●])

Pursuant to the Business Combination Agreement, in connection with the Closing, NioCorp, GX and the Sponsor will enter into the Exchange Agreement, a copy of the form of which is attached to this joint proxy statement/prospectus as Annex H, pursuant to which, among other things, the Sponsor will be entitled to exchange any or all of its shares of Second Merger Class B Shares in GX (subject, in the case of Second Merger Class B Shares subject to an earnout period, to achievement of the applicable trading prices) for NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement. Under certain circumstances, and subject to certain exceptions, NioCorp may instead settle all or a portion of any exchange pursuant to the terms of the Exchange Agreement in cash, in lieu of NioCorp Common Shares, based on a volume-weighted average price of NioCorp Common Shares.

For more information about the Exchange Agreement, see the section of this joint proxy statement/prospectus entitled “Ancillary Agreements — Exchange Agreement.”

Registration Rights and Lock-Up Agreement (page [●])

Pursuant to the Business Combination Agreement, in connection with the Closing, NioCorp, GX, the Sponsor, in its capacity as a shareholder of GX, the pre-Closing directors and officers of NioCorp and the other parties thereto will enter into the Registration Rights and Lock-Up Agreement, a copy of the form of which is attached to this joint proxy statement/prospectus as Annex G, pursuant to which, among other things, NioCorp will be obligated to file a shelf registration statement to register the resale of certain securities of NioCorp held by the parties after the Closing. The Registration Rights and Lock-Up Agreement will also provide for certain “lock-up” restrictions with respect to the certain NioCorp securities held after the Closing by the Sponsor and the pre-Closing directors and officers of NioCorp.

For more information about the Registration Rights and Lock-Up Agreement, see the section of this joint proxy statement/prospectus entitled “Ancillary Agreements—Registration Rights and Lock-Up Agreement.”

Key Employee Agreements (page [●])

On September 25, 2022, in connection with entry into the Business Combination Agreement, certain executive officers of NioCorp entered into Employment Agreements with ECRC. Subject to each such officer entering into a Restrictive Covenant Agreement (as defined herein) with ECRC prior to the Closing, the Employment Agreements will become effective

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upon the Closing, and will continue on an at-will basis until either the officer or ECRC terminates the officer’s employment for any reason.

For more information about the Registration Rights and Lock-Up Agreement, see the section of this joint proxy statement/prospectus entitled “Ancillary Agreements—Key Employee Agreements.”

Management and Board of Directors of NioCorp After the Transactions (page [●])

Following the Closing, it is anticipated that current officers and directors of NioCorp will remain in such roles and the two additional directors identified by GX will be appointed to the NioCorp Board, subject to NioCorp’s reasonable approval.

Yorkville Financings (page [●])

In connection with the Transactions, NioCorp intends to enter into the Yorkville Financing Agreements to undertake the Yorkville Financings. Once completed, the Yorkville Financings could provide NioCorp with access to up to an additional $80,360,000 of capital, before related expenses payable by NioCorp.

For more information about the Yorkville Financings, see the section of this joint proxy statement/prospectus entitled “Yorkville Financings.”

GX Special Meeting of Stockholders

Date, Time and Place of the GX Stockholder Meeting (page [●])

The GX Stockholder Meeting will be held on                   , 2023, at                         , Eastern time, conducted via live webcast at the following address:                         .. You will need the 12-digit meeting control number that is printed on your proxy card to enter the GX Stockholder Meeting. GX recommends that you log in at least 15 minutes before the GX Stockholder Meeting to ensure you are logged in when the GX Stockholder Meeting starts. Please note that you will not be able to attend the GX Stockholder Meeting in person.

Record Date and Voting for the GX Stockholder Meeting (page [●])

GX Stockholders will be entitled to vote or direct votes to be cast at the GX Stockholder Meeting if they owned GX Class A Shares or GX Founder Shares at the close of business on January 24, 2023, which is the record date for the GX Stockholder Meeting. GX Stockholders are entitled to one vote for each GX Class A Share or GX Founder Share that they owned as of the close of business on the record date. If a GX Stockholder’s shares are held in “street name” or are in a margin or similar account, they should contact their broker, bank or other nominee to ensure that votes related to the shares they beneficially own are properly counted. On the record date, there were 30,000,000 GX Class A Shares outstanding and 7,500,000 GX Founder Shares outstanding (all of which are held by GX’s Sponsor, officers and directors).

GX’s Sponsor, officers and directors have, for no additional consideration, agreed to vote all of their GX Founder Shares and any GX Class A Shares acquired by them in favor of the Business Combination Proposal. GX’s issued and outstanding GX Warrants do not have voting rights at the GX Stockholder Meeting.

GX Proposals for Stockholder Approval (page [●])

At the GX Stockholder Meeting, GX will ask the GX Stockholders to vote in favor of the following proposals:

●	GX Proposal No. 1 — The Business Combination Proposal: a proposal to approve the adoption of the Business Combination Agreement and the Transactions.
●	GX Proposal No. 2 — The Charter Amendment Proposal: a proposal to approve the amendment to the GX Existing Charter to remove the automatic conversion of GX Founder Shares into GX Class A Shares (such amendment, the “GX Charter Amendment”), as of immediately prior to the Closing. A copy of the GX Charter Amendment is attached to the accompanying joint proxy statement/prospectus as Annex C.
●	GX Proposal No. 3 Through No. 9 — The Charter Proposal:
o	seven separate non-binding, advisory proposals to approve the following material differences in the GX Proposed Charter that will replace the GX Existing Charter, as amended by the GX
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Charter Amendment, as of the Closing. A copy of the GX Proposed Charter is attached to the accompanying joint proxy statement/prospectus as Annex D;

o	a non-binding, advisory proposal to increase the number of authorized shares of GX Class A Shares and GX Founder Shares (Proposal No. 3);
o	a non-binding, advisory proposal to increase the number of authorized shares of preferred stock of GX (Proposal No. 4);
o	a non-binding, advisory proposal to declassify the board of directors from three classes to one class (Proposal No. 5);
o	a non-binding, advisory proposal to provide for the election or removal of directors only upon the vote of holders of GX Class A Shares (Proposal No. 6);
o	a non-binding, advisory proposal to require the affirmative vote, approval or consent of the holders of a majority of the GX Founder Shares then held by Exchanging Shareholders (as defined in the Exchange Agreement), voting as a separate class, to amend, alter, change or repeal any provision of the GX Proposed Charter which affects the rights, preferences and privileges of the holders of GX Founder Shares in any material respect (Proposal No. 7);
o	a non-binding, advisory proposal to eliminate certain provisions related to the consummation of an initial business combination that will no longer be relevant following the Closing (such as Article IX, which sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination, including with respect to redemptions and the Trust Account) (Proposal No. 8); and
o	a non-binding, advisory proposal, conditioned upon the approval of Proposals No. 3 through No. 8, to approve the GX Proposed Charter as a whole, which includes the approval of all other changes in the GX Proposed Charter that will replace the GX Existing Charter, as amended by the GX Charter Amendment, as of the Closing (Proposal No. 9 and together with Proposals No. 3 through No. 8, the “Charter Proposal”).
o	The non-binding, advisory proposals in GX Proposals No. 3 through No. 9 will not apply to the existing holders of GX Class A Shares because they will not continue to be direct stockholders of GX, as GX will be a subsidiary of NioCorp following the consummation of the Transactions.
●	GX Proposal No. 10 — The Adjournment Proposal: a proposal to approve a proposal to adjourn the GX Stockholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the GX Stockholder Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for a vote.

Quorum and Vote Required for the GX Proposals (page [●])

A quorum will be present at the GX Stockholder Meeting if a majority of the GX Common Stock outstanding and entitled to vote at the GX Stockholder Meeting is represented in person online or by proxy.

The approval of the Business Combination Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting.

The approval of the Charter Amendment Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a single class.

The approval of the Charter Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a single class.

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The approval of Adjournment Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of the shares of GX Common Stock entitled to vote and actually cast thereon at the GX Stockholder Meeting.

For more information about these proposals, see the section of this joint proxy statement/prospectus entitled “GX Special Meeting of Stockholders — Quorum and Vote Required for the GX Proposals.”

Recommendation to GX Stockholders (page [●])

The GX Board believes that each of the Business Combination Proposal, the Charter Amendment Proposal, the Charter Proposal and the Adjournment Proposal to be presented at the GX Stockholder Meeting is in the best interests of GX and its stockholders and unanimously recommends that its stockholders vote “FOR” each of these proposals.

Interests of GX Directors and Officers in the Transactions (page [●])

When GX Stockholders consider the recommendation of the GX Board in favor of approval of the Business Combination Proposal and the other proposals presented for stockholder approval in this joint proxy statement/prospectus, GX Stockholders should keep in mind that GX’s directors and officers have interests in the Transactions that are different from or in addition to (or which may conflict with) the interests of GX Stockholders. These interests include:

●	the beneficial ownership of the Sponsor and certain of GX’s directors and officers of an aggregate of 7,500,000 GX Founder Shares and 5,666,667 GX Founder Warrants, which shares and warrants would become worthless if GX does not complete a business combination by March 22, 2023, as the Sponsor and GX’s officers and directors have waived any redemption right with respect to these shares. The Sponsor paid an aggregate of $25,000 for its GX Founder Shares, and $8,500,000 for its GX Founder Warrants, and such shares and warrants have an aggregate market value of approximately $ million and $ million, respectively, based on the closing price of GX Class A Shares of $ on Nasdaq on January 24, 2023, the record date for the GX Stockholder Meeting. Each of GX’s officers and directors is a member of the Sponsor. Cooper Road, LLC (an entity controlled by Jay R. Bloom) and Dean C. Kehler are the managing members of the Sponsor, and as such Messrs. Bloom and Kehler have voting and investment discretion with respect to the GX Common Stock and GX Warrants held of record by the Sponsor;
●	the expected appointment of Messrs. Maselli and Kehler as directors of the Combined Company;
●	the fact that four of GX’s directors, Jay R. Bloom, Dean C. Kehler, Hillel Weinberger and Marc Mazur, served as directors of GX Acquisition Corp., a special purpose acquisition company that consummated the Celularity Business Combination in July 2021;
●	the fact that GX’s Sponsor, officers and directors have agreed not to redeem any of their shares in connection with a stockholder vote to approve the Transactions;
●	the fact that the Sponsor and GX’s directors and officers will receive material benefits from the completion of an initial business combination and may be incentivized to complete the Transactions with NioCorp rather than liquidate (in which case the Sponsor would lose its entire investment), even if NioCorp is a less favorable target company or the terms of the Transactions are less favorable to GX Stockholders than an alternative transaction;
●	that, at the Closing, GX will enter into the Registration Rights and Lock-Up Agreement, which provides for registration rights to the Sponsor and its permitted transferees;
●	the continued indemnification of current directors and officers of GX and the continuation of directors’ and officers’ liability insurance after the completion of the Transactions;
●	the fact that the Sponsor (including its representatives and affiliates) and GX’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to GX. GX’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to GX, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in GX’s favor and such potential business opportunities may be presented to other entities prior to their presentation to GX, subject to applicable fiduciary duties under the General Corporation Law of the State of Delaware. The GX Existing Charter provides that GX renounces its interest in any corporate opportunity offered to any director or officer of GX unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of GX and such opportunity is one GX is legally and contractually permitted to undertake and such person is legally permitted to refer such opportunity to GX. GX is not aware of any such conflict or opportunity not being presented to
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any founder, director or officer of GX nor does GX believe that the limitation of the application of the “corporate opportunity” doctrine in the GX Existing Charter had any impact on its search for a potential business combination;

●	the fact that the Sponsor has invested an aggregate of $9,010,000 (consisting of $25,000 for the GX Founder Shares, $8,500,000 for the GX Founder Warrants, a $250,000 working capital loan and a second working capital loan for $235,000), which means the Sponsor, following the Transactions, may experience a positive rate of return on their investment, even if other GX Public Stockholders experience a negative rate of return on their investment;
●	the fact that the Sponsor is not expected to recognize taxable gain with respect to its GX Founder Shares at closing because it is retaining such shares pursuant to the Transactions (and not engaging in any taxable disposition). Rather, it will benefit from deferring any taxable gain until it ultimately exchanges its GX Founder Shares for NioCorp Common Shares (or cash); by contrast, the GX Public Stockholders generally are expected to recognize gain or loss upon exchanging their GX securities for NioCorp securities pursuant to the Transactions;
●	the fact that the Sponsor and GX’s officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on GX’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations;
●	the fact that as of September 30, 2022, $20,000 was accrued and payable to Trimaran Fund Management, LLC, an affiliate of the Sponsor for monthly fees, and an additional $20,000 will be due and payable, monthly, until the consummation of the Transactions; and
●	the fact that the Sponsor and GX’s officers and directors will lose their entire investment in GX, which consists of $25,000 for 7,500,000 GX Founder Shares, $8,500,000 for the 5,666,667 GX Founder Warrants, the $250,000 amount outstanding under the working capital loan made by the Sponsor, the $235,000 amount outstanding under the second working capital loan made by the Sponsor, additional working capital loans made, out-of-pocket expenses to be repaid by GX and additional monthly fees due as noted above, if an initial business combination is not consummated by March 22, 2023, which would result in an aggregate loss of not less than $9,010,000.

These interests may influence GX’s directors in making their recommendation that GX Stockholders vote in favor of the approval of the Transactions. GX’s directors were aware of and considered these interests, among other matters, in evaluating the Transactions, and in recommending to GX stockholders that they approve the Transactions. GX stockholders should take these interests into account in deciding whether to approve the Transactions.

No Appraisal or Dissenter’s Rights (page [●])

No appraisal or dissenter’s rights are available to holders of shares of GX Common Stock or GX Warrants in connection with the Transactions.

Redemption Rights of GX Stockholders (page [●])

Pursuant to the GX Existing Charter, any holders of GX Class A Shares may demand that such shares be redeemed in exchange for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account, including any amounts representing interest earned on the Trust Account, less taxes payable, provided that such stockholders follow the specific procedures for redemption set forth in this joint proxy statement/prospectus.

For illustrative purposes, based on funds in the Trust Account as of January 13, 2023 of approximately $303,560,016, the estimated per share redemption price would have been approximately $10.11. If a GX Public Stockholder exercises its redemption rights, then such GX Public Stockholder will be exchanging its shares of GX Class A Shares for cash and will no longer own shares of GX. Such a holder will be entitled to receive cash for its GX Class A Shares only if it properly demands redemption and delivers its shares (either physically or electronically) to GX’s transfer agent in accordance with the procedures described herein. Each redemption of GX Class A Shares by the GX Public Stockholders will decrease the amount in the Trust Account. See the section entitled “GX Special Meeting of Stockholders — Redemption Rights” for the procedures to be followed if you wish to exercise your redemption rights.

The Sponsor (page [●])

GX’s sponsor is GX Sponsor II LLC, a Delaware limited liability company. The Sponsor currently owns 7,500,000 GX Founder Shares. The Sponsor is controlled by Cooper Road, LLC (an entity controlled by Jay R. Bloom) and Dean C. Kehler, both U.S. persons. Corbin ERISA Opportunity Fund, Ltd. and ACM Alameda Special Purpose Investment Fund II LP, both Cayman Island entities, are non-controlling members of the Sponsor that collectively own approximately 11.2% interest in the Sponsor.

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The parties do not believe that any of the above facts or relationships regarding the Sponsor would, by themselves, subject a business combination to regulatory review, including review by CFIUS, nor do the parties believe that if such a review were conceivable that, based solely on such facts or relationships, such business combination ultimately would be prohibited.

However, if a business combination were to become subject to regulatory review and approval requirements, including pursuant to foreign investment regulations and review by governmental entities such as CFIUS, such business combination may be delayed or ultimately prohibited. For more information, see the section entitled “Risk Factors — GX may not be able to complete an initial business combination with certain potential target companies if a proposed transaction with the target company may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations.”

NioCorp Special Meeting of Shareholders (page [●])

Date, Time and Place of the NioCorp Shareholder Meeting

The NioCorp Shareholder Meeting will be held on                  , 2023, at                      at 7000 S. Yosemite Street, Lower Level Conference Room, Centennial, Colorado, 80112.

Record Date and Voting for the NioCorp Shareholder Meeting (page [●])

The NioCorp Board has fixed                   , 2023, as the record date for the purpose of determining the shareholders entitled to receive notice of and vote at the NioCorp Shareholder Meeting. Persons who are registered shareholders at the close of business on                     , 2023, will be entitled to receive notice of, attend, and vote at the NioCorp Shareholder Meeting. On the record date, there were                      NioCorp Common Shares outstanding and entitled to vote at the NioCorp Shareholder Meeting. By ballot, every shareholder and proxyholder will have one vote for each share.

NioCorp Proposals for Shareholder Approval (page [●])

The purpose of the NioCorp Shareholder Meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:

●	NioCorp Proposal No. 1 — Share Issuance Proposal: To consider and vote on the Share Issuance Proposal;
●	NioCorp Proposal No. 2 — Yorkville Equity Facility Financing Proposal: To consider and vote on the Yorkville Equity Facility Financing Proposal;
●	NioCorp Proposal No. 3 — Yorkville Convertible Debt Financing Proposal: To consider and vote on the Yorkville Convertible Debt Financing Proposal;
●	NioCorp Proposal No. 4 — Quorum Amendment Proposal: To consider and vote on the Quorum Amendment Proposal; and
●	NioCorp Proposal No. 5 — Adjournment Proposal: To consider and vote on the Adjournment Proposal.

Approval of the Share Issuance Proposal and the Quorum Amendment Proposal by NioCorp Shareholders is a condition to the consummation of the Transactions. Only business within the purposes described in the Notice of Meeting may be conducted at the NioCorp Shareholder Meeting or any adjournment thereof.

Quorum and Votes Required for the NioCorp Proposals (page [●])

Under the NioCorp Articles, a quorum for the transaction of business at the NioCorp Shareholder Meeting is one or more persons present and being, or representing by proxy, two or more shareholders entitled to attend and vote at the NioCorp Shareholder Meeting.

Broker non-votes will not be counted as present for purposes of determining the presence of a quorum for purposes at the NioCorp Shareholder Meeting and will not be voted. Accordingly, broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the NioCorp Shareholder Meeting.

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If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy card and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” each of the NioCorp Proposals.

NioCorp Proposal No. 1 — Share Issuance Proposal

Assuming a quorum is present at the NioCorp Shareholder Meeting, approval of the Share Issuance Proposal requires the affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the NioCorp Shareholder Meeting. Failures to vote will not be counted “FOR” or “AGAINST” the Share Issuance Proposal and will have no effect on the outcome of the proposal. If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the Share Issuance Proposal.

NioCorp Proposal No. 2 — Yorkville Equity Facility Financing Proposal

Assuming a quorum is present at the NioCorp Shareholder Meeting, approval of the Yorkville Equity Facility Financing Proposal requires the affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the NioCorp Shareholder Meeting. Failures to vote will not be counted “FOR” or “AGAINST” the Yorkville Equity Facility Financing Proposal and will have no effect on the outcome of the proposal. If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the Yorkville Equity Facility Financing Proposal.

NioCorp Proposal No. 3 — Yorkville Convertible Debt Financing Proposal

Assuming a quorum is present at the NioCorp Shareholder Meeting, approval of the Yorkville Convertible Debt Financing Proposal requires the affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the NioCorp Shareholder Meeting. Failures to vote will not be counted “FOR” or “AGAINST” the Yorkville Convertible Debt Financing Proposal and will have no effect on the outcome of the proposal. If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the Yorkville Convertible Debt Financing Proposal.

NioCorp Proposal No. 4 — Quorum Amendment Proposal

Assuming a quorum is present at the NioCorp Shareholder Meeting, approval of the Quorum Amendment Proposal requires the affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the NioCorp Shareholder Meeting. Failures to vote will not be counted “FOR” or “AGAINST” the Quorum Amendment Proposal and will have no effect on the outcome of the proposal. If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the Quorum Amendment Proposal.

NioCorp Proposal No. 5 — Adjournment Proposal

Assuming a quorum is present at the NioCorp Shareholder Meeting, approval of the Adjournment Proposal requires the affirmative vote of a simple majority of the votes cast, either in person or by proxy, at the NioCorp Shareholder Meeting. Failures to vote will not be counted “FOR” or “AGAINST” the Adjournment Proposal and will have no effect on the outcome of the proposal. If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the Adjournment Proposal.

Recommendation to NioCorp Shareholders (page [●])

After careful consideration, including a review of the opinion of GenCap, information concerning GX, the Business Combination Agreement, proposed Transactions and alternatives, and consultation with management and NioCorp’s financial advisors and legal counsel, and consideration of such other matters as the NioCorp Board considered relevant, the NioCorp Board unanimously resolved (i) that the Transactions are fair to the NioCorp Shareholders and (ii) that the Transactions and entering into of the Business Combination Agreement and the other ancillaries contemplated thereby are in the best interests of NioCorp. The NioCorp Board unanimously recommends that NioCorp Shareholders vote:

●	NioCorp Proposal No. 1: “FOR” the Share Issuance Proposal;
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●	NioCorp Proposal No. 2: “FOR” the Yorkville Equity Facility Financing Proposal;
●	NioCorp Proposal No. 3: “FOR” the Yorkville Convertible Debt Financing Proposal;
●	NioCorp Proposal No. 4: “FOR” the Quorum Amendment Proposal; and
●	NioCorp Proposal No. 5: “FOR” the Adjournment Proposal.

Interests of NioCorp Directors and Officers in the Transactions (page [●])

Except as disclosed in this joint proxy statement/prospectus, none of NioCorp’s directors or executive officers, nor any person who has held such a position since the beginning of NioCorp’s last completed financial year, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the NioCorp Shareholder Meeting.

No Appraisal or Dissenter’s Rights (page [●])

No action is proposed for consideration at the NioCorp Shareholder Meeting for which the laws of British Columbia or the NioCorp Articles provide a right of a NioCorp Shareholder to dissent and obtain appraisal of or payment for such shareholder’s NioCorp Common Shares.

Material U.S. Federal Income Tax Considerations (page [●])

As discussed more fully under the section entitled “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations With Respect to the Redemption and the Transactions,” the First Merger is expected to be a fully taxable transaction that does not qualify as a reorganization within the meaning of section 368(a) of the Code. Pursuant to that treatment, holders of GX stock or securities will recognize gain or loss upon any exchange of GX stock or securities for NioCorp securities in the Transactions. NioCorp also currently expects the Transactions not to result in an inversion (as defined below) for U.S. federal income tax purposes. If this determination were incorrect and the Transactions result in an inversion, adverse U.S. federal income tax consequences could apply to NioCorp and GX, and, in certain cases, NioCorp’s shareholders. All of these determinations are subject to significant uncertainty and no assurance can be given that your tax advisor will agree with these determinations or that the IRS would not assert, or that a court would not sustain, a contrary position. For a more complete analysis of U.S. federal income tax considerations relating to the Transactions, you are strongly urged to read “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations With Respect to the Redemption and the Transactions” of this joint proxy statement/prospectus. You are also urged to consult your tax advisor regarding the particular federal, state, local, and non-U.S. tax consequences of the Transactions that pertain to you and your situation.

Material Canadian Federal Income Tax Considerations (page [●])

As discussed more fully under the section entitled “Material Canadian Federal Income Tax Considerations — Material Canadian Federal Income Tax Considerations With Respect to the Redemption and the Transactions,” Canadian holders whose GX stock or securities are redeemed or who acquire as beneficial owner NioCorp securities in exchange for GX stock or securities will generally realize a capital gain (or capital loss) in the taxation year of the redemption or Exchange (as applicable) to the extent the proceeds of disposition received on the redemption or Exchange (as applicable), net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Canadian Resident Holder’s GX stock or securities, as determined immediately before the redemption or Exchange (as applicable).

Comparison of Shareholders’ Rights (page [●])

Upon completion of the Transactions, the rights of NioCorp Shareholders and GX Stockholders who become NioCorp Shareholders will no longer be governed by the NioCorp Articles or the GX Existing Charter and GX Bylaws, and instead will be governed by the NioCorp Amended Articles. See “Comparison of Shareholders’ Rights.”

Risk Factors (page [●])

You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page [●] of this joint proxy statement/prospectus. You also should read and carefully consider the risk factors of NioCorp and GX contained in the documents that are incorporated by reference into this joint proxy statement/prospectus. These risks include, among others:

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Risks Relating to GX and the Transactions

●	There can be no assurance that the NioCorp Common Shares or NioCorp Assumed Warrants will be approved for listing on Nasdaq or that the Combined Company will be able to comply with the continued listing standards of Nasdaq.
●	The Exchange Ratio is fixed and will not be adjusted to compensate for changes in the price of NioCorp Common Shares or in the price of GX Class A Shares.
●	Current NioCorp Shareholders and GX Stockholders will generally have a reduced ownership and voting interest in the Combined Company after the Transactions.
●	The fairness opinions obtained by the NioCorp Board and the GX Board from their respective financial advisors will not reflect changes or events that may occur after the date of the opinions.
●	Failure to complete the Transactions could negatively impact NioCorp’s or GX’s stock price and adversely affect their results of operations, cash flows and financial position.
●	The Combined Company may not realize all or any of the anticipated benefits expected as a result of the Transactions.
●	The Business Combination Agreement limits NioCorp’s ability to pursue alternatives to the Transactions or to terminate the Business Combination Agreement.
●	If NioCorp fails to consummate the Yorkville Financings, the Transactions may not be completed.
●	You may be less protected as an investor from any material issues with respect to NioCorp’s business than an investor in a public offering due to the nature of the Transactions.
●	The unaudited pro forma financial information included herein may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.
●	Past performance by Trimaran Capital Partners, including GX’s management team, may not be indicative of future performance of an investment in GX or the Combined Company.
●	Changes in or a failure to comply with any laws, regulations or rules may adversely affect GX’s business, including its ability to negotiate and complete its initial business combination, investments and results of operations.
●	Given the cross-border nature of the Transactions, the Combined Company will become subject to a variety of additional risks that may negatively impact the Combined Company’s operations.
●	Subsequent to the consummation of the Transactions, the Combined Company may be required to take write-downs or write-offs, or may be subject to other charges that could have a significant negative effect on the Combined Company’s financial condition.
●	The Transactions are subject to the receipt of certain approvals and conditions.
●	GX’s Sponsor, officers and directors have potential conflicts of interest in recommending that GX Stockholders vote in favor of the Transactions and the GX Proposals.
●	GX’s Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from the GX Public Stockholders, which may influence the vote on the Transactions.
●	GX Stockholders and NioCorp Shareholders will experience immediate dilution due to the Transactions and may experience additional dilution as a consequence of certain other transactions.
●	GX and NioCorp will incur significant costs in connection with the Transactions.
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●	GX may not be able to complete an initial business combination within the prescribed time frame, in which case it would cease all operations except for the purpose of winding up.

Additional Risks Relating to Ownership of NioCorp Common Shares Following the Transactions

●	The NioCorp Common Shares do not currently trade on a national securities exchange in the United States and there is no guarantee that a market for the NioCorp Common Shares will develop in the United States to provide the NioCorp Shareholders with adequate liquidity.
●	Future issuances or sales, or the perception of future sales, of NioCorp Common Shares by existing shareholders or by NioCorp, or future dilutive issuances of NioCorp Common Shares by NioCorp, could adversely affect prevailing market prices for the NioCorp Common Shares.
●	Upon consummation of the Transactions, the rights of GX Stockholders and NioCorp Shareholders will change.
●	Canadian law and the NioCorp Amended Articles contain certain provisions, including anti-takeover provisions, that could delay or discourage takeover attempts or other actions that shareholders may consider favorable.
●	The Equity Facility is subject to satisfaction or waiver of several conditions.

Risks Relating to Redemption

●	GX does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for GX to complete the Transactions even if a substantial majority of GX Stockholders redeem their shares.
●	If GX Stockholders fail to receive notice of GX’s offer to redeem the GX Class A Shares in connection with the Transactions, or fail to comply with the procedures for tendering their shares, such shares may not be redeemed.
●	There is no guarantee that a GX Stockholder’s decision to invest in NioCorp through the Transactions or, alternatively, to redeem its GX Common Stock for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.
●	If third parties bring claims against GX, the proceeds held in the Trust Account could be reduced.
●	The securities in which GX invests the funds held in the Trust Account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by GX Public Stockholders may be less than $10.00 per share.
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SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

Selected Historical Financial Information of NioCorp

The information presented below is derived from NioCorp’s audited consolidated financial statements for the fiscal years ended June 30, 2022, 2021 and 2020 as of June 30, 2022 and June 30, 2021 and NioCorp’s unaudited condensed interim consolidated financial statements as of and for the three months ended September 30, 2022 and September 30, 2021. The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read carefully the following selected information in conjunction with NioCorp’s historical consolidated financial statements and accompanying notes thereto, included elsewhere in this joint proxy statement/prospectus, and the other information incorporated by reference into this joint proxy statement/prospectus.

Statement of Operations and Comprehensive Loss

(in thousands, except per share amounts)	Three Months Ended September 30,		For the Year Ended June 30,
	2022	2021	2022	2021	2020
Sales	$—	$—	$—	$—	$—
Total operating expenses	2,082	1,256	7,796	4,092	3,432
Net loss	2,554	2,088	10,887	4,824	4,001
Loss per common share, basic and diluted	0.01	0.01	0.04	0.02	0.02

Statements of Financial Position

(in thousands)	As of September 30,		As of June 30,
	2022	2021	2022	2021
Total assets	$23,246	$23,289	$22,756	$24,470
Debt, including current portion	2,755	9,558	4,169	10,675
Shareholders’ equity	16,735	13,263	17,665	13,213

Selected Historical Financial Information of GX

GX’s historical statements of operations data for the year ended December 31, 2021 and for the period from September 24, 2020 (inception) through December 31, 2020 and the selected historical balance sheet data as of December 31, 2021 and 2020 are derived from GX’s audited financial statements included elsewhere in this joint proxy statement/prospectus. GX’s historical statements of operations data for the nine months ended September 30, 2022 and September 30, 2021 and the selected historical balance sheet data as of September 30, 2022 are derived from GX’s unaudited interim condensed financial statements included elsewhere in this joint proxy statement/prospectus. In the opinion of GX’s management, the unaudited interim condensed consolidated financial statements include all adjustments necessary to state fairly GX’s financial position as of September 30, 2022 and the results of operations for the nine months ended September 30, 2022 and 2021.

GX’s historical results are not necessarily indicative of the results to be expected in the future and GX’s results for the nine months ended September 30, 2022 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2022 or any other period. You should read the following historical financial data together with the section entitled “GX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and GX’s audited financial statements and related notes and unaudited interim condensed financial statements and related notes, included elsewhere in this joint proxy statement/prospectus.

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	Year Ended December 31,	For the Period from September 24, 2020 (Inception) through December 31,	Nine Months Ended September 30,
	2021	2020	2022	2021
Statements of Operations Data:
Operating costs	$1,391,322	$1,450	$5,233,040	$793,736
Loss from operations	(1,391,322)	(1,450)	(5,233,040)	(793,736)

Other income (expense):
Change in fair value of warrant liability	12,076,667	—	6,793,333	12,233,333
Change in fair value of over-allotment option	138,932	—	—	—
Warrant transaction costs	(744,333)	—	—	(744,333)
Interest earned on marketable securities held in Trust Account	16,667	—	1,740,979	10,329
Unrealized loss on marketable securities held in Trust Account	—	—	—	—
Total other income, net	11,487,933	—	8,534,312	11,499,329

(Loss) Income before provision for income taxes	—	—	3,301,272	10,705,593
Provision for income taxes	—	—	(295,597)	—
Net (loss) income	$10,096,611	$(1,450)	$3,005,675	$10,705,593
Weighted average shares outstanding, Class A common stock	23,342,466	—	30,000,000	21,098,901
Basic and diluted (loss) net income per share, Class A common stock	$0.33	$—	$0.08	$0.37
Weighted average shares outstanding, Class B common stock	7,500,000	7,500,000	7,500,000	7,500,000
Basic and diluted net (loss) income per share, Class B common stock	$0.33	$(0.00)	$0.08	$0.37

	As of December 31, 2021	As of December 31, 2020	As of September 30, 2022
Balance Sheets Data:
Cash	$725,875	$4,460	$13,256
Marketable securities held in Trust Account	$300,016,667	$—	$300,912,070
Total assets	$301,267,911	$101,960	$301,390,072
Total liabilities	$19,504,836	$78,410	$16,621,322
Class A common stock subject to possible redemption, 30,000,000, 30,000,000 and no shares at redemption value as of September 30, 2022, December 31, 2021 and 2020	$300,000,000	$—	$300,882,070
Total stockholders’ (deficit) equity	$(18,236,925)	$23,550	$(16,113,320)

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COMPARATIVE MARKET PRICE INFORMATION

NioCorp Common Shares trade on the TSX under the symbol “NB,” on the U.S. Over-the-Counter Bulletin Board and the OTCQX under the symbol “NIOBF” and on the Frankfurt Stock Exchange as “BR3.” GX Class A Shares are currently listed on Nasdaq under the symbol “GXII.” The following table sets forth the closing sale price per share of NioCorp Common Shares reported on the OTCQX and GX Class A Shares reported on the Nasdaq Capital Market, respectively, as of September 23, 2022, the trading day before the public announcement of the execution of the Business Combination Agreement, and                       ,           , the latest practicable trading date before the mailing of this joint proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration for each GX Class A share on the relevant date.

Date	NioCorp Common Shares Closing Price	GX Class A Shares Closing Price	Estimated Equivalent Per Share Value(1)
September 23, 2022	$0.78	$9.80	$8.75
,

(1)	The implied value of the merger consideration is based upon the product of the Exchange Ratio and the closing price of NioCorp Common Shares as of the applicable date.

The above table shows only historical comparisons. NioCorp Shareholders and GX Stockholders are encouraged to obtain current market quotations for shares of NioCorp Common Shares and GX Class A Shares and to review carefully and in its entirety the other information contained in, or incorporated by reference into, this joint proxy statement/prospectus. The market prices of NioCorp Common Shares and GX Class A Shares will fluctuate between the date of this joint proxy statement/prospectus and the date of completion of the Transactions. No assurance can be given concerning the market prices of NioCorp Common Shares or GX Class A Shares before or after the completion of the Transactions. Changes in the market price of NioCorp Common Shares or GX Class A Shares prior to the completion of the Transactions will affect the market value of the consideration that GX Stockholders will receive upon completion of the Transactions.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus contain or may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Forward-looking terms such as “anticipates,” “believes,” “budgets,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “might,” “outlook,” “plans,” “possible,” “potential,” “predict,” “pro forma,” “projects,” “schedule,” “should,” “target,” “will,” “would” and similar expressions are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements may include, but are not limited to, statements about:

●	the parties’ ability to close the proposed Transactions, including NioCorp and GX being able to receive all required regulatory, third-party and shareholder approvals for the proposed Transactions;
●	the anticipated benefits of the Transactions, including the potential amount of cash that may be available to the Combined Company upon consummation of the Transactions and the use of the net proceeds following the redemptions by GX Public Stockholders;
●	NioCorp’s expectation that its common shares will be accepted for listing on the Nasdaq Stock Market following the closing of the proposed Transactions;
●	the execution of definitive agreements relating to the convertible debenture transaction and the standby equity purchase facility contemplated by the term sheets with Yorkville;
●	the financial and business performance of NioCorp;
●	NioCorp’s anticipated results and developments in the operations of NioCorp in future periods;
●	NioCorp’s planned exploration activities;
●	the adequacy of NioCorp’s financial resources;
●	NioCorp’s ability to secure sufficient project financing to complete construction and commence operation of the Elk Creek Project;
●	NioCorp’s expectation and ability to produce niobium, scandium and titanium at the Elk Creek Project;
●	the outcome of current recovery process improvement testing, and NioCorp’s expectation that such process improvements could lead to greater efficiencies and cost savings in the Elk Creek Project;
●	the Elk Creek Project’s ability to produce multiple critical metals;
●	the Elk Creek Project’s projected ore production and mining operations over its expected mine life;
●	the completion of the demonstration plant and technical and economic analyses on the potential addition of magnetic rare earth oxides to NioCorp’s planned product suite;
●	the exercise of options to purchase additional land parcels;
●	the execution of contracts with engineering, procurement and construction companies;
●	NioCorp’s ongoing evaluation of the impact of inflation, supply chain issues and geopolitical unrest on the Elk Creek Project’s economic model;
●	the impact of health epidemics, including the COVID-19 pandemic, on NioCorp’s business and the actions NioCorp may take in response thereto; and
●	the creation of full time and contract construction jobs over the construction period of the Elk Creek Project.

The forward-looking statements speak only as of the date they are made and are based on the current beliefs and expectations of the management of NioCorp and GX, as applicable. There can be no assurance that future developments will

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be those that have been anticipated. Forward-looking statements reflect material expectations and assumptions, including, without limitation, expectations and assumptions relating to: the future price of metals; the stability of the financial and capital markets; NioCorp and GX being able to receive all required regulatory, third-party and shareholder approvals for the proposed Transactions; the amount of redemptions by GX Public Stockholders; the execution of definitive agreements relating to the convertible debenture transaction and the standby equity purchase facility contemplated by the term sheets with Yorkville; and other current estimates and assumptions regarding the proposed Transactions and their benefits. Such expectations and assumptions are inherently subject to uncertainties and contingencies regarding future events and, as such, are subject to change.

Forward-looking statements involve a number of risks, uncertainties and other factors that that could cause actual outcomes and results to differ materially from those expressed or implied in those statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” beginning on page [●] of this joint proxy statement/prospectus and under the heading “Risk Factors” in the documents incorporated by reference herein, including:

●	the amount of any redemptions by GX Public Stockholders being greater than expected, which may reduce the cash in trust available to NioCorp upon the consummation of the Transactions;
●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and/or payment of the termination fees;
●	the outcome of any legal proceedings that may be instituted against NioCorp or GX following announcement of the Business Combination Agreement and the Transactions;
●	the inability to complete the Transactions due to, among other things, the failure to obtain NioCorp Shareholder approval or GX Stockholder approval or the execution of definitive agreements relating to the convertible debenture transaction and the standby equity purchase facility contemplated by the term sheets with Yorkville;
●	the risk that the announcement and consummation of the Transactions disrupts NioCorp’s current plans;
●	the ability to recognize the anticipated benefits of the Transactions;
●	unexpected costs related to the Transactions;
●	the risks that the consummation of the Transactions is substantially delayed or does not occur, including prior to the date on which GX is required to liquidate under the terms of its charter documents;
●	NioCorp’s ability to operate as a going concern;
●	NioCorp’s requirement of significant additional capital;
●	NioCorp’s limited operating history;
●	NioCorp’s history of losses;
●	cost increases for NioCorp’s exploration and, if warranted, development projects;
●	a disruption in, or failure of, NioCorp’s information technology systems, including those related to cybersecurity;
●	equipment and supply shortages;
●	current and future offtake agreements, joint ventures, and partnerships;
●	NioCorp’s ability to attract qualified management;
●	the effects of the COVID-19 pandemic or other global health crises on NioCorp’s business plans, financial condition and liquidity;
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●	estimates of mineral resources and reserves;
●	mineral exploration and production activities;
●	feasibility study results;
●	changes in demand for and price of commodities (such as fuel and electricity) and currencies;
●	changes or disruptions in the securities markets;
●	legislative, political or economic developments;
●	the need to obtain permits and comply with laws and regulations and other regulatory requirements;
●	the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of NioCorp’s projects;
●	risks of accidents, equipment breakdowns, and labor disputes or other unanticipated difficulties or interruptions;
●	the possibility of cost overruns or unanticipated expenses in development programs;
●	operating or technical difficulties in connection with exploration, mining, or development activities;
●	the speculative nature of mineral exploration and development, including the risks of diminishing quantities or grades of reserves and resources;
●	claims on the title to NioCorp’s properties;
●	potential future litigation;
●	NioCorp’s lack of insurance covering all of NioCorp’s operations; and
●	risks related to the material weakness in NioCorp’s internal control over financial reporting, NioCorp’s efforts to remediate such material weakness and the timing of remediation.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements concerning the Transactions or other matters addressed herein and attributable to NioCorp, GX or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Neither NioCorp nor GX undertakes any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in and incorporated by reference into this joint proxy statement/prospectus, before making a decision on NioCorp Proposals or the GX Proposals. As a shareholder of NioCorp following the consummation of the Transactions, you will be subject to all risks inherent in the business of NioCorp in addition to the risks relating to GX and the Transactions. The market value of your shares will reflect the performance of the business relative to, among other things, that of the competitors of NioCorp and general economic, market and industry conditions. The value of your investment may increase or may decline and could result in a loss. You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this joint proxy statement/prospectus. For information regarding the documents incorporated into this joint proxy statement/prospectus by reference, see the section entitled “Where You Can Find Additional Information” beginning on page [●] of this joint proxy statement/prospectus.

Risks Relating to GX and the Transactions

Unless the context otherwise requires, all references in this “— Risks Relating to GX and the Transactions” section to “we,” “us,” or “our” refer to GX.

There can be no assurance that the NioCorp Common Shares or NioCorp Assumed Warrants will be approved for listing on Nasdaq or that the Combined Company will be able to comply with the continued listing standards of Nasdaq.

In connection with the closing of the Transactions, NioCorp intends to list the NioCorp Common Shares and NioCorp Assumed Warrants on Nasdaq under the symbols “NB” and “NIOBW,” respectively. NioCorp’s continued eligibility for listing may depend on the number of shares of GX Common Stock that are redeemed. If, after the Transactions, Nasdaq delists the NioCorp Common Shares or NioCorp Assumed Warrants from trading on its exchange for failure to meet Nasdaq listing standards, the Combined Company and its shareholders could face significant material adverse consequences including:

●	a limited availability of market quotations for NioCorp’s securities;
●	a determination that NioCorp Common Shares are a “penny stock” which will require brokers trading in NioCorp Common Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for NioCorp Common Shares;
●	a limited amount of analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The Exchange Ratio is fixed and will not be adjusted to compensate for changes in the price of NioCorp Common Shares or in the price of GX Class A Shares prior to the completion of the Transactions. Because the market price of NioCorp Common Shares and GX Class A Shares may fluctuate, the value of the transaction consideration is uncertain.

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each GX Class A Share that is held by a GX Public Stockholder shall be converted into a First Merger Class A Share. In connection with the Exchange, NioCorp will exercise its unilateral option to purchase each First Merger Class A Share in exchange for 11.1829212 NioCorp Common Shares, which is the Exchange Ratio for the Transactions. As a result, each GX Public Stockholder who does not elect to exercise their redemption rights in connection with the Transactions will ultimately be issued NioCorp Common Shares.

Because the Exchange Ratio is fixed, the value of the transaction consideration will depend on the market price of NioCorp Common Shares at the time of the Exchange, which will occur immediately following the First Merger Effective Time. The Exchange Ratio will not be adjusted for changes in the market price of NioCorp Common Shares or GX Common Stock between the date of signing the Business Combination Agreement and completion of the Transactions. There will be a lapse of time between the date on which NioCorp Shareholders vote on the Share Issuance Proposal at the NioCorp Shareholder Meeting and GX Stockholders vote on the Business Combination Proposal at the GX Stockholder Meeting, and the date on which GX Stockholders entitled to receive NioCorp Common Shares actually receive those shares. The value of NioCorp Common Shares and GX Class A Shares has fluctuated since the date of the announcement of the Business Combination Agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to completion of the Transactions, and thereafter in the case of the NioCorp Common Shares. The closing sale price per share of GX Class A Shares on Nasdaq as of September 23, 2022, the last trading day before the public announcement of the execution of the Business Combination Agreement, was $9.80, and the closing sale price per share has fluctuated as high as $                     and

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as low as $                     between that date and                      ,              , the last trading day before this joint proxy statement/prospectus. The closing sale price per share of NioCorp Common Shares on the OTCQX as of September 23, 2022, the last trading date before the public announcement of the execution of the Business Combination Agreement, was $0.78, and the closing sale price per share has fluctuated as high as $                     and as low as $                     between that date and                      ,              , the last trading day before this joint proxy statement/prospectus. Accordingly, at the time of the NioCorp Shareholder Meeting and the GX Stockholder Meeting, the value of the transaction consideration will not be known. Stock price changes may result from a variety of factors, including, among others, general market and economic conditions, changes in NioCorp’s operations and prospects, changes in NioCorp’s and GX’s respective cash flows and financial position, market assessments of the likelihood that the Transactions will be completed, the timing of the Transactions, and other considerations. Moreover, the issuance of additional NioCorp Common Shares in connection with the Transactions and the Yorkville Financings could depress the per share price of NioCorp Common Shares. There is no right to terminate the Business Combination Agreement and the Transactions as a result of an increase or decrease in the market price of the shares of NioCorp Common Shares or GX Class A Shares prior to the completion of the Transactions.

NioCorp Shareholders and GX Stockholders are urged to obtain current market quotations for NioCorp Common Shares and GX Class A Shares before making a voting decision with respect to the Share Issuance Proposal and the Business Combination Proposal, respectively.

Current NioCorp Shareholders and GX Stockholders will generally have a reduced ownership and voting interest in the Combined Company after the Transactions.

NioCorp may issue to GX Securityholders up to 596,549,204 NioCorp Common Shares in connection with the Transactions (including up to 175,199,102 NioCorp Common Shares issuable upon exercise of the NioCorp Assumed Warrants). Immediately following completion of the Transactions, it is expected that the current NioCorp Shareholders and the current GX Stockholders will own 42% and 58%, respectively, of the outstanding NioCorp Common Shares (assuming no redemptions by GX Stockholders and that all of the Second Merger Class B Shares are exchanged into NioCorp Common Shares and not including the potential dilutive impact of the Yorkville Financings). Please see the section entitled “Yorkville Financing — Yorkville Equity Facility Financing” for a more complete description of the Equity Facility.

NioCorp Shareholders and GX Stockholders currently have the right to vote for their respective directors and on other matters affecting their respective companies. At the completion of the Transactions, each GX Stockholder that receives NioCorp Common Shares and is not already a NioCorp Shareholder will become a NioCorp Shareholder with a percentage ownership that will be smaller than such stockholder’s percentage ownership of GX prior to the Transactions. Correspondingly, each NioCorp Shareholder will remain a NioCorp Shareholder with a percentage ownership that will generally be smaller than such shareholder’s percentage of NioCorp prior to the Transactions. As a result of these reduced ownership percentages, NioCorp Shareholders and GX Stockholders will generally have less voting power in the Combined Company after the Transactions than they now have in their respective companies.

The fairness opinions obtained by the NioCorp Board and the GX Board from their respective financial advisors will not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinions.

GenCap has provided a fairness opinion to the NioCorp Board stating that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, and qualifications stated in such opinion, the Transactions are fair, from a financial point of view, to NioCorp Shareholders. Scalar has provided a fairness opinion to the GX Board stating that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications stated in such opinion, the consideration to be received by the holders of the GX Class A Shares is fair from a financial point of view to such shareholders.

Neither the NioCorp Board nor the GX Board has obtained an updated fairness opinion as of the date of this joint proxy statement/prospectus from its respective advisors, and neither expects to receive an updated fairness opinion prior to the completion of the Transactions.

The opinions do not reflect changes, circumstances, developments or events that may have occurred or may occur after the date of the opinions, including changes in the operations and prospects of NioCorp or GX, regulatory or legal changes, general market and economic conditions and other factors that may be beyond the control of NioCorp and GX and on which the fairness opinions were based, and that may alter the value of NioCorp and GX or the prices of NioCorp Common Shares or GX Class A Shares prior to consummation of the Transactions. The value of NioCorp Common Shares and GX Class A Shares has fluctuated since, and could be materially different from its value as of, the date of the opinions, and the opinions do not address the prices at which NioCorp Common Shares or GX Class A Shares may trade since the dates of the opinions. The opinions do not speak as of the time the Transactions will be completed or as of any date other than the dates of such

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opinions. Neither NioCorp nor GX anticipates asking its advisors to update their opinion, and neither of the advisors has an obligation or responsibility to update, revise or reaffirm its respective opinion based on circumstances, developments or events that may have occurred or may occur after the date of the opinion. The written opinions of NioCorp’s and GX’s advisors are attached as Annex E and Annex F, respectively, to this joint proxy statement/prospectus and are incorporated by reference herein.

Failure to complete the Transactions could negatively impact NioCorp’s or GX’s stock price and have a material adverse effect on either or both of their results of operations, cash flows and financial position.

If the Transactions are not completed for any reason, including as a result of NioCorp Shareholders or GX Stockholders failing to approve the applicable proposals, the ongoing businesses of NioCorp and GX may be materially adversely affected and, without realizing any of the benefits of having completed the Transactions, NioCorp and GX would be subject to a number of risks, including the following:

●	NioCorp and GX may experience negative reactions from the financial markets, including negative impacts on their respective stock prices;
●	NioCorp and GX will still be required to pay certain significant costs relating to the Transactions, such as legal, accounting, financial advisor and printing fees;
●	NioCorp may be required to pay a termination fee under the terms of the Business Combination Agreement;
●	the Business Combination Agreement places certain restrictions on the conduct of the respective businesses of NioCorp and GX until the earlier of the termination of the Business Combination Agreement and the Closing Date, which restrictions may have delayed or prevented the respective companies from undertaking business opportunities that, absent the Business Combination Agreement, may have been pursued;
●	matters relating to the Transactions require substantial commitments of time and resources by each company’s management, which could have resulted in the distraction of each company’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to the companies; and
●	litigation related to any failure to complete the Transactions or related to any enforcement proceeding commenced against NioCorp or GX to perform their respective obligations under the Business Combination Agreement.

If the Transactions are not completed, any of the risks described above may materialize and they may have a material adverse effect on NioCorp’s or GX’s results of operations, cash flows, financial position and stock prices.

The Business Combination Agreement limits NioCorp’s ability to pursue alternatives to the Transactions or to terminate the Business Combination Agreement.

Upon termination of the Business Combination Agreement in specified circumstances, NioCorp must pay GX the Base Termination Fee. Such specified circumstances include, among others, termination of the Business Combination Agreement by NioCorp in order to enter into an agreement providing for a Superior Proposal, termination by GX for a change of recommendation of the NioCorp Board, or a material breach of certain of NioCorp’s covenants relating to soliciting acquisition proposals.

In addition, upon termination of the Business Combination Agreement in other specified circumstances, NioCorp is required to pay the Intentional Breach Termination Fee. Such specified circumstances include, among others, termination by GX as a result of a willful and material breach by NioCorp such that certain conditions to Closing would not be satisfied at Closing (subject to a cure period), or as a result of NioCorp’s failure to consummate the Closing of the Transactions within five business days after GX has irrevocably confirmed in writing that it is prepared to consummate the Closing and all the conditions to Closing have been satisfied.

In addition, upon termination of the Business Combination Agreement whereupon GX will be entitled to the Base Termination Fee or the Intentional Breach Termination Fee, NioCorp is also required to pay an amount equal to the sum of all documented and reasonable out-of-pocket expenses paid or payable by GX and the Sponsor in connection with the Business Combination Agreement and the Transactions, not to exceed $5,000,000. Pursuant to the Business Combination Agreement, in no event will GX be entitled to both the Base Termination Fee and the Intentional Breach Termination Fee.

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These provisions could limit NioCorp’s ability to pursue alternatives to the Transactions or to terminate the Business Combination Agreement.

If NioCorp fails to consummate the Yorkville Financings, it is possible that the Transactions may not be completed.

As a condition to closing the Transactions, the Business Combination Agreement provides that NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger) will have cash in an amount equal to or greater than $15,000,000, subject to certain adjustments. NioCorp and Yorkville may not be able to negotiate definitive documentation related to the Yorkville Financings and may not otherwise be able to consummate the financing transactions contemplated thereby, which could cause NioCorp and GX to encounter difficulties in completing the Transactions with financing terms as favorable as anticipated or at all.

The scope of due diligence GX has conducted in conjunction with the Transactions may be different than would typically be conducted in the event NioCorp pursued an underwritten public offering, and you may be less protected as an investor from any material issues with respect to NioCorp’s business, including any material omissions or misstatements contained in the registration statement or this joint proxy statement/prospectus, than an investor in a public offering.

The scope of due diligence GX has conducted in conjunction with the Transactions may be different than would typically be conducted in the event NioCorp pursued an underwritten public offering. Further, raising capital and listing on Nasdaq through a business combination rather than an underwritten offering, as NioCorp is seeking to do through the Transactions, presents risks to unaffiliated investors. Such risks include a potentially different level of due diligence investigation than might be conducted by an underwriter that would be subject to potential liability for any material misstatements or omissions in a registration statement. Although GX has conducted due diligence on NioCorp and although NioCorp is currently a registrant subject to the anti-fraud requirements of the Securities Act and the Exchange Act, GX cannot assure you that this diligence revealed all material issues that may be present in NioCorp’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of GX’s or NioCorp’s control will not later arise. As a result, NioCorp may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with GX’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on NioCorp’s liquidity, the fact that NioCorp reports charges of this nature could contribute to negative market perceptions about NioCorp or its securities. Accordingly, any GX Stockholders who chooses to remain a shareholder of NioCorp following the Closing could suffer a reduction in the value of their GX shares. Such GX Stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by GX’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation relating to the Transactions contained an actionable material misstatement or material omission.

The Combined Company may not realize all or any of the anticipated benefits expected as a result of the Transactions.

The success of the Transactions (if consummated) will depend, in part, on the Combined Company’s ability to realize the anticipated benefits expected from the Transactions, as further described in the sections entitled “The Transactions—NioCorp’s Reasons for the Transactions and Recommendation of the NioCorp Board” and “The Transactions—GX’s Reasons for the Transactions and Recommendation of the GX Board” of this joint proxy statement/prospectus. If the Combined Company is not successful in realizing these anticipated benefits, including the benefits of the anticipated Nasdaq listing of the NioCorp Common Shares and the anticipated acceleration of financing efforts to advance, complete construction and commence operation of the Elk Creek Project, such consequences may adversely affect the Combined Company’s business, results of operations and stock price.

If the Transactions’ benefits do not meet the expectations of investors or securities analysts, the market price of GX’s securities or, following the Closing, the Combined Company’s securities, may decline. A market for GX securities may not continue, which would adversely affect the liquidity and price of its securities.

If the perceived benefits of the Transactions do not meet the expectations of investors or securities analysts, the market price of GX’s securities prior to the Closing may decline. The market values of the Combined Company’s securities at the time of the Transactions may vary significantly from the prices of NioCorp’s or GX’s securities on the date the Business Combination Agreement was executed, the date of this joint proxy statement/prospectus, or the date on which GX Stockholders or NioCorp Shareholders vote on the Transactions.

Following the Transactions, the price of the Combined Company’s securities may fluctuate significantly due to the market’s reaction to the Transactions and general market and economic conditions. An active trading market for the

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Combined Company’s securities following the Transactions may never develop or, if developed, it may not be sustained. In addition, following the Transactions, fluctuations in the price of the Combined Company’s securities could contribute to the loss of all or part of your investment. If an active market for the Combined Company’s securities develops and continues, the trading price of the Combined Company’s securities following the Transactions could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond the Combined Company’s control. Any of the factors listed below could have a material adverse effect on your investment in the Combined Company’s securities and the Combined Company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the Combined Company’s securities may not recover and may experience a further decline.

Factors affecting the trading price of the Combined Company’s securities may include:

●	the realization of any of the risk factors presented in this joint proxy statement/prospectus;
●	actual or anticipated fluctuations in the Combined Company’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;
●	changes in the market’s expectations about the Combined Company’s operating results;
●	the Combined Company’s operating results failing to meet the expectation of securities analysts of investors in a particular period;
●	operating and share price performance of other companies that investors deem comparable to the Combined Company;
●	the volume of NioCorp Common Shares available for public sale;
●	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases of the Combined Company’s securities;
●	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by the Combined Company or its competitors;
●	the Combined Company’s ability to effectively manage growth;
●	actual or anticipated variations in quarterly operating results;
●	the Combined Company’s cash position;
●	the Combined Company’s failure to meet the estimates and projections of the investment community or that it may otherwise provide to the public;
●	changes in the market valuations of similar companies;
●	overall performance of the equity markets;
●	speculation in the press or investment community;
●	sales of NioCorp Common Shares by it or its shareholders in the future;
●	the trading volume of NioCorp Common Shares;
●	changes in accounting practices;
●	the ineffectiveness of the Combined Company’s internal control over financial reporting;
●	disputes or other developments relating to proprietary rights, including patents, litigation matters and the Combined Company’s ability to obtain or maintain patent protection for its technologies;
●	significant lawsuits, including patent or shareholder litigation;
●	general political and economic conditions, including health pandemics, such as COVID-19; and
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●	other events or factors, many of which are beyond the Combined Company’s control.

In addition, the stock market in general, and Nasdaq in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of NioCorp Common Shares, regardless of its actual operating performance. In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of a company’s securities. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm the Combined Company’s business, operating results or financial condition.

The unaudited pro forma financial information included herein may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial position or results of operations would have been had the Transactions been completed on the dates indicated.

Past performance by Trimaran Capital Partners (“Trimaran”), including GX’s management team, may not be indicative of future performance of an investment in GX or the Combined Company.

Information regarding performance by, or businesses associated with, Trimaran and its affiliates is presented for informational purposes only. Trimaran and its affiliates are affiliates of GX’s Sponsor and are owned or controlled by Jay R. Bloom and Dean C. Kehler, GX’s Co-Chairmen and Chief Executive Officers. Past performance by Trimaran, including GX’s management team, is not a guarantee with respect to the Transactions. You should not rely on the historical record of Trimaran’s or GX’s management team’s performance as indicative of the Combined Company’s future performance, of an investment in GX or the Combined Company or the returns GX or the Combined Company will, or is likely to, generate going forward. Two members of the GX management team will be directors of the Combined Company immediately following the Transactions, but there is no assurance that their views will prevail in relation to any decisions or actions taken by the Combined Company’s board of directors. Additionally, in the course of their respective careers, members of GX’s management team have been involved in businesses and transactions that were not successful.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect GX’s business, including its ability to negotiate and complete its initial business combination, investments and results of operations.

GX is subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, GX is required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on GX’s business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on GX’s business, including its ability to negotiate and complete its initial business combination (including the Transactions) and results of operations.

On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving special purpose acquisition companies (“SPACs”) and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively limiting the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940 (the “Investment Company Act”). These rules, if adopted, whether in the form proposed or in revised form, may materially adversely affect GX’s ability to negotiate and complete its initial business combination (including the Transactions) and may increase the costs and time related thereto.

A new 1% U.S. federal excise tax could be imposed on GX in connection with redemptions by GX of its shares in connection with a business combination or other stockholder vote pursuant to which stockholders would have a right to submit their shares for redemption (a “Redemption Event”).

On August 16, 2022, the Inflation Reduction Act of 2022 (“IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations.

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The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of the excise tax. In this regard, on December 27, 2022, the Treasury and the Internal Revenue Service issued a notice announcing their intent to issue proposed regulations addressing the application of the excise tax, and describing certain rules on which taxpayers may rely prior to the issuance of such proposed regulations (the “Notice”).

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Redemption Event may be subject to the excise tax. Whether and to what extent GX would be subject to the excise tax in connection with a Redemption Event would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Redemption Event, (ii) the structure of the business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with the business combination (or otherwise issued not in connection with the Redemption Event but issued within the same taxable year of the business combination) and (iv) the content of regulations and other future guidance from the Treasury. In addition, because the excise tax would be payable by GX, and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in GX’s ability to complete a business combination, including the Transactions.

To mitigate the risk that GX might be deemed to be an investment company for purposes of the Investment Company Act, GX may, at any time, instruct the trustee to liquidate the securities held in the Trust Account and instead to hold the funds in the Trust Account in cash items until the earlier of the consummation of GX’s initial business combination or its liquidation. As a result, following the liquidation of securities in the Trust Account, GX would likely receive minimal interest, if any, on the funds held in the Trust Account, which would reduce the dollar amount GX Public Stockholders would receive upon any redemption or liquidation of GX.

The funds in the Trust Account have, since GX’s IPO, been held only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act. However, to mitigate the risk of GX being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, GX may, at any time, instruct Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations or money market funds held in the Trust Account and thereafter to hold all funds in the Trust Account as cash items until the earlier of the consummation of GX’s initial business combination or the liquidation of GX. Following such liquidation, GX would likely receive minimal interest, if any, on the funds held in the Trust Account. However, interest previously earned on the funds held in the Trust Account still may be released to GX to pay its taxes, if any, and certain other expenses as permitted. As a result, any decision to liquidate the securities held in the Trust Account and thereafter to hold all funds in the Trust Account in cash items would reduce the dollar amount GX Public Stockholders would receive upon any redemption or liquidation of GX.

In the event that GX may be deemed to be an investment company, GX may be required to liquidate.

GX may not be able to complete an initial business combination with certain potential target companies if a proposed transaction with the target company may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations.

Certain acquisitions or business combinations may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations, which may cause such acquisitions or business combinations to be delayed or ultimately prohibited. In the event that such regulatory approval or clearance is not obtained, or the review process is extended beyond the period of time that would permit an initial business combination to be consummated with GX, GX may not be able to consummate a business combination with such target.

In the United States, among other things, the U.S. Federal Communications Act prohibits foreign individuals, governments, and corporations from owning more than a specified percentage of the capital stock of a broadcast, common carrier, or aeronautical radio station licensee. In addition, U.S. law currently restricts foreign ownership of U.S. airlines. Certain mergers that may affect competition may require certain filings and review by the Department of Justice and the Federal Trade Commission, and investments or acquisitions that may affect national security are subject to review by CFIUS.

CFIUS is an interagency committee authorized to review certain transactions involving direct or indirect foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national

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security of the United States. Among other things, CFIUS is empowered to require certain foreign investors to make mandatory filings, to charge filing fees related to such filings and to self-initiate national security reviews of foreign direct and indirect investments in U.S. companies if the parties to that investment choose not to file voluntarily. If CFIUS determines that an investment threatens national security, CFIUS has the power to impose restrictions on the investment or recommend that the President prohibit and/or unwind it. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, the nationality of the parties, the level of beneficial ownership interest and the nature of any information or governance rights involved.

In connection with its initial business combination, GX may determine that it will submit to CFIUS review on a voluntary basis, or to proceed with the transaction without submitting to CFIUS and risk CFIUS intervention, before or after closing the transaction. CFIUS may decide to block or delay such initial business combination, or impose conditions with respect to such initial business combination, which may delay or prevent GX from consummating such initial business combination.

Outside the United States, laws or regulations may affect GX’s ability to consummate a business combination with potential target companies incorporated or having business operations in jurisdiction where national security considerations, involvement in regulated industries (including telecommunications), or in businesses relating to a country’s culture or heritage may be implicated.

U.S. and foreign regulators generally have the power to deny the ability of the parties to consummate a transaction or to condition approval of a transaction on specified terms and conditions, which may not be acceptable to us or a target. In such event, GX may not be able to consummate a transaction with that potential target.

As a result of these various restrictions, the pool of potential targets with which GX could complete an initial business combination may be limited and GX may be adversely affected in terms of competing with other SPACs that do not have similar ownership issues. Moreover, the process of government review could be lengthy. Because GX has only a limited time to complete its initial business combination, GX’s failure to obtain any required approvals within the requisite time period may require GX to liquidate. If GX liquidates, GX Public Stockholders may only receive $10.00 per share, and GX Warrants will expire worthless. This will also cause you to lose any potential investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Given the cross-border nature of the Transactions, the Combined Company will become subject to a variety of additional risks that may negatively impact the Combined Company’s operations.

Although one of the intended benefits of the Transactions is to facilitate and accelerate growth of NioCorp, the cross-border nature of the Transactions and of NioCorp’s future operations will be subject to special considerations and risks associated with companies operating in an international setting, including any of the following:

●	higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements;
●	rules and regulations regarding currency redemption;
●	complex corporate withholding taxes on individuals;
●	laws governing the manner in which future business combinations may be affected;
●	tariffs and trade barriers;
●	regulations related to customs and import/export matters;
●	longer payment cycles and challenges in collecting accounts receivable;
●	tax issues, such as tax law changes and differences between Canadian and U.S. tax laws;
●	currency fluctuations and exchange controls;
●	rates of inflation;
●	employment regulations; and
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●	deterioration of political relations between Canada and the United States.

The Combined Company may not be able to adequately address these additional risks. If it is unable to do so, its operations might suffer, which may adversely impact its results of operations and financial condition. See “Additional Risks Relating to Ownership of NioCorp Common Shares Following Transaction” and “Risk Factors Related to NioCorp.”

Subsequent to the consummation of the Transactions, the Combined Company may be required to take write-downs or write-offs, or may be subject to restructuring, impairment or other charges that could have a significant negative effect on the Combined Company’s financial condition, results of operations and the price of NioCorp Common Shares, which could cause you to lose some or all of your investment.

Although GX has conducted due diligence on NioCorp, this diligence may not reveal all material issues that may be present with NioCorp’s business. Factors outside of NioCorp’s and outside of GX’s control may, at any time, arise. As a result of these factors, the Combined Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if GX’s due diligence successfully identified certain risks, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with GX’s preliminary risk analysis. Even though these charges may be non-cash items and therefore not have an immediate impact on the Combined Company’s liquidity, the fact that the Combined Company reports charges of this nature could contribute to negative market perceptions about the Combined Company or its securities. In addition, charges of this nature may cause the Combined Company to be unable to obtain future financing on favorable terms or at all. Accordingly, any shareholders who choose to remain shareholders following the Transactions could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by GX’s officers of a duty of care or other fiduciary duty owed to them, of if they are able to successfully bring a private claim under securities laws that this joint proxy statement/prospectus constituted an actionable material misstatement or omission.

The Transactions are subject to the receipt of certain approvals, including, among others, approvals from NioCorp Shareholders as to the Share Issuance Proposal and GX Stockholders as to the Business Combination Proposal. Failure to obtain these approvals would prevent completion of the Transactions.

In order to complete the Transactions, NioCorp Shareholders must approve the Share Issuance Proposal and the Quorum Amendment Proposal and GX Stockholders must approve the Business Combination Proposal, the Charter Amendment Proposal and the Charter Proposal. There can be no assurance that these approvals will be obtained. Failure to obtain the required approvals may result in a material delay in, or the abandonment of, the Transactions. Any delay in completing the Transactions may materially adversely affect the timing and amount of cost savings and other benefits that are expected to be achieved from the Transactions.

The obligations of both NioCorp and GX to complete the Transactions are subject to a number of conditions, which, if not fulfilled, or not fulfilled in a timely manner, may result in termination of the Business Combination Agreement.

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary closing conditions contained in the Business Combination Agreement, including, among other things, (i) obtaining required approvals of the Transactions and related matters by the respective shareholders of NioCorp and GX, (ii) the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, (iii) receipt of approval for listing on Nasdaq of the NioCorp Common Shares to be issued in connection with the Transactions, (iv) receipt of approval for listing on Nasdaq of the NioCorp Assumed Warrants, (v) receipt of approval from the TSX with respect to the issuance and listing of the NioCorp Common Shares issuable in connection with the Transactions, (vi) that NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger) will have at least $5,000,001 of net tangible assets upon the consummation of the Transactions, after giving effect to any redemptions by GX Public Stockholders and after payment of underwriters’ fees or commissions, (vii) that, at Closing, NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger) will have received cash in an amount equal to or greater than $15,000,000, subject to certain adjustments (which amount may be satisfied with funds in the Trust Account or otherwise, as further described under “The Transactions—NioCorp’s Reasons for the Transactions and Recommendation of the NioCorp Board”), and (viii) the absence of any injunctions enjoining or prohibiting the consummation of the Business Combination Agreement. Each of the foregoing conditions, in addition to the other customary conditions contained in the Business Combination Agreement, may be waived by the party or parties in whose favor such closing condition is made (to the extent permitted by applicable law), except that the first, second and eighth conditions listed above may not be waived pursuant to applicable law and the third and fourth conditions may not be waived without recirculation and resolicitation.

Many of the conditions to completion of the Transactions are not within NioCorp’s or GX’s control, and neither company can predict with any certainty when or if these conditions will be satisfied. If any of these conditions are not

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satisfied or waived, it is possible that the Business Combination Agreement may be terminated. Although NioCorp and GX are working to complete the Transactions as quickly as possible, these and other conditions to the completion of the Transactions may fail to be satisfied. In addition, satisfying the conditions to and completion of the Transactions may take longer, and could cost more, than NioCorp and GX expect. Neither NioCorp nor GX can predict whether and when these other conditions will be satisfied. Furthermore, the requirements for obtaining the required stock exchange clearances and approvals could delay the completion of the Transactions for a period of time or prevent them from occurring. Any delay in completing the Transactions may adversely affect the benefits that NioCorp and GX expect to achieve if the Transactions are not completed within the expected timeframe.

GX and NioCorp may waive one or more of the conditions to the Transactions.

GX and NioCorp may waive, in whole or in part, some of the conditions to its respective obligations to complete the Transactions, to the extent permitted by law and the GX Existing Charter and NioCorp Articles, as applicable. For example, it is a condition to each party’s obligations to close the Transactions that certain of the other party’s representations and warranties are true and correct in all respects as of the Closing Date, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not result in a material adverse effect. However, if the GX Board or NioCorp Board determines that it is in its respective stockholders’ best interest to waive any such breach, then the GX Board or NioCorp Board may elect to waive that condition and consummate the Transactions. Neither GX nor NioCorp is able to waive the condition that its respective stockholders approve the Transactions.

GX’s Sponsor, officers and directors have potential conflicts of interest in recommending that GX Stockholders vote in favor of approval of the Transactions and the GX Proposals.

When considering the GX Board’s recommendation that GX Stockholders vote in favor of the approval of the Transactions Proposal, GX Stockholders should be aware that certain of GX’s Sponsor, executive officers and directors have financial and personal interests in the Transactions that may be different from or in addition to (and which may conflict with) the interests of GX Stockholders. These interests include:

●	the beneficial ownership of the Sponsor and certain of GX’s directors and officers of an aggregate of 7,500,000 shares of GX Founder Shares and 5,666,667 Private Placement Warrants, which shares and warrants would become worthless if GX does not complete a business combination by March 22, 2023, as the Sponsor and GX’s officers and directors have waived any redemption right with respect to these shares. The Sponsor paid an aggregate of $25,000 for its GX Founder Shares, and $8,500,000 for its Private Placement Warrants, and such shares and warrants have an aggregate market value of approximately $ million and $ million, respectively, based on the closing price of GX Class A Shares of $ on Nasdaq on January 24, 2023, the record date for the special meeting of stockholders. Each of GX’s officers and directors is a member of the Sponsor. Cooper Road, LLC (an entity controlled by Jay R. Bloom) and Dean C. Kehler, are the managing members of the Sponsor, and as such Messrs. Bloom and Kehler have voting and investment discretion with respect to the GX Class A Shares, GX Founder Shares and GX Warrants held of record by the Sponsor;
●	the expected appointment of Messrs. Maselli and Kehler as directors of the Combined Company;
●	the fact that four of GX’s directors, Jay R. Bloom, Dean C. Kehler, Hillel Weinberger and Marc Mazur, served as directors of GX Acquisition Corp., a special purpose acquisition company that consummated the Celularity Business Combination in July 2021;
●	the fact that GX’s Sponsor, officers and directors have agreed not to redeem any of their shares in connection with a shareholder vote to approve the Transactions;
●	the fact that the Sponsor and GX’s directors and officers will receive material benefits from the completion of an initial business combination and may be incentivized to complete the Transactions with NioCorp rather than liquidate (in which case the Sponsor would lose its entire investment), even if NioCorp is a less favorable target company or the terms of the Transactions are less favorable to GX Stockholders than an alternative transaction;
●	that, at the Closing, GX will enter into the Registration Rights and Lock-Up Agreement, which provides for registration rights to the Sponsor and certain GX officers and directors and their permitted transferees;
●	the continued indemnification of current directors and officers of GX and the continuation of directors’ and officers’ liability insurance after the Transactions;
●	the fact that the Sponsor (including its representatives and affiliates) and GX’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to GX. GX’s directors
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and officers also may become aware of business opportunities which may be appropriate for presentation to GX, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in GX’s favor and such potential business opportunities may be presented to other entities prior to their presentation to GX, subject to applicable fiduciary duties under the General Corporation Law of the State of Delaware. The GX Existing Charter provides that GX renounces its interest in any corporate opportunity offered to any director or officer of GX unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of GX and such opportunity is one GX is legally and contractually permitted to undertake and such person is legally permitted to refer such opportunity to GX. GX is not aware of any such conflict or opportunity being presented to any founder, director or officer of GX nor does GX believe that the limitation of the application of the “corporate opportunity” doctrine in the GX Existing Charter had any impact on its search for a potential business combination;

●	the fact that the Sponsor has invested an aggregate of $9,010,000 (consisting of $25,000 for the GX Founder Shares, $8,500,000 for the GX Founder Warrants, a $250,000 working capital loan and a second working capital loan for $235,000), which means the Sponsor, following the Transactions, may experience a positive rate of return on their investment, even if other GX Public Stockholders experience a negative rate of return on their investment;
●	the fact that the Sponsor is not expected to recognize taxable gain with respect to its GX Founder Shares at closing because it is retaining such shares pursuant to the Transactions (and not engaging in any taxable disposition). Rather, it will benefit from deferring any taxable gain until it ultimately exchanges its GX Founder Shares for NioCorp Common Shares (or cash); by contrast, the GX Public Stockholders generally are expected to recognize gain or loss upon exchanging their GX securities for NioCorp securities pursuant to the Transactions;
●	the fact that the Sponsor and GX’s officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on its behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations;
●	the fact that as of September 30, 2022, $20,000 was accrued and payable to Trimaran Fund Management, LLC, an affiliate of the Sponsor for monthly fees, and an additional $20,000 will be due and payable, monthly, until the consummation of the Transactions; and
●	the fact that the Sponsor and GX’s officers and directors will lose their entire investment in GX, which consists of $25,000 for 7,500,000 GX Founder Shares, $8,500,000 for the 5,666,667 GX Founder Warrants, the $250,000 amount outstanding under the working capital loan made by the Sponsor, the $235,000 amount outstanding under the second working capital loan made by the Sponsor, additional working capital loans made, out-of-pocket expenses to be repaid by GX and additional monthly fees due as noted above, if an initial business combination is not consummated by March 22, 2023, which would result in an aggregate loss of not less than $9,010,000.

These interests may influence GX’s directors in making their recommendation that you vote in favor of the Transactions Proposal, and the transactions contemplated thereby. These interests were considered by the GX Board when it approved the Transactions.

The exercise of discretion by GX’s directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of GX Stockholders.

In the period leading up to the Closing, other events may occur that, pursuant to the Business Combination Agreement, would require GX to agree to amend the Business Combination Agreement, to consent to certain actions or to waive rights that GX is entitled to under those agreements. Such events could arise because of changes in the course of NioCorp’s business, a request by NioCorp to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on NioCorp’s business and would entitle GX to terminate the Business Combination Agreement. In any of such circumstances, it would be in GX’s discretion, acting through the GX Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this joint proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for GX and its stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this joint proxy statement/prospectus, GX does not believe there will be any changes or waivers that its directors and officers would be likely to make after stockholder approval of the Transactions has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Transactions that would have a material impact on GX Stockholders, GX will be required to circulate a new or amended joint proxy statement/prospectus or supplement hereto and resolicit the vote of GX Stockholders with respect to the Business Combination Proposal.

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The Sponsor may have interests in the Transactions different from the interests of GX Public Stockholders and may be incentivized to complete the Transactions, or an alternative business combination, with a less favorable company or on terms less favorable to GX Public Stockholders, rather than to liquidate.

The Sponsor has financial interests in completing the Transactions, or an alternative business combination, that are different from, or in addition to, those of GX Public Stockholders. In addition, the Sponsor may be incentivized to complete the Transactions, or an alternative business combination, with a less favorable company or on terms less favorable to GX Stockholders, rather than to liquidate, in which case the Sponsor would lose its entire investment. For example, the Sponsor is not expected to recognize taxable gain with respect to its GX Founder Shares at closing because it is retaining such shares pursuant to the Transactions (and not engaging in any taxable disposition). Rather, it will benefit from deferring any taxable gain until it ultimately exchanges its GX Founder Shares for NioCorp Common Shares (or cash). By contrast, the GX Public Stockholders generally are expected to recognize gain or loss upon exchanging their GX securities for NioCorp securities pursuant to the Transactions. For a more complete description of the tax consequences of the Transactions, please see the sections entitled “Material U.S. Federal Income Tax Considerations.” As a result, the Sponsor may have a conflict of interest in determining whether NioCorp is an appropriate business with which to effectuate the Transactions and/or in evaluating the terms of the Business Combination Agreement. However, the GX Board was aware of and considered these interests, among other matters, in evaluating and unanimously approving voting in favor of the Transactions and in recommending to GX Public Stockholders that they approve the Transactions.

GX’s Sponsor, and GX’s officers and directors have, for no additional consideration, agreed to vote in favor of the Transactions, regardless of how the GX Public Stockholders vote.

Unlike many other blank check companies in which the sponsor, officers and directors agree to vote their founder shares in accordance with the majority of the votes cast by the GX Public Stockholders in connection with an initial business combination, GX’s Sponsor, officers and directors have, for no additional consideration, agreed to vote their GX Founder Shares, as well as any GX Class A Shares purchased during or after the IPO (including in open market and privately negotiated transactions), in favor of the Transactions and the other GX Proposals. As of the record date, GX’s Sponsor, officers and directors beneficially own an aggregate of approximately 20% of the outstanding shares of GX Class A Shares and GX Founder Shares. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if such persons agreed to vote their shares of GX Class A Shares and Founder Shares in accordance with the majority of the votes cast by the GX Public Stockholders.

GX’s Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from the GX Public Stockholders, which may influence the vote on the Transactions and reduce the public “float” of GX Class A Shares.

GX’s Sponsor, directors, officers, advisors or their affiliates may purchase GX Class A Shares or GX Public Warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of the Transactions, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase GX Class A Shares or GX Public Warrants in such transactions.

Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of GX shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that GX’s Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from the GX Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the Transactions and thereby increase the likelihood of obtaining stockholder approval of the Transactions or to satisfy the closing condition in the Business Combination Agreement that requires GX to have a certain amount of cash at the Closing, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of GX Public Warrants could be to reduce the number of GX Public Warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the Transactions. Any such purchases of GX securities may result in the completion of the Transactions, which may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of GX Class A Shares or GX Public Warrants and the number of beneficial holders of GX securities may be reduced, possibly making it difficult to maintain the quotation, listing or trading of GX securities on a national securities exchange.

GX Stockholders will experience immediate dilution due to the Transactions and may experience additional dilution as a consequence of certain other transactions. Depending on the extent of redemptions by GX Public Stockholders, GX Stockholders may have a minority share position following the Transactions, which may reduce the influence that current GX Stockholders have on the management of the Combined Company.

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 It is anticipated that, following the completion of the Transactions and assuming (for illustrative purposes) no redemptions of outstanding GX Class A Shares and that all of the Second Merger Class B Shares are exchanged into NioCorp Common Shares and not including the potential dilutive impact of the Yorkville Financings, GX’s existing stockholders, including its Sponsor, will own 58% of the Combined Company and NioCorp’s current shareholders will own 42% of the Combined Company. Please see the section entitled “Yorkville Financing — Yorkville Equity Facility Financing” for a more complete description of the Equity Facility.

If any GX Public Stockholders exercise their redemption rights, the ownership interest of the GX Stockholders in the Combined Company following the Transactions will decrease and the relative ownership interest of GX’s Sponsor will increase. In addition, if the actual facts are different than the assumptions above (which they are likely to be), the percentage ownership retained by GX’s existing stockholders in the Combined Company will be different, and non-redeeming shareholders may experience substantial dilution. Such dilution could, among other things, limit the ability of GX’s current stockholders to influence management of the Combined Company through the election of directors following the Transactions.

The table below shows possible sources of dilution and the extent of such dilution that non-redeeming GX Public Stockholders could experience following the Closing of the Transactions under three redemption scenarios and based on 279,393,227 NioCorp Common Shares outstanding and held by NioCorp Shareholders prior to the Transactions. In an effort to illustrate such potential dilution, the table below assumes (i) the issuance of NioCorp Common Shares issuable to non-redeeming GX Public Stockholders, (ii) the issuance of NioCorp Common Shares issuable to Others, (iii) the issuance of NioCorp Common Shares issuable to holders of GX Class B Common Stock, (iv) the conversion of all Earnout Shares into NioCorp Common Shares, (v) the exercise of all NioCorp Assumed GX Warrants, (vi) the exercise of all Lind III Warrants, issued on February 19, 2021 to Lind Global Asset Management III, LLC (“Lind III”) and convertible into NioCorp Common Shares (the “Lind III Warrants”), (vii) the exercise of all NioCorp outstanding warrants (excluding the Lind III Warrants), (viii) the exercise of all outstanding NioCorp options held by employees at the Closing, (ix) the conversion of the remaining face value of the Lind III Convertible Security, dated February 16, 2021 (the “Lind III Convertible Security”), between NioCorp and Lind III, into NioCorp Common Shares, (xi) the conversion of the NioCorp Convertible Debentures into NioCorp Common Shares, (xii) the exercise of all NioCorp Financing Warrants into NioCorp Common Shares and (xiii) the sale of all NioCorp Common Shares issuable under the Equity Facility, in each case under the maximum dilution scenario for such conversion or exercise, as applicable. Furthermore, the table does not reflect the contemplated reverse stock split of the issued NioCorp Common Shares or any cash to be received upon conversion or exercise of any of NioCorp’s outstanding convertible securities, warrants or options.

	No Redemptions		50% Redemptions		Maximum Redemptions
	Shares	Ownership	Shares	Ownership	Shares	Ownership
NioCorp Common Shares outstanding prior to the Transactions	279,393,227	27.2%	279,393,227	32.4%	279,393,227	40.2%
NioCorp Common Shares issuable:
to non-redeeming GX Public Stockholders	335,487,636	32.6%	167,743,818	19.5%	2,348,413	0.3%
to Others(1)	4,769,574	0.5%	4, 769,574	0.6%	4, 769,574	0.7%
to GX Class B	47,650,427	4.6%	47,650,427	5.5%	47,650,427	6.8%
upon the conversion of all Earnout Shares into NioCorp Common Shares	34,230,920	3.3%	34,230,920	4.0%	34,230,920	4.9%
upon the exercise of all NioCorp Assumed GX Warrants	175,199,102	17.0%	175,199,102	20.3%	175,199,102	25.2%
upon the exercise of all Lind III Warrants	8,558,000	0.8%	8,558,000	1.0%	8,558,000	1.2%
upon the exercise of all NioCorp outstanding warrants (excluding the Lind III Warrants)	9,958,253	1.0%	9,958,253	1.2%	9,958,253	1.4%
upon the exercise of all outstanding NioCorp options held by employees at the Closing	14,464,000	1.4%	14,464,000	1.7%	14,464,000	2.1%
upon the conversion of the remaining face value of the Lind III Convertible Security(2)	1,030,000	0.1%	1,030,000	0.1%	1,030,000	0.1%
upon the conversion of the NioCorp Convertible Debentures into NioCorp Common Shares(3)	19,198,500	1.9%	19,198,500	2.2%	19,198,500	2.8%
upon the exercise of all NioCorp Financing Warrants into NioCorp Common Shares(4)	17,278,203	1.7%	17,278,203	2.0%	17,278,203	2.5%
upon the sale of all NioCorp Common Shares issuable under the Equity Facility(5)	81,697,169	7.9%	81,697,169	9.5%	81,697,169	11.7%
Total	1,028,915,011	100%	861,171,193	100%	695,775,788	100%

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(1) Includes 3,343,693 NioCorp Common Shares issued to Cantor Fitzgerald, 788,455 NioCorp Common Shares issued under the Equity Facility as a commitment fee, and 637,426 NioCorp Common Shares issued to BTIG.

(2) Estimated number of NioCorp Common Shares issuable upon conversion of the remaining undisclosed face value of the Lind III Convertible Security of $815,000 (including accrued interest) based on the September 30, 2022 closing price of the NioCorp Common Shares on the TSX of C$1.43 and the USD:CAD exchange rate on September 29, 2022 as reported by the Bank of Canada of US$1.00:C$1.3707.

(3) Estimated number of NioCorp Common Shares issuable upon conversion of the NioCorp Convertible Debentures, assuming (a) all US$16,000,000 aggregate principal amount of the NioCorp Convertible Debentures are converted on the issuance date (prior to the accrual of any interest thereon), (b) a conversion price of US$0.8334 (which is equal to 90% of the average of the daily VWAPs of the NioCorp Common Shares on the TSX during the five consecutive trading days ending on September 30, 2022, converted to U.S. dollars based on the USD:CAD exchange rate on September 29, 2022 as reported by the Bank of Canada of US$1.00:C$1.3707, of US$0.9260) and (c) none of the limitations on conversion of the NioCorp Convertible Debentures set forth in the term sheet for the Yorkville Convertible Debt Financing apply. This estimate of the number of NioCorp Common Shares issuable upon conversion of the NioCorp Convertible Debentures is solely for the purposes of representing possible sources of dilution. Subject to entering into a definitive agreement and consummating the Yorkville Convertible Debt Financing, the actual number of NioCorp Common Shares issued upon conversion of the NioCorp Convertible Debentures will be different due to factors outside of NioCorp’s control, including, among others, the market price of the NioCorp Common Shares around the time of any conversions and whether and, if so, when the holders thereof exercise their right to convert. See the section entitled “Yorkville Financing—Yorkville Convertible Debt Financing” for a more complete description of the Yorkville Convertible Debentures.

(4) Estimated number of NioCorp Common Shares issuable upon exercise of the NioCorp Financing Warrants, assuming (a) all of the NioCorp Financing Warrants to be issued in connection with the issuance of all US$16,000,000 aggregate principal amount of the NioCorp Convertible Debentures are issued on the same date, (b) an exercise price of US$0.9260 (which is equal to the greater of (i) US$10.00 divided by the Exchange Ratio, or US$0.8942, and (ii) the average of the daily VWAPs of the NioCorp Common Shares on the TSX during the five consecutive trading days ending on September 30, 2022, converted to U.S. dollars based on the USD:CAD exchange rate on September 29, 2022 as reported by the Bank of Canada of US$1.00:C$1.3707, of US$0.9260), (c) none of the holders elects cashless exercise and (d) none of the limitations on exercise of the NioCorp Financing Warrants set forth the term sheet for the Yorkville Convertible Debt Financing. This estimate of the number of NioCorp Common Shares issuable upon exercise of the NioCorp Financing Warrants is solely for the purposes of representing possible sources of dilution. Subject to entering into a definitive agreement and consummating the Yorkville Convertible Debt Financing, the actual number of NioCorp Common Shares issued upon exercise of the NioCorp Financing Warrants will be different due to factors outside of NioCorp’s control, including, among others, the market price of the NioCorp Common Shares around the time of each Debenture Closing (as defined herein) and whether and, if so, when the holders thereof exercise their NioCorp Financing Warrants. See the section entitled “Yorkville Financing—Yorkville Convertible Debt Financing” for a more complete description of the Yorkville Financing Warrants.

(5) Estimated number of NioCorp Common Shares issuable under the Equity Facility, assuming (a) NioCorp sells the full Commitment Amount (as defined herein) of US$65,000,000 of NioCorp Common Shares, (b) NioCorp sells the maximum number of NioCorp Common Shares that it is permitted to in each Advance (as defined herein), subject only to the Commitment Amount and a maximum Advance (as defined herein) amount of 5,000,000 NioCorp Common Shares, (c) none of the other limitations on NioCorp’s ability to sell shares under the Equity Facility and none of the provisions that would require an adjustment to the number of NioCorp Common Shares set out in an Advance Notice (as defined herein) apply, (d) a Purchase Price (as defined herein) of US$0.7997 (which is equal to 97% of the closing price of the NioCorp Common Shares on the TSX on September 29, 2022 of C$1.13, converted to U.S. dollars based on the USD:CAD exchange rate on September 29, 2022 as reported by the Bank of Canada of US$1.00:C$1.3707) and (e) the issuance of the Commitment Shares (as defined herein) based on a price per share of US$0.8244 (which is equal to the closing price of the NioCorp Common Shares on the TSX on September 29, 2022 of C$1.13, converted to U.S. dollars based on the USD:CAD exchange rate on September 29, 2022 as reported by the Bank of Canada of US$1.00:C$1.3707). This estimate of the number of NioCorp Common Shares issuable under the Equity Facility is solely for the purposes of representing possible sources of dilution. Subject to entering into a definitive agreement and consummating the Yorkville Equity Facility Financing, the actual number of NioCorp Common Shares issued under the Equity Facility will be different due to factors outside of NioCorp’s control, including, among others, the market price of the NioCorp Common Shares around the time of each Advance. See the section entitled “Yorkville Financing—Yorkville Equity Facility Financing” for a more complete description of the Equity Facility.

Neither GX nor its stockholders will have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total Transactions consideration in the event that any of the representations and warranties made by NioCorp in the Business Combination Agreement ultimately proves to be inaccurate or incorrect.

The representations and warranties made by NioCorp and GX to each other in the Business Combination Agreement will not survive the consummation of the Transactions. As a result, GX and its stockholders will not have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total consideration to be received in the Transactions if any representation or warranty made by NioCorp in the Business Combination Agreement proves to be inaccurate or incorrect. Accordingly, to the extent such representations or warranties are incorrect, GX would have no indemnification claim with respect thereto and its financial condition or results of operations could be adversely affected.

GX and NioCorp will incur significant transaction and transition costs in connection with the Transactions.

GX and NioCorp have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Transactions following the consummation of the Transactions. GX and NioCorp may also incur additional costs to retain key employees. If the Transactions is consummated, the funds held in the Trust Account will be released to pay (i) GX Stockholders who properly exercise their redemption rights and (ii) certain expenses incurred by NioCorp and GX in connection with the Transactions, to the extent not otherwise paid prior to the Closing. Any additional funds available for release from the Trust Account will be used for general corporate purposes of the Combined Company following the Transactions. If the Transactions is not consummated, all expenses incurred in connection with the Business Combination Agreement and Transactions will be paid by the party incurring such expenses.

Transaction expenses, payable in cash and stock, as a result of the Transactions and the Yorkville Financing, are currently estimated at approximately $20,202,000, including the reduction of the deferred underwriting fee to $5,000,000 and reduction of the BTIG advisory fees upon the consummation of the business combination. The amount of the deferred underwriting discount will not be further adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount GX will distribute to GX Public Stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting discount and after such redemptions, the per-share value of shares held by non-redeeming shareholders will reflect its obligation to pay the deferred underwriting discount.

GX’s ability to successfully effect the Transactions and the Combined Company’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of NioCorp, all of whom are expected to stay with the Combined Company following the Closing. The loss of such key personnel could negatively impact the operations and financial results of the combined business.

GX’s ability to successfully effect the Transactions and the Combined Company’s ability to successfully operate the business following the Closing is dependent upon the efforts of certain key personnel of NioCorp. Although, under the terms of the Business Combination Agreement, NioCorp will enter into employment agreements with certain key employees in connection with the Transactions, there can be no assurance that any of NioCorp’s key management personnel or other key employees will continue their employment in connection with the Transactions. It is possible that NioCorp will lose some key personnel, the loss of which could negatively impact the operations and profitability of the Combined Company. NioCorp’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of NioCorp’s officers could have a material adverse effect on NioCorp’s business, financial condition, or operating results. The services of such personnel may not continue to be available to the Combined Company.

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GX Public Stockholders will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate their investment, therefore, GX Public Stockholders may be forced to sell their GX Class A Shares or GX Public Warrants, potentially at a loss.

GX Public Stockholders will be entitled to receive funds from the Trust Account only upon the earliest to occur of: (i) GX’s completion of an initial business combination, and then only in connection with those shares of GX Class A Shares that such GX Public Stockholders properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any GX Class A Shares properly submitted in connection with a shareholder vote to amend the GX Existing Charter (A) to modify the substance or timing of GX’s obligation to redeem 100% of the GX Class A Shares if GX does not complete an initial business combination by March 22, 2023 or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of the GX Class A Shares if GX is unable to complete an initial business combination by March 22, 2023, subject to applicable law and as further described herein. In no other circumstances will a GX Public Stockholder have any right or interest of any kind in the Trust Account. Holders of GX Public Warrants will not have any right to the proceeds held in the Trust Account with respect to the warrants. Accordingly, to liquidate their investment, GX Public Stockholders may be forced to sell their GX Class A Shares or GX Public Warrants, potentially at a loss.

GX’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the GX Public Stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, GX’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.

While GX currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to GX, it is possible that GX’s independent directors, in exercising their business judgment and subject to their fiduciary duties, may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If GX’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to the GX Public Stockholders may be reduced below $10.00 per share.

GX may not have sufficient funds to satisfy indemnification claims of its directors and executive officers.

GX has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, GX’s officers and directors have agreed to waive (and any other persons who may become an officer or director prior to an initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the Trust Account and not to seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by GX only if (i) GX has sufficient funds outside of the Trust Account or (ii) GX consummates an initial business combination. GX’s obligation to indemnify its officers and directors may discourage stockholders from bringing a lawsuit against GX’s officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against GX’s officers and directors, even though such an action, if successful, might otherwise benefit GX and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent GX pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

GX may not be able to complete an initial business combination within the prescribed time frame, in which case it would cease all operations except for the purpose of winding up and it would redeem the GX Class A Shares and liquidate, in which case the GX Public Stockholders may only receive $10.00 per share plus accrued interest in trust, or less than such amount in certain circumstances, and the GX Public Warrants will expire worthless.

The GX Existing Charter provides that it must complete an initial business combination by March 22, 2023. GX may not be able to find a suitable target business and complete an initial business combination (including the Transactions) by such date. If GX has not completed an initial business combination prior to March 22, 2023 it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the GX Class A Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to GX to pay its taxes

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(less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding GX Class A Shares, which redemption will completely extinguish the GX Public Stockholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of GX’s remaining shareholders and the GX Board, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, the GX Public Stockholders may only receive $10.00 per share, and GX Public Warrants will expire worthless. In certain circumstances, the GX Public Stockholders may receive less than $10.00 per share on the redemption of their shares.

If, after GX distributes the proceeds in the Trust Account to the GX Public Stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against GX that is not dismissed, a bankruptcy court may seek to recover such proceeds, and GX and its board may be exposed to claims of punitive damages.

If, after GX distributes the proceeds in the Trust Account to the GX Public Stockholders, GX files a bankruptcy petition or an involuntary bankruptcy petition is filed against GX that is not dismissed, any distributions received by GX Stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by GX Stockholders. In addition, the GX Board may be viewed as having breached its fiduciary duty to its creditors and/or having acted in bad faith, thereby exposing itself and GX to claims of punitive damages, by paying GX Stockholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to the GX Public Stockholders, GX files a bankruptcy petition or an involuntary bankruptcy petition is filed against GX that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of GX Stockholders and the per-share amount that would otherwise be received by GX Stockholders in connection with GX’s liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to the GX Public Stockholders, GX files a bankruptcy petition or an involuntary bankruptcy petition is filed against GX that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in GX’s bankruptcy estate and subject to the claims of third parties with priority over the claims of GX Stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by GX Stockholders in connection with GX’s liquidation may be reduced.

GX Stockholders may be held liable for claims by third parties against GX to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, shareholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to the GX Public Stockholders upon the redemption of the GX Class A Shares in the event GX does not complete an initial business combination by March 22, 2023 may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to shareholders, any liability of shareholders with respect to a liquidating distribution is limited to the lesser of such shareholder’s pro rata share of the claim or the amount distributed to the shareholder, and any liability of the shareholders would be barred after the third anniversary of the dissolution. However, it is GX’s intention to redeem the GX Class A Shares as soon as reasonably possible following March 22, 2023 in the event it does not complete its initial business combination and, therefore, GX does not intend to comply with the foregoing procedures.

Because GX will not be complying with Section 280, Section 281(b) of the DGCL requires GX to adopt a plan, based on facts known to GX at such time that will provide for GX’s payment of all existing and pending claims or claims that may be potentially brought against GX within the 10 years following its dissolution. However, because GX is a blank check company, rather than an operating company, and GX’s operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from GX’s vendors (such as lawyers, investment bankers, and auditors) or prospective target businesses. If GX’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. GX cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, GX Stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of GX Stockholders may extend beyond the third anniversary of such date. Furthermore, if the

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pro rata portion of the Trust Account distributed to the GX Public Stockholders upon the redemption of the GX Class A Shares in the event GX does not complete an initial business combination by March 22, 2023 is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

GX or, following the Transactions, the Combined Company, may amend the terms of the GX Public Warrants in a manner that may be adverse to holders of GX Public Warrants with the approval by the holders of at least a majority of the then outstanding GX Public Warrants. As a result, the exercise price of the GX Warrants could be increased, the exercise period could be shortened and the number of GX Class A Shares purchasable upon exercise of an GX Warrant could be decreased, all without your approval.

The GX Warrants were issued in registered form under the GX Warrant Agreement between CST, as warrant agent, and GX. The GX Warrant Agreement provides that the terms of the GX Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding GX Public Warrants to make any change that adversely affects the interests of the registered holders of the GX Public Warrants.

Accordingly, GX may amend the terms of the GX Public Warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding GX Public Warrants approve of such amendment. Although GX’s ability to amend the terms of the GX Public Warrants with the consent of at least a majority of the then outstanding GX Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the GX Public Warrants, convert the GX Public Warrants into cash or stock, shorten the exercise period or decrease the number of GX Class A Shares purchasable upon exercise of the GX Public Warrant.

In connection with the completion of the Transactions, the GX Warrants will be converted into NioCorp Assumed Warrants and NioCorp will have the right to amend such warrants on the same terms as GX may amend the GX Public Warrants.

GX or, following the Transactions, the Combined Company, may redeem your unexpired GX Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your GX Warrants worthless.

GX or, following the Transactions, the Combined Company, has the ability to redeem outstanding GX Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of GX Class A Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which GX gives proper notice of such redemption and provided certain other conditions are met. The GX Warrants will become exercisable following the Transactions and the Combined Company will not provide separate notice to the holders of GX Warrants at the time that they become exercisable (and therefore eligible for redemption). If and when the GX Warrants become redeemable by GX, GX may not exercise its redemption right if the issuance of GX Class A Shares upon exercise of the GX Warrants is not exempt from registration or qualification under applicable state blue sky laws or GX is unable to effect such registration or qualification. GX will use its best efforts to register or qualify GX Class A Shares under the blue sky laws of the state of residence in those states in which the GX Warrants were offered by GX in its IPO. Redemption of the outstanding GX Warrants could force you (i) to exercise your GX Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your GX Warrants at the then-current market price when you might otherwise wish to hold your GX Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding GX Warrants are called for redemption, is likely to be substantially less than the market value of your GX Warrants. None of the Private Placement Warrants will be redeemable by GX so long as they are held by the Sponsor or its permitted transferees.

In connection with the completion of the Transactions, the GX Warrants will be converted into NioCorp Assumed Warrants and the Combined Company will have the right to redeem such warrants on the same terms as they may be redeemed by GX at any time following the completion of the Transactions.

Because each GX Public Unit contains one-third of one redeemable warrant and only a whole warrant may be exercised, the GX Public Units may be worth less than units of other blank check companies.

Each GX Public Unit contains one-third of one redeemable warrant. No fractional warrants will be issued upon separation of the GX Public Units and only whole warrants will trade. Accordingly, unless you purchase at least three GX

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Public Units, you will not be able to receive or trade a whole warrant. This is different from other offerings similar to GX’s IPO whose units include one share of common stock and one warrant to purchase one whole share. GX has established the components of the GX Public Units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making GX a more attractive business combination partner for target businesses. Nevertheless, this unit structure may cause GX’s units to be worth less than if they included a warrant to purchase one whole share.

GX and its directors are, or may in the future be, subject to demands, claims, suits and other legal proceedings, including challenging the Transactions, that may result in adverse outcomes, including preventing the consummation of the Transactions or from becoming effective within the expected time frame.

Transactions such as the one proposed are frequently subject to demands, litigation or other legal proceedings, including demands by GX Stockholders on the GX Board seeking disclosure of material information that was allegedly omitted from the registration statement. GX and its directors are, or may in the future be, subject to demands, claims, suits and other legal proceedings, including challenging the Transactions. Such demands, claims, suits and legal proceedings are inherently uncertain, and their results cannot be predicted with any certainty. An adverse outcome in such legal proceedings, as well as the costs and efforts of a defense even if successful, can have an adverse impact on GX or NioCorp because of legal costs, diversion or distraction of management or other personnel, negative publicity and other factors. In addition, it is possible that a resolution of one or more legal proceedings could result in reputational harm, liability, penalties, sanctions, as well as judgments, consent decrees or orders, which could in the future materially and adversely affect GX’s or NioCorp’s business, financial condition and results of operations.

The GX Board has received a demand from a putative GX Stockholder, dated November 21, 2022 (the “Demand”), alleging that this joint proxy statement/prospectus is materially misleading and/or omits material information with respect to the Transactions. The Demand seeks the issuance of corrective disclosures in an amendment or supplement to this joint proxy statement/prospectus.

The GX Existing Charter requires, to the fullest extent permitted by law, that derivative actions brought in GX’s name, actions against its directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against its directors, officers, other employees or stockholders.

The GX Existing Charter requires, to the fullest extent permitted by law, that derivative actions brought in GX’s name, actions against its directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware will have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of GX’s capital stock will be deemed to have notice of and consented to the forum provisions in the GX Existing Charter. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with GX or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although GX Stockholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder. GX cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the GX Existing Charter to be inapplicable or unenforceable in an action, GX may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

The GX Existing Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Additional Risks Relating to Ownership of NioCorp Common Shares Following the Transactions

If GX’s Adjournment Proposal is not approved and an insufficient number of votes have been obtained to approve the GX Proposals, or if NioCorp’s Adjournment Proposal is not approved and an insufficient number of votes have been obtained to approve the NioCorp Proposals, the GX Board and the NioCorp Board may not have the ability to adjourn the GX Stockholder Meeting or the NioCorp Shareholder Meeting, respectively, to a later date in order to solicit further votes, and, therefore, the necessary approvals may not be obtained, and, therefore, the Transactions may not be consummated.

The GX Adjournment Proposal, if adopted by GX Stockholders, will allow the GX Board to adjourn the GX Stockholder Meeting to a later date or dates to permit further solicitation of proxies with respect to the GX Proposals. The NioCorp Adjournment Proposal, if adopted by NioCorp Shareholders, will allow the NioCorp Board to adjourn the NioCorp Shareholder Meeting to a later date or dates to permit further solicitation of proxies with respect to the NioCorp Proposals. If the respective Adjournment Proposal is not approved by the GX Stockholders or the NioCorp Shareholders, the GX Board and the NioCorp Board, respectively, may not be able to adjourn the GX Stockholder Meeting or the NioCorp Shareholder Meeting (as applicable) to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the applicable meeting to approve one or more of the proposals presented at the such meeting. In such event, GX or NioCorp may not be able to obtain the requisite shareholder approvals, and the Transactions may not be consummated.

The NioCorp Common Shares do not currently trade on a national securities exchange in the United States and there is no guarantee that a market for the NioCorp Common Shares will develop to provide the NioCorp Shareholders with adequate liquidity.

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The NioCorp Common Shares are currently listed only on the TSX and on the OTC Markets trading platform under the symbol “NIOBF.” Prior to completion of the Transactions, the NioCorp Common Shares will not have been listed on a nationally-recognized stock exchange in the United States. If an active trading market does not develop in the United States, NioCorp Shareholders may have difficulty selling any of the NioCorp Common Shares over a U.S. exchange. The extent to which investor interest in NioCorp will lead to the development of an active trading market on the Nasdaq or otherwise, or how liquid that market might become, is uncertain. In addition, redemptions of GX Class A Shares by the GX Public Stockholders may impact liquidity in the NioCorp Common Shares.

The historical trading price of the NioCorp Common Shares on the TSX may not be indicative of prices that will prevail in the United States trading market or otherwise following completion of the Transactions. Listing of the NioCorp Common Shares on the Nasdaq in addition to the TSX may increase price volatility on the TSX and also result in volatility of the trading price on the Nasdaq because trading will be in two markets, which may result in less liquidity on both exchanges. In addition, different liquidity levels, volumes of trading, currencies and market conditions on the two exchanges may result in different prevailing trading prices.

Future sales, or the perception of future sales, of NioCorp Common Shares by existing shareholders or by NioCorp, or future dilutive issuances of NioCorp Common Shares by NioCorp, could adversely affect prevailing market prices for the NioCorp Common Shares.

Subject to compliance with applicable securities laws, sales of a substantial number of NioCorp Common Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of NioCorp Common Shares or securities convertible into NioCorp Common Shares intend to sell NioCorp Common Shares, could reduce the prevailing market price of the NioCorp Common Shares. The effect, if any, that future public sales of these securities or the availability of these securities for sale will have on the market price of the NioCorp Common Shares is uncertain. If the market price of the NioCorp Common Shares were to drop as a result, this might impede NioCorp’s ability to raise additional capital and might cause remaining shareholders to lose all or part of their investment.

Following the consummation of the Transactions, GX, the Sponsor, in its capacity as a shareholder of GX, as well as the pre-Closing directors and officers of NioCorp will be subject to “lock-up” restrictions, as described under “Ancillary Agreements – Registration Rights and Lock-Up Agreement”. The provisions of these “lock-up” restrictions may be waived under limited circumstances and allow NioCorp to, among other things, issue additional NioCorp Common Shares, or allow the directors and officers of NioCorp or its shareholders to sell their NioCorp Common Shares at any time. There are no pre-established conditions for the grant of such a waiver by the relevant parties, and any decision by the applicable parties to waive those conditions may depend on a number of factors, which might include market conditions, the performance of the NioCorp Common Shares in the market and NioCorp’s financial condition at that time. If the “lock-up” restrictions of NioCorp are waived, additional NioCorp Common Shares will be issued, and if the “lock-up” restrictions of the applicable shareholders or the directors and officers of NioCorp are waived, additional NioCorp Common Shares will be available for sale into the public market, subject to applicable securities laws, which, in both cases, could reduce the prevailing market price for the NioCorp Common Shares.

The NioCorp Amended Articles will permit NioCorp to issue an unlimited number of NioCorp Common Shares without seeking shareholder approval.

The NioCorp Amended Articles will permit NioCorp to issue an unlimited number of NioCorp Common Shares. It is anticipated that NioCorp will, from time to time, issue additional NioCorp Common Shares in the future. Subject to the requirements of the BCBCA, the Nasdaq and the TSX, NioCorp will not be required to obtain the approval of the NioCorp Shareholders for the issuance of additional NioCorp Common Shares. Any further issuances of NioCorp Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings. See “Description of Share Capital – NioCorp Common Shares.”

Upon consummation of the Transactions, the rights of holders of NioCorp Common Shares arising under the BCBCA as well as the NioCorp Amended Articles will differ from and may be less favorable to the rights of holders of GX Common Stock arising under Delaware law as well as the GX Existing Charter and the GX Bylaws.

Upon consummation of the Transactions, the rights of holders of NioCorp Common Shares will arise under the NioCorp Amended Articles as well as the BCBCA. The NioCorp Amended Articles and the BCBCA contain provisions that differ in some respects from those in the GX Existing Charter, GX Bylaws and Delaware law and, therefore, some rights of holders of NioCorp Common Shares could differ from the rights that holders of GX Common Stock currently possess. For instance, (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to the NioCorp Articles), the BCBCA generally requires a two-thirds majority vote by shareholders, whereas

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Delaware law generally requires only a majority vote, and (ii) under the BCBCA, holders of 5% or more of the NioCorp’s shares that carry the right to vote at a meeting of shareholders can requisition a special meeting of shareholders, whereas such right does not exist under Delaware law. In addition, there are differences between the NioCorp Amended Articles and the GX Existing Charter and the GX Bylaws. For a more detailed description of the rights of holders of NioCorp Common Shares and how they may differ from the rights of holders of GX Common Stock, please see “Comparison of Shareholders’ Rights.”

Canadian law and the NioCorp Amended Articles contain certain provisions, including anti-takeover provisions, that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

Provisions in the NioCorp Amended Articles, as well as certain provisions under the BCBCA and applicable Canadian laws, may discourage, delay or prevent a merger, acquisition or other change in control of NioCorp that shareholders may consider favorable, including transactions in which they might otherwise receive a premium for their NioCorp Common Shares. For instance, the NioCorp Amended Articles will contain provisions that establish certain advance notice procedures for nomination of candidates for election as directors at shareholders’ meetings. See “Comparison of Shareholders’ Rights – Shareholder Nominations of Persons for Election as Directors.”

Limitations on the ability to acquire and hold NioCorp Common Shares may also be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition, or Commissioner, to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in NioCorp. Moreover, a non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded. See “Description of Securities – NioCorp Common Shares – Exchange Controls.”

Any of these provisions could limit the price that investors might be willing to pay in the future for the NioCorp Common Shares, thereby depressing the market price for the NioCorp Common Shares.

The Equity Facility is subject to satisfaction or waiver of several conditions.

Completion of the Equity Facility is subject to the satisfaction of a number of conditions precedent, certain of which are outside of NioCorp’s control, including, but not limited to, the approval of the Yorkville Equity Facility Financing Proposal, and other customary conditions. A substantial delay in obtaining satisfactory approvals and/or the imposition of unfavorable terms or conditions in the approvals to be obtained could result in the termination of the Yorkville Equity Facility Financing Agreement. There can be no certainty, nor can NioCorp provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. If the Equity Facility is not completed: (i) certain costs related to the Yorkville Equity Facility Financing Agreement, such as legal, accounting and financial advisory fees, must be paid by NioCorp even if the Equity Facility is not completed; (ii) NioCorp may not be successful in finding another business opportunity that is of equal or greater benefit to NioCorp; and (iii) the time and attention of NioCorp’s management will have been diverted away from the conduct of NioCorp’s business.

The NioCorp Common Shares to be issued under the Yorkville Equity Facility Financing Agreement may dilute NioCorp Shareholders.

If the Equity Facility is approved by NioCorp Shareholders, a significant number of the NioCorp Common Shares would become potentially issuable to Yorkville under the Yorkville Equity Facility Financing Agreement. Additionally, the lower the market or trading price of the NioCorp Common Shares in the future, the greater the number of NioCorp Common Shares potentially issuable to Yorkville under the Yorkville Equity Facility Financing Agreement would become. Factors both within and beyond NioCorp’s control could cause the market or trading price of the NioCorp Common Shares to decline, even significantly, in the future. As a result, existing NioCorp Shareholders will have their positions significantly diluted by the potential increase in additional outstanding NioCorp Common Shares due to the issuance of NioCorp Common Shares to Yorkville under the Yorkville Equity Facility Financing Agreement.

The issuance and future sale of NioCorp Common Shares could adversely affect the market price.

If the Equity Facility is completed, and subject to the terms of the Yorkville Equity Facility Financing Agreement, the potential issuance of NioCorp Common Shares to Yorkville thereunder, the sale of NioCorp Common Shares in the public market from time to time, and any disclosures to be made by NioCorp relating thereto, could depress the market price for NioCorp Common Shares.

The Investors may engage in resales or other hedging strategies.

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If the Equity Facility is completed, the Investors may engage in resales or other hedging strategies to reduce or eliminate investment risks associated with a drawdown. Any such transactions could have a significant effect on the market price of the NioCorp Common Shares.

If the Standby Equity Purchase Agreement is terminated or the Equity Facility is not consummated, there could be a potential material adverse effect on NioCorp.

If the Equity Facility is not completed, the market price of the NioCorp Common Shares may decline to the extent that the market price reflects a market assumption that the Equity Facility will be completed. If the Equity Facility is not completed and the NioCorp Board decides to seek an equity line of credit from another strategic investor, there can be no assurance that it will be able to find an investor of equal interest as the Investors or a party that would be willing to consummate a transaction on terms as favorable as the Equity Facility. Failure by NioCorp to have access to financing on the terms and conditions of the Equity Facility may be materially adverse to NioCorp.

There is a potential for Yorkville to exercise significant influence on the operations of NioCorp because of the potential increase in voting power if the Equity Facility is approved.

If NioCorp Shareholders approve the Yorkville Equity Facility Financing Proposal, and NioCorp Common Shares under the Equity Facility are subscribed for and held, and not re-sold, by Yorkville, Yorkville’s voting power in NioCorp will increase, subject to certain ownership limitations to be set forth in the Yorkville Equity Facility Financing Agreement. Accordingly, Yorkville may potentially have the ability to exercise an increased influence on NioCorp’s decisions as compared to other NioCorp Shareholders.

NioCorp’s Chief Executive Officer, President and Executive Chairman, Mark Smith, also holds certain management positions and directorships of other companies and may allocate his time to such other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to NioCorp’s affairs. This could have a negative impact on NioCorp’s operations.

NioCorp’s Chief Executive Officer, President and Executive Chairman, Mark Smith, is engaged in other business endeavors which may result in a conflict of interest in allocating his time between NioCorp’s operations and his other businesses. Although Mr. Smith is employed with NioCorp on a full-time basis, he is permitted to participate in certain other business activities, including his service as the Chief Executive Officer of IBC Advanced Alloys Corp., and the amount of time he dedicates to each company is not easily quantifiable. Accordingly, although Mr. Smith’s primary occupation is his service to NioCorp, he also holds certain management positions and directorships of other companies and may allocate his time to such other businesses and is entitled to compensation in connection with those activities, thereby causing potential conflicts of interest in his determination as to how much time to devote to NioCorp’s affairs. Mr. Smith may also have competitive fiduciary obligations and pecuniary interests relating to his other business ventures that conflict with NioCorp’s interests. Although NioCorp is not aware of any material conflicts of interest involving Mr. Smith at the present time, there is a possibility that these additional activities may create such a conflict between their interests and NioCorp’s, which could result in a negative impact on NioCorp’s operations.

NioCorp may be a “passive foreign investment company” for the current taxable year and for one or more future taxable years, which may result in materially adverse U.S. federal income tax consequences for U.S. investors.

If NioCorp is a passive foreign investment company (“PFIC”) for any taxable year, or portion thereof, that is included in the holding period of a U.S. holder of NioCorp Common Shares or NioCorp Assumed Warrants, such U.S. holder may be subject to certain adverse U.S. federal income tax consequences and additional reporting requirements. Although NioCorp believes it was classified as a PFIC during its taxable years ended June 30, 2022 and June 30, 2021, based on the current composition of its income and assets, as well as current business plans and financial expectations, NioCorp does not currently expect to be treated as a PFIC for the taxable year in which the Transactions occur or any foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. In addition, it is possible notwithstanding NioCorp’s conclusion that the IRS could assert, and that a court could sustain, a determination that NioCorp is a PFIC. Accordingly, there can be no assurance that NioCorp will not be treated as a PFIC for any taxable year. For a more detailed description of the possibility of NioCorp (or its subsidiaries) qualifying as a PFIC and the consequences thereof, see the section entitled “Material U.S. Federal Income Tax Considerations With Respect to the Redemption and the Transactions — Tax Considerations for U.S. Holders in Respect of Ownership of NioCorp Common Shares and NioCorp Assumed Warrants.” Each holder of NioCorp Common Shares or NioCorp Assumed Warrants should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of such securities.

The Transactions could result in NioCorp becoming subject to materially adverse U.S. federal income tax consequences.

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Section 7874 and related sections of the Code provide for certain adverse tax consequences when the stock of a U.S. corporation is acquired by a non-U.S. corporation in certain transactions in which former shareholders of the U.S. corporation come to own 60% or more of the stock of the non-U.S. corporation (by vote or value, and applying certain specific counting and ownership rules). These adverse tax consequences include (i) potential additional required gain recognition by the U.S. corporation, (ii) treatment of certain payments to the non-U.S. corporation that reduce gross income as “base erosion payments,” (iii) an excise tax on certain options and stock-based compensation of the U.S. corporation, (iv) disallowance of “qualified dividend” treatment for distributions by the non-U.S. corporation, and (v) if former shareholders of the U.S. corporation come to own 80% or more of the stock of the non-U.S. corporation, treatment of the non-U.S. corporation as a U.S. corporation subject to U.S. federal income tax on its worldwide income (in addition to any tax imposed by non-U.S. jurisdictions). If the Transactions result in the application of any of these, or any other, adverse tax consequences, NioCorp could incur significant additional tax costs. While NioCorp currently does not believe the Transactions will cause such adverse tax consequences as a result of section 7874 and related sections of the Code, this determination is subject to significant legal and factual uncertainty. NioCorp has not sought and will not seek any rulings from the IRS as to the tax treatment of any of the Transactions, and the closing of the Transactions is not conditioned upon receiving a ruling from any tax authority or opinion from any tax advisor in regards to any particular tax treatment. Further, there can be no assurance that your tax advisor, the IRS, or a court, will agree with the position that NioCorp is not subject to these adverse tax consequences. For further detail regarding the application of section 7874 of the Code to the Transactions, see the section entitled “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations With Respect to the Redemption and the Transactions—Inversion Considerations and Tax Residence of NioCorp for U.S. Federal Income Tax Purposes.”

Risk Factors Related to NioCorp

NioCorp’s business is and will be subject to the risks described above. In addition, NioCorp is, and will continue to be, subject to the risks described in NioCorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, as such risks may be updated or supplement in NioCorp’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 10-K, each of which are filed with the SEC and applicable Canadian securities regulatory authorities and incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find Additional Information.”

Risks Relating to Redemption

GX does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for GX to complete the Transactions even if a substantial majority of GX Stockholders redeem their shares.

The GX Existing Charter does not provide a specified maximum redemption threshold, except that GX will only redeem its GX Class A Shares so long as (after such redemption) the net tangible assets of NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger) will be at least $5,000,001 either immediately prior to or upon consummation of the Transactions and after payment of underwriter’s fees and commissions (such that GX is not subject to the SEC’s “penny stock” rules). As a result, GX may be able to complete the Transactions even if a substantial majority of the GX Public Stockholders redeem their shares. In the event the aggregate cash consideration GX would be required to pay for all GX Class A Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination Agreement exceed the aggregate amount of cash available to GX, GX will not complete the Transactions or redeem any shares, all GX Class A shares submitted for redemption will be returned to the holders thereof, and GX instead may search for an alternate business combination.

If GX Stockholders fail to receive notice of GX’s offer to redeem the GX Class A Shares in connection with the Transactions, or fail to comply with the procedures for tendering their shares, such shares may not be redeemed.

GX will comply with the proxy rules when conducting redemptions in connection with the Transactions. Despite GX’s compliance with these rules, if a stockholder fails to receive GX’s proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials that GX will furnish to holders of the GX Class A Shares in connection with the Transactions will describe the various procedures that must be complied with in order to validly redeem GX Class A Shares. For example, GX may require the GX Public Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to GX’s transfer agent up to two business days prior to the vote on the proposal to approve the Transactions in the event GX distributes proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.

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If a stockholder or a “group” of stockholders are deemed to hold in excess of 15% of the issued and outstanding GX Class A Shares, such stockholder or group will lose the ability to redeem all such shares in excess of 15% of the issued and outstanding GX Class A Shares.

The GX Existing Charter provides that a GX Stockholder, individually or together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to an aggregate of more than 15% of the shares of GX Common Stock sold in the IPO without GX’s prior consent, which GX refers to as the “Excess Shares.” However, GX will not be restricting its stockholders’ ability to vote all of their shares (including Excess Shares) for or against the Transactions. The inability of a stockholder to redeem an aggregate of more than 15% of the shares of GX Common Stock sold in the IPO will reduce its influence over GX’s ability to consummate its initial business combination and such stockholder could suffer a material loss on its investment in GX if it sells such excess shares in open market transactions. Additionally, the stockholder will not receive redemption distributions with respect to the Excess Shares if GX completes the Transactions. As a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell its shares in open market transactions, potentially at a loss.

There is no guarantee that a GX Stockholder’s decision to invest in NioCorp through the Transactions or, alternatively, to redeem its GX Common Stock for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

GX can give no assurance as to the price at which GX Stockholders may be able to sell, in the future, the securities issued to or otherwise held by GX Stockholders following a business combination, including the Transactions. A stockholder that does not redeem its GX Common Stock will, following the Transactions, bear the risk of ownership of the NioCorp Common Shares issued in exchange for GX Common Stock, and there can be no assurance that a shareholder will be able to sell such NioCorp Common Shares in the future for a greater amount than the redemption price set forth herein. Similarly, events following the consummation of the Transactions may cause an increase in the public trading price of the NioCorp Common Shares issued to GX Stockholders following the Transactions.

Furthermore, all outstanding GX Public Warrants converted into NioCorp Assumed Warrants in connection with the Transactions will continue to be outstanding notwithstanding the actual redemptions. An aggregate value of the outstanding NioCorp Assumed Warrants of approximately           (based on the closing price of the GX Public Warrants of           on the Nasdaq Global Market as of January 24, 2023, the record date for the GX Stockholders Meeting) may be retained by the redeeming stockholders assuming maximum redemptions. The potential for the issuance of a substantial number of NioCorp Common Shares upon exercise of these NioCorp Assumed Warrants could make the Combined Company less attractive to investors. Any such issuance will increase the number of issued and outstanding NioCorp Common Shares and result in dilution to the GX Stockholders that elect not to redeem. Furthermore, the outstanding NioCorp Assumed Warrants could have the effect of depressing the per share price for NioCorp Common Shares.

If GX Stockholders fail to comply with the redemption requirements specified herein, they will not be entitled to redeem their GX Common Stock for a pro rata portion of the funds held in the GX Trust Account.

In order to exercise your redemption rights, you must, (i) (A) hold GX Class A Shares, or (B) if you hold GX Class A Shares through GX Units, elect to separate your GX Units into the underlying GX Class A Shares and GX Public Warrants prior to exercising your redemption rights with respect to the GX Class A Shares and (ii) prior to 5:00 p.m. Eastern time on                     , 2023 (two business days before the GX Stockholder Meeting), (A) submit a written request to GX’s transfer agent that GX redeem your GX Class A Shares for cash and (B) deliver your stock to GX’s transfer agent physically or electronically through DTC. For more information about how GX Stockholders may exercise their redemption rights, see the question entitled “How do I exercise my redemption rights?”

If third parties bring claims against GX, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

GX’s placing of funds in the Trust Account may not protect those funds from third-party claims against GX. Although GX has sought to have all vendors, service providers, prospective target businesses and other entities with which it does business execute agreements with GX waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the GX Public Stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against GX’s assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in

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the Trust Account, GX’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to GX than any alternative. Marcum LLP, GX’s independent registered public accounting firm, and the underwriters of its IPO will not execute agreements waiving such claims to the monies held in the trust account.

Examples of possible instances where GX may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with GX and will not seek recourse against the Trust Account for any reason. Upon redemption of the GX Class A Shares, if GX is unable to complete its initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with its initial business combination, GX will be required to provide for payment of claims of creditors that were not waived that may be brought against GX within the 10 years following redemption. Accordingly, the per-share redemption amount received by GX Public Stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors. The Sponsor has agreed that it will be liable to GX if and to the extent any claims by a third-party for services rendered or products sold to GX, or a prospective target business with which GX has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third-party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under GX’s indemnity of the underwriter of GX’s IPO against certain liabilities, including liabilities under the Securities Act. However, GX has not asked the Sponsor to reserve for such indemnification obligations, nor has GX independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of GX. Therefore, it is unlikely that GX’s Sponsor would be able to satisfy those obligations. None of GX’s officers or directors will indemnify GX for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

The securities in which GX invests the funds held in the Trust Account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by GX Public Stockholders may be less than $10.00 per share.

The proceeds held in the Trust Account are invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that GX is unable to complete its initial business combination or make certain amendments to the GX Existing Charter, GX Public Stockholders are entitled to receive their pro-rata share of the proceeds held in the Trust Account, plus any interest income not released to GX, net of taxes payable. Negative interest rates could impact the per-share redemption amount that may be received by GX Public Stockholders.

The U.S. federal income tax treatment of the redemption of GX Common Stock as a sale of such GX Common Stock depends on a shareholder’s specific facts.

The U.S. federal income tax treatment of a redemption of GX Common Stock to a particular shareholder electing to redeem GX Common Stock will depend on whether the redemption qualifies as a sale of such GX Common Stock under section 302(a) of the Code, which will depend largely on the total number of shares of GX Common Stock treated as held by the shareholder (including any stock constructively owned by the holder, including as a result of owning Private Placement Warrants or GX Public Warrants) relative to all of the stock of GX outstanding before and after the redemption. If such redemption is not treated as a sale of GX Common Stock for U.S. federal income tax purposes, the redemption will instead be treated as a corporate distribution. For more information about the U.S. federal income tax treatment of the redemption of GX Common Stock, see the section entitled “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations With Respect to the Redemption and the Transactions—Treatment of U.S. Holders Exercising Redemption Rights With Respect to GX Class A Shares.”

The Excise Tax included in the Inflation Reduction Act of 2022 may impose a significant tax liability on GX after the Business Combination.

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On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other changes, generally imposes a 1% excise tax on the fair market value of stock repurchased by certain publicly-traded domestic corporations beginning in 2023, subject to certain exceptions and adjustments (the “Excise Tax”). Because GX is a publicly-traded Delaware corporation, the Excise Tax may apply to any redemptions of GX Common Stock after December 31, 2022, including redemptions occurring in connection with the Transactions, unless an exception is available. Issuances of stock by GX in connection with the Transactions may reduce the amount of the Excise Tax resulting from such redemptions. After the Business Combination, GX will be an indirect subsidiary of NioCorp and any liability of GX for Excise Tax may reduce funds otherwise available for distribution or for use in the business of the Combined Company and may decrease the value of the Combined Company. The effect of the Excise Tax on GX and the Combined Company remains uncertain at this time due to the recent enactment of the Excise Tax and the potential impact of future regulations or other guidance relating to the Excise Tax.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Transactions. This information should be read together with NioCorp’s and GX’s financial statements and related notes, the sections entitled “Selected Historical Consolidated Financial and Other Data,” “GX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information, in each case, contained elsewhere in or incorporated by reference into this joint proxy statement/prospectus.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of NioCorp and GX as adjusted to give effect to the Transactions (including the Yorkville Financings). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosure about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and accompanying notes, which are included in or incorporated by reference into this joint proxy statement/prospectus:

●	the (i) historical audited consolidated financial statements of NioCorp as of and for the fiscal year ended June 30, 2022 and (ii) historical unaudited condensed consolidated financial statements of NioCorp as of and for the three months ended September 30, 2022; and
●	the (i) historical audited financial statements of GX as of and for the year ended December 31, 2021, (ii) historical unaudited condensed financial statements of GX as of and for the six months ended June 30, 2022 and 2021, and historical unaudited condensed financial statements of GX as of and for the three months ended September 30, 2022.

The Transactions will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GX will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on:

●	predecessor NioCorp Shareholders’ voting interest in the Combined Company;
●	the predecessor NioCorp Board having seven members that are retained into the Combined Company Board of nine members, thereby representing the majority of the members of the Combined Company Board;
●	predecessor NioCorp management continuing to hold executive management roles for the post-combination company and being responsible for the day-to-day operations;
●	the post-combination company assuming the NioCorp and Elk Creek Resources names;
●	the pre-existing NioCorp headquarters will be maintained; and
●	the intended strategy of the Combined Company being a continuation of predecessor NioCorp strategy, primarily the development of the Elk Creek Project.

Accordingly, the Transactions will be treated as a capital transaction of the issuance of NioCorp Common Shares for the net assets of GX, accompanied by a recapitalization. The net assets of GX will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of NioCorp.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 combines the historical unaudited condensed consolidated balance sheet of NioCorp as of September 30, 2022 and the historical unaudited condensed balance sheet of GX as of September 30, 2022 on a pro forma basis as if the Transactions, summarized below, had been consummated on September 30, 2022.

The unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2022 combines the historical unaudited interim condensed consolidated statement of operations of NioCorp for the three months ended September 30, 2022 and the historical unaudited interim condensed consolidated statement of operations of GX for the three month period ended September 30, 2022 on a pro forma basis as if the Transactions, summarized below, had been consummated on July 1, 2021, the beginning of the earliest period presented.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2022 combines the historical consolidated statement of operations of NioCorp for the fiscal year ended June 30, 2022 and the aggregated historical condensed statement of operations of GX for the six month period from July 1, 2021 through December 31, 2021 and for the six month period from January 1, 2022 through June 30, 2022 on a pro forma basis as if the Transactions, summarized below, had been consummated on July 1, 2021, the beginning of the earliest period presented.

75

This unaudited pro forma condensed combined financial information is for informational purposes only and does not purport to indicate the results that would have been obtained had the Transactions actually been completed on the assumed date or for the periods presented, nor which may be realized or expected in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. See “Notes to the Unaudited Pro Forma Condensed Combined Financial Information.” Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. See “Cautionary Statement Regarding Forward-Looking Statements.”

Description of the Transactions

On September 25, 2022, NioCorp entered into the Business Combination Agreement with GX and Merger Sub. Pursuant to the Business Combination Agreement, among other things, the following transactions will occur. Merger Sub will merge with and into GX, with GX surviving the merger (the “First Merger”). Upon consummation of the First Merger, each GX Class A Share that is held by a GX Public Stockholder who has not elected to exercise their redemption rights shall be converted into a First Merger Class A Share. Immediately following the First Merger, NioCorp will exercise its unilateral option to purchase each First Merger Class A Share in exchange for 11.1829212 NioCorp Common Shares (the “Exchange”). Immediately following the Exchange, the First Merger Class A Shares then held by NioCorp will be contributed to Intermediate Holdco, a direct, wholly owned subsidiary of NioCorp, in exchange for additional shares of Intermediate Holdco (the “Contribution”). Immediately following the Contribution, ECRC will merge with and into the GX, with GX surviving the merger (the “Second Merger”) as a direct subsidiary of Intermediate Holdco.

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each Class B share in GX (other than certain shares that may be forfeited in accordance with the GX Support Agreement) will be converted into one share of Class B common stock in GX (the “First Merger Class B Shares”), as the surviving company in the First Merger. Upon consummation of the Second Merger, each of the First Merger Class B Shares will be converted into 11.1829212 Class B common shares of GX (each a “Second Merger Class B Share”), as the surviving company in the Second Merger, in a private placement. Each Second Merger Class B Share will be exchangeable into NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement as further discussed in Note 4 of the Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

Each GX Warrant that is issued and outstanding immediately prior to the Exchange Time will be converted into one NioCorp Assumed Warrant pursuant to the GX Warrant Agreement. Each NioCorp Assumed Warrant will be exercisable solely for NioCorp Common Shares, and the number of NioCorp Common Shares subject to each NioCorp Assumed Warrant will be equal to the number of shares of GX Common Stock subject to the applicable GX Warrant multiplied by 11.1829212, with the applicable exercise price adjusted accordingly.

At the completion of the Second Merger, ownership of the NioCorp Common Shares outstanding held by GX Public Stockholders, the Sponsor, NioCorp Shareholders, and others, excluding Earnout Shares and NioCorp Assumed Warrants, will be as shown in the following table:

	No Redemption		Maximum Redemption
Ownership Group:	Shares	Ownership	Shares	Ownership
GXII Class A (public stockholders)	335,487,636	50.3%	2,348,413	0.7%
GXII Class B (founders)(1)	47,650,427	7.1%	47,650,427	14.3%
Others(2)	4,769,574	0.7%	4,769,574	1.4%
NioCorp Shareholders	279,393,227	41.9%	279,393,227	83.6%
	667,300,864	100.0%	334,161,641	100.0%

(1) Excludes 34,230,920 Earnout Shares that are unvested and held by the GX Class B stockholders.

(2) Includes 3,343,693 NioCorp Common Shares issued to Cantor Fitzgerald, 788,455 NioCorp Common Shares issued under the Equity Facility, and 637,426 NioCorp Common Shares issued to BTIG.

Following the effective time of the Second Merger, NioCorp will effectuate a reverse stock split of the issued NioCorp Common Shares, and GX will effectuate a proportionate reverse stock split of the Second Merger Class A Shares and the Second Merger Class B Shares at a to-be-determined ratio.

The Company has executed an LOI with Yorkville for the NioCorp Convertible Debentures, which provides up to $16 million of supplemental financing in connection with the Transactions to pay transaction expenses and other related costs to take place in two closings (each a “Debenture Closing”). The LOI contains the following provisions:

At the first closing, (the “First Debenture Closing”), which will occur in connection with the Closing of the Transactions, NioCorp Convertible Debentures will be issued at an issue price of 96% of their principal amount and will mature and become due and payable 18 months from the First Debenture Closing (the “Debenture Maturity Date”). Each NioCorp Convertible Debenture will bear interest at 5% per annum, which will increase to 15% per annum upon the occurrence of an event of default. A holder of a NioCorp Convertible Debenture will have the option to convert the principal amount thereof, in whole or in part, into NioCorp Common Shares at a price (the “Conversion Price”) equal to 90% of the average volume weighted average price (“VWAP”) of the NioCorp Common Shares during the five consecutive trading days ending on the trading day immediately prior to the conversion date, but not lower than the Floor Price (as defined below) at any time prior to the Debenture Maturity Date.

The Conversion Price cannot be lower than a price per share equal to 30% of the VWAP of the NioCorp Common Shares during the five consecutive trading days ending on the trading day immediately prior to the First Debenture Closing, subject to adjustments to give effect to any stock split or recapitalization, unless NioCorp consents to conversion at a lower price (the “Floor Price”).

NioCorp will have the right to redeem in cash amounts owed under a NioCorp Convertible Debenture at any time prior to the Debenture Maturity Date (the “Right of Redemption”) upon providing the investor with advance written notice at least three trading days prior to such redemption. NioCorp will pay a redemption premium equal to 10% of the principal amount being redeemed if it exercises the Right of Redemption.

The LOI for the NioCorp Convertible Debentures also provides that the agreement will terminate automatically upon termination of the Business Combination Agreement. NioCorp will also have the option to terminate the NioCorp Convertible Debentures prior to the First Debenture Closing, subject to the payment in cash of a termination fee to the Investors equal to $1.6 million.

In conjunction with each Debenture Closing, NioCorp will issue to the Investors NioCorp Financing Warrants exercisable in cash to purchase a number of NioCorp Common Shares as is equal to (N), determined pursuant to the following formula:

N = Quotient of the principal amount of NioCorp Convertible Debentures issued in such Debenture Closing divided by the exercise price per NioCorp Financing Warrant, which is equal to the greater of

(a) the quotient of $10.00 divided by 11.1829212 (being the number of NioCorp Common Shares that will be exchanged for each share of GX pursuant to the Business Combination Agreement at Closing); or

(b) the VWAP of the NioCorp Common Shares during the five consecutive trading days ending on the trading day immediately before such Debenture Closing,

in each case, subject to any adjustment to give effect to any split or recapitalization.

The NioCorp Financing Warrants will be exercisable beginning on the earlier of (a) six months following the issuance of the applicable NioCorp Financing Warrants or (b) the effective date of the initial Convertible Debt Financing Registration Statement (such earlier date, the “Exercise Date”) and may be exercised at any time prior to their expiration. On each of the first 12 monthly anniversaries of the Exercise Date, 1/12th of the Warrants shall expire.

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As a result of the Transactions, GX will become a subsidiary of NioCorp, each GX Public Stockholder who does not elect to exercise their redemption rights will ultimately be issued NioCorp Common Shares and each GX Warrant will be converted into a NioCorp Assumed Warrant.

The value of the aggregate equity value of the outstanding GX Class A Shares and GX Class B Shares before the Transactions and prior to redemptions was determined to be $343.5 million, based on the pro rata redemption amount per share as of September 30, 2022 of approximately $10.00 per share, as shown in the following table:

Share Class	Shares Outstanding	Value per Share	Total Value
Class A	30,000,000	$10.00	$300,000,000
Class B	4,350,000	10.00	43,500,000
Total	34,350,000	$10.00	$343,500,000

The unaudited pro forma condensed combined financial information contained herein assumes that NioCorp Shareholders and the GX Stockholders approve the NioCorp Proposals and the GX Proposals necessary to effect the Transactions, as applicable.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption for cash of GX Class A Shares:

●	Assuming No Redemptions: This presentation assumes that no GX Public Stockholders exercise redemption rights with respect to their GX Class A Shares for a pro rata share of the funds in the Trust Account. Under the assumption of no redemptions, each of the 30.0 million of GX Class A Shares will be exchanged for 11.1829212 NioCorp Common Shares, resulting in the issuance of 335,487,636 NioCorp Common Shares.
●	Assuming Maximum Redemptions: This presentation assumes that GX Public Stockholders holding 29.790 million GX Class A Shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share as of September 30, 2022) of the funds in the Trust Account. Under this assumption, each of 210,000 of GX Class A Shares will be exchanged for 11.1829212 NioCorp Common Shares, resulting in the issuance of 2,348,413 NioCorp Common Shares. This exercise rate is estimated to be the maximum amount of redemptions that could occur and still permit the Combined Company to satisfy the Closing condition that the Combined Company and its subsidiaries (including GX, as the surviving company of the Second Merger) will have net tangible assets of at least $5,000,001 immediately upon the consummation of the Transactions, after giving effect to any redemptions by GX Public Stockholders and after payment of underwriters’ fees or commissions.

Potentially dilutive instruments and Class B equity are discussed below in Note 3 - Loss Per Share and Note 4 – Second Merger Class B Shares, respectively, of the Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2022 and the unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2022 and for the year ended June 30, 2022, are based on the historical financial statements of NioCorp and GX. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

77

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2022
(Dollars in Thousands)

				Assuming no redemptions		Assuming maximum redemptions
	NioCorp Developments Ltd.	GX Acquisition Corp. II	Notes	Pro forma Adjustments	Pro forma Combined	Pro forma Adjustments	Pro forma Combined
	(Historical)	(Historical)
ASSETS
Current
Cash	$3,192	$13	A,B,C,D,E,H	$300,190	$303,395	$1,384	$4,589
Prepaid expenses and other	189	465		-	654	-	654
Total current assets	3,381	478		300,190	304,049	1,384	5,243
Non-current
Deferred transaction costs	2,809	-	A	(2,809)	-	(2,809)	-
Deposits	35	-		-	35	-	35
Investment in equity securities	10	-		-	10	-	10
Right-of-use assets	76	-		-	76	-	76
Land and buildings, net	850	-		-	850	-	850
Mineral properties	16,085	-		-	16,085	-	16,085
Marketable securities held in Trust Account	-	300,912	D,E	(300,912)	-	(300,912)	-
Total assets	$23,246	$301,390		$(3,531)	$321,105	$(302,337)	$22,299
LIABILITIES
Current
Accounts payable and accrued liabilities	$3,670	$4,554	A,B	$(7,164)	$1,060	$(7,164)	$1,060
Related party loan	2,000	-		-	2,000	-	2,000
Convertible Debt, current portion	755	-		-	755	-	755
Operating lease liability	86	-		-	86	-	86
Total current liabilities	6,511	4,554		(7,164)	3,901	(7,164)	3,901
Non-current
Convertible debt	-	-	H	9,660	9,660	9,660	9,660
Warrant liabilities	-	1,567	I	(1,000)	567	(1,000)	567
Contingent share obligation	-	-	G	3,125	3,125	3,125	3,125
Deferred underwriting fee payable	-	10,500	C	(10,500)	-	(10,500)	-
Total liabilities	6,511	16,621		(5,879)	17,253	(5,879)	17,253
Commitments and Contingencies
Class A common stock subject to possible redemption at redemption value	-	300,882	D,E	(300,882)	-	(300,882)	-
SHAREHOLDERS’ EQUITY
Common stock	130,684	-	A,B,C,D,E,F,G,H,I	244,453	375,137	(54,353)	76,331
Common stock - Class B	-	1	D,E	(1)	-	(1)	-
Accumulated deficit	(112,951)	(16,114)	A,B,C,F	16,038	(113,027)	16,038	(113,027)
Accumulated other comprehensive loss	(998)	-		-	(998)	-	(998)
Total shareholder equity attributable to NioCorp shareholders	16,735	(16,113)		260,490	261,112	(38,316)	(37,694)
Noncontrolling interests in consolidated subsidiaries	-	-	D,E	42,740	42,740	42,740	42,740
Total shareholder equity	16,735	(16,113)		303,230	303,852	4,424	5,046
Total liabilities and equity	$23,246	$301,390		$(3,531)	$321,105	$(302,337)	$22,299

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

78

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022
(Dollars in Thousands, except share and per share data)

	NioCorp Developments Ltd.	GX Acquisition Corp. II	Notes	Assuming No Redemptions		Assuming Maximum Redemptions
	(Historical)	(Historical)		Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined
Operating expenses
Employee related costs	$293	$-		$-	$293	$-	$293
Professional fees	164	-		-	164	-	164
Exploration expenditures	1,288	-		-	1,288	-	1,288
Other operating expenses	337	4,037		-	4,374	-	4,374
Total operating expenses	2,082	4,037		-	6,119	-	6,119
Operating loss	(2,082)	(4,037)		-	(6,119)	-	(6,119)
Other (income) expense
Foreign exchange loss	173	-		-	173	-	173
Interest expense	300	-	L	1,186	1,486	1,186	1,486
Gain on equity securities	(1)	-		-	(1)	-	(1)
Interest earned on marketable securities held in trust account	-	(1,388)	J	1,388	-	1,388	-
Unrealized loss on marketable securities held in Trust Account	-	2	J	(2)	-	(2)	-
Change in fair value of warrant liabilities	-	(627)	K	400	(227)	400	(227)
Total other (income) expense	472	(2,013)		2,972	1,431	2,972	1,431
Loss before income tax	(2,554)	(2,024)		(2,972)	(7,550)	(2,972)	(7,550)
Income tax expense	-	291		-	291	-	291
Net loss	(2,554)	(2,315)		(2,972)	(7,841)	(2,972)	(7,841)
Net loss attributable to noncontrolling interests	-	-	M	(646)	(646)	(1,230)	(1,230)
Net loss attributable to the Company	$(2,554)	$(2,315)		$(2,326)	$(7,195)	$(1,742)	$(6,611)

Net loss	$(2,554)	$(2,315)		$(2,972)	$(7,841)	$(2,972)	$(7,841)
Other comprehensive loss:
Reporting currency translation	(5)	-		-	(5)	-	(5)
Total comprehensive loss	(2,559)	(2,315)		(2,972)	(7,846)	(2,972)	(7,846)
Comprehensive loss attributable to noncontrolling interests	-	-	M	$(646)	(646)	$(1,230)	(1,230)
Comprehensive loss attributable to the Company	$(2,559)	$(2,315)		$(2,326)	$(7,200)	$(1,742)	$(6,616)

Earnings per share
Net loss per share - basic and diluted	$(0.01)	$(0.06)			$(0.01)		$(0.02)
Weighted Average Shares Outstanding - basic and diluted	277,926,316	37,500,000			618,183,526		285,044,303

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

79

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2022
(Dollars in Thousands, except share and per share data)

	NioCorp Developments Ltd.	GX Acquisition Corp. II	Notes	Assuming No Redemptions		Assuming Maximum Redemptions
	(Historical)	(Historical)		Pro Forma Adjustments	Pro Forma Combined	Pro Forma Adjustments	Pro Forma Combined
Operating expenses
Employee related costs	$2,150	$-		$-	$2,150	$-	$2,150
Professional fees	684	-		-	684	-	684
Exploration expenditures	3,309	-		-	3,309	-	3,309
Other operating expenses	1,653	2,208		-	3,861	-	3,861
Total operating expenses	7,796	2,208		-	10,004	-	10,004
Operating loss	(7,796)	(2,208)		-	(10,004)	-	(10,004)
Other (income) expense
Foreign exchange loss (gain)	258	-		-	258	-	258
Interest expense	2,827	-	L	2,620	5,447	2,620	5,447
Loss (gain) on equity securities	6	-		-	6	-	6
Interest earned on marketable securities held in trust account	-	(364)	J	364	-	364	-
Unrealized gain on marketable securities held in trust account	-	(2)	J	2	-	2	-
Change in fair value of warrant liabilities	-	(12,446)	K	7,799	(4,647)	7,799	(4,647)
Change in fair value of over-allotment option	-	(139)		-	(139)	-	(139)
Total other (income) expense	3,091	(12,951)		10,785	925	10,785	925
Income (loss) before income tax	(10,887)	10,743		(10,785)	(10,929)	(10,785)	(10,929)
Income tax expense	-	5		-	5	-	5
Net income (loss)	(10,887)	10,738		(10,785)	(10,934)	(10,785)	(10,934)
Net income (loss) attributable to noncontrolling interests	-	-	M	(719)	(719)	(1,396)	(1,396)
Net income (loss) attributable to the Company	$(10,887)	$10,738		$(10,066)	$(10,215)	$(9,389)	$(9,538)

Net income (loss)	$(10,887)	$10,738		$(10,785)	$(10,934)	$(10,785)	$(10,934)
Other comprehensive gain (loss):
Reporting currency translation	166	-		-	166	-	166
Total comprehensive income (loss)	(10,721)	10,738		(10,785)	(10,768)	(10,785)	(10,768)
Comprehensive income (loss) attributable to noncontrolling interests	-	-	M	$(719)	(719)	(1,396)	(1,396)
Comprehensive income (loss) attributable to the Company	$(10,721)	$10,738		$(10,066)	$(10,049)	$(9,389)	$(9,372)

Earnings per share
Net Income (loss) per share - basic and diluted	$(0.04)	$0.29			$(0.02)		$(0.04)
Weighted Average Shares Outstanding - basic and diluted	263,737,227	37,500,000			603,944,072		271,895,184

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information

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NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1)       Basis of Presentation

The business combination will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GX will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Transactions are treated as the equivalent of NioCorp issuing NioCorp Common Shares for the net assets of GX, accompanied by a recapitalization. The net assets of GX will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of NioCorp.

The unaudited pro forma condensed combined balance sheet as of September 30, 2022 assumes that the Transactions occurred on September 30, 2022. The unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2022 and for the year ended June 30, 2022 reflects pro forma effect of the Transactions as if they had been completed on July 1, 2021. These periods are presented on the basis of NioCorp as the accounting acquirer.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited proforma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transactions.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of NioCorp and GX.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”), operations and financial position of the registrant as an autonomous entity (“Autonomous Entity Adjustments”) and option to present the reasonably estimable synergies and dissynergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). We have elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial information. NioCorp and GX have not had any historical relationship prior to the genesis of the Transactions.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2022 and for the year ended June 30, 2022 are based upon the number of the post-combination company’s shares outstanding, assuming the Transactions occurred on July 1, 2021.

(2)       Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are summarized in the following table:

81

	Summary of Entries Affecting the Unaudited Combined Condensed Pro Forma Balance Sheet (Dollars in Thousands)
Balance Sheet Line	Adjustment Reference									No Redemption Total	Maximum Redemption Total
	A	B	C	D	E	F	G	H	I	(Excludes “E”)	(Excludes “D”)
Cash	$(6,225)	$(7,757)	$(2,000)	$300,912	$2,106	$-	$-	$15,260	$-	$300,190	$1,384
Deferred transaction costs	(2,809)	-	-	-	-	-	-	-	-	(2,809)	(2,809)
Marketable securities held in Trust Account	-	-	-	(300,912)	(300,912)	-	-	-	-	(300,912)	(300,912)
Accounts payable and accrued liabilities	(2,809)	(4,355)	-	-	-	-	-	-	-	(7,164)	(7,164)
Convertible debt	-	-	-	-	-	-	-	9,660	-	9,660	9,660
Warrant liabilities	-	-	-	-	-	-	-	-	(1,000)	(1,000)	(1,000)
Contingent share obligation	-	-	-	-	-	-	3,125	-	-	3,125	3,125
Deferred underwriting fee payable	-	-	(10,500)	-	-	-	-	-	-	(10,500)	(10,500)
Class A common stock subject to possible redemption at redemption value	-	-	-	(300,882)	(300,882)	-	-	-	-	(300,882)	(300,882)
Common stock	(6,149)	570	3,000	258,143	(40,663)	(14,586)	(3,125)	5,600	1,000	244,453	(54,353)
Common stock - Class B	-	-	-	(1)	(1)	-	-	-	-	(1)	(1)
Accumulated deficit	(76)	(3,972)	5,500	-	-	14,586	-	-	-	16,038	16,038
Noncontrolling interests in consolidated subsidiaries	-	-	-	42,740	42,740	-	-	-	-	42,740	42,740

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:

A.	Represents NioCorp estimated transaction costs of $6.875 million, of which $6.225 million will be settled in cash and $0.650 million will be settled through the issuance of NioCorp Common Shares. This estimate includes $2.809 million of expenses incurred and accrued through September 30, 2022. Transaction costs totaling $0.076 million were related to the warrant liabilities and contingent share obligations and were reflected as an increase in accumulated deficit. The remaining transaction costs were reflected as a decrease in common stock.

The Company has a Letter of Intent (“LOI”) for the Equity Facility providing for a commitment for Yorkville to purchase up to $65.0 million of NioCorp Common Shares over 36 months at NioCorp’s option. Under the proposed agreement NioCorp may issue additional shares with a value of 1.0% of the Equity Facility as “Commitment Shares” in connection with closing the Transactions. The final agreement for the Equity Facility is under negotiation and there is no certainty that a definitive agreement will be reached, and final terms may differ from the LOI. The Company has included the 1% Commitment Shares as the $0.650 million non-cash transaction cost noted above.
B.	Represents GX estimated transaction costs of $8.327 million that will be paid in cash totaling $7.757 million and the issuance of NioCorp Common Shares valued at $0.570 million. This estimate includes $4.355 million of expenses incurred and accrued through September 30, 2022. These transactions costs were reflected as an increase in accumulated deficit.

The estimated GX transaction fees noted above reflect the reduced BTIG advisory fee of $0.382 million in cash and $0.570 million in NioCorp Common Shares. See Note 4 for further information regarding this advisory fee.

C.	Reflects the negotiated reduction of $5.5 million to the Deferred underwriting fees of GX, and subsequent payment of $2.0 million in cash and the issuance of NioCorp Common Shares valued at $3.0 million. See Note 4 for further information regarding the deferred underwriting fees.
D.	Reflects the no redemption scenario under which all GX Class A Shares with a carrying value of approximately $300.9 million are exchanged for NioCorp Common Shares and are not redeemed. As a result, the marketable securities held in the Trust Account are transferred to cash and cash equivalents as these funds become
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accessible to the Company at completion of the Transaction. The adjustment also reflects the exchange of Second Merger Class B Shares outstanding at fair value of $42.7 million, based on an estimated fair value of the GX Class B Shares of $10.03 per share, for equity in the Merger Sub, and are reported as a Noncontrolling interest in the consolidated financial statements. As a result of the adjustment, the equity of the Combined Company is increased by approximately $258.2 million.

E.	Reflects the maximum redemption scenario under which 29.79 million (99.3%) of GX Class A Shares with a carrying value of approximately $298.8 million are redeemed, and the remaining 210,000 GX Class A Shares with a carrying value of approximately $2.1 million are exchanged for NioCorp Common Shares. In addition, marketable securities held in the Trust Account are reduced to reflect the redemption payment of $298.8 million and the remainder is transferred to cash and cash equivalents as these funds become accessible to the Company at completion of the Transaction. The adjustment also reflects the exchange of Second Merger Class B Shares outstanding at fair value of $42.7 million, based on an estimated fair value of the GX Class B Shares of $10.03 per share, for equity in the Merger Sub, and are reported as a Noncontrolling interest in the consolidated financial statements.

Because this Maximum Redemption Scenario is based on the Combined Company and its subsidiaries (including GX, as the surviving company of the Second Merger) having minimum net tangible assets of at least $5,000,001 upon consummation of the Transactions, redemptions could be higher than 99.3% of outstanding GX Class A Shares in this scenario, if, among other reasons, the costs and expenses of the Combined Company at Closing are reduced below current estimates such that the minimum net tangible assets threshold is met.

F.	Reflects the elimination of GX’s historical accumulated deficit after recording the transaction costs to be incurred by GX as described in item (b) above.
G.	Reflects the fair value of the Earnout Shares obligation of approximately $3.1 million as of September 30, 2022 as discussed below in Note 4 – Second Merger Class B Shares. The fair value of the Earnout Shares obligation was estimated based on Monte Carlo simulations using a risk-free interest rate of 3.83%, an expected dividend yield of 0%, the Company’s historic 10-year volatility of 76.7%, and an expected life of 10.0 years.
H.

Reflects the fair value of the NioCorp Convertible Debentures and NioCorp Financing Warrants.

The net proceeds of the NioCorp Convertible Debentures is approximately $15.26 million. In addition, NioCorp will issue 17,278,203 NioCorp Financing Warrants on the closing date with an estimated fair value of $5.6 million and will record these NioCorp Financing Warrants in equity. This valuation was based on a Black Scholes evaluation with the following inputs:

Warrant Strike Price, based on 5-day VWAP (USD)	$0.93
Closing Common Share Price, September 30, 2022 (USD)	$1.04
Risk-free interest rate[1]	3.82%
Expected dividend yield[1]	0.0%
Expected stock price volatility (historical basis)[1]	68.35%
Expected warrant life in years[1]	1.0
(1) Average value based on 12 separate expiration tranches in the LOI.

The number of NioCorp Financing Warrants issued may be less if the VWAP of the NioCorp Common Shares during the five consecutive trading days ending on the trading date immediately prior to such debenture closing is greater than $0.93 (subject to adjustment for the reverse stock split). The final agreement for the NioCorp Convertible Debentures is under negotiation and there is no certainty that a definitive agreement will be reached, and final terms may differ from the LOI.

The NioCorp Convertible Debentures are initially recorded at fair value, with the $5.6 million warrant fair value, noted above, recorded to common stock and the remaining balance, net of estimated transaction fees, recorded to convertible debt liability. The convertible debt balance will be accreted to the $16.0 million face value over the 18-month term of the agreement.

I.	Reflects the reclassification of GX Public Warrants with a fair value of $1.0 million from liabilities to equity at closing.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended September 30, 2022 and for the year ended June 30, 2022, are as follows:

J.

Elimination of Trust Accounts Investment Income to reflect the removal of the trust income adjusting for the effects of the redemption of GX Class A Shares and the use of funding in an operating company.

K.	Reflects the elimination of the remeasurement loss recorded for GX Public Warrants that were reclassified to Equity as of the completion of the Business Combination as these warrants are presumed to have been converted as of the beginning of the respective period.
L.

Reflects accretion expense related to the Yorkville Convertible Debt Financing as disclosed in Note H, above, at an effective interest rate of 34.12% and assuming no conversions to Common Shares over the 18-month term of the agreement.

Conversions can be made over the term of the Convertible LOI, at the discretion of the holders and, if such conversions were made on a straight-line basis, interest expense would decrease for the three months ended September 30, 2022 by approximately $0.6 million and would increase for the year ended June 30, 2022 by approximately $1.0 million.

M.	Reflects the portion of the Combined Company’s net loss that is associated with the noncontrolling interest, as calculated below.
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	For the Fiscal Year Ended June 30, 2022		For the Three Months Ended September 30, 2022
	(dollars in thousands)
	No Redemption	Maximum Redemption	No Redemption	Maximum Redemption
Weighted Average Shares Outstanding	603,944,072	271,895,184	618,183,526	285,044,303
Class B Shares - Vested Shares	47,647,631	47,647,631	47,650,427	47,650,427
Class B Shares - Earnout Shares	34,228,124	34,228,124	34,230,920	34,230,920
Total Average Subsidiary Shares Outstanding	685,819,827	353,770,939	700,064,873	366,925,650

Total Minority Interest (Class B Shares)	81,875,755	81,875,755	81,881,347	81,881,347
Minority Interest	11.90%	23.10%	11.70%	22.30%

GX Net Income	$10,738	$10,738	$(2,315)	$(2,315)
Less: Interest Income	(366)	(366)	(1,386)	(1,386)
Less: Warrant Liability(1)	(12,446)	(12,446)	(627)	(627)
Adjusted GX Loss	(2,074)	(2,074)	(4,328)	(4,328)
ECRC Net Loss	(3,969)	(3,969)	(1,189)	(1,189)
Subsidiary Pro Forma Loss	$(6,043)	$(6,043)	$(5,517)	$(5,517)
Class B Minority Interest	$(719)	$(1,396)	$(646)	$(1,230)

(1) Represents a liability at the NioCorp parent level related to the private warrants

(3)       Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since July 1, 2021. As the Transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented. Holders of GX Common Stock received NioCorp Common Shares in an amount determined by application of the Exchange Ratio.

The unaudited pro forma condensed combined financial information has been prepared based on the following pro forma weighted average shares outstanding:

	For the fiscal year ended June 30, 2022		For the three months ended September 30, 2022
	No redemptions	Maximum redemptions	No redemptions	Maximum redemptions
NioCorp Weighted Average Shares Outstanding (Historical)	263,737,227	263,737,227	277,926,316	277,926,316
Issued to GX Class A Shareholders	335,487,636	3,438,748	335,487,636	2,348,413
Issued for Equity Facility commitment fee (Note 2A)	726,907	726,907	788,455	788,455
Issued for payment of advisory fees (Note 2B)	637,426	637,426	637,426	637,426
Issued for payment of deferred underwriting fees (Note 2C)	3,354,876	3,354,876	3,343,693	3,343,693
Total Weighted Average Shares Outstanding	603,944,072	271,895,184	618,183,526	285,044,303

The net loss per share and the weighted average shares outstanding do not reflect the contemplated reverse stock split of the issued NioCorp Common Shares.

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As a result of the pro forma net loss for the three months ended September 30, 2022, the earnings per share amounts exclude the anti-dilutive impact aggregating 293,336,485 NioCorp Common Shares from the following securities:

Excluded potentially dilutive securities	NioCorp Developments Ltd.	GX Acquisition Corp. II	Total
Options	14,464,000	-	14,464,000
Warrants	18,516,253	175,199,102	193,715,355
Convertible GX Vested Class B shares	-	47,650,427	47,650,427
Convertible debt Lind III	1,030,000	-	1,030,000
Warrants issued with Yorkville convertible debt	17,278,203	-	17,278,203
Yorkville convertible debt	19,198,500	-	19,198,500
Total potential dilutive securities	70,486,956	222,849,529	293,336,485

As a result of the pro forma net loss for the year ended June 30, 2022, the earnings per share amounts exclude the anti-dilutive impact aggregating 297,752,860 NioCorp Common Shares from the following securities:

Excluded potentially dilutive securities	NioCorp Developments Ltd.	GX Acquisition Corp. II	Total
Options	14,464,000	-	14,464,000
Warrants	18,516,253	175,199,102	193,715,355
Convertible GX Vested Class B shares	-	47,647,631	47,647,631
Convertible debt Lind III	4,152,000	-	4,152,000
Warrants issued with Yorkville convertible debt	17,892,674	-	17,892,674
Yorkville convertible debt	19,881,200	-	19,881,200
Total potential dilutive securities	74,906,127	222,846,733	297,752,860

The number of shares is based on the maximum number of shares issuable on exercise or conversion of the related securities as of the period end. Such amounts have not been adjusted for the treasury stock method or weighted average outstanding calculations as required if the securities were dilutive.

(4)       Second Merger Class B Shares

Pursuant to the Business Combination Agreement, the parties will enter into the Exchange Agreement, under which holders of 47,650,427 Second Merger Class B Shares (the “Vested Shares”) are entitled to exchange any or all of the Vested Shares for NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement. Under certain circumstances, and subject to certain exceptions, NioCorp may instead settle all or a portion of any exchange pursuant to the terms of the Exchange Agreement in cash, in lieu of NioCorp Common Shares, based on a volume-weighted average price of NioCorp Common Shares. Until exchanged for NioCorp Common Shares, the Vested Shares are treated as a non-controlling interest in the unaudited pro forma condensed combined balance sheet.

At the closing of the transaction, 34,230,920 of the Second Merger Class B Shares (the “Earnout Shares”) under both the no redemption scenario and maximum redemption scenario, are reflected as a liability for contingently issuable shares measured at fair value. The shares vest and are issuable to the holders based upon achieving certain market share price milestones within a period of ten years post-recapitalization, or upon a change in control as defined in the GX Support Agreement. These shares will be forfeited if the market share price milestones or an acceleration event is not reached within the ten-year period. At such time that the Earnout Shares shall become vested (the “Released Earnout Shares”), the Released Earnout Shares will become convertible in the manner described below.

The Vested Shares and the Released Earnout Shares may be converted by the holders into NioCorp Common Shares at any time. Under the Exchange Agreement all Vested Shares and Earnout Shares must be converted into NioCorp Common Shares by the tenth anniversary of the closing date (the “Ten Year Anniversary”) except for Released Earnout Shares that have been vested for a period of fewer than twenty-four months as of the Ten Year Anniversary. Such Released Earnout Shares will expire for conversion on the date that is twenty-four months after the vesting date.

GX and Cantor Fitzgerald, L.P. (“Cantor”) agreed to reduce the deferred underwriting fees in conjunction with a transaction with NioCorp by $5.5 million and agreed to settle the remaining $5.0 million of deferred underwriting fees with $3.0 million of NioCorp Common Shares (or approximately 3,343,693 NioCorp Common Shares based on the per share value of GX Class A Shares of $10.0304 and the exchange ratio of 11.1829212) and $2.0 million in cash at closing. In addition, BTIG, LLC (“BTIG”) agreed to reduce its advisory fees from $2.0 million to $570,000 in Common Shares (or approximately 637,426 NioCorp Common Shares based on the per share value of GX Class A Shares of $10.0304 and the exchange ratio of 11.1829212) and $382,382 in cash at closing.

GX, Cantor, and BTIG agreed to settle $3.57 million in advisory fees and deferred underwriting fees in exchange for the issuance of NioCorp Common Shares or by purchasing GX common stock and electing not to redeem such shares. The pro forma financial presentation assumes that new NioCorp Common Shares are issued. The Company, GX and the Sponsor have agreed that the Sponsor will forfeit the number of shares equal to 50% of such issuance. The reduction will reduce the number of both Vested Shares and Earnout Shares by 995,280 shares, respectively.

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COMPARATIVE PER SHARE INFORMATION

The following table sets forth the summary historical comparative share information for NioCorp and GX on a stand-alone basis and unaudited pro forma combined per share information after giving effect to the Transactions and has been prepared using the assumptions below with respect to the potential redemption for cash of GX Class A Shares:

●	Assuming No Redemptions: This presentation assumes that no GX Public Stockholders exercise redemption rights with respect to their GX Class A Shares for a pro rata share of the funds in the Trust Account. Under the assumption of no redemptions, each of the 30.0 million of GX Class A Shares will be exchanged for 11.1829212 NioCorp Common Shares, resulting in the issuance of 335,487,636 NioCorp Common Shares.
●	Assuming Maximum Redemptions: This presentation assumes that GX Public Stockholders holding 29.790 million GX Class A Shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share as of September 30, 2022) of the funds in the Trust Account. Under the assumption of maximum redemptions, each of the 210,000 of GX Class A Shares will be exchanged for 11.1829212 NioCorp Common Shares, resulting in the issuance of 2,348,413 NioCorp Common Shares. This rate is estimated to be the maximum amount of redemptions that could occur and still permit the Combined Company to satisfy the Closing condition that the Combined Company and its subsidiaries (including GX, as the surviving company of the Second Merger) will have net tangible assets of at least $5,000,001 immediately upon the consummation of the Transactions, after giving effect to any redemptions by GX Public Stockholders and after payment of underwriters’ fees or commissions.

The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on July 1, 2021.

This information is only a summary prepared for illustrative purposes and should be read in conjunction with the historical financial statements of NioCorp and GX and related notes included elsewhere in this joint proxy statement/prospectus. The unaudited pro forma condensed combined per share information of NioCorp and GX is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined (loss) earnings per share information below does not purport to represent the (loss) earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period.

Immediately following the completion of the Transactions, it is expected that the current NioCorp Shareholders and the current GX Stockholders will own 42% and 58%, respectively, of the outstanding NioCorp Common Shares (assuming no redemptions by GX Stockholders and that all of the Second Merger Class B Shares are exchanged into NioCorp Common Shares, and not including the potential dilutive impact of the Yorkville Financings).

The following presents the calculation of basic and diluted weighted average shares outstanding. The net loss per share and the weighted average shares outstanding do not reflect the contemplated reverse stock split of the issued NioCorp Common Shares. As a result of the pro forma net losses for the year ended June 30, 2022 and the three months ended September 30, 2022, the earnings per share amounts exclude the anti-dilutive impact aggregating 297,752,860 and 293,336,485 NioCorp Common Shares, respectively, as described under Note 3 to the Unaudited Pro Forma Condensed Combined Financial Information above.

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	NioCorp Developments Ltd.	GX Acquisition Corp. II	Pro Forma Combined
(dollars in thousands)
	(Restated)	(Historical)	Assuming No Redemptions	Assuming Max Redemptions
Year ended June 30, 2022
Net (Loss) Income Attributable to the Company	$(10,887)	$10,738	$(10,215)	$(9,538)
Total Equity	17,665	(12,986)	302,110	5,008
June 30, 2022 book value per share (1)	0.06	(0.35)	0.49	0.02
Cash dividends per share	-	-	-	-
Weighted average shares:
Class A weighted average shares outstanding - basic and diluted	263,737,227	30,000,000	603,944,072	271,895,184
Class B weighted average shares outstanding - basic and diluted		7,500,000	-	-
(Loss) earnings per share, basic and diluted	$(0.04)	$0.29	$(0.02)	$(0.04)

Three months ended September 30, 2022
Net (Loss) Income Attributable to the Company	$(2,554)	$2,315	$(7,195)	$(6,611)
Total Equity	16,735	(16,113)	303,852	5,046
June 30, 2022 book value per share(1)	0.06	(0.43)	0.49	0.02
Cash dividends per share	-	-	-	-
Weighted average shares:
Class A weighted average shares outstanding - basic and diluted	277,926,316	30,000,000	618,183,526	285,044,303
Class B weighted average shares outstanding - basic and diluted	-	7,500,000	-	-
Loss per share, basic and diluted	$(0.01)	$(0.06)	$(0.01)	$(0.02)

(1) – Book value per share is calculated as: Total shareholder equity divided by shares outstanding.

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NIOCORP SPECIAL MEETING OF SHAREHOLDERS

This joint proxy statement/prospectus is being provided to NioCorp Shareholders in connection with the solicitation of proxies by NioCorp’s management and the NioCorp Board for use at the NioCorp Shareholder Meeting to be held on                       , 2023, at                       at 7000 S. Yosemite Street, Lower Level Conference Room, Centennial, Colorado, 80112 and at any adjournment or postponements thereof. NioCorp Shareholders are encouraged to read this entire document carefully, including its annexes and the documents incorporated by reference herein, for more detailed information regarding the Business Combination Agreement and the Transactions.

NioCorp’s principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112. NioCorp’s registered and records office is located at 595 Burrard Street, Suite 2600, Vancouver, British Columbia V7X 1L3 (ATTN: Blake, Cassels & Graydon LLP).

There are two kinds of non-registered, or beneficial, shareholders (i.e. shareholders who own NioCorp Common Shares are either registered (i) in the name of an intermediary that, such as securities dealers or brokers, or (ii) in the name of a clearing agency of which the intermediary is a participant) – those who object to their name being made known to the issuers of securities which they own (called “OBOs” for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called “NOBOs” for Non-Objecting Beneficial Owners). In accordance with NI 54-101, NioCorp has elected to send the NioCorp Meeting Materials indirectly to the NOBOs and to the OBOs through their intermediaries. Intermediaries are required to forward such notices to non-registered shareholders, and often use a service company (such as Broadridge or Computershare in Canada) for this purpose. Non-registered shareholders cannot use a voting instruction form received from Broadridge or Computershare to vote directly at the NioCorp Shareholder Meeting. See “Voting by Beneficial Shareholders” below. NioCorp does not intend to pay for intermediaries to forward to OBOs, under NI 54-101, the NioCorp Meeting Materials, and in the case of an OBO, the OBO will not receive these materials unless the OBO’s intermediary assumes the cost of delivery.

Matters to Be Considered at the NioCorp Shareholder Meeting

The purpose of the NioCorp Shareholder Meeting is to consider and vote on each of the following proposals, each of which is further described in this joint proxy statement/prospectus:

●

NioCorp Proposal No. 1 — Share Issuance Proposal: To approve the issuance of NioCorp Common Shares to GX Stockholders in connection with the Transactions and the possible creation of Sponsor as a control person; and

●	NioCorp Proposal No. 2 — Yorkville Equity Facility Financing Proposal: To approve the issuance of NioCorp Common Shares to Yorkville pursuant to the Yorkville Equity Facility Financing.
●	NioCorp Proposal No. 3 — Yorkville Convertible Debt Financing Proposal: To approve the issuance of NioCorp Common Shares to Yorkville pursuant to the Yorkville Convertible Debt Financing.
●	NioCorp Proposal No. 4 — Quorum Amendment Proposal: To approve, with or without amendment, an amendment to the NioCorp Articles to require the presence, in person or by proxy, of two or more shareholders representing at least 33 1/3% of the outstanding shares entitled to be voted in order to constitute a quorum at any meeting of NioCorp Shareholders, the form of which amendment to the Articles is attached as Annex B to this joint proxy statement/prospectus.
●	NioCorp Proposal No. 5 — The Adjournment Proposal: To approve, a proposal to adjourn the NioCorp Shareholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the NioCorp Shareholder Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote. Approval of the Share Issuance Proposal and the Quorum Amendment Proposal by NioCorp Shareholders is a condition to the consummation of the Transactions. Only business within the purposes described in the Notice of Meeting may be conducted at the NioCorp Shareholder Meeting or any adjournments thereof.

Recommendation of the NioCorp Board

After careful consideration, including a review of the opinion of GenCap, information concerning GX, the Business Combination Agreement, proposed Transactions and alternatives, and consultation with management and NioCorp’s financial advisors and legal counsel, and consideration of such other matters as the NioCorp Board considered relevant, the NioCorp Board has unanimously resolved (i) that the Transactions are fair to the NioCorp Shareholders and (ii) that the Transactions

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and entering into of the Business Combination Agreement and the other ancillaries contemplated thereby are in the best interests of NioCorp . The NioCorp Board unanimously recommends that NioCorp Shareholders vote:

●	NioCorp Proposal No. 1: “FOR” the Share Issuance Proposal;
●	NioCorp Proposal No. 2: “FOR” the Yorkville Equity Facility Financing Proposal;
●	NioCorp Proposal No. 3: “FOR” the Yorkville Convertible Debt Financing Proposal;
●	NioCorp Proposal No. 4: “FOR” the Quorum Amendment Proposal; and
●	NioCorp Proposal No. 5: “FOR” the Adjournment Proposal.

Required Votes

The vote required to approve each of the proposals below assumes the presence of a quorum at the NioCorp Shareholder Meeting.

Proposal	Required Vote	Effects of Certain Actions

NioCorp Proposal No. 1 — Share Issuance Proposal

NioCorp Proposal No. 2 — Yorkville Equity Facility Financing Proposal

NioCorp Proposal No. 3 — Yorkville Convertible Debt Financing Proposal

NioCorp Proposal No. 4 — Quorum Amendment Proposal

NioCorp Proposal No. 5 — Adjournment Proposal

Approval requires the affirmative vote of at least a majority of NioCorp Common Shares present or represented by proxy at the NioCorp Shareholder Meeting and entitled to vote thereat.

The failure to vote will have no effect on the outcome of the proposal.

If a NioCorp Shareholder does not specify a choice in the accompanying form of proxy and the NioCorp Shareholder has appointed one of the management nominees named in the form of proxy, the management nominee will vote NioCorp Common Shares represented by the proxy “FOR” the proposal.

Broker Non-Votes and Quorum

Brokers and other intermediaries, holding shares in street name for their customers, are required to vote the shares in the manner directed by their customers. Under the rules of various national and regional securities exchanges, brokers, banks or other nominees are prohibited from giving proxies to vote on non-routine matters (including, but not limited to, non-contested director elections) unless the beneficial owner of such shares has given voting instructions on the matter.

The absence of a vote on a matter where the broker has not received written voting instructions from a Beneficial Shareholder is referred to as a “broker non-vote.” Any shares represented at the NioCorp Shareholder Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on any matters to be acted upon at the NioCorp Shareholder Meeting.

Under the NioCorp Articles, a quorum for the transaction of business at the NioCorp Shareholder Meeting is one or more persons present and being, or representing by proxy, two or more shareholders entitled to attend and vote at the NioCorp Shareholder Meeting.

Broker non-votes will not be counted as present for purposes of determining the presence of a quorum for purposes at the NioCorp Shareholder Meeting and will not be voted. Accordingly, broker non-votes will have any effect on the outcome of the votes on the matters to be acted upon at the NioCorp Shareholder Meeting.

Information About Proxies

Solicitation of Proxies

NioCorp will conduct its solicitation of proxies and its officers, directors and employees may, without receiving special compensation, contact shareholders by telephone, electronic means or other personal contact. NioCorp will not specifically engage employees to solicit proxies. NioCorp will pay the expenses of this solicitation; however, it does not reimburse

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shareholders, nominees or agents (including brokers holding shares on behalf of clients) for their costs of obtaining authorization from their principals to sign proxies. While no arrangements have been made to date, NioCorp may contract for the solicitation of proxies for the NioCorp Shareholder Meeting. Such arrangements would include customary fees which would be borne by NioCorp.

Appointment of Proxyholder and Return of Proxy

The persons named in the accompanying form of proxy for the NioCorp Shareholder Meeting are officers of NioCorp and nominees of NioCorp’s management. A NioCorp Shareholder has the right to appoint some other person, who need not be a NioCorp Shareholder, to represent such shareholder at the NioCorp Shareholder Meeting by inserting that other person’s name in the blank space provided on the form of proxy.

If a NioCorp Shareholder appoints one of the persons designated in the accompanying form of proxy as a nominee and does not direct the said nominee to vote “FOR” or “AGAINST,” or where instructions on the form of proxy are uncertain with respect to which an opportunity to specify how the NioCorp Common Shares registered in the name of such registered shareholder shall be voted is provided, the proxy shall be voted “FOR” the resolution.

In order for a proxy to be valid, it must be:

(a)	signed by the registered shareholder whose name appears thereon or by such registered shareholder’s attorney authorized in writing, or if the registered shareholder is a corporation, by a duly authorized representative on behalf of such corporation; and
(b)	returned in one of the following manners:
(i)	by hand delivery or by mail addressed to Computershare Investor Services Inc., Proxy Dept., 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, and received by , Mountain time, on , 2023, or no later than 48 hours before the NioCorp Shareholder Meeting is reconvened following any adjournment or postponement;
(ii)	by facsimile to Computershare Investor Services Inc. at 1-866-249-7775 (within North America) or 1-416-263-9524 (outside North America) and received by , Mountain time, on , 2023, or no later than 48 hours before the NioCorp Shareholder Meeting is reconvened following any adjournment or postponement; or
(iii)	by deposit with the chair of the NioCorp Shareholder Meeting prior to commencement of the NioCorp Shareholder Meeting.

An executed proxy that is returned undated will be deemed to be dated the date of the mailing of the form of proxy by NioCorp or its agent.

Alternatively, a registered shareholder may vote via the Internet or by telephone by following the instructions included in the NioCorp Meeting Materials, in each case no later than                   , Mountain time, on                    , 2023, or no later than 48 hours before the NioCorp Shareholder Meeting is reconvened following any adjournment or postponement. All instructions for how to vote are also listed in the accompanying form of proxy and notes thereto.

Revocation of Proxy

If you are a registered shareholder who has returned a valid proxy or voting instructions, you may revoke your proxy at any time before it is exercised. In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

(a)	signing a proxy bearing a later date; or
(b)	signing a written notice of revocation in the same manner as the form of proxy is required to be signed as set out in the notes to the proxy.

The later proxy or the notice of revocation must be delivered to the office of NioCorp’s registrar and transfer agent or to NioCorp’s principle executive offices at any time up to and including the last business day before the scheduled time of the NioCorp Shareholder Meeting or the reconvening of the NioCorp Shareholder Meeting following any adjournment, or to the chair of the NioCorp Shareholder Meeting on the day of the NioCorp Shareholder Meeting or the reconvening of the NioCorp Shareholder Meeting following any adjournment.

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You may also revoke your proxy or voting instructions by voting via Internet or telephone at a later date than the date of the proxy, or by attending the NioCorp Shareholder Meeting and voting in person.

If you are a non-registered shareholder (a “Beneficial Shareholder”) who wishes to revoke a VIF (as defined below) or to revoke a waiver of your right to receive NioCorp Meeting Materials and to give voting instructions, you must give written instructions to your broker, agent, trustee or other intermediary through which you hold your NioCorp Common Shares in accordance with the applicable procedures and deadlines of your broker, agent, trustee or other intermediary.

Voting of Proxies and Exercise of Discretion by Proxyholders

The persons named in the accompanying form of proxy will vote the NioCorp Common Shares represented by the proxy in accordance with your instructions, provided your instructions are clear. You may indicate the manner in which the persons named in the form of proxy are to vote on any matter by marking an “X” in the appropriate space. If you have specified a choice on any matter to be acted on at the NioCorp Shareholder Meeting, your shares will be voted accordingly. If you do not specify a choice or where you specify both choices for any matter to be acted on, your shares will be voted in accordance with NioCorp’s management’s recommendations on such matters.

The form of proxy gives the persons named as proxy holders discretionary authority regarding amendments or variations to matters identified therein and any other matter that may properly come before the NioCorp Shareholder Meeting. As of the date of this joint proxy statement/prospectus, NioCorp’s management is not aware of any such amendment, variation or other matter proposed or likely to come before the NioCorp Shareholder Meeting. However, if any such amendment, variation or other matter properly comes before the NioCorp Shareholder Meeting, the persons named in the form of proxy intend to vote on such other business in accordance with their judgement.

Voting by Beneficial Shareholders

The information set out in this section is important to many NioCorp Shareholders as a substantial number of shareholders hold their NioCorp Common Shares through a broker, agent, trustee or other intermediary.

Beneficial Shareholders should note that only proxies deposited by registered shareholders whose names appear on the share register of NioCorp as of                           , 2023, the record date for the NioCorp Shareholder Meeting, may be recognized and acted upon at the NioCorp Shareholder Meeting. If NioCorp Common Shares are shown on an account statement provided to a Beneficial Shareholder by a broker, then in almost all cases the name of such Beneficial Shareholder will not appear on the share register of NioCorp. Such NioCorp Common Shares will most likely be registered in the name of the broker or an agent of the broker. In Canada, the vast majority of such shares will be registered in the name of “CDS & Co.,” the registration name of CDS Clearing and Depositary Services Inc., and in the United States, the vast majority will be registered in the name of “Cede & Co.,” the registration name of the Depository Trust Company, which entities act as nominees for many brokerage firms. NioCorp Common Shares held by brokers, agents, trustees or other intermediaries can only be voted by those brokers, agents, trustees or other intermediaries in accordance with instructions received from Beneficial Shareholders. As a result, Beneficial Shareholders should carefully review the voting instructions provided by their intermediary with this joint proxy statement/prospectus and ensure they communicate how they would like their NioCorp Common Shares voted in accordance with those instructions.

Intermediaries will frequently use service companies to forward proxy solicitation information to Beneficial Shareholders. Generally, a Beneficial Shareholder who has not waived the right to receive such information will either:

(a)	be given a form of proxy which (i) has already been signed by the intermediary (typically by a facsimile, stamped signature), (ii) is restricted as to the number of shares beneficially owned by the Beneficial Shareholder, and (iii) must be completed, but not signed, by the Beneficial Shareholder and deposited with Computershare Investor Services Inc.; or
(b)	more typically, be given a voting instruction form (“VIF”), which (i) is not signed by the intermediary, and (ii) when properly completed and signed by the Beneficial Shareholder and returned to the intermediary or its service company, will constitute voting instructions which the intermediary must follow.

VIFs should be completed and returned in accordance with the specific instructions noted on the VIF. The purpose of this procedure is to permit Beneficial Shareholders to direct the voting of the NioCorp Common Shares which they beneficially own.

Please return your voting instructions as specified in the VIF. Beneficial Shareholders should carefully follow the instructions set out in the VIF, including those regarding when and where the VIF is to be delivered.

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Although Beneficial Shareholders may not be recognized directly at the NioCorp Shareholder Meeting for the purpose of voting NioCorp Common Shares registered in the name of their broker, agent, trustee or other intermediary, a Beneficial Shareholder may attend the NioCorp Shareholder Meeting as a proxyholder for a shareholder and vote NioCorp Common Shares in that capacity. Beneficial Shareholders who wish to attend the NioCorp Shareholder Meeting or have someone else attend on their behalf and indirectly vote their NioCorp Common Shares as proxyholder for the registered shareholder should contact their broker, agent, trustee or other intermediary well in advance of the NioCorp Shareholder Meeting to determine the steps necessary to permit them to indirectly vote their NioCorp Common Shares as a proxyholder.

Record Date; Securities Entitled to Vote

NioCorp is authorized to issue an unlimited number of NioCorp Common Shares, of which NioCorp Common Shares are issued and outstanding as of                      , 2023. NioCorp has only one class of shares.

The NioCorp Board has fixed                     , 2023, as the record date for the purpose of determining the shareholders entitled to receive notice of and vote at the NioCorp Shareholder Meeting. Persons who are registered shareholders at the close of business on                    , 2023, will be entitled to receive notice of, attend, and vote at the NioCorp Shareholder Meeting. By ballot, every shareholder and proxyholder will have one vote for each share. On the record date, there were NioCorp Common Shares outstanding and entitled to vote at the NioCorp Shareholder Meeting. A majority (i.e., at least 50% plus one vote) of the votes cast will be required to pass each of the NioCorp Proposals by ordinary resolution. The resolutions that the NioCorp shareholders will be asked to approve at the NioCorp Shareholder Meeting are set forth in this joint proxy statement/prospectus.

As of                    , 2023, to the knowledge of the directors and officers of NioCorp, no person or company beneficially owns or exercises control or direction over, directly or indirectly, shares carrying 10% or more of the votes attached to any class of shares of NioCorp entitled to vote in connection with any matters being proposed for consideration at the NioCorp Shareholder Meeting.

Interests of Certain Persons in Matters to be Acted Upon

Except as disclosed in this joint proxy statement/prospectus, none of NioCorp’s directors or executive officers, nor any person who has held such a position since the beginning of NioCorp’s last completed financial year, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the NioCorp Shareholder Meeting.

Indebtedness of Directors and Executive Officers

None of NioCorp’s directors or executive officers, or associates of any of them, is or has been indebted to NioCorp or its subsidiaries at any time since the beginning of NioCorp’s most recently completed financial year, including indebtedness for security purchase programs and all other programs, and no indebtedness remains outstanding as at the date of this joint proxy statement/prospectus.

Shareholder Proposals at NioCorp’s Next Annual Meeting

Under the Exchange Act, the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for an annual general meeting of NioCorp is calculated in accordance with Rule 14a-8(e) of Regulation 14A under the Exchange Act. If the proposal is submitted for a regularly scheduled annual general meeting, the proposal must be received at NioCorp’s principal executive offices not less than 120 calendar days before the anniversary date of NioCorp’s management information and proxy circular released to NioCorp’s shareholders in connection with the previous year’s annual general meeting. However, if NioCorp did not hold an annual general meeting the previous year, or if the date of the current year’s annual general meeting has been changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before NioCorp begins to print and mail its proxy materials. Accordingly, unless the date of the next annual general meeting is changed by more than 30 days from the date of this year’s meeting the deadline for submitting shareholder proposals for inclusion in the management information and proxy circular for the next annual general meeting of NioCorp will be                     , 2023.

Additionally, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than NioCorp’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to NioCorp at its principal executive offices no later than 60 calendar days prior to the anniversary date of the prior year’s annual meeting of shareholders (for NioCorp’s 2023 annual meeting of shareholders, no later than [●], 2023). However, if the date of NioCorp’s 2023 annual meeting of shareholders is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later

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of 60 calendar days prior to the date of NioCorp’s 2023 annual meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of NioCorp’s 2023 annual meeting of shareholders is first made.

The deadline for submitting shareholder proposals, other than director nominations, for the next annual general meeting of shareholders of NioCorp, but not for inclusion in the management information and proxy circular, is                      , 2023. If a shareholder proposal, other than a director nomination, is not submitted to NioCorp by                       , 2023, NioCorp may still grant discretionary proxy authority to vote on such shareholder proposal in accordance with Rule 14a-4(c)(1) of Regulation 14A under the Exchange Act.

In addition, there are (i) certain requirements relating to shareholder proposals contained in the BCBCA; and (ii) certain requirements relating to the nomination of directors contained in the NioCorp Articles. A NioCorp Shareholder wishing to make a proposal for consideration at an annual general meeting of NioCorp or wishing to nominate a person to act as a director of NioCorp should ensure they follow the applicable procedures set forth in the BCBCA and the NioCorp’s Articles.

Under NioCorp’s advance notice policy, adopted by the shareholders of NioCorp on December 15, 2014, nominations of persons for election to the NioCorp Board at any annual general meeting of the shareholders must be received by the corporate secretary of NioCorp not less than 30 days or more than 65 days prior to the date of such meeting; provided, however, that in the event that the annual general meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of such meeting was made (the “Meeting Notice Date”), such shareholder’s notice must be so received not later than the close of business on the 10th day following the NioCorp Shareholder Meeting Notice Date.

Dissenters’ Rights of Appraisal

No action is proposed herein for which the laws of British Columbia or the NioCorp Articles provide a right of a NioCorp Shareholder to dissent and obtain appraisal of or payment for such shareholder’s NioCorp Common Shares.

Multiple Shareholders Sharing the Same Address

The regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit NioCorp and brokerage firms to send one set of NioCorp Meeting Materials to multiple shareholders who share the same address under certain circumstances. Shareholders who hold their shares through a broker may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke such a consent previously provided to a broker, the shareholder must contact the broker to revoke the consent. In any event, if a shareholder wishes to receive a separate set of NioCorp Meeting Materials or other materials for the NioCorp Shareholder Meeting or future annual meetings, the shareholder may receive copies by contacting the Corporate Secretary at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, or by calling (855) 264-6267. Shareholders receiving multiple copies of these documents at the same address can request delivery of a single copy of these documents by contacting NioCorp in the same manner. Persons holding shares through a broker can request a single copy by contacting the broker.

Other Material Facts

NioCorp’s management knows of no other matters to come before the NioCorp Shareholder Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the NioCorp Shareholder Meeting, the shares represented by the proxy solicited hereby will be voted on such matter in accordance with the best judgment of the persons voting by proxy.

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NIOCORP PROPOSAL NO. 1 — THE SHARE ISSUANCE PROPOSAL

NioCorp has proposed an ordinary resolution to approve the issuance of up to 596,549,204 NioCorp Common Shares representing 213% of NioCorp’s total outstanding Common Shares, prior to the Transactions, on a non-diluted basis, in connection with the Transactions.

There are currently 30,000,000 GX Class A Shares issued and outstanding and 7,500,000 GX Founder Shares outstanding. In addition, there currently are 15,666,667 GX Warrants issued and outstanding, consisting of 10,000,000 GX Public Warrants and 5,666,667 GX Founder Warrants. Each whole GX Warrant entitles the holder thereof to purchase one GX Class A Share at a price of $11.50 per share. As of the date of Closing, GX expects that up to             and             GX Class A Shares will have been issued to Cantor and BTIG, respectively, in partial consideration for their services in connection with the Transactions (the “Advisor Share Payments”). The Advisor Share Payments may be effectuated prior to the date of the Closing of the Transactions by means of a private placement of GX Class A Shares by GX or through open-market purchases of GX Class A Shares by Cantor or BTIG, followed by payment of all or the applicable portion of the fee amount in cash on the Closing Date.

Upon consummation of the First Merger, each GX Class A Share that is held by a GX Public Stockholder shall be converted into a First Merger Class A Share. In connection with the Exchange, NioCorp will exercise its unilateral option to purchase each First Merger Class A Share in exchange for 11.1829212 NioCorp Common Shares. As a result NioCorp will issue an aggregate of up to 339,468,755 NioCorp Common Shares, consisting of 335,487,636 NioCorp Common Shares issuable to GX Public Stockholders and 3,981,119 NioCorp Common Shares issuable pursuant to the Advisor Share Payments (assuming such Advisor Share Payments are effected entirely through a private placement by GX of GX Class A Shares), to purchase up to 30,356,000 First Merger Class A Shares (assuming no redemptions by GX Stockholders).

Upon consummation of the First Merger, each Class B share in GX (other than certain shares that may be forfeited in accordance with the GX Support Agreement) will be converted into one share of Class B common stock in GX (such shares, the “First Merger Class B Shares”), as the surviving company in the First Merger. Upon consummation of the Second Merger, each of the First Merger Class B Shares will be converted into 11.1829212 Class B common shares of GX (each, a “Second Merger Class B Share”), as the surviving company in the Second Merger, in a private placement. Each Second Merger Class B Share will be exchangeable into NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement. As a result, NioCorp may issue up to an aggregate of 81,881,347 Common Shares upon exchange of up to an aggregate of 81,881,347 Second Merger Class B Shares.

In connection with the First Merger and the assumption by NioCorp of the GX Warrant Agreement, each GX Warrant that is issued and outstanding immediately prior to the Exchange Time shall be converted into one NioCorp Warrant pursuant to the GX Warrant Agreement. Each NioCorp Warrant shall be exercisable solely for NioCorp Common Shares, and the number of NioCorp Common Shares subject to each NioCorp Warrant shall be equal to the number of shares of GX common stock subject to the applicable GX Warrant multiplied by 11.1829212, with the applicable exercise price adjusted accordingly. As a result NioCorp may issue up to an aggregate of 175,199,102 Common Shares upon exercise of an aggregate of 15,666,667 NioCorp Assumed Warrants.

Together with the 339,468,755 NioCorp Common Shares issuable to the holders of GX Class A Shares, including the Advisor Share Payments (assuming such shares are issued pursuant to a private placement of GX Class A Shares by GX), 81,881,347 NioCorp Common Shares issuable upon exchange of the Second Merger Class B Shares and the 175,199,102 NioCorp Common Shares issuable upon exercise of the NioCorp Assumed Warrants, up to an aggregate of 596,549,204 NioCorp Common Shares may be issuable in connection with the Transactions representing 213% of NioCorp’s total outstanding Common Shares, prior to the Transactions, on a non-diluted basis.

As such, NioCorp has proposed an ordinary resolution to approve the issuance of up to 596,549,204 NioCorp Common Shares to GX Securityholders in connection with the transactions contemplated under the Business Combination Agreement, a copy of which is attached as Annex A hereto, dated as of September 25, 2022, by and among NioCorp, GX and Merger Sub.

Pursuant to the Section 611(c) of the TSX Company Manual, the Share Issuance Proposal requires the approval of a simple majority of the votes cast by NioCorp Shareholders present in person or represented by proxy at the NioCorp Shareholder Meeting, because the number of NioCorp Common Shares being issued or that are issuable under the Transactions may exceed 25% of the number of NioCorp Common Shares that were issued and outstanding as of the date of the Business Combination Agreement. Accordingly, to be effective, the Share Issuance Proposal must be approved, with or without variation, by the affirmative vote of a majority of the votes cast by NioCorp Shareholders present in person or represented by proxy and entitled to vote at the NioCorp Shareholder Meeting. The TSX will generally not require further security holder approval for the issuance of up to an additional 69,771,470 NioCorp Common Shares, such number being 25% of the number of NioCorp Common Shares to be approved by NioCorp Shareholders pursuant to the Transactions.

For a breakdown of the aggregate issuances of NioCorp Common Shares to GX Stockholders based on certain redemption scenarios, please see “GX Proposal No. 1 — The Business Combination Proposal” as well as “Questions and Answers About the Transactions—What is the Sponsor's ownership interest in the Combined Company immediately after the consummation of the Transactions?”.

Pursuant to Section 604(a) of the TSX Company Manual, the Share Issuance Proposal also requires the approval of a simple majority of the votes cast by NioCorp Shareholders present in person or represented by proxy at the NioCorp Shareholder Meeting, because the number of NioCorp Common Shares being issued or that are issuable under the Transactions may materially affect the control of NioCorp by way of the possible creation of a “control person,” which is defined in applicable securities laws as, among other things, a person that holds more than 19.99% of the issued and outstanding shares of NioCorp. The Share Issuance Proposal must be approved, with or without variation, by the affirmative vote of a majority of the votes cast by NioCorp Shareholders present in person or represented by proxy and entitled to vote at the NioCorp Shareholder Meeting.

While NioCorp’s management expects it to be unlikely, it is theoretically possible the Transactions could result in the Sponsor becoming a “control person” of NioCorp. In particular, only in the following scenario would the Sponsor hold more than 19.99% of the NioCorp Common Shares:

i.	more than 85.65% of GX Class A Shares are redeemed; and

ii.	the dollar volume-weighted average trading price of the NioCorp Common Shares following closing is greater than [$1.50] (the “Earn-Out Trigger Price”) within the requisite time period such that all of the Sponsor’s earn out shares vest and are exchanged into NioCorp Common Shares.

Further, if at least approximately 48,000,000 NioCorp Common Shares are subsequently issued in connection with the exercise, conversion or redemption of any NioCorp convertible securities currently outstanding, which is likely to occur if the Earn-Out Trigger Price is achieved, the Sponsor would fall below 20% ownership.

The following table illustrates certain Sponsor ownership scenarios based on various redemption scenarios explained.

	No Redemptions		50% Redemption		85.66% Redemption		Maximum Redemption
Shareholder	Shares(1) (2)	Ownership and Voting Interest	Shares(1) (2)	Ownership and Voting Interest	Shares(1) (2)	Ownership and Voting Interest	Shares(1) (2)	Ownership and Voting Interest
Sponsor	81,881,347	11.75%	81,881,347	15.48	81,881,347	20.00%	81,881,347	22.66%
Total Shares Outstanding	696,762,210	100.0%	529,018,392	100.0%	409,417,050	100.0%	361,274,574	100.0%

(1)	Assuming the volume-weighted average trading price of the NioCorp Common Shares following closing is equal to or greater than the Earn-out Trigger Price within the relevant time period and all of the Sponsor’s earn out shares are exchanged into NioCorp Common Shares.

(2)	Assuming no NioCorp Common Shares are issued in connection with the exercise, conversion or redemption of any NioCorp convertible securities currently outstanding.

Pursuant to the terms of the GX Support Agreement, the vesting conditions of the GX Class B Shares issued to the Sponsor are based upon the achievement of certain market share price milestones within a period of ten years post-recapitalization, or upon a change in control as defined in the GX Support Agreement (the “Earn-Out Terms”). Please see the section entitled “Ancillary Documents — GX Support Agreements” for a summary of the Earn Out Terms under the GX Support Agreements.

Vote Required for Approval

Adoption of the Share Issuance Proposal is not conditioned upon the adoption of any other NioCorp Proposal.

The Share Issuance Proposal will be approved and adopted if the holders of a majority of the NioCorp Common Shares represented (in person or by proxy) and voted thereon at the NioCorp Shareholder Meeting vote “FOR” the Share Issuance Proposal. Failure to vote by proxy or to vote in person at the NioCorp Shareholder Meeting will have no effect on the outcome of the vote on the Share Issuance Proposal.

At the NioCorp Shareholder Meeting, the NioCorp Shareholders will be asked to approve the following ordinary resolution:

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“BE IT RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.	The issuance of up to 596,549,204 NioCorp Common Shares in connection with the Transactions is hereby authorized and approved.

2.	The creation of the Sponsor, as a ‘control person’ in connection with the Transactions is hereby authorized and approved.

3.	Any director or officer of NioCorp is authorized and directed to negotiate, finalize, execute and deliver on behalf of NioCorp any and all such further documents, certificates, resolutions, agreements, authorizations, elections or other instruments, and to take or cause to be taken any and all such further actions as they, in their sole discretion, may determine to be necessary or desirable in order to complete and give effect to the foregoing resolutions, such determination to be conclusively evidenced by such director’s or officer’s execution and delivery of any such document, certificate, resolution, agreement, authorization, election or other instrument or the taking of any such action.”

The NioCorp Board has unanimously resolved that the issuance of NioCorp Common Shares to GX Securityholders in connection with the Transactions are in the best interests of NioCorp and recommends a vote “FOR” the issuance of up to 596,549,204 NioCorp Common Shares to GX Securityholders in connection with the Transactions. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” the issuance of NioCorp Common Shares to GX Securityholders in connection with the Transactions.

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NIOCORP PROPOSAL NO. 2 — THE YORKVILLE EQUITY FACILITY FINANCING PROPOSAL

NioCorp has proposed an ordinary resolution to approve the issuance of NioCorp Common Shares to Yorkville pursuant to the Yorkville Equity Facility Financing. For further detail on the Yorkville Equity Facility Financing, including the material terms thereof, please see the section entitled “Yorkville Financings.”

Purpose of the Yorkville Equity Facility Financing Proposal

NioCorp intends to enter into the Yorkville Equity Facility Financing Agreement in order to ensure that NioCorp is sufficiently capitalized following the Transactions. The Yorkville Equity Facility Financing is intended to be utilized at the option of NioCorp over the 36-month term to provide for project financing flexibility. The Yorkville Equity Facility Financing is commonly referred to as an equity line of credit, and is an arrangement pursuant to which Yorkville commits to purchasing an aggregate number of NioCorp Common Shares subject to a pricing formula derived from the NioCorp’s market trading price. NioCorp will have the right, but not the obligation, to sell NioCorp Common Shares that are the subject of Yorkville’s standby commitment to Yorkville in a series of drawdowns during such 36-month period, subject to the terms and limitations described below. Total sales under the Yorkville Equity Facility Financing Agreement, if any, will depend upon, amongst other things, the amounts remaining at the Closing following redemptions by GX Stockholders and NioCorp’s other project financing initiatives.

Maximum Number of NioCorp Common Shares Issuable Pursuant to the Yorkville Equity Facility Financing

Pursuant to the LOI relating to the Yorkville Equity Facility Financing Agreement, NioCorp will establish the Equity Facility pursuant to which NioCorp will have the right, but not the obligation, to sell NioCorp Common Shares to Yorkville with a maximum aggregate value of $65,000,000 (the “Commitment Amount”) for a period ending 36 months from the date of the Yorkville Equity Facility Financing Agreement, and will issue to Yorkville $650,000 worth of NioCorp Common Shares for no additional consideration (the “Commitment Shares”). Each right to sell NioCorp Common Shares is referred to herein as an “Advance.”

Each Advance may be up to the greater of (i) 5,000,000 NioCorp Common Shares and (ii) such number of NioCorp Common Shares as is equal to 100% of the average daily volume traded of the NioCorp Common Shares on Nasdaq during the five trading days immediately prior to the date NioCorp requests each Advance.

In no event shall the number of NioCorp Common Shares sold to Yorkville under the Equity Facility cause the aggregate number of NioCorp Common Shares beneficially owned by Yorkville and its affiliates at any one time to exceed 4.99% of the outstanding NioCorp Common Shares.

NioCorp must submit a written notice (an “Advance Notice”) to Yorkville when exercising its right to an Advance. NioCorp may deliver subsequent Advance Notices only after the completion of the preceding Advance. Each Advance Notice will specify (1) the amount of the Advance in NioCorp Common Shares and (2) the elected purchase price option among Purchase Price Option #1 and Purchase Price Option #2, as described below.

Purchase Price Option #1:

If NioCorp submits a valid Advance Notice that specifies this purchase price option, NioCorp will sell NioCorp Common Shares to Yorkville at a purchase price equal to 97% of the average volume weighted average price (“VWAP”) of the NioCorp Common Shares during the applicable pricing period, which is a period during a single trading day defined based on when the Advance Notice is received if it is submitted (“Purchase Price Option #1”). If the Advance Notice is submitted by 8:30 a.m., Eastern time, on a trading day, then the pricing period under Purchase Price Option #1 will commence as of the open of trading on such day and will end at close of regular trading hours on such day. If the Advance Notice is submitted after 8:30 a.m., Eastern time, on a trading day, then the pricing period under Purchase Price Option #1 will commence upon receipt by NioCorp of written confirmation of receipt of such Advance Notice by Yorkville and will end at the close of regular trading hours on such day.

Under Purchase Price Option #1, if the volume of NioCorp Common Shares traded on the Nasdaq during the applicable pricing period is less than the number of NioCorp Common Shares set out in the Advance Notice divided by 30%, the number of NioCorp Common Shares that must be purchased by Yorkville pursuant to such Advance Notice will be reduced to the greater of (a) 30% of the trading volume of the NioCorp Common Shares on the Nasdaq during the applicable pricing period, or (b) the number of NioCorp Common Shares sold by Yorkville during the applicable pricing period.

Purchase Price Option #2:

If NioCorp submits a valid Advance Notice that specifies this purchase price option, NioCorp will sell NioCorp Common Shares to Yorkville at a purchase price equal to 97% of the VWAP of the NioCorp Common Shares during a pricing period of three consecutive trading days commencing on the trading day the Advance Notice is received by Yorkville, if it is received by 8:30 a.m., Eastern time, or the immediately following trading day if it is received after 8:30 a.m., Eastern time (“Purchase Price Option #2”, and together with Purchase Price Option #1, the “Purchase Price”). Purchase Price Option #2 will be used whenever any NioCorp Convertible Debentures issued to Yorkville (together with its affiliates) are outstanding, unless waived by Yorkville.

If the VWAP on any trading day during a pricing period under Purchase Price Option #2 is below a minimum price set by NioCorp in connection with a particular Advance Notice, then for each such trading day (i) the number of NioCorp Common Shares specified by NioCorp in the Advance Notice shall be deemed to be automatically reduced by an amount equal to 33% of the original number of NioCorp Common Shares specified by NioCorp in the Advance Notice and (ii) such day shall not be factored into the determination of the VWAP during such pricing period.

Subject to the limitations and adjustments described above, Yorkville will become irrevocably bound to purchase a number of NioCorp Common Shares at the applicable Purchase Price pursuant to each valid Advance Notice.

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The issuance of NioCorp Common Shares under the Equity Facility will result in an increase in the number of NioCorp Common Shares outstanding, and NioCorp Shareholders will incur dilution of their percentage ownership. Because the number of NioCorp Common Shares that may be issued to Yorkville pursuant to the Yorkville Equity Facility Financing Agreement is determined based on the market price of the NioCorp Common Shares around the time of issuance, the exact number of NioCorp Common Shares that may be issued under the Equity Facility and the exact magnitude of the dilutive effect cannot be conclusively determined. The following table is for illustrative purposes only in the event NioCorp utilizes the Yorkville Equity Facility Financing Agreement and sets out reasonable estimates about the maximum dilution which may occur pursuant to the Yorkville Equity Facility Financing Agreement:

Example VWAP during pricing period	97% of VWAP	Maximum dilution on issue of Commitment Amount and Commitment Shares(1)	Maximum dilution as of the date immediately prior to execution of the Yorkville Equity Facility Financing (excluding, in the denominator, shares issued under the Equity Facility)	Maximum dilution as of the date immediately prior to execution of the Yorkville Equity Facility Financing (including, in the denominator, shares issued under the Equity Facility)
$1.75	$1.70	[●] NioCorp Common Shares	[●]%	[●]%
$1.50	$1.46	[●] NioCorp Common Shares	[●]%	[●]%
$1.25	$1.21	[●] NioCorp Common Shares	[●]%	[●]%
$1.00	$0.97	[●] NioCorp Common Shares	[●]%	[●]%
$0.75	$0.73	[●] NioCorp Common Shares	[●]%	[●]%
$0.50	$0.49	[●] NioCorp Common Shares	[●]%	[●]%
$0.25	$0.24	[●] NioCorp Common Shares	[●]%	[●]%

Notes:
(1)	Assuming a CAD$/USD$ exchange rate of USD$1 = CAD$[●].

TSX Approval Required

Pursuant to the Section 607(g) of the TSX Company Manual, the Yorkville Equity Facility Financing Proposal requires the approval of a simple majority of the votes cast by NioCorp Shareholders present in person or represented by proxy at the NioCorp Shareholder Meeting, because the number of NioCorp Common Shares being issued or that are issuable pursuant to the Yorkville Equity Facility Financing Agreement may exceed 25% of the number of NioCorp Common Shares which are currently outstanding. Accordingly, to be effective, the Yorkville Equity Facility Financing Proposal must be approved, with or without variation, by the affirmative vote of a majority of the votes cast by NioCorp Shareholders present in person or represented by proxy and entitled to vote at the NioCorp Shareholder Meeting.

Nasdaq Approval Required

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Although the LOI with respect to the Equity Facility contains an ownership limitation preventing the issuance of NioCorp Common Shares thereunder if such issuance would cause Yorkville and its affiliates to beneficially own in excess of 4.99% of the number of NioCorp Common Shares outstanding, if this limitation is waived the number of NioCorp Common Shares that may be issued to Yorkville pursuant to the Yorkville Equity Facility Financing Agreement may exceed 20% of the number of NioCorp Common Shares or the voting power of NioCorp outstanding and result in a change of control for purposes of Nasdaq Listing Rule 5635(b).

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is lower than (i) the Nasdaq official closing price of the common stock immediately preceding the signing of the binding agreement and (ii) the average Nasdaq official closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement (the “Nasdaq Minimum Price”), if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance. Because the NioCorp Common Shares that may be issued under the Equity Facility may be issued at a price that is lower than the Nasdaq Minimum Price of the NioCorp Common Shares, issuances of NioCorp Common Shares thereunder could result in an issuance of 20% or more of the NioCorp Common Shares or the voting power of NioCorp outstanding before the issuance at a price that is less than the Nasdaq Minimum Price of the NioCorp Common Shares for purposes of Nasdaq Listing Rule 5635(d).

As such, pursuant to Nasdaq Listing Rules 5635(b) and 5635(d), NioCorp is seeking the approval of the Yorkville Equity Facility Financing Proposal by the NioCorp Shareholders at the NioCorp Shareholder Meeting. For purposes of Nasdaq Listing Rules 5635(b) and 5635(d), the minimum vote that will constitute shareholder approval of a proposal is a majority of the total votes cast in person or by proxy on the proposal.

Vote Required for Approval

Adoption of the Yorkville Equity Facility Financing Proposal is not conditioned upon the adoption of any other NioCorp Proposal. However, pursuant to the Yorkville Equity Facility Financing Agreement, the Yorkville Equity Facility Financing shall terminate if the Business Combination Agreement is terminated.

The Yorkville Equity Facility Financing Proposal will be approved and adopted if the holders of a majority of the NioCorp Common Shares represented (in person or by proxy) and voted thereon at the NioCorp Shareholder Meeting vote “FOR” the Yorkville Equity Facility Financing Proposal. Failure to vote by proxy or to vote in person at the NioCorp Shareholder Meeting will have no effect on the outcome of the vote on the Yorkville Equity Facility Financing Proposal.

At the NioCorp Shareholder Meeting, the NioCorp Shareholders will be asked to approve the following ordinary resolution:

“BE IT RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.	The issuance of all of the NioCorp Common Shares as may be issuable pursuant to the Equity Facility, including the Commitment Shares, at an issue price equal to the Purchase Price is hereby ratified, confirmed, authorized and approved.
2.	Any director or officer of NioCorp is authorized and directed to negotiate, finalize, execute and deliver on behalf of NioCorp any and all such further documents, certificates, resolutions, agreements, authorizations, elections or other instruments, and to take or cause to be taken any and all such further actions as they, in their sole discretion, may determine to be necessary or desirable in order to complete and give effect to the foregoing resolutions, such determination to be conclusively evidenced by such director’s or officer’s execution and delivery of any such document, certificate, resolution, agreement, authorization, election or other instrument or the taking of any such action.”

The NioCorp Board has unanimously resolved that the issuance of NioCorp Common Shares in connection with the Yorkville Equity Facility Financing are in the best interests of NioCorp and recommends a vote “FOR” the issuance of NioCorp Common Shares in connection with the Yorkville Equity Facility Financing. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” the issuance of NioCorp Common Shares in connection with the Yorkville Equity Facility Financing. The approval of the Yorkville Equity Facility Financing is not a condition to the Transactions.

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NIOCORP PROPOSAL NO. 3 — THE YORKVILLE CONVERTIBLE DEBT FINANCING PROPOSAL

NioCorp has proposed an ordinary resolution to approve the issuance of NioCorp Common Shares to Yorkville pursuant to the Yorkville Convertible Debt Financing. For further detail on the Yorkville Convertible Debt Financing, including the material terms thereof, please see the section entitled “Yorkville Financings.”

Purpose of the Yorkville Convertible Debt Financing Proposal

NioCorp intends to enter into the Yorkville Convertible Debt Financing Agreement in order to ensure that NioCorp is sufficiently capitalized following the Transactions. The Yorkville Convertible Debt Financing Agreement is intended to be used, in part, to satisfy the fees and expenses in connection with the Transactions if required.

Maximum Number of NioCorp Common Shares Issuable Pursuant to the Yorkville Convertible Debt Financing

Pursuant to the Yorkville Convertible Debt Financing Agreement, one or more investment funds managed by Yorkville and any investor that exercises its contractual right previously granted by NioCorp to participate in the Yorkville Convertible Debt Financing (collectively, the “Investors”) will advance $15,360,000 to NioCorp, to take place in two closings (each a “Debenture Closing”), in consideration of the issuance by NioCorp to the Investors of $16,000,000 (the “Principal Amount”) of NioCorp Convertible Debentures.

Pursuant to the terms of the Yorkville Convertible Debt Financing Agreement, the Investors will advance (a) an initial $9,600,000 to NioCorp in consideration of the issuance by NioCorp to the Investors of $10,000,000 of NioCorp Convertible Debentures at the time of Closing (the “First Debenture Closing”), and (b) the remaining $5,760,000 to NioCorp in consideration of the issuance by NioCorp to the Investors of $6,000,000 of NioCorp Convertible Debentures on a date to be determined at the election of NioCorp, but which may not be prior to the later to occur of (i) the date of filing of the registration statement registering the resale by the Investors of the NioCorp Common Shares issuable upon the conversion of the NioCorp Convertible Debentures and the exercise of the NioCorp Financing Warrants under the Securities Act (the “Convertible Debt Financing Shelf Registration Statement”) and (ii) the date of Closing.

Each NioCorp Convertible Debenture issued under the Yorkville Convertible Debt Financing will have an 18-month term from the First Debenture Closing and will incur a simple interest rate obligation of 5.0% per annum (which will increase to 15.0% per annum upon the occurrence of an event of default). The Investors will be entitled to convert each NioCorp Convertible Debenture into NioCorp Common Shares from time to time over their term, and such conversions will be at a price per share of 90% of the five-day VWAP of the NioCorp Common Shares prior to the conversion date (the “Conversion Price”); however, the Conversion Price shall not be lower than a price per share equal to 30% of the VWAP of the NioCorp Common Shares during the five consecutive trading days ending on the trading day immediately prior to the First Debenture Closing, subject to adjustment to give effect to any stock split or recapitalization, unless NioCorp consents to conversion at a lower price.

During any calendar month, each Investor (together with its affiliates), will limit conversions below the Fixed Conversion Price (as defined below) to the product of (a) the percentage of the total Principal Amount of the NioCorp Convertible Debentures represented by the NioCorp Convertible Debentures that were purchased by such Investor (together with its affiliates) and (b) the greater of (1) 20% of the monthly trading value of the NioCorp Common Shares during the calendar month or (2) $2,250,000 in principal amount of the NioCorp Convertible Debentures.

In addition, no Investor shall be able to convert the NioCorp Convertible Debentures into an amount that would result in such Investor (or its affiliates) beneficially owning more than 4.99% of the outstanding NioCorp Common Shares.

The exchange rate to be used in calculating the conversion price of the NioCorp Convertible Debentures under the Yorkville Convertible Debt Financing, if applicable, will be, in relation to a specific U.S. dollar amount, the CAD equivalent of that specified U.S. dollar amount converted using the most recent daily exchange rate quoted by the Bank of Canada.

In conjunction with each Debenture Closing, NioCorp will issue to the Investors NioCorp Financing Warrants exercisable in cash to purchase a number of NioCorp Common Shares as is equal to (N), determined pursuant to the following formula:

N = Quotient of the principal amount of NioCorp Convertible Debentures issued in such Debenture Closing divided by the exercise price per NioCorp Financing Warrant, which is equal to the greater of

(a) the quotient of $10.00 divided by 11.1829212 (being the number of NioCorp Common Shares that will be exchanged for each share of GX pursuant to the Business Combination Agreement at Closing); or

(b) the VWAP of the NioCorp Common Shares during the five consecutive trading days ending on the trading day immediately before such Debenture Closing,

in each case, subject to any adjustment to give effect to any split or recapitalization.

The NioCorp Financing Warrants will be exercisable beginning on the earlier of (a) six months following the issuance of the applicable NioCorp Financing Warrants or (b) the effective date of the initial Convertible Debt Financing Registration Statement (such earlier date, the “Exercise Date”) and may be exercised at any time prior to their expiration. On each of the first 12 monthly anniversaries of the Exercise Date, 1/12th of the Warrants shall expire.

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The issuance of NioCorp Common Shares upon the conversion of NioCorp Convertible Debentures or the exercise of NioCorp Financing Warrants issued under the Yorkville Convertible Debt Financing will result in an increase in the number of NioCorp Common Shares outstanding, and NioCorp Shareholders will incur dilution of their percentage ownership. Because the number of NioCorp Convertible Debentures and NioCorp Financing Warrants that may be issued to the Investors pursuant to the Yorkville Convertible Debt Financing is determined based on the market price of the NioCorp Common Shares around the time of issuance, the exact number of NioCorp Common Shares that may be issued upon the conversion of NioCorp Convertible Debentures or the exercise of NioCorp Financing Warrants under the Yorkville Convertible Debt Financing and the exact magnitude of the dilutive effect cannot be conclusively determined. The following table is for illustrative purposes only in the event NioCorp utilizes the funds under the Yorkville Convertible Debt Financing and sets out reasonable estimates about the maximum dilution which may occur pursuant to the Yorkville Convertible Debt Financing if clause (b) of the NioCorp Financing Warrant Formula is used:

Example 5 day VWAP prior to issuance/conversion	90% of 5 day VWAP	Maximum dilution on full conversion of Principal Amount and NioCorp Financing Warrants (1)(2)	Maximum dilution as of the date immediately prior to execution of the Yorkville Convertible Debt Financing Agreement (excluding, in the denominator, shares issued on conversion)	Maximum dilution as of the date immediately prior to execution of the Yorkville Convertible Debt Financing Agreement (including, in the denominator, shares issued on conversion)
$1.75	$1.58	[●] NioCorp Common Shares	[●]%	[●]%
$1.50	1.35	[●] NioCorp Common Shares	[●]%	[●]%
$1.25	1.13	[●] NioCorp Common Shares	[●]%	[●]%
$1.00	0.90	[●] NioCorp Common Shares	[●]%	[●]%
$0.75	$0.68	[●] NioCorp Common Shares	[●]%	[●]%
$0.50	$0.45	[●] NioCorp Common Shares	[●]%	[●]%
$0.25	$0.23	[●] NioCorp Common Shares	[●]%	[●]%

Notes:

1.       Assuming a CAD$/USD$ exchange rate of USD$1 = CAD$[●].

2.       Assuming five-day VWAP equal to five-day VWAP on issuance of NioCorp Financing Warrants.

TSX Approval Required

Pursuant to Section 607(g) of the TSX Company Manual, the Yorkville Convertible Debt Financing Proposal requires the approval of a simple majority of the votes cast by NioCorp Shareholders present in person or represented by proxy at the NioCorp Shareholder Meeting, because the number of NioCorp Common Shares being issued or that are issuable pursuant to the Yorkville Convertible Debt Financing Agreement may exceed 25% of the number of NioCorp Common Shares which are currently outstanding. Accordingly, to be effective, the Yorkville Convertible Debt Financing Proposal must be approved, with or without variation, by the affirmative vote of a majority of the votes cast by NioCorp Shareholders present in person or represented by proxy and entitled to vote at the NioCorp Shareholder Meeting.

Nasdaq Approval Required

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Nasdaq Listing Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control. Although the LOI with respect to the Yorkville Convertible Debt Financing contains an ownership limitation preventing the issuance of NioCorp Common Shares upon the conversion of NioCorp Convertible Debentures and the exercise of NioCorp Financing Warrants issued thereunder if such issuance would cause an Investor and its affiliates to beneficially own in excess of 4.99% of the number of NioCorp Common Shares outstanding, if this limitation is waived the number of NioCorp Common Shares issuable upon the conversion of NioCorp Convertible Debentures and the exercise of NioCorp Financing Warrants issued pursuant to the Yorkville Convertible Debt Financing Agreement may exceed 20% of the number of NioCorp Common Shares or the voting power of NioCorp outstanding and result in a change of control for purposes of Nasdaq Listing Rule 5635(b).

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is lower than the Nasdaq Minimum Price if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance. Because the NioCorp Common Shares that are issuable upon the conversion of NioCorp Convertible Debentures and the exercise of NioCorp Financing Warrants may be issued at a price that is lower than the Nasdaq Minimum Price of the NioCorp Common Shares, issuances of NioCorp Common Shares upon such conversions and exercises could result in an issuance of 20% or more of the NioCorp Common Shares or the voting power of NioCorp outstanding before the issuance at a price that is less than the Nasdaq Minimum Price of the NioCorp Common Shares for purposes of Nasdaq Listing Rule 5635(d).

As such, pursuant to Nasdaq Listing Rules 5635(b) and 5635(d), NioCorp is seeking the approval of the Yorkville Convertible Debt Financing Proposal by the NioCorp Shareholders at the NioCorp Shareholder Meeting. For purposes of Nasdaq Listing Rules 5635(b) and 5635(d), the minimum vote that will constitute shareholder approval of a proposal is a majority of the total votes cast in person or by proxy on the proposal.

Vote Required for Approval

Adoption of the Yorkville Convertible Debt Financing Proposal is not conditioned upon the adoption of any other NioCorp Proposal. However, pursuant to the Yorkville Convertible Debt Financing Agreement, the Yorkville Convertible Debt Financing shall terminate if the Business Combination Agreement is terminated.

The Yorkville Convertible Debt Financing Proposal will be approved and adopted if the holders of a majority of the NioCorp Common Shares represented (in person or by proxy) and voted thereon at the NioCorp Shareholder Meeting vote “FOR” the Yorkville Convertible Debt Financing Proposal. Failure to vote by proxy or to vote in person at the NioCorp Shareholder Meeting will have no effect on the outcome of the vote on the Yorkville Convertible Debt Financing Proposal.

At the NioCorp Shareholder Meeting, the NioCorp Shareholders will be asked to approve the following ordinary resolution:

“BE IT RESOLVED, AS AN ORDINARY RESOLUTION, THAT:

1.	The issuance of all of the NioCorp Common Shares as may be issuable in connection with the Yorkville Convertible Debt Financing is hereby authorized and approved.
2.	Any director or officer of NioCorp is authorized and directed to negotiate, finalize, execute and deliver on behalf of NioCorp any and all such further documents, certificates, resolutions, agreements, authorizations, elections or other instruments, and to take or cause to be taken any and all such further actions as they, in their sole discretion, may determine to be necessary or desirable in order to complete and give effect to the foregoing resolutions, such determination to be conclusively evidenced by such director’s or officer’s execution and delivery of any such
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document, certificate, resolution, agreement, authorization, election or other instrument or the taking of any such action.”

The NioCorp Board has unanimously resolved that the issuance of NioCorp Common Shares in connection with the Yorkville Convertible Debt Facility Financing are in the best interests of NioCorp and recommends a vote “FOR” the issuance of NioCorp Common Shares in connection with the Yorkville Convertible Debt Financing. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” the issuance of NioCorp Common Shares in connection with the Yorkville Convertible Debt Financing. The approval of the Yorkville Convertible Debt Financing is not a condition to the Transactions.

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NIOCORP PROPOSAL NO. 4 — THE QUORUM AMENDMENT PROPOSAL

NioCorp has proposed an ordinary resolution to amend the current NioCorp Articles in accordance with the provisions thereof and the BCBCA. The NioCorp Amended Articles will contain provisions required by Nasdaq Marketplace Rules to permit the listing of the NioCorp Common Shares on Nasdaq. The ordinary resolution approving the amendment to the NioCorp Articles must be passed by a majority of the votes cast by those NioCorp Shareholders entitled to vote and who are present in person or by proxy at the NioCorp Shareholder Meeting.

To accord with the minimum bid price requirements prescribed by Nasdaq Marketplace Rules, it is expected that the NioCorp Board will approve a reverse stock split of NioCorp Common Shares (the “Reverse Stock Split”) at a ratio of not less than           -to-1 and not greater than           -to-1, with the exact ratio to be set within that range at the discretion of the NioCorp Board before           , 2023. The final ratio for the Reverse Stock Split will be determined, and the Reverse Stock Split will be made effective, immediately prior to closing the Transactions.

The below is a summary of the amendment proposed only and NioCorp Shareholders should refer to the full text of the amendment to the Articles in its entirety attached as Annex B to this joint proxy statement/prospectus.

Amendment to Quorum Requirement

The Nasdaq minimum quorum requirement under Nasdaq Marketplace Rule 5620(c) for a shareholder meeting is 33⅓% of the outstanding shares of common share capital. The NioCorp Board proposes to amend the NioCorp Articles to change the quorum requirements to transact business at a meeting of NioCorp Shareholders (the “Quorum Requirement”). The NioCorp Articles state the quorum necessary for the transaction of business at a meeting of NioCorp Shareholders is one or more persons present and being, or representing by proxy, two or more shareholders entitled to attend and vote at the NioCorp Shareholder Meeting. If adopted, the NioCorp Amended Articles will provide that at a meeting of NioCorp Shareholders, the quorum is two persons who are, or who represent by proxy, NioCorp Shareholders who, in the aggregate, hold at least 33⅓% of the issued NioCorp Common Shares entitled to be voted at the meeting.

Shareholder Approval of Amendment to Articles

At the NioCorp Shareholder Meeting, the NioCorp Shareholders will be asked to consider and, if thought advisable, pass an ordinary resolution (requiring approval by a majority of the votes cast in person or represented by proxy at the NioCorp Shareholder Meeting) authorizing and approving the adoption of an amendment to the NioCorp Articles, to require the presence, in person or by proxy, of two or more shareholders representing at least 33 1/3% of the outstanding shares entitled to be voted in order to constitute a quorum at any meeting of NioCorp Shareholders. The text of such resolution is set out below.

Vote Required for Approval

Adoption of the Quorum Amendment Proposal is not conditioned upon the adoption of any other NioCorp Proposal.

The Quorum Amendment Proposal will be approved and adopted if the holders of a majority of the NioCorp Common Shares represented (in person or by proxy) and voted thereon at the NioCorp Shareholder Meeting vote “FOR” the Quorum Amendment Proposal. Failure to vote by proxy or to vote in person at the NioCorp Shareholder Meeting will have no effect on the outcome of the vote on the Quorum Amendment Proposal.

At the NioCorp Shareholder Meeting, the NioCorp Shareholders will be asked to approve the following ordinary resolution:

“BE IT RESOLVED, AS AN ORDINARY RESOLUTION THAT:

1.	The NioCorp Articles be amended to delete Section 11.3 and replace it with a new Section 11.3 in the form appended as Annex B to the joint proxy statement/prospectus of NioCorp and GX dated , 2023, to require the presence, in person or by proxy, of two or more shareholders representing at least 33 1/3% of the outstanding shares entitled to be voted in order to constitute a quorum at any meeting of NioCorp Shareholders.
2.	Any one director or officer of NioCorp be and is hereby authorized and directed to do all such acts and things and to executed and deliver all such documents, instruments and assurances as in the opinion of such director or officer may be necessary or desirable to give effect to the foregoing resolutions.”

The NioCorp Board has unanimously resolved that the Amendment to the NioCorp Articles is in the best interests of NioCorp and recommends a vote “FOR” the amendment to the NioCorp Articles in connection with the consummation of the Transactions, in the form set out in Annex B attached hereto. Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted “FOR” the amendment to the NioCorp Articles in connection with the consummation of the Transactions in the form set out in Annex B attached hereto.

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NIOCORP PROPOSAL NO. 5 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal

The Adjournment Proposal, if adopted, will allow the NioCorp Board to adjourn the NioCorp Shareholder Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to the NioCorp Shareholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the NioCorp Shareholder Meeting to approve one or more of the proposals presented at the NioCorp Shareholder Meeting.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by the NioCorp Shareholders, the NioCorp Board may not be able to adjourn the NioCorp Shareholder Meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the NioCorp Shareholder Meeting to approve one or more of the proposals presented at the NioCorp Shareholder Meeting. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Vote Required for Approval

Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other NioCorp Proposals.

The Adjournment Proposal will be approved and adopted if the holders of a majority of the NioCorp Common Shares represented (in person or by proxy) and voted thereon at the NioCorp Shareholder Meeting vote “FOR” the Adjournment Proposal. Failure to vote by proxy or to vote in person at the NioCorp Shareholder Meeting will have no effect on the outcome of the vote on the Adjournment Proposals.

Shareholder Approval of Adjournment Proposal

At the NioCorp Shareholder Meeting, the NioCorp Shareholders will be asked to consider and, if thought advisable, pass an ordinary resolution (requiring approval by a majority of the votes cast in person or represented by proxy at the NioCorp Shareholder Meeting) authorizing and approving the adjournment proposal. The text of such resolution is set out below.

“BE IT RESOLVED, AS AN ORDINARY RESOLUTION THAT:

1.	That the adjournment of the special meeting of NioCorp Shareholders, to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that it is determined by the NioCorp that more time is necessary or appropriate to approve one or more resolutions at the NioCorp Shareholder Meeting be approved and adopted in all respects.”

Recommendation of the NioCorp Board

The NioCorp Board unanimously resolved that the Adjournment Proposal is in the best interest of NioCorp and recommends that shareholders vote “FOR” the approval of the Adjournment Proposal.

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GX SPECIAL MEETING OF STOCKHOLDERS

The GX Stockholder Meeting

This joint proxy statement/prospectus is being provided to GX Stockholders as part of the solicitation of proxies by the GX Board for use at the GX Stockholder Meeting to be held on           , 2023, and at any adjournment or postponement thereof. This joint proxy statement/prospectus is first being furnished to GX Stockholders on or about         , 2023. This joint proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the GX Stockholder Meeting. In connection with the GX Stockholder Meeting, GX is also providing you with its Annual Report on Form 10-K for the year ended December 31, 2021.

Date, Time and Place of the GX Stockholder Meeting

The GX Stockholder Meeting will be held on                    , 2023,                  , Eastern time, conducted via live webcast at the following address:                    . You will need the control number that is printed on your proxy card to enter the GX Stockholder Meeting. GX recommends that you log in at least 15 minutes before the GX Stockholder Meeting to ensure you are logged in when the GX Stockholder Meeting starts. Please note that you will not be able to attend the GX Stockholder Meeting in person.

Purpose of the GX Stockholder Meeting

At the GX Stockholder Meeting, GX will ask the GX Stockholders to vote in favor of the following proposals:

●	GX Proposal No. 1 — The Business Combination Proposal: to consider and vote upon a proposal to approve the adoption of the Business Combination Agreement and the Transactions.
●	GX Proposal No. 2 — The Charter Amendment Proposal: to consider and vote upon a proposal to approve the GX Charter Amendment (to remove the automatic conversion of GX Founder Shares into GX Class A Shares from the GX Existing Charter), as of immediately prior to the Closing. A copy of the GX Charter Amendment is attached to the accompanying joint proxy statement/prospectus as Annex C.
●	GX Proposal No. 3 Through No. 9 — The Charter Proposal:
o	to consider and vote upon seven separate non-binding, advisory proposals to approve the following material differences in the GX Proposed Charter that will replace the GX Existing Charter, as amended by the GX Charter Amendment, as of the Closing. A copy of the GX Proposed Charter is attached to the accompanying joint proxy statement/prospectus as Annex D;
o	a non-binding, advisory proposal to increase the number of authorized shares of GX Class A Shares and GX Founder Shares (Proposal No. 3);
o	a non-binding, advisory proposal to increase the number of authorized shares of preferred stock of GX (Proposal No. 4);
o	a non-binding, advisory proposal to declassify the board of directors from three classes to one class (Proposal No. 5);
o	a non-binding, advisory proposal to provide for the election or removal of directors only upon the vote of holders of GX Class A Shares (Proposal No. 6);
o	a non-binding, advisory proposal to require the affirmative vote, approval or consent of the holders of a majority of the GX Founder Shares then held by Exchanging Shareholders (as defined in the Exchange Agreement), voting as a separate class, to amend, alter, change or repeal any provision of the GX Proposed Charter which affects the rights, preferences and privileges of the holders of GX Founder Shares in any material respect (Proposal No. 7);
o	a non-binding, advisory proposal to eliminate certain provisions related to the consummation of an initial business combination that will no longer be relevant following the Closing (such as Article IX, which sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination, including with respect to redemptions and the Trust Account) (Proposal No. 8);
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o	a non-binding, advisory proposal, conditioned upon the approval of Proposals No. 3 through No. 8, to approve the GX Proposed Charter as a whole, which includes the approval of all other changes in the GX Proposed Charter that will replace the GX Existing Charter, as amended by the GX Charter Amendment, as of the Closing (Proposal No. 9).
o	The non-binding, advisory proposals in GX Proposals No. 3 through No. 9 will not apply to the existing holders of GX Class A Shares because they will not continue to be direct stockholders of GX, as GX will be a subsidiary of NioCorp following the consummation of the Transactions.
●	GX Proposal No. 10 — The Adjournment Proposal: a proposal to approve a proposal to adjourn the GX Stockholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the GX Stockholder Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for a vote.

Recommendation to GX Stockholders

The GX Board believes that each of the Business Combination Proposal, the Charter Amendment Proposal, the Charter Proposal and the Adjournment Proposal to be presented at the GX Stockholder Meeting is in the best interests of GX and its stockholders and unanimously recommends that its stockholders vote “FOR” each of these proposals.

When you consider the recommendation of the GX Board in favor of approval of the Business Combination Proposal, you should keep in mind that GX’s directors and officers have interests in the Transactions that are different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things:

●	the beneficial ownership of the Sponsor and certain of GX’s directors and officers of an aggregate of 7,500,000 GX Founder Shares and 5,666,667 GX Founder Warrants, which shares and warrants would become worthless if GX does not complete a business combination by March 22, 2023, as the Sponsor and GX’s officers and directors have waived any redemption right with respect to these shares. The Sponsor paid an aggregate of $25,000 for its GX Founder Shares, and $8,500,000 for its GX Founder Warrants, and such shares and warrants have an aggregate market value of approximately $ million and $ million, respectively, based on the closing price of GX Class A Shares of $ on Nasdaq on January 24, 2023, the record date for the GX Stockholder Meeting. Each of GX’s officers and directors is a member of the Sponsor. Cooper Road, LLC (an entity controlled by Jay R. Bloom) and Dean C. Kehler are the managing members of the Sponsor, and as such Messrs. Bloom and Kehler have voting and investment discretion with respect to the GX Common Stock and GX Warrants held of record by the Sponsor;
●	the expected appointment of Messrs. Maselli and Kehler as directors of the Combined Company;
●	the fact that four of GX’s directors, Jay R. Bloom, Dean C. Kehler, Hillel Weinberger and Marc Mazur, served as directors of GX Acquisition Corp., a special purpose acquisition company that consummated the Celularity Business Combination in July 2021;
●	the fact that GX’s Sponsor, officers and directors have agreed not to redeem any of their shares in connection with a stockholder vote to approve the Transactions;
●	the fact that the Sponsor and GX’s directors and officers will receive material benefits from the completion of an initial business combination and may be incentivized to complete the Transactions with NioCorp rather than liquidate (in which case the Sponsor would lose its entire investment), even if NioCorp is a less favorable target company or the terms of the Transactions are less favorable to GX Stockholders than an alternative transaction;
●	that, at the Closing, GX will enter into the Registration Rights and Lock-Up Agreement, which provides for registration rights to the Sponsor and its permitted transferees;
●	the continued indemnification of current directors and officers of GX and the continuation of directors’ and officers’ liability insurance after the completion of the Transactions;
●	the fact that the Sponsor (including its representatives and affiliates) and GX’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to GX. GX’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to GX, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in GX’s favor and such potential business opportunities may be presented to other entities prior to their presentation to GX, subject to applicable fiduciary duties under the
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General Corporation Law of the State of Delaware. The GX Existing Charter provides that GX renounces its interest in any corporate opportunity offered to any director or officer of GX unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of GX and such opportunity is one GX is legally and contractually permitted to undertake and such person is legally permitted to refer such opportunity to GX. GX is not aware of any such conflict or opportunity not being presented to any founder, director or officer of GX nor does GX believe that the limitation of the application of the “corporate opportunity” doctrine in the GX Existing Charter had any impact on its search for a potential business combination;

●	the fact that the Sponsor has invested an aggregate of $9,010,000 (consisting of $25,000 for the GX Founder Shares, $8,500,000 for the GX Founder Warrants, a $250,000 working capital loan and a second working capital loan for $235,000), which means the Sponsor, following the Transactions, may experience a positive rate of return on their investment, even if other GX Public Stockholders experience a negative rate of return on their investment;
●	the fact that the Sponsor is not expected to recognize taxable gain with respect to its GX Founder Shares at closing because it is retaining such shares pursuant to the Transactions (and not engaging in any taxable disposition). Rather, it will benefit from deferring any taxable gain until it ultimately exchanges its GX Founder Shares for NioCorp Common Shares (or cash); by contrast, the GX Public Stockholders generally are expected to recognize gain or loss upon exchanging their GX securities for NioCorp securities pursuant to the Transactions;
●	the fact that the Sponsor and GX’s officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on GX’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations;
●	the fact that as of September 30, 2022, $20,000 was accrued and payable to Trimaran Fund Management, LLC, an affiliate of the Sponsor for monthly fees, and an additional $20,000 will be due and payable, monthly, until the consummation of the Transactions; and
●	the fact that the Sponsor and GX’s officers and directors will lose their entire investment in GX, which consists of $25,000 for 7,500,000 GX Founder Shares, $8,500,000 for the 5,666,667 GX Founder Warrants, the $250,000 amount outstanding under the working capital loan made by the Sponsor, the $235,000 amount outstanding under the second working capital loan made by the Sponsor, additional working capital loans made, out-of-pocket expenses to be repaid by GX and additional monthly fees due as noted above, if an initial business combination is not consummated by March 22, 2023, which would result in an aggregate loss of not less than $9,010,000.

These interests may influence GX’s directors in making their recommendation that you vote in favor of the approval of the Transactions. GX’s directors were aware of and considered these interests, among other matters, in evaluating the Transactions, and in recommending to GX Stockholders that they approve the Transactions. GX Stockholders should take these interests into account in deciding whether to approve the Transactions.

Record Date and Voting

You will be entitled to vote or direct votes to be cast at the GX Stockholder Meeting if you owned GX Class A Shares or GX Founder Shares at the close of business on January 24, 2023, which is the record date for the GX Stockholder Meeting. You are entitled to one vote for each GX Class A Share or GX Founder Share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 30,000,000 GX Class A Shares outstanding and 7,500,000 GX Founder Shares outstanding (all of which are held by GX’s Sponsor, officers and directors).

GX’s Sponsor, officers and directors have, for no additional consideration, agreed to vote all of their GX Founder Shares and any GX Class A Shares acquired by them in favor of the Business Combination Proposal. GX’s issued and outstanding GX Warrants do not have voting rights at the GX Stockholder Meeting.

Voting Your Shares

Each GX Class A Share or GX Founder Share that you own in your name entitles you to one vote on each of the proposals for the GX Stockholder Meeting. Your one or more proxy cards show the number of shares of GX Common Stock that you own.

If you are a holder of record, there are two ways to vote your shares of GX Common Stock at the GX Stockholder Meeting:

●	You can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are
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represented and voted at the applicable special meeting(s). If you vote by proxy card, your “proxy”, whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of GX Common Stock will be voted as recommended by the GX Board. With respect to proposals for the GX Stockholder Meeting, that means: “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” the Charter Proposal and “FOR” the Adjournment Proposal.

●	You can attend the GX Stockholder Meeting and vote in person online. You will be given a ballot when you log in. However, if your shares of GX Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way GX can be sure that the broker, bank or nominee has not already voted your shares of GX Common Stock.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of GX Common Stock, you may call Morrow, GX’s proxy solicitor, at (800) 662-5200 (toll free) or banks and brokers can call collect at (203) 658-9400.

Quorum and Vote Required for the GX Proposals

A quorum of GX Stockholders is necessary to hold a valid meeting. A quorum will be present at the GX Stockholder Meeting if a majority of the GX Common Stock outstanding and entitled to vote at the GX Stockholder Meeting is represented in person online or by proxy. Abstentions will count as present for the purpose of establishing a quorum. Broker non-votes will not be counted for the purpose of determining the existence of a quorum.

The approval of the Business Combination Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting.

The approval of the Charter Amendment Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a single class.

The approval of the Charter Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a single class.

Accordingly, a GX Stockholder’s failure to vote by proxy or to vote in person online at the GX Stockholder Meeting, an abstention from voting, or a broker non-vote will have the same effect as a vote against the Business Combination Proposal, the Charter Amendment Proposal and the Charter Proposal.

The approval of Adjournment Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of the shares of GX Common Stock entitled to vote and actually cast thereon at the GX Stockholder Meeting. Accordingly, a GX Stockholder’s failure to vote by proxy or to vote in person online at the GX Stockholder Meeting, an abstention from voting, or a broker non-vote will have no effect on the outcome of any vote on these proposals.

Abstentions and Broker Non-Votes

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. GX believes the proposals presented to its stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote”.

Abstentions will be counted for purposes of determining the presence of a quorum at the GX Stockholder Meeting but broker non-votes will not. For purposes of approval, an abstention or failure to vote will have the same effect as a vote against each of the Business Combination Proposal, the Charter Amendment Proposal and the Charter Proposal and will have no effect on any of the other proposals.

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Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the GX Stockholder Meeting or at such meeting by doing any one of the following:

●	you may send another proxy card with a later date;
●	you may notify Michael G. Maselli, GX’s President, by telephone at (212) 616-3700, by email at michael.maselli@trimarancapital.com or in writing to c/o GX Acquisition Corp. II, 1325 Avenue of the Americas, 28th Floor, New York, NY 10019 before the GX Stockholder Meeting that you have revoked your proxy; or
●	you may attend the GX Stockholder Meeting, revoke your proxy and vote in person online, as indicated above.

Redemption Rights

Pursuant to the GX Existing Charter, any holders of GX Class A Shares may demand that such shares be redeemed in exchange for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account, including any amounts representing interest earned on the Trust Account, less taxes payable, provided that such stockholders follow the specific procedures for redemption set forth in this joint proxy statement/prospectus. If demand is properly made and the Transactions are consummated, these shares, immediately prior to the completion of the Transactions, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the IPO as of two business days prior to the consummation of the Transactions, net of any taxes payable, upon the consummation of the Transactions. For illustrative purposes, based on funds in the Trust Account as of January 13, 2023 of approximately $303,560,016, the estimated per share redemption price would have been approximately $10.11.

Redemption rights are not available to holders of GX Warrants in connection with the Transactions.

In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on [●], 2023 (two business days before the GX Stockholder Meeting), both:

●	submit a request in writing that GX redeem your GX Class A Shares for cash to Continental Stock Transfer & Trust Company, GX’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
E-mail: mzimkind@continentalstock.com

and

●	deliver your GX Class A Shares either physically or electronically through DTC to GX’s transfer agent. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is GX’s understanding that stockholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, GX does not have any control over this process and it may take longer than one week. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your GX Class A Shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with GX’s consent, until the vote is taken with respect to the Transactions. If you delivered your shares for redemption to GX’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that GX’s transfer agent return the shares (physically or electronically). You may make such request by contacting GX’s transfer agent at the phone number or address listed above.

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Each redemption of GX Class A Shares by the GX Public Stockholders will decrease the amount in the Trust Account. In no event, however, will GX redeem GX Class A Shares in an amount that would cause the net tangible assets of the Combined Company and its Subsidiaries (including GX, as the surviving company of the Second Merger) to be less than $5,000,001 upon completion of the Transactions.

Prior to exercising redemption rights, stockholders should verify the market price of their GX Class A Shares as they may receive higher proceeds from the sale of their GX Class A Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. GX cannot assure you that you will be able to sell your GX Class A Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the GX Class A Shares when you wish to sell your shares.

If you exercise your redemption rights, your GX Class A Shares will cease to be outstanding immediately prior to the consummation of the Transactions and will only represent the right to receive cash equal to your pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account, including any amounts representing interest earned on the Trust Account, less taxes payable, provided that you follow the specific procedures for redemption set forth in this joint proxy statement/prospectus. You will no longer own those shares.

If the Business Combination Proposal is not approved and GX does not consummate an initial business combination by March 22, 2023, or obtain the approval of GX Stockholders to extend the deadline for GX to consummate an initial business combination, it will be required to dissolve and liquidate and the GX Warrants will expire worthless.

Holders of outstanding GX Public Units must separate the underlying GX Class A Shares and GX Public Warrants prior to exercising redemption rights with respect to the GX Class A Shares.

If you hold GX Public Units registered in your own name, you must deliver the certificate for such GX Public Units to Continental Stock Transfer & Trust Company with written instructions to separate such GX Public Units into GX Class A Shares and GX Public Warrants. This must be completed far enough in advance to permit the mailing of the GX Class A Share certificates back to you so that you may then exercise your redemption rights upon the separation of the GX Class A Share from the GX Public Units.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to holders of shares of GX Common Stock or GX Warrants in connection with the Transactions.

Solicitation of Proxies

GX will pay the cost of soliciting proxies for the GX Stockholder Meeting. GX has engaged Morrow to assist in the solicitation of proxies for the GX Stockholder Meeting. GX has agreed to pay Morrow a fee of up to $32,500, plus Morrow’s out-of-pocket expenses. GX will reimburse Morrow for reasonable out-of-pocket expenses and will indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. GX will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the GX Class A Shares for their expenses in forwarding soliciting materials to beneficial owners of GX Class A Shares and in obtaining voting instructions from those owners. GX’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Stock Ownership

As of the record date, GX’s Sponsor, officers and directors beneficially own an aggregate of approximately 20% of the outstanding shares of GX Common Stock. GX’s Sponsor, officers and directors have, for no additional consideration, agreed to vote all of their GX Founder Shares and any GX Class A Shares acquired by them in favor of the Business Combination Proposal.

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GX PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL

The Business Combination Agreement and the Transactions

On September 25, 2022, NioCorp, GX and Merger Sub entered into the Business Combination Agreement, a copy of which is attached as Annex A hereto. Pursuant to the Business Combination Agreement, among other transactions, the following transactions will occur: (i) Merger Sub will merge with and into GX, with GX surviving the merger, referred to as the First Merger; (ii) all GX Class A Shares that are held by GX Public Stockholders who have not elected to exercise their redemption rights in connection with the Transactions shall be converted into First Merger Class A Shares in GX, as the surviving company in the First Merger; (iii) NioCorp will purchase all First Merger Class A Shares in exchange for NioCorp Common Shares, referred to as the Exchange; (iv) NioCorp will assume the GX Warrant Agreement and each GX Warrant that was issued and outstanding immediately prior to the effective time of the Exchange will be converted into a NioCorp Assumed Warrant; (v) all of the First Merger Class A Shares will be contributed by NioCorp to Intermediate Holdco in exchange for additional shares of Intermediate Holdco, resulting in GX becoming a direct subsidiary of Intermediate Holdco; (vi) ECRC will merge with and into GX, with GX surviving the merger as a direct subsidiary of Intermediate Holdco, referred to as the Second Merger; and (vii) following the effective time of the Second Merger, each of NioCorp and GX, as the surviving company of the Second Merger, will effectuate a reverse stock split with the ratio to be mutually agreed by the parties. In addition, pursuant to the Business Combination Agreement, the parties will enter into the Exchange Agreement, under which holders of 48,645,707 Second Merger Class B Shares (the “Vested Shares”) are entitled to exchange any or all of the Vested Shares for NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement, which are further described in Note 4 of the Notes to the Unaudited Pro Forma Condensed Combined Financial Information included elsewhere in this joint proxy statement/prospectus. As a result of the Transactions, GX will become a subsidiary of NioCorp.

For more information about the Business Combination Agreement and the Transactions, see the sections of this joint proxy statement/prospectus entitled “The Business Combination Agreement,” “Ancillary Agreements” and “The Transactions.”

GX Board’s Reasons for the Approval of the Transactions

The GX Board, in evaluating the business combination, consulted with GX’s management team, its legal counsel, financial and other advisors. In reaching its unanimous resolution (i) that the Business Combination Agreement and the Transactions contemplated thereby are advisable and in the best interests of GX and its stockholders, (ii) to approve the Business Combination Agreement and the transactions contemplated thereby and declare their advisability, and (iii) to recommend that the stockholders adopt the Business Combination Agreement and approve the business combination and the Transactions contemplated thereby, the GX Board considered a range of factors.

For a description of the GX Board’s reasons for the approval of the business combination, see the section of this joint proxy statement/prospectus entitled “The Transactions — GX’s Reasons for the Transactions and Recommendation of the GX Board.”

Opinion of GX’s Financial Advisor

GX retained Scalar to act as its financial advisor in connection with the Transactions. Scalar rendered its opinion to the GX Board that, as of September 25, 2022 and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of GX Class A Shares pursuant to the Business Combination Agreement is fair, from a financial point of view, to such stockholders.

For a description of Scalar’s fairness opinion, see the section of this joint proxy statement/prospectus entitled “The Transactions — Opinion of GX’s Financial Advisor.”

Interests of GX Directors and Officers in the Transactions

When you consider the recommendation of the GX Board in favor of approval of the Business Combination Proposal, you should keep in mind that GX’s directors and officers have interests in the Transactions that are different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things:

●	the beneficial ownership of the Sponsor and certain of GX’s directors and officers of an aggregate of 7,500,000 GX Founder Shares and 5,666,667 GX Founder Warrants, which shares and warrants would become worthless if GX does not complete a business combination by March 22, 2023, as the Sponsor and GX’s officers and directors have waived any redemption right with respect to these shares. The Sponsor paid
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an aggregate of $25,000 for its GX Founder Shares, and $8,500,000 for its GX Founder Warrants, and such shares and warrants have an aggregate market value of approximately $                     million and $                   million, respectively, based on the closing price of GX Class A Shares of $                    on Nasdaq on January 24, 2023, the record date for the GX Stockholder Meeting. Each of GX’s officers and directors is a member of the Sponsor. Cooper Road, LLC (an entity controlled by Jay R. Bloom) and Dean C. Kehler are the managing members of the Sponsor, and as such Messrs. Bloom and Kehler have voting and investment discretion with respect to the GX Common Stock and GX Warrants held of record by the Sponsor;

●	the expected appointment of Messrs. Maselli and Kehler as directors of the Combined Company;
●	the fact that four of GX’s directors, Jay R. Bloom, Dean C. Kehler, Hillel Weinberger and Marc Mazur, served as directors of GX Acquisition Corp., a special purpose acquisition company that consummated the Celularity Business Combination in July 2021;
●	the fact that GX’s Sponsor, officers and directors have agreed not to redeem any of their shares in connection with a stockholder vote to approve the Transactions;
●	the fact that the Sponsor and GX’s directors and officers will receive material benefits from the completion of an initial business combination and may be incentivized to complete the Transactions with NioCorp rather than liquidate (in which case the Sponsor would lose its entire investment), even if NioCorp is a less favorable target company or the terms of the Transactions are less favorable to GX Stockholders than an alternative transaction;
●	that, at the Closing, GX will enter into the Registration Rights and Lock-Up Agreement, which provides for registration rights to the Sponsor and its permitted transferees;
●	the continued indemnification of current directors and officers of GX and the continuation of directors’ and officers’ liability insurance after the completion of the Transactions;
●	the fact that the Sponsor (including its representatives and affiliates) and GX’s directors and officers, are, or may in the future become, affiliated with entities that are engaged in a similar business to GX. GX’s directors and officers also may become aware of business opportunities which may be appropriate for presentation to GX, and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in GX’s favor and such potential business opportunities may be presented to other entities prior to their presentation to GX, subject to applicable fiduciary duties under the General Corporation Law of the State of Delaware. The GX Existing Charter provides that GX renounces its interest in any corporate opportunity offered to any director or officer of GX unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of GX and such opportunity is one GX is legally and contractually permitted to undertake and such person is legally permitted to refer such opportunity to GX. GX is not aware of any such conflict or opportunity being presented to any founder, director or officer of GX nor does GX believe that the limitation of the application of the “corporate opportunity” doctrine in the GX Existing Charter had any impact on its search for a potential business combination;
●	the fact that the Sponsor has invested an aggregate of $9,010,000 (consisting of $25,000 for the GX Founder Shares, $8,500,000 for the GX Founder Warrants, a $250,000 working capital loan and a second working capital loan for $235,000), which means the Sponsor, following the Transactions, may experience a positive rate of return on their investment, even if other GX Public Stockholders experience a negative rate of return on their investment;
●	the fact that the Sponsor is not expected to recognize taxable gain with respect to its GX Founder Shares at closing because it is retaining such shares pursuant to the Transactions (and not engaging in any taxable disposition). Rather, it will benefit from deferring any taxable gain until it ultimately exchanges its GX Founder Shares for NioCorp Common Shares (or cash); by contrast, the GX Public Stockholders generally are expected to recognize gain or loss upon exchanging their GX securities for NioCorp securities pursuant to the Transactions;
●	the fact that the Sponsor and GX’s officers and directors will be reimbursed for out-of-pocket expenses incurred in connection with activities on GX’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations;
●	the fact that as of September 30, 2022, $20,000 was accrued and payable to Trimaran Fund Management, LLC, an affiliate of the Sponsor for monthly fees, and an additional $20,000 will be due and payable, monthly, until the consummation of the Transactions; and
●	the fact that the Sponsor and GX's officers and directors will lose their entire investment in GX, which consists of $25,000 for 7,500,000 GX Founder Shares, $8,500,000 for the 5,666,667 GX Founder Warrants, the $250,000 amount outstanding under the working capital loan made by the Sponsor, the $235,000 amount outstanding under the second working capital loan made by the Sponsor, additional working capital loans made, out-of-pocket expenses to be repaid by GX and additional monthly fees due as noted above, if an initial business combination is not consummated by March 22, 2023, which would result in an aggregate loss of not less than $9,010,000.
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These interests may influence GX’s directors in making their recommendation that you vote in favor of the approval of the Transactions. GX’s directors were aware of and considered these interests, among other matters, in evaluating the Transactions, and in recommending to GX Stockholders that they approve the Transactions. GX Stockholders should take these interests into account in deciding whether to approve the Transactions.

Interests of NioCorp Directors and Officers in the Transactions

Except as disclosed in this joint proxy statement/prospectus, none of NioCorp’s directors or executive officers, nor any person who has held such a position since the beginning of NioCorp’s last completed financial year, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the Transactions.

Potential Actions to Secure GX’s Requisite Stockholder Approvals

In connection with the stockholder vote to approve the Transactions, the Sponsor and GX’s directors, officers, advisors or their affiliates may privately negotiate transactions to purchase shares prior to the Closing from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account without the prior written consent of NioCorp. None of the Sponsor and GX’s directors, officers or advisors, or their respective affiliates, will make any such purchases when they are in possession of any material non-public information not disclosed to the seller of such shares. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor or GX’s directors, officers or advisors, or their affiliates, purchase shares in privately negotiated transactions from the GX Public Stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are no higher than the per share pro rata portion of the Trust Account. The purpose of these purchases would be to increase the amount of cash available to GX for use in the Transactions.

Accounting Treatment of the Transactions

The business combination will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GX will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Transactions are treated as the equivalent of NioCorp issuing NioCorp Common Shares for the net assets of GX, accompanied by a recapitalization. The net assets of GX will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of NioCorp.

Satisfaction of 80% Test

Nasdaq rules require that GX’s initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the deferred underwriting discount held in, and taxes payable on the income earned on, the Trust Account) at the time of signing a definitive agreement in connection with an initial business combination. The GX Board has determined that the fair market value of the Transactions meets this test. In making such determination, the GX Board considered, among other factors, the enterprise value of NioCorp of $255 million (assuming no cash and debt), which includes all NioCorp stock options and warrants based on the treasury stock method. In determining whether the valuation described above represents the fair market value of NioCorp, the GX Board considered all of the factors described in this section and the section of this joint proxy statement/prospectus entitled “The Transactions” and that the valuation of NioCorp was determined as a result of arm’s length negotiations. As a result, the GX Board concluded that the fair market value of NioCorp was in excess of 80% of the funds held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned).

No Appraisal Rights

No appraisal or dissenters’ rights are available to holders of shares of GX Common Stock or GX Warrants in connection with the Transactions.

Ownership of the Combined Company After the Closing

Assuming that all of the Second Merger Class B Shares are exchanged into NioCorp Common Shares, immediately following completion of the Transactions, it is expected that the current NioCorp Shareholders and the current GX Stockholders will own the following percentages, respectively, of the outstanding NioCorp Common Shares under the following redemption scenarios (not including the potential dilutive impact of the Yorkville Financings):

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	No Redemptions		50% Redemption		Maximum Redemption
Shareholder	Shares	Ownership and Voting Interest	Shares	Ownership and Voting Interest	Shares	Ownership and Voting Interest
GX Class A Holders	335,487,636	50.3%	167,743,818	33.6%	2,348,413	0.7%
GX Class B Holders(1)	47,650,427	7.1%	47,650,427	9.5%	47,650,427	14.3%
Others(2)	4,769,574	0.7%	4,769,574	1.0%	4,769,574	1.4%
NioCorp Shareholders	279,393,227	41.9%	279,393,227	55.9%	279,393,227	83.6%
Total Shares Outstanding	667,300,864	100.0%	499,557,046	100.0%	334,161,641	100.0%

(1) Excludes 34,230,920 Earnout Shares that are unvested and held by the GX Class B shareholders.

(2) Includes 3,343,693 Common Shares issued to Cantor Fitzgerald, 788,455 Common Shares issued under the Equity Facility, and 637,426 Common Shares issued to BTIG.

Assuming that none of the Second Merger Class B Shares are exchanged into NioCorp Common Shares, immediately following completion of the Transactions, it is expected that the current NioCorp Shareholders and the current GX Stockholders will own the following percentages, respectively, of the outstanding NioCorp Common Shares under the following redemption scenarios (not including the potential dilutive impact of the Yorkville Financings):

	No Redemptions		50% Redemption		Maximum Redemption
Shareholder	Shares	Ownership and Voting Interest	Shares	Ownership and Voting Interest	Shares	Ownership and Voting Interest
GX Class A Holders	335,487,636	54.1%	167,743,818	37.1%	2,348,413	0.8%
GX Class B Holders	—	—	—	—	—	—
Others(1)	4,769,574	0.8%	4,769,574	1.1%	4,769,574	1.7%
NioCorp Shareholders	279,393,227	45.1%	279,393,227	61.8%	279,393,227	97.5%
Total Shares Outstanding	619,650,437	100.0%	451,906,619	100.0%	286,511,214	100.0%

(1) Includes 3,343,693 Common Shares issued to Cantor Fitzgerald, 788,455 Common Shares issued under the Equity Facility, and 637,426 Common Shares issued to BTIG.

Please see the section entitled “Yorkville Financing — Yorkville Equity Facility Financing” for a more complete description of the Equity Facility.

The following table illustrates the potential impact of redemptions on the per share value of the shares owned by non-redeeming shareholders as well as the effective underwriting fees at the following redemption levels:

	Redemption Level
	99.30%	75%	50%	25%	0%
Implied Value Per NioCorp Share	$0.7805	$0.8031	$0.8185	$0.8295	$0.8377
Implied Value Per Share - Impact of Underwriter Fees	$0.7653	$0.7909	$0.8084	$0.8209	$0.8301
Effective Underwriting Fee %	1.94%	1.52%	1.23%	1.04%	0.90%

Implied Value Per GX Share	$8.7286	$8.9808	$9.1536	$9.2763	$9.3679
Implied Value Per Share - Impact of Underwriter Fees	$8.5588	$8.8448	$9.0406	$9.1796	$9.2835
Effective Underwriting Fee %	1.94%	1.52%	1.23%	1.04%	0.90%

Vote Required for Approval

The Business Combination Proposal is conditioned on the approval of the Charter Amendment Proposal and the Charter Proposal at the GX Stockholder Meeting.

The approval of the Business Combination Proposal requires the affirmative vote (in person online or by proxy) of the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting.

Accordingly, a GX stockholder’s failure to vote by proxy or to vote in person online at the GX Stockholder Meeting, an abstention from voting, or a broker non-vote will have the same effect as a vote against the Business Combination Proposal, the Charter Amendment Proposal and the Charter Proposal.

Material U.S. and Canadian Federal Income Tax Considerations

For a discussion of the U.S. and Canadian tax considerations of the Transactions, please see the sections entitled “Material U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations With Respect to the Redemption and the Transactions” and “Material Canadian Federal Income Tax Considerations.”

The Sponsor

GX’s sponsor is GX Sponsor II LLC, a Delaware limited liability company. The Sponsor currently owns 7,500,000 GX Founder Shares. The Sponsor is controlled by Cooper Road, LLC (an entity controlled by Jay R. Bloom) and Dean C. Kehler, both U.S. persons. Corbin ERISA Opportunity Fund, Ltd. and ACM Alameda Special Purpose Investment Fund II LP, both Cayman Island entities, are non-controlling members of the Sponsor that collectively own approximately 11.2% interest in the Sponsor.

The parties do not believe that any of the above facts or relationships regarding the Sponsor would, by themselves, subject a business combination to regulatory review, including review by CFIUS, nor do the parties believe that if such a

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review were conceivable that, based solely on such facts or relationships, such business combination ultimately would be prohibited.

However, if a business combination were to become subject to regulatory review and approval requirements, including pursuant to foreign investment regulations and review by governmental entities such as CFIUS, such business combination may be delayed or ultimately prohibited. For more information, see the section entitled “Risk Factors — GX may not be able to complete an initial business combination with certain potential target companies if a proposed transaction with the target company may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign laws or regulations.”

Recommendation of the GX Board

THE GX BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

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GX PROPOSAL NO. 2 — THE CHARTER AMENDMENT PROPOSAL

The Charter Amendment Proposal

The GX Board has duly adopted resolutions (i) approving the GX Charter Amendment, subject to approval of the Business Combination Proposal and the Charter Proposal by GX Stockholders and solely in connection with the Transactions and (ii) directing that the Charter Amendment Proposal be submitted to the GX Stockholders for approval at the GX Stockholder Meeting.

If approved by the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a single class, then GX will file the GX Charter Amendment, in substantially the form attached to this joint proxy statement/prospectus as Annex C, with the Secretary of State of the State of Delaware following the satisfaction of the conditions to, but prior to, the Closing.

The GX Existing Charter provides that the GX Founder Shares will convert automatically into GX Class A Shares on a one-for-one basis upon the Closing, whereas the GX Charter Amendment Proposal eliminates the automatic conversion of the GX Founder Shares into GX Class A Shares upon the Closing. This summary is qualified by reference to the complete text of the GX Charter Amendment, a copy of which is attached to this joint proxy statement/prospectus as Annex C. All GX Stockholders are encouraged to read the GX Charter Amendment in its entirety for a more complete description of its terms.

Reasons for the Charter Amendment Proposal

The GX Existing Charter provides that the GX Founder Shares will convert automatically into GX Class A Shares on a one-for-one basis upon the Closing. Proposal No. 2 eliminates the automatic conversion of GX Founder Shares into GX Class A Shares upon the Closing.

The GX Board believes that the removal of the automatic conversion provision in the GX Charter Amendment is desirable because it retains the rights and privileges of holders of the GX Founder Shares and demonstrates the GX Board’s intention for the series of GX Class A Shares and series of GX Founder Shares to remain as separate classes of common stock upon the Closing.

Vote Required for Approval

The Charter Amendment Proposal is conditioned on the approval of the Business Combination Proposal and the Charter Proposal at the GX Stockholder Meeting.

The affirmative vote of holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a single class, is required to approve the Charter Amendment Proposal. Broker non-votes, abstentions or the failure to vote on the Charter Amendment Proposal will have the same effect as a vote “AGAINST” the Charter Amendment Proposal.

Recommendation of the GX Board

THE GX BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

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GX PROPOSAL NO. 3 THROUGH NO. 9 — THE CHARTER PROPOSAL

Overview

The GX Board has duly adopted resolutions (i) approving the GX Proposed Charter, subject to approval of the Business Combination Proposal and the Charter Amendment Proposal by GX Stockholders and solely in connection with the Transactions and (ii) directing that the Charter Proposal be submitted to the GX Stockholders for approval at the GX Stockholder Meeting. GX Stockholders are being asked to approve the GX Proposed Charter as a whole, which includes the approval of all other changes in the GX Proposed Charter in connection with replacing the GX Existing Charter, as amended by the GX Charter Amendment, with the GX Proposed Charter as of the Closing.

The non-binding, advisory proposals in GX Proposals No. 3 through No. 9 describe certain terms of the GX Proposed Charter, which will be the charter of GX following the consummation of the Transactions, when GX will be an operating subsidiary of NioCorp. At such time, the existing holders of GX Class A Shares will hold ordinary shares in NioCorp itself, and because such holders will not be direct stockholders of GX, their shares will be governed by the NioCorp Amended Articles rather than the GX Proposed Charter. The current holders of the GX Founder Shares will remain stockholders at GX following Closing until such holders exchange their shares for NioCorp ordinary shares. The impact of the GX Proposed Charter on the existing holders of GX Class A Shares is that it provides rights to the holders of the Founder Shares that will be different from the rights of the holders of the NioCorp ordinary shares following the Transaction. Those differentiated rights include among others (i) that the holders of GX Common Stock will have all voting power with respect to GX except that the holders of GX Founder Shares will not have the right to vote with respect to the election or removal of directors, as the holders of GX Class A Shares will have the exclusive right to vote with respect to the election or removal of directors, (ii) that the holders of GX Founder Shares must affirmatively vote, approve or consent to any amendment, alteration, change or repeal of any provision which affects the rights, preferences and privileges of the holders of GX Founder Shares in any material respect, (iii) the holders of GX Class A Shares may receive dividends and other distributions if and when declared by the GX Board, subject to applicable law and the rights of the holders of preferred stock, while the holders of Vested Shares or Released Earnout Shares are entitled to receive dividends or other distributions made by GX and NioCorp on an as-exchanged to NioCorp Common Shares basis, while the holders of Earnout Shares are not entitled to receive dividends or other distributions made by GX or NioCorp before such Earnout Shares become Released Earnout Shares, (iv) in the event of liquidation, dissolution or winding up of GX, the holders of GX Common Stock will receive all the remaining assets of GX available for distributions to GX Stockholders except that each GX Founder Share which has not yet been exchanged will be exchanged into NioCorp Common Shares immediately prior to such event in accordance with the Exchange Agreement, (v) that if, at any time, there are no remaining directors in office, any such vacancies may be filled exclusively by the affirmative vote of the holders of GX Class A Shares, (vi) the exchange right and other rights of the holders of GX Founder Shares subject to the terms and conditions in the Exchange Agreement, and (vii) that GX may not take any actions that would adversely impact the holders of GX Founder Shares, subject to certain exceptions.

If approved by the holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a single class, then GX will file the GX Proposed Charter, in substantially the form attached to this joint proxy statement/prospectus as Annex D, with the Secretary of State of the State of Delaware following the satisfaction of the conditions to, but prior to, the Closing.

The following table sets forth a summary of the key proposed changes and the differences between the GX Existing Charter and the GX Proposed Charter. This summary is qualified by reference to the complete text of the GX Proposed Charter, a copy of which is attached to this joint proxy statement/prospectus as Annex D. All GX Stockholders are encouraged to read the GX Proposed Charter in its entirety for a more complete description of its terms.

Proposal	GX Existing Charter	GX Proposed Charter
Common Stock (Proposal No. 3)	The GX Existing Charter provides that the total number of authorized shares of common stock, each with a par value of $0.0001, is 220,000,000, consisting of 200,000,000 GX Class A Shares and 20,000,000 GX Founder Shares.	The GX Proposed Charter increases the total number of authorized shares of common stock, each with a par value of $0.0001, to 330,000,000, consisting of 300,000,000 GX Class A Shares and 30,000,000 GX Founder Shares.
Preferred Stock (Proposal No. 4)	The GX Existing Charter provides that the total number of authorized shares of preferred stock, each with a par value of $0.0001, is 1,000,000.	The GX Proposed Charter increases the total number of authorized shares of preferred stock, each with a par value of $0.0001, to 1,500,000.
GX Board Declassification (Proposal No. 5)	The GX Existing Charter provides for a classified board of directors with three classes. In addition, the GX Existing Charter provides that holders of the GX Class A Shares and holders of the GX Founder Shares, voting together as a single class, have the exclusive right to vote for the election and removal of directors.	The GX Proposed Charter eliminates the classification of the board of directors. In addition, the GX Proposed Charter provides that only holders of the GX Class A Shares have the exclusive right to vote for the election and removal of directors.
Director Election and Removal (Proposal No. 6)	The GX Existing Charter provides that holders of the GX Class A Shares and holders of the GX Founder Shares, voting together as a single class, have the exclusive right to vote for the election and removal of directors.	The GX Proposed Charter provides that only holders of the GX Class A Shares have the exclusive right to vote for the election and removal of directors.
Consent Right for Holders of GX Founder Shares (Proposal No. 7)	The GX Existing Charter grants GX the right to amend, alter, change or repeal any provision therein, subject to certain exceptions.	The GX Proposed Charter provides that any provision therein may be amended, altered, changed or repealed, subject to the affirmative vote, approval or consent of the holders of a majority of GX Founder Shares then held by Exchanging
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Proposal	GX Existing Charter	GX Proposed Charter
Shareholders (as defined in the Exchange Agreement), voting as a separate class, for any provision which affects the rights, preferences and privileges of the holders of GX Founder Shares in any material respect.
Provisions Specific to a Blank Check Company (Proposal No. 8)	Under the GX Existing Charter, Article IX sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination, including with respect to redemptions and the Trust Account.	The GX Proposed Charter eliminates certain provisions related to the consummation of an initial business combination that will no longer be relevant following the Closing (such as Article IX, which sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination, including with respect to redemptions and the Trust Account).
Amendment and Restatement of the GX Existing Charter (Proposal No. 9)	The GX Existing Charter governs the rights of the holders of GX Class A Shares and GX Founder Shares.	The GX Proposed Charter provide for certain differentiated rights of the different classes of GX Common Shares, including (i) varying dividend rights for the holders of Vested Shares, Released Earnout Shares and Earnout Shares, (ii) the exchange of GX Founder Shares into NioCorp Common Shares upon liquidation, dissolution or winding up, (iii) the exclusive right to fill certain director vacancies by holders of GX Class A Shares, (iv) the exchange right of holders of GX Founder Shares (other than Earnout Shares) for NioCorp Common Shares, and (v) the prohibition on GX from taking any action that would adversely impact holders of GX Founder Shares, subject to certain exceptions.

Reasons for Updates to the GX Existing Charter

Common Stock (Proposal No. 3)

The GX Existing Charter provides that the total number of authorized shares of common stock is 220,000,000, consisting of 200,000,000 GX Class A Shares and 20,000,000 GX Founder Shares. Proposal No. 3 is a non-binding, advisory proposal that provides GX will be authorized to issue 330,000,000 shares of common stock, consisting of 300,000,000 GX Class A Shares and 30,000,000 GX Founder Shares. Proposal No. 3 increases the authorized number of shares of GX Class A Shares and GX Founder Shares because the GX Board believes that it is important for us to have available for issuance a number of authorized shares sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). The shares would be issuable as consideration for the Transactions, and for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans, pursuant to which we may provide equity incentives to employees, officers and directors.

The GX Board believes that these additional shares will provide us with needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. GX does not currently have any plans, proposals or arrangements, other than in connection with the Transactions and the GX Proposals contemplated herein, to issue any of the additional authorized shares of common stock; however, GX may decide to issue shares at any time, including shortly thereafter the consummation of the Transactions, for any proper corporate purpose.

Preferred Stock (Proposal No. 4)

The GX Existing Charter provides that the total number of authorized shares of preferred stock is 1,000,000. Proposal No. 4 is a non-binding, advisory proposal that provides GX will be authorized to issue 1,500,000 shares of preferred stock. The GX Board believes that it is important for us to have available for issuance a number of authorized shares of preferred stock sufficient to support our growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). The shares would be issuable as consideration for the Transactions, and for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans.

The GX Board believes that the additional shares will provide us with the needed flexibility to issue shares in the future in a timely manner and under circumstances we consider favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance. GX does not currently have any plans, proposals or arrangements, other than in connection with the Transactions and the GX Proposals contemplated herein, to issue any of the additional authorized shares of preferred stock; however, GX may decide to issue shares at any time, including shortly thereafter the consummation of the Transactions, for any proper corporate purpose.

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GX Board Declassification (Proposal No. 5)

The GX Existing Charter provides for a classified board of directors with three classes. Proposal No. 5 is a non-binding, advisory proposal that provides for the declassification of the board of directors from three classes to one class, with each member of the GX Board to be elected annually at each annual meeting of GX Stockholders. The GX Board believes that declassifying the board of directors is appropriate because such changes (i) will allow GX Stockholders to participate more frequently in the election of directors, (ii) increase director accountability to GX Stockholders, as GX Stockholders will be able to review each director’s performance with an annual vote, and (iii) allow GX Stockholders the ability to influence corporate governance policies and to hold the GX Board and GX’s management team accountable for implementing these policies.

The GX Board also recognizes that a classified board structure may diminish a board’s accountability to stockholders, as stockholders are unable to review each director’s performance with an annual vote. Annual voting allows stockholders to express their views on the individual performance of each director and on the entire board of directors more frequently than with a classified board structure, which provides stockholders a more active role in shaping and implementing corporate governance policies.

Director Election and Removal (Proposal No. 6)

The GX Existing Charter provides that holders of the GX Class A Shares and holders of the GX Founder Shares, voting together as a single class, have the exclusive right to vote for the election and removal of directors. Proposal No. 6 is a non-binding, advisory proposal that provides only holders of the GX Class A Shares have the exclusive right to vote for the election and removal of directors pursuant to the GX Proposed Charter.

The GX Board believes that granting holders of the GX Class A Shares with the exclusive right to vote for the election and removal of directors is desirable to ensure that those with interests in the Combined Company have the ability to govern the affairs of the GX Board upon the consummation of the Transactions, as GX is expected to be an operating subsidiary of, and managed by, the Combined Company.

Consent Right for Holders of GX Founder Shares (Proposal No. 7)

The GX Existing Charter grants GX the right to amend, alter, change or repeal any provision therein, except that Article IX (Business Combination Requirements; Existence) may be amended only as provided therein. Proposal No. 7 is a non-binding, advisory proposal that requires the affirmative vote, approval or consent of the holders of GX Founder Shares in order to make any amendment that would alter or change the powers, preferences or other rights of the holders of GX Founder Shares in any material respect.

The GX Board believes that providing holders of the GX Founder Shares with a consent right for any amendment that would materially alter or change the powers, preferences or other rights of such holders is desirable because it is intended to protect key provisions affecting holders of the GX Founder Shares in the GX Proposed Charter from arbitrary amendment and to prevent the GX Stockholders, voting together as a single class, from taking actions that may be harmful to holders of the GX Founder Shares or making changes to provisions that are intended to protect holders of the GX Founder Shares.

Provisions Specific to a Blank Check Company (Proposal No. 8)

The GX Existing Charter provides for certain provisions related to our operations as a blank check company prior to the consummation of an initial business combination, including with respect to redemptions and the Trust Account. Proposal No. 8 is a non-binding, advisory proposal that eliminates certain provisions related to the consummation of an initial business combination that will no longer be relevant following the Closing (such as Article IX, which sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination, including with respect to redemptions and the Trust Account), which the GX Board believes are necessary to adequately address the needs of GX immediately following the consummation of the Transactions.

The GX Board believes that the removal of certain provisions related to GX’s status as a blank check company is desirable because these provisions will serve no purpose following the Transactions. For example, these proposed amendments remove the requirement to dissolve GX and allow it to continue as a corporate entity with perpetual existence following consummation of the Transactions. Perpetual existence is the usual period of existence for corporations and the GX Board believes it is the most appropriate period following the Transactions. In addition, certain other provisions in the GX Existing Charter require that (i) proceeds from GX’s IPO be held in the Trust Account until a business combination or liquidation of GX has occurred and (ii) describe the manner in which GX must effectuate an initial business combination.

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These provisions are not typical for public companies and will serve no purpose following the Transactions. These provisions would cease to apply upon the consummation of the Transactions.

Amendment and Restatement of the GX Existing Charter (Proposal No. 9)

Conditioned upon the approval of Proposals No. 3 through No. 8, the GX Existing Charter will be amended and restated in its entirety with the GX Proposed Charter. Proposal No. 9 is a non-binding advisory proposal that provides for the approval of the GX Proposed Charter, which includes the approval of all other changes in the GX Proposed Charter that will replace the GX Existing Charter, as amended by the GX Charter Amendment, as of the Closing. Such changes include among others: (i) the holders of GX Class A Shares may receive dividends and other distributions if and when declared by the GX Board, subject to applicable law and the rights of the holders of preferred stock, while the holders of Vested Shares or Released Earnout Shares are entitled to receive dividends or other distributions made by GX and NioCorp on an as-exchanged to NioCorp Common Shares basis, while the holders of Earnout Shares are not entitled to receive dividends or other distributions made by GX or NioCorp before such Earnout Shares become Released Earnout Shares, (ii) in the event of liquidation, dissolution or winding up of GX, the holders of GX Common Stock will receive all the remaining assets of GX available for distributions to GX Stockholders except that each GX Founder Share which has not yet been exchanged will be exchanged into NioCorp Common Shares immediately prior to such event in accordance with the Exchange Agreement, (iii) if, at any time, there are no remaining directors in office, any such vacancies may be filled exclusively by the affirmative vote of the holders of GX Class A Shares, (iv) the exchange right and other rights of the holders of GX Founder Shares subject to the terms and conditions in the Exchange Agreement, and (v) a prohibition on GX from taking any actions that would adversely impact the holders of GX Founder Shares, subject to certain exceptions.

Vote Required for Approval

The Charter Proposal is conditioned on the approval of the Business Combination Proposal and the Charter Amendment Proposal at the GX Stockholder Meeting.

The affirmative vote of holders of a majority of all then outstanding shares of GX Common Stock entitled to vote thereon at the GX Stockholder Meeting, including the affirmative vote of a majority of the outstanding GX Founder Shares, voting separately as a single class, is required to approve the Charter Proposal. Broker non-votes, abstentions or the failure to vote on the Charter Proposal will have the same effect as a vote “AGAINST” the Charter Proposal.

Recommendation of the GX Board

THE GX BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

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GX PROPOSAL NO. 10 — THE ADJOURNMENT PROPOSAL

The Adjournment Proposal

The Adjournment Proposal, if adopted, will allow the GX Board to adjourn the GX Stockholder Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to the GX Stockholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the GX Stockholder Meeting to approve one or more of the proposals presented at the GX Stockholder Meeting. In no event will the GX Board adjourn the GX Stockholder Meeting or consummate the Transactions beyond the date by which it may properly do so under the GX Existing Charter and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by the GX Stockholders, the GX Board may not be able to adjourn the GX Stockholder Meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the GX Stockholder Meeting to approve one or more of the proposals presented at the GX Stockholder Meeting.

Vote Required for Approval

Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other GX Proposals.

The Adjournment Proposal will be approved and adopted if the holders of a majority of the shares of GX Common Stock represented (in person online or by proxy) and voted thereon at the GX Stockholder Meeting vote “FOR” the Adjournment Proposal. Failure to vote by proxy or to vote in person online at the GX Stockholder Meeting or an abstention from voting will have no effect on the outcome of the vote on the Adjournment Proposal.

Recommendation of the GX Board

THE GX BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

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THE TRANSACTIONS

The following is a description of material aspects of the Transactions. While NioCorp and GX believe that the following description covers the material terms of the Transactions, the description may not contain all of the information that is important to you. You are encouraged to read carefully this entire joint proxy statement/prospectus, including the text of the Business Combination Agreement attached as Annex A hereto, for a more complete understanding of the Transactions. In addition, important business and financial information about each of NioCorp and GX is contained or incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find Additional Information.”

General

On September 25, 2022, NioCorp, GX and Merger Sub entered into the Business Combination Agreement. As a result of the Transactions contemplated thereby, GX will become a subsidiary of NioCorp. The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions and other terms relating to the Transactions, are more fully described in the section of this joint proxy statement/prospectus entitled “The Business Combination Agreement.”

Consideration

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each GX Class A Share that is held by a GX Public Stockholder shall be converted into a First Merger Class A Share. In connection with the Exchange, NioCorp will exercise its unilateral option to purchase each First Merger Class A Share held by a GX Public Stockholder in exchange for 11.1829212 NioCorp Common Shares. As a result, each GX Public Stockholder who does not elect to exercise their redemption rights in connection with the Transactions will ultimately be issued NioCorp Common Shares.

Upon consummation of the First Merger, each Class B share in GX (other than certain shares that may be forfeited in accordance with the GX Support Agreement) will be converted into one First Merger Class B Share of GX, as the surviving company in the First Merger. Upon consummation of the Second Merger, each First Merger Class B Share shall be converted into 11.1829212 Second Merger Class B Shares of GX, as the surviving company in the Second Merger, in a private placement. Each Second Merger Class B Share will be exchangeable into NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement as further discussed in Note 4 of the Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

In connection with the First Merger and the assumption by NioCorp of the GX Warrant Agreement, each GX Warrant that is issued and outstanding immediately prior to the Exchange Time shall be converted into one NioCorp Assumed Warrant pursuant to the GX Warrant Agreement. Each NioCorp Assumed Warrant shall be exercisable solely for NioCorp Common Shares, and the number of NioCorp Common Shares subject to each NioCorp Assumed Warrant shall be equal to the number of shares of GX Common Stock subject to the applicable GX Warrant multiplied by 11.1829212.

Following the effective time of the Second Merger, NioCorp will effectuate a reverse stock split of the issued NioCorp Common Shares, and GX will effectuate a proportionate reverse stock split of the Second Merger Class A Shares and the Second Merger Class B Shares at a to-be-determined ratio.

Background of the Transactions

GX is a blank check company incorporated in Delaware under the name “GX Acquisition Corp. II” on September 24, 2020. GX was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (each of the foregoing, a “business combination”). GX’s efforts to identify a prospective target business were not limited to any particular industry or geographic region, but instead were focused on companies in industries with favorable growth prospects and attractive returns on invested capital. The business combination with NioCorp is a result of an extensive search for a potential transaction utilizing the experience of GX’s management team and board of directors. The terms of the Business Combination Agreement are the result of an arm’s length negotiation between GX and NioCorp.

The current structure for the transaction (an initial merger of Merger Sub with and into GX, accompanied by an exchange of GX Class A Shares for NioCorp Common Shares, followed by the contribution of the GX Class A Shares held by NioCorp to Intermediate Holdco and the second merger of ECRC with and into GX) was determined based on careful review of legal, tax, financial and other considerations by the parties and their advisors. Among the issues examined by the parties in considering any potential structure were the existence or nonexistence of legal barriers to the structure, the secondary legal consequences of the structure once effected, the tax efficiency of the structure for holders of GX and NioCorp equity, as well as GX and NioCorp themselves (under both U.S. and Canadian tax rules), and the amount of drafting, corporate, and administrative and other work involved in effecting the structure. As a result of this analysis, the parties concluded that a structure whereby NioCorp acquires GX in the First Merger, and ECRC merges with and into GX in the Second Merger, is more appropriate and efficient than the alternatives. In particular, among various other considerations, this structure is consistent with the Sponsor’s exchange rights in GX and, once effected, allows each share of GX Common Stock held by the Sponsor to reflect an indirect proportionate interest in the NioCorp group’s underlying assets and liabilities that is approximately similar to ownership of each NioCorp Common Share. As a result of this analysis, the parties believe that the current structure to the transaction will satisfy applicable legal requirements, produce acceptable legal consequences and tax efficiency, and be administrable in practice.

The Sponsor and its affiliates have in the past and may in the future be active investors across different investment platforms, which GX and the Sponsor believe improved the volume and quality of opportunities that were available to GX. However, it also creates potential conflicts and the need to allocate investment opportunities across multiple investment vehicles. In order to provide the Sponsor with the flexibility to evaluate opportunities across these platforms, the GX Existing Charter provides that GX renounces its interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of GX and such opportunity is one GX is legally and contractually permitted to undertake and such person is legally permitted to refer such

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opportunity to GX. GX is not aware of any such conflict or opportunity being presented to any founder, director or officer of GX nor does GX believe that the limitation of the application of the “corporate opportunity” doctrine in the GX Existing Charter had any impact on its search for a potential business combination.

The following chronology summarizes the key meetings and events that led to the signing of the Business Combination Agreement. The following chronology does not purport to catalogue every conversation among representatives of GX, NioCorp and other parties.

On March 22, 2021, GX completed its initial public offering (the “IPO”). Prior to the consummation of the IPO, neither GX, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with GX.

From the date of GX’s IPO through the signing of the letter of intent (“LOI”) with NioCorp on July 31, 2022 (which is described in more detail below), GX’s management team, along with representatives of GX’s capital markets advisors, Cantor and BTIG, contacted, and/or were contacted by, a number of individuals and entities with respect to business combination opportunities.

As part of this process, GX’s management team considered and evaluated 61 potential acquisition targets in a wide variety of industry sectors, including six companies in the critical minerals or rare earths industry. GX’s management team also researched potential targets that would be positioned favorably in Environmental, Social and Governance categories and had discussions with investment bankers and consultants that had relevant expertise in these areas in an effort to find potential targets. From the date of GX’s IPO through July 31, 2022, GX entered into non-disclosure agreements with 42 of those potential acquisition targets (including NioCorp), and submitted non-binding indications of interest or presented potential terms to 14 potential acquisition targets following evaluation of, and discussions with, each such potential acquisition target.

Of the 14 potential acquisition targets that received indications of interest or that GX presented potential terms to, GX’s management team engaged in significant discussions with 12 of these targets (including NioCorp). These discussions included significant due diligence and/or detailed discussions with the senior executives and/or shareholders of each of the 12 targets. In addition to NioCorp, GX entered into an LOI with one other potential acquisition target, as further described below. GX did not pursue a potential transaction with the other acquisition targets for a variety of factors, including (a) the inability to reach mutually acceptable terms including valuation, (b) GX’s determination that each business did not represent a transaction that would be as favorable to stockholders due to a combination of factors such as business prospects, liquidity, strategy, management team, transaction structure and likelihood of execution, and (c) the decisions of such potential acquisition targets to pursue potential alternative transactions.

From the summer of 2021 into the spring of 2022, GX engaged in discussions with one of those potential acquisition targets. Company A is an Israeli company operating in the technology sector. On June 30, 2021, GX entered into an NDA with Company A, following which GX began receiving confidential information thereunder. Over an approximately eight-month period, GX’s management team held discussions with Company A’s management team. In August 2021, the parties signed a non-binding LOI that outlined certain key terms for a potential transaction and included exclusivity covenants binding on the parties. After a period of due diligence and negotiations, this LOI was amended to reflect new terms in February 2022, including the extension of exclusivity for a SPAC transaction. However, after further discussions, the parties were unable to come to a definitive agreement, as Company A did not want to move forward given the general economic and market conditions. As such, discussions were terminated in April 2022.

Between April 2022 and July 2022, GX entered into 10 NDAs with targets for a potential business combination, including with NioCorp.

Between May 2022 and July 2022, GX continued to explore and evaluate acquisition opportunities and made non-binding indications of interest or presented potential terms to three targets for a potential business combination, including to NioCorp.

During this time, GX continued to pursue opportunities in the critical minerals and rare earths industry and researched various potential targets in the space. In June 2022, Messrs. Arthur Baer and Jordan Bloom of GX’s management team attended a metals and mining industry conference, during which Mr. Baer met with three potential targets in the industry, and Mr. Jordan Bloom met with one such potential target. In addition, Mr. Baer identified and contacted a fourth target in the critical minerals space, and Messrs. Jay Bloom, Dean Kehler, Michael Maselli, Baer and Jordan Bloom of GX’s management team met telephonically with this potential target. One of the critical minerals industry targets that Mr. Baer met with in June 2022 subsequently met with Messrs. Kehler and Baer at GX’s corporate office to discuss such target’s pursuit of critical

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mineral opportunities and the opportunity for a business combination with GX. None of the conversations resulted in signing a nondisclosure agreement (“NDA”) or LOI or pursuing a business combination with these potential targets.

In June 2022, Mr. Baer contacted an investment banker to inquire about any companies in the lithium, critical minerals and rare earth metals and mining sector that would make a suitable target for GX. On June 29, 2022, the investment banker introduced Mr. Baer to Mr. Mark Smith of NioCorp. This investment banker was not (and is not) engaged by either GX or NioCorp and is neither an advisor to either party nor is receiving (nor is the investment bank employing such person receiving) any remuneration, finders’ fee or compensation for making the introduction.

On July 6, 2022, Messrs. Jay Bloom, Kehler, Maselli, Baer and Jordan Bloom held an introductory meeting via videoconference with Mr. Smith of NioCorp. Mr. Smith provided a non-confidential overview of the NioCorp business and GX’s management team provided background on GX, its principals and the potential benefits of a transaction with GX.

Also on July 6, 2022, GX executed an NDA with NioCorp, following which GX began receiving confidential information thereunder.

In July 2022, GX’s management team and NioCorp’s management team held several telephonic and videoconference meetings to discuss the rationale for a transaction between GX and NioCorp. During these calls, NioCorp’s management team provided an overview of NioCorp’s business, including its operations and its financing needs, both for current operations and to develop the Elk Creek Project.

On July 7, 2022, NioCorp provided GX’s management team with access to an electronic data room containing certain information about NioCorp and the Elk Creek Project. Between July 7, 2022 and July 18, 2022, GX’s management team reviewed the information, sent questions to and requested additional documents from NioCorp’s management team, which were subsequently provided or made available to GX’s management team.

On July 13, 2022, Messrs. Baer and Maselli held a videoconference meeting with representatives of Cantor to discuss NioCorp as a potential business combination target and receive input from a capital markets perspective on a potential transaction.

Also on July 13, 2022, Mr. Baer contacted NioCorp’s management team via email to schedule a follow-up due diligence session to discuss due diligence items, including near-term financing needs of NioCorp, the SPAC process and NioCorp’s corporate structure.

On July 18, 2022, Messrs. Jay Bloom, Kehler, Maselli, Baer and Jordan Bloom held a videoconference meeting with Messrs. Smith, Scott Honan and Neal Shah of NioCorp’s management team, to discuss the possibility of a transaction between GX and NioCorp and to discuss certain due diligence items provided to GX in connection with its evaluation of such a transaction.

At this time, GX decided to pursue discussions with NioCorp regarding a potential transaction because of GX’s view that, among other things, NioCorp represented a compelling opportunity in light of its strong management team and growth profile, established public market valuation, trading and shareholder base and status as a public company with Public Company Accounting Oversight Board (“PCAOB”) audited financials. Compared to NioCorp, GX and its advisors did not consider the other alternative acquisition targets that GX evaluated to date to be as compelling when taking into consideration their business prospects, strategy, management teams, likelihood of execution, and valuation considerations.

On July 22, 2022, GX’s management team presented to NioCorp’s management team a proposal deck that discussed the possibility of a business combination and certain preliminary terms for such transaction. The presentation deck indicated a total value of NioCorp of $255 million (assuming no cash and debt), which includes all NioCorp stock options and warrants based on the treasury stock method. The presentation deck also provided that the Sponsor would place 2.5 million GX Founder Shares on contingency subject to price vesting of $12.00 per share. The proposal contemplated certain potential financing transactions the parties could pursue, including a private investment in public equity (“PIPE”), redemption backstop facilities and other potential equity financing facilities. The proposal contemplated that entry into these financing transactions would not be a condition to consummating a business combination transaction but would generate liquidity after the closing of the business combination. The proposal also contemplated that the transaction would be announced without any cash condition or financing sources that were not arranged at the time of announcement.

The $255 million valuation (assuming no cash and debt), which includes all NioCorp stock options and warrants based on the treasury stock method, reflected conversations between members of each of GX’s management team, the GX Board, NioCorp’s management team and the NioCorp Board. Although the parties did not negotiate the price, they negotiated the number of GX Founder Shares that would be vested and forfeited in connection with the Transactions. Further, as a result of

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those discussions, GX determined that a transaction would require a modest premium to the current NioCorp public valuation (which was approximately $222 million as of September 23, 2022, the last trading day prior to the execution of the Business Combination Agreement, based on a NioCorp closing share price of $0.782 on such date (the “NioCorp Closing Price”), and the $255 million valuation was in the range that NioCorp would find sufficiently attractive to pursue a potential business combination and thereafter GX proposed this valuation to NioCorp. Based upon a product of the Exchange Ratio and the NioCorp Closing Price (which equates to a $222 million equity valuation), the estimated implied value of the merger consideration for each GX Class A Share is approximately $8.75. This implied merger consideration value of $8.75 represents a discount to the $9.80 closing price of a GX Class A Share on September 23, 2022. The board considered the $255 million equity valuation of NioCorp, the 14% premium that this equity valuation represents compared to the $222 million market valuation of NioCorp on September 30, 2022 and the resulting implied discount that the merger consideration represents compared to the GX closing price on the same date and determined that these were supported, based on its analysis of the following, (i) comprehensive due diligence on NioCorp’s current and expected business operations (including the historical financial results, indicated economic results contained in the June 2022 Feasibility Study, development of a demonstration-scale processing plant, current and future debt structures, and technical, operational and legal outlook of NioCorp) and, (ii) GX’s management team’s collective experience in public markets transactions and conducting valuations of businesses, (iii) the fact that the $255 million equity valuation represented a 14% premium to the market value per share for NioCorp immediately prior to the execution of the Business Combination Agreement of $0.782 per share, which the GX Board determined was a reasonable premium for transactions of this type, (iv) the fact that the implied market value prior to the execution of the Business Combination Agreement of $222 million was less than 10% of the net present value of NioCorp estimated for the Elk Creek Project in the June 2022 Feasibility Study and (v) the attractive potential economic returns of $2.8 billion net present value for the applicable minerals, and forecasted demand by 2026 expected to greatly exceed current supply, reflected in the June 2022 Feasibility Study, coupled with NioCorp’s several valuable competitive advantages with its expected mining operations at the Elk Creek Project, including its location on private land with extensive nearby infrastructure, strong community support as well as state and local government support, obtaining key federal and state permits required to proceed to the start of construction, its position to become the second largest indicated rare earth resource in the United States with intended production of high-value critical minerals and its focus on sustainability. The GX Board determined that, if NioCorp is able to meet its operational goals at the Elk Creek Project, then GX’s stockholders will have acquired their NioCorp Common Shares at an attractive valuation, which would increase stockholder value. The GX Board also considered that this valuation and that the related estimated implied value of the merger consideration for each GX Class A Share was at a discount to the $9.80 closing price of a GX Class A Share on September 23, 2022 was supported by the fairness opinion provided by Scalar to it that, based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of GX Class A Shares pursuant to the Business Combination Agreement is fair, from a financial point of view, to such stockholders. The proposed transaction structure, in which NioCorp would acquire GX, was the product of extensive discussions among representatives of GX and representatives of NioCorp where it was determined that there were significant challenges and potentially unfavorable consequences to any structure that would have involved an acquisition of NioCorp instead of an acquisition of GX, in light of, among other things, Canadian corporate and tax considerations. For a detailed description of the GX Board’s reasons for the approval of the business combination, see the section of this joint proxy statement/prospectus entitled “The Transactions — GX’s Reasons for the Transactions and Recommendation of the GX Board.”.

On July 23, 2022, representatives of GX delivered to representatives of NioCorp an initial draft of the LOI for a potential business combination, which provided for, among other things, (a) the economic terms of the potential business combination, such as determining NioCorp’s value on an enterprise value basis, no minimum cash condition and no contingencies on arranging any potential financing facilities, (b) one potential transaction structure in which NioCorp would acquire GX, (c) exclusivity terms providing that NioCorp would be restricted for 90 days after execution of the LOI from pursuing other competing opportunities and that GX would be restricted from pursuing such opportunities only once definitive transaction documents were executed, (d) a proposal that 2.5 million GX Founder Shares would be subject to vesting during the first ten years following the business combination based on a vesting price of $12.00 per share, (e) no survival of either party’s representations, warranties or pre-closing covenants and no post-closing indemnification obligations on the part of either party, and (f) board of directors considerations, under which GX may designate two members to the surviving company’s board.

On July 25, 2022, Mr. Baer met telephonically with Mr. Smith to discuss the LOI and the potential business combination. Later that day, representatives of GX delivered to representatives of NioCorp a list of additional due diligence questions, as the parties continued to discuss a potential transaction.

On July 26, 2022, Messrs. Jay Bloom, Kehler, Maselli, Baer and Jordan Bloom held a videoconference meeting with Messrs. Smith, Honan and Shah to review the additional due diligence materials provided.

On July 27, 2022, Mr. Baer met telephonically with Mr. Smith to discuss the progress of GX’s due diligence and the potential terms of the transaction.

On July 28, 2022, representatives of NioCorp delivered to representatives of GX a revised LOI, which provided for, among other things, (a) mutual exclusivity terms preventing either party from pursuing other competing opportunities for a period of 30 days following execution of the LOI, (b) a NioCorp valuation remaining at $255 million based on enterprise value, (c) a proposal that 5,000,000 GX Founder Shares would be subject to vesting during the first ten years following the business combination based on vesting prices of $15.00 (50% of such shares) and $20.00 (50% of such shares), (d) a term that up to all GX Founder Shares would be subject to forfeiture depending on the amount of GX stockholder redemptions or cash available at Closing, (e) an undefined amount of minimum cash to be delivered at Closing, (f) board of directors considerations, under which GX may designate two members to the surviving company’s board, subject to satisfaction of a minimum cash condition, and (g) a term that the plan to implement a potential redemption backstop or committed equity financing facilities would not be a closing condition, but GX would use its best efforts to have a PIPE deal committed simultaneously with entering into the definitive agreements and in place as of Closing.

On July 29, 2022, Messrs. Jay Bloom, Kehler, Maselli, Baer and Jordan Bloom held a videoconference meeting with Messrs. Smith, Honan and Shah and legal and financial advisors to NioCorp. During that meeting, GX presented a revised LOI to NioCorp, consisting of, among other things, (a) a mutual exclusivity period of 60 days following execution of the LOI, (b) a term that 2.0 million GX Founder Shares would be subject to vesting based on vesting prices of $12.00 (50% of such shares) and $15.00 (50% of such shares), (c) a term that up to 1.5 million GX Founder Shares would be subject to forfeiture depending on cash available at Closing and the availability of certain financing facilities that could be accessed after Closing, (d) no minimum cash condition to closing the transaction, (e) a term that the parties would pursue certain

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financing alternatives, including a redemption backstop facility or a committed equity facility, and would consider a PIPE transaction, but none would be a condition of entering into a definitive transaction or Closing, and (f) the economic valuation of NioCorp at $255 million enterprise value remained the same as in the prior drafts of the LOI.

Also on July 29, 2022, Mr. Baer had further conversations with Mr. Smith to discuss the terms of the transaction, and later that day, representatives of NioCorp delivered to GX a further revised draft of the LOI. The economic terms of the transaction were unchanged, but the LOI noted that the treatment of the GX Founder Shares and the minimum cash condition were subject to discussion between Mr. Smith and representatives of GX.

Also on the evening of July 29, 2022, after GX received the further revised LOI from representatives of NioCorp, Mr. Baer and Mr. Smith continued conversations about certain open items in connection with the potential Transactions, including the treatment of the GX Founder Shares and the minimum cash condition.

On July 30, 2022, representatives of GX delivered to representatives of NioCorp a further revised LOI, consisting of similar economics, but which provided, among other things, that (a) 1.5 million GX Founder Shares would be subject to vesting prices of $12.00 (50% of such shares) and $15.00 (50% of such shares) and (b) 2.75 million GX Founder Shares would be subject to forfeiture based on cash available at Closing or the availability of certain financing facilities that could be accessed after Closing.

Between July 6, 2022 and July 30, 2022, GX’s management team continued to meet with other prospective targets for a potential business combination and presented terms to two other companies.

On July 31, 2022, representatives of GX delivered to representatives of NioCorp a proposed final version of the non-binding LOI, including a high-level summary of transaction structure with respect to a potential business combination. The LOI contemplated, among other terms, a pre-money valuation of NioCorp of $255 million enterprise value including stock options and warrants valued on a treasury stock method basis. The LOI also provided for the restructuring of certain of the GX Founder Shares held by the Sponsor such that (a) 1,500,000 shares would become vested in two equal tranches at such time as NioCorp achieved a trading price exceeding $12.00 and $15.00, respectively, for any 20 trading days within any 30-trading day period before the tenth anniversary of the consummation of the transactions (subject to certain limited exceptions), (b) up to 2,750,000 GX Founder Shares would become subject to forfeiture in the event the amount of cash available at Closing and financing facilities available to access after Closing were less than $100,000,000, and (c) all shares owned by GX’s and NioCorp’s management teams, the GX Board and the NioCorp Board would be subject to customary post-Closing lock-up arrangements. The LOI did not provide for a minimum cash condition and did not contemplate a PIPE investment as a condition to entering into the Business Combination Agreement. The LOI provided for a 60-day exclusivity period, subject to extension.

In the evening on July 31, 2022, the NioCorp Board, joined by NioCorp management and representatives of Saxon Weber Ltd (“SWI Partners”), Jones Day, U.S. legal counsel to NioCorp (“Jones Day”) and Blake, Cassels & Graydon LLP, Canadian legal counsel to NioCorp (“Blakes”), held a special videoconference meeting. At this meeting, members of the NioCorp management team provided an update on the status of the proposed Transactions. Following a presentation by the representatives of Blakes regarding the fiduciary duties of the NioCorp Board, representatives of Jones Day summarized the proposed tax structure and discussed the general terms of the proposed non-binding LOI. Representatives of SWI Partners then led a discussion on the economic terms and enterprise valuation of NioCorp at $255 million, including the potential dilutive effect of the transactions. SWI Partners had been engaged on behalf of NioCorp in 2017 to assist in broader project financing efforts. Following discussion among the NioCorp Board, NioCorp management, Jones Day, Blakes and SWI Partners, the NioCorp Board approved the execution of the LOI.

Also on July 31, 2022, GX and NioCorp executed the LOI.

Over the course of the exclusivity period and leading up to the signing of the Business Combination Agreement, representatives of each of GX and NioCorp had multiple conversations on a broad list of topics related to the terms of the transaction documentation and diligence matters in connection with the transaction. Also during this period, representatives of Cantor held multiple teleconference meetings to discuss business and financial due diligence matters with representatives of each of GX and NioCorp.

On August 1, 2022, GX’s management team met telephonically with representatives of Cantor to provide an update on the business combination.

Also on August 1, 2022, GX’s management team and NioCorp’s management team met telephonically for a kickoff call to discuss the continued due diligence process and the plan for legal counsels for both parties to negotiate transaction

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documents and representatives of GX delivered to representatives of NioCorp an additional due diligence request list, including requests to meet in person and visit the Elk Creek Project site in Nebraska.

On August 2, 2022, representatives of each of Skadden, Arps, Slate, Meagher and Flom, LLP, legal counsel of GX (“Skadden”), and Jones Day met telephonically to discuss approach with respect to legal due diligence and transaction documentation.

Also on August 2, 2022, representatives of each of GX, NioCorp, Skadden and Jones Day met via videoconference to discuss the potential transaction, including, among other things, team involvement, transaction structure, and the process for drafting, negotiating and executing transaction documentation.

On August 3, 2022, Messrs. Maselli, Baer, and Jordan Bloom attended in person and Messrs. Jay Bloom and Kehler met via teleconference for a due diligence meeting at NioCorp’s corporate office in Centennial, Colorado. Messrs. Smith, Honan, and Shah were in attendance from NioCorp.

Also on August 3, 2022, representatives of Jones Day sent to representatives of Skadden a proposed step plan outlining proposed transaction structuring alternatives.

On August 4, 2022, Messrs. Maselli and Baer and Mr. Honan visited the Elk Creek Project area in Nebraska.

In August 2022, representatives of each of GX and NioCorp continued with their due diligence process, including calls with key potential NioCorp partners and service providers, and representatives of each of Skadden and Jones Day worked on preparing draft transaction documentation.

On August 5, 2022, representatives of Skadden shared a due diligence request list for NioCorp with representatives of Jones Day and, on August 8, 2022, representatives of Jones Day shared a due diligence request list for GX with representatives of Skadden.

On August 8, 2022, representatives of each of Jones Day, Blakes, Skadden and Stikeman Elliot LLP, Canadian counsel to GX (“Stikeman”), met telephonically to further discuss the transaction structure, documentation drafting and diligence process.

On August 9, 2022, representatives of NioCorp granted access to an electronic data room to representatives of Skadden and Stikeman for purposes of reviewing legal due diligence information regarding NioCorp. From August 8, 2022 through September 25, 2022, the date the Business Combination Agreement was signed, various representatives of each of GX and Skadden conducted due diligence of NioCorp through document review, written requests and responses among the parties, and several telephonic conferences with representatives of NioCorp and Jones Day, covering various areas, including, but not limited to, commercial operations, financial results, labor and employment matters, real estate, environmental and regulatory matters, intellectual property, information technology and data security, and litigation, legal compliance and general corporate matters.

In the evening on August 17, 2022, the NioCorp Board, joined by NioCorp management and representatives of SWI Partners, Jones Day and Blakes, held a special videoconference meeting. At this meeting, members of the NioCorp management team provided an update on the status of the proposed Transactions and the view of NioCorp management that the terms of the proposed Transactions should include a minimum cash condition intended to cover expenses incurred in connection with the completion of the Transactions. Representatives of SWI Partners, supported by Jones Day and Blakes, then led a discussion of the minimum cash condition and how it could be structured. Following discussion among the NioCorp Board, NioCorp management, Jones Day, Blakes, and SWI Partners, the Board authorized Mr. Smith to negotiate the minimum cash condition with GX.

On August 19, 2022, Mr. Smith notified representatives of GX that, upon further evaluation, NioCorp would require a minimum cash condition to enter into a business combination.

Between August 19, 2022 and August 22, 2022, representatives of each of GX and NioCorp further discussed the plan with respect to transaction financing, transaction expenses and the operational cash needs of the combined company upon consummation of the business combination. During these discussions, representatives of each of GX and NioCorp agreed that the minimum cash condition should be sufficient to cover the cash transaction expenses such that the Combined Company would not be burdened with such expenses. Thus, the parties agreed that a minimum cash condition of $15,000,000 would be appropriate given the estimated amount of cash transaction expenses expected in connection with the Transactions.

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On August 22, 2022, representatives of Skadden delivered to representatives of Jones Day a draft amendment to the non-binding LOI, which contemplated, among other things, (a) the inclusion in the Business Combination Agreement of a closing condition for the benefit of NioCorp requiring a $15,000,000 minimum amount of available cash as of Closing, subject to certain adjustments in the event Sponsor forfeited or transferred any GX Founder Shares to reduce cash expenses (b) certain revisions to the treatment of the GX Founder Shares in the Transactions, including (i) removal of the GX Founder Share forfeiture in the event available cash at Closing and facilities available to access after Closing do not exceed $100,000,000 and (ii) revision of the post-Closing vesting of GX Founder Shares, now applicable to 3,150,000 GX Founder Shares in two equal tranches at such time as NioCorp achieved a trading price exceeding $12.00 and $15.00, respectively, for any 20 trading days within any 30-trading day period during the ten year period following the Closing, and (c) the potential forfeiture of certain GX Founder Shares in the event Cantor or BTIG agreed to accept a portion of their advisor fees in stock rather than cash. The parties exchanged and discussed further refined drafts of the LOI amendment from August 22, 2022 through August 25, 2022.

On August 24, 2022, NioCorp engaged GenCap Mining Advisory Ltd. (“GenCap”), an independent valuation firm, to assist the NioCorp Board with their evaluation of the proposed Transactions.

On August 24, 2022, representatives of NioCorp delivered to representatives of GX an initial draft of the presentation containing information about NioCorp and the proposed Transactions to be used by GX and NioCorp in presentations to certain of GX’s and NioCorp’s securityholders and other persons (the “Investor Presentation”). The parties exchanged and discussed further revised drafts of the Investor Presentation from August 24, 2022 through September 25, 2022.

On August 25, 2022, GX and NioCorp executed the LOI amendment, and representatives of each of Skadden and DLA Piper LLP (US), legal counsel to Cantor (“DLA”), discussed the due diligence process and deliverables.

On August 26, 2022, representatives of Jones Day delivered to representatives of each of Skadden and Stikeman an initial draft of the Business Combination Agreement. The draft provided for, among other things, a provision enabling the NioCorp Board to change its recommendation to the NioCorp Shareholders and enabling NioCorp to terminate the Business Combination Agreement, in each case, to accept a “superior proposal.”

On August 29, 2022, representatives of each of Skadden, Stikeman, Jones Day and Blakes met via videoconference to further discuss, among other things, the transaction structure and certain open items contained in the initial draft of the Business Combination Agreement, including in connection with the need for transaction Closing certainty and the provisions permitting NioCorp to entertain alternative proposals following entry into the Business Combination Agreement.

Also on August 29, 2022, representatives of Skadden delivered to representatives of each of Jones Day and Blakes an initial draft of the Sponsor Support Agreement, pursuant to which, among other things, the Sponsor and certain of its directors and officers would agree (a) to waive certain anti-dilution rights set forth in the GX Charter that may result from the Transactions, (b) not to transfer any of their respective GX Founder Shares and warrants of GX prior to the Closing, subject to limited exceptions, (c) to vote in favor of the adoption of the Business Combination Agreement and the Transactions contemplated thereby at the GX Stockholder Meeting, (d) not to redeem or elect to cause GX to redeem any of their respective securities in connection with the Transactions, and (e) with respect to certain GX Founder Shares (and the NioCorp Common Shares issued in exchange therefor pursuant to the Exchange Agreement) (the “Earnout Shares”), not to transfer such Earnout Shares, subject to limited exceptions, until the NioCorp Common Shares achieve a trading price exceeding certain dollar thresholds set forth in the Sponsor Support Agreement, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement. The parties exchanged and discussed further refined drafts of the Sponsor Support Agreement from August 29, 2022 through September 25, 2022.

Also on August 29, 2022, representatives of Skadden delivered to representatives of each of Jones Day and Blakes an initial draft of the Exchange Agreement, pursuant to which, among other things, the Sponsor would, following the Closing, have the right to exchange its GX Founder Shares for NioCorp Common Shares (or, at the election of GX (which, at the time of any such election, will be a subsidiary of NioCorp), for cash), subject to the terms and conditions contemplated by the Exchange Agreement. The parties exchanged and discussed further refined drafts of the Exchange Agreement from August 29, 2022 through September 25, 2022.

On August 30, 2022, representatives of Yorkville Advisors Global, LP (“Yorkville”) delivered to representatives of GX initial drafts of the non-binding term sheets, by and among GX, NioCorp and Yorkville, for the standby equity purchase agreement (the “SEPA”) and the unsecured convertible debenture (the “Debenture” and, together with the SEPA, the “Yorkville Financing Term Sheets”), which are two separate financing packages that, if funded, could provide NioCorp additional capital to help advance the Elk Creek Project.

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On August 31, 2022, representatives of each of Skadden, Stikeman, Jones Day and Blakes met telephonically to refine the transaction structure.  Later on August 31, 2022, representatives of Jones Day delivered to representatives of Skadden an updated step plan reflecting the changes resulting from such discussion.

On September 1, 2022, representatives of Skadden delivered to representatives of each of Jones Day and Blakes a revised draft of the Business Combination Agreement, which provided for, among other things, (a) removing the provisions providing that the Sponsor will automatically be deemed to have forfeited certain of its GX Founder Shares that were subject to vesting thresholds for no consideration, (b) revising the transaction expenses provisions so that after the Closing, NioCorp will pay any outstanding transaction expenses incurred by the parties accrued before and through the Closing and not paid prior to Closing, (c) requiring NioCorp and GX to use reasonable best efforts to obtain the requisite votes of shareholders (or take related actions such as soliciting proxies) to approve the resolutions necessary to effectuate the Transactions, (d) removing the termination right of each party for a failure by the other party to close if all conditions have been satisfied, subject to a five-day cure period, (e) liability in the event of a termination as a result of fraud and willful and material (as opposed to deliberate) breach of the Business Combination Agreement, (f) removing GX’s obligation to deliver to NioCorp an allocation schedule listing GX Stockholders as of the Closing, the number of GX shares they hold and the number of NioCorp shares such holders are entitled to receive, (g) removing the provisions enabling the NioCorp Board to change its recommendation to the NioCorp Shareholders and NioCorp to terminate the Business Combination Agreement to accept a “superior proposal”, and (h) certain revisions to the contemplated transaction structure and to the scope of the parties’ respective representations, warranties, covenants and closing conditions.

On September 3, 2022, representatives of GX delivered to representatives of Yorkville revised drafts of the Yorkville Financing Term Sheets, which provided for, among other things, (a) that the final terms of the financings would be subject to compliance with the requirements of the TSX, (b) that Yorkville would not enter into a put equivalent position during the term of the SEPA, (c) restricting sales of shares issued pursuant to the SEPA to purchasers that are residents of Canada, (d) increasing the principal amount of the Debenture from $15 million to $20 million, (e) proposing that Yorkville receive warrants in lieu of a fixed conversion price cap on the Debenture, and (f) increasing the price on common share sales from 97.0% to 97.5% and lowering the commitment fee from 1% to 0.75% in the SEPA.

On September 5, 2022, GX and Scalar executed an NDA, following which Scalar began receiving confidential information thereunder.

On September 6, 2022, representatives of Jones Day delivered to representatives of each of Skadden and Stikeman a revised draft of the Business Combination Agreement, which provided for, among other things, (a) the provisions enabling the NioCorp Board to change its recommendation to the NioCorp Shareholders and NioCorp to terminate the Business Combination Agreement to accept a “superior proposal,” subject to a five business day right to match period granted to GX and payment of a termination fee to GX in the event of a termination by NioCorp to enter into a “superior proposal,” and (b) further revisions to the contemplated transaction structure and to the scope of the parties’ respective representations, warranties, covenants and closing conditions. Given the potentially unfavorable consequences to any structure that would have involved an acquisition of NioCorp instead of an acquisition of GX, the parties agreed to a structure whereby NioCorp will acquire GX. Because the exchange of GX Common Stock for NioCorp Common Shares is expected and intended to be a taxable exchange for U.S. federal income tax purposes and the GX Founder Shares held by the Sponsor have substantial built-in gain, it was agreed that the Sponsor would continue to own its GX Founder Shares following the transaction with a right to exchange the GX Founder Shares for NioCorp Common Shares in the future, subject to certain terms and conditions. The Sponsor is not expected to recognize taxable gain with respect to its GX Founder Shares at closing because it is retaining such shares pursuant to the Transactions (and not engaging in any taxable disposition). Rather, it will benefit from deferring any taxable gain until it ultimately exchanges its GX Founder Shares for NioCorp Common Shares (or cash). By contrast, the GX Public Stockholders generally are expected to recognize gain or loss upon exchanging their GX securities for NioCorp securities pursuant to the Transactions. For a more complete description of the tax consequences of the Transactions, please see the sections entitled “Material U.S. Federal Income Tax Considerations.” Consistent with the Sponsor’s exchange rights, in order to have a structure in which each share of GX Common Stock effectively reflects an indirect proportionate interest in the group’s underlying assets and liabilities that is substantially similar to ownership of each NioCorp Common Share, the parties agreed that ECRC will be merged with and into GX as part of the Transactions.

Also on September 6, 2022, representatives of Jones Day delivered to representatives of each of Skadden and Stikeman a revised draft of the Exchange Agreement, which provided for, among other things, the termination of the Sponsor’s ability to exercise its exchange right after seven years, at which point the Sponsor would be required to exchange any remaining unexchanged shares for NioCorp Common Shares.

Also on September 6, 2022, representatives of Jones Day delivered to representatives of each of Skadden and Stikeman a revised draft of the Sponsor Support Agreement, which provided for, among other things, the Sponsor forfeiting or otherwise agreeing not to exercise its voting and dividend rights in respect of the Earnout Shares.

Also on September 6, 2022, GX and Cantor executed an engagement letter which provided that, among other things, Cantor would act as a capital markets advisor to GX in connection with the potential transaction between GX and NioCorp. In addition, on September 6, 2022, GX and Cantor executed a fee reduction agreement which provided that, among other

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things, in the event GX elects to consummate the business combination, (a) Cantor would forfeit $5,500,000 of the aggregate $10,500,000 deferred underwriting commissions payable to Cantor pursuant to the underwriting agreement between GX and Cantor, dated as of March 17, 2021, and (b) the remainder of such deferred underwriting commissions would be payable to Cantor as (i) a non-refundable cash fee of $2,000,000 on the Closing Date of the business combination and (ii) a non-refundable fee of $3,000,000 in common stock of the post-business combination entity (which may be satisfied in whole or in part via open-market purchases of GX public shares prior to Closing, followed by payment of all or the applicable portion of the fee amount in cash on the Closing Date).

On September 7, 2022, representatives of Jones Day delivered to representatives of Skadden a form of employment agreement, restrictive covenant agreement and letter notice for certain NioCorp executives, including Messrs. Shah, Honan and Jim Sims, which the parties subsequently negotiated through September 25, 2022.

On September 7, 2022, representatives of Yorkville delivered to representatives of each of GX and NioCorp revised drafts of the Yorkville Financing Term Sheets, which provided for, among other things, (a) decreasing the principal amount of the Debenture from $20 million to $15 million, (b) removal of a proposed early funding of $3 million under the Debenture, (c) removing all preemptive rights of third parties to participate in the SEPA, and (d) reducing the price on common share sales from 97.5% to 97.0% and increasing the commitment fee to 1% from 0.75%.

On September 8, 2022, representatives of Skadden delivered to representatives of each of Jones Day and Blakes a revised draft of the Business Combination Agreement, which provided for, among other things, (a) a no-shop covenant in which NioCorp must cease any ongoing discussions and cannot solicit proposals for alternative transactions with any party other than GX and its representatives, (b) certain “fiduciary out” provisions enabling NioCorp to change its recommendation to shareholders to adopt the Business Combination Agreement and/or terminate the Business Combination Agreement to accept a “superior proposal,” subject to a (i) termination fee payable by NioCorp to GX in the event of a termination (A) for a NioCorp Board change in recommendation, (B) to accept a superior proposal or for a failure to obtain the NioCorp shareholder approval, (C) if any proposal for an alternative acquisition was conveyed to NioCorp or made public before termination and then NioCorp enters into an agreement with respect to or consummates an alternative acquisition within one year following termination, or (D) due to a NioCorp breach of the no-shop covenant, (ii) a separate termination fee payable by NioCorp to GX in the event of certain willful material breaches of the Business Combination Agreement, and (iii) an additional expense reimbursement payable by NioCorp to GX in the event either termination fee became payable under the Business Combination Agreement, and (c) certain revisions to the scope of the parties’ respective representations, warranties, covenants and closing conditions.

Also on September 8, 2022, representatives of Skadden delivered to representatives of each of Jones Day and Blakes a revised draft of the Sponsor Support Agreement, which provided that, among other things, the holders of Earnout Shares would be entitled to vote such Earnout Shares and receive dividends or other distributions in respect of such Earnout Shares.

Also on September 8, 2022, representatives of Skadden delivered to representatives of Jones Day and Blakes a revised draft of the Exchange Agreement, which provided for, among other things, a termination date that is the later of (a) ten years following the date of the Exchange Agreement and (b) the date that is one year after the last vesting share vests pursuant to the Sponsor Support Agreement.

Also on September 8, 2022, representatives of Skadden delivered to representatives of Jones Day an initial draft of the amended and restated registration rights and lock-up agreement (the “Registration Rights and Lock-Up Agreement”) pursuant to which, among other things, NioCorp is obligated to file a shelf registration statement to register the resale of certain securities of NioCorp held by certain pre-Closing shareholders of GX, the Sponsor, NioCorp and the directors, officers and certain affiliates of NioCorp (the “Holders”) after the Closing. The Registration Rights and Lock-Up Agreement also provides the Holders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

On September 9, 2022, representatives of each of NioCorp, Jones Day and Skadden held a videoconference meeting during which representatives of NioCorp answered due diligence questions from GX with respect to NioCorp.

Also on September 9, 2022, representatives of Skadden delivered to representatives of each of Jones Day and Blakes revised drafts of the Yorkville Financing Term Sheets, which provided for, among other things, (a) an increase in the principal amount of the Debenture from $15 million to $16 million, (b) a floor price for the conversion of the Debenture of 50% of the five-day VWAP of the post-Closing common shares of NioCorp, (c) a carveout to the restriction in the Debenture on other variable rate financings to permit a third-party financing in an amount up to $3 million.

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On September 10, 2022, representatives of Skadden shared with representatives of Jones Day initial drafts of the second and third amended and restated certificate of incorporation of GX, as the surviving company in the mergers (the “GX Certificate of Incorporation”) and the amended and restated bylaws of GX (the “GX Bylaws”). The parties finalized the GX Bylaws on September 16, 2022, as well as exchanged and discussed further refined drafts of the GX Certificate of Incorporation from September 10, 2022 to September 25, 2022.

Also on September 10, 2022, representatives of each of Jones Day and Skadden met telephonically and via videoconference to discuss certain open issues contained in the revised drafts of the transaction documentation.

On September 11, 2022, representatives of Jones Day delivered to representatives of each of Skadden and Stikeman further revised drafts of the Business Combination Agreement, Sponsor Support Agreement and Exchange Agreement, memorializing the parties’ discussion during the September 10, 2022 teleconference call on certain open issues of such agreements.

Also on September 11, 2022, representatives of Jones Day shared with representatives of Skadden a revised draft of the Registration Rights and Lock-Up Agreement, pursuant to which, among other things, NioCorp may not make any person or entity who acquires NioCorp Common Shares after the execution date a party to the Registration Rights and Lock-Up Agreement (each such person or entity, an “Additional Holder”) and provisions related to Additional Holders were removed. Representatives of each of Jones Day, Skadden and Stikeman exchanged and discussed further revised drafts of the Registration Rights and Lock-Up Agreement from September 11, 2022 through September 25, 2022.

Also on September 11, 2022, representatives of GX delivered to representatives of Yorkville revised drafts of the Yorkville Financing Term Sheets, which provided for, among other things, (a) an increase in the principal amount of the Debenture from $15 million to $16 million, (b) a floor price for the conversion of the Debenture of 30% of the five-day VWAP of post-Closing NioCorp Common Shares, and (c) a carveout to the restriction in the Debenture on other variable rate financings to permit a third-party financing in an amount up to $3 million.

On September 12, 2022, GX and Scalar executed an engagement letter, which provided that Scalar would assist the GX Board with their evaluation of the proposed Transactions.

During the morning of September 12, 2022, the GX Board held a videoconference meeting, which was attended by representatives from GX’s management team and Skadden. Mr. Kehler provided an update on the transaction process and an overview of the results of business and financial due diligence investigation of NioCorp by GX’s management team. Messrs. Baer and Maselli then provided an overview of the status of the negotiations with respect to the Yorkville Financing Term Sheets and remaining open items under discussion among the parties, including transaction structuring. Representatives of Skadden discussed with the GX Board its fiduciary duties under applicable law. During the course of the meeting, the GX Board discussed and considered NioCorp’s business and the terms of the proposed Transactions. Following the presentations by Skadden and GX’s management team and discussions among GX Board members, the GX Board determined to hold subsequent meetings as the transaction progressed to receive updates on open items and due diligence issues with respect to NioCorp and the Transactions.

Also on September 12, 2022, representatives of Skadden delivered to representatives of Jones Day a revised draft of the Sponsor Support Agreement, which provided that, among other things, the holders of vesting shares would be entitled to vote such vesting shares and receive dividends or other distributions in respect of such vesting shares. On this date, representatives of Skadden also shared with representatives of Jones Day a revised draft of the Exchange Agreement, which contemplated, among other things, a proposed approach of no end date for the exercise of the exchange right under the Exchange Agreement.

Also on September 12, 2022, representatives of Jones Day shared with representatives of Skadden an initial draft of the NioCorp Support Agreement, by and among GX, NioCorp and certain NioCorp shareholders (the “NioCorp Support Agreement”), pursuant to which such NioCorp shareholders agreed, in their capacity as shareholders of NioCorp only (and not in any other capacity) among other things, to vote in favor of (a) the issuance of the NioCorp securities issuable in connection with the Transactions, (b) an amendment to the articles of NioCorp, as amended effective January 27, 2015, to comply with applicable listing requirements of Nasdaq, and (c) any other proposals that are necessary to effectuate the Transactions.

Also on September 12, 2022, representatives of Yorkville delivered to representatives of GX revised drafts of the Yorkville Financing Term Sheets, which, among other things, (a) increased the maximum conversion limitation from 20% of the trading volume to 25% of the trading value and (b) changed the funding so that $10 million would be funded upon the

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Closing of the Transactions, $3 million would be funded upon filing a registration statement and $3 million would be funded upon its effectiveness.

During the evening on September 12, 2022, the NioCorp Board, joined by representatives of Jones Day, Blakes and GenCap held a special videoconference meeting. At this meeting, NioCorp management provided an update regarding the status of the negotiations related to the transaction and, in particular, with respect to the Yorkville financing transactions. Following this update, representatives of Blakes discussed with the NioCorp Board its fiduciary duties in respect of the transaction and, in particular, addressed considerations related to the following provisions of the Business Combination Agreement: (a) a no-shop covenant in which NioCorp would cease any ongoing discussions and could not solicit alternative acquisition proposals from third parties or provide nonpublic information to, or participate in discussions or negotiations with, third parties regarding alternative acquisition proposals, subject to customary exceptions related to proposals received by NioCorp that constitute a “superior proposal”; and (b) certain “fiduciary out” provisions that would enable NioCorp to change its recommendation to NioCorp Shareholders to adopt the Business Combination Agreement and/or terminate the Business Combination Agreement to accept a “superior proposal,” subject to a termination fee payable by NioCorp to GX in the event of certain terminations. Jones Day provided an update regarding the structuring of the transaction, the minimum cash condition and provisions related to the vesting and forfeiture of the GX Founder Shares and the Exchange Ratio. Thereafter, representatives of GenCap provided an update regarding their financial analysis of the proposed Transactions and the fairness opinion that it would provide upon the completion of its procedures.

During the week of September 12, 2022 leading up to the signing of the Business Combination Agreement and other transaction documentation on September 25, 2022, the parties continued to negotiate and to exchange additional revisions of the various transaction documents and certain material terms thereof, including, among other things, (a) refining the exchange ratio mechanic, negotiating the “fiduciary out” provisions in connection with NioCorp’s ability to accept a “superior proposal” and determining termination fees in the Business Combination Agreement, (b) further discussing the end date for the exercise of the exchange right and further refining the scope of the parties’ respective covenants in the Exchange Agreement, (c) contemplating the permitted transfers and obligations in the NioCorp Support Agreement, and (d) refining the vesting, voting and dividend provisions in the Sponsor Support Agreement and the GX Certificate of Incorporation. During this period, the parties also finalized the Yorkville Financing Term Sheets, and NioCorp and its representatives engaged in discussions with representatives of Lind Global Asset Management III, LLC (“Lind”) regarding Lind providing its consent to, and waiving certain notice provisions and rights related to, the proposed Transactions under that certain Convertible Security Funding Agreement, dated February 16, 2021, between NioCorp and Lind (as amended from time to time, the “CSFA,” and such consent and waiver, the “Lind Consent”).

On September 13, 2022, representatives of GX delivered to representatives of Yorkville further drafts of the Yorkville Financing Term Sheets, which provided for, among other things, (a) changing the funding of the conversion to $10 million upon the Closing of the Transactions and $6 million upon filing a registration statement (which may also be funded at the Closing of the Transactions) and (b) lowering the conversion limits to 20% of the monthly trading value. There were no business terms amended in the SEPA. The business terms were consistent with those in the final Yorkville Financing Term Sheets subsequently entered into by the parties.

On September 14, 2022, representatives of each of Jones Day and Skadden held a telephonic meeting to discuss the remaining open items between the parties regarding the Business Combination Agreement and other transaction documentation.

Between September 14, 2022 and September 16, 2022, representatives of each of Jones Day and Skadden, in consultation with GX’s management team and NioCorp’s management team, continued to refine the exchange ratio mechanic. Following extensive discussions, the parties agreed to a fixed Exchange Ratio based on the valuation of NioCorp. The Exchange Ratio will not be adjusted to compensate for changes in the price of NioCorp Common Shares or in the price of GX Common Stock prior to the effective time of the Transactions. The GX Board considered the fact that a fixed Exchange Ratio could mean that, at the time of the consummation of the Transactions, the value of the consideration received by GX Stockholders could be at a discount to the then trading price of the GX Class A Shares as GX was paying a premium to the current NioCorp market price, but determined that the potential value creation from the Transactions including (i) any incremental capital raised, (ii) potential increased liquidity in the NioCorp Common Shares, and (iii) the expected US/Nasdaq listing would likely result in a higher share price for GX Stockholders at the time of Closing or in the future.

On September 16, 2022, representatives of each of GX and NioCorp further discussed open issues related to the Sponsor Support Agreement, including the calculation of the vesting prices of the Earnout Shares and the appropriate calculation based on the exchange ratio. The parties discussed the matter between the afternoon of September 16, 2022 through September 18, 2022. GX agreed to adjust its vesting share prices to $13.42 and $16.77 per share (based on GX share prices prior to any exchange into NioCorp shares), respectively.

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On the afternoon of September 18, 2022, the GX Board held a videoconference meeting, which was attended by representatives from each of GX’s management team and Skadden. Mr. Kehler provided an update on the transaction process since the last GX Board meeting on September 12, 2022. Representatives of Skadden discussed with the GX Board the GX Board’s fiduciary duties under applicable law and reviewed in detail with the GX Board the proposed terms of the draft Business Combination Agreement and other transaction documents, including a discussion of the remaining open issues. Mr. Baer then provided an overview of the status and proposed terms of the Yorkville Financing Term Sheets, as well as the open items and process to finalize such financing. Mr. Baer also discussed the status of the Lind Consent. Following the presentations by Skadden and GX’s management team and discussions among GX Board members, the GX Board determined to hold subsequent meetings as the transaction progressed to receive updates on any open items and due diligence issues with respect to the Transactions.

During the week of September 19, 2022 leading up to the signing of the Business Combination Agreement and other transaction documentation on September 25, 2022, members of NioCorp management and representatives from Lind, together with their respective legal counsels, negotiated and settled the terms of the Lind Consent, which included the following principal terms: (i) the consent of Lind to the Transactions and Yorkville financing transactions, including all actions taken by NioCorp as set out in the Business Combination Agreement to permit the completion of the Transactions; (ii) the consent of Lind to NioCorp’s expected Nasdaq listing and the consolidation of the NioCorp Common Shares in order to meet the minimum listing requirements thereof; (iii) the waiver of Lind of its participation right for up to 15% of the total offering in the proposed standby equity purchase agreement between NioCorp and Yorkville; and (iv) the waiver of Lind of certain restrictive covenants in the CSFA.

As consideration for entering into the Lind Consent, Lind received, amongst other things: (i) the right to receive payment of $500,000, which will be reduced to $200,000 if the Transactions have not been consummated on or before April 30, 2023; (ii) an extension of its existing participation rights under the CSFA in future financings of NioCorp for a further two year period, subject to certain exceptions as well as an extension of such participation rights beyond the additional two year period if Yorkville or any affiliate is a party to any such applicable transaction; and (iii) the right to receive additional warrants if on the date that is eighteen months following consummation of the Transactions, the closing trading price of the NioCorp Common Shares on the TSX or such other stock exchange on which such shares may then be listed, is less than C$1.00, subject to adjustments.

On the morning of September 25, 2022, the parties and their advisors finalized the Business Combination Agreement and other transaction documentation. On September 25, 2022, the GX Board held a videoconference meeting, which was attended by representatives from each of GX’s management team, Scalar and Skadden. Representatives of Skadden discussed with the GX Board the GX Board’s fiduciary duties and provided an update on the course of negotiations on the key open issues since the GX Board meeting on September 18, 2022. Representatives of Skadden and GX’s management team then described the legal and economic terms of the Lind Consent to the GX Board. Representatives of Scalar then reviewed with the GX Board Scalar’s financial analysis of the proposed Transactions, and Scalar rendered to the GX Board an oral opinion, which was subsequently confirmed in writing as of September 25, 2022, that as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications stated in such opinion, the consideration to be received by the holders of GX Class A Shares pursuant to the Transactions is fair, from a financial point of view, to such holders. Representatives of Skadden then discussed with the GX Board a draft set resolutions approving the proposed Transactions. Following discussion among the GX Board, GX’s management team and GX’s advisors, the GX Board unanimously declared that the Business Combination Agreement and the Transactions contemplated thereby were advisable and in the best interests of GX and its stockholders, approved the form, terms and provisions of, and the Transactions contemplated by, the Business Combination Agreement and the related transaction documentation, and authorized GX to enter into the Business Combination Agreement and the other transaction documents and perform each of its obligations thereunder.

Later on September 25, 2022, the NioCorp Board held a videoconference meeting, which was attended by representatives from each of NioCorp’s management team, Jones Day, Blakes and GenCap. Members of NioCorp’s management team provided an update on the status of the proposed Transactions with GX and representatives of Jones Day presented detailed summaries of the terms of the transaction and explained the resolution of the material issues that had been open at the time of the prior board meeting. Representatives of Blakes provided a summary of the resolution of the Lind Consent and provided an update on the status of the non-binding Yorkville terms sheets related to the proposed financing. Representatives of GenCap then reviewed with the NioCorp Board its financial analysis of the proposed Transactions, and GenCap rendered to the NioCorp Board an oral opinion, which was subsequently confirmed in writing as of September 25, 2022, as of the date of its opinion and based upon and subject to the factors, assumptions, considerations, limitations and other matters set forth in GenCap’s written opinion, that the Transactions (including the Exchange Ratio) are fair, from a financial point of view, to the NioCorp Shareholders. At the conclusion of these discussions representatives of Blakes reviewed the matters proposed to be approved by the NioCorp Board in connection with the Transactions. Following discussion, the NioCorp Board unanimously resolved (i) that the Transactions are fair to the NioCorp Shareholders, (ii) that

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the Transactions and entering into of the Business Combination Agreement and the Ancillary Agreements contemplated thereby are in the best interests of NioCorp, and (iii) to recommend to the NioCorp Shareholders that they vote in favor of all matters related to the Transactions.

Following the meeting of the NioCorp Board and the meeting of the GX Board, the parties executed the Business Combination Agreement and related transaction documentation.

On the morning of September 26, 2022, prior to the commencement of trading of NioCorp Common Shares on the TSX and GX shares on Nasdaq, the parties issued a press release announcing the execution of the Business Combination Agreement and the Yorkville Financing Term Sheets. In addition, each of GX and NioCorp filed a Current Report on Form 8-K with the SEC announcing the execution of the Business Combination Agreement.

NioCorp’s Reasons for the Transactions and Recommendation of the NioCorp Board

The NioCorp Board, in evaluating the Transactions, consulted with NioCorp’s management team, its legal counsel, financial and other advisors and reached a unanimous resolution (i) that the Transactions are fair to the NioCorp Shareholders, (ii) that the Transactions and entering into of the Business Combination Agreement and the Ancillary Agreements contemplated thereby are in the best interests of NioCorp, and (iii) to recommend to the NioCorp Shareholders that they vote in favor of all matters related to the Transactions. The NioCorp Board considered a range of factors, including, but not limited to, the factors discussed below.

In light of the number and wide variety of factors considered in connection with its evaluation of the Transactions, the NioCorp Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The NioCorp Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of NioCorp’s reasons for the Transactions and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this joint proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The NioCorp Board received an opinion from GenCap stating that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, and qualifications stated in such opinion, the Transactions are fair, from a financial point of view, to NioCorp Shareholders. The NioCorp Board considered a number of factors as generally supporting its decision to enter into the Transactions, including, but not limited to, the following material factors:

●	Valuation. The approximately $0.89 per NioCorp Common Share equity rollover value represents a premium of approximately 14% to the NioCorp Common Share spot price and of approximately 12.6% to the NioCorp Common Share 20-day volume-weighted average price, as of September 23, 2022;
●	Anticipated Acceleration of Financing Efforts. The Transactions have the potential to (1) provide NioCorp with up to $285 million in net cash proceeds at the consummation of the Transactions, depending upon the amount of redemptions by GX Public Stockholders, and up to an additional $81 million over the next three years, depending on the consummation of other additional financing arrangements that NioCorp and GX intend to pursue prior to and following the expected Closing of the Transactions and (2) significantly accelerate NioCorp’s efforts to obtain the required Elk Creek Project financing by increasing exposure to institutional investors looking to make strategic investments in critical minerals plays that are crucial to the world’s clean energy transition;
●	Non-Binding Yorkville Term Sheets. The signing of non-binding LOIs for two separate financing packages with Yorkville, where, subject to entering into definitive agreements, such financings could provide NioCorp with access to up to an additional $81 million to help advance the Elk Creek Project. The financings contemplated by the LOIs include $16 million in convertible debentures that are expected to be funded at the closing of the Transactions, and subject to certain limitations can be repaid by NioCorp in either cash or NioCorp Common Shares, and a standby equity purchase facility pursuant to which NioCorp will have the ability to require Yorkville, subject to the conditions set out in the definitive agreements, to purchase up to $65 million of NioCorp Common Shares;
●	Anticipated Benefits of Nasdaq Listing. A listing on Nasdaq, which is an established national exchange in the United States, would provide broader access to capital and financing alternatives and would otherwise enhance NioCorp’s public profile;
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●	Minimum Cash Condition. The consummation of the Transactions is subject to the satisfaction or waiver of certain closing conditions contained in the Business Combination Agreement, including, among other things, that, at the Closing, NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger) will have cash at Closing in an amount equal to or greater than the Closing Cash Minimum (with Closing cash calculated as follows: (1) cash to be released from the Trust Account (after giving effect to redemptions but prior to the payment of any transaction expenses), plus (2) cash advanced under any financing arrangement contemplated by the Business Combination Agreement, plus (3) cash raised at or following the signing of the Business Combination Agreement, and paid to GX or NioCorp prior to or at the Closing, including pursuant to any financing contemplated by the Business Combination Agreement, which would include cash raised pursuant to the Yorkville Financings, or any other debt or equity or equity-linked financing or investment, less (4) Company Operating Cash (as defined in the Business Combination Agreement), if any, to the extent available to NioCorp as of the Closing (provided that any amounts raised in excess of the Company Operating Cash Cap Cash (as defined in the Business Combination Agreement) will be included in the calculation of cash at Closing), less (5) the lesser of (a) $2,000,000 and (b) the excess, if any, of (i) GX, Merger Sub and NioCorp's reasonable estimate of GX's tax liability under Section 4501 of the Code that will be incurred as a result of the Transactions (calculated in accordance with the terms of the Business Combination Agreement) (the “Excise Tax Amount”) over (ii) $1,000,000, and less (6) in the event that a tax advisor is retained in connection with the calculation of the Excise Tax Amount, 50% of such tax advisor's fee), which is estimated to require that, in order to satisfy such Closing Cash Condition, no more than 28,290,000 GX Class A Shares, or 94.3% of GX Class A Shares outstanding, are redeemed by GX Public Stockholders from the Trust Account, assuming that the Yorkville Financings or other financing is not obtained and subject to adjustment for any Company Operating Cash, Excise Tax Amount and related tax advisor’s fee, as applicable;
●	Alignment of Interests with Sponsor. (1) The Sponsor and certain of GX’s directors and officers have waived any redemption rights in connection with the Transactions with respect to any GX Founder Shares and any GX Class A Shares and (2) 3,150,000 GX Founder Shares are subject to post-Closing vesting conditions, to vest in two equal tranches only if the VWAP of NioCorp Common Shares has equaled or exceeded $13.42 divided by the Exchange Ratio, and $16.77 divided by the Exchange Ratio, respectively (as adjusted for stock splits (including the Reverse Stock Split), recapitalizations and similar events) for 20 trading days within any 30 trading-day period;
●	Fairness Opinion. GenCap’s opinion rendered to the NioCorp Board on September 25, 2022, which was subsequently confirmed by delivery of a written opinion dated as of September 25, 2022, that, as of the date of its opinion and based upon and subject to the factors, assumptions, considerations, limitations and other matters set forth in GenCap’s written opinion, that the Transactions (including the Exchange Ratio) are fair, from a financial point of view, to the NioCorp shareholders, as more fully described under “— Opinion of NioCorp’s Financial Advisor” and in the full text of the written opinion of GenCap, which is attached as Annex E to this joint proxy statement/prospectus;
●	Employment Agreements. The continuity of NioCorp management upon the consummation of the Transactions due to the execution of the Key Employee Agreements;
●	Terms of the Business Combination Agreement. The NioCorp Board’s and its advisors’ review of the financial and other terms of the Business Combination Agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations to complete the Transactions, the termination provisions, the likelihood of the completion of the Transactions and the likely time period necessary to complete the Transactions. The NioCorp Board also considered the following specific aspects of the Business Combination Agreement:
o	while the Business Combination Agreement prohibits NioCorp from soliciting a takeover proposal (as described below under “The Business Combination Agreement — Non-Solicitation”), the Business Combination Agreement permits NioCorp, at any time prior to the time that the requisite approvals by NioCorp Shareholders are obtained, to effectuate the Transactions at the NioCorp Shareholder Meeting, to furnish information to and conduct negotiations with third parties in respect of certain unsolicited written takeover proposals from third parties, other than special purpose acquisition companies and subject to other terms and conditions (a “Superior Proposal”);
o	the Business Combination Agreement may be terminated by NioCorp under certain circumstances in order to enter into an agreement providing for a Superior Proposal, subject to payment of the Base Termination Fee of $15,000,000;
o	the Business Combination Agreement allows the NioCorp Board, prior to the time that the requisite approvals by NioCorp Shareholders are obtained, to change or withdraw its
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recommendation with respect to the Transactions in connection with a Superior Proposal, subject to payment of the Base Termination Fee of $15,000,000; and

o	the fact that the terms and conditions of the Business Combination Agreement and the Transactions were the product of arm’s-length negotiations between the parties and were designed to provide substantial certainty that the Transactions would ultimately be consummated on a timely basis.

The NioCorp Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Transactions, including, but not limited to, the following:

●	Risks of Failure to Complete the Transactions. The risk that the Transactions may not be completed despite the parties’ efforts, including the possibility that the conditions to the parties’ obligations to complete the Transactions (which include certain conditions that are not within the control of the parties to the Business Combination Agreement) may not be satisfied or that completion of the Transactions may be unduly delayed, and any resulting adverse impacts on NioCorp, its business and the trading price of NioCorp Common Shares;
●	Risks Relating to the Benefits of the Transactions. The risk of not realizing all the anticipated benefits expected as a result of the Transactions, including the anticipated acceleration of its financing efforts and the benefits of the expected Nasdaq listing, and that general economic and market conditions outside the control of the parties to the Business Combination Agreement could deteriorate, any of which could result in NioCorp being unable to achieve the financing necessary to advance, complete construction and commence operation of the Elk Creek Project;
●	Risks Relating to the Financing. The absence of committed financing and that the parties may not be able to negotiate definitive documentation related to the Yorkville LOIs or may not otherwise be able to consummate the financing transactions contemplated thereby, which could cause NioCorp to encounter difficulties in completing the Transactions with financing terms as favorable as anticipated or at all;
●	Transaction Consideration. The Exchange Ratio is fixed and will not be adjusted to compensate for changes in the price of NioCorp common shares or in the price of GX common stock prior to the effective time of the Transactions;
●	Dilution. The dilution of the ownership interests of NioCorp Shareholders that would result from the equity issuances in connection with the Transactions and the expectation, based on the securities outstanding at that time and the Exchange Ratio, and that pre-Closing GX Stockholders could own up to approximately 58% of NioCorp Common Shares following the completion of the Transactions, assuming no redemptions, and the fact that NioCorp Shareholders will exercise less influence over the NioCorp Board and management and policies of NioCorp (compared to their current influence);
●	Shareholder Approval. The risk that NioCorp Shareholders may not approve the NioCorp Proposals or that GX Stockholders may not approve the GX Proposals;
●	Risks Related to Termination Fees. The circumstances under which the Business Combination Agreement could be terminated and the impact of such termination, including the requirement that NioCorp must pay GX (1) a Base Termination Fee of $15,000,000 if it terminates the Business Combination Agreement in order to enter into an agreement providing for a Superior Proposal, for a change of recommendation of the NioCorp Board, or a material breach of certain of NioCorp’s covenants relating to soliciting acquisition proposals or (2) an Intentional Breach Termination Fee of $25,000,000 if GX terminates the Business Combination Agreement as a result of a willful and material breach by NioCorp or as a result of NioCorp’s failure to consummate the Closing within five business days after all the conditions to Closing have been satisfied;
●	Risks Related to Expense Reimbursement. If GX is entitled to the Base Termination Fee or the Intentional Breach Termination Fee upon termination of the Business Combination Agreement, NioCorp is also required to pay all documented and reasonable out-of-pocket expenses paid or payable by GX and the Sponsor in connection with the Business Combination Agreement and the Transactions, not to exceed $5,000,000;
●	Costs of the Transaction. The substantial costs to be incurred in connection with the Transactions, including those incurred regardless of whether the Transactions are completed;
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●	Restrictions on the Conduct of Business. The Business Combination Agreement places certain restrictions on the conduct of the NioCorp business prior to the consummation of the Transactions and other alternatives reasonably available to NioCorp if it did not pursue the Transactions, including continuing to pursue alternative financing arrangements;
●	Fairness Opinion. The risk of changes in circumstances between the date of the signing of the Business Combination Agreement and the completion of the Transactions that will not be reflected in the fairness opinion obtained by the NioCorp Board; and
●	Other Risks and Uncertainties. Various other risks associated with the Transactions and the business of NioCorp as described in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements,” respectively.

The factors set forth above are not intended to be exhaustive, but include many of the material factors considered by the NioCorp Board in approving the Business Combination Agreement and the proposed Transactions in authorizing the execution of the Business Combination Agreement and related documents and in reaching its determinations and recommendations. The NioCorp Board concluded that the potential benefits that it expected NioCorp and its shareholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. Accordingly, the NioCorp Board unanimously resolved (i) that the Transactions are fair to the NioCorp Shareholders, (ii) that the Transactions and entering into of the Business Combination Agreement and the other ancillaries contemplated thereby are in the best interests of NioCorp, and (iii) to recommend to the NioCorp Shareholders that they vote in favor of all matters related to the Transactions.

GX’s Reasons for the Transactions and Recommendation of the GX Board

The GX Board, in evaluating the business combination, consulted with GX’s management team, its legal counsel, financial and other advisors. In reaching its unanimous resolution (i) that the Business Combination Agreement and the Transactions contemplated thereby are advisable and in the best interests of GX and its stockholders, (ii) to approve the Business Combination Agreement and the transactions contemplated thereby and declare their advisability, and (iii) to recommend that the stockholders adopt the Business Combination Agreement and approve the business combination and the Transactions contemplated thereby, the GX Board considered a range of factors, including, but not limited to, the factors discussed below.

In light of the number and wide variety of factors considered in connection with its evaluation of the business combination, the GX Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The GX Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of GX’s reasons for the business combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of this joint proxy statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The GX Board considered a number of factors pertaining to the business combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:

●	Important Product. Upon completion of the Elk Creek Project, NioCorp is expected to produce Niobium, Scandium and Titanium, which are among the most critical minerals to U.S. national security. The June 2022 Feasibility Study shows attractive potential economic returns of $2.8 billion net present value for these minerals, and forecasted demand by 2026 is expected to greatly exceed current supply, driven by the focus on development of lighter-weight, more fuel efficient aircraft and vehicles, as well as construction of stronger, lighter steels for buildings and other infrastructure projects;
●	Feasibility Study. NioCorp has a published feasibility study compliant with S-K 1300 and filed with the SEC that provided meaningful details regarding the Elk Creek Project, which was reviewed by certain qualified professionals;
●	Rare Earth Elements. NioCorp is in the process of evaluating the potential to add certain rare earth elements to its mine production plan, that if successful, could increase the projects revenue and potential value;
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●	Growth Prospects. NioCorp intends to produce critical minerals that are increasing in demand globally, driven by the transition to net zero emissions using methods such as electrification, light weighting and more durable materials;
●	Experienced and Proven Management Team. NioCorp has a strong management team with decades of combined experience in mineral production, and the senior management team of NioCorp intends to remain with NioCorp in the capacity of officers and/or directors, which will provide helpful continuity in advancing NioCorp’s strategic and growth goals;
●	ESG Mission. NioCorp’s mission is to accelerate the global transition to a lower carbon economy by serving as a reliable U.S. supplier of sustainably produced critical minerals, which highlights NioCorp’s focus on ESG values, and is further demonstrated by the Elk Creek Project’s alignment with the Equator Principles ESG Framework;
●	Supply Chain Security. The United States is currently dependent on foreign suppliers for most of NioCorp’s critical minerals, and as the Elk Creek Project (located near Elk Creek, Nebraska) is anticipated to be able to supply some of the world’s largest industries and sustainable technologies with made-in-USA critical minerals, NioCorp is expected to offer a production solution in a low-risk jurisdiction compared to other politically sensitive and unreliable supply locations outside of the United States;
●	Competitive Advantage. NioCorp has several valuable competitive advantages with its expected mining operations at the Elk Creek Project, including its location on private land with extensive nearby infrastructure, strong community support as well as state and local government support, obtaining key federal and state permits required to proceed to the start of construction, its position to become the second largest indicated rare earth resource in the United States with intended production of high-value critical minerals and its focus on sustainability;
●	Valuation Support by Financial Analysis and Due Diligence. The $255 million valuation (assuming no cash and debt), which includes all NioCorp stock options and warrants based on the treasury stock method, reflected conversations between members of each of GX’s management team, the GX Board, NioCorp’s management team and the NioCorp Board. Although the parties did not negotiate the price, they negotiated the number of GX Founder Shares that would be vested and forfeited in connection with the Transactions. Further, as a result of those discussions, GX determined that a transaction would require a modest premium to the current NioCorp public valuation (which was approximately $222 million as of September 23, 2022, the last trading day prior to the execution of the Business Combination Agreement, based on the NioCorp Closing Price, and the $255 million valuation was in the range that NioCorp would find sufficiently attractive to pursue a potential business combination and thereafter GX proposed this valuation to NioCorp. Based upon a product of the Exchange Ratio and the NioCorp Closing Price (which equates to a $222 million equity valuation), the estimated implied value of the merger consideration for each GX Class A Share is approximately $8.75. This implied merger consideration of $8.75 represents a discount to the $9.80 closing price of a GX Class A Share on September 23, 2022. The board considered the $255 million equity valuation of NioCorp, the 14% premium that this equity valuation represents compared to the $222 million market valuation of NioCorp on September 30, 2022 and the resulting implied discount that the merger consideration represents compared to the GX closing price on the same date and determined that these were supported, based on its analysis of the following, (i) comprehensive due diligence on NioCorp’s current and expected business operations (including the historical financial results, indicated economic results contained in the June 2022 Feasibility Study, development of a demonstration-scale processing plant, current and future debt structures, and technical, operational and legal outlook of NioCorp), (ii) GX’s management team’s collective experience in public markets transactions and conducting valuations of businesses, (iii) the fact that the $255 million equity valuation represented a 14% premium to the market value per share for NioCorp immediately prior to the execution of the Business Combination Agreement of $0.782 per share, which the GX Board determined was a reasonable premium for transactions of this type, (iv) the fact that the implied market value prior to the execution of the Business Combination Agreement of $222 million was less than 10% of the net present value of NioCorp estimated for the Elk Creek Project in the June 2022 Feasibility Study and (v) the attractive potential economic returns of $2.8 billion net present value for the applicable minerals, and forecasted demand by 2026 expected to greatly exceed current supply, reflected in the June 2022 Feasibility Study, coupled with NioCorp’s several valuable competitive advantages with its expected mining operations at the Elk Creek Project, including its location on private land with extensive nearby infrastructure, strong community support as well as state and local government support, obtaining key federal and state permits required to proceed to the start of construction, its position to become the second largest indicated rare earth resource in the United States with intended production of high-value critical minerals and its focus on sustainability;
●	Benefits of Public Company Status. The GX Board pursued a business combination with a company that it believes benefits from being publicly traded, in light of NioCorp’s established public market valuation, trading and shareholder base, and status as a public company with PCAOB audited financials, and that it believes can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company;
●	Due Diligence. Due diligence examinations of NioCorp and discussions with NioCorp’s management team and GX’s legal counsel and financial and other advisors concerning GX’s due diligence examination of NioCorp;
●	Fairness Opinion. Scalar rendered its opinion to the GX Board that, based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of GX Class A Shares pursuant to the Business Combination Agreement is fair, from a financial point of view, to such stockholders;
●	Potential for Increase in Stockholder Value. The GX Board’s determination that if NioCorp is able to meet its operational goals at the Elk Creek Project, then GX’s stockholders will have acquired their NioCorp Common Shares at an attractive valuation, which would increase stockholder value;
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●	Lock-Up. The Sponsor and certain directors and officers of NioCorp have agreed to be subject to a one year lockup in respect of their NioCorp Common Shares, in each case subject to certain customary exceptions, which will provide important stability to the leadership and governance of the combined company;
●	Other Alternatives. The GX Board believes, after a thorough review of other business combination opportunities reasonably available to GX, that the proposed business combination represents the best potential business combination for GX and the most attractive opportunity for GX’s management team to accelerate its business plan based upon the process utilized to evaluate and assess other potential acquisition targets, and the GX Board’s belief that such process has not presented a better alternative; and
●	Negotiated Transaction. The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between GX and NioCorp.

The GX Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the business combination including, but not limited to, the following:

●	Financing. In addition to capital from the business combination with GX and the two financing packages contemplated in the Yorkville Financing Term Sheets, NioCorp is focused on securing the project financing necessary to complete mine development and construction of the Elk Creek Project, and NioCorp may not be successful in raising such funds or raising such funds may be dilutive to GX Stockholders and NioCorp Shareholders;
●	Implied Merger Consideration. The fact that the estimated implied merger consideration value of $8.75, which is based upon a product of the Exchange Ratio and the NioCorp Closing Price, represents a discount to the $9.80 closing price of a GX Class A Share on September 23, 2022;
●	Macroeconomic. Macroeconomic uncertainty and the effects it could have on the combined company’s revenues;
●	COVID-19. Uncertainties regarding the potential impacts of the COVID-19 virus, including with respect to potential operational disruptions, labor disruptions, increased costs, and impacts to demand related thereto;
●	Redemption. The potential that a significant number of GX stockholders elect to redeem their shares prior to the consummation of the business combination and pursuant to GX’s existing charter;
●	Stockholder Vote. The risk that GX Stockholders or NioCorp Shareholders may fail to provide the votes necessary to effect the business combination;
●	Closing Conditions. The fact that the completion of the business combination is conditioned on the satisfaction of certain closing conditions that are not within GX’s control;
●	Litigation. The possibility of litigation challenging the business combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the business combination;
●	Benefits May Not Be Achieved. The risks that the potential benefits of the business combination may not be fully achieved or may not be achieved within the expected timeframe;
●	Liquidation of GX. The risks and costs to GX if the business combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in GX being unable to effect a business combination by March 22, 2023;
●	Growth Initiatives May Not be Achieved. The risk that growth initiatives may not be fully achieved or may not be achieved within the expected timeframe;
●	Fees and Expenses. The fees and expenses associated with completing the business combination; and
●	Other Risks. Various other risk factors associated with the business of NioCorp, as described in the section entitled “Risk Factors” appearing elsewhere in this joint proxy statement/prospectus.

In addition to considering the factors described above, the GX Board also considered that certain of the officers and directors of GX may have interests in the business combination as individuals that are in addition to, and that may be different from, the interests of the GX Stockholders, including the matters described under the section entitled “Risk Factors” and “GX Proposal No. 1 — Interests of GX Directors and Officers in the Transactions.” However, the GX Board concluded

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that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the prospectus for the IPO and would be included in this joint proxy statement/prospectus, (ii) these disparate interests would exist with respect to a business combination with any target company, and (iii) this business combination was structure so that the business combination may be completed even if GX Public Stockholders redeem a substantial portion of the GX Class A Shares.

The GX Board concluded that the potential benefits that it expected GX and its stockholders to achieve as a result of the business combination outweighed the potentially negative factors associated with the business combination. Accordingly, the GX Board unanimously determined that the business combination and the Transactions contemplated by the Business Combination Agreement and the Ancillary Agreements, were advisable, fair to and in the best interests of GX and its stockholders.

Opinion of NioCorp’s Financial Advisor

NioCorp retained GenCap to act as its financial advisor in connection with the Transactions. On September 25, 2022, GenCap rendered its oral opinion to the NioCorp Board (which was subsequently confirmed in writing by delivery of a written opinion dated September 25, 2022) to the effect that, subject to the assumptions, qualifications, limitations and other matters considered by GenCap in connection with the preparation of its opinion, as of such date, the Transactions are fair, from a financial point of view, to the NioCorp Shareholders.

The full text of GenCap’s opinion is included as Annex E to this joint proxy statement/prospectus and sets forth the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken by GenCap. The summary of GenCap’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. The opinion was provided for the information and assistance of the NioCorp Board in connection with its consideration of the Transactions. GenCap’s opinion does not constitute a recommendation as to how any NioCorp Shareholder or GX Stockholder should vote with respect to the Transactions or any other matter.

In connection with delivering the opinion described above and performing its related financial analysis, GenCap, among other things, reviewed:

●	the final version and various drafts of the Business Combination Agreement;
●	executed versions of the Non-Binding Letter of Intent between NioCorp and GX, dated July 31, 2022 and August 25, 2022;
●	financing term sheets between NioCorp and Yorkville;
●	publicly available financial statements, MD&A, Annual Reports and other business and financial information of NioCorp and GX;
●	selected internal business and financial information provided by NioCorp and GX management, including the following documents or materials:
o	a presentation prepared by GX management titled “NioCorp Developments Ltd. SPAC Transaction”, dated July 22, 2022;
o	a presentation prepared by NioCorp management titled “NioCorp: Critical minerals for US Supply Chain Security” dated June 2022;
o	Elk Creek feasibility study financial model of the June 2022 Technical Report;
o	NioCorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022;
o	NioCorp’s share capitalization;
o	the 2022 NI 43-101 Elk Creek Technical Report; and
o	the S-K 1300 Elk Creek Technical Report Summary.
●	the U.S. Department of the Interior 2017 U.S. geological survey titled “Critical Mineral Resources of the United States – Economic and Environmental Geology and Prospects for Future Supply”;
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●	discussions with representatives of NioCorp regarding business, project, financial position and certain other financial and project data of NioCorp;
●	certain publicly available information relating to the business, operations, financial condition and trading history of NioCorp, GX, and other selected public companies GenCap considered relevant;
●	various reports published by equity research analysts and industry sources considered relevant;
●	public information and equity research reports with respect to selected precedent transactions considered relevant;
●	historical commodity prices for niobium, scandium trioxide, Titanium dioxide and the impact of various commodity pricing assumptions on the business, prospects and financial forecasts of NioCorp;
●	a certificate addressed to GenCap, dated as of the date September 25, 2022, from two senior officers of NioCorp as to the completeness and accuracy of the Information (as defined below); and
●	such other information, analyses, investigations, and discussions as GenCap considered necessary or appropriate in the circumstances.

For purposes of rendering its opinion, GenCap, with the consent of the NioCorp Board, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, GenCap, without assuming any responsibility for independent verification thereof. In that regard, GenCap assumed, with the consent of the NioCorp Board, that the financial forecasts provided to GenCap were reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of NioCorp. In addition, without the consent of the NioCorp Board, GenCap did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of NioCorp, GX or any of their respective affiliates, nor was it furnished with any such evaluation or appraisal. GenCap also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transactions would be obtained without any adverse effect on NioCorp or GX or on the expected benefits of the Transactions in any way meaningful to GenCap’s analysis. GenCap further assumed that the Transactions would be completed on the terms set forth in the Business Combination Agreement and the Ancillary Agreements, without the waiver or modification of any term or condition, the effect of which would be in any way meaningful to its analysis.

GenCap’s opinion did not address any legal, regulatory, tax or accounting matters. GenCap’s opinion addressed only the fairness from a financial point of view to the NioCorp Shareholders, as of the date of its written opinion, of the Transactions. GenCap did not express any view on, and its opinion did not address, any other term or aspect of the Business Combination Agreement, the Ancillary Agreements or transaction or any term or aspect of any other agreement or instrument contemplated thereby or entered into or amended in connection with the Transactions, including the fairness of the Transactions to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of NioCorp; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of NioCorp, or class of such persons, in connection with the Transactions, whether relative to the consideration to be received by NioCorp Shareholders pursuant to the Transactions or otherwise. GenCap did not express any opinion as to the prices at which NioCorp Common Shares would trade at any time or as to the impact of the Transactions on the solvency or viability of NioCorp or GX or the ability of NioCorp or GX to pay their respective obligations when they come due. GenCap’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to GenCap as of, the date of its written opinion, and GenCap assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its written opinion. The form and content of GenCap’s opinion was approved by a committee of the senior executives of GenCap.

Summary of Financial Analyses

The following is a summary of the material financial analyses presented by GenCap to the NioCorp Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by GenCap, nor does the order of analyses described represent relative importance or weight given to those analyses by GenCap. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of GenCap’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is

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based on market data, is based on market data as it existed as of September 25, 2022 and is not necessarily indicative of current or future market conditions.

Approach to Fairness

In support of the opinion, GenCap performed certain analyses on NioCorp and the consideration, based on the methodologies and assumptions that GenCap considered appropriate in the circumstances for the purposes of providing its opinion. In the context of the opinion, GenCap considered the following principal approaches:

●	comparison of the value and premium which was implied by NioCorp’s transaction market capitalization to the pre-announce share price (“Implied NioCorp Equity Valuation Analysis”);
●	comparison of the offer exchange ratio to GX Stockholders relative to historical share exchange ratios over various time periods including spot, 1-week average, 1-month average, and 3-month average (“Share Exchange Ratio Analysis”);
●	comparison of the transaction share price relative to NioCorp’s implied market value utilizing a discounted cash flow of Elk Creek and market multiples prevailing at the time of the transaction (“Discounted Cash Flow & Market Multiples Analysis”); and
●	various other quantitative and qualitative analyses including a comparison of the Transaction to other possible financing alternatives for Elk Creek taking into account the relative risks and other appropriate considerations of undertaking such financing alternatives.

For the purposes of GenCap’s analysis:

●	“Total Enterprise Value”, which is referred to as TEV, was calculated as the market value of the relevant company’s fully diluted in-the-money (see below) common equity based on its closing stock price as of September 23, 2022, which is referred to as “equity value”, (i) plus debt, and (ii) less cash and cash equivalents, as of the relevant company’s most recently reported quarter end or using updated management estimates if appropriate;
●	“Fully Diluted In-The-Money”, which is referred to as FDITM, was generally calculated as (i) basic outstanding NioCorp common shares and (ii) conversion of in-the-money outstanding options and warrants as disclosed in NioCorp’s most recently reported quarter end, based on NioCorp’s closing stock price as of September 23, 2022; and
●	“Net Asset Value”, which is referred to as NAV, was generally calculated as using the value of NioCorp’s Elk Creek Project, as determined by a discounted cash flow analysis utilizing the June 2022 feasibility study with adjustments for made for updated timeline estimates, plus the company’s net cash on hand as at the most recently reported quarter end.

Implied NioCorp Equity Valuation Analysis

GenCap performed an implied equity valuation analysis to compare the valuation level of the Transaction relative to the unaffected market valuation of NioCorp’s shares. The Transaction TEV for NioCorp of US$255 million translated into a Transaction market capitalization of US$256.5 million after certain balance sheet adjustments.

NioCorp Equity Valuation
Transaction TEV:	(US$M)	$255
Transaction Market Cap[1]:	(US$M)	$256.5
FDITM Shares Outstanding:		295,717,606
Transaction Share Price[2]:	(C$/sh)	$1.18
Premium to Pre-announce Share Price:	(%)	+12.4%

Based on the FDITM shares outstanding of NioCorp of 295.7 million at the date of the Business Combination Agreement, the transaction market capitalization equaled a transaction share price of C$1.18 which represented a ~12% premium to NioCorp share price prior to the announcement of the Business Combination Agreement.

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Share Exchange Ratio Analysis

GenCap analyzed the share exchange ratio being paid to GX Stockholders relative to historical share exchange ratios between the two companies over various time periods selected.

	Share Price NioCorp (C$/share)	Share Price GX (US$/share)	Ratio[3]	Offer Premium/ (Discount) (%)
Offer Exchange Ratio:	n.a.	n.a.	11.183x	--
Historical Exchange Ratios
Spot:	C$1.05	US$9.80	12.661x	(11.7%)
1-Week Average:	C$1.04	US$9.80	12.587x	(11.2%)
1-Month Average:	C$1.04	US$9.81	12.377x	(9.6%)
3-Month Average:	C$0.96	US$9.80	13.396x	(16.5%)

The offer exchange of 11.183 NioCorp shares per GX share represented a ~(10%) – (17%) discount to the historical exchange ratios in the market over the above time periods shown.

Discounted Cash Flow & Market Multiples Analysis

In order to understand the underlying fundamental value of NioCorp’s assets, GenCap performed a discounted cash flow (“DCF”) analysis using the Feasibility study model at Elk Creek provided by NioCorp management. Certain adjustments were made to the model to reflect management’s updated view of project development timing since the study was published on June 28, 2022.

For purposes of this analysis, GenCap identified a group of critical metals development staged companies, listed in the table below, that were under US$1.0 billion in market capitalization, had sufficient publicly available operational and/or financial metrics, including an economic study, and shared similar business characteristics to NioCorp based on its professional judgement, which are referred to as the “selected peer companies”.

GenCap recognized that none of the selected peer companies are directly comparable to NioCorp, and that each of the selected peer companies is unique in terms of size, grade, geographic location, commodity mix and stage of development. GenCap’s analysis was based on publicly available data and information for the selected peer companies available as of September 23, 2022, and did not make any exclusions of companies that met the selection criteria.

Critical Metals Developers 4,5,6

Company	Market Cap. (US$M)	Commodity	Key Asset(s)	Location(s)	Status	Permitted?	WACC (%)	Analyst P/NAV (ratio)
Vulcan Energy	$705	Lithium	Vulcan	Germany	PFS	x	12.1%	0.4	x
5E Advanced Materials	$655	Boron	Fort Cady & Plant	California (U.S.)	Construction	✔	9.9%	n.a	.
Leo Lithium	$540	Lithium	45% Goulamina	Mali	Feasibility	✔	5.2%	0.4	x
Argosy Minerals	$510	Lithium	90% Rincon	Argentina	PEA	x	17.4%	n.a	.
Arafura Resources	$430	Rare Earths	Nolans	Northern Territory (Australia)	Financing	x	12.7%	n.a	.
Strandline Resources	$360	Zirconium	Coburn	Western Australia	Construction	✔	9.8%	n.a	.
Frontier Lithium	$345	Lithium	PAK	Ontario (Canada)	PEA	x	16.2%	0.5	x
Hasting Technology Metals	$315	Rare Earths	Yagibana	Western Australia	Construction	✔	9.2%	0.6	x
Centaurus Metals	$315	Nickel	Jaguar	Brazil	Scoping	x	16.0%	0.6	x
Polymet Mining	$295	Nickel	NorthMet	Minnesota (U.S.)	Feasibility	✔	7.0%	0.5	x
Talon Metals	$275	Nickel	60% Tamarack	Minnesota (U.S.)	Feasibility	x	9.6%	0.5	x
Atlantic Lithium	$265	Lithium	Ewoyaa	Ghana	Scoping	x	9.9%	0.4	x
Galan Lithium	$265	Lithium	Hombre Muerto West	Argentina	PEA	x	14.1%	0.4	x
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Company	Market Cap. (US$M)	Commodity	Key Asset(s)	Location(s)	Status	Permitted?	WACC (%)	Analyst P/NAV (ratio)
Critical Elements Lithium	$250	Lithium	Rose	Quebec (Canada)	Feasibility	x	10.8%	0.3	x
Anson Resources	$240	Lithium	Paradox	Utah (U.S.)	PEA	x	14.6%	n.a	.
Horizonte Minerals	$225	Nickel	Araguaia	Brazil	Construction	✔	15.5%	0.3	x
NioCorp	$215	Niobium, Scandium, Titanium	Elk Creek	Nebraska (U.S.)	Feasibility	x	13.6%	0.3	x
Sunrise Energy Metals	$170	Nickel, Cobalt	Sunrise	New South Wales	Financing	✔	14.1%	0.3	x
Rock Tech Lithium	$165	Lithium	Georgia Lake	Ontario (Canada)	PEA	x	17.8%	0.2	x
Lithium Power International	$145	Lithium	Maricunga	Chile	Feasibility	✔	17.7%	0.4	x
Texas Mineral Resources	$140	Rare Earths	Round Top	Texas (U.S.)	PEA	x	17.0%	n.a	.
Northern Minerals	$125	Rare Earths	Browns Range	Western Australia	Feasibility	x	14.8%	n.a	.
Sovereign Metals	$120	Titanium, Graphite	Kasiya	Malawi	Scoping	x	14.9%	0.3	x
Canada Nickel Company	$115	Nickel	Crawford	Ontario (Canada)	PEA	x	15.5%	0.2	x
E3 Lithium	$105	Lithium	Cleanwater Lithium	Alberta (Canada)	PEA	x	19.7%	0.2	x
Ionic Rare Earths	$105	Rare Earths	60% Makuutu	Uganda	Feasibility	x	16.9%	0.2	x
IperionX	$105	Titanium, Zirconium, REE	Titan	Tennessee (U.S.)	Scoping	x	12.2%	n.a	.
Lepidico	$100	Lithium	Karbib	Namibia	Feasibility	✔	16.6%	n.a	.
Poseidon Nickel	$100	Nickel	Black Swan	Western Australia	Feasibility	x	16.5%	n.a	.
European Metals Holdings	$100	Lithium	Cinovec	Czech Republic	PFS	x	17.9%	n.a	.
Sheffield Resources	$100	Zirconium, Titanium	50% Thunderbird	Western Australia	Construction	✔	15.9%	n.a	.
Rare Element Resources	$95	Rare Earths	Bear Lodge	Wyoming (U.S.)	PFS	x	18.9%	n.a	.
Group 6 Metals	$81	Tungsten	Dolphin	Australia	Construction	✔	11.5%	n.a	.
TNG	$80	Vanadium	Mount Peake	Western Australia	Financing	x	13.9%	n.a	.
FPX Nickel	$80	Nickel	Decar	BC (Canada)	PEA	x	17.4%	0.4	x
Bluejay Mining	$57	Titanium	Dundas	Greenland	PFS	✔	18.8%	n.a	.
					Average (Non-Permit):		15.0%	0.35	x
					Average (All):		14.2%	0.36	x

Based on this analysis, GenCap selected a discount rate of 15% based on the average weighted average cost of capital (“WACC”) and determined an average market valuation of 0.35x NAV was appropriate to use for the market valuation of NioCorp.

Using the 15% WACC derived from the peer analysis, GenCap calculated a NAV for NioCorp of US$668 million through the DCF analysis conducted.

NioCorp NAV @ 15%:	(US$M)		$668[7]
P/NAV Multiple		(10%)	0.35x	+10%
Implied Market Value:	(US$M)	$210	$234	$257
Implied Share Price[2]:	(C$/sh)	$0.97	$1.07	$1.18
Transaction Share Price	(C$/sh)		$1.18
Premium to Implied Share Price	(%)	+22.2%	+10.0%	0.0%

After applying the 0.35x P/NAV valuation level derived from the peer analysis, this implied a market value for NioCorp of US$234 million or C$1.07 per share. The transaction share price of C$1.18, as calculated in the NioCorp Equity Valuation Analysis, represented a ~10% premium to this implied share price level. GenCap also performed this analysis with a +10% / (10%) sensitivity to the market P/NAV valuation applied which determined an implied share price range of C$0.97 - $1.18 per NioCorp share.

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Footnotes:
1.	Adjusted for net cash balance of US$1.5M
2.	Converted using the CAD/USD exchange rate of 1.36 on September 23, 2022
3.	NioCorp Share price converted to US$ using FX rates for each trading day over the appropriate timeframe
4.	Minimum market capitalization of ~US$60M; excluding Asian companies
5.	Includes only companies with an economic study
6.	WACC calculated based on 3-year weekly adjusted beta (regression vs. MSCI World Index), Duff & Phelps equity risk and size premiums and 10-year US treasury benchmark yields
7.	Including balance sheet adjustments

Other Analysis

GenCap also considered various other quantitative and qualitative analyses including a comparison of the transaction to other possible financing alternatives for Elk Creek taking into account the relative risks and other appropriate considerations of undertaking these financing alternatives. The results of this analysis are reflected in GenCap’s opinion.

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying GenCap’s opinion. In arriving at its fairness determination, GenCap considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, GenCap made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to NioCorp, GX or the business combination.

GenCap prepared these analyses for purposes of providing its opinion to the NioCorp board as to the fairness from a financial point of view of the Transactions to NioCorp Shareholders. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts/projections of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of NioCorp, GX, GenCap or any other person assumes responsibility if future results are materially different from those forecast.

The consideration to be paid pursuant to the business combination was determined through arm’s-length negotiations between NioCorp and GX and was approved by the NioCorp Board. GenCap did not recommend any specific amount of consideration to NioCorp or the NioCorp Board or state whether any specific amount of consideration constituted the only appropriate consideration for the transaction.

GenCap’s opinion was one of many factors taken into consideration by the NioCorp Board in making its determination to approve the Business Combination Agreement and should not be viewed as determinative of the views of the NioCorp Board with respect to the Transactions. The foregoing summary does not purport to be a complete description of the analyses performed by GenCap in connection with the delivery of its fairness opinion to the NioCorp Board and is qualified in its entirety by reference to the written opinion of GenCap attached hereto as Annex E.

GenCap and its affiliates are engaged in financing advisory services for various persons and entities. GenCap and its affiliates and employees, and other entities in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of NioCorp, GX, any of their respective affiliates and third parties. Pursuant to a letter agreement dated August 24, 2022 (the “Engagement Agreement”), NioCorp engaged GenCap to act as financial advisor in connection with the business combination and any alternative transaction. Pursuant to the terms of the Engagement Agreement, GenCap will receive a fee of US$350,000 for rendering the opinion, no portion of which is conditional upon the conclusion of the opinion or the completion of the business combination. In addition, NioCorp has agreed to reimburse certain expenses and indemnify GenCap against certain liabilities, including certain liabilities under applicable securities laws, that may arise out of its engagement. Except as otherwise disclosed/described, GenCap has not provided services to NioCorp or its affiliates in the two years preceding the date of this opinion. In the future, GenCap may provide financial advisory, investment banking, or other financial services to NioCorp, GX, and their respective affiliates for which GenCap may receive compensation.

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GenCap is a recognized advisory firm regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes. The NioCorp Board selected GenCap as its financial advisor in connection with the business combination on the basis of GenCap’s experience in similar transactions and familiarity with the metals and mining industry.

Opinion of GX’s Financial Advisor

GX retained Scalar to act as its financial advisor in connection with the Transactions. Scalar rendered its opinion to the GX Board that, as of September 25, 2022 and based upon and subject to the factors and assumptions set forth therein, the consideration to be received by the holders of GX Class A Shares pursuant to the Business Combination Agreement is fair, from a financial point of view, to such stockholders.

The full text of the written opinion of Scalar, dated September 25, 2022, which sets forth assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken in connection with the opinion, is attached as Annex F and incorporated by reference into this proxy statement/prospectus in its entirety. All stockholders of GX are urged to, and should, read the opinion carefully and in its entirety. The Scalar opinion did not address any other aspect or implications of the Transactions and does not constitute an opinion, advice or recommendation as to how any holder of shares of GX Class A Shares should vote or otherwise act with respect to the Transactions or any other matter. The Scalar opinion addresses fairness to the holders of GX Class A Shares solely in their capacity as such and does not take into account any other interests they may have.

In connection with rendering the opinion described above and performing its related financial analyses, Scalar, among other things:

(i)	reviewed a draft, dated September 21, 2022, of the Business Combination Agreement;
(ii)	reviewed a draft, dated September 22, 2022, of the Exchange Agreement and a draft, dated September 23, 2022, of the Sponsor Support Agreement;
(iii)	reviewed certain publicly available business and financial information relating to GX and NioCorp;
(iv)	reviewed certain historical financial information and other data relating to NioCorp that were provided to Scalar by the management of GX, approved for Scalar’s use by NioCorp and GX, and information of NioCorp related to the outstanding options and warrants that were not publicly available;
(v)	reviewed certain financial forecasts, estimates, and other data relating to the business and financial prospects of NioCorp that were publicly available, approved for Scalar’s use by NioCorp, and publicly available, including the Corporate Presentation (as defined below) and NI 43-101 Technical Report Feasibility Study dated June 28, 2022 regarding the Elk Creek Project located in Nebraska prepared for NioCorp Developments Ltd;
(vi)	reviewed certain financial estimates and other data relating to the business and financial prospects of NioCorp that were not publicly available, specifically back-up information relating to the publicly available NI 43-101 Technical Report Feasibility Study dated June 28, 2022 regarding the Elk Creek Project located in Nebraska prepared for NioCorp Developments Ltd, and approved for Scalar’s use by NioCorp and GX;
(vii)	conducted discussions with members of the senior management of NioCorp and GX concerning the business, operations, historical financial results, and financial prospects of NioCorp, and the Transactions;
(viii)	reviewed current and historical market prices of the NioCorp Common Shares and GX Class A Shares;
(ix)	reviewed certain financial and stock market data of NioCorp and compared that data with similar publicly available data for certain other companies;
(x)	reviewed certain pro forma effects relating to the Transactions, including estimated transaction costs and the effects of anticipated financings, prepared by management of the NioCorp and approved for Scalar’s use by NioCorp; and
(xi)	conducted such other financial studies, analyses and investigations, and considered such other information, as Scalar deemed necessary or appropriate.
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As described in (v) above, Scalar reviewed NioCorp’s investor presentation (the “Corporate Presentation”), which provided an overview of the Transactions with GX, the critical minerals NioCorp is focused on, and the details on the Elk Creek Project. The Corporate Presentation was subsequently filed as an Exhibit to the Current Report on Form 8-K filed by NioCorp on October 7, 2022.

Scalar did not make an independent analysis of the effects of the COVID-19 pandemic, the invasion of Ukraine or related market developments or disruptions, or of any other disaster or adversity, on the business or prospects of GX or NioCorp.

For purposes of rendering its opinion, Scalar, with GX’s consent, without assuming any liability or responsibility for independent verification, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it. In that regard, Scalar assumed, with GX’s consent, that the prospective financial information was reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of GX. Scalar did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of GX or NioCorp or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Scalar assumed that all governmental, regulatory or other third-party consents and approvals necessary for the consummation of the Transactions would be obtained without any adverse effect on GX or NioCorp or on the expected benefits of the Transactions in any way meaningful to its analysis. Scalar also assumed that the Transactions would be consummated on the terms set forth in the Business Combination Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Scalar’s opinion did not address the underlying business decision of GX to engage in the Transactions or the relative merits of the Transactions as compared to any alternative business strategies or transactions that may be available to GX; nor did it address any legal, regulatory, tax or accounting matters. Scalar was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, GX or any other alternative transaction. Scalar’s opinion addressed only the fairness from a financial point of view, as of the date of its opinion, to the holders of GX Class A Shares of the Exchange Ratio pursuant to the Business Combination Agreement. Scalar did not express any view on, and its opinion did not address, any other term or aspect of the Business Combination Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Business Combination Agreement or entered into or amended in connection with the Transactions, including the fairness of the Transactions, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of GX; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of GX or NioCorp, or class of such persons in connection with the Transactions, whether relative to the Exchange Ratio pursuant to the Business Combination Agreement or otherwise. Scalar did not express any opinion as to the prices at which NioCorp Common Shares would trade at any time or as to the impact of the Transactions on the solvency or viability of GX or NioCorp or the ability of GX or NioCorp to pay their respective obligations when they come due. Scalar’s opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Scalar assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Scalar’s opinion was approved by a fairness committee of Scalar.

The following is a summary of the material financial analyses delivered by Scalar to the GX Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Scalar, nor does the order of analyses described represent relative importance or weight given to those analyses by Scalar. Except as otherwise noted, the following information, to the extent that it is based on market data, is based on market data as it existed on or before September 22, 2022, and is not necessarily indicative of current market conditions.

Determination of Pro-Forma Capitalization and Transactions Consideration and Consideration of Dilution to GX Class A Common Stock Shareholders

Scalar determined the Transactions consideration by considering the pro forma shares outstanding for the Combined Company on a pro forma basis. This includes 279,085,881 NioCorp Common Shares and 1,068,018 NioCorp Common Shares issuable upon the conversion of an outstanding convertible note issued by NioCorp to Lind pursuant to the terms of the CSFA (the “Lind Convertible Note”). This also includes warrants to purchase 18,516,253 NioCorp Common Shares and options to purchase 14,464,000 NioCorp Common Shares. In total, 313,134,152 NioCorp Common Shares were considered to be contributed to the Combined Company by current NioCorp Shareholders on a pro forma basis. A total of 47,650,427 GX Class B Common Stock shares (after giving effect to the Exchange Ratio) not subject to price-based vesting conditions, after applying the Exchange Ratio to the GX Class B Common Stock shares, were considered to be contributed to the Combined Company by GX Sponsor on a pro forma basis. Scalar considered the Commitment Shares issuable as part of the fees related to the Standby Equity Purchase Agreement to be dilutive to GX Class A Common Stockholders, and included 726,890 NioCorp Common Shares on a pro forma basis. Scalar considered the NioCorp Common Shares issuable as part of new convertible debt issuance related to the Transactions closing to be dilutive to GX Class A Common Stockholders, and included 19,880,749 NioCorp Common Shares on a pro forma basis. Scalar considered the GX Class A Common Stock shares not subject to price-based vesting conditions issuable

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to GX’s underwriters as part of the transaction’s fees to be dilutive to GX Class A Common Stockholders, and included 3,992,302 NioCorp Common Shares on a pro forma basis. In total, Scalar considered the pro forma common share count of the Combined Company, before accounting for any GX Class A Common Stock shares that elect to be converted into NioCorp Common Shares (and are not redeemed), to be 385,381,724 NioCorp Common Shares, comprised of 313,134,152 common shares of the Combined Company attributable to current NioCorp Shareholders, 47,650,427 common shares of the Combined Company attributable to GX Class B Common Stock shareholders, and 24,599,941 common shares of the Combined Company attributable to related financing events and underwriter fees. After applying the Exchange Ratio to this share count and after accounting for the net exercise proceeds related to any options and warrants considered as part of the analysis, Scalar estimated the pro forma proceeds to the Combined Company’s shareholders, before accounting for any GX Class A Common Stock shares that elect to be converted into NioCorp Common Shares (and are not redeemed), to be $321,244,321. After accounting for the estimated cash transaction fees provided by GX Management of $16,000,000 and the estimated cash proceeds from the related financing events of $15,227,500, Scalar considered the total transaction consideration to the Combined Company on a pro forma basis, before accounting for any GX Class A Common Stock shares that elect to be converted into NioCorp Common Shares (and are not redeemed), to be $322,016,821.

Discounted Cash Flow Analysis

Scalar based the equity value ranges on a discounted cash flow (“DCF”) analysis for EBITDA Terminal Value and Perpetuity Growth Terminal Value. The Discounted Cash Flow analysis was based on a two-stage financial model. In the first stage, referred to herein as the “Pre-Production Period,” the Weighted Average Cost of Capital (“WACC”) assumes 100% equity financing for the Elk Creek Project. The term of the Pre-Production Period is four years. In the second stage, referred to herein as the “Commercialization Period,” the WACC is based on a capital structure aligned with comparable revenue-generating publicly traded companies as selected and reviewed by Scalar, as discussed in more detail below. The Commercialization Period is six years, for a total DCF period of 10 years. Because the cash balance of the Combined Company, estimated at $4,507,500 after accounting for NioCorp’s cash and short-term equivalents balance of $5,280,000 from its most recent quarterly filing, net cash proceeds to the Combined Company from related financing events of $15,227,500, and estimated transaction expenses provided by GX Management of $16,000,000, is less than the total estimated Initial Capital Expenditures of $1,140,403,000, as detailed in the NI-4301 technical report, Scalar estimated the impact of future shareholder dilution when performing its DCF analysis. Scalar assumed that 100.0% of the financing of capital expenditures during the Pre-Production Period would be in the form of NioCorp Common Shares issuable in exchange for cash, and Scalar estimated that the future shares would be issued at $10.00 multiplied by the Exchange Ratio, or $0.894 per NioCorp Common Share. In total, Scalar estimated that 1,270,263,075 NioCorp Common Shares would be issued during the Pre-Production Period, before accounting for any cash that the Combined Company received related to GX Class A Common Stock shares that elected to receive NioCorp Common Shares (and not redeem) as part of the Transactions. This resulted in the 385,381,724 NioCorp Common Shares, as described above (which includes shares issuable in respect of the contemplated transaction financing), owning approximately 23.3% of the Combined Company’s outstanding common shares once the Pre-Production Period is completed. Because shareholder dilution was taken into account in this manner, Scalar only considered positive net cash flows to invested capital for an annual period in its DCF analysis, and multiplied the portion of the DCF result attributable to the Combined Company’s common shareholders by 23.3%.

In connection with Scalar’s determination of the WACC for each of the Pre-Production Period and the Commercialization Period used in its DCF analysis, Scalar searched for comparable companies by searching for publicly traded companies classified in the materials industry by S&P Capital IQ that Scalar determined to be of importance to the green economy in mining, refining, and manufacturing strategic metals and rare earths and products derived from critical minerals, as classified by the United States Geological Survey (USGS). According to the USGS, there was no Ferroniobium or Scandium Dioxide produced in the United States in 2021. For this reason, Scalar conducted a global search for publicly traded comparable businesses. Scalar considered the inclusion of public companies within the MVIS® Global Rare Earth/Strategic Metals Index and the VanEck® ETF Trust - VanEck Rare Earth/Strategics Metals ETF to be relevant to its identification of relevant public companies as well. After creating this group of companies to select from, Scalar reviewed each company on a holistic basis to determine its relevance as a comparable company. NioCorp Management anticipates that its products will compete with and complement existing and future lithium battery products, so Scalar included certain companies relevant to this as comparable companies. NioCorp Management has also disclosed a significant rare earths mineral resource of 632.9 kilotonnes of Total Rare Earth Oxide, so Scalar included certain companies relevant to this mineral resource. NioCorp Management also expects to mine titanium dioxide, so Scalar included certain companies relevant to this aspect as comparable companies. Since Scalar relied on a DCF approach, Scalar focused on selecting a group of companies that were representative within the critical minerals space, based on Scalar’s own determination and expertise, in order to determine a relevant beta indication to be utilized in the calculation of NioCorp’s Cost of Equity during the Pre-Production Period and relevant beta and EBITDA multiple indications to be utilized in the Commercial Production Period. To this end, Scalar reviewed factors such as market capitalization, company financial data, company presentations, securities filings and press releases to determine which public companies to include in the separate sets of Pre-Production comparable companies

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and Commercial Production comparable companies, however, no single parameter, threshold, or other value determined whether or not a company was included or excluded from the analysis.

Once a list of public companies was identified and data regarding them was collected, Scalar calculated a Weighted Average Cost of Capital (WACC) range for GX using a Capital Asset Pricing Model (CAPM) relying on the public company data it had gathered, and utilized a 2.5% sensitivity range above and below the calculated WACC based on its assessment of company risk in the Pre-Production Period and the Commercial Production Period.

Cost of Equity has been determined according to a Capital Asset Pricing Model build-up approach, after selecting various unlevered Beta assumptions based on company stage. It is assumed that NioCorp will utilize 100% equity financing during the Pre-Production phase, and a mix of debt and equity financing during the Commercial Production phase. It is assumed that NioCorp will utilize a ratio of debt to invested capital in line with the public company average for those companies considered to be in the commercial production phase. For the purpose of the discounted cash flow valuation sensitivity analysis, the baseline WACC utilized in each phase is modified in +/-0.5% increments 2.5% above and 2.5% below the baseline WACC above for a total adjustment range of 5.0%. For example, a 2.5% WACC adjustment means that the Pre-Production Period WACC is 21.1% and the Commercial Production Period WACC is 15.7%.

No companies meeting the selection criteria for the Selected Pre-Production Companies and Selected Commercial Production Companies were excluded from the WACC sensitivity within the discounted cash flow valuation sensitivity analysis. The Selected Pre-Production Companies were excluded from the EBITDA Multiple sensitivity within the discounted cash flow valuation sensitivity analysis because the EBITDA Multiple in the terminal period is being applied to the Elk Creek Project when it is in the Commercial Stage, not the Pre-Production Stage.

Selected DCF Inputs

Description	Low	High
Pre-Production Period WACC	16.1%	21.1%
Commercial Production Period WACC	10.7%	15.7%
Perpetuity Growth Terminal Value - Long Term Growth Rate	-5.0%	0.0%
EBITDA Multiple Terminal Value - EBITDA Multiple	6.0x	10.0x

Scalar identified the following list of Pre-Production public companies which resulted in a median unlevered beta of 1.60 and a 75th percentile unlevered beta of 1.97. Scalar utilized S&P Capital IQ’s historical five year beta data as a proxy for levered beta, which was utilized to estimate the unlevered beta for each of the selected Pre-Production companies. Scalar utilized the 75th percentile unlevered beta figure to calculate its baseline cost of equity of 18.6% and its baseline WACC of 18.6% for NioCorp during the Pre-Production Period. AVZ Minerals Limited stock has been voluntarily suspended on the Australian Securities Exchange since May 2022, however, Scalar concluded that its historical beta calculation, as provided by S&P Capital IQ, was a relevant data point for this analysis.

Selected Pre-Production Companies

Company Name	Levered Beta	Unlevered Beta
Australian Strategic Materials Ltd	2.03	1.97
AVZ Minerals Limited	0.07	0.07
Core Lithium Ltd	1.82	1.82
Pioneer Ltd	2.01	2.01
Lake Resources NL	0.64	0.64
Liontown Resources Limited	(0.09)	(0.09)
Lithium Americas Corp.	1.67	1.60
Piedmont Lithium Inc.	0.75	0.75
Standard Lithium Ltd.	2.17	2.17

25th Percentile	0.64	0.64
Median	1.67	1.60
Mean	1.23	1.21
75th Percentile	2.01	1.97

Scalar identified the following list of Commercial Production public companies which resulted in a median unlevered beta of 1.08 and a 75th percentile unlevered beta of 1.60. Scalar utilized S&P Capital IQ’s historical five year beta data as a proxy for levered beta, which was utilized to estimate the unlevered beta for each of the selected Commercial Production companies. Scalar utilized the 75th percentile unlevered beta figure, the mean cost of borrowing as provided by S&P Capital IQ, and the mean debt-to-equity ratio, calculated by Scalar for each company from debt and market capitalization data provided by S&P Capital IQ, to calculate its baseline cost of equity of 15.3% and its baseline WACC of 13.2% for NioCorp during the Commercial Production Period.

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Selected Commercial Production Companies

Company Name	Cost of Borrowing	Debt-to-Equity Ratio	Levered Beta	Unlevered Beta
Allkem Limited	5.2%	3.6%	1.76	1.71
AMG Advanced Metallurgical Group N.V.	4.6%	96.5%	1.95	1.14
China Northern Rare Earth (Group) High-Tech Co., Ltd	5.0%	7.2%	(0.11)	(0.11)
ERAMET S.A.	4.9%	92.5%	1.94	1.07
Ganfeng Lithium Co., Ltd.	4.3%	6.1%	0.52	0.50
Iluka Resources Limited	4.5%	0.8%	1.29	1.28
Livent Corporation	N/A	4.6%	1.88	1.81
Lynas Rare Earths Limited	6.5%	2.6%	0.81	0.80
MP Materials Corp.	1.2%	12.6%	2.83	2.57
Pilbara Minerals Limited	5.9%	2.0%	2.09	2.05
Shenghe Resources Holding Co., Ltd	5.5%	8.1%	0.10	0.10
Tronox Holdings plc	4.7%	145.8%	1.89	0.91
Xiamen Tungsten Co., Ltd.	4.3%	35.8%	0.18	0.14
Zhejiang Huayou Cobalt Co., Ltd	2.9%	34.4%	1.42	1.10

25th Percentile	4.3%	3.9%	0.60	0.57
Median	4.7%	21.2%	1.59	1.08
Mean	4.6%	32.3%	1.32	1.08
75th Percentile	5.2%	35.4%	1.93	1.60

Scalar identified the following list of Commercial Production public companies which resulted in a Last Twelve Months (LTM) EBITDA Multiple range between 1.8x to 30.8x and a Next Twelve Months (NTM) EBITDA Multiple range between 2.4x and 15.0x.

Selected Commercial Production Companies

Company Name	Enterprise Value ($ in Millions USD)	LTM EBITDA ($ in Millions USD)	NTM EBITDA ($ in Millions USD)	Enterprise Value divided by LTM EBITDA (LTM EBITDA Multiple	Enterprise Value divided by NTM EBITDA (NTM EBITDA Multiple)
Allkem Limited	$6,247.2	$494.2	$1.121.9	13.0x	5.7x

AMG Advanced Mettalurgical Group N.V.	$1,214.5	$188.7	$321.0	6.4x	3.8x
China Northern Rare Earth (Group) High-Tech Co., Ltd	$15,752.0	$1,360.7	$1,535.1	11.6x	10.3x
ERAMET S.A.	$3,261.9	$1,777.1	$1,375.3	1.8x	2.4x
Ganfeng Lithium Co., Ltd.	$22,855.4	$1,556.0	$2,803.8	14.7x	8.2x
Iluka Resources Limited	$2,463.0	$606.0	$549.1	4.1x	4.5x
Livent Corporation	$5,878.0	$190.8	$443.5	30.8x	13.3x
Lynas Rare Earths Limited	$4,349.2	$366.2	$439.5	11.9x	9.9x
MP Materials Corp.	$4,844.6	$363.7	$327.2	13.3x	14.8x
Pilbara Minerals Limited	$9,582.6	$544.5	$1,830.7	17.6x	5.2x
Shenghe Resources Holding Co., Ltd	$4,071.5	$340.2	$514.8	12.0x	7.9x
Tronox Holdings plc	$4,334.0	$938.0	$1,154.7	4.6x	3.8x
Xiamen Tungsten Co., Ltd.	$6,901.9	$508.0	$459.2	13.6x	15.0x
Zhejiang Juayou Cobalt Co., Ltd	$20,368.7	$1,105.4	$1,901.8	18.4x	10.7x

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Discounted Cash Flow Results Discussion

The DCF – EBITDA Multiple Terminal Value (Income) analysis utilized an LTM EBITDA multiple range between 6.0x and 10.0x multiplied by the year 10 EBITDA estimate of $398,202,000, as provided by NioCorp Management. The DCF - EBITDA Multiple Terminal Value (Income) analysis resulted in an equity value range per share of $8.75 per share to $11.96 per share with a middle equity value range of $10.17 per share, compared to a pro forma consideration of $10.00 per common share or $348,400,000 in the aggregate as a pro forma equity value for NioCorp, compared to the pro forma consideration for the Transactions of $322,016,812.

The DCF – Perpetuity Growth Terminal Value (Income) analysis utilized a cash flow growth rate between -5.0% and 0.0% and a terminal year cash flow of $304,440,000, as provided by NioCorp Management. Scalar aligned the estimated cash flow growth rate based to the cash flow growth rates observed in year 10 and prior years of the Commercial Production period of the DCF and discussion with GX Management. The DCF - Perpetuity Growth Terminal Value (Income) analysis resulted in an equity value per range of $8.12 per share to $11.03 per share with a middle equity value range of $9.17, compared to a pro forma consideration of $10.00 per common share per share or $283,600,000 in the aggregate as a pro forma equity value for NioCorp, compared to the pro forma consideration for the Transactions of $322,016,812.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Scalar’s opinion. In arriving at its fairness determination, Scalar considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Scalar made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to GX or NioCorp or the Transactions.

Scalar prepared these analyses for purposes of Scalar providing its opinion to the GX Board as to the fairness from a financial point of view of the Exchange Ratio pursuant to the Transactions to the holders of the GX Class A Common Stock.

These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of GX, NioCorp, Scalar or any other person assumes responsibility if future results are materially different from those forecasts.

The Exchange Ratio was determined through arm’s-length negotiations between GX and NioCorp and was approved by the GX Board. Scalar did not advise the GX Board during these negotiations, nor did it recommend any specific Exchange Ratio to the GX board or that any specific Exchange Ratio constituted the only appropriate Exchange Ratio for the Transactions.

As more fully described below in the section entitled “GX’s Reasons for the Transactions and Recommendation of the GX Board” below, Scalar’s opinion to the GX Board was one of many factors taken into consideration by the GX Board in reaching its decision to approve and declare advisable the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement, including the Transactions, and recommend the approval of the Business Combination Agreement by its stockholders. The foregoing summary does not purport to be a complete description of the analyses performed by Scalar in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Scalar attached as Annex F.

Scalar and its affiliates are engaged in transaction advisory, financial reporting, litigation consulting, tax and other financial and non-financial activities and services for various persons and entities. Scalar acted as financial advisor to GX in connection with the transaction contemplated by the agreement. Scalar has not provided any other financial advisory or other services to GX, NioCorp, or their affiliates. However, Scalar may in the future provide financial advisory services to GX, NioCorp and their respective affiliates for which it may receive compensation.

The GX Board selected Scalar as its financial advisor because it is an experienced valuation firm that has substantial experience in transactions similar to the Transactions. Pursuant to the original letter engagement agreement dated September 14, 2022, GX engaged Scalar to act as its financial advisor in connection with the Transactions to provide GX an opinion as to the fairness of the consideration, from a financial perspective, that the GX Public Stockholders will receive in connection with the Transactions. The engagement letter between GX and Scalar provided for a transaction fee equal to $150,000. $75,000 of which was paid on the date the engagement letters was executed and the remaining $75,000 is due December 15,

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2022. In addition, GX has agreed to reimburse Scalar for reasonable out-of-pocket expenses relating to the engagement, including attorneys’ fees and expenses, and to indemnify Scalar and related persons against various liabilities, including certain liabilities under the federal securities laws.

Accounting Treatment

The business combination will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GX will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Transactions are treated as the equivalent of NioCorp issuing NioCorp Common Shares for the net assets of GX, accompanied by a recapitalization. The net assets of GX will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of NioCorp.

Listing of NioCorp Common Shares; Delisting and Deregistration of GX Securities

The NioCorp Common Shares are traded on the TSX under the symbol “NB” and on the OTC Markets trading platform under the symbol “NIOBF.” On                              , 2023, the last trading day before the date hereof, the closing price of the NioCorp Common Shares was C$                      on the TSX. NioCorp currently anticipates that, following the Transactions, the NioCorp Common Shares will trade on Nasdaq under the symbol “NB” and will continue to trade on the TSX under the symbol “NB.” In addition, NioCorp anticipates that, following the Transactions, the NioCorp Assumed Warrants will trade on Nasdaq under the symbol “NIOBW.” Although this condition may be waived without further solicitation of the NioCorp Shareholders or GX Stockholders or recirculation of this joint proxy statement/prospectus, NioCorp has applied for listing of the NioCorp Common Shares and NioCorp Assumed Warrants on Nasdaq. and is in the process of seeking such approval for listing. NioCorp currently expects to qualify for listing on the Nasdaq Capital Market (after giving effect to the reverse stock split), but intends to pursue listing on either the Nasdaq Global Market or Nasdaq Global Select Market if the Combined Company meets the requisite listing standards. NioCorp also intends to apply for listing of the NioCorp Common Shares to be issued in connection with the Transactions and the Yorkville Financings on the TSX. Neither Nasdaq nor TSX has conditionally approved any NioCorp listing application and there is no assurance that such exchanges will approve any listing application.

GX Public Units, GX Class A Shares and GX Public Warrants are currently listed on Nasdaq under the symbols “GXIIU”, “GXII”, and “GXIIW”, respectively. Following the completion of the Transactions, the GX Public Units, GX Class A Shares and GX Public Warrants will be delisted from Nasdaq and deregistered under the Exchange Act.

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THE BUSINESS COMBINATION AGREEMENT

This section describes the material terms of the Business Combination Agreement. The description in this section and elsewhere in this joint proxy statement/prospectus is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Business Combination Agreement that is important to you. You are encouraged to read the Business Combination Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about NioCorp or GX. Such information can be found elsewhere in this joint proxy statement/prospectus.

Effects of the Business Combination

Pursuant to the Business Combination Agreement, among other transactions, the following transactions will occur: (i) Merger Sub will merge with and into GX, with GX surviving the merger, referred to as the First Merger; (ii) all GX Class A Shares that are held by GX Public Stockholders who have not elected to exercise their redemption rights in connection with the Transactions shall be converted into First Merger Class A Shares in GX, as the surviving company in the First Merger; (iii) NioCorp will purchase all First Merger Class A Shares held by the GX Public Stockholders in exchange for NioCorp Common Shares, referred to as the Exchange; (iv) NioCorp will assume the GX Warrant Agreement and each GX Warrant that was issued and outstanding immediately prior to the effective time of the Exchange will be converted into a NioCorp Assumed Warrant; (v) all of the First Merger Class A Shares will be contributed by NioCorp to Intermediate Holdco in exchange for additional shares of Intermediate Holdco, resulting in GX becoming a direct subsidiary of Intermediate Holdco; (vi) ECRC will merge with and into GX, with GX surviving the merger as a direct subsidiary of Intermediate Holdco, referred to as the Second Merger; and (vii) following the effective time of the Second Merger, each of NioCorp and GX, as the surviving company of the Second Merger, will effectuate a reverse stock split, with the ratio to be mutually agreed by the parties. In addition, pursuant to the Business Combination Agreement, the parties will enter into the Exchange Agreement, under which holders of 48,645,707 Second Merger Class B Shares (the “Vested Shares”) are entitled to exchange any or all of the Vested Shares for NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement, which are further described in Note 4 of the Notes to the Unaudited Pro Forma Condensed Combined Financial Information included elsewhere in this joint proxy statement/prospectus. As a result of the Transactions, GX will become a subsidiary of NioCorp.

Organizational Structure

The following diagram illustrates, in a simplified form, the organizational structure of NioCorp and GX as of the date of this joint proxy statement/prospectus and prior to the consummation of the Transactions.

The following diagram illustrates, in a simplified form, the organizational structure of the Combined Company immediately following consummation of the Transactions. NioCorp Shareholders and GX Stockholders are expected to own

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the percentages of outstanding NioCorp Common Shares as set forth in “GX Proposal No. 1 — The Business Combination Proposal — Ownership of the Combined Company After the Closing.”

Closing and Effective Time of the Transactions

The Closing of the Transactions will be no later than the second business day following the satisfaction or waiver of all of the closing conditions as set forth in the Business Combination Agreement (the “Closing Date”). At the Closing, the parties to the Business Combination Agreement will cause each of the First Merger and the Second Merger to be consummated, in each case by filing a certificate of merger with the Secretary of State of Delaware and, with respect to the Second Merger only, filing articles of merger with the Secretary of State of Nebraska. As set forth above, immediately following the effective time of the Second Merger each of NioCorp and GX, as the surviving company of the Second Merger, will effectuate the applicable reverse stock split.

As of the date of this joint proxy statement/prospectus, the parties expect that the Closing will occur during the first calendar quarter of 2023. However, there can be no assurance as to when or if the Closing will occur.

Treatment of NioCorp Group Equity Awards

All NioCorp options outstanding at the Closing shall remain outstanding immediately following the Closing, at which time the NioCorp Board will determine whether an equitable adjustment to the NioCorp Options should be made in connection with the Reverse Stock Split, consistent with the NioCorp Developments Ltd. Long Term Incentive Plan, effective as of November 9, 2017 and in consultation with GX.

Covenants and Agreements

Each party agreed in the Business Combination Agreement to use reasonable best efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of GX and the NioCorp during the period between signing of the Business Combination Agreement and the earlier of the Closing and the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”).

Among other things, NioCorp has agreed that during the Interim Period, subject to specified exceptions, it will not, and will cause its subsidiaries not to, without the written consent of GX:

●	amend its organizational documents;
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●	issue, sell, pledge, dispose of or encumber or subject to any lien, or authorize the issuance, sale, pledge, disposition or encumbrance of or otherwise amend the terms of, any equity interests or interests convertible into or exchangeable for equity interests, or any rights, warrants or options to acquire or with respect to equity interests or convertible or exchangeable securities;
●	modify, renew, extend or enter into any collective bargaining or other labor-related agreement or arrangement with any labor union or other employee association; or recognize or certify any labor union, other employee association or group of employees of NioCorp or any of its subsidiaries as the bargaining representative for any employees thereof;
●	split, combine or reclassify, or redeem, purchase or otherwise acquire, directly or indirectly, any equity interests of any of NioCorp or any of its subsidiaries, except for in connection with the conversion of NioCorp options and the NioCorp Assumed Warrants;
●	declare, set aside, authorize, make or pay any dividends on or make any distribution with respect to its capital stock (whether in cash, assets, stock or other securities of NioCorp or any subsidiary);
●	incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person or entity, or make any loans or advances, or grant any security interest in any of its assets, in excess of $250,000 in the aggregate;
●	grant or announce any increase in salaries or bonus opportunity payable or to become payable by NioCorp or any of its subsidiaries to any current employee, except for increases in salary or bonus opportunity that are either (i) less than 17.5% of the applicable employee’s salary immediately prior to the date of the Business Combination Agreement or (ii) in the ordinary course of business in a manner consistent with past practice;
●	agree to pay any severance, retention, change in control or termination or similar compensation or benefits to any employee, officer, director or other service provider of NioCorp;
●	hire or terminate any officer, director or employee of NioCorp receiving annual base compensation equal to or in excess of $150,000, other than terminations of employment for cause or due to death or disability;
●	terminate, adopt, establish or enter into, or amend any of its benefit plans, other than in the case of the renewal of group health or welfare plans in the ordinary course of business consistent with past practice;
●	establish any trust or take any other action to secure the payment of any compensation payable by the NioCorp or any of its subsidiaries to any employee, officer, director or other service provider of NioCorp or its subsidiaries;
●	take any action to amend or waive any performance or vesting criteria or to accelerate the time of payment or vesting of any compensation or benefit payable by NioCorp or any of its subsidiaries;
●	grant any new equity awards to any employee, officer, director or other service provider of the NioCorp or any of its subsidiaries (whether under the NioCorp Incentive Plan or otherwise);
●	amend, waive or modify any of the Key Employee Agreements (or any of the terms thereof);
●	knowingly waive, release, amend or fail to enforce the restrictive covenant obligations of any current or former employee, independent contractor, officer or director of NioCorp or any of its subsidiaries;
●	increase the number of directors on the NioCorp Board or appoint any additional director (other than to fill vacancies);
●	make any loans or advances to any of its directors and executive officers (other than payroll advances or other advances consistent with past custom and practice made for travel, entertainment or other reimbursable expenses incurred in the ordinary course of business consistent with past practice) or make any change in its existing borrowing or lending arrangements for or on behalf of any such persons or entities;
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●	change any of the accounting principles, methodologies or practices used by it, except as required by a concurrent amendment in GAAP or applicable law made subsequent to the date hereof, as agreed to by its independent accountants;
●	acquire, including by merger, consolidation or acquisition of stock or assets, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets in connection with acquisitions or investments, other than the purchase of supplies, equipment and products in the ordinary course of business consistent with past practice, or enter into any strategic joint ventures, partnerships or alliances with any other person or entity;
●	except in the ordinary course of business consistent with past practice, renew, extend, terminate or consent to the termination (excluding expiration in accordance with its terms) of, waive, or amend in any material respect any material contract or any of its rights thereunder;
●	make or authorize any capital expenditure except as would not, in the aggregate, exceed $1,000,000;
●	except in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber, subject to any lien or otherwise dispose of any of its tangible assets, tangible properties or businesses, except for sales, transfers, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with past practice (including dispositions of inventory or of obsolete equipment in the ordinary course of business consistent with past practice);
●	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
●	make, change or revoke any material tax election, adopt or change any accounting method in respect of taxes, amend any tax return, enter into any tax sharing or allocation agreement, request or obtain any tax ruling or incentive, settle or compromise any income or other material tax liability, enter into any closing or similar agreement in respect of taxes, waive or extend any statute of limitations with respect to taxes, or take any action which to the knowledge of NioCorp could reasonably be expected to prevent or impede the Transactions from qualifying for the tax treatment intended by the Business Combination Agreement, as set forth therein;
●	except in the ordinary course of business consistent with past practice: (A) assign, license, or agree to assign or license, to any other person or entity, or dispose of, cancel, abandon, withdraw or permit to lapse any right to any material owned intellectual property of NioCorp; or (B) license, receive an assignment for, or agree to license or receive an assignment for, from any other person or entity, any right to any material intellectual property; or
●	enter into a contract to do any of the foregoing.

NioCorp will also use reasonable best efforts during the Interim Period to (i) permit GX to a reasonable opportunity to review in advance proposed substantive applications, filings and related correspondence in respect of permits related to the Elk Creek Project, (ii) provide GX a reasonable opportunity to comment on such applications, filings and related correspondence, as applicable, and to consider such comments in good faith, and (iii) provide GX with any substantive applications, filings and related correspondence provide to or received from a governmental entity or aboriginal peoples in respect of permits related to the Elk Creek Project.

Among other things, GX has agreed that during the Interim Period, subject to specified exceptions, it will not, without the written consent of NioCorp:

●	amend its organizational documents;
●	seek any approval from its shareholders;
●	declare, set aside, authorize, make or pay any dividends on or make any distribution with respect to its capital stock (whether in cash, assets, stock or other securities of GX);
●	issue, sell, pledge, dispose of or encumber or subject to any lien, or authorize the issuance, sale, pledge, disposition or encumbrance of or otherwise amend the terms of, any equity interests or interests convertible
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into or exchangeable for equity interests, or any rights, warrants or options to acquire or with respect to equity interests or convertible or exchangeable securities;

●	split, combine or reclassify, or redeem, purchase or otherwise acquire, directly or indirectly, any equity interests of GX;
●	increase the compensation or benefits of its directors or officers or increase the number of directors on the GX Board or appoint any additional director (other than to fill vacancies);
●	acquire, including by merger, consolidation or acquisition of stock or assets, any corporation, partnership, limited liability company, other business organization or any division thereof, or any assets in connection with acquisitions or investments;
●	issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any equity interests or interests convertible into or exchangeable for equity interests, or any rights, warrants or options to acquire or with respect to equity interests or convertible or exchangeable securities, or split, combine or reclassify the equity interests of GX;
●	make any loans or advances to any of its directors and executive officers or make any change in its existing borrowing or lending arrangements for or on behalf of any such persons;
●	incur, assume, guarantee, cancel, forgive or prepay any indebtedness for borrowed money, except in the ordinary course of business or to enter into a loan with GX’s directors, officers or shareholders (including the Sponsor or members of the Sponsor) to fund GX’s transaction costs in connection with its business combination (as defined in the GX Existing Charter), of which up to $1,500,000 may be convertible into up to an additional 1,000,000 warrants at a price of $1.50 per warrant;
●	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
●	make, change or revoke any material tax election, adopt or change any accounting method in respect of taxes, amend any tax return, enter into any tax sharing or allocation agreement, request or obtain any tax ruling or incentive, settle or compromise any income or other material tax liability, enter into any closing or similar agreement in respect of taxes, waive or extend any statute of limitations with respect to taxes, or form any new subsidiary, or take any action which to the knowledge of GX could reasonably be expected to prevent or impede the Transactions from qualifying for the tax treatment intended by the Business Combination Agreement, as set forth therein;
●	amend, waive or otherwise change the Investment Management Trust Agreement, dated March 17, 2021, between GX and CST, acting as trustee, in any manner adverse to NioCorp;
●	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or
●	enter into a contract to do any of the foregoing.

There are also certain customary covenants undertaken by the respective parties to the Business Combination Agreement regarding (i) press releases, (ii) public filings, (iii) indemnification of directors and officers, (iv) stock exchange listing requirements, (v) reasonable cooperation with respect to entry into certain financing arrangements as necessary, (vi) use of trust account proceeds and (vii) notifications of certain litigation or other matters.

The Business Combination Agreement also contains certain non-solicitation restrictions prohibiting the parties and their affiliates and representatives from soliciting alternative acquisition proposals from third parties or providing nonpublic information to, or participating in discussions or negotiations with, third parties regarding alternative acquisition proposals, subject to certain exceptions related to proposals received by NioCorp that constitute a Superior Proposal (as defined in the Business Combination Agreement).

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Representations and Warranties

The Business Combination Agreement contains representations and warranties made by NioCorp to GX relating to a number of matters, including the following:

●	corporate organization, corporate power, good standing and qualification to do business;
●	capitalization, subsidiaries and indebtedness;
●	requisite corporate authority to enter into the Business Combination Agreement and to complete the Transactions;
●	absence of conflicts with organizational documents, applicable laws or certain agreements and instruments as a result of entering into the Business Combination Agreement or consummating the Transactions;
●	required governmental and regulatory consents necessary in connection with the Transactions;
●	NioCorp’s reporting issuer status and securities laws matters;
●	accuracy of NioCorp’s information provided in the joint proxy statement/prospectus;
●	NioCorp’s financial statements;
●	absence of a material adverse effect since June 30, 2022 and absence of certain other changes;
●	compliance with applicable law;
●	legal proceedings and absence of governmental orders;
●	employee compensation and benefits matters;
●	labor matters;
●	tax matters;
●	intellectual property;
●	information technology and data privacy;
●	material contracts;
●	environmental matters;
●	properties and mining;
●	aboriginal matters;
●	necessary board and shareholder approvals;
●	broker’s and finder’s fees;
●	related party transactions; and
●	takeover statutes.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the Business Combination Agreement, a “material adverse effect” with respect to NioCorp means any change, effect, condition, event, circumstance, occurrence or development that, individually or in the aggregate, (i) has had or would reasonably be expected to have a materially adverse effect on the business, assets, liabilities, financial condition or results of operations of NioCorp and its subsidiaries, taken as a whole or (ii) does or would reasonably be expected to prevent or materially delay or impede the ability of NioCorp to consummate the Transactions, subject to certain specified exceptions.

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The Business Combination Agreement also contains representations and warranties made by GX to NioCorp relating to a number of matters, including the following:

●	corporate organization, corporate power, good standing and qualification to do business;
●	requisite corporate authority to enter into the Business Combination Agreement and to complete the Transactions;
●	absence of conflicts with governing documents, applicable laws or certain agreements and instruments as a result of entering into the Business Combination Agreement or consummate the Transactions;
●	required governmental and regulatory consents necessary in connection with the Transactions;
●	capitalization;
●	litigation, orders and permits;
●	compliance with securities laws;
●	GX’s reporting issuer status and securities laws matters;
●	accuracy of NioCorp’s information provided in the Joint Proxy Statement and this prospectus;
●	absence of a material adverse effect since December 31, 2021 and absence of certain other changes;
●	compliance with applicable law;
●	legal proceedings and absence of governmental orders;
●	business activities;
●	taxes and tax returns;
●	transactions with affiliates;
●	broker’s and finder’s fees;
●	the trust account; and
●	necessary board and shareholder approvals.

Certain of these representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the Business Combination Agreement, a “material adverse effect” with respect to GX means any change, effect, condition, event, circumstance, occurrence or development that, individually or in the aggregate, does or would reasonably be expected to prevent or materially delay or impede the ability of GX to consummate the Transactions, subject to certain specified exceptions.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Conditions to the Transactions

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary closing conditions contained in the Business Combination Agreement, including, among other things, (i) obtaining required approvals of the Transactions and related matters by the respective shareholders of NioCorp and GX, (ii) the effectiveness of the registration statement of which this joint proxy statement/prospectus forms a part, (iii) receipt of approval for listing on Nasdaq of the NioCorp Common Shares to be issued in connection with the Transactions, (iv) receipt of approval for listing on Nasdaq of

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the NioCorp Assumed Warrants, (v) receipt of approval from the TSX with respect to the issuance and listing of the NioCorp Common Shares issuable in connection with the Transactions, (vi) that NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger will have at least $5,000,001 of net tangible assets upon the consummation of the Transactions, after giving effect to any redemptions by GX Public Stockholders and after payment of underwriters’ fees or commissions, (vii) that, at Closing, NioCorp and its subsidiaries (including GX, as the surviving company of the Second Merger) will have received cash in an amount equal to or greater than $15,000,000, subject to certain adjustments (which amount may be satisfied with funds in the Trust Account or otherwise, as further described under “The Transactions—NioCorp’s Reasons for the Transactions and Recommendation of the NioCorp Board”) and (viii) the absence of any injunctions enjoining or prohibiting the consummation of the Business Combination Agreement. Each of the foregoing conditions may be waived by the party or parties in whose favor such closing condition is made (to the extent permitted by applicable law), except that the first, second and eighth conditions listed above may not be waived pursuant to applicable law and the third and fourth conditions may not be waived without recirculation and resolicitation.

Non-Solicitation

The Business Combination Agreement contains certain non-solicitation restrictions prohibiting the parties and their affiliates and representatives from soliciting alternative acquisition proposals from third parties or providing nonpublic information to, or participating in discussions or negotiations with, third parties regarding alternative acquisition proposals, subject to certain exceptions related to proposals received by NioCorp that constitute a Superior Proposal (as defined in the Business Combination Agreement).

Termination

The Business Combination Agreement may be terminated by NioCorp or GX under certain circumstances, including, among others, (i) if NioCorp and GX provide mutual written consent; (ii) by either NioCorp or GX if, prior to the Closing, the Transactions are enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable Order (as defined in the Business Combination Agreement) of a Governmental Entity (as defined in the Business Combination Agreement) of competent jurisdiction (provided, however, that the right to terminate the Business Combination Agreement under this clause (ii) will not be available to a party whose breach of any provision of the Business Combination Agreement results in or materially contributes to causing such Order to be issued or the failure of the Order to be removed); (iii) by either NioCorp or GX if the Closing does not occur on or before March 22, 2023, subject to certain extensions as permitted under the Business Combination Agreement (provided, however, that the right to terminate the Business Combination Agreement under this clause (iii) will not be available to a party whose breach of any provision of the Business Combination Agreement results in or materially contributes to causing the Closing to fail to occur prior to March 22, 2023, subject to certain extensions as permitted under the Business Combination Agreement); (iv) by either NioCorp or GX if the Company Shareholder Approval (as defined in the Business Combination Agreement) is not obtained at the Company Shareholder Meeting (as defined in the Business Combination Agreement); (v) by either NioCorp or GX if the GX Stockholder Approval (as defined in the Business Combination Agreement) is not obtained at the GX Stockholder Meeting (as defined in the Business Combination Agreement); (vi) by NioCorp if GX breaches any representation, warranty or covenant made by it in the Business Combination Agreement such that the conditions regarding the truth, completeness and correctness of the representations and warranties made by GX and the performance by GX of its covenants would not be fulfilled as provided therein, subject to GX’s cure right set forth therein; (vii) by NioCorp in order to enter into a definitive agreement providing for a Superior Proposal; (viii) by GX if NioCorp or Merger Sub breaches any representation, warranty or covenant made by it in the Business Combination Agreement such that the conditions regarding the truth, completeness and correctness of the representations and warranties made by NioCorp and the performance by NioCorp and Merger Sub of their covenants would not be fulfilled as provided therein, subject to NioCorp’s cure right set forth therein; or (ix) by GX in the event of a change of recommendation by the NioCorp Board or the failure of the NioCorp Board to publicly reaffirm its recommendation of the Business Combination Agreement and the Transactions.

Termination Fee

Upon termination of the Business Combination Agreement in specified circumstances, NioCorp must pay GX a termination fee of $15,000,000 (the “Base Termination Fee”). Such specified circumstances include, among others, termination of the Business Combination Agreement by NioCorp in order to enter into an agreement providing for a Superior Proposal, termination by GX for a change of recommendation of the NioCorp Board, or a material breach of certain of NioCorp’s covenants relating to soliciting acquisition proposals.

In addition, upon termination of the Business Combination Agreement in other specified circumstances, NioCorp is required to pay a termination fee in the amount of $25,000,000 (the “Intentional Breach Termination Fee”). Such specified circumstances include, among others, termination by GX as a result of a willful and material breach by NioCorp such that certain conditions to Closing would not be satisfied at Closing (subject to a cure period), or as a result of NioCorp’s failure to

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consummate the Closing of the Transactions within five business days after GX has irrevocably confirmed in writing that it is prepared to consummate the Closing and all the conditions to Closing have been satisfied.

In addition, upon termination of the Business Combination Agreement whereupon GX will be entitled to the Base Termination Fee or the Intentional Breach Termination Fee, NioCorp is also required to pay an amount equal to the sum of all documented and reasonable out-of-pocket expenses paid or payable by GX and the Sponsor in connection with the Business Combination Agreement and the Transactions, not to exceed $5,000,000.

Pursuant to the Business Combination Agreement, in no event will GX be entitled to both the Base Termination Fee and the Intentional Breach Termination Fee.

Effect of Termination

If the Business Combination Agreement is validly terminated, the Business Combination Agreement will terminate and become void without any liability on the part of any of the parties other than liability for any fraud or willful and material breach of the Business Combination Agreement occurring prior to such termination. However, the confidentiality agreement, provisions regarding the payment of termination fees and certain other provisions will continue in effect notwithstanding termination of the Business Combination Agreement (including, if the Business Combination Agreement is terminated in certain circumstances, including following the failure to obtain the Company Shareholder Approval after a change of recommendation by the NioCorp Board, the restriction on NioCorp’s ability to consummate an alternative transaction in the 12-month period thereafter).

Amendments

Subject to applicable law and the approval of the shareholders of the parties, as applicable, the Business Combination Agreement may be amended or modified by a written agreement of GX and NioCorp.

Specific Performance

The parties to the Business Combination Agreement agree that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Business Combination Agreement and to enforce specifically the terms of provisions thereof.

Fees and Expenses

All fees, costs and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees, costs or expenses, except with respect to the expense amount payable by NioCorp to GX in the event that NioCorp is required to pay a termination fee to GX, as described above.

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ANCILLARY AGREEMENTS

This section describes the material terms of the Ancillary Agreements. The descriptions in this section and elsewhere in this joint proxy statement/prospectus are qualified in their entirety by reference to the complete text of the respective agreements, copies of which are attached as annexes to this joint proxy statement/prospectus. These summaries do not purport to be complete and may not contain all of the information about the Ancillary Agreements that is important to you. You are encouraged to read the Ancillary Agreements carefully and in their entirety.

GX Support Agreement

On September 25, 2022, in connection with the execution of the Business Combination Agreement, NioCorp, GX, the Sponsor and certain officers and directors of GX executed the GX Support Agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex J, pursuant to which, among other things, the Sponsor and certain officers and directors of GX have agreed (i) to vote their shares of GX Common Stock in favor of the adoption of the Business Combination Agreement and the approval of the Transactions contemplated by the Business Combination Agreement, as well as the proposals set forth in this joint proxy statement/prospectus, subject to certain customary conditions, (ii) not to transfer any of their subject shares (or enter into any arrangement with respect thereto), subject to certain customary exceptions, (iii) to waive, to the fullest extent permitted by law, the ability to adjust the Initial Conversion Ratio (as defined in the GX Existing Charter) pursuant to the terms of the GX Existing Charter in connection with the Transactions, (iv) not to redeem or elect to cause GX to redeem any of their respective securities in connection with the Transactions, and (v) with respect to certain GX Founder Shares (and the NioCorp Common Shares issuable in exchange therefor pursuant to the Exchange Agreement), not to transfer such GX Founder Shares, subject to limited exceptions, or exchange such GX Founder Shares into NioCorp Common Shares, until the NioCorp Common Shares achieve a trading price exceeding certain dollar thresholds set forth in the GX Support Agreement.

The GX Support Agreement and all of its provisions will terminate and be of no further force or effect upon the earliest of (i) the Second Merger Effective Time (except that the provisions contained therein relating to post-Closing matters, including the vesting of certain GX Founder Shares, will continue in effect following the Second Merger Effective Time), (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with its terms, (iii) the liquidation of the Trust Account upon the failure of GX to consummate its initial Business Combination within the time period set forth in the GX Existing Charter and (iv) the written agreement of the Sponsor, GX and NioCorp. Upon such termination of the GX Support Agreement, all applicable obligations of the parties under the GX Support Agreement will terminate, without any liability or other obligation on the part of any party thereto to any person in respect thereof or the transactions contemplated thereby, and no party thereto will have any claim against another (and no person will have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter thereof; except, however, that the termination of the GX Support Agreement will not relieve any party thereto from liability arising in respect of any breach of the GX Support Agreement prior to such termination.

NioCorp Support Agreement

On September 25, 2022, concurrently with the execution of the Business Combination Agreement, GX, NioCorp and the directors and officers of NioCorp entered into the NioCorp Support Agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex I, pursuant to which the parties agreed, among other things, to vote in favor of the NioCorp Proposals. As of September 25, 2022, the parties to the NioCorp Support Agreement collectively owned 21,918,014 NioCorp Common Shares, or approximately 7.85% of the outstanding NioCorp Common Shares. The NioCorp Support Agreement will terminate upon the earliest of (i) the Second Merger Effective Time, (ii) such date and time as the Business Combination Agreement shall be terminated in accordance with its terms and (iii) the written agreement of the parties to the NioCorp Support Agreement.

Exchange Agreement

Pursuant to the Business Combination Agreement, in connection with the Closing, NioCorp, GX and the Sponsor will enter into the Exchange Agreement, a copy of the form of which is attached to this joint proxy statement/prospectus as Annex H, pursuant to which, among other things, the Sponsor will be entitled to exchange any or all of its shares of Second Merger Class B Shares for NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement. Under certain circumstances, and subject to certain exceptions, NioCorp may instead settle all or a portion of any Exchange in cash, in lieu of NioCorp Common Shares, based on a volume-weighted average price of NioCorp Common Shares.

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Registration Rights and Lock-Up Agreement

Pursuant to the Business Combination Agreement, in connection with the Closing, NioCorp, GX, the Sponsor, in its capacity as a shareholder of GX, the directors and officers of NioCorp (the “NioCorp Holders”), the Sponsor and directors and officers of GX (the “GX Holders” and, together with the Sponsor and the NioCorp Holders, the “Holders”) and the other parties thereto will enter into the Registration Rights and Lock-Up Agreement, a copy of the form of which is attached to this joint proxy statement/prospectus as Annex G, pursuant to which, among other things, NioCorp will be obligated to file a shelf registration statement to register the resale of certain securities of NioCorp held by the Holders after the Closing. The Registration Rights and Lock-Up Agreement will also provide the Holders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

In addition, the Registration Rights and Lock-Up Agreement will provide that the Sponsor and NioCorp Holders will be subject to “lock-up” restrictions on transfer of NioCorp securities held by them after the Closing for the period beginning on the Closing Date and ending on the earlier of (i) one year after the Closing and (ii) subsequent to the Closing, (a) the date on which the volume-weighted average price of the NioCorp Common Shares on the principal securities exchange or market on which such securities are then traded has equaled or exceeded the quotient of $13.42 per share divided by 11.1829212 (as adjusted for stock splits (including the Reverse Stock Split), recapitalizations and similar events) for 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (b) the date on which NioCorp completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of NioCorp’s shareholders having the right to exchange their NioCorp Common Shares for cash, securities or other property.

The Registration Rights and Lock-Up Agreement will terminate on the earlier of (i) the tenth anniversary of the date of such agreement and (b) with respect to any Holder, on the date that such Holder no longer holds any securities permitted to be registered pursuant to the Registration Rights and Lock-Up Agreement. As of September 25, 2022, the parties to the Registration Rights and Lock-Up Agreement collectively owned 21,918,014 NioCorp Common Shares. An aggregate of [●] NioCorp Common Shares will be registrable pursuant to the Registration Rights and Lock-Up Agreement, subject to adjustment for stock dividends or stock splits or in connection with a recapitalization, merger, arrangement, amalgamation, consolidation, spin-off, reorganization or similar transaction.

Key Employee Agreements

On September 25, 2022, in connection with entry into the Business Combination Agreement, each of Neal Shah, Scott Honan and Jim Sims (collectively, the “Executives”) entered into Employment Agreements with ECRC (collectively, the “Employment Agreements”). Subject to each Executive entering into a Restrictive Covenant Agreement (collectively, the “Restrictive Covenant Agreements”) with ECRC prior to the Closing, the Employment Agreements will become effective upon the Closing, and will continue on an at-will basis until either the Executive or ECRC terminates the Executive’s employment for any reason. Pursuant to the Employment Agreements, Mr. Shah will serve as Chief Financial Officer of NioCorp, Mr. Honan will serve as the Chief Operating Officer of NioCorp and as President of ECRC, and Mr. Sims will serve as the Chief Communications Officer of NioCorp. The Employment Agreements for each of Mr. Shah and Mr. Sims provide for an annual base salary of $220,000 per year, and Mr. Honan’s Employment Agreement provides for an annual base salary of $260,000 per year. The annual base salary rates for the Executives will be reviewed at least annually for potential increases. The Employment Agreements also provide each of the Executives with eligibility to participate in (i) any annual cash bonus plan and/or any long-term incentive compensation plan as may be established by ECRC or its affiliates, and (ii) any employee benefit plan, program, or policy of ECRC or its affiliates as may be in effect for senior executives of ECRC or its affiliates generally. The Employment Agreements also include the following additional features: (i) severance benefits upon certain qualifying terminations of employment, consisting of: (a) for a qualifying termination of the Executive’s employment by ECRC without Cause (as such term is defined in the Employment Agreements) that does not occur within two years after a Change in Control of ECRC (as defined in the Employment Agreements), certain accrued obligations, plus 12 months of salary continuation, and (b) for a qualifying termination of the Executive’s employment by ECRC without Cause or by the Executive for Good Reason (as such term is defined in the Employment Agreements) that occurs within two years after a Change in Control (a “Change in Control Termination”), certain accrued obligations, and a lump sum cash amount equal to two times the Executive’s annual base salary as in effect at the time of such termination; and (ii) a requirement that each Executive execute a customary release of claims in favor of ECRC to receive severance compensation. The Restrictive Covenant Agreements will include customary restrictive covenants, including non-competition and non-solicitation obligations that remain in effect both during the employment term and for one year following termination of the Executive’s employment other than a Change in Control Termination (in which case the period will be two years following such Change in Control Termination), as well as other customary restrictive covenants that remain in effect indefinitely, such as confidentiality provisions.

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YORKVILLE FINANCINGS

The following is a description of material aspects of the Yorkville Financings. While NioCorp believes that the following descriptions cover the material terms of the Yorkville Financings, the descriptions may not contain all of the information that is important to you. You are encouraged to read carefully this entire joint proxy statement/prospectus, including the text of the Yorkville Financing Agreements when they become available, copies of which are to be filed as exhibits to the registration statement of which this joint proxy statement/prospectus forms a part.

In connection with the Transactions, NioCorp intends to enter into the Yorkville Financing Agreements to undertake the Yorkville Financings with Yorkville, an arm’s-length party to NioCorp. Once completed, the Yorkville Financings could provide NioCorp with access to up to an additional $80,360,000 of capital, before related expenses payable by NioCorp.

Yorkville Convertible Debt Financing

Convertible Debentures

Pursuant to the LOI relating to the Yorkville Convertible Debt Financing, NioCorp will issue to one or more investment funds managed by Yorkville and any investor that exercises its contractual right previously granted by NioCorp to participate in the Yorkville Convertible Debt Financing (collectively, the “Investors”) NioCorp Convertible Debentures in the aggregate principal amount of $16,000,000 (the “Principal Amount”). The NioCorp Convertible Debentures will be issued in two closings. At the first closing (the “First Debenture Closing”), which will occur in connection with the Closing of the Transactions, NioCorp will issue NioCorp Convertible Debentures in the aggregate principal amount of $10,000,000. At the second closing, which will occur on a date to be determined at the election of NioCorp, but may not be prior to the later to occur of (a) the date of filing of the Convertible Debt Financing Registration Statement (as defined below) and (ii) the date of the Closing of the Transactions (the “Second Debenture Closing” and, together with the First Debenture Closing, the “Debenture Closings”), NioCorp will issue NioCorp Convertible Debentures in the aggregate principal amount of $6,000,000.

The NioCorp Convertible Debentures will be issued at an issue price of 96% of their principal amount.

The NioCorp Convertible Debentures will mature and become due and payable 18 months from the First Debenture Closing (the “Debenture Maturity Date”). Each NioCorp Convertible Debenture will bear interest at 5% per annum, which will increase to 15% per annum upon the occurrence of an event of default. A holder of a NioCorp Convertible Debenture will have the option to convert the principal amount thereof, in whole or in part, into NioCorp Common Shares at the Conversion Price (as defined below) at any time prior to the Debenture Maturity Date (as adjusted for stock splits and the like).

Each Investor may convert its NioCorp Convertible Debenture into NioCorp Common Shares at a price (the “Conversion Price”) equal to 90% of the VWAP of the NioCorp Common Shares during the five consecutive trading days ending on the trading day immediately prior to the conversion date, but not lower than the Floor Price (as defined below).

The Conversion Price cannot be lower than a price per share equal to 30% of the VWAP of the NioCorp Common Shares during the five consecutive trading days ending on the trading day immediately prior to the First Debenture Closing, subject to adjustments to give effect to any stock split or recapitalization, unless NioCorp consents to conversion at a lower price (the “Floor Price”).

During any calendar month, each Investor (together with its affiliates) must limit conversions below the Fixed Conversion Price (as defined below) to the product of (a) the percentage of the total Principal Amount of the NioCorp Convertible Debentures issued by NioCorp represented by the NioCorp Convertible Debentures that were purchased by such Investor (together with its affiliates) and (b) the greater of (1) 20% of the monthly trading value of the NioCorp Common Shares during the calendar month or (2) $2,250,000 in principal amount of the NioCorp Convertible Debentures. The “Fixed Conversion Price” means the quotient of (i) $10.00 divided by (ii) 11.1829212 (being the number of NioCorp Common Shares that will be exchanged for each share of GX pursuant to the Business Combination Agreement at the Closing).

No Investor will have the right to convert a NioCorp Convertible Debenture into NioCorp Common Shares, or otherwise receive NioCorp Common Shares pursuant to the Yorkville Convertible Debt Financing (including with respect to the exercise of NioCorp Financing Warrants), in an amount that would result in such Investor (or its affiliates) beneficially owning more than 4.99% of the NioCorp Common Shares outstanding immediately after giving effect to such conversion or receipt of shares (the “Beneficial Ownership Limitation”). Furthermore, no Investor will have the right to convert a NioCorp Convertible Debenture into NioCorp Common Shares, or otherwise receive NioCorp Common Shares pursuant to the Yorkville Financing Agreements (including with respect to the exercise of NioCorp Financing Warrants), in an amount that would result in such investor, together with any joint actors, beneficially owning or controlling more than 19.99% of NioCorp’s outstanding NioCorp Common Shares outstanding immediately (a) prior to the effective date of the Yorkville Convertible Debt Financing Agreement (the “Issuance Limitation”), and (b) after giving effect to such conversion or receipt of NioCorp Common Shares (the “TSX Cap”), except that such limitation shall not apply if NioCorp’s shareholders have approved issuances in excess of the Issuance Limitation or the TSX Cap in accordance with the requirements of the Nasdaq or TSX, respectively.

On the tenth business day following the date of the occurrence of a Trigger Event (as defined below), and on every 30th calendar day thereafter until the earlier to occur of (i) the date that no NioCorp Convertible Debentures remain outstanding and (ii) a Cure Event (as defined below), the Company will redeem $1,125,000 in principal amount of outstanding Convertible Debentures, by making a payment to the Investors of the Monthly Redemption Amount (as defined below) in cash, by issuing free trading NioCorp Common Shares (at the Conversion Price) or by any combination thereof; provided that the number of NioCorp Common Shares does not exceed (a) 20% of the aggregate trading volume of NioCorp Common Shares for the immediately preceding 20 trading days on the TSX or (b) the Issuance Limitation. The “Monthly Redemption Payment” means an amount equal to the sum of (a) the lesser of (i) $1,125,000 and (ii) the then outstanding principal amount of the NioCorp Convertible Debentures (the “Redeemed Debentures”), (b) any accrued and unpaid interest on the Redeemed Debentures and (c) a redemption premium equal to 7% of the principal amount of the Redeemed Debentures. A “Trigger Event” occurs on any trading day when (a) the daily VWAP of the NioCorp Common Shares (as reported by Bloomberg) for any 10 of the 14 consecutive trading days prior to such date is lower than the Floor Price or (b) NioCorp has issued all of the NioCorp Common Shares available under the Issuance Limitation; provided that a Trigger Event may not occur if a Trigger Event has previously occurred and no Cure Event has occurred following such Trigger Event. A “Cure Event” occurs on any trading day when the daily VWAP of the NioCorp Common Shares (as reported by Bloomberg) for the 5 consecutive trading days prior to such date is greater than an amount equal to the product of (a) 1.1 and (b) Floor Price.

NioCorp will have the right to redeem in cash amounts owed under a NioCorp Convertible Debenture at any time prior to the Debenture Maturity Date (the “Right of Redemption”) upon providing the investor with advance written notice at least three trading days prior to such redemption. NioCorp will pay a redemption premium equal to 10% of the principal amount being redeemed if it exercises the Right of Redemption.

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The NioCorp Convertible Debentures will not entitle the holder thereof to any voting rights as a shareholder of NioCorp. Each NioCorp Common Share issued upon conversion of NioCorp Convertible Debentures will entitle the holder thereof to one vote on all matters submitted to the shareholders of NioCorp.

Warrants

At each Debenture Closing, NioCorp will issue to each Investor NioCorp Financing Warrants exercisable in cash to purchase a number of NioCorp Common Shares equal to the quotient of the principal amount of the NioCorp Convertible Debentures issued in such Debenture Closing divided by the Exercise Price (defined below). The NioCorp Financing Warrants will be issued to each investor at each Debenture Closing for no additional consideration.

The “Exercise Price” will be equal to the greater of (a) the quotient of (i) $10.00 divided by (ii) 11.1829212 (being the number of NioCorp Common Shares that will be exchanged for each share of GX pursuant to the Business Combination Agreement at the Closing), or (b) the daily VWAP reported by Bloomberg of the NioCorp Common Shares during the five consecutive trading days ending on the trading day immediately prior to such Debenture Closing, subject to any adjustment to give effect to any stock split or recapitalization.

The NioCorp Financing Warrants will be exercisable beginning on the earlier of (a) six months following the issuance of the applicable NioCorp Financing Warrants or (b) the effective date of the initial Convertible Debt Financing Registration Statement (such earlier date, the “Exercise Date”) and may be exercised at any time prior to their expiration. On each of the first 12 monthly anniversaries of the Exercise Date, 1/12th of the NioCorp Financing Warrants will expire.

The NioCorp Financing Warrants will have customary anti-dilution adjustments to be determined in accordance with the requirements of the applicable stock exchanges, including the TSX.

The NioCorp Financing Warrants do not entitle the holder thereof to any voting rights as a shareholder of NioCorp. Each NioCorp Common Share issued upon exercise of NioCorp Financing Warrants will entitle the holder thereof to one vote on all matters submitted to the shareholders of NioCorp.

Exercise of the NioCorp Financing Warrants will be subject to the Beneficial Ownership Limitation, the Issuance Limitation and the TSX Cap, as more particularly described above.

Registration Rights

Pursuant to the LOI relating to the Yorkville Convertible Debt Financing, prior to the First Debenture Closing, NioCorp and Investors will enter into a mutually acceptable registration rights agreement that will provide that all of the NioCorp Common Shares underlying the NioCorp Convertible Debentures and the NioCorp Financing Warrants (the “Convertible Debt Financing Registrable Securities”) shall be registered for resale under U.S. securities laws pursuant to an effective registration statement (the “Convertible Debt Financing Registration Statement”). Niocorp will be required to file the Convertible Debt Financing Registration Statement within 21 days following the Closing and use commercially reasonable efforts to have the Convertible Debt Financing Registration Statement declared effective within 45 days of such filing. NioCorp will be required to use commercially reasonable efforts to continuously maintain the effectiveness of the Convertible Debt Financing Registration Statement (or a subsequent registration statement, following expiration of the initial Convertible Debt Financing Registration Statement), subject to customary suspension periods, until all of the Convertible Debt Financing Registrable Securities have been sold or may be sold without restriction pursuant to Rule 144 under the Securities Act. NioCorp will be required to pay all expenses of NioCorp related to the registration and listing of the Convertible Debt Financing Registrable Securities.

Conditions to Closing the Yorkville Convertible Debt Financing; Termination

The LOI for the Yorkville Convertible Debt Financing provides that, as a condition to the Investors’ obligations to consummate the Yorkville Convertible Debt Financing, there must not have been any amendment, waiver or modification to the Business Combination Agreement that materially and adversely affects the economic benefits that the Investors would reasonably expect to receive in connection with the Yorkville Convertible Debt Financing, except to the extent consented to in writing by the Investors.

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The LOI for the Yorkville Convertible Debt Financing also provides that the Yorkville Convertible Debt Financing Agreement will terminate automatically upon termination of the Business Combination Agreement. NioCorp will also have the option to terminate the Yorkville Convertible Debt Financing Agreement prior to the First Debenture Closing, subject to the payment in cash of a termination fee to the Investors equal to $1.6 million.

Covenants of NioCorp

Until such date when all of the NioCorp Convertible Debentures have been repaid or converted into NioCorp Common Shares, NioCorp will not (and will not permit any of its subsidiaries to), enter into any variable rate transaction other than with Yorkville, provided that, NioCorp may enter into a variable rate transaction for an amount of up to $3,000,000 with a third-party if NioCorp first provides Yorkville with the opportunity to enter into such transaction.

Covenants of Yorkville

Until such time as no NioCorp Convertible Debentures remain outstanding, Yorkville (or any of its officers, or any entity managed or controlled by such investor) shall not engage in “short” selling of the NioCorp Common Shares or any hedging transaction which establishes a net short position with respect to any securities of NioCorp.

Yorkville will provide NioCorp with trading reports on a weekly basis setting forth the number and average sales prices of NioCorp Common Shares sold by Yorkville during the prior trading week.

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Yorkville Equity Facility Financing

As provided in the LOI related to the Yorkville Equity Facility Financing, NioCorp will establish the Equity Facility, pursuant to which NioCorp will have the right to sell NioCorp Common Shares to Yorkville with a maximum aggregate value of $65,000,000 (the “Commitment Amount”) for a period ending 36 months from the date of the Yorkville Equity Facility Financing Agreement, and will issue to Yorkville $650,000 worth of NioCorp Common Shares for no additional consideration (the “Commitment Shares”). Each right to sell NioCorp Common Shares under the Equity Facility is referred to herein as an “Advance.”

All issuances of NioCorp Common Shares pursuant to the Equity Facility, including all Advances and the issuance of the Commitment Shares, will be subject to the Beneficial Ownership Limitation, the Issuance Limitation and the TSX Cap, as more particularly described above.

Each Advance may be up to the greater of (i) 5,000,000 NioCorp Common Shares and (ii) such number of NioCorp Common Shares as is equal to 100% of the average daily volume traded of the NioCorp Common Shares on Nasdaq during the five trading days immediately prior to the date NioCorp requests each Advance.

NioCorp must submit a written notice (an “Advance Notice”) to Yorkville when exercising its right to an Advance. NioCorp may deliver subsequent Advance Notices only after the completion of the preceding Advance. Each Advance will specify (1) the amount of the Advance in NioCorp Common Shares and (2) the elected purchase price option among Purchase Price Option #1 and Purchase Price Option #2, as described below.

Purchase Price Option #1:

If NioCorp submits a valid Advance Notice that specifies this purchase price option, NioCorp will sell to Yorkville NioCorp Common Shares at a purchase price equal to 97% of the average VWAP of the NioCorp Common Shares during the applicable pricing period, which is a period during a single trading day defined based on when the Advance Notice is submitted (“Purchase Price Option #1”). If the Advance Notice is submitted by 8:30 a.m., Eastern time, on a trading day, then the pricing period under Purchase Price Option #1 will commence as of the open of trading on such day and will end at close of regular trading hours on such day. If the Advance Notice is submitted after 8:30 a.m., Eastern time, on a trading day, then the pricing period under Purchase Price Option #1 will commence upon receipt by NioCorp of written confirmation of receipt of such Advance Notice by Yorkville and will end at the close of regular trading hours on such day.

Under Purchase Price Option #1, if the volume of NioCorp Common Shares traded on the Nasdaq during the applicable pricing period is less than the number of NioCorp Common Shares set out in the Advance Notice divided by 30%, the number of NioCorp Common Shares that must be purchased by Yorkville pursuant to such Advance Notice will be reduced to the greater of (a) 30% of the trading volume of the NioCorp Common Shares on the Nasdaq during the applicable pricing period, or (b) the number of NioCorp Common Shares sold by Yorkville during the applicable pricing period.

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Purchase Price Option #2:

If NioCorp submits a valid Advance Notice that specifies this purchase price option, NioCorp will sell to Yorkville NioCorp Common Shares at a purchase price equal to 97% of the VWAP of the NioCorp Common Shares during a pricing period of three consecutive trading days commencing on the trading day the Advance Notice is received by Yorkville, if it is received by 8:30 a.m., Eastern time, or the immediately following trading day if it is received after 8:30 a.m., Eastern time (“Purchase Price Option #2” and, together with Purchase Price Option #1, the “Purchase Price”). Purchase Price Option #2 will be used whenever any NioCorp Convertible Debentures issued to Yorkville (together with its affiliates) are outstanding, unless waived by Yorkville.

If the VWAP on any trading day during a pricing period under Purchase Price Option #2 is below a minimum price set by NioCorp in connection with a particular Advance Notice, then for each such trading day (i) the number of NioCorp Common Shares specified by NioCorp in the Advance Notice shall be deemed to be automatically reduced by an amount equal to 33% of the original number of NioCorp Common Shares specified by NioCorp in the Advance Notice and (ii) such day shall not be factored into the determination of the VWAP during such pricing period.

Subject to the limitations and adjustments described above, Yorkville will become irrevocably bound to purchase a number of NioCorp Common Shares at the applicable Purchase Price pursuant to each valid Advance Notice.

Resale Restrictions; Registration Rights

Yorkville may only offer or sell NioCorp Common Shares issuable pursuant to an Advance (the “Advance Shares”) and the Commitment Shares (together with the Advance Shares, the “Equity Facility Shares”) (i) to purchasers that are not resident in Canada or (ii) to purchasers through the facilities of an exchange or market outside Canada and provided that Yorkville has no reason to believe that such purchasers are resident in Canada.

Pursuant to the LOI relating to the Yorkville Equity Facility Financing, NioCorp and Yorkville will enter into a mutually acceptable registration rights agreement that will provide for the filing of a shelf registration statement (the “Equity Facility Registration Statement”) registering the resale by Yorkville of the Equity Facility Shares. The Equity Facility Registration Statement must be effective before NioCorp may begin giving Advance Notices and must remain effective as of the time of delivery of any Advance Notice. NioCorp will pay all offering expenses of NioCorp in connection with the registration, issuance, and listing of the shares.

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Conditions to Consummation of Advances; Termination

The LOI for the Yorkville Convertible Debt Financing provides that the consummation of any Advance will be subject to customary conditions precedent, including the occurrence of the Closing.

The LOI for the Yorkville Equity Facility Financing also provides that the Yorkville Equity Facility Financing Agreement will terminate automatically upon termination of the Business Combination Agreement.]

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Aggregate Number of NioCorp Shares That are Issuable Under the Transactions and the Yorkville Financings Combined

The following table is for illustrative purposes in the event NioCorp utilizes the Yorkville Equity Facility Financing Agreement and sets out reasonable estimates about the maximum dilution which may occur pursuant to the Yorkville Equity Facility Financing Agreement together with the [●] NioCorp Common Shares expected to be issued in connection with the Transactions:

Example VWAP during pricing period	97% of VWAP	Maximum dilution on issue of (i) Commitment Amount (ii) Commitment Shares(1); and (ii) the [●] NioCorp Common Shares issued in connection with the Transactions

Maximum dilution as of the date immediately prior to execution of the Yorkville Equity Facility Financing Agreement including (i) Maximum dilution on issue of Commitment Amount and Commitment Shares(1) and (ii) the [●] NioCorp Common Shares issued in connection with the Transactions

(excluding, in the denominator, shares issued under the Equity Facility)

Maximum dilution as of the date immediately prior to execution of the Yorkville Equity Facility Financing Agreement including (i) Maximum dilution on issue of Commitment Amount and Commitment Shares(1) and (ii) the [●] NioCorp Common Shares issued in connection with the Transactions

(including, in the denominator, shares issued under the Equity Facility)

$1.75	$1.70	[●] NioCorp Common Shares	[●]%	[●]%
$1.50	$1.46	[●] NioCorp Common Shares	[●]%	[●]%
$1.25	$1.21	[●] NioCorp Common Shares	[●]%	[●]%
$1.00	$0.97	[●] NioCorp Common Shares	[●]%	[●]%
$0.75	$0.73	[●] NioCorp Common Shares	[●]%	[●]%
$0.50	$0.49	[●] NioCorp Common Shares	[●]%	[●]%
$0.25	$0.24	[●] NioCorp Common Shares	[●]%	[●]%

Notes:
1.	Assuming a CAD$/USD$ exchange rate of USD$1 = CAD$[●].

The following table is for illustrative purposes only in the event NioCorp utilizes the funds under the Yorkville Convertible Debt Financing Agreement and sets out reasonable estimates about the maximum dilution which may occur pursuant to the Yorkville Convertible Debt Financing Agreement if clause (b) of the NioCorp Financing Warrant Formula is used together with the [●] NioCorp Common Shares expected to be issued in connection with the Transactions:

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Example 5 day VWAP prior to issuance/conversion	90% of 5 day VWAP	Maximum dilution on full conversion of Principal Amount and NioCorp Financing Warrants (1)(2) and (ii) the [●] NioCorp Common Shares issued in connection with the Transactions

Maximum dilution as of the date immediately prior to execution of the Yorkville Convertible Debt Financing Agreement including the [●] NioCorp Common Shares issued in connection with the Transactions

(excluding, in the denominator, shares issued on conversion)

Maximum dilution as of the date immediately prior to execution of the Yorkville Convertible Debt Financing Agreement including the [●] NioCorp Common Shares issued in connection with the Transactions

(including, in the denominator, shares issued on conversion)

$1.75	$1.58	[●] NioCorp Common Shares	[●]%	[●]%
$1.50	$1.35	[●] NioCorp Common Shares	[●]%	[●]%
$1.25	$1.13	[●] NioCorp Common Shares	[●]%	[●]%
$1.00	$0.90	[●] NioCorp Common Shares	[●]%	[●]%
$0.75	$0.68	[●] NioCorp Common Shares	[●]%	[●]%
$0.50	$0.45	[●] NioCorp Common Shares	[●]%	[●]%
$0.25	$0.23	[●] NioCorp Common Shares	[●]%	[●]%
Notes:

1.       Assuming a CAD$/USD$ exchange rate of USD$1 = CAD$[●].

2.       Assuming five-day VWAP equal to five-day VWAP on issuance of NioCorp Financing Warrants.

The following table is for illustrative purposes only in the event NioCorp utilizes the funds under the Yorkville Convertible Debt Financing Agreement and the Yorkville Equity Facility Financing Agreement and sets out reasonable estimates about the maximum dilution which may occur pursuant to the Yorkville Convertible Debt Financing Agreement if clause (b) of the NioCorp Financing Warrant Formula is used and the Yorkville Equity Facility Financing Agreement and the together with the [●] NioCorp Common Shares expected to be issued in connection with the Transactions:

Example 5 day VWAP prior to issuance/conversion	97% of VWAP	90% of 5 day VWAP

Maximum dilution on (i) full conversion of Principal Amount and NioCorp Financing Warrants (1)(2) (ii) Commitment Amount (iii) Commitment Shares(3); and (iv) the [●] NioCorp Common Shares issued in connection with the Transactions

Maximum dilution on as of the date immediately prior to execution of the Yorkville Financing Agreements (i) full conversion of Principal Amount and NioCorp Financing Warrants (1)(2) (ii) Commitment Amount (iii) Commitment Shares(3); and (iv) the [●] NioCorp Common Shares issued in connection with the Transactions

$1.75	$1.70	$1.58	[●] NioCorp Common Shares	[●]%
$1.50	$1.46	$1.35	[●] NioCorp Common Shares	[●]%
$1.25	$1.21	$1.13	[●] NioCorp Common Shares	[●]%
$1.00	$0.97	$0.90	[●] NioCorp Common Shares	[●]%
$0.75	$0.73	$0.68	[●] NioCorp Common Shares	[●]%
$0.50	$0.49	$0.45	[●] NioCorp Common Shares	[●]%
$0.25	$0.24	$0.24	[● NioCorp Common Shares	[●]%
Notes:

1.       Assuming a CAD$/USD$ exchange rate of USD$1 = CAD$[●].

2.       Assuming five-day VWAP equal to five-day VWAP on issuance of NioCorp Financing Warrants.

3.       Assuming a CAD$/USD$ exchange rate of USD$1 = CAD$[●].

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations With Respect to the Redemption and the Transactions

The following describes material U.S. federal income tax considerations for beneficial owners of GX Class A Shares and GX Warrants (collectively “GX securities”) with respect to (i) an election to have GX common stock redeemed for cash if the Transactions are completed; (ii) the exchange of GX securities for NioCorp Common Shares and NioCorp Assumed Warrants (collectively “NioCorp securities”) in the Transactions, (iii) the exchange of NioCorp Common Shares in the Reverse Stock Split, and (iv) the ownership and disposition of NioCorp securities following the Transactions. This discussion does not address any tax considerations with respect to other portions of the Transactions, which are not expected to produce significant U.S. federal income tax consequences for beneficial owners of GX Class A Shares and GX Warrants. For purposes of this discussion, a “holder” is a beneficial owner of GX securities, namely GX Common Stock or GX Warrants, immediately prior to the Transactions or, as a result of owning such GX securities, of NioCorp securities, namely NioCorp Common Shares or NioCorp Assumed Warrants, immediately following the Transactions.

The following discussion is based on the Code, its legislative history, existing and proposed regulations thereunder (“Treasury Regulations”), published rulings and judicial decisions, all as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. This discussion is general in nature and does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation. Non-U.S. holders and U.S. holders who may be subject to taxes other than U.S. federal income taxes should consult their own tax advisors regarding the imposition of any such taxes as a result of the Transactions and/or the ownership and disposition of NioCorp Common Shares.

This summary does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder in light of such holder’s individual circumstances or status, nor does it address tax consequences applicable to holders subject to special rules, such as:

●	dealers in securities or foreign currency;
●	broker-dealers;
●	traders in securities that elect to use a mark-to-market method of accounting;
●	tax-exempt organizations;
●	financial institutions, banks or trusts;
●	life insurance companies, real estate investment trusts and regulated investment companies;
●	holders that actually or constructively own 10% or more of GX’s or NioCorp’s voting stock;
●	holders that hold GX or NioCorp stock or shares, as applicable, as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;
●	holders that have a functional currency other than the U.S. dollar;
●	holders that received GX or NioCorp stock or shares, as applicable, through the exercise of employee stock options, through a tax-qualified retirement plan or otherwise as compensation;
●	U.S. expatriates or former long-term residents of the U.S.;
●	persons subject to special tax accounting rules as a result of any item of gross income with respect to stock being taken into account in an applicable financial statement;
●	controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; or
●	pass-through entities or investors in pass-through entities.

For purposes of this discussion, a “U.S. Holder” is a holder that is, for U.S. federal income tax purposes:

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●	an individual citizen or resident of the United States;
●	a corporation, or entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person; or
●	an estate that is subject to U.S. federal income tax on its income regardless of its source.

A “Non-U.S. Holder” is any holder that is not a U.S. Holder.

ALL INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS, INCLUDING THE OWNERSHIP AND DISPOSITION OF NIOCORP SECURITIES RECEIVED IN THE TRANSACTIONS.

Inversion Considerations and Tax Residence of NioCorp for U.S. Federal Income Tax Purposes

A corporation is generally considered for U.S. federal income tax purposes to be a tax resident in the jurisdiction of its organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, NioCorp, which is organized under the laws of the province of British Columbia (Canada), would be treated as a non-U.S. corporation (and, therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code provides an exception to this general rule, under which a non-U.S. organized entity may be treated as a U.S. corporation for U.S. federal income tax purposes if an inversion occurs and the Ownership Test (as defined below) is met by at least 80% (an “80% Inversion”). These rules are complex and guidance regarding their application is unclear and incomplete.

As relevant to the Transactions, under section 7874 of the Code, an entity that is treated as a corporation for U.S. federal income tax purposes and organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions are met: (i) the non-U.S. corporation, directly or indirectly, acquires substantially all of the properties held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding shares of the U.S. corporation), (ii) the non-U.S. corporation’s “expanded affiliated group” does not have “substantial business activities” in the non-U.S. corporation’s country of organization or incorporation (and tax residence) relative to the expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”), and (iii) after the acquisition, the former stockholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation by reason of holding shares in the U.S. acquired corporation (taking into account the receipt of the non-U.S. corporation’s shares in exchange for the U.S. corporation’s shares) as determined for purposes of section 7874 of the Code (the “Ownership Test”). If the first two conditions in the preceding sentence are satisfied and, under the Ownership Test, at least 60% (by either vote or value) of the shares of the non-U.S. acquiring corporation are held by former stockholders of the acquired U.S. corporation by reason of having held shares in the acquired U.S. corporation, then a 60% inversion occurs (a “60% Inversion,” and, together with an 80% Inversion, an “inversion”). If a 60% Inversion occurs, certain other adverse tax consequences would apply to the non-U.S. acquiring corporation and the U.S. acquired corporation, including (i) potential additional required gain recognition by the U.S. corporation, (ii) treatment of certain payments to the non-U.S. corporation that reduce gross income as “base erosion payments,” (iii) an excise tax on certain options and stock-based compensation of the U.S. corporation, and (iv) disallowance of “qualified dividend” treatment for distributions by the non-U.S. corporation.

Pursuant to the First Merger and Exchange, NioCorp will acquire all of the GX Class A Shares. As a result, the determination of whether an inversion will occur as a result will depend on whether former GX Holders will hold less than 60% (by vote and value) of the stock of NioCorp following the Transactions (as determined under section 7874 of the Code). To the extent that GX Founder Shares, which generally will remain outstanding following the Transactions, provide holders with rights that are substantially similar to the rights to NioCorp Common Shares, GX Founder Shares may be treated as NioCorp Common Shares for purposes of determining whether this 60% threshold is met. In order for NioCorp to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets, and gross income of NioCorp’s expanded affiliated group must be based, located, and derived, respectively, in the country in which NioCorp is a tax resident after the consummation of the Transactions (i.e., Canada). NioCorp does not believe it will satisfy the Substantial Business Activities Exception.

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Based upon the terms of the Transactions, the rules for determining share ownership under section 7874 of the Code and the Treasury Regulations promulgated thereunder, and certain factual assumptions, NioCorp currently expects that, after the consummation of the Transactions, former GX stockholders will be treated as holding less than 60% (by vote and value) of the stock of NioCorp by reason of holding stock of GX. Accordingly, NioCorp does not expect to be treated as a U.S. corporation for U.S. federal income tax purposes or that the rules of section 7874 will otherwise apply to the Transactions. However, the application of the Ownership Test and the Substantial Business Activities Exception must be finally determined after completion of the Transactions, by which time there could be adverse changes to the relevant facts, law and other circumstances. In addition, the rules for determining ownership under section 7874 of the Code are complex, unclear, and subject to ongoing regulatory change.

NioCorp has not sought and will not seek any rulings from the IRS with respect to the tax treatment of any of the Transactions, and the closing of the Transactions is not conditioned upon receiving a ruling from any tax authority or an opinion from any tax advisor in regards to any particular tax treatment. NioCorp will not obtain an opinion regarding the inversion issue prior to the closing of the Transactions, and there can be no assurance that such an opinion could be obtained or, if obtained, would be provided at the desired level of certainty in the future. Moreover, regardless of whether NioCorp could obtain such an opinion, there can be no assurance that the IRS would not take contrary positions to those described above or that such contrary positions would not be sustained by a court.

The remainder of this discussion assumes that the Transactions will not give rise to either an 80% Inversion or a 60% Inversion.

Tax Characterization of the Exchange of GX Securities for NioCorp Securities Pursuant to the Transactions

The steps of the Transactions pursuant to which holders will exchange GX securities for NioCorp securities, are expected to be treated as a single fully taxable transaction that does not qualify as a reorganization within the meaning of section 368(a) of the Code. Assuming such treatment is appropriate, holders of GX securities will generally recognize gain or loss upon exchanging such GX securities for NioCorp securities, as described below.

If these steps instead qualified as a reorganization within the meaning of section 368(a) of the Code, then it is expected that holders of GX securities would nevertheless recognize gain, but not loss, upon exchanging GX securities for NioCorp securities pursuant to section 367(a) of the Code, which generally imposes additional requirements for non-recognition of gain on a holder exchanging securities in connection with a reorganization that are not expected to be satisfied here.

The application of section 368(a) and section 367(a) of the Code must be finally determined after completion of the Transactions, by which time there could be changes to the relevant facts, law, and other circumstances. Neither NioCorp nor GX has sought or will seek any rulings from the IRS as to such tax treatment, and the Closing is not conditioned upon receiving a ruling from any tax authority or an opinion from any tax advisor in regards to, any particular tax treatment. Accordingly, there can be no assurance that the IRS would not take positions contrary to those described above or that such contrary positions would not be sustained by a court.

The remainder of this discussion assumes that the exchanges of GX securities for NioCorp securities in the Transactions will occur pursuant to a fully taxable transaction.

HOLDERS ARE STRONGLY URGED TO CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE TRANSACTIONS TO THEM.

Treatment of U.S. Holders With Respect to the Redemption and the Transactions

Treatment of U.S. Holders Exchanging GX Securities for NioCorp Securities

A U.S. Holder of GX securities will recognize gain or loss in an amount equal to the difference, if any, between the fair market value as of the Closing Date of NioCorp securities received by such U.S. Holder in the Transactions over such U.S. Holder’s tax basis in the GX securities surrendered by such U.S. Holder in the Transactions. Any gain or loss so recognized will generally be long-term capital gain or loss if the U.S. Holder has held the GX securities for more than one year (or short-term capital gain or loss otherwise). U.S. Holders who acquired different blocks of GX securities at different times for different prices must calculate their gains and losses and holding periods separately for each identifiable block of such securities exchanged in the Transactions. In addition, the U.S. Holder’s aggregate tax basis in the NioCorp securities received in the Transactions will equal the fair market value of the GX securities exchanged therefor, and the U.S. Holder’s holding period of such NioCorp securities will commence on the day following the date of the exchange.

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Treatment of U.S. Holders Exercising Redemption Rights With Respect to GX Class A Shares

In the event that a U.S. Holder’s GX Class A Shares are redeemed for cash pursuant to the redemption provisions described herein, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of stock under section 302 of the Code. Whether a redemption qualifies as a sale of stock under section 302 of the Code will depend largely on the total number of shares of GX common stock treated as held by the U.S. Holder relative to all of the shares of GX common stock outstanding, both before and after the redemption.

The redemption of GX Class A Shares generally will be treated as a sale of stock under section 302 of the Code (rather than a distribution) if the redemption (i) results in a “complete termination” of the U.S. Holder’s interest in GX, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests (determined immediately after the redemptions) are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only shares of GX common stock actually owned by such U.S. Holder but also shares of GX common stock constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include GX common stock which could be directly or constructively acquired pursuant to the exercise of GX Warrants.

There will be a complete termination of a U.S. Holder’s interest if either (i) all of the GX common stock actually and constructively owned by the U.S. Holder is redeemed or (ii) all of the GX common stock actually owned by the U.S. Holder is redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules set forth in the Code and Treasury regulations, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares. In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than 80% of the voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption. The redemption of the GX common stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in GX. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in GX will depend on such U.S. Holder’s particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of a redemption.

If the redemption qualifies as a sale of stock by the U.S. Holder under section 302 of the Code, the U.S. Holder would generally be required to recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of GX common stock redeemed. Such gain or loss generally would be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. A U.S. Holder’s tax basis in such U.S. Holder’s GX common stock generally will equal the cost of such shares. See “—Sale, Exchange, Redemption or Other Taxable Disposition of NioCorp Common Shares and NioCorp Assumed Warrants” below.

If the redemption does not qualify as a sale of stock under section 302 of the Code, then the U.S. Holder would be treated as receiving a corporate distribution. Such distribution generally would constitute a dividend for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits would constitute a return of capital that would be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s GX common stock. Any remaining excess would be treated as gain realized on the sale or other disposition of the GX common stock. After the application of these rules, any remaining tax basis of the U.S. Holder in the GX Class A Shares redeemed would generally be added to the U.S. Holder’s tax basis in its remaining GX common stock, or, if it has none, to the U.S. Holder’s tax basis in its GX Warrants.

Treatment of U.S. Holders With Respect to the Reverse Stock Split

For U.S. federal income tax purposes, the Reverse Stock Split is expected to constitute a “recapitalization” within the meaning of section 368(a)(1)(E) of the Code. As a result, a U.S. Holder of NioCorp Common Shares that exchanges such shares for new shares in the Reverse Stock Split generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the NioCorp Common Shares received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the NioCorp Common Shares surrendered. A U.S. Holder’s holding period in the NioCorp Common Shares received should include the holding period in the NioCorp Common Shares surrendered (which as described

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above will commence on the day following the date of the Exchange with respect to any NioCorp Common Shares issued in the Exchange). The treatment of rounding down fractional shares to the nearest whole share in the Reverse Stock Split is uncertain and U.S. Holders should consult their tax advisors regarding any tax consequences of such rounding to them.

Tax Considerations for U.S. Holders in Respect of Ownership of NioCorp Common Shares and NioCorp Assumed Warrants

Distributions on NioCorp Common Shares

If NioCorp makes distributions of cash or property on the NioCorp Common Shares, such distributions would be treated for U.S. federal income tax purposes first as a dividend to the extent of NioCorp’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. If NioCorp does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend would not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions above under “— Inversion Considerations and Tax Residence of NioCorp for U.S. Federal Income Tax Purposes” and below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the United States, or (b) NioCorp is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;
●	NioCorp is neither a PFIC (as discussed below under “—Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder in any taxable year in which the dividend is paid or the preceding taxable year;
●	the U.S. Holder satisfies certain holding period requirements; and
●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There can be no assurances that NioCorp will be eligible for benefits of an applicable comprehensive income tax treaty between the United States and Canada. In addition, there also can be no assurance that NioCorp Common Shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, NioCorp will not constitute a “qualified foreign corporation” for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules” below. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to NioCorp Common Shares. Subject to certain exceptions, dividends on NioCorp Common Shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by NioCorp with respect to the NioCorp Common Shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of NioCorp Common Shares and NioCorp Assumed Warrants.

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of NioCorp Common Shares or NioCorp Assumed Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such NioCorp Common Shares and/or NioCorp Assumed Warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of NioCorp Common Shares or NioCorp Assumed Warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the NioCorp Common Shares and/or NioCorp Assumed Warrants for more than one year generally will be eligible for reduced tax rates

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for such long-term capital gains. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized by a U.S. Holder generally will be treated as U.S. source gain or loss.

Exercise or Lapse of a NioCorp Assumed Warrant

Except as discussed below with respect to the cashless exercise of a NioCorp Assumed Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a NioCorp Common Share on the exercise of a NioCorp Assumed Warrant for cash. A U.S. Holder’s tax basis in a NioCorp Common Shares received upon exercise of the NioCorp Assumed Warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the NioCorp Assumed Warrant received therefor and the exercise price. The U.S. Holder’s holding period for a NioCorp Common Share received upon exercise of the NioCorp Assumed Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the NioCorp Assumed Warrant and will not include the period during which the U.S. Holder held the NioCorp Assumed Warrant. If a NioCorp Assumed Warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such NioCorp Assumed Warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the NioCorp Assumed Warrant.

The tax consequences of a cashless exercise of a NioCorp Assumed Warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the NioCorp Common Shares received would equal the U.S. Holder’s basis in the NioCorp Assumed Warrants exercised therefore. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the NioCorp Common Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the NioCorp Assumed Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the NioCorp Common Shares would include the holding period of the NioCorp Assumed Warrants exercised therefore.

It is also possible that a cashless exercise of a NioCorp Assumed Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of NioCorp Common Shares and NioCorp Assumed Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of NioCorp Common Shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the NioCorp Assumed Warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such NioCorp Assumed Warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the NioCorp Common Shares received would equal the sum of (i) U.S. Holder’s tax basis in the NioCorp Assumed Warrants deemed exercised and (ii) the exercise price of such NioCorp Assumed Warrants. A U.S. Holder’s holding period for the NioCorp Common Shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the NioCorp Assumed Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of NioCorp Assumed Warrants.

Possible Constructive Distributions

The terms of each NioCorp Assumed Warrant provide for an adjustment to the number of NioCorp Common Shares for which the NioCorp Assumed Warrant may be exercised or to the exercise price of the NioCorp Assumed Warrant in certain events, as described under “Description of Securities — NioCorp Assumed Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a NioCorp Assumed Warrant would, however, be treated as receiving a constructive distribution from NioCorp if, for example, the adjustment increases the holder’s proportionate interest in NioCorp’s assets or earnings and profits (for instance, through an increase in the number of NioCorp Common Shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the NioCorp Common Shares which is taxable to the U.S. Holders of such shares as described under “— Distributions on NioCorp Common Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such NioCorp Assumed Warrant received a cash distribution from NioCorp equal to the fair market value of such increased interest.

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Passive Foreign Investment Company Rules

Certain U.S. federal income tax rules and consequences apply to U.S. Holders that hold equity interests or warrants of a non-U.S. corporation classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. In general, NioCorp would be treated as a PFIC for any taxable year in which either:

●	at least 75% of its gross income for such taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, consists of passive income (which generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets); or
●	at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which NioCorp is considered to own at least 25% of the shares by value, produce or are held for the production of passive income.

NioCorp believes that it qualified as a PFIC during its taxable years ended June 30, 2022 and June 30, 2021. However, based on the current composition of its income and assets, as well as current business plans and financial expectations, NioCorp does not currently expect to be treated as a PFIC for its taxable year in which the Transactions occur or foreseeable future taxable years. However, this conclusion is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. In addition, it is possible notwithstanding NioCorp’s conclusion that the IRS could assert, and that a court could sustain, a determination that NioCorp is a PFIC. Accordingly, there can be no assurance that NioCorp (or any of its subsidiaries) will not be treated as a PFIC for any taxable year.

If the PFIC regime applies to a U.S. Holder, then unless such U.S. Holder makes a timely and effective QEF election, a QEF election with a purging election, or a Mark-to-Market election (each as defined below):

●	the U.S. Holder’s gain on the sale or disposition of PFIC stock or “excess distribution” received on the PFIC stock (an “excess distribution” being a distribution, together with all other distributions received in the current tax year, that exceeds 125% of the average distributions received during the preceding three years, subject to certain exceptions) will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s NioCorp Common Shares;
●	the amount of gain or excess distribution allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which NioCorp was a PFIC, will be taxed as ordinary income;
●	the amount of gain or excess distribution allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

If NioCorp is a PFIC, the PFIC rules will also impact U.S. Holders of NioCorp Common Shares with respect to equity interests of any subsidiaries of NioCorp (such as Intermediate Holdco) that may also satisfy the requirements to be a PFIC (any such subsidiary, a “Lower-Tier PFIC”). If a U.S. Holder does not or is not able to make a QEF election (as defined below) for a Lower-Tier PFIC, a U.S. Holder generally will be deemed to own a portion of the shares of such Lower-Tier PFIC, and would be subject to the rules described above with respect to such shares. There can be no assurance that Intermediate Holdco or any other non-U.S. NioCorp subsidiary does not currently qualify, or that NioCorp will not in the future acquire an interest in an entity that qualifies, as a Lower-Tier PFIC, or that NioCorp will have timely knowledge of the status of any Lower-Tier PFIC, or will be able to cause any Lower-Tier PFIC to provide any required information for a U.S. Holder to make or maintain a QEF election with respect to the Lower-Tier PFIC.

The impact of the PFIC rules on a U.S. Holder of NioCorp Common Shares will depend on whether the U.S. Holder has made a timely and effective election under section 1295 of the Code (a “QEF election”) to treat NioCorp as a “qualified electing fund” for the taxable year that is the first year in the U.S. Holder’s holding period of NioCorp Common Shares during which NioCorp qualified as a PFIC or, if in a later taxable year, the U.S. Holder made a QEF election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s NioCorp Common Shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax

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and interest charge rules described above. As a result of any purging election, the U.S. Holder would have a new basis and holding period in its NioCorp Common Shares.

A U.S. Holder may make a QEF election with respect to its NioCorp Common Shares only if NioCorp provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. NioCorp will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the NioCorp Common Shares in the event NioCorp is treated as a PFIC for any taxable year. There can be no assurance, however, that NioCorp will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, U.S. Holders of NioCorp Assumed Warrants will not be able to make a QEF election with respect to their warrants.

A U.S. Holder that makes such a QEF election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share (based on its ownership of stock) of (a) the net capital gain of the foreign corporation, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the foreign corporation, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF election will be subject to U.S. federal income tax on such amounts for each tax year in which the foreign corporation is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the foreign corporation. However, for any tax year in which the foreign corporation is a PFIC and has no net income or gain, U.S. Holders that have made a QEF election would not have any income inclusions as a result of the QEF election. If a U.S. Holder that made a QEF election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest may not be deductible. If NioCorp owns any equity interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to NioCorp providing the relevant tax information for each Lower-Tier PFIC on an annual basis. There can be no assurance that NioCorp will have, or be able to provide, any of the required information for a U.S. Holder to make or maintain a QEF election with respect to any Lower-Tier PFIC.

A U.S. Holder may make a mark-to-market election (a “Mark-to-Market Election”) only if the NioCorp Common Shares are marketable stock. The shares generally will be “marketable stock” if the shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that the foreign exchange meets certain trading volume and other requirements. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. NioCorp currently expects that its shares will meet the definition of “marketable stock,” although there can be no assurance of this, especially as regards the required trading frequency.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which NioCorp is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the NioCorp Common Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Common Shares, over (b) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years). Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the excess distribution rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a Mark-to-Market election is made for NioCorp Common Shares. A U.S. Holder that makes a Mark-to-Market Election will also generally adjust its tax basis in the NioCorp Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. Upon a sale or other taxable disposition of NioCorp Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (and such ordinary loss may be treated as capital or subject to limitations in certain cases).

It is not entirely clear how various aspects of the PFIC rules would apply to warrants, including NioCorp Assumed Warrants. U.S. Holders are urged to consult their tax advisors as to the application of the PFIC rules to NioCorp Assumed Warrants and any NioCorp Common Shares received on account thereof, including the availability of QEF and “deemed sale” elections.

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AS THE PFIC RULES ARE COMPLEX AND UNCERTAIN, HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE POTENTIAL APPLICATION OF THE PFIC RULES TO THEM AND THEIR SECURITIES AND ANY RESULTANT TAX CONSEQUENCES.

Treatment of Non-U.S. Holders With Respect to the Redemption and the Transactions

Treatment of Non-U.S. Exchanging GX Securities for NioCorp Securities

The tax consequences of a Non-U.S. Holder’s exchange of GX Securities for NioCorp Securities pursuant to the Transactions will generally be the same as those described above for U.S. Holders, except that section 367(a) of the Code does not apply to Non-U.S. Holders and a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain recognized as a result of any such exchange unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable) and, therefore, such gain will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. Holders (and Non-U.S. Holders that are corporations may also be subject to a branch profits tax on such effectively connected gain);
●	GX is or has been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Transactions or the period that the Non-U.S. Holder held GX Class A Shares, and, therefore, such gain will be subject to tax at generally applicable U.S. federal income tax rates and a withholding tax could apply; or
●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Transactions and certain other requirements are met, and, therefore, such gain will be subject to U.S. federal income tax at a rate of 30% (or such lower rate, as specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

GX does not expect that it is, or has been at any time during the relevant testing period, a USRPHC.

Treatment of Non-U.S. Holders Exercising Redemption Rights With Respect to GX Class A Shares

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s GX Class A Shares generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s GX Class A Shares, as described above under “—U.S. Holders Exercising Redemption Rights with Respect to GX Class A Shares.” To the extent the redemption is treated as a sale, any redeeming Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain recognized as a result of the redemption or be able to utilize a loss in computing such Non-U.S. Holder’s U.S. federal income tax liability unless one of the three conditions described above under “—Treatment of Non-U.S. Holders Exchanging GX Securities for NioCorp Securities” applies in respect of gain from the disposition of GX Class A Shares. If a Non-U.S. Holder receives cash for GX Class A Shares, and the redemption is treated as a distribution (rather than a sale of stock under section 302 of the Code), the Non-U.S. Holder will be subject to a 30% withholding tax (unless otherwise reduced by an applicable income tax treaty) on dividends to the extent the distribution is paid from current or accumulated earnings and profits of GX, as determined under U.S. federal income tax principles.

Treatment of Non-U.S. Holders With Respect to the Reverse Stock Split

The tax consequences of a Non-U.S. Holder’s exchange of NioCorp Common Shares pursuant to the Reverse Stock Split should generally be the same as those described above for U.S. Holders in “—Treatment of U.S. Holders With Respect to the Reverse Stock Split.”

Tax Considerations for Non-U.S. Holders in Respect of Ownership of NioCorp Common Shares and NioCorp Assumed Warrants

Any (i) distributions of cash or property paid to a Non-U.S. Holder in respect of NioCorp Common Shares or (ii) gain realized upon the sale or other taxable disposition of NioCorp Common Shares and/or NioCorp Assumed Warrants generally will not be subject to U.S. federal income taxation unless the first or third bullet point described above under “— Treatment of Non-U.S. Holders Exchanging GX Securities for NioCorp Securities” applies to the Non-U.S. Holder.

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The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a NioCorp Assumed Warrant, or the lapse of a NioCorp Assumed Warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “— Tax Considerations for U.S. Holders in Respect of Ownership of NioCorp Common Shares and NioCorp Assumed Warrants — Exercise or Lapse of a NioCorp Assumed Warrant,” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the NioCorp Common Shares and NioCorp Assumed Warrants.

Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to NioCorp Common Shares and proceeds from the sale, exchange or redemption of NioCorp Common Shares and NioCorp Assumed Warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding (currently at a rate of 24%) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will not be subject to the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of an applicable dollar threshold are required to report information to the IRS relating to NioCorp Common Shares and NioCorp Assumed Warrants, subject to certain exceptions (including an exception for NioCorp Common Shares and NioCorp Assumed Warrants held in an account maintained with a U.S. financial institution), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold NioCorp Common Shares and NioCorp Assumed Warrants.

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MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Material Canadian Federal Income Tax Considerations for Existing holders of NioCorp Common Shares

Existing holders of NioCorp Common Shares will continue to hold NioCorp Common Shares following completion of the Transactions. The following is a general summary, as of the date hereof, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a holder of NioCorp Common Shares who at all relevant times, for the purposes of the Tax Act, (a) holds the NioCorp Common Shares as capital property, (b) deals at arm’s length with NioCorp, and (c) is not affiliated with NioCorp (a “Holder”). Generally, the NioCorp Common Shares will be considered to be capital property to a Holder unless they are held or acquired in the course of carrying on a business of trading in or dealing in securities or as part of an adventure or concern in the nature of trade.

This summary is based on the facts set out in this joint proxy statement/prospectus, the provisions of the Tax Act in force as of the date prior to the date hereof and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form or at all.

This summary does not otherwise take into account or anticipate any changes in law or in the administrative policies or assessing practices of the CRA, whether by way of judicial, legislative or governmental decision or action. This summary is not exhaustive of all possible Canadian federal income tax considerations and does not take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ materially from those described in this summary.

This summary is of a general nature only and is not, and is not intended to be, and should not be construed to be, legal or tax advice to any particular Holder, and no representations concerning the tax consequences to any particular Holder are made. This summary does not address the deductibility of interest on any funds borrowed by a Holder to purchase NioCorp Common Shares. The tax consequences of acquiring, holding and disposing of NioCorp will vary according to the Holder’s particular circumstances. Holders should consult their own tax advisors regarding the tax considerations applicable to them having regard to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the NioCorp Common Shares must be converted into Canadian dollars based on the relevant exchange rate as determined in accordance with the Tax Act. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Resident Holder (as defined below) may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Taxation of Resident Holders

The following portion of the summary applies to a Holder who, for the purposes of the Tax Act and any applicable income tax treaty or convention, is, or is deemed to be, resident in Canada at all relevant times (a “Resident Holder”). This summary is not applicable to a Holder: (i) that is a “financial institution” for purposes of the mark-to-market rules contained in the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) an interest in which is a “tax shelter investment” as defined in the Tax Act; (iv) that reports its “Canadian tax results” as defined in the Tax Act (in a currency other than Canadian currency); (v) that has entered or will enter into, with respect to the NioCorp Common Shares, a “derivative forward agreement” or a “synthetic disposition arrangement”, as those terms are defined in the Tax Act; (vi) is exempt from tax under the Tax Act; or (vii) that is a corporation resident in Canada (for purposes of the Tax Act), or a corporation that does not deal at arm’s length (for purposes of the Tax Act) with a corporation resident in Canada, that is or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the NioCorp Common Shares, controlled by a non-resident person, or group of non-resident persons not dealing with each other at arm’s length, for purposes of the foreign affiliate dumping rules in section 212.3 of the Tax Act.

A Resident Holder to whom NioCorp Common Shares might not constitute capital property may make, in certain circumstances, an irrevocable election permitted by subsection 39(4) of the Tax Act to have the NioCorp Common Shares, and every other “Canadian security” as defined in the Tax Act, held by such Resident Holder in the taxation year of the election and in all subsequent taxation years, treated as capital property. Resident Holders should consult their own tax advisors regarding this election.

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Dividends on NioCorp Common Shares

Dividends (including deemed dividends) received on the NioCorp Common Shares by a Resident Holder who is an individual (other than certain trusts) will be included in the individual’s income and will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by individuals from “taxable Canadian corporations”, as defined in the Tax Act, including the enhanced dividend tax credit rules applicable to any dividends designated by NioCorp as “eligible dividends” in accordance with the Tax Act. There may be limits on the ability of NioCorp to designate dividends as eligible dividends. Dividends received by individuals (other than certain trusts) may give rise to minimum tax under the Tax Act, depending on the individual’s circumstances.

Dividends (including deemed dividends) received on the NioCorp Common Shares by a Resident Holder that is a corporation will be included in computing the corporation’s income and will generally be deductible in computing its taxable income. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations are urged to consult their own tax advisors having regard to their particular circumstances.

A Resident Holder that is a “private corporation” or a “subject corporation”, each as defined in the Tax Act, may be liable to pay a refundable tax under Part IV of the Tax Act on dividends received (or deemed to be received) on the NioCorp Common Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income. A “subject corporation” is generally a corporation (other than a private corporation) resident in Canada and controlled directly or indirectly by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts).

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable for an additional tax (refundable in certain circumstances) in respect of its “aggregate investment income” for the year, which is defined in the Tax Act to include dividends received or deemed to be received in respect of NioCorp Common Shares, but not dividends or deemed dividends that are deductible in computing the dividend recipient’s taxable income. Tax Proposals released on August 9, 2022, are intended to extend this additional tax and refund mechanism in respect of “aggregate investment income” to “substantive CCPCs” as defined in such Tax Proposals. Resident Holders are advised to consult their own tax advisors regarding the possible implications of these Tax Proposals in their particular circumstances.

Disposition of NioCorp Common Shares

Generally, upon a disposition (or a deemed disposition) of a NioCorp Common Share (other than to NioCorp unless purchased by NioCorp in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a Resident Holder will realize a capital gain (or a capital loss) equal to the amount by which the Resident Holder’s proceeds of disposition are greater (or less) than the Resident Holder’s adjusted cost base of such NioCorp Common Share and any reasonable costs of disposition. The adjusted cost base to the Resident Holder of a NioCorp Common Share will be determined by averaging the cost of such NioCorp Common Share with the adjusted cost base of all NioCorp Common Shares owned by the Resident Holder as capital property immediately before the time of acquisition, if any. The treatment of capital gains and capital losses is discussed below under “Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”), realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for that year and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a particular taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized by the Resident Holder in such years, to the extent and in the circumstances described in the Tax Act. Capital gains realized by an individual (other than certain trusts) may give rise to minimum tax.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition (or deemed disposition) of a NioCorp Common Share may be reduced by the amount of any dividends received (or deemed to be received) by the Resident Holder on such NioCorp Common Share (or a share substituted for such NioCorp Common Share) to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a NioCorp Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary.

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A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable for an additional tax (refundable in certain circumstances) in respect of its “aggregate investment income” for the year, which is defined in the Tax Act to include an amount in respect of taxable capital gains. Tax Proposals released on August 9, 2022, are intended to extend this additional tax and refund mechanism in respect of “aggregate investment income” to “substantive CCPCs” as defined in such Tax Proposals. Resident Holders are advised to consult their own tax advisors regarding the possible implications of these Tax Proposals in their particular circumstances.

Taxation of Non-Resident Holders

This portion of the summary is applicable to a Holder who, at all relevant times, is neither resident in Canada nor deemed to be resident in Canada for purposes of the Tax Act and any applicable income tax treaty or convention, and who does not use or hold (and is not deemed to use or hold) NioCorp Common Shares in the course of carrying on, or otherwise in connection with, a business in Canada (a “Non-Resident Holder”).

Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada. Such Non-Resident Holders should consult their own tax advisors with respect to an investment in NioCorp Common Shares.

Dividends on NioCorp Common Shares

Dividends paid or credited (or deemed to be paid or credited) on a NioCorp Common Share to a Non-Resident Holder by NioCorp will be subject to Canadian withholding tax at the rate of 25%, subject to a reduction of such rate under the terms of an applicable income tax treaty or convention. For example, in the case of a Non-Resident Holder who is a resident of the United States for purposes of the Canada-U.S. Tax Convention (1980), as amended (the “Treaty”), who is the beneficial owner of the dividend, and who qualifies for full benefits of the Treaty, the rate of such withholding tax will generally be reduced to 15% (or 5% if the beneficial owner of such dividend is a corporation that owns, directly or indirectly, at least 10% of the voting stock of NioCorp). Non-Resident Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty or convention.

Disposition of NioCorp Common Shares

Provided the NioCorp Common Shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX and the NASDAQ) at the time of disposition, the NioCorp Common Shares generally will not constitute taxable Canadian property of a Non-Resident Holder unless, at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (i) 25% or more of the issued shares of any class or series of the capital stock of NioCorp were owned by or belonged to one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length, and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource property” (as defined in the Tax Act), (c) “timber resource property” (as defined in the Tax Act), or (d) options in respect of, interests in, or for civil law rights in, such properties, whether or not such property exists. Notwithstanding the foregoing, NioCorp Common Shares may be deemed to be taxable Canadian property in certain circumstances specified in the Tax Act.

If the NioCorp Common Shares are taxable Canadian property of a Non-Resident Holder, any capital gain realized on the disposition or deemed disposition of such NioCorp Common Shares may not be subject to tax under the Tax Act pursuant to the terms of an applicable income tax treaty or convention. Non-Resident Holders whose NioCorp Common Shares may constitute taxable Canadian property should consult their own tax advisors.

Material Canadian Federal Income Tax Considerations for Existing Holders of GX Securities

The following generally summarizes certain Canadian federal income tax consequences generally applicable to a person (“Holder”) who redeems their GX Class A Shares, or acquires as a beneficial owner NioCorp Common Shares or NioCorp Assumed Warrants in exchange for First Merger Class A Shares or GX Warrants as part of, or concomitantly with, the Exchange, and who, at all relevant times, for purposes of the Canadian Tax Act: (i) deals at arm’s length with NioCorp, GX and any subsequent purchaser of the Securities; (ii) is not affiliated with NioCorp, GX and any subsequent purchaser of the Securities; (iii) holds the GX Class A Shares, the First Merger Class A Shares, the GX Warrants, the NioCorp Common Shares or the NioCorp Assumed Warrants (collectively, referred to as the “Securities”), as the case may be, as capital property; or (iv) has not received or acquired its GX Warrants as compensation for its employment with GX or in connection with any GX employee stock option plan. Generally, the Securities will be capital property to a Holder provided the Holder is

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not a trader or dealer in securities, did not acquire, hold, or dispose of the Securities in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation), and does not hold the Securities in the course of carrying on a business. This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular investor. Accordingly, prospective investors are urged to consult their own tax advisors with respect to their particular circumstances.

This summary is based on the current provisions of the Income Tax Act (Canada) (the “Canadian Tax Act”) and the regulations adopted thereunder (the “Regulations”) and all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”), the Canada-United States Tax Convention (1980), as amended (the “Convention”), and Canadian tax counsel’s understanding of the current administrative practices published by the Canada Revenue Agency. It is assumed that all Tax Proposals will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative or assessing practice, whether by legislative, governmental or judicial decision or action, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the Securities must be converted into Canadian dollars based on the rate of exchange quoted by the Bank of Canada on the date such amount arose, or such other rate of exchange as may be acceptable to the Canada Revenue Agency. The amount of dividends, if any, required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Holders Resident in the United States

This portion of the summary is generally applicable to Holders of Securities, each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States for tax purposes, (ii) is a “qualifying person” under and entitled to the benefits of the Convention, (iii) does not have a “permanent establishment” or “fixed base” in Canada, (iii) holds no Securities that are “taxable Canadian property” (as defined in the Canadian Tax Act) of the Holder, (iv) does not and is not deemed to use or hold the Securities in a business carried on in Canada, (v) is not an insurer that carries on business in Canada and elsewhere, and (vii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act) (each such Holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Securities should consult their own tax advisers regarding the extent, if any, the benefits of the Convention will apply to the entity in respect of its Securities.

Treatment of U.S. Resident Holders With Respect to the Redemption and the Transactions

Generally, a U.S. Resident Holder for whom GX Class A Shares, First Merger Class A Shares or GX Warrants, as applicable, are not and are not deemed to be “taxable Canadian property”, will generally not be subject to income tax under the Canadian Tax Act as a result of a redemption, the First Merger or the exchange of First Merger Class A Shares or GX Warrants for NioCorp Common Shares or NioCorp Assumed Warrants (as applicable). Generally, provided that GX Class A Shares and First Merger Class A Shares are listed on a “designated stock exchange” (which includes the NASDAQ), GX Class A Shares, First Merger Class A Shares and GX Warrants will not be taxable Canadian property to a U.S. Resident Holder at a particular time unless at any time during the 60-month period immediately preceding that time both of the following conditions were satisfied:

i.        25% or more of the issued shares of any class of the capital stock of NioCorp were owned by or belonged to one or any combination of:

A.      the U.S. Resident Holder;

B.       persons with whom the U.S. Resident Holder did not deal at arm’s length (for purposes of the Canadian Tax Act); and

C.       partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships; and at that time

ii.       more than 50% of the fair market value of GX or the First Merger Surviving Company (as applicable) was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource

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properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in, any of the foregoing, whether or not the property exists.

GX Class A Shares, First Merger Class A Shares and GX Warrants may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

Treatment of Canadian Resident Holders With Respect to the Redemption and the Transactions

In the event that a Canadian Resident Holder’s (i) GX Class A Shares are redeemed for cash pursuant to the redemption provisions described herein, (ii) First Merger Class A Shares received upon the First Merger are exchanged for NioCorp Common Shares, as part of the Exchange, or (iii) GX Warrants are exchanged for NioCorp Assumed Warrants, such Canadian Resident Holder will realize a capital gain (or capital loss) in the taxation year of the redemption or exchange equal to the amount by which the amount of cash received (in the case of a redemption) or the value of the NioCorp Common Shares or NioCorp Assumed Warrants (as applicable) received on the exchange, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the Canadian Resident Holder’s GX Class A Shares, First Merger Class A Shares or GX Warrants (as applicable) determined immediately before the redemption or exchange. The tax treatment of capital gains and capital losses is discussed below in the section entitled “Disposition of NioCorp Common Shares and NioCorp Assumed Warrants.”

Tax Considerations for U.S. Resident Holders in Respect of Ownership of NioCorp Common Shares and NioCorp Assumed Warrants

Dividends on NioCorp Common Shares

Dividends paid or credited, or deemed under the Canadian Tax Act to be paid or credited, by NioCorp to a U.S. Resident Holder on the NioCorp Common Shares will generally be subject to Canadian withholding tax under the Canadian Tax Act at the rate of 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of NioCorp, 5%) of the gross amount of the dividend where the U.S. Resident Holder is the beneficial owner of the dividends. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of NioCorp owned by an entity that is considered fiscally transparent under the laws of the United States and that it is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

Disposition of NioCorp Common Shares and NioCorp Assumed Warrants

A U.S. Resident Holder for whom NioCorp Common Shares or NioCorp Assumed Warrants are not or are not deemed to be “taxable Canadian property” will generally not be subject to income tax under the Canadian Tax Act on the disposition or deemed disposition of such shares or warrants. Generally, provided that NioCorp Common Shares and NioCorp Assumed Warrants are listed on a “designated stock exchange” (which includes the TSX), NioCorp Common Shares and NioCorp Assumed Warrants will not be taxable Canadian property to a U.S. Resident Holder at a particular time unless at any time during the 60-month period immediately preceding that time both of the following conditions were satisfied:

i.       25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of:

A.       the U.S. Resident Holder;

B.       persons with whom the U.S. Resident Holder did not deal at arm’s length (for purposes of the Canadian Tax Act); and

C.       partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships; and at that time

ii.     more than 50% of the fair market value of NioCorp was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in, any of the foregoing, whether or not the property exists.

NioCorp Common Shares and NioCorp Assumed Warrants may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

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Any capital gain realized by the U.S. Resident Holder on a disposition of a NioCorp Common Shares that would otherwise be subject to tax under the Canadian Tax Act will generally be exempt from Canadian income tax pursuant to the Convention provided that the value of the NioCorp Common Shares is not derived principally from real property situated in Canada (within the meaning of the Convention). In the event that the NioCorp Common Shares or NioCorp Assumed Warrants constitute, or are deemed to constitute taxable Canadian property of a U.S. Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Canadian Tax Act pursuant to an applicable income tax convention or treaty, the income tax consequences discussed below for Canadian Resident Holders, under “Dispositions of NioCorp Common Shares and NioCorp Assumed Warrants”, will generally apply to the U.S. Resident Holder but any such U.S. Resident Holder should consult its own tax advisor in this regard.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Canadian Tax Act, is or is deemed to be resident in Canada (a “Canadian Resident Holder”). Certain Canadian Resident Holders may be entitled to make, or may have already made, the irrevocable election under subsection 39(4) of the Canadian Tax Act, the effect of which may deem the NioCorp Common Shares (and all other “Canadian securities” as defined in the Canadian Tax Act) owned by such Canadian Resident Holder to be capital property in the taxation year in which the election is made and in all subsequent taxation years. This election does not apply to NioCorp Assumed Warrants. Canadian Resident Holders for whom NioCorp Common Shares or NioCorp Assumed Warrants might not otherwise be considered capital property should consult their own tax advisors regarding this election.

This portion of the summary is not applicable to a Canadian Resident Holder (i) that is a “specified financial institution” as defined in the Canadian Tax Act, (ii) an interest in which is, or for whom the Securities would be, a “tax shelter investment” as defined in the Canadian Tax Act, (iii) that is a “financial institution” for the purposes of the mark-to-market rules in the Canadian Tax Act, (iv) that makes or who has made an election under section 261 of the Canadian Tax Act to report its “Canadian tax results” as defined in the Canadian Tax Act in a currency other than the Canadian currency, (v) that has entered into or will enter into a “derivative forward agreement” or a “synthetic disposition arrangement”, as those terms are defined in the Canadian Tax Act, with respect to the NioCorp Common Shares or NioCorp Assumed Warrants, (vi) is exempt from tax under the Canadian Tax Act, or (vii) that is a corporation resident in Canada that is, or becomes, or does not deal at arm’s length for purposes of the Canadian Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of NioCorp Common Shares, controlled by a non-resident person (or a group of such persons that do not deal at arm’s length) for the purposes of the rules in section 212.3 of the Canadian Tax Act. Such Canadian Resident Holder should consult their own tax advisors.

Tax Considerations for Canadian Resident Holders in Respect of Ownership of NioCorp Common Shares and NioCorp Assumed Warrants

Expiry of Warrants

In the event of the expiry of an unexercised NioCorp Assumed Warrant, a Canadian Resident Holder will generally realize a capital loss equal to the Canadian Resident Holder’s adjusted cost base of such NioCorp Assumed Warrant. The tax treatment of capital gains and capital losses is discussed below under “Disposition of NioCorp Common Shares and NioCorp Assumed Warrants.”

Dividends on NioCorp Common Shares

Any taxable dividends received or deemed to be received on NioCorp Common Shares by an individual Canadian Resident Holder (including certain trusts) will be required to be included in computing the individual’s income for a taxation year and will be subject to the gross-up and dividend tax credit rules normally applicable under the Canadian Tax Act to taxable dividends received from taxable Canadian corporations, including an enhanced gross-up and dividend tax credit for dividends designated as “eligible dividends” by NioCorp. There may be limitations on NioCorp’s ability to designate dividends as eligible dividends.

Any taxable dividends received or deemed to be received on NioCorp Common Shares by a Canadian Resident Holder that is a corporation will be required to be included in computing its income for a taxation year and will generally be deductible in computing its taxable income for that taxation year. In certain circumstances, subsection 55(2) of the Canadian

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Tax Act will treat a taxable dividend received or deemed to be received by a Canadian Resident Holder that is a corporation as proceeds of a disposition or a capital gain. A Canadian Resident Holder that is a “private corporation” or a “subject corporation” (each as defined in the Canadian Tax Act) may be liable to pay a tax of 38 1/3% (refundable in certain circumstances) under Part IV of the Canadian Tax Act on dividends received or deemed to be received on the NioCorp Common Shares to the extent that such dividends are deductible in computing the Canadian Resident Holder’s taxable income for the year.

A Canadian Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation”, as defined in the Canadian Tax Act, may be liable for an additional tax (refundable in certain circumstances) in respect of its “aggregate investment income” for the year, which is defined in the Canadian Tax Act to include dividends received or deemed to be received in respect of NioCorp Common Shares, but not dividends or deemed dividends that are deductible in computing the dividend recipient’s taxable income. Tax Proposals released on August 9, 2022, are intended to extend this additional tax and refund mechanism in respect of “aggregate investment income” to “substantive CCPCs” as defined in such Tax Proposals. Canadian Resident Holders are advised to consult their own tax advisors regarding the possible implications of these Tax Proposals in their particular circumstances.

Taxable dividends received by a Canadian Resident Holder who is an individual (including certain trusts) may result in such Canadian Resident Holder being liable for alternative minimum tax under the Canadian Tax Act. Such Canadian Resident Holders should consult their own tax advisors in this regard.

Disposition of NioCorp Common Shares and NioCorp Assumed Warrants

Generally, a Canadian Resident Holder who disposes of, or is deemed for the purposes of the Canadian Tax Act to have disposed of, a NioCorp Common Share (other than to NioCorp, unless purchased by NioCorp in the open market in the manner in which shares are normally purchased by any member of the public in the open market) or NioCorp Assumed Warrant (other than on the exercise of the NioCorp Assumed Warrant) will realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or less) than the adjusted cost base of the NioCorp Common Share or NioCorp Assumed Warrant (as applicable) to the Canadian Resident Holder immediately before the disposition or deemed disposition. The adjusted cost base to a Canadian Resident Holder of a NioCorp Common Share or NioCorp Assumed Warrant that was acquired as part of the exchange will be averaged with the adjusted cost base of all other NioCorp Common Shares or NioCorp Assumed Warrants, respectively, (if any) held by the Canadian Resident holder as capital property at the time immediately before the disposition or deemed disposition.

One-half of any capital gain (a “taxable capital gain”) realized must be included in the Canadian Resident Holder’s income for the taxation year of disposition. Subject to and in accordance with the provisions of the Canadian Tax Act, a Canadian Resident Holder will generally be required to deduct one-half of any capital loss (an “allowable capital loss”) realized in the taxation year of disposition against taxable capital gains realized in the same taxation year. Any unused allowable capital losses for the taxation year of disposition may generally reduce net taxable capital gains realized in any of the three prior taxation years or in any subsequent year in the circumstances and to the extent provided in the Canadian Tax Act.

If a Canadian Resident Holder is a corporation, any capital loss realized on a disposition or deemed disposition of NioCorp Common Shares may, in certain circumstances, be reduced by the amount of any dividends which have been received or which are deemed to have been received on such NioCorp Common Shares (or a share for which a NioCorp Common Share has been substituted). Similar rules may apply where a NioCorp Common Share is owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Canadian Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Canadian Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Canadian Tax Act) for the year, including taxable capital gains realized on the disposition of NioCorp Common Shares and NioCorp Assumed Warrants. Tax Proposals released on August 9, 2022, are intended to extend this additional tax and refund mechanism in respect of “aggregate investment income” to “substantive CCPCs” as defined in such Tax Proposals. Canadian Resident Holders are advised to consult their own tax advisors regarding the possible implications of these Tax Proposals in their particular circumstances. Canadian Resident Holders that are “Canadian-Controlled Private Corporations” should consult their own tax advisors regarding their particular circumstances.

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Capital gains realized by a Canadian Resident Holder who is an individual (including certain trusts) may result in such Canadian Resident Holder being liable for alternative minimum tax under the Canadian Tax Act. Such Canadian Resident Holders should consult their own tax advisors in this regard.

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INFORMATION ABOUT NIOCORP

NioCorp’s Business

NioCorp was incorporated under the laws of the Province of British Columbia under the Company Act (British Columbia) on February 27, 1987, under the name “IPC International Prospector Corp.” On May 22, 1991, NioCorp changed its name to “Kingston Resources Ltd.” On June 29, 2001, NioCorp changed its name to “Butler Developments Corp.” On February 12, 2009, NioCorp changed its name to “Butler Resource Corp.” On March 4, 2010, NioCorp changed its name to “Quantum Rare Earth Developments Corp.” On March 4, 2013, NioCorp changed its name to “NioCorp Developments Ltd.”

NioCorp is a development stage issuer engaged in the acquisition, exploration, and development of mineral properties. NioCorp, through ECRC, is developing a superalloy materials project that, if and when developed, will produce niobium, scandium, and titanium products. Known as the “Elk Creek Project,” it is located near Elk Creek, Nebraska, in the southeast portion of the state.

●	Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in HSLA steel, a stronger steel used in automobiles, bridges, structural systems, buildings, pipelines, and other applications that generally enables those applications to be stronger and lighter in mass. This “lightweighting” benefit often results in environmental benefits, including reduced fuel consumption and material usage, which can result in fewer air emissions.
●	Scandium can be combined with aluminum to make super-high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation.
●	Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor, medical implants and many others. It also is used in pigments for paper, paint, and plastics.

NioCorp’s primary business strategy is to advance its Elk Creek Project to commercial production. NioCorp is focused on obtaining additional funds to carry out its near-term planned work programs associated with securing the project financing necessary to complete mine development and construction of the Elk Creek Project.

NioCorp has spent approximately $70.0 million developing the Elk Creek Project since 2014, taking the project through a series of technical reports, the most recent of which was completed as of September 2, 2022 and accompanied NioCorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, which is summarized in the S-K 1300 Elk Creek Technical Report Summary filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part and is incorporated by reference in this joint proxy statement/prospectus. As detailed in the S-K 1300 Elk Creek Technical Report summary, the studies and technical work completed as of the date thereof established a mineral resource containing niobium, scandium, titanium and rare earths and a mineral reserve and project economics built around niobium, scandium and titanium. NioCorp is currently conducting the necessary technical work that would facilitate the addition of rare earths to the mineral reserve and the project economics and is doing so through a demonstration scale processing plant in Trois Rivieres, Quebec. The demonstration plant is intended to define the metallurgical performance and recovery for a range of rare earth products, as well as testing improvements to the existing process flowsheet with the objective of simplifying eventual commercial operations and increasing yields. The demonstration plant is processing a three tonne sample of ore sourced from drill core that was obtained from the Elk Creek Project.

The next phase of the Elk Creek Project is expected to be the construction phase, which is expected to begin once project financing is obtained. This is a result of the technical work that has been completed, including the design of a new underground mine and surface production plant. NioCorp has also secured the necessary permits to start construction, including a Construction Air Permit from the state of Nebraska and a Special Use Permit from Johnson County, Nebraska. There are a series of operational permits from the state of Nebraska and local regulatory authorities that have been identified in the project’s technical studies. These permits will be obtained during the construction phase and a budget and schedule for this permitting work has been integrated into the overall project execution plan.

Construction of the greenfield facilities at the project site is expected to take approximately three years and will include shaft sinking, mine development and surface plant construction as well as connecting the plant site to the local electric power grid and a local natural gas pipeline. The construction phase will end once the mine and the plant reach mechanical completion, at which point the mine and plant will be commissioned over a two month period. Following that period, both the mine and plant will ramp up to commercial production rates over an anticipated six month period.

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Once the commissioning and ramp up to commercial production rates are complete, the operational phase of the project will begin. The Elk Creek Project is expected to last for 38 years based on the current mineral reserve. With additional technical work, currently defined mineral resources at the project site could be converted into mineral reserves and the operational life of the project could be extended.

The upfront capital cost for the Elk Creek Project, which covers the construction, commissioning and ramp-up phases, is expected to cost an estimated $1,141 million. Over the life of the Elk Creek Project, the capital expected to be needed to sustain the project has been estimated at approximately $466 million and includes $44 million in anticipated costs to cover the eventual closure and reclamation of the project site.

NioCorp is a reporting issuer in British Columbia, Alberta, Saskatchewan, Ontario, and New Brunswick. NioCorp’s registered and records office is located at 595 Burrard Street, Suite 2600, Vancouver, British Columbia V7X 1L3 (ATTN: Blake, Cassels & Graydon LLP). NioCorp’s principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112.

The foregoing information concerning NioCorp does not purport to be complete. Certain additional information relating to NioCorp’s business, management and results of operations and financial condition is incorporated in this document from other documents filed by NioCorp with the SEC and the Canadian securities regulators and listed under “Where You Can Find Additional Information.” If you desire copies of any of these documents, you may contact NioCorp at its address and phone number listed under “Where You Can Find Additional Information.”

Prior Sales

The following table sets forth the prior sales for the 12-month period prior to the date of this joint proxy statement/prospectus, for the NioCorp Common Shares and the options, share units and warrants convertible into NioCorp Common Shares, the price at which such securities have been issued, the number of securities issued and the date of which such securities were issued:

Date Issued	Number of Securities Issued	Type of Securities Issued	Type of Transaction	Issuance Price Per Security ($)	Exercise Price (if applicable) ($)
12/6/2021	669,741	Common Shares	Lind Note Conversion[1]
12/17/2021	3,975,000	Options	Option Grant		1.36
12/20/2021	150,000	Common Shares	Option Exercise	$0.76
12/21/2021	171,849	Common Shares	Lind Note Conversion[1]
12/24/2021	115,398	Common Shares	Option Exercise	$0.47
12/24/2021	121,516	Common Shares	Option Exercise	$0.54
12/24/2021	670,961	Common Shares	Lind Note Conversion[1]
12/29/2021	150,000	Common Shares	Option Exercise	$0.76
1/31/2022	870,654	Common Shares	Lind Note Conversion[1]
2/1/2022	6,310	Common Shares	Option Exercise	$0.54
2/24/2022	2,279,155	Common Shares	Lind Note Conversion[1]
3/1/2022	523,892	Common Shares	Option Exercise	$0.76
3/1/2022	116,814	Common Shares	Option Exercise	$0.47
3/7/2022	105,330	Common Shares	Option Exercise	$0.76
3/8/2022	128,571	Common Shares	Option Exercise	$0.76
3/25/2022	26,000	Common Shares	Option Exercise	$0.47
4/19/2022	832,548	Common Shares	Lind Note Conversion[1]
4/29/2022	125,000	Common Shares	Option Exercise	$0.54
5/13/2022	1,073,614	Common Shares	Lind Note Conversion[1]
5/24/2022	485,885	Common Shares	Lind Note Conversion[1]
5/30/2022	500,000	Options	Option Grant		$1.10
6/22/2022	1,088,808	Common Shares	Lind Note Conversion[1]
6/30/2022	4,981,035	Common Shares	Private Placement[2]	$0.96
6/30/2022	5,046,135	Warrants	Warrant Issuance[2]		$1.10
7/27/2022	1,025,796	Common Shares	Lind Note Conversion[1]
8/8/2022	431,286	Common Shares	Lind Note Conversion[1]
9/7/2022	958,193	Common Shares	Lind Note Conversion[1]
9/26/2022	307,346	Common Shares	Lind Note Conversion[1]
11/7/2022	57,567	Common Shares	Option Exercise	$0.47
11/22/2022	421,605	Common Shares	Lind Note Conversion[1]
11/23/2022	182,500	Common Shares	Option Exercise	$0.47
11/28/2022	1,450,279	Common Shares	Option Exercise	$0.47
11/28/2022	915,383	Common Shares	Option Exercise	$0.54

Notes:
(l)	Issued under the terms of a Convertible Security Funding Agreement, dated February 16, 2021, between NioCorp Developments Ltd. and Lind Global Asset Management III, LLC.
(2)	Issued pursuant to the non-brokered private placement which closed on June 30, 2022.

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Market for Shares

The NioCorp Common Shares are listed under the trading symbol “Nb.TO” on the TSX. The following table sets forth, for the periods indicated, the reported high and low prices (in Canadian dollars) and volume traded on the TSX.

Month	High	Low	Total Volume
January 2022	$1.38	$0.97	2,931,899
February 2022	$1.20	$0.90	2,456,762
March 2022	$1.29	$1.03	2,246,335
April 2022	$1.15	$1.00	1,956,327
May 2022	$1.47	$0.76	3,489,586
June 2022	$1.16	$0.79	3,399,326
July 2022	$0.95	$0.84	1,206,440
August 2022	$1.10	$0.86	1,960,152
September 2022	$1.44	$0.89	3,636,424
October 2022	$1.71	$1.06	1,210,123
November 2022	$1.21	$1.07	1,936,959
December 2022	$1.14	$0.98	1,371,300
January 2023(1)	$1.10	$0.98	308,600

Notes:

(l)	For the period between January 1, 2023 and January 12, 2023.
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INFORMATION ABOUT GX

Overview

GX is a blank check company formed under the laws of the State of Delaware on September 24, 2020 for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (which is referred to throughout this joint proxy statement/prospectus as GX’s “initial business combination”). GX intends to effectuate its initial business combination using cash from the proceeds of the IPO and the sale of the GX Founder Warrants, its capital stock, debt or a combination of cash, stock and debt.

On March 22, 2021, GX consummated its IPO of 30,000,000 GX Public Units. Each GX Public Unit consists of one GX Class A Share, and one-third of one redeemable GX Public Warrant, with each warrant entitling the holder thereof to purchase one GX Class A Share for $11.50 per whole share. The GX Public Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $300,000,000.

Simultaneously with the closing of the IPO, GX completed the private sale of an aggregate of 5,666,667 GX Founder Warrants to the Sponsor at a purchase price of $1.50 per warrant, generating gross proceeds of $8,500,000.

A total of $300,000,000, comprised of $291,500,000 of the proceeds from the IPO (which amount includes $5,000,000 of the underwriters’ deferred discount) and $8,500,000 of the proceeds of the sale of the GX Founder Warrants, was placed in the trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Ticker Symbol and Market Price

GX Public Units, GX Class A Shares and GX Public Warrants are currently listed on Nasdaq under the symbols “GXIIU”, “GXII”, and “GXIIW”, respectively. The closing price of the GX Public Units, GX Class A Shares and the GX Public Warrants on September 23, 2022, the last trading day before announcement of the execution of the Business Combination Agreement, was $9.80, $9.80 and $0.04, respectively. As of January 24, 2023, the record date for the GX Stockholder Meeting, the closing price for GX Public Units, GX Class A Shares and the GX Public Warrants was $                             , $                            and $                                 , respectively. Following the completion of the Transactions, the GX Public Units, GX Class A Shares and GX Public Warrants will be delisted from Nasdaq and deregistered under the Exchange Act.

Dividend Policy

GX has not paid any cash dividends on shares of GX Common Stock to date and does not intend to pay cash dividends prior to the completion of the Transactions. Under the terms of the Business Combination Agreement, GX has agreed that it will not declare or pay any dividends with respect to its capital stock prior to the Closing or the earlier termination of the Business Combination Agreement. It is the present intention of the GX Board to retain all earnings, if any, for use in GX’s business operations and, accordingly, the GX Board does not anticipate declaring any dividends in the foreseeable future.

Initial Business Combination

Nasdaq rules require that GX’s initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the value of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of the signing of a definitive agreement in connection with an initial business combination. The fair market value of an initial business combination will be determined by the GX Board based upon one or more standards generally accepted by the financial community, such as discounted cash flow valuation, a valuation based on trading multiples of comparable public businesses or a valuation based on the financial metrics of M&A transactions of comparable businesses. If the GX Board is not able to independently determine the fair market value of GX’s initial business combination, GX will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. For more information, see the section of this joint proxy statement/prospectus entitled “GX Special Meeting of Stockholders — GX Proposal No. 1 — The Business Combination Proposal — Satisfaction of 80% Test.”

Submission of GX’s Initial Business Combination to a Stockholder Vote

GX is providing the GX Public Stockholders with redemption rights upon consummation of the Transactions. GX Public Stockholders electing to exercise their redemption rights will be entitled to receive cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in the Trust Account, including any amounts

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representing interest earned on the Trust Account, less taxes payable, provided that such stockholders follow the specific procedures for redemption set forth in this joint proxy statement/prospectus. See the section of this joint proxy statement/prospectus entitled “GX Special Meeting of Stockholders — GX Proposal No. 1—The Business Combination Proposal — Redemption Rights”. The GX Public Stockholders are not required to vote for or against the Transactions order to exercise their redemption rights. If the Transactions are not completed, then GX Public Stockholders electing to exercise their redemption rights will not be entitled to receive such payments.

Effecting an Initial Business Combination

GX is not presently engaged in, and will not engage in, any operations until after the Transactions. GX intends to effect the Transactions using cash held in the Trust Account.

Permitted Purchases of GX Securities

GX’s Sponsor, directors, officers, advisors or their affiliates may purchase GX Class A Shares or GX Public Warrants in privately negotiated transactions or in the open market either prior to or following the completion of GX’s initial business combination. There is no limit on the number of shares GX’s Sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the Trust Account will be used to purchase GX Class A Shares or GX Public Warrants in such transactions prior to completion of an initial business combination.

The purpose of any such purchases of shares could be to vote such shares in favor of GX’s initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires GX to have a minimum net worth or a certain amount of cash at the closing of its initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of GX Public Warrants could be to reduce the number GX Public Warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with an initial business combination. Any such purchases of GX’s securities may result in the completion of an initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of the GX Class A Shares or GX Public Warrants may be reduced and the number of beneficial holders of GX securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of GX’s securities on a national securities exchange.

GX’s Sponsor, officers, directors and/or their affiliates anticipate that they may identify the stockholders with whom GX’s Sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting GX directly or by GX’s receipt of redemption requests submitted by stockholders following the mailing of proxy materials in connection with GX’s initial business combination. To the extent that GX’s Sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the initial business combination, whether or not such stockholder has already submitted a proxy with respect to the initial business combination. GX’s Sponsor, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by GX’s Sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. GX’s Sponsor, officers, directors and/or their affiliates will not make purchases of GX Common Stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Redemption Rights for Public Stockholders upon Completion of the Transactions

GX will provide GX Public Stockholders with the opportunity to redeem all or a portion of their GX Class A Shares upon the completion of an initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial business combination

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including interest earned on the funds held in the Trust Account and not previously released to GX to pay its taxes, divided by the number of then outstanding GX Class A Shares, subject to the limitations described herein. The amount in the Trust Account as of January 13, 2023 of approximately $303,560,016 is approximately $10.11 per GX Class A Share. The per-share amount GX will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions GX will pay to Cantor. GX’s Sponsor, officers and directors have entered into a letter agreement with GX, pursuant to which they have agreed to waive their redemption rights with respect to any GX Founder Shares and any GX Class A Shares held by them in connection with the completion of GX’s initial business combination.

Limitation on Redemption upon Completion of an Initial Business Combination

Notwithstanding the foregoing, the GX Existing Charter provides that a GX Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in the IPO, which are referred to in this joint proxy statement/prospectus as “Excess Shares.” Such restriction shall also be applicable to GX’s affiliates. GX believes this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force GX or its management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a GX Public Stockholder holding more than an aggregate of 15% of the shares sold in the IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by GX or its management at a premium to the then-current market price or on other undesirable terms. By limiting GX’s stockholders’ ability to redeem no more than 15% of the shares sold in the IPO without GX’s prior consent, GX believes it will limit the ability of a small group of stockholders to unreasonably attempt to block GX’s ability to complete an initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that GX has a minimum net worth or a certain amount of cash. However, GX would not be restricting its stockholders’ ability to vote all of their shares (including Excess Shares) for or against an initial business combination.

Redemption of GX Class A Shares and Liquidation if No Initial Business Combination

The GX Existing Charter provides that GX has only 24 months from the closing of the IPO (or March 22, 2023), to complete its initial business combination. If GX is unable to complete an initial business combination within such 24-month period, GX will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the GX Class A Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to GX to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding GX Class A Shares, which redemption will completely extinguish GX Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of GX’s remaining stockholders and the GX Board, dissolve and liquidate, subject in each case to GX’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to GX Warrants, which will expire worthless if GX fails to complete an initial business combination within the 24-month time period.

GX’s Sponsor, officers and directors have entered into a letter agreement with GX, pursuant to which they have waived their rights to liquidating distributions from the Trust Account with respect to any GX Founder Shares held by them if GX fails to complete an initial business combination by March 22, 2023. However, if GX’s Sponsor, officers or directors acquire GX Class A Shares after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such GX Class A Shares if GX fails to complete an initial business combination within the allotted 24-month time period.

GX’s Sponsor, officers and directors have agreed, pursuant to a written agreement with GX, that they will not propose any amendment to the GX Existing Charter (i) to modify the substance or timing of GX’s obligation to redeem 100% of the GX Class A Shares if GX does not complete an initial business combination by March 22, 2023, or certain amendments to the GX Existing Charter prior thereto or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless GX provides the GX Public Stockholders with the opportunity to redeem their GX Class A Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to GX to pay its taxes divided by the number of then outstanding GX Class A Shares. However, GX will only redeem the GX Class A Shares so long as (after such redemption) the Combined Company and its subsidiaries’ (including GX, as the surviving company of the Second Merger) net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of an initial business combination and after payment of underwriters’ fees and commissions (so

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that GX is not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of GX Class A Shares such that GX cannot satisfy the net tangible asset requirement (described above), GX would not proceed with the amendment or the related redemption of GX Class A Shares at such time.

GX expects that all costs and expenses associated with implementing the plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,100,000 of proceeds held outside the Trust Account, although GX cannot assure you that there will be sufficient funds for such purpose. GX depends on sufficient interest being earned on the proceeds held in the Trust Account to pay any tax obligations GX may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing the plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes on interest income earned on the trust account balance, GX may request the trustee to release to GX an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If GX were to expend all of the net proceeds of the IPO and the sale of the GX Founder Warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by GX Public Stockholders upon its dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of GX’s creditors which would have higher priority than the claims of the GX Public Stockholder. GX cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, any plan of dissolution must provide for all claims against GX to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before GX makes any distribution of its remaining assets to its stockholders. While GX intends to pay such amounts, if any, GX cannot assure you that it will have funds sufficient to pay or provide for all creditors’ claims.

Although GX seeks to have all vendors, service providers, prospective target businesses or other entities with which GX does business execute agreements with GX waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of GX Public Stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against GX’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, GX’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to GX than any alternative. Examples of possible instances where GX may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Marcum LLP, GX’s independent registered public accounting firm, and the IPO Underwriter will not execute agreements with GX waiving such claims to the monies held in the Trust Account.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with GX and will not seek recourse against the Trust Account for any reason. The Sponsor has agreed that it will be liable to GX if and to the extent any claims by a third party for services rendered or products sold to GX, or a prospective target business with which GX has entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per GX Class A Share and (ii) the actual amount per GX Class A Share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under GX’s indemnity of the IPO Underwriter against certain liabilities, including liabilities under the Securities Act. However, GX has not asked its Sponsor to reserve for such indemnification obligations, nor has GX independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believes that the Sponsor’s only assets are securities of GX. Therefore, GX cannot assure you that the Sponsor would be able to satisfy those obligations. None of GX’s officers or directors will indemnify GX for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per GX Class A Share or (ii) such lesser amount per GX Class A Share held in the Trust Account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations

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related to a particular claim, GX’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While GX currently expects that its independent directors would take legal action on GX’s behalf against the Sponsor to enforce its indemnification obligations to GX, it is possible that GX’s independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. GX has not asked its Sponsor to reserve for such indemnification obligations and GX cannot assure you that the Sponsor would be able to satisfy those obligations. Accordingly, GX cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per GX Class A Share.

GX seeks to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which GX does business execute agreements with GX waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under GX’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. As of March 25, 2022, GX has access to up to $339,333 from the proceeds of the IPO with which to pay any such potential claims (including costs and expenses incurred in connection with GX’s liquidation, currently estimated to be no more than approximately $100,000). In the event that GX liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from the Trust Account could be liable for claims made by creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to the GX Public Stockholders upon the redemption of GX Class A Shares in the event GX does not complete an initial business combination by March 22, 2023, may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of the Trust Account distributed to GX Public Stockholders upon the redemption of GX Class A Shares in the event GX does not complete an initial business combination by March 22, 2023, it is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If GX is unable to complete an initial business combination by March 22, 2023, GX will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the GX Class A Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the trust account and not previously released to GX to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding GX Class A Shares, which redemption will completely extinguish GX Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of GX’s remaining stockholders and the GX Board, dissolve and liquidate, subject in each case to GX’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is GX’s intention to redeem the GX Class A Shares as soon as reasonably possible following GX’s 24th month and, therefore, GX does not intend to comply with those procedures. As such, GX’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of GX’s stockholders may extend well beyond the third anniversary of such date.

Because GX is not complying with Section 280, Section 281(b) of the DGCL requires GX to adopt a plan, based on facts known to GX at such time that will provide for GX’s payment of all existing and pending claims or claims that may be potentially brought against GX within the subsequent 10 years. However, because GX is a blank check company, rather than an operating company, and GX’s operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from GX’s vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in GX’s underwriting agreement, GX seeks to have all vendors, service providers, prospective target businesses or other entities with which GX does business execute agreements with GX waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account. As a result of this obligation, the claims that could be made against GX are significantly limited and the likelihood that any claim that

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would result in any liability extending to the Trust Account is remote. Further, GX’s Sponsor may be liable only to the extent necessary to ensure that the amounts in the Trust Account are not reduced below (i) $10.00 per GX Class A Share or (ii) such lesser amount per GX Class A Share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes and will not be liable as to any claims under GX’s indemnity of the IPO Underwriter against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

If GX files a bankruptcy petition or an involuntary bankruptcy petition is filed against GX that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in GX’s bankruptcy estate and subject to the claims of third parties with priority over the claims of GX’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, GX cannot assure you that it will be able to return $10.00 per share to the GX Public Stockholders. Additionally, if GX files a bankruptcy petition or an involuntary bankruptcy petition is filed against GX that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by GX Public Stockholders. Furthermore, the GX Board may be viewed as having breached its fiduciary duty to GX’s creditors and/or may have acted in bad faith, thereby exposing the GX Board and GX itself to claims of punitive damages, by paying GX Public Stockholders from the Trust Account prior to addressing the claims of creditors. GX cannot assure you that claims will not be brought against us for these reasons.

GX Public Stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of an initial business combination, (ii) the redemption of any GX Class A Shares properly tendered in connection with a stockholder vote to amend any provisions of the GX Existing Charter (A) to modify the substance or timing of GX’s obligation to offer redemption rights in connection with any proposed initial business combination or to redeem 100% of the GX Class A Shares if GX do not complete an initial business combination by March 22, 2023, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all GX Class A Shares if GX is unable to complete an business combination by March 22, 2023, subject to applicable law. Stockholders who do not exercise their redemption rights in connection with an amendment to the GX Existing Charter would still be able to exercise their redemption rights in connection with a subsequent business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. In the event GX seeks stockholder approval in connection with an initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares to GX for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights as described above. These provisions of the GX Existing Charter, like all provisions of the GX Existing Charter, may be amended with a stockholder vote.

Properties

GX does not own any real estate or other physical properties materially important to its operation. GX currently maintains its principal executive offices at 1325 Avenue of the Americas, 28th Floor, New York, NY 10019. The cost for this space is included in the $20,000 per-month aggregate fee the Sponsor charges GX for office space, administrative and shared personnel support services. GX considers its current office space, combined with the other office space otherwise available to its executive officers, adequate for its current operations.

Employees

GX currently has six officers. These individuals are not obligated to devote any specific number of hours to GX’s matters but they intend to devote as much of their time as they deem necessary to GX’s affairs until GX has completed an initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for an initial business combination and the stage of the initial business combination process GX is in. GX does not intend to have any full-time employees prior to the completion of its initial business combination.

Legal Proceedings

The GX Board has received a demand from a putative GX Stockholder, dated November 21, 2022 (the “Demand”), alleging that this joint proxy statement/prospectus is materially misleading and/or omits material information with respect to the Transactions. The Demand seeks the issuance of corrective disclosures in an amendment or supplement to this joint proxy statement/prospectus.

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GX’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements in the discussion and analysis included certain statements that are the forward-looking statements, including statements regarding industry outlook, GX’s financial position, business strategy, the plans and objectives of management for future operations, and our expectations regarding the performance of our business, which are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, GX’s management. Our actual results may differ materially from those contained in or implied by any forward-looking statements. You should read the following discussion together with the sections entitled “Risk Factors”, “Information About GX” and GX’s consolidated financial statements, including the related notes, appearing elsewhere in this joint proxy statement/prospectus. All references to years, unless otherwise noted, refer to our fiscal years, which end on December 31. As used in this section, unless the context suggests otherwise, “we”, “us”, “our” or “GX” refer to GX Acquisition Corp. II.

Overview

We are a blank check company formed under the laws of the State of Delaware on September 24, 2020 for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. We intend to effectuate our initial business combination using cash from the proceeds of the IPO and the sale of the GX Founder Warrants, our capital stock, debt or a combination of cash, stock and debt.

Proposed Initial Business Combination

On September 25, 2022, NioCorp, GX and Merger Sub entered into the Business Combination Agreement. As a result of the Transactions contemplated thereby, GX will become a subsidiary of NioCorp. The total consideration to NioCorp Shareholders is based on a total enterprise value of NioCorp of $255 million (assuming no cash and debt), which includes all NioCorp stock options and warrants based on the treasury stock method. The purchase price will be paid in NioCorp Common Shares with no cash component. As a result of the Transactions, NioCorp may issue up to an aggregate of 596,549,204 NioCorp Common Shares.

NioCorp is a development stage issuer engaged in the acquisition, exploration, and development of mineral properties. NioCorp, through ECRC, is developing a superalloy materials project that, if and when developed, will produce niobium, scandium, and titanium products. Known as the “Elk Creek Project,” it is located near Elk Creek, Nebraska, in the southeast portion of the state.

NioCorp’s primary business strategy is to advance its Elk Creek Project to commercial production. NioCorp is focused on obtaining additional funds to carry out its near-term planned work programs associated with securing the project financing necessary to complete mine development and construction of the Elk Creek Project.

The Closing is subject to certain conditions, including but not limited to the approval of GX Stockholders and NioCorp’s Shareholders of the Transactions and related matters. The Business Combination Agreement may be terminated by GX or NioCorp under certain circumstances, including if the Closing does not occur on or before March 22, 2023, subject to certain extensions as permitted under the Business Combination Agreement. The Closing of the Transactions will be no later than the second business day following the satisfaction or waiver of all of the closing conditions as set forth in the Business Combination Agreement. For additional details about the Business Combination Agreement, refer to the section entitled “The Business Combination Agreement.”

The Transactions also call for additional agreements, including, among others, the GX Support Agreement, the NioCorp Support Agreement, the Exchange Agreement, the Registration Rights and Lock-Up Agreement, and the Key Employee Agreements, as described in the section entitled “Ancillary Agreements.”

GX has entered into engagement letters or agreements with various consultants, advisors, professionals and others in connection with the Transactions. The services under these engagement letters and agreements are material in amount. GX’s transaction expenses as a result of the Transactions are currently estimated at approximately $13,327,000, including a $5,000,000 deferred underwriting fee and deferred BTIG advisory fees. Transaction expenses incurred by GX and NioCorp, payable in cash and stock, as a result of the Transactions and the Yorkville Financing are currently estimated at approximately $20,202,000, including the reduction of the deferred underwriting fee to $5,000,000 and reduction of the BTIG advisory fees upon the consummation of the business combination.

The business combination will be accounted for as a recapitalization in accordance with GAAP. Under this method of accounting, GX will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Transactions are

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treated as the equivalent of NioCorp issuing NioCorp Common Shares for the net assets of GX, accompanied by a recapitalization. The net assets of GX will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of NioCorp.

GX expects to continue to incur significant costs in the pursuit of the Transactions or any other business combination. GX cannot assure you that its plans to raise capital or complete the Transactions will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from September 24, 2020 (inception) through September 30, 2022 were organizational activities, the IPO and identifying a target company for an initial business combination, including NioCorp. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as due diligence expenses in connection with our search for targets for our initial business combination.

For the three months ended September 30, 2022, we had net loss of $2,315,532, which consists of operating costs of $4,037,396, an unrealized loss on marketable securities held in the Trust Account of $1,741 and a provision for income taxes of $291,106, offset by a gain on the change in fair value of the warrant liabilities of $626,666 and interest earned on marketable securities held in the Trust Account of $1,388,045. A portion of the operating costs consist of $3,590,357 of legal fees to support the business combination and ongoing operating efforts.

For the nine months ended September 30, 2022, we had a net income of $3,005,675, which consists of a gain on the change in fair value of the warrant liabilities of $6,793,333 and interest earned on marketable securities held in the Trust Account of $1,740,979, offset by operating costs of $5,233,040 and a provision for income taxes of $295,597. A portion of operating costs consist of $4,192,958 of legal fees to support the business combination and ongoing operating efforts.

For the three months ended September 30, 2021, we had net income of $6,025,740, which consists of a gain on the change in fair value of warrant liabilities of $6,436,666, and interest earned on marketable securities held in Trust Account of $3,860, offset by operating costs of $414,786.

For the nine months ended September 30, 2021, we had net income of $10,705,593, which consists of a gain on the change in fair value of warrant liabilities of $12,233,333 and interest earned on marketable securities held in Trust Account of $10,329, offset by operating costs of $793,736 and warrant transaction costs of $744,333.

The Transaction

On September 25, 2022, GX, NioCorp and Merger Sub entered into the Business Combination Agreement. As a result of the Transaction, we will become a subsidiary of NioCorp.

Liquidity and Capital Resources

On March 22, 2021, we consummated the IPO of 30,000,000 GX Public Units at $10.00 per unit, generating gross proceeds of $300,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 5,666,667 GX Founder Warrants at a price of $1.50 per warrant in a private placement to the Sponsor, generating gross proceeds of $8,500,000. We incurred transaction costs of $17,025,820, consisting of $6,000,000 of underwriting fees, $10,500,000 of deferred underwriting fees ($5,000,000 upon the consummation of the business combination due to a fee reduction) and $525,820 of other offering costs.

For the nine months ended September 30, 2022, cash used in operating activities was $1,558,195. Net income of $3,005,675 was affected by the change in fair value of warrant liabilities of $6,793,333, and interest earned on marketable securities held in the Trust Account of $1,740,979. Changes in operating assets and liabilities provided $3,970,442 of cash for operating activities.

For the nine months ended September 30, 2021, cash used in operating activities was $1,165,227. Net income of $10,705,593 was affected by the change in fair value of warrant liabilities of $12,233,333, interest earned on marketable securities held in Trust Account of $10,329 and warrant transaction costs of $744,333. Changes in operating assets and liabilities used $371,541 of cash for operating activities.

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As of September 30, 2022, the Company had $13,256 in its operating bank accounts and a working capital deficit of $4,276,056, which excludes $912,070 of income earned on the Trust Account, which may be used to pay franchise and income taxes payable. The deficit was primarily due to legal accruals of $4.4 million which are to be paid upon the consummation of the business combination.

As of September 30, 2022, we had marketable securities held in the Trust Account of $300,912,070 (including $912,070 of interest income) consisting of a money market fund invested in U.S. Treasury securities. Interest income on the balance in the Trust Account may be used by us to pay taxes. Through September 30, 2022, we withdrew $845,576 of interest earned from the Trust Account to pay tax obligations.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable), to complete our initial business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of September 30, 2022, we had cash of $13,256. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an initial business combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, provide us working capital loans as may be required (the “Working Capital Loans”). If we complete an initial business combination, we would repay such loaned amounts. In the event that an initial business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay the Working Capital Loans but no proceeds from our Trust Account would be used for such repayment. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-initial business combination entity at a price of $1.50 per warrant. The warrants would be identical to the GX Founder Warrants.

If our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our GX Class A Shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination.

Liquidity and Going Concern

We will need to raise additional capital through loans or additional investments from the Sponsor, stockholders, officers, directors, or third parties. Our officers and directors and the Sponsor may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet our working capital needs. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern one year from the date that these financial statements are issued.

In connection with GX’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” GX has until March 22, 2023, to consummate a business combination, including the Transactions. It is uncertain that we will be able to consummate a business combination by this time. If a business combination is not consummated by this date and an extension of the period of time GX has to complete a business combination has not been approved by GX’s stockholders, there will be a mandatory liquidation and subsequent dissolution of GX. We have determined that mandatory liquidation, should a business combination not occur, and an extension not approved by the stockholders of GX, and potential subsequent dissolution raise substantial doubt about GX’s ability to continue as a going concern one year from the date these financial statements are issued. No adjustments have been made to

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the carrying amounts of assets or liabilities should GX be required to liquidate after March 22, 2023. We intend to continue to complete a business combination, including the Transactions before the mandatory liquidation date. GX is within 12 months of its mandatory liquidation date as of November 9, 2022.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2022. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a total of $20,000 per month for office space, administrative and support services. We began incurring these fees on March 17, 2021 and will continue to incur these fees monthly until the earlier of the completion of the initial business combination and our liquidation.

The underwriters of our IPO were initially entitled to a deferred fee of $0.35 per GX Public Unit, or $10,500,000 in the aggregate. On September 6, 2022, we entered a fee reduction agreement with the underwriters pursuant to which the underwriters have agreed to forfeit $5,500,000 of the aggregate $10,500,000 deferred fee contingent upon the Closing. Upon the Closing, the deferred fee will be paid to the underwriters as follows: (1) $2,000,000 in cash from the amounts held in the Trust Account and (2) $3,000,000 in NioCorp Common Shares, subject to the terms of the underwriting agreement.

We have entered into an advisory agreement with BTIG, LLC (“BTIG”), pursuant to which we will pay BTIG a total of $2,000,000 for advisory services relating to our search for and consummation of an initial business combination. On September 14, 2022, we entered a fee reduction agreement with BTIG pursuant to which BTIG agreed to forfeit its right to receive $1,047,618 of the advisory fee contingent upon the Closing. Upon the Closing, the remainder of the advisory fee will become payable in $382,382 in cash and $570,000 in NioCorp Common Shares. If a business combination is not consummated, BTIG will not be entitled to the advisory fee.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies.

Warrant Liabilities

We account for the warrants issued in connection with our IPO in accordance with the guidance contained in ASC 815-40-15-7D under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statements of operations. The fair value of the GX Founder Warrants was estimated using a Monte Carlo simulation approach. The fair value of the GX Public Warrants was estimated using the close price of the GX Public Warrants as of September 30, 2022 and December 31, 2021.

GX Common Stock Subject to Possible Redemption

We account for GX Common Stock subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 ”Distinguishing Liabilities from Equity.” GX Common Stock subject to mandatory redemption is classified as a liability instrument and measured at fair value. Conditionally redeemable GX Common Stock (including GX Common Stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, GX Common Stock is classified as stockholders’ equity. GX Class A Shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, GX Common Stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of our condensed balance sheets.

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Net (Loss) Income Per Common Share

We comply with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. We have two classes of common stock, which are referred to as GX Class A Shares and GX Founder Shares. Net (loss) income per common stock is computed by dividing net (loss) income by the weighted average number of shares of GX Common Stock outstanding for the period. Accretion associated with the redeemable GX Class A Shares is excluded from earnings share of GX Common Stock as the redemption value approximates fair value.

The calculation of diluted (loss) income per share does not consider the effect of the warrants issued in connection with the (i) IPO and (ii) the private placement to purchase an aggregate of 15,666,667 GX Class A Shares in the calculation of diluted (loss) income per share, since the exercise of the warrants is contingent upon the occurrence of future events.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The impact of the adoption of ASU 2020-06 is being assessed by us; however no significant impact on the financial statements is anticipated.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

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CERTAIN GX RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In October 2020, GX issued GX Founder Shares, initially purchased by the Sponsor, in a private placement prior to the IPO in an aggregate amount of 10,062,500, for an aggregate purchase price of $25,000 in cash, or approximately $0.002 per share. In February 2021, the Sponsor returned to GX, at no cost, an aggregate of 1,437,500 GX Founder Shares, which were cancelled. The GX Founder Shares also included an aggregate of up to 1,125,000 shares that were subject to forfeiture by the Sponsor. In May 2021, the IPO Underwriter’s over-allotment option expired, and as a result, 1,125,000 GX Founder Shares were forfeited, resulting in an aggregate of 7,500,000 GX Founder Shares outstanding and held by the Sponsor. The number of GX Founder Shares issued was determined based on the expectation that such GX Founder Shares held by the Sponsor would represent 20% of the outstanding shares upon completion of the IPO. The GX Founder Shares (including the GX Class A Shares issuable upon conversion thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

The Sponsor purchased an aggregate of 5,666,667 GX Founder Warrants for a purchase price of $1.50 per warrant in a private placement that occurred simultaneously with the completion of the IPO. As such, the Sponsor’s interest in the Transactions is valued at approximately $8,500,000. Each GX Founder Warrant entitles the holder thereof to purchase one GX Class A Share at a price of $11.50 per share. The GX Founder Warrants (including the GX Class A Shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of GX’s initial business combination.

If any of GX’s officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. GX’s officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Commencing on March 17, 2021, GX has agreed to pay Trimaran Fund Management, LLC, an affiliate of the Sponsor, a total of $20,000 per month for office space, utilities and secretarial and administrative support. Upon completion of GX’s initial business combination or its liquidation, GX will cease paying these monthly fees.

Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by GX to GX’s Sponsor, officers and directors, or any affiliate of GX’s Sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on GX’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. GX does not have a policy that prohibits GX’s Sponsor, executive officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. GX’s audit committee will review on a quarterly basis all payments that were made to its Sponsor, officers, directors or its or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on GX’s behalf.

On September 24, 2020, the Sponsor agreed to loan GX an aggregate of up to $500,000 to cover expenses related to the IPO pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of June 30, 2021, or the completion of the IPO. As of March 22, 2021, there was $217,854 outstanding under the Note, which was due on demand. The outstanding balance under the Note of $217,854 was subsequently repaid on March 23, 2021. Borrowings under the promissory Note are no longer available.

In addition, in order to finance transaction costs in connection with GX’s initial business combination, the Sponsor or an affiliate of the Sponsor or certain of GX’s officers and directors may, but are not obligated to, provide GX Working Capital Loans as may be required. If GX completes an initial business combination, GX would repay such loaned amounts out of the proceeds of the Trust Account released to GX. In the event that an initial business combination does not close, GX may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. The working capital loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-business combination entity at a price of $1.50 per warrant. The warrants would be identical to the GX Founder Warrants.

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On November 14, 2022 and January 11, 2023, in order to finance transaction costs in connection with GX’s initial business combination, the Sponsor entered into Working Capital Loans with GX for the principal sum of $250,000 and $235,000, respectively, payable in cash. The principal balance of the Working Capital Loans shall be payable on the earlier of: (i) March 22, 2023 or, if GX has extended, in accordance with its organizational documents, the deadline by which it must complete its initial business combination, then such date, as extended by which GX must complete its initial business combination or (ii) the date on which GX consummates its initial business combination. The Sponsor or certain of GX’s officers and directors or their affiliates may, but are not obligated to, loan GX additional funds as may be required.

After GX’s initial business combination, members of GX’s management team who remain with the Combined Company may be paid consulting, management or other fees from the Combined Company with any and all amounts being fully disclosed to GX’s stockholders, to the extent then known, in the proxy solicitation materials furnished to stockholders. The amount of such compensation is not presently known, as it will be up to the directors of the Combined Company to determine executive and director compensation.

In connection with the IPO, GX entered into a registration rights agreement with respect to the GX Founder Warrants, the warrants issuable upon conversion of working capital loans (if any) and the GX Class A Shares issuable upon exercise of the foregoing and upon conversion of the GX Founder Shares. At the Closing, the registration rights agreement will be amended and restated, as described in more detail under the section of this joint proxy statement/prospectus entitled “Ancillary Agreements — Registration Rights and Lock-Up Agreement”.

Related Party Policy

GX has adopted a code of ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the GX (or the appropriate committee thereof) or as disclosed in GX’s public filings with the SEC. Under the code of ethics, conflict of interest situations includes any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving GX.

In addition, GX’s audit committee, pursuant to its written charter is responsible for reviewing and approving related party transactions to the extent that GX enters into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. A form of the audit committee charter was filed as an exhibit to GX’s registration statement on Form S-1. GX also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, GX has agreed not to consummate an initial business combination with an entity that is affiliated with any of GX’s Sponsor, officers or directors unless GX, or a committee of independent directors, has obtained an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions that such initial business combination is fair to GX from a financial point of view. Furthermore, no finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by GX to its Sponsor, officers or directors, or any affiliate of GX’s Sponsor or officers, for services rendered to GX prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to GX’s Sponsor, officers or directors, or GX’s or their affiliates, none of which will be made from the proceeds of the IPO held in the Trust Account prior to the completion of an initial business combination:

●	repayment of up to an aggregate of $500,000 in loans made to GX by the Sponsor to cover offering-related and organizational expenses;
●	payment to an affiliate of the Sponsor of $20,000 per month, for up to 24 months, for office space, utilities and secretarial and administrative support;
●	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and
●	repayment of working capital loans which may be made by the Sponsor or an affiliate of the Sponsor or certain of GX’s officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.50 per warrant at the option of the lender.
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GX’s audit committee will review on a quarterly basis all payments that were made to GX’s Sponsor, officers or directors, or GX’s or their affiliates.

In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to GX and on the same basis as would apply if the transaction did not involve a related party;
●	whether there are business reasons for us to enter into the transaction;
●	whether the transaction would impair the independence of an outside director;
●	whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant; and
●	any pre-existing contractual obligations.

Any member of the audit committee who has an interest in the transaction under discussion must abstain from any voting on the approval of the transaction, but may, if so requested by the chairman of the audit committee, participate in some or all of the audit committee’s discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

A related party transaction entered into without pre-approval of the audit committee will not be deemed to violate this policy, or be invalid or unenforceable, so long as the transaction is brought to the audit committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy.

A related party transaction entered into prior to the effective date of the GX Existing Charter will not be required to be reapproved by the audit committee.

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MANAGEMENT AFTER THE TRANSACTIONS

Management After the Transactions

The Combined Company’s management team is expected to be comprised of the following individuals:

Name	Age	Position
Mark A. Smith	63	CEO, President, Executive Chairman and Director
Neal Shah	48	CFO
Scott Honan	52	Chief Operating Officer
Jim Sims	61	Chief Communications Officer

Mark A. Smith – Executive Chairman, Director, President and Chief Executive Officer

Mr. Smith has over 40 years of experience in operating, developing, and financing mining and strategic materials projects in the Americas and abroad. In September 2013, he was appointed Chief Executive Officer (“CEO”) and a Director of NioCorp. From April 2015 to September 2019, Mr. Smith served as the President and Director for Largo Resources Ltd. (“Largo”), a mineral company with an operating property in Brazil and projects in Brazil and Canada. In addition, from April 2015 to October 2018, Mr. Smith also served as the CEO of Largo. Mr. Smith has also served on the board of directors of IBC Advanced Alloys Corp., a leading beryllium and copper advanced alloys company (“IBC”), since May 2016 and as CEO of IBC since July 2020. From October 2008 through December 2012, Mr. Smith served as President, CEO and Director of Molycorp, Inc., a rare earths producer (“Molycorp”), where he was instrumentally involved in taking it from a private company to a publicly traded company with a producing mine. From November 2011 through May 2015, he served on the board of directors at Avanti Mining, a mining company (TSX-V: AVT; Avanti Mining changed its name to AlloyCorp in early 2015). From December 2012 through September 2013, he served as the Managing Director of KMSmith LLC, a business strategy and finance advisory firm, where he served as a consultant.

Prior to Molycorp, Mr. Smith held numerous engineering, environmental, and legal positions within Unocal Corporation, a former petroleum explorer and marketer (“Unocal”), and later served as the President and CEO of Chevron Mining Inc., a coal and metal mining company and wholly owned subsidiary of Chevron Corporation (“Chevron Mining”). Mr. Smith also served for over seven years as the shareholder representative of Companhia Brasileira Metalúrgica e Mineração (“CBMM”), a private company that currently produces approximately 85% of the world supply of niobium. During his tenure with Chevron Mining, Mr. Smith was responsible for Chevron Mining’s three coal mines, one molybdenum mine, a petroleum coke calcining operation and Molycorp’s Mountain Pass mine. At Unocal, he served as the Vice-President from June 2000 to April 2006, and managed the real estate, remediation, mining and carbon divisions. Mr. Smith is a Registered Professional Engineer and serves as an active member of the State Bars of California and Colorado. He received his Bachelor of Science degree in Agricultural Engineering from Colorado State University in 1981 and his Juris Doctor, cum laude, from Western State University, College of Law, in 1990.

Mr. Smith’s extensive leadership, management, strategic planning, and strategic materials industry expertise through his various leadership and directorship roles in public companies large and small makes him well-qualified to serve as a member of the NioCorp Board.

Neal Shah – Chief Financial Officer

Mr. Shah joined NioCorp in September 2014 as Vice President of Finance, and now serves as NioCorp’s Chief Financial Officer and Corporate Secretary. Mr. Shah served as Finance Manager at Covidien Ltd., a medical device company since acquired by Medtronic, from May 2014 through September 2014. From April 2011 until May 2014, he held the positions of Senior Manager of Corporate Development and M&A and more recently the Director of Strategy and Business Planning at Molycorp. Mr. Shah graduated from the University of Colorado with a BSc in Mechanical Engineering in 1996, and from Purdue University with an MBA in 2002. Since the completion of his MBA, Mr. Shah also held key finance roles with Intel Corporation and IBM.

Scott Honan – Chief Operating Officer

Mr. Honan joined NioCorp in May 2014 as Vice President, Business Development, and since July 2020, has served as the NioCorp’s Chief Operating Officer. He also serves as President of Elk Creek Resources Corporation, the NioCorp subsidiary that is developing the Elk Creek Project in Nebraska. Prior to his work at NioCorp, Mr. Honan served in several leadership capacities at Molycorp from February 2001 until May 2014, including as Vice President/Director Health, Environment, Safety and Sustainability and General Manager and Environmental Manager from July 2011 to May 2014.

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With over 29 years of experience in the gold and rare earth industries, Mr. Honan is a graduate of Queen’s University in Mining Engineering in both Mineral Processing (B.Sc. Honors) and Environmental Management (M.Sc.) disciplines.

Jim Sims – Chief Communications Officer

Mr. Sims has more than 29 years of experience in devising and executing marketing, media relations, public affairs, and investor relations operations for companies in the mining, chemical, manufacturing, utility, and renewable energy sectors. He joined NioCorp in November 2015 as Vice President, External Affairs, and now serves in a new role for NioCorp as its Chief Communications Officer, effective June 7, 2022. Prior to NioCorp, Mr. Sims served for more than five years as Director (and then Vice President) of Corporate Communications for Molycorp from March 2010 through November 2015. Since May 2016, Mr. Sims has also served as Director of Investor and Public Relations for IBC. Mr. Sims was President and CEO of Policy Communications, Inc. from 1998 until 2010, and served as White House Director of Communications for the Energy Policy Development Group. A former U.S. Senate Chief of Staff, he is the co-founder and former Executive Director of the Geothermal Energy Association, and he has served as Board Chairman of the Rare Earth Technology Alliance. He is an honors graduate of Georgetown University.

Board of Directors After the Transactions

The board of directors of the Combined Company (the “Combined Company Board”) is expected to be comprised of the following nine directors:

Name	Age	Position
Mark A. Smith	63	Chief Executive Officer, President, Executive Chairman and Director
Michael Morris	77	Director
David C. Beling	81	Director
Anna Castner Wightman	55	Director
Nilsa Guerrero-Mahon	61	Director
Dean C. Kehler	66	Director
Fernanda Reda Fenga Viana Klamas	45	Director
Michael G. Maselli	62	Director
Peter Oliver	59	Director

Each director will hold office until his or her term expires at the next annual meeting of shareholders or until his or her death, resignation, removal or the earlier termination of his or her term of office.

The Combined Company’s officers and the Combined Company Board are well qualified as leaders. Certain of the Combined Company’s directors also have experience serving on boards of directors and board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

Each of NioCorp and GX believes that the above-mentioned attributes, along with the leadership skills and other experiences of the officers and board members described above and below, will provide the Combined Company with a diverse range of perspectives and judgment necessary to facilitate the Combined Company’s goals and be good stewards of capital.

Mark Smith – Executive Chairman, Director, President and Chief Executive Officer

Please see the description of Mr. Smith’s business experience under “— Management After the Transactions” above.

Michael J. Morris – Director

Mr. Morris was formerly the Chairman of the board of directors of Heritage Oaks Bankcorp (“Heritage Oaks”), the holding company of Heritage Oaks Bank. When Heritage Oaks Bank merged with Pacific Premier Bancorp on April 1, 2017, Mr. Morris became a member of the Pacific Premier Bancorp board of directors, a position he held until May 31, 2020. He joined Heritage Oaks’ Board in January 2001 and assumed the board’s chairmanship in 2007. In addition, Mr. Morris has worked since 1972 at Andre, Morris & Buttery, a professional law corporation, where he serves as Senior Principal and has served as Chairman of the Board since 2005. From 2000 to late 2006, Mr. Morris served on the board of Molycorp, a rare earths producer, which at the time was a wholly owned subsidiary of Unocal and then Chevron Mining. Mr. Morris was the only independent director of Molycorp at that time. Mr. Morris is a graduate of Georgetown University and received his law

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degree from the University of San Francisco School of Law. He has practiced business and environmental law for over 40 years. Mr. Morris served as a member of the Board of Governors and Vice President of the State Bar of California. He served as a 1st Lieutenant in the U.S. Army from 1970 to 1972.

Mr. Morris’ qualification to serve on the Combined Company Board is based on his years of senior executive leadership with publicly traded companies and his vast experience in the financial, banking, legal, and manufacturing fields.

David C. Beling – Director

Mr. Beling is a Registered Professional Mining Engineer with 58 years of project and corporate experience. He has served as a director on the boards of 14 mining companies starting in 1981, including NioCorp since 2011. Mr. Beling is the owner of D.C. Beling & Assoc., LLC, which provides strategic advisory, project, and corporate development services to the mining industry. His previous employment and consulting included 14 years with five major mining companies and then 44 years with 30+ U.S. and Canadian junior mining companies. He was the President, CEO, and Director of Bullfrog Gold Corp. an exploration and development gold mining company, from 2011 until October 2020; and the Executive Vice President and COO of Geovic Mining Corp. from 2004 through 2010. Mr. Beling has examined, significantly reviewed, or been directly involved with 90 underground mines, 136 open pit mines, and 174 process plants in the global metal, energy, and industrial mineral sectors.

Mr. Beling’s qualification to serve on the Combined Company Board is based upon his decades of senior leadership and executive positions with companies in the mining and minerals processing sectors.

Anna Castner Wightman – Director

A sixth generation Nebraskan and a graduate of Nebraska Wesleyan University, Ms. Wightman serves as a Senior Director of Government Relations for First National Bank of Omaha, Nebraska, a position she has held since 2000. Prior to that, she worked for the Greater Omaha Chamber of Commerce and served in the U.S. Congress for former Congressman Bill Barrett and former Congresswoman Virginia Smith, both of whom represented the 3rd Congressional District of Nebraska. Ms. Wightman serves on the board of directors for the Nebraska Chamber of Commerce, Rose Theater for Performing Arts, and Joslyn Castle.

Ms. Wightman’s qualification to serve on the Combined Company Board is based on her extensive executive experience in the banking and financial services sectors, and her deep knowledge of the Nebraska business and public policy landscapes.

Nilsa Guerrero-Mahon – Director

A former CFO and Controller for global corporations in the technology, energy, and government sectors, Ms. Guerrero-Mahon has provided consulting services to domestic and international corporations as the principal at NG Mahon Business Consulting, LLC, a business consulting service, since 2008. In addition, Ms. Guerrero-Mahon was appointed to the board of directors of FinGoal Inc. in April 2022, a finance technology company building artificial intelligence tools for the financial services industry and other financial technology developers. She also serves on the board of the State of Colorado Division of Securities. From 2016 to August 2019, she served on the board of directors of Centura Health Mountains & North Denver Operating Group, the largest division in the Centura Health Care System. From 2014 to 2016, she served as the Vice Chair of the board of directors and Chaired the Strategy Committee at St. Anthony Hospital. From 2009 to 2017, Ms. Guerrero-Mahon served as a gubernatorial appointed Board Member of the State of Colorado Financial Services Commission. Among other prior positions, from 2004 to 2007, she was the Global Services Controller at Microsoft Corporation, a multinational technology company, overseeing internal controls and corporate finance activities.

Ms. Guerrero-Mahon stays current with the latest corporate governance practices and the integration of ESG into the strategy. She is an NACD Board Leadership Fellow, a member of the SASB Alliance, holds a CERT Certificate in Cybersecurity Oversight from the Carnegie Mellon University and is currently enrolled in the Climate Leadership Certification program with Diligent Corporation. Ms. Guerrero-Mahon received an Executive MBA from the Daniels College of Business at the University of Denver, a BS in Business Administration - Accounting from the Interamerican University in San Juan, Puerto Rico, and an AS in Computer Science from the EDP School of Computer Programming in San Juan, Puerto Rico. She is a Certified Public Accountant registered in the State of Colorado.

Ms. Guerrero-Mahon’s qualification to serve on the Combined Company Board is based on her extensive executive leadership with publicly traded companies and her extensive experience in the financial and technology fields.

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Dean C. Kehler – Director

Mr. Kehler is a Managing Partner of Trimaran Capital Partners, a manager of private investment funds, and is Co-Chairman and Co-CEO of GX Acquisition Corp. II. Prior to co-founding Trimaran, Mr. Kehler was a vice chairman of CIBC World Markets Corp. and co-head of the CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp. in 1995, Mr. Kehler was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Kehler was a Managing Director at Drexel Burnham Lambert Incorporated and also worked at Lehman Brothers Kuhn Loeb Incorporated. Mr. Kehler currently serves on the Boards of Directors of Celularity Inc., El Pollo Loco Holdings, Inc., GX Acquisition Corp. II and Portman Ridge Finance Corporation. Mr. Kehler previously served as a director of various public and private companies. Mr. Kehler earned his B.S. from The Wharton School of the University of Pennsylvania.

Mr. Kehler is well qualified to serve as on the Combined Company Board due to his extensive financial, investment, operation and private and public company experience.

Fernanda Reda Fenga Viana Klamas – Director

A former senior executive at CBMM, Ms. Fenga currently serves as a senior advisor to mining companies in A former senior executive at CBMM, Ms. Fenga currently serves as Senior Vice President of Corporate at Boston Metal, a decarbonization steel company, a position she has held since June 2021. From December 2017 to June 2021, Ms. Fenga served as a senior advisor to mining companies in Brazil and the U.S. From June 2017 to December 2017, she was the General Counsel and Chief Compliance Director at Somos Educação, Brazil’s largest basic education company and one of the largest education groups in the world.

From 2007 to 2016, Ms. Fenga worked at CBMM, where she served as Corporate Superintendent. In that position, she managed the company’s legal, compliance, investor relations, public affairs, and corporate risk management departments. She also played an integral role in some of CBMM’s largest commercial transactions. From 1998 to 2007, she was Senior Manager at PricewaterhouseCoopers, a multinational professional services firm, where she advised clients on corporate restructuring, tax planning, transfer pricing, auditing, tax assessment reviews, and Sarbanes-Oxley Act compliance.

A Certified Compliance & Ethic Professional – International Exam (CCEP-I), Ms. Fenga is a Brazilian lawyer and received her master’s degree in law at Fundação Getúlio Vargas – FGV and her LLM in Corporate Law at IBMEC. She also conducted post-graduate studies in tax law at IBET, completed the Harvard Business School’s program for Risk Management for Corporate Leaders, and recently completed the Instituto Brasileiro de Governança Corporativa (IBGC) studies for Board Members.

Ms. Fenga’s qualification to serve on the Combined Company Board is based on her extensive executive experience in mining and minerals processing, and her knowledge of the niobium market.

Michael G. Maselli – Director

Mr. Maselli is President of GX Acquisition Corp. II and has served as a Managing Director of Trimaran since 2006. Mr. Maselli was Vice President of Acquisitions of GX Acquisition Corp. from 2019 to 2021. Before joining Trimaran, Mr. Maselli was a Managing Director of CIBC World Markets Corp. Prior to joining CIBC in 1997, Mr. Maselli served as a Managing Director at Bear Stearns and, prior to that, as a Vice President at Kidder Peabody & Co. Incorporated. Since 2011, Mr. Maselli has served as the Chairman of the Board of El Pollo Loco Holdings Inc. From 2013 to 2015, he served on the board of directors of Norcraft Companies, Inc., and served on the board of managers of its predecessor company beginning in 2003. Additionally, Mr. Maselli served on the board of directors of ChanceLight, Inc., Brite Media Group, Inc. and Standard Steel, LLC, and was director as well as Chairman of the Board of CB Holding Corp. Mr. Maselli received an MBA with distinction from The A.B. Freeman School at Tulane University and a bachelor’s degree in economics from the University of Colorado.

Mr. Maselli is well qualified to serve on the Combined Company Board due to his extensive financial, investment, operation and private and public company experience.

Peter Oliver – Director

With a background in chemistry, Mr. Oliver began working at Greenbushes, Western Australia, for Sons of Gwalia, a mining company, in May 2003. After Sons of Gwalia went into administration in 2004, Mr. Oliver was hired by Talison Lithium Limited (“Talison”), a mining company, where he served as General Manager of Talison’s Greenbushes and Wodgina Mines and as Talison’s Chief Operating Officer, until Mr. Oliver was appointed as the CEO/Managing director. As Talison’s CEO/Managing director, Mr. Oliver led the listing of Talison on the Australian Stock Exchange in September 2010.

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Mr. Oliver guided Talison through its acquisition in 2013 by Tianqi Lithium Corporation (“Tianqi”). He then served as a corporate adviser to Tianqi, focusing on M&A opportunities and global expansion, including advising on the sale of 49% of Talison to Albermarle Corp. and the acquisition of 24% of Sociedad Quimica y Minera de Chile S.A., as well as significant expansions of Talison’s Greenbushes lithium concentrate production.

Mr. Oliver also was a founding member of Tianqi Lithium Energy Australia Pty Ltd, a wholly owned subsidiary of Tianqi, which was established to build a major Lithium Hydroxide manufacturing facility in Western Australia.  Until June 2021, Mr. Oliver remained as a director of Talison, a joint venture between Tianqi and Albemarle Corp. In September 2022, Mr. Oliver was appointed to the Board of Latin Resources, a lithium exploration company in Australia.

Mr. Oliver’s qualification to serve on the Combined Company Board is based upon his decades of senior leadership and executive positions with companies in the mining and minerals processing sectors.

Corporate Governance Matters

The Combined Company’s corporate governance will be structured in a manner that NioCorp and GX believe will closely align the interests of its directors with the interests of its shareholders after completion of the Transactions. The Combined Company’s corporate governance structure will include these features:

●	at least a majority of the members of the Combined Company Board will qualify as independent directors under Nasdaq listing standards, NI 58-101, NI 52-110 and the BCBCA;
●	the Combined Company will have independent director representation on the compensation committee of the Combined Company Board, and the Combined Company’s independent directors will meet regularly in executive sessions outside the presence of corporate officers and non-independent directors;
●	all members of the audit committee of the Combined Company Board will be independent directors to the full extent required by Nasdaq and applicable law; and
●	at least one of the Combined Company’s directors will qualify as an “audit committee financial expert” as defined by the SEC.

For more information on the Combined Company’s expected corporate governance practices after the completion of the Transactions, see the information in NioCorp’s most recent definitive proxy statement for its annual meeting of shareholders.

Board Role in Risk Oversight

The Combined Company Board will be responsible for overseeing the Combined Company’s risk management process. The Combined Company Board will strive to effectively oversee the Combined Company’s enterprise-wide risk management in a way that balances managing risks with enhancing the long-term value of Combined Company for the benefit of the shareholders. The Combined Company Board understands that its focus on effective risk oversight is critical to setting Combined Company’s tone and culture towards effective risk management. To administer its oversight function, the Combined Company Board will seek to understand Combined Company’s risk philosophy by having discussions with management to establish a mutual understanding of Combined Company’s overall appetite for risk. The Combined Company Board will strive to maintain an active dialogue with the Combined Company’s management about existing risk management processes and how management identifies, assesses and manages Combined Company’s most significant risk exposures. The Combined Company Board expects frequent updates from management about NioCorp’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

The Combined Company Board will rely on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. The Combined Company’s Audit Committee is expected to periodically discuss with management the Combined Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Combined Company’s risk assessment and risk management policies. The Combined Company’s Compensation Committee will help the Combined Company Board to identify the Combined Company’s exposure to any risks potentially created by its compensation programs and practices. Each of these committees is required to make regular reports of its actions and any recommendations to the Combined Company Board, including recommendations to assist the Combined Company Board with its overall risk oversight function.

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Board Committees

The Combined Company Board will have an audit committee, a compensation and organization committee, nominating and corporate governance committee and a safety and sustainability committee. All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations, NI 58-101, NI 52-110 and the BCBCA as further described below. The responsibilities of each of the committees of the Combined Company Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Combined Company Board.

Audit Committee

Upon completion of the Transactions, the Combined Company Board will have an audit committee. It is expected that the members of the audit committee will initially consist of                    ,                     and                    . Each of the members of the Combined Company’s audit committee will satisfy the requirements for independence and financial literacy under the applicable rules and regulations of the SEC, Nasdaq, and NI 52-110. The Combined Company will also determine that at least one member of the audit committee will qualify as an “audit committee financial expert”, as defined by the rules of the SEC and will satisfy the financial sophistication requirements of Nasdaq.                     and                     will serve as financial experts on the audit committee. The Combined Company’s audit committee’s general duties and responsibilities will be to:

●	oversee the accounting and financial reporting processes of NioCorp and the audit of its financial statements, including: (i) the integrity of the Combined Company’s financial statements; (ii) the Combined Company’s compliance with legal and regulatory requirements; and (iii) the external auditors’ qualifications and independence;
●	resolve disagreements (if any) between management and the external auditor regarding financial reporting;
●	serve as an independent and objective party to monitor the Combined Company’s financial reporting processes and internal control systems;
●	review and appraise the audit activities of the Combined Company’s external auditors;
●	provide open lines of communication among the external auditors, financial and senior management and the Combined Company Board for financial reporting and control matters and meet periodically with management and with the external auditors;
●	review the annual and interim consolidated financial statements of the Combined Company, including the related notes, and management’s discussion and analysis thereof, for the purpose of recommending approval by the Combined Company Board prior to release;
●	assist the Combined Company Board in the discharge of its fiduciary responsibilities relating to the Combined Company’s accounting principles, reporting practices and internal controls;
●	provide oversight of the management of the Combined Company in designing, implementing and maintaining an effective system of internal controls;
●	report periodically its findings and recommendations to the Combined Company Board; and
●	review and revise the Audit Committee’s charter as necessary with the approval of the Combined Company Board provided that the Audit Committee’s charter may be amended and restated from time to time without the approval of the Combined Company Board to ensure that the composition of the Audit Committee and the responsibilities and powers of the Audit Committee comply with the applicable laws and stock exchange rules.

The Combined Company Board will adopt a written charter for the audit committee which will be available on the Combined Company’s website upon completion of the Transactions.

Compensation and Organization Committee

Upon the completion of the Transactions, the Combined Company Board will have a compensation committee. It is expected that the compensation committee will initially consist of                ,                and                . Each of the members of the Combined Company’s compensation committee will meet the requirements for independence under the under the applicable

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rules and regulations of the SEC and Nasdaq, and be “independent”, within the meaning of NI 52-110. The Combined Company’s compensation committee will be responsible for, among other things:

●	developing and reviewing compensation policies and practices applicable to executive officers;
●	review and approve, or recommend for approval by the Combined Company Board, compensation for executive officers, including without limitation salary, bonus, incentive compensation, perquisites and equity compensation;
●	reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the Combined Company Board or any committee thereof;
●	supervising, administering and evaluating incentive, equity-based and other compensatory plans of the Combined Company in which executive officers and key employees participate; and
●	reviewing, approving and making recommendations to the Combined Company Board regarding incentive compensation and equity compensation plans.

The Combined Company Board will adopt a written charter for the compensation committee which will be available on its website upon the completion of the Transactions.

Nominating and Corporate Governance Committee

Upon the completion of the Transactions, the Combined Company Board will have a nominating and corporate governance committee. It is expected that the nominating and corporate governance committee will initially consist of                   ,                   and                   . Each of the members of the nominating and corporate governance committee will meet the requirements for independence under the applicable rules and regulations of the SEC and Nasdaq, and be “independent”, within the meaning of NI 52-110. The nominating and corporate governance committee is responsible for, among other things:

●	identify individuals qualified to become Combined Company Board members, consistent with criteria approved by the Combined Company Board;
●	recommend to the Combined Company Board the persons to be nominated for election as directors by stockholders and the persons (if any) to be elected by the Combined Company Board to fill any vacancies on the Combined Company Board;
●	recommend to the Combined Company Board the directors to be appointed to each committee of the Board;
●	develop and recommend to the Combined Company Board corporate governance guidelines; and
●	oversee the evaluation of the Combined Company Board.

The Combined Company Board will adopt a written charter for the nominating and corporate governance committee which will be available on its website upon the completion of the Transactions.

Safety and Sustainability Committee

The safety and sustainability committee will be responsible for assisting the Combined Company Board in overseeing (i) the Combined Company’s environmental, safety and health and corporate social responsibility policies and programs and (ii) the Combined Company’s environmental, safety and health and corporate social responsibility performance. The safety and sustainability will initially consist of                    ,                     and                    . The Combined Company Board will adopt a written charter for the safety and sustainability committee which will be available on its website upon the completion of the Transactions.

Code of Business Conduct and Ethics

The Combined Company will have a written Code of Business Conduct and Ethics applicable to its employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics will be available on the Combined Company’s website and under the Combined Company’s profile at www.sedar.com. If the Combined Company Board amends the Code of Business Conduct and Ethics or grants a waiver, including an implicit

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waiver, from the Code of Business Conduct and Ethics, the Combined Company will disclose the information on its internet website. The waiver information will remain on the website for at least twelve months after the initial disclosure of such waiver.

Compensation Committee Interlocks and Insider Participation

None of the Combined Company’s executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers expected to serve on the Combined Company Board or compensation committee following the completion of the Transactions.

Compensation of Directors and Officers

The Combined Company’s executive and director compensation will be determined by the Combined Company Board following consummation of the Transactions. Any compensation to be paid to Combined Company’s executive officers following the Transactions will be determined, or recommended to the Combined Company Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on the Combined Company Board.

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DESCRIPTION OF SECURITIES

NioCorp Common Shares

NioCorp’s authorized capital consists of an unlimited number of NioCorp Common Shares. The holders of NioCorp Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each NioCorp Common Share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings. The holders of NioCorp Common Shares are entitled to dividends if, as and when declared by the NioCorp Board. NioCorp Common Shares are entitled, upon liquidation, dissolution, or winding up of NioCorp, to receive the remaining assets of NioCorp available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to NioCorp Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of NioCorp, other than as discussed below and Canadian withholding tax. See “Material Canadian Federal Income Tax Considerations—Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Competition Act

Limitations on the ability to acquire and hold NioCorp Common Shares may be imposed by the Competition Act (Canada). This legislation permits the Commissioner of Competition of Canada, or Commissioner, to review any acquisition of a significant interest in NioCorp, This legislation grants the Commissioner jurisdiction to challenge such an acquisition before the Canadian Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada.

Investment Canada Act

The Investment Canada Act subjects an acquisition of control of a company by a non-Canadian to government review if the enterprise value of such company, as calculated pursuant to the legislation, exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to result in a net benefit to Canada. Under the national-security-review regime in the Investment Canada Act, review on a discretionary basis may also be undertaken by the federal government in respect of a broad range of investments by a non-Canadian. No financial threshold applies to a national security review. The relevant test is whether such investment by a non-Canadian could be “injurious to national security.”

NioCorp Warrants

From time to time, NioCorp has outstanding NioCorp Common Share purchase warrants, with each NioCorp Common Share purchase warrant exercisable for one NioCorp Common Share. The exercise price per NioCorp Common Share and the number of NioCorp Common Shares issuable upon exercise of NioCorp Common Share purchase warrants is subject to adjustment upon the occurrence of certain events, including, but not limited to, the following:

•	the subdivision or re-division of the outstanding NioCorp Common Shares into a greater number of NioCorp Common Shares;

•	the reduction, combination or consolidation of the outstanding NioCorp Common Shares into a lesser number of NioCorp Common Shares;

•	the issuance of NioCorp Common Shares or securities exchangeable for, or convertible into, NioCorp Common Shares to all or substantially all of the holders of NioCorp Common Shares by way of stock dividend or other distribution (other than a distribution of NioCorp Common Shares upon the exercise of NioCorp Common Share purchase warrants or any outstanding options);

•	the reorganization of NioCorp or the consolidation or merger or amalgamation of NioCorp with or into another body corporate; and

•	a reclassification or other similar change to the outstanding NioCorp Common Shares.

NioCorp will issue the NioCorp Common Shares issuable upon exercise of NioCorp Common Share purchase warrants within five business days following its receipt of notice of exercise and payment of the exercise price, subject to surrender of the NioCorp Common Share purchase warrants. Prior to the exercise of any NioCorp Common Share purchase warrants, holders of the NioCorp Common Share purchase warrants will not have any of the rights of holders of the NioCorp Common Shares issuable upon exercise, including the right to vote or to receive any payments of dividends on the NioCorp Common Shares issuable upon exercise.

NioCorp Assumed Warrants

In connection with the Transactions, NioCorp will assume the GX Warrant Agreement and each GX Warrant that is issued and outstanding immediately prior to the Exchange Time shall be converted into one NioCorp Assumed Warrant pursuant to the GX Warrant Agreement. Each NioCorp Assumed Warrant shall be exercisable solely for NioCorp Common Shares, and the number of NioCorp Common Shares subject to each NioCorp Assumed Warrant shall be equal to the number of shares of GX Common Stock subject to the applicable GX Warrant multiplied by 11.1829212, with the applicable exercise price adjusted accordingly.

The NioCorp Assumed Warrants will expire five years after the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Combined Company will not be obligated to deliver any NioCorp Common Shares pursuant to the exercise of a NioCorp Assumed Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the NioCorp Common Shares underlying the NioCorp Assumed Warrants is then effective and a prospectus relating thereto is current, subject to the Combined Company satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Combined Company will not be obligated to issue NioCorp Common Shares upon exercise of a warrant unless NioCorp Common Shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Combined Company be required to net cash settle any warrant.

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The NioCorp Assumed Warrants, and the underlying NioCorp Common Shares issuable upon the exercise thereof, are being registered under the Securities Act pursuant to the registration statement of which this joint proxy statement/prospectus forms a part.

The Combined Company will have the right to call the NioCorp Assumed Warrants for redemption at any time following the date of Closing:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder;
●	if, and only if, the reported last sale price of the NioCorp Common Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Combined Company sends the notice of redemption to the warrant holders; and
●	if there is an effective registration statement covering the NioCorp Common Shares issuable upon exercise of the NioCorp Assumed Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period.

The Combined Company may not exercise its redemption right if the issuance of NioCorp Common Shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Combined Company is unable to effect such registration or qualification.

If the Combined Company calls the warrants for redemption as described above, the Combined Company will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Combined Company will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on the Combined Company’s shareholders of issuing the maximum number of NioCorp Common Shares issuable upon the exercise of the warrants. If the Combined Company takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of NioCorp Common Shares equal to the quotient obtained by dividing (x) the product of the number of NioCorp Common Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the NioCorp Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If the Combined Company takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of NioCorp Common Shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If the Combined Company calls the warrants for redemption and does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their GX Founder Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Combined Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the NioCorp Common Shares outstanding immediately after giving effect to such exercise.

The NioCorp Assumed Warrants will have certain anti-dilution and adjustments rights upon certain events.

The NioCorp Assumed Warrants are issued in registered form under the GX Warrant Agreement. You should review a copy of the GX Warrant Agreement for a complete description of the terms and conditions applicable to the warrants. The GX Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake or to correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

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The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the order of the warrant agent or by wire transfer, for the number of warrants being exercised. The warrant holders will not have the rights or privileges of holders of NioCorp Common Shares or any attendant voting rights until they exercise their warrants and receive NioCorp Common Shares. After the issuance of NioCorp Common Shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each NioCorp Common Share held of record on all matters to be voted on by NioCorp Shareholders.

If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Combined Company will, upon exercise, round down to the nearest whole number of NioCorp Common Shares to be issued to the warrant holder.

The foregoing information concerning NioCorp does not purport to be complete. Certain additional information relating to NioCorp’s securities is incorporated in this document from other documents filed by NioCorp with the SEC and the Canadian securities regulators and listed under “Where You Can Find Additional Information.”

The Lind Convertible Security

On February 19, 2021, pursuant to the terms of the CSFA, Lind advanced to NioCorp $10.0 million (subject to additional set off) in consideration of which NioCorp issued to Lind the Lind Convertible Security, which has a face value of $11.7 million (representing $10.0 million in funding plus an implied 8.5% interest rate per annum for the term of the Lind Convertible Security).

The Lind Convertible Security has a term of (i) 24 months or (ii) 30 calendar days after the date on which the face value of the Lind Convertible Security is nil due to such amount having been fully converted and/or fully repaid (including with any applicable premium) in accordance with the terms of the CSFA, whichever is earlier. The Lind Convertible Security constitutes the direct, general and unconditional obligation of NioCorp and ranks pari-passu with NioCorp’s other indebtedness. The Lind Convertible Security is guaranteed on a secured basis by Intermediate Holdco and ECRC.

The Lind Convertible Security is secured by all of the assets and property of NioCorp, including all of the issued and outstanding shares of Intermediate Holdco pledged by NioCorp, all of the issued and outstanding shares of ECRC pledged by Intermediate Holdco, and certain real property and fixtures of ECRC. The liens securing the Lind Convertible Security rank pari-passu with the liens securing a non-revolving credit facility provided by Mark A. Smith, NioCorp’s Chief Executive Officer, President, Executive Chairman and Director, to NioCorp (the “CEO Loan”) on all amounts up to $4.0 million. The liens securing the Lind Convertible Security rank senior to the liens securing the CEO Loan on any amount that is owed by NioCorp to Mr. Smith in excess of $4.0 million.

Pursuant to the CSFA, Lind is entitled to convert the Lind Convertible Security into NioCorp Common Shares in monthly installments over its term at a price per NioCorp Common Share equal to 85% of the VWAP of the NioCorp Common Shares on the TSX for the five trading days immediately preceding the date on which Lind provides notice to NioCorp of its election to convert. Subject to certain exceptions, the CSFA contains restrictions on how much of the Lind Convertible Security may be converted in any particular month. The CSFA also provides NioCorp with the option to buy back the remaining face amount of the Lind Convertible Security in cash at any time; provided that, if NioCorp exercises such option, Lind will have the option to convert up to 33.33% of the remaining face amount into NioCorp Common Shares at the price described above. In addition, Lind is entitled to accelerate its conversion right to the full amount of the face value of the Lind Convertible Security or demand repayment thereof in cash upon the occurrence of an event of default and other designated events described in the CSFA.

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SHARES ELIGIBLE FOR FUTURE SALE

Shares Issuable in Connection with the Transactions

NioCorp will issue up to 596,549,204 NioCorp Common Shares to GX Securityholders in connection with the Transactions (assuming no redemptions by GX Stockholders). All of the NioCorp Common Shares issued in connection with the Transactions will be freely transferable by persons other than by NioCorp’s or GX’s “affiliates” without restriction or further registration under the Securities Act, subject to any lock-up restrictions and the limitations imposed by Canadian securities laws described below.

Sales of substantial amounts of NioCorp Common Shares in the public market, or the perception that those sales may occur, could adversely affect prevailing market prices of the NioCorp Common Shares.

Registration Rights and Lock-Up Agreement

Pursuant to the Business Combination Agreement, in connection with the Closing, NioCorp, GX, the Sponsor, in its capacity as a shareholder of GX, the directors and officers of NioCorp, the directors and officers of GX and the other parties thereto will enter into the Registration Rights and Lock-Up Agreement, a copy of the form of which is attached to this joint proxy statement/prospectus as Annex G, pursuant to which, among other things, NioCorp will be obligated to file a shelf registration statement to register the resale of certain securities of NioCorp held by the Holders after the Closing. The Registration Rights and Lock-Up Agreement will also provide the Holders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

In addition, the Registration Rights and Lock-Up Agreement will provide that the Sponsor and NioCorp Holders will be subject to “lock-up” restrictions on transfer of NioCorp securities held by them after the Closing for the period beginning on the Closing Date and ending on the earlier of (i) one year after the Closing and (ii) subsequent to the Closing, (a) the date on which the volume-weighted average price of the NioCorp Common Shares on the principal securities exchange or market on which such securities are then traded has equaled or exceeded the quotient of $13.42 per share divided by 11.1829212 (as adjusted for stock splits (including the Reverse Stock Split), recapitalizations and similar events) for 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (b) the date on which NioCorp completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of NioCorp’s shareholders having the right to exchange their NioCorp Common Shares for cash, securities or other property.

For more information about the Registration Rights and Lock-Up Agreement, see the section entitled “Ancillary Agreements — Registration Rights and Lock-Up Agreement.”

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 of the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC, which is expected to be filed promptly after completion of the Transactions, reflecting its status as an entity that is not a shell company.

NioCorp anticipates that following the consummation of the Business Combination, Rule 144 will be available for the resale of its restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted securities for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to be one of NioCorp’s affiliates at the time of, or at any time during the three months preceding, a sale. If such

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persons are deemed to be NioCorp’s affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or
●	the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of the date of this joint proxy statement/prospectus, there are 37,500,000 shares of GX Common Stock outstanding. Of these shares, the 30,000,000 GX Class A Shares sold in the IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of GX’s affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 7,500,000 GX Founder Shares owned collectively by GX’s Sponsor, officers and directors are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this joint proxy statement/prospectus, there are a total of 15,666,667 GX Warrants outstanding, consisting of 10,000,000 GX Public Warrants and 5,666,667 Private Placement Warrants. Each warrant is exercisable for one GX Class A Share (or NioCorp Common Shares following the completion of the Transactions), in accordance with the terms of the GX Warrant Agreement. The GX Public Warrants are freely tradable, except for any warrants purchased by GX’s affiliates within the meaning of Rule 144 under the Securities Act. In addition, pursuant to the GX Warrant Agreement, the Combined Company will be obligated to file, no later than 15 business days after the Closing, a registration statement under the Securities Act covering the [●] NioCorp Common Shares that may be issued upon the exercise of remaining GX Founder Warrants following the completion of the Transactions and use reasonable best efforts to cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of such warrants.

Restrictions under Canadian Securities Laws

The NioCorp Common Shares and NioCorp Assumed Warrants to be received by GX Securityholders and the NioCorp Common Shares issued by NioCorp upon the exercise of NioCorp Assumed Warrants in accordance with the terms and conditions thereof and of the GX Warrant Agreement, will not be legended and may be resold, including in each of the provinces and territories of Canada, provided that (i) the trade is not a “control distribution” (as defined in National Instrument 45-102 – Resale of Securities of the Canadian Securities Administrators); (ii) no unusual effort is made to prepare the market or create a demand for those securities; (iii) no extraordinary commission or consideration is paid in respect of that trade; (iv) if the selling securityholder is an insider or officer of NioCorp (as defined under applicable Canadian securities legislation), the insider or officer has no reasonable grounds to believe that NioCorp is in default of applicable Canadian securities legislation; and (v) NioCorp is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade. Each NioCorp securityholder is urged to consult the holder’s professional advisors with respect to restrictions applicable to trades in NioCorp Common Shares (including NioCorp Common Shares underlying NioCorp Assumed Warrants) and NioCorp Assumed Warrants under applicable Canadian securities legislation.

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COMPARISON OF SHAREHOLDERS’ RIGHTS

NioCorp is incorporated under the laws of the Province of British Columbia and the rights of NioCorp Shareholders are governed by the laws of the Province of British Columbia, including the BCBCA and the regulations promulgated thereunder, and NioCorp’s Articles.

GX is incorporated under the laws of the State of Delaware and the rights of GX Stockholders are governed by the laws of the State of Delaware, including the DGCL, the GX Existing Charter and GX Bylaws. As a result of the Transactions, GX Stockholders who receive NioCorp Common Shares will become NioCorp Shareholders.

Following the consummation of the Transactions, the rights of NioCorp Shareholders will continue to be governed by the laws of the Province of British Columbia, including the BCBCA and the regulations promulgated thereunder, but will be subject to the NioCorp Amended Articles.

Comparison of Shareholders’ Rights

Set forth below is a summary comparison of material differences between the rights of GX Stockholders under the GX Existing Charter, GX Bylaws and Delaware law (left column), the rights of NioCorp Shareholders under NioCorp’s Articles and British Columbia law (middle column) and the rights of NioCorp Shareholders under the NioCorp Amended Articles and British Columbia law (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents or applicable law. This summary is qualified in its entirety by reference to the full text of the GX Existing Charter, GX Bylaws, NioCorp Articles, NioCorp Amended Articles and the relevant provisions of the DGCL and BCBCA.

GX	NioCorp	Combined Company
Authorized Capital Stock

The GX Existing Charter provides that the total number of authorized shares of all classes of capital stock is 221,000,000 shares, each with a par value of $0.0001, consisting of (a) 220,000,000 shares of GX Common Stock, including (i) 200,000,000 GX Class A Shares, and (ii) 20,000,000 GX Founder Shares and (b) 1,000,000 shares of preferred stock.

See Article IV of the GX Existing Charter.

The NioCorp Articles provide that the authorized share structure consists of shares of the class or classes and series, if any, described in the NioCorp Notice of Articles.

The NioCorp Notice of Articles authorize NioCorp to issue an unlimited number of NioCorp Common Shares.

See Article 2 of the NioCorp Articles.

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding the authorized capital stock. See “NioCorp — Authorized Capital Stock”.
Rights of Preferred Stock
The GX Existing Charter provides that shares of preferred stock may be issued from time to time in one or more series. The GX Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional, special or other rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The GX Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of	NioCorp does not have preferred stock.	The Combined Company will not have preferred stock.
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GX	NioCorp	Combined Company

the holders of GX Class A Shares and GX Founder Shares and could have anti-takeover effects. The ability of the GX Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of GX or the removal of existing management. GX has no preferred stock outstanding as of the date of this joint proxy statement/prospectus. Although GX does not currently intend to issue any shares of preferred stock, GX cannot assure you that it will not do so in the future.

See Article IV of the GX Existing Charter.

Number and Qualification of Directors

The GX Existing Charter provides that the GX Board, through a resolution adopted by a majority of the Board, is exclusively authorized to fix the number of directors, except for directors who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series.

See Article V of the GX Existing Charter.

The NioCorp Articles provide that the number of directors is the greater of (i) three (3), and (ii) either the number most recently (A) set by an ordinary resolution of the NioCorp Shareholders, and (B) elected or continued into office where the place of any retiring director is not filled.

In addition, the NioCorp Articles provide that at an annual general meeting of the NioCorp Shareholders, the setting or changing of the number of directors is not special business. The number of directors that constitute the NioCorp Board is set by ordinary resolution passed by a simple majority of the NioCorp Shareholders present or represented by proxy and entitled to vote at the meeting.

Under the BCBCA and the NioCorp Articles, between annual general meetings the directors may appoint one or more additional directors, the number of whom must not exceed one-third of the number of current directors then elected or appointed.

Under the BCBCA and the NioCorp Articles, directors must (i) be 18 years of age or older, (ii) be capable of managing the director’s own affairs, (iii) have no undischarged bankruptcy and (iv) not be convicted of an offence in connection with the promotion, formation or management of a

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding the number and qualification of directors. See “NioCorp — Number and Qualification of Directors”.
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GX	NioCorp	Combined Company

corporation or unincorporated business or of an offence involving fraud, subject to certain prescribed exceptions. Under the BCBCA, directors are not required to be residents of British Columbia or Canada. Directors are not required to be NioCorp Shareholders.

See Articles 13 and 14 of the NioCorp Articles.

Election of Directors

Currently, the GX Board is divided into three classes (Class I, Class II and Class III). The term of the initial (i) Class I Directors will expire after the first annual meeting of stockholders to occur after the date of the GX Existing Charter, (ii) Class II Directors will expire after the second annual meeting of stockholders to occur after the date of the GX Existing Charter, and (iii) Class III Directors will expire after the third annual meeting of stockholders to occur after the date of the GX Existing Charter. At each succeeding annual meeting, each of the successors elected to replace the class of directors whose term expires at that annual meeting will be elected for a three-year term.

See Article V of the GX Existing Charter.

The NioCorp Articles provide that the NioCorp Shareholders entitled to vote at an annual general meeting for the election of directors, or at a special meeting called for that purpose, must appoint a board of directors consisting of the number of directors for the time being set under the NioCorp Articles, either by ordinary resolution or in a unanimous written resolution.

Directors elected at meetings of the NioCorp Shareholders are elected by a plurality of the votes cast, either in person or by proxy, or by the unanimous written consent of the NioCorp Shareholders entitled to vote at the meeting.

Pursuant to NioCorp’s majority voting policy, if the number of shares withheld from voting, with respect to any particular nominee, exceeds the number of shares voted in favor of that nominee, then the nominee will be considered to have not received the support of the NioCorp Shareholders, and such nominee is expected to submit his or her resignation to the NioCorp Board, to take effect on acceptance by the NioCorp Board.

See Article 14 of the NioCorp Articles

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding the election of directors. See “NioCorp — Election of Directors”.
Removal of Directors

The GX Existing Charter provides that directors may be removed from office only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of GX’s

The NioCorp Articles provide that NioCorp Shareholders may remove any director before the expiration of his or her term of office by a special resolution approved by not less than two-thirds of the votes cast by the NioCorp Shareholders entitled to vote on the resolution. The NioCorp Board

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding the removal of directors. See “NioCorp — Removal of Directors”.
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GX	NioCorp	Combined Company
capital stock entitled to vote generally in the election of directors. See Article V of the GX Existing Charter.

may remove any director before the expiration of his or her term in office if (i) the director is convicted of an indictable offense, or (ii) the director ceases to be qualified to act as a director and does not promptly resign.

 See Article 14 of the NioCorp Articles.

Voting

Except as otherwise required by law, the GX Existing Charter or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of GX Class A Shares and GX Founder Shares possess all voting power for the election of GX’s directors and all other matters requiring stockholder action. Holders of GX Class A Shares and GX Founder Shares are entitled to one vote per share on matters to be voted on by stockholders.

See Article IV of the GX Existing Charter.

Under the BCBCA, unless the NioCorp Articles provide otherwise, each NioCorp Shareholder has one vote, either in person or by proxy, in respect of each NioCorp Common Share held by such NioCorp Shareholder.

The NioCorp Articles provide that on a vote (i) by a show of hands, each NioCorp Shareholder or proxy holder entitled to vote on the matter has one vote, and (ii) by a poll, each NioCorp Shareholder or proxy holder entitled to vote on the matter has one vote for each NioCorp Common Share held by such NioCorp Shareholder or proxyholder.

See Article 12 of the NioCorp Articles.

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding shareholder voting. See “NioCorp — Voting”.
Cumulative Voting

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

See Article V of the GX Existing Charter.

	The NioCorp Articles do not authorize cumulative voting.	The NioCorp Amended Articles will not authorize cumulative voting.
Vacancies on the Board of Directors

Vacancies on the Board may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders).

See Article V of the GX Existing Charter.

The NioCorp Articles provide that the NioCorp Shareholders may elect, or appoint by ordinary resolution, a director to fill a vacancy on the NioCorp Board. Any casual vacancy occurring in the NioCorp Board may be filled by the directors.

See Article 14 of the NioCorp Articles.

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding filling vacancies on the Combined Company Board. See “NioCorp — Vacancies on the Board of Directors”.
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GX	NioCorp	Combined Company
Special Meeting of the Board of Directors

Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) will be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request.

See Article V of the GX Bylaws.

Under the NioCorp Articles, all ordinary and special meetings of the NioCorp Board are governed by the same provisions. Meetings of the Board may be called at any time by a director, the corporate secretary or the assistant corporate secretary. Reasonable notice of each meeting of the NioCorp Board must be given, specifying the place, day and time of that meeting, unless the meeting is to immediately follow a meeting of the NioCorp Shareholders, or notice is waived.

The accidental omission to give notice of a meeting of the NioCorp Board does not invalidate any proceedings at that meeting.

See Article 18 of the NioCorp Articles.

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding meetings of the Combined Company Board. See “NioCorp — Special Meeting of the Board of Directors”.
Shareholder Action by Written Consent
Any action required or permitted to be taken by GX Stockholders may not be effected by written consent of the GX Stockholders other than with respect to the GX Founder	Under the BCBCA, a unanimous consent resolution by the NioCorp Shareholders is deemed to be valid and effective as if it had been passed at a meeting of the NioCorp Shareholders as long as it satisfies the requirements of the BCBCA	Under the NioCorp Amended Articles, there will be no changes to the provisions regarding shareholder action by written consent.
Shares with respect to which action may be taken by written consent. See Article VII of the GX Existing Charter.

and the NioCorp Articles. Further, an ordinary resolution may be passed, after being submitted to all NioCorp Shareholders, by being consented to in writing by NioCorp Shareholders holding shares that carry the right to vote at general meetings who, in the aggregate, hold shares carrying at least 2/3 of the votes entitled to be cast on the resolution.

The NioCorp Articles provide that if all the NioCorp Shareholders entitled to vote at an annual general meeting consent by a unanimous resolution under the BCBCA to all of the business that is required to be transacted at the annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution.

See Article 10 of the NioCorp Articles.

See “NioCorp — Shareholder Action by Written Consent”.
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GX	NioCorp	Combined Company
Amendment to Charter

Subject to applicable law and except as otherwise provided in the GX Existing Charter, GX reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the GX Existing Charter in accordance therewith and with the DGCL; provided that any amendment to Article IX of the GX Existing Charter (Business Combination Requirements; Existence) prior to an initial business combination must be approved by the affirmative vote of the holders of at least 65% of all then outstanding shares of GX Common Stock.

See Article XI of the GX Existing Charter.

Under the BCBCA, an alteration to the NioCorp Notice of Articles and the NioCorp Articles may be done by the type of resolution specified by the BCBCA, and if not so specified, then as specified in the NioCorp Articles, and if not so specified, then by a special resolution.

A special resolution is a resolution passed by a special majority of the votes cast by the NioCorp Shareholders. Under the NioCorp Articles, a special majority is no less than two-thirds of the votes cast on the relevant resolution.

The NioCorp Articles provide that most alterations to the NioCorp Articles or the NioCorp Notice of Articles may be approved by either a directors’ resolution or an ordinary resolution. However, certain types of amendments require a special resolution because of the provisions of the BCBCA.

See Article 9 of the NioCorp Articles.

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding amendments to charter documents. See “NioCorp — Amendment to Charter”.
Amendment of Bylaws

The GX Board has the power to adopt, amend, alter or repeal the GX Bylaws through an affirmative vote of a majority of the GX Board. GX Stockholders have the power to adopt, amend, alter or repeal the GX Bylaws through the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the GX entitled to vote generally in the election of directors.

See Article VI of the GX Existing Charter and Article IX of the GX Bylaws.

	The requirements for approving an amendment to the NioCorp Articles are set out above. See “NioCorp — Amendment to Charter” and Article 9 of the NioCorp Articles.	Under the NioCorp Amended Articles, there will be no changes to the provisions regarding amendments to the Articles. See “NioCorp – Amendment to Charter”.
Quorum

Except as otherwise required by law, the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of capital stock of GX entitled to vote at such meeting shall constitute a quorum

Quorum for the transaction of business at a meeting is: (a) in the case of the NioCorp Board, the number set by the NioCorp

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding quorum for meetings of directors.

See “NioCorp — Quorum”.

Subject to the affirmative vote of a simple majority of the votes cast by holders of NioCorp Common Shares, either in person or by proxy, at the NioCorp Shareholder Meeting, the NioCorp Amended Articles will

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GX	NioCorp	Combined Company

for the transaction of business at such meeting. When specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series will constitute a quorum of such class or series for the transaction of such business at such meeting.

See Article II of the GX Bylaws.

Board, and if not so set, a majority of the directors then in office; and

(b)                in the case of the NioCorp Shareholders, one or more persons present and being, or representing by proxy, two or more NioCorp Shareholders entitled to attend and vote at the meeting.

See Articles 11 and 18 of the NioCorp Articles.

provide that at a meeting of NioCorp Shareholders, the quorum is two persons who are, or who represent by proxy, NioCorp Shareholders who, in the aggregate, hold at least 33⅓% of the issued NioCorp Common Shares entitled to be voted at the meeting.

See “NioCorp Proposal No. 2 — Quorum Amendment Proposal”.

Special Shareholder Meetings

Special meetings of GX Stockholders may be called only by the Co-Chairman of the Board, the Co-Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board.

GX Stockholders do not have the ability to call a special meeting.

See Article VII of the GX Existing Charter.

The NioCorp Articles provide that the NioCorp Board may call a special meeting of the NioCorp Shareholders and that the notice of the special meeting (i) must state the general nature of the special business, and (ii) if the special business includes considering any document, attach a copy of the document or state that NioCorp has made it available at its records office during business hours on specified days or that NioCorp may make it available electronically or by request.

The NioCorp Articles also provide that all business is special business except for business relating to the conduct of or voting at a meeting, consideration of any financial statements presented to the meeting, consideration of any reports of the directors or auditor, the setting or changing of the number of directors, the election or appointment of directors, the appointment of an auditor, the setting of the remuneration of an auditor, business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution, business arising from the requirements of any stock exchange on which NioCorp is then listed not requiring the passing of a special resolution; and any other business which, under the NioCorp Articles or the BCBCA, may be transacted at a meeting of the NioCorp Shareholders without prior notice of the business being given to the NioCorp Shareholders.

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding special shareholder meetings. See “NioCorp — Special Shareholder Meetings”.
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GX	NioCorp	Combined Company
See Articles 10 and 11 of the NioCorp Articles.
Notice of Shareholder Meetings
Written notice of each meeting of stockholders must be given not less than 10 nor more than 60 days before the date of the meeting, unless otherwise required by DGCL. See Article II of the GX Bylaws.

Under the BCBCA and NioCorp Articles, NioCorp must send a notice of the date and time and, if applicable, the location of a general meeting no fewer than 21 days and no more than two months before the meeting. The NioCorp Board may also set a date as the record date for the purpose of determining the NioCorp Shareholders entitled to notice of any meeting between 21 days and two months (or in the case of a requisitioned meeting, four months) before the date of the meeting.

Attendance of a NioCorp Shareholder at a meeting of the NioCorp Shareholders constitutes a waiver of notice of the meeting unless that NioCorp Shareholder attends the meeting for the express purpose of objecting that the meeting is not lawfully called.

See Article 10 of the NioCorp Articles.

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding notice of shareholder meetings. See “NioCorp — Notice of Shareholder Meetings”.
Shareholder Proposals (Other than Nomination of Persons for Election as Directors)
To be properly brought at an annual meeting, stockholder proposals must be received at GX’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made.

Under the BCBCA, a qualified shareholder (being a registered or beneficial owner of one or more NioCorp Common Shares for an uninterrupted period of at least two years before the date of the signing of the proposal) may submit a proposal to NioCorp setting out a matter that the submitter wishes to have considered at the next annual general meeting of NioCorp. The proposal must be signed by qualified NioCorp Shareholders who, together with the submitter, are registered or beneficial owners of (i) at least one percent (1%) of the NioCorp Common Shares, or (ii) NioCorp Common Shares with a fair market value exceeding an amount prescribed by regulation, being CAD$2,000, and must otherwise be compliant with the requirements of the BCBCA (including maximum word limits, time requirements for delivery to NioCorp, and other requirements).

Under the NioCorp Amended Articles, there will be no provisions regarding shareholder proposals, other than for director nominations as referenced below, and the BCBCA will continue to govern.

See “NioCorp — Shareholder Proposals (Other than Nomination of Persons for Election as Directors)”.

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GX	NioCorp	Combined Company

Stockholder proposals to be brought at an annual meeting must be in proper written form as set forth in the GX Bylaws.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to GX’s notice of meeting.

See Article II of the GX Bylaws.

Assuming that the proposal is valid, and subject to certain prescribed exceptions, NioCorp must (i) send to all persons that are entitled to notice of the next annual general meeting in relation to which the proposal is made the text of the proposal, the names and mailing addresses of the submitter and the supporters, and the text of any written statement accompanying the proposal, and (ii) allow the submitter to present the proposal, in person or by proxy, at the annual general meeting in relation to which the proposal was made if the submitter is a qualified shareholder at the time of that meeting.

Shareholder Nominations of Persons for Election as Directors

Nominations of persons for election to the Board at any annual meeting of stockholders by any stockholder (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who timely provides notice in accordance with the procedures set forth in the GX Bylaws.

To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at GX’s principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by GX; and (ii) in the case of a special meeting of stockholders

The NioCorp Articles provide that nominations of persons for election to the NioCorp Board may be made at any annual meeting of the NioCorp Shareholders, or at any special meeting of NioCorp Shareholders if one of the purposes for which the special meeting was called was the election of directors (i) by or at the direction of the NioCorp Board, (ii) by or at the direction or request of one or more NioCorp Shareholders pursuant to a proposal made in accordance with the BCBCA or a requisition of the NioCorp Shareholders made in accordance with the provisions of the BCBCA, or (iii) by any NioCorp Shareholder seeking to nominate a candidate for election as a director (a “Nominating Shareholder”) who has given timely notice thereof in proper written form to NioCorp’s Corporate Secretary at the executive or registered office of NioCorp.

To be timely, a Nominating Shareholder’s notice must be made: (i) in the case of an annual meeting of the NioCorp Shareholders (including an annual and special meeting), not less than 30 days or more than 65 days prior to the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the meeting was made, notice by the Nominating

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding advance notice for nomination of directors.

See “NioCorp — Shareholder Nominations of Persons for Election as Directors”.

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GX	NioCorp	Combined Company

called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made.

Stockholder notices of nomination must be in proper written form as set forth in the GX Bylaws.

See Article III of the GX Bylaws.

Shareholder may be made not later than the close of business on the 10th day following the date of such first public announcement; and (ii) in the case of a special meeting of the NioCorp Shareholders (which is not also an annual meeting) called for the purpose of electing directors (whether or not called for other purposes as well), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of the NioCorp Shareholders was made.

The NioCorp Articles also prescribes the proper written form for a Nominating Shareholder’s notice, including, but not limited to, the name, age, residence, principal occupation, and class or series or number of shares held by the person being nominated for election as a director.

See Article 10 of the NioCorp Articles.

Limitation of Liability of Directors and Officers

The GX Existing Charter provides that directors shall not be personally liable to GX or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL unless a director violated his or her duty of loyalty to the GX or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director.

See Article VIII of the GX Existing Charter.

Under the BCBCA, NioCorp directors who vote for or consent to a resolution authorizing NioCorp to: (i) carry on a business or exercise a power contrary to the NioCorp Articles as a result of which NioCorp has paid compensation to any person; (ii) pay an unreasonable commission or allow an unreasonable discount to a person agreeing to procure or purchasing shares of NioCorp; (iii) pay a dividend or purchase, redeem or otherwise acquire shares where NioCorp is insolvent or the payment would render NioCorp insolvent, or (iv) make or give an indemnity to a party contrary to the BCBCA, are jointly and severally liable to restore to NioCorp any amount paid as a result and not otherwise recovered by NioCorp.

A NioCorp director is not liable for any such amount if they relied, in good faith, on (i) financial statements represented by an officer of NioCorp or in the written report of the auditor of NioCorp to fairly reflect the financial position of NioCorp; (ii) the written report of a lawyer, accountant,

Under the NioCorp Amended Articles, there will be no new provisions regarding the limitation of liability of directors and officers, and the BCBCA will continue to govern.

See “NioCorp — Limitation of Liability of Directors and Officers”.

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GX	NioCorp	Combined Company

engineer, appraiser or other person whose profession adds credibility to a statement made by that person; (iii) a statement of fact represented to the director by an officer of NioCorp to be correct; or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director. Further, any NioCorp director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by resolution voted for or consented to by the director was contrary to the BCBCA.

Under the BCBCA, if in a legal proceeding the court finds that a director or officer is liable in respect of negligence, default, breach of duty or breach of trust, the court may relieve the director or officer from liability on terms the court considers necessary if it appears to the court that, despite the finding of liability, the director or officer acted honestly and reasonably and ought fairly to be excused.

Indemnification of Directors, Officers, Employees and Agents

The GX Existing Charter and the GX Bylaws provide that GX will indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer or, while a director or officer, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses reasonably incurred in connection with such proceeding.

Pursuant to the GX Bylaws, such persons are entitled to be paid by GX the expenses incurred in defending or participating in any such proceeding in advance of its final disposition.

The NioCorp Articles provide that, subject to the BCBCA, NioCorp must indemnify a director, former director or alternate director of NioCorp and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and NioCorp must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. The NioCorp Articles also provide that, subject to the BCBCA, NioCorp may indemnify any person.

Under the BCBCA, NioCorp must not indemnify a director or officer if (i) NioCorp is prohibited under the NioCorp Articles to provide such indemnity, (ii) the director or officer did not act honestly and in good faith with a view to the best interests of NioCorp, or (iii) they did not have reasonable grounds to believe their conduct was lawful. Additionally, if NioCorp or an

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding the indemnification of directors, officers, employees and agents.

See “NioCorp — Indemnification of Directors, Officers, Employees and Agents”.

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GX	NioCorp	Combined Company

Such persons are also entitled to bring suit against GX if any claim for indemnification or advancement of expenses is not paid in full by GX within 60 days after a written claim for indemnification (or 20 days for advancement of expenses).

In any suit (a) brought by any such person to enforce a right to indemnification, it shall be a defense that, and (b) brought by GX to recover an advancement of expenses pursuant to the terms of an undertaking, GX shall be entitled to recover such expenses upon a final judicial decision that, such person has not met any applicable standard for indemnification set forth in the DGCL (i.e., that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of GX and, for any criminal action, had no reasonable cause to believe the person’s conduct was unlawful).

See Article VIII of the GX Existing Charter and Article VIII of the GX Bylaws.

associated corporation to NioCorp brings an action against an eligible party, NioCorp cannot indemnify the party. See Article 21 of the NioCorp Articles.
Dividends, Distributions and Stock Repurchases

Subject to applicable law, the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of shares of GX Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of GX) when, as and if declared thereon by the GX Board from time to time out of any assets or funds of GX legally available therefor and shall share equally on a per share basis in such dividends and distributions. GX has not paid any dividends on its GX Class A Shares or GX Founder Shares to date and does not intend to pay cash dividends prior to the completion of the Transactions.

See Article IV of the GX Existing Charter.

The NioCorp Articles provide that dividends may, subject to the BCBCA, be declared at the sole discretion of the NioCorp Board and may be paid wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of NioCorp, or in any one or more of those ways. Under the BCBCA and the NioCorp Articles, a dividend in money or property may not be declared or paid if there are reasonable grounds for believing that (i) NioCorp is insolvent, or (ii) the payment of the dividend would render NioCorp insolvent.

In addition, the NioCorp Articles provide that NioCorp may, subject to the BCBCA and if authorized by the NioCorp Board, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms specified in such resolution. Under the BCBCA and the NioCorp Articles, NioCorp

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding dividends, distributions and stock repurchases. See “NioCorp — Dividends, Distributions and Stock Repurchases”.
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GX	NioCorp	Combined Company

may not repurchase its shares if there are reasonable grounds for believing that (i) NioCorp is insolvent, or (ii) the payment or other consideration provided would render NioCorp insolvent.

See Articles 7 and 22 of the NioCorp Articles.

Liquidation

Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, in the event of GX’s voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of GX, the holders of shares of GX Common Stock shall be entitled to receive all the remaining assets of GX available for distribution to its stockholders, ratably in proportion to the number of GX Class A Shares (on an as converted basis with respect to the GX Founder Shares) held by them.

See Article IV of the GX Existing Charter.

	Under the BCBCA, in the event of any liquidation, dissolution or winding up of the affairs of NioCorp, whether voluntary or involuntary, each NioCorp Shareholder holding NioCorp Common Shares will be entitled to receive, on a pro-rata basis, the assets and funds of NioCorp available for distribution.	Under the NioCorp Amended Articles, there will be no new provisions regarding liquidation rights, and the BCBCA will continue to govern. See “NioCorp — Liquidation”.
Anti-Takeover Provisions and Other Shareholder Protections

Under Delaware law, certain anti-takeover provisions apply to GX as a publicly traded company that may have the effect of making it more difficult for a third party to acquire GX. In particular, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless, among other exceptions, prior to such time the board of directors of the corporation approved either the relevant business combination or the transaction that resulted in such stockholder becoming an interested stockholder.

In addition, under the GX Existing Charter and GX Bylaws, certain provisions may make it difficult for a third party to acquire GX, or for a change in the composition of the GX

Under the BCBCA and the NioCorp Articles, the following powers, in addition to others, are available to NioCorp to make itself potentially less vulnerable to hostile takeover attempts: (i) the NioCorp Articles contain an advance notice provision (see “—Shareholder Nominations of Persons for Election as Directors” above); (ii) any other shareholder proposals must be signed by qualified shareholders who, together with the submitter, are, at the time of signing, registered owners or beneficial owners of shares that, in the aggregate, constitute at least one percent (1%) of the issued shares of NioCorp that carry the right to vote at general meetings, or have a fair market value in excess of the prescribed amount (at present, C$2,000) and must have been received by NioCorp at least three months before the anniversary of the previous year’s annual reference date (see “—Shareholder Proposals (Other than

Under the NioCorp Amended Articles, there will be no changes to the anti-takeover provisions or other provisions protecting shareholders.

See “NioCorp — Dividends, Distributions and Stock Repurchases”.

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GX	NioCorp	Combined Company

Board or management to occur, including the authorization of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval; the absence of cumulative voting rights, which allows the holders of a majority of the shares of GX Common Stock to elect all of the directors standing for election; a classified board of directors, which means that no more than approximately one-third of the GX Board will be standing for election at any annual meeting; and the establishment of advance notice requirements for nominations for election to the GX Board or for proposing matters that can be acted upon at meetings of GX Stockholders.

Nomination of Persons for Election as Directors)” above); (iii) NioCorp Shareholders who hold in the aggregate at least 5% of the issued shares of NioCorp that carry the right to vote at general meetings may requisition a meeting of shareholders by following the procedures in the BCBCA, in which case the directors are required to call a meeting and if they do not do so within 21 days after the date on which the requisition was received by NioCorp, the requisitioning shareholders may send a notice of a general meeting to be held to transact the business stated in the requisition; and (iv) removal of a NioCorp director is by special resolution.

The BCBCA contains no restriction on adoption of a shareholder rights plan. The BCBCA does not restrict related party transactions; however, in Canada, takeover bids and related party transactions are addressed in provincial securities legislation and policies.

Under the BCBCA, the NioCorp Shareholders also have the following legal rights: (i) dissenter’s right of appraisal in the context of an amalgamation or certain other significant transactions; (ii) derivative actions to enforce obligations or damages owing to NioCorp; and (iii) oppression remedy to rectify matters that are oppressive or unfairly prejudicial to any NioCorp Shareholder.

See Articles 10, 11 and 14 of the NioCorp Articles.

Duties of Directors

Under Delaware law, a company’s directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating

Under the BCBCA, each director of NioCorp must (a) act honestly and in good faith with a view to the best interests of NioCorp, (b) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances, (c) act in accordance with the BCBCA and the regulations, and (d) subject to

Under the NioCorp Amended Articles, there will be no new provisions regarding the duties of directors, and the BCBCA will continue to govern. See “NioCorp — Duties of Directors”.
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GX	NioCorp	Combined Company
the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Notwithstanding the foregoing, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of, among other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

items (a) to (c), act in accordance with the NioCorp Articles.

No provision in a contract or the NioCorp Articles relieves a director from (a) the duty to act in accordance with the BCBCA and its regulations, or (b) liability that by virtue of any enactment or rule of law or equity would otherwise attach to that director in respect of any negligence, default, breach of duty or breach of trust of which the director may be guilty in relation to NioCorp.

Inspection of Books and Records; Shareholder Lists

Under Delaware law, a stockholder of a Delaware corporation has the right to inspect the corporation’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder.

Inspection. Under the BCBCA, because NioCorp is a public company, a NioCorp Shareholder or any other person may, without charge, inspect all of the records and books that NioCorp is required to keep at its registered and records office except the minutes and resolutions of the directors and committees of the directors. The NioCorp Articles provide that unless the NioCorp Board determines otherwise, or unless otherwise determined by ordinary resolution, no NioCorp Shareholder is entitled to inspect or obtain a copy of any accounting records of NioCorp.

Shareholder List. Under the BCBCA, NioCorp must keep a central securities register at its records office or another location designated by the directors. The central securities register must register (a) the shares issued by NioCorp, or transferred, and (b) with respect to those shares, (i) the name and last known address of each person to whom those shares have been issued or transferred, (ii) the class, and any series, of those shares, (iii) the number of those shares held by each of the

Under the NioCorp Amended Articles, there will be no changes to the provisions regarding the inspection of the Combined Company’s books, records and central securities register.

See “NioCorp — Inspection of Books and Records; Shareholder Lists”.

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GX	NioCorp	Combined Company

persons referred to in item (i), (iv) the date and particulars of each such issue, and (v) the date and particulars of each such transfer. In addition, NioCorp must, unless the central securities register is in a form constituting itself an index, keep an index of the names of the NioCorp Shareholders as a part of its central securities register. Under the BCBCA, if and to the extent permitted by the NioCorp Articles, a NioCorp Shareholder or any other person may, without charge, inspect NioCorp’s central securities register.

See Article 23 of the NioCorp Articles.

Choice of Forum

Under the GX Existing Charter, unless GX consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of GX, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the GX to GX or the GX Stockholders, (iii) any action asserting a claim against GX, its directors, officers or employees arising pursuant to any provision of the DGCL or the GX Existing Charter or the bylaws, or (iv) any action asserting a claim against GX, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not

	The BCBCA and NioCorp Articles do not prescribe any forum selection requirements.	The NioCorp Amended Articles will not prescribe any forum selection requirements. See “NioCorp — Choice of Forum”.
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GX	NioCorp	Combined Company

have subject matter jurisdiction, or (D) any action arising under the Securities Act, as amended, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. Notwithstanding the foregoing, the aforementioned will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

See Article XII of the GX Existing Charter.

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SECURITY OWNERSHIP OF CERTAIN GX BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the actual beneficial ownership of GX Common Stock as of                                 , 2023 (the “Ownership Date”), which is prior to the consummation of the Transactions, by:

●	each person who is the beneficial owner of more than 5% of the issued and outstanding shares of GX Common Stock;
●	each of GX’s current executive officers and directors;
●	each person who will (or is expected to) become an executive officer or director of GX following the Closing; and
●	all executive officers and directors of GX as a group.

At any time prior to the GX Stockholder Meeting, during a period when they are not then aware of any material nonpublic information regarding GX or its securities, the Sponsor, GX’s directors and officers and/or their affiliates may enter into a written plan to purchase GX’s securities pursuant to Rule 10b5-1 of the Exchange Act, and may engage in other public market purchases, as well as private purchases, of securities. See the sections of this joint proxy statement/prospectus entitled “Risk Factors — Risks Relating to GX and the Transactions — GX’s Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or warrants from the GX Public Stockholders, which may influence the vote on the Transactions and reduce the public “float” of GX Class A Shares.”

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of shares of GX Common Stock is based on 37,500,000 outstanding shares of GX Common Stock (including 30,000,000 GX Class A Shares and 7,500,000 GX Founder Shares) issued and outstanding as of the Ownership Date. The ownership percentages listed below do not include any such GX Class A Shares that may be purchased after the Ownership Date.

The following table does not reflect record of beneficial ownership of any shares issuable upon exercise of GX Public Warrants or GX Founder Warrants, as such securities are not exercisable or convertible within 60 days of the Ownership Date.

	GX Class A Shares		GX Founder Shares
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned(2)	Approximate Percentage of Class	Approximate Percentage of Outstanding GX Common Stock
Directors and Executive Officers of GX:
GX Sponsor II LLC(3)	—	—	7,500,000	100.0%	20.0%
Jay R. Bloom(3)	—	—	7,500,000	100.0%	20.0%
Dean C. Kehler(3)	—	—	7,500,000	100.0%	20.0%
Michael G. Maselli(4)	—	—	—	—	—
Andrea J. Kellett(4)	—	—	—	—	—
Arthur D. Baer(4)	—	—	—	—	—
Jordan S. Bloom(4)	—	—	—	—	—
Hillel Weinberger(4)	—	—	—	—	—
Marc Mazur(4)	—	—	—	—	—
James W. Harpel(4)	—	—	—	—	—

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	GX Class A Shares		GX Founder Shares
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Class	Number of Shares Beneficially Owned(2)	Approximate Percentage of Class	Approximate Percentage of Outstanding GX Common Stock
All Directors and Executive Officers of GX as a Group (9 Individuals)	—	—	7,500,000	100.0%	20.0%
Greater than 5% Beneficial Owners:
Linden Advisors LP(5)	1,500,000	5.0%	—	—	4.0%
Magnetar Financial LLC(6)	1,757,822	5.9%	—	—	4.7%
Fir Tree Capital Management LP(7)	1,500,000	5.0%	—	—	4.0%
Group consisting of Atalaya Special Purpose Investment Fund II LP, et. al.(8)	1,800,000	6.0%	—	—	4.8%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o GX Acquisition Corp. II, 1325 Avenue of the Americas, 28th Floor, New York, NY 10019.
(2)	Interests shown consist solely of GX Founder Shares, classified as shares of Class B common stock. Except as contemplated by the Charter Amendment Proposal and the Transactions, such shares will automatically convert into GX Class A Shares on a one-for-one basis at the time of an initial business combination, subject to adjustment.
(3)	The Sponsor is the record holder of such shares. Cooper Road, LLC, an entity controlled by Jay R. Bloom, and Dean C. Kehler, GX’s co-Chairmen and Chief Executive Officers, are the managing members of the Sponsor, and as such Messrs. Bloom and Kehler have voting and investment discretion with respect to the GX Common Stock held of record by the Sponsor and may be deemed to have shared beneficial ownership of the GX Common Stock held directly by the Sponsor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(4)	Each of these individuals hold an interest in the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(5)	According to a Schedule 13G/A filed with the SEC on February 2, 2022, respectively, the listed GX Class A Shares are owned by Linden Capital L.P., a Bermuda limited partnership (“Linden Capital”), and one or more separately managed accounts. Linden GP LLC, a Delaware limited liability company (“Linden GP”) is the general partner of Linden Capital, and Linden Advisors LP (“Linden Advisors”) is the investment manager of Linden Capital and trading advisor or investment advisor for the managed accounts. Mr. Siu Min Wong is the principal owner and controlling person of Linden Advisors and Linden GP. As of December 31, 2021, each of Linden Advisors and Mr. Wong may be deemed the beneficial owner of 1,500,000 shares. This amount consists of 1,408,717 shares held by Linden Capital and 91,283 shares held by separately managed accounts. The principal business address for Linden Capital is Victoria Place, 31 Victoria Street, Hamilton HM10, Bermuda. The principal business address for each of Linden Advisors, Linden GP and Siu Min Wong is 590 Madison Avenue, 15th Floor, New York, New York 10022.
(6)	According to a Schedule 13G filed with the SEC on January 14, 2022, the listed GX Class A Shares are owned by Magnetar Financial LLC (“Magnetar Financial”) and one or more separately managed accounts (the “Magnetar Funds”). Magnetar Financial serves as the investment adviser to the Magnetar Funds, and as such, Magnetar Financial exercises voting and investment power over the shares held for the Magnetar Funds’ accounts. Magnetar Capital Partners LP (“Magnetar Capital Partners”) serves as the sole member and parent holding company of Magnetar Financial. Supernova Management LLC (“Supernova Management”) is the general partner of Magnetar Capital Partners. The manager of Supernova Management is Alec N. Litowitz. The principal business address for of each of Magnetar Financial, Magnetar Capital Partners, Supernova Management, and Alec N. Litowitz is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.
(7)	According to a Schedule 13G filed with the SEC on February 14, 2022, the listed GX Class A Shares are owned by Fir Tree Capital Management LP, a Delaware limited partnership, located at 55 West 46th Street, 29th Floor New York, NY 10036, who has the sole voting and dispositive power over the shares so held.
(8)	According to a Schedule 13G/A filed with the SEC on December 14, 2021, the listed GX Class A Shares are directly held by Atalaya Special Purpose Investment Fund II LP (“ASPIF II”) (holding 1,180,500 shares underlying GX Public Units), Corbin ERISA Opportunity Fund, Ltd. (“CEOF”) (holding 433,650 shares underlying GX Public Units), and Corbin Opportunity Fund, L.P. (“COF”) (holding 185,850 shares underlying GX Public Units). Atalaya Capital Management LP (“ACM”) is the investment manager of ASPIF II, which has the power to vote and direct the disposition of all shares held by ASPIF II. Corbin Capital Partners, L.P. (“CCP”) is the investment manager for CEOF and COF, which has the power to vote and direct the disposition of all shares held by CEOF and COF. Each of Corbin Capital Partners GP, LLC (“Corbin GP”) and Corbin Capital Partners, L.P. (“CCP”), may be deemed the beneficial owner of 619,500 shares underlying GX Public Units, which amount includes (i) the 433,650 shares underlying units beneficially owned by CEOF, and (ii) the 185,850 shares underlying units beneficially owned by COF. ASPIF II, ACM, CEOF, Corbin GP, CCP, and COF may be deemed members of a group, as defined in Rule 13d-5 under the Act, with respect to the total number of 1,800,000 shares. The address of the principal business office of each of ASPIF II and ACM is One Rockefeller Plaza, 32nd Floor, New York, NY 10020. The address of the principal business office of each of CEOF, Corbin GP, CCPG, CCP, and COF is 590 Madison Avenue, 31st Floor, New York, NY 10022.
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The following table sets forth the total potential share ownership of the Sponsor under four scenarios: (1) no dilution, without earnout, (2) no dilution, with earnout, (3) fully diluted, without earnout, and (4) fully diluted, with earnout. A fully diluted basis is calculated based on the total number of NioCorp Common Shares assuming the exercise of all GX Warrants and the options and warrants of NioCorp. An earnout basis is calculated based on the total number of NioCorp Common Shares transferred as Earnout Shares upon the consummation of the Transactions.

	No Redemptions of Public Shares			Maximum Redemptions of Public Shares
	Number of NioCorp Common Shares	Percentage of total number of NioCorp Common Shares		Number of NioCorp Common Shares	Percentage of total number of NioCorp Common Shares
(1) No Dilution – Without Earnout:
NioCorp Common Shares held by the Sponsor	47,650,427	7.1	%(1)	47,650,427	14.3	%(2)

(2) No Dilution – With Earnout:
NioCorp Common Shares held by the Sponsor	81,881,347	11.7	%(3)	81,881,347	22.2	%(4)

(3) Fully Diluted – Without Earnout:
NioCorp Common Shares held by the Sponsor	47,650,427	5.2	%(5)	47,650,427	8.2	%(6)
NioCorp Common Shares underlying NioCorp Assumed Warrants held by the Sponsor	63,369,890	6.9	%(5)	63,369,890	10.9	%(6)
Total	111,020,317	12.2	%(5)	111,020,317	19.1	%(6)

(4) Fully Diluted – With Earnout:
NioCorp Common Shares held by the Sponsor	81,881,347	8.6	%(7)	81,881,347	13.3	%(8)
NioCorp Common Shares underlying NioCorp Assumed Warrants held by the Sponsor	63,369,890	6.7	%(7)	63,369,890	10.3	%(8)
Total	145,251,237	15.3	%(7)	145,251,237	23.7	%(8)
(1)	Percentages calculated over a total of 667,300,864 NioCorp Common Shares. Figures have been rounded for ease of presentation.

(2)	Percentages calculated over a total of 334,161,641 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption. Figures have been rounded for ease of presentation.

(3)	Percentages calculated over a total of 701,531,784 NioCorp Common Shares. Figures have been rounded for ease of presentation.

(4)	Percentages calculated over a total of 368,392,561 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption. Figures have been rounded for ease of presentation.

(5)	Percentages calculated over a total of 667,300,864 NioCorp Common Shares plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.

(6)	Percentages calculated over a total of 334,161,641 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption, plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.

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(7)	Percentages calculated over a total of 701,531,784 NioCorp Common Shares plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.

(8)	Percentages calculated over a total of 368,392,561 NioCorp Common Shares, based on a reduction of 29,790,000 GX Class A Shares (converted to NioCorp Common Shares at the exchange ratio) subject to possible redemption, plus 245,686,058 NioCorp Common Shares issued from the exercise of the GX Warrants, the options, warrants and outstanding convertible securities of NioCorp and the Yorkville Financings. Figures have been rounded for ease of presentation.

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SECURITY OWNERSHIP OF CERTAIN NIOCORP BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of NioCorp Common Shares as of                 , 2023 for the following: (1) each person who is known by NioCorp to own beneficially more than 5% of the outstanding NioCorp Common Shares; (2) each named executive officer of NioCorp; (3) each of NioCorp’s directors; and (4) all directors and executive officers of NioCorp as a group.

Beneficial ownership of NioCorp Common Shares in the table below is determined in accordance with the rules of the SEC and includes voting or investment power with respect to NioCorp Common Shares. NioCorp Common Shares that may be acquired by an individual or group within 60 days of                 , 2023, pursuant to the exercise of options to purchase NioCorp Common Shares or NioCorp Common Shares purchase warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on                  NioCorp Common Shares outstanding as of                 , 2023. Unless otherwise noted in the table below, NioCorp Options vested at grant date.

Except as indicated in footnotes to this table, NioCorp believes that the shareholders named in this table have sole voting and investment power with respect to all NioCorp Common Shares shown to be beneficially owned by them, based on information provided to NioCorp by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o NioCorp Developments Ltd., 7000 South Yosemite Street, Suite 115, Centennial, CO 80112.

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership (1)		Percent of Common Shares
Mark A. Smith, PE, Esq. Highlands Ranch, Colorado, USA	Chief Executive Officer, President, Executive Chairman and Director	21,567,958	(2)	7.6%
Neal Shah Superior, Colorado, USA	Chief Financial Officer and Corporate Secretary	1,450,000	(3)	0.5%
Scott Honan Centennial, Colorado, USA	Chief Operating Officer	1,444,529	(4)	0.5%
Jim Sims Grand Junction, Colorado, USA	Chief Communications Officer	1,129,287	(5)	0.4%
Michael J. Morris San Luis Obispo, California, USA	Lead Director	1,196,986	(6)	0.4%
David C. Beling Grand Junction, Colorado, USA	Director	1,533,913	(7)	0.5%
Anna Castner Wightman Omaha, Nebraska, USA	Director	1,120,620	(8)	0.4%
Nilsa Guerrero-Mahon Brighton, Colorado, USA	Director	1,060,683	(9)	0.4%
Fernanda Reda Fenga Viana Klamas Florianapolis, Santa Catarina, Brazil	Director	775,000	(10)	0.3%
Peter Oliver Bunbury, Western Australia, Australia	Director	500,000	(11)	0.2%
All current directors, executive officers and named executive officers as a group (10 persons)		31,778,976		10.96%

(1)	Calculated in accordance with Rule 13d-3 of the Exchange Act.
(2)	As of , 2023, Mr. Smith beneficially owns 20,417,958 outstanding NioCorp Common Shares. In addition, he beneficially owns 1,150,000 vested NioCorp Options comprised of the following: (on December 14, 2020, Mr. Smith was granted 500,000 NioCorp Options for a period of three years at a price of C$0.75 per Common share; and (ii) on December 17, 2021, Mr. Smith was granted 650,000 NioCorp Options for a period of three years at a price of C$1.36 per NioCorp Common Share.
(3)	As of , 2023, Mr. Shah beneficially owns 550,000 outstanding NioCorp Common Shares. In addition, he beneficially owns 900,000 vested NioCorp Options comprised of the following: (i) on November 15, 2018, Mr. Shah
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was granted 350,000 NioCorp Options for a period of five years at a price of C$0.54 per NioCorp Common Share which vest over a period of 18 months with 100% having vested at this time; (ii) on December 14, 2020, Mr. Shah was granted 250,000 NioCorp Options for a period of three years at a price of C$0.75 per Common share; and (iii) on December 17, 2021, Mr. Shah was granted 300,000 NioCorp Options for a period of three years at a price of C$1.36 per NioCorp Common Share.

(4)	As of , 2023, Mr. Honan beneficially owns 544,529 outstanding NioCorp Common Shares. In addition, he beneficially owns 900,000 vested NioCorp Options comprised of the following: (i) on November 15, 2018, Mr. Honan was granted 350,000 NioCorp Options for a period of five years at a price of C$0.54 per NioCorp Common Share which vest over a period of 18 months with 100% having vested at this time; (ii) on December 14, 2020, Mr. Honan was granted 250,000 NioCorp Options for a period of three years at a price of C$0.75 per Common share; and (iii) on December 17, 2021, Mr. Honan was granted 300,000 NioCorp Options for a period of three years at a price of C$1.36 per NioCorp Common Share.
(5)	As of , 2023, Mr. Sims beneficially owns 579,287 outstanding NioCorp Common Shares. In addition, he beneficially owns 550,000 vested NioCorp Options comprised of the following: i) on December 14, 2020, Mr. Sims was granted 250,000 NioCorp Options for a period of three years at a price of C$0.75 per Common share; and (ii) on December 17, 2021, Mr. Sims was granted 300,000 NioCorp Options for a period of three years at a price of C$1.36 per NioCorp Common Share.
(6)	As of , 2023, Mr. Morris beneficially owns 621,986 outstanding NioCorp Common Shares. He shares both voting and investment power with respect to 55,250 such NioCorp Common Shares with his wife as the only trustees of the Michael and Sandra Morris Trust. In addition, he beneficially owns 575,000 vested NioCorp Options comprised of the following: (i) on September 18, 2020, Mr. Morris was granted 250,000 NioCorp Options for a period of three years at a price of C$0.84 per NioCorp Common Share; and (ii) on December 17, 2021, Mr. Morris was granted 325,000 NioCorp Options for a period of three years at a price of C$1.36 per NioCorp Common Share.
(7)	As of , 2023, Mr. Beling beneficially owns 708,913 outstanding NioCorp Common Shares held in the name of The Beling Family Trust. He shares both voting and investment power with respect to all such NioCorp Common Shares with his wife as the only trustees of The Beling Family Trust. In addition, he beneficially owns 825,000 vested NioCorp Options comprised of the following: (i) on November 15, 2018, Mr. Beling was granted 300,000 NioCorp Options for a period of five years at a price of C$0.54 per NioCorp Common Share which vest over a period of 18 months with 100% having vested at this time; (ii) on September 18, 2020, Mr. Beling was granted 250,000 NioCorp Options for a period of three years at a price of C$0.84 per NioCorp Common Share; and (iii) on December 17, 2021, Mr. Beling was granted 275,000 NioCorp Options for a period of three years at a price of C$1.36 per NioCorp Common Share.
(8)	As of , 2023, Ms. Wightman beneficially owns 295,620 outstanding NioCorp Common Shares. She shares both voting and investment power with respect to all such NioCorp Common Shares with her husband. In addition, she beneficially owns 825,000 vested NioCorp Options comprised of the following: (i) on November 15, 2018, Ms. Wightman was granted 300,000 NioCorp Options for a period of five years at a price of C$0.54 per NioCorp Common Share, which vest over a period of 18 months with 100% having vested at this time; and (ii) on September 18, 2020, Ms. Wightman was granted 250,000 NioCorp Options for a period of three years at a price of C$0.84 per NioCorp Common Share; and (iii) on December 17, 2021, Ms. Wightman was granted 275,000 NioCorp Options for a period of three years at a price of C$1.36 per NioCorp Common Share.
(9)	As of , 2023, Ms. Guerrero-Mahon beneficially owns 460,683 outstanding NioCorp Common Shares. In addition, she beneficially owns 600,000 vested NioCorp Options comprised of the following: (i) i) on September 18, 2020, Ms. Guerrero-Mahon was granted 300,000 NioCorp Options for a period of three years at a price of C$0.84 per NioCorp Common Share; and (ii) on December 17, 2021, Ms. Guerrero-Mahon was granted 300,000 NioCorp Options for a period of three years at a price of C$1.36 per NioCorp Common Share.
(10)	As of , 2023, Ms. Fenga beneficially owns 775,000 vested NioCorp Options comprised of the following: (i) on December 16, 2020, Ms. Fenga was granted 500,000 NioCorp Options for a period of three years at a price of C$0.75 per NioCorp Common Share; and (ii) on December 17, 2021, Ms. Fenga was granted 275,000 NioCorp Options for a period of three years at a price of C$1.36 per NioCorp Common Share.
(11)	As of , 2023, Mr. Peter Oliver beneficially owns 500,000 vested NioCorp Options comprised of the following: (i) on May 30, 2022, Mr. Oliver was granted 500,000 NioCorp Options for a period of three years at a price of C$1.10 per NioCorp Common Share.

Security Ownership of Certain Beneficial Owners

As of                , 2023, NioCorp is not aware of any persons that beneficially own more than 5% of the outstanding NioCorp Common Shares who does not serve as an executive officer or director of NioCorp.

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ADDITIONAL INFORMATION

NioCorp and GX file annual, quarterly and other reports, proxy statements and other information with the U.S. Securities and Exchange Commission, or the SEC, and NioCorp also files these documents and other information with applicable Canadian Securities Administrators. This joint proxy statement/prospectus incorporates by reference important business and financial information about NioCorp from documents that are not included in or delivered with this joint proxy statement/prospectus. Financial information with respect to each of NioCorp and GX can be found, respectively, in such company’s comparative annual financial statements and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for such company’s most recently completed fiscal year. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see “Where You Can Find Additional Information.” You can obtain copies of the documents incorporated by reference into this joint proxy statement/prospectus, without charge, from the SEC’s website at http://www.sec.gov or from NioCorp’s website at www.niocorp.com under the tab “Investors.” You may also obtain copies of documents filed by NioCorp with the Canadian System for Electronic Document Analysis and Retrieval, the Canadian equivalent of the SEC’s EDGAR system, at www.sedar.com.You can also request copies of such documents incorporated by reference into this joint proxy statement/prospectus (excluding all exhibits, unless an exhibit has specifically been incorporated by reference into this joint proxy statement/prospectus), without charge, by requesting them in writing or by telephone from the appropriate company at the following address and telephone number:

NioCorp Developments Ltd. 7000 S. Yosemite Street, Suite 115 Centennial, CO 80112 Attn: Corporate Secretary (855) 264-6267	GX Acquisition Corp. II 1325 Avenue of the Americas, 28th Floor New York, NY 10019 Attn: Michael G. Maselli Tel: (212) 616-3700

In addition, if you have questions about the Business Combination Agreement, the Transactions, the NioCorp Shareholder Meeting or the GX Stockholder Meeting, or if you need to obtain copies of this joint proxy statement/prospectus, proxy cards or any documents incorporated by reference in this joint proxy statement/prospectus (excluding all exhibits, unless an exhibit has specifically been incorporated by reference into this joint proxy statement/prospectus), you may contact NioCorp or GX, respectively, at the contact information listed above. You will not be charged for any of the documents you request.

If you would like to request documents from NioCorp, please do so by                              , 2023 (which is five business days before the date of the NioCorp Shareholder Meeting) in order to receive them before the NioCorp Shareholder Meeting.

If you would like to request documents from GX, please do so by                              , 2023 (which is five business days before the date of the GX Stockholder Meeting) in order to receive them before the GX Stockholder Meeting.

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LEGAL MATTERS

Blake, Cassels & Graydon LLP will opine upon the validity of the NioCorp Common Shares offered by this joint proxy statement/prospectus.

Jones Day will opine upon the validity of the NioCorp Assumed Warrants offered by this joint proxy statement/prospectus.

EXPERTS

The consolidated financial statements of NioCorp Developments Ltd. as of June 30, 2022 and 2021, and for each of the three years in the period ended June 30, 2022, incorporated by reference in this joint proxy statement/prospectus and in this Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding NioCorp Development Ltd.’s ability to continue as a going concern.

The technical report summary for the Elk Creek Project prepared in accordance with subpart 1300 of Regulation S-K (the “S-K 1300 Elk Creek Technical Report Summary”), which is filed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part and is incorporated by reference in this joint proxy statement/prospectus, and the information summarized or quoted from the S-K 1300 Elk Creek Technical Report Summary included or incorporated by reference in this joint proxy statement/prospectus have been so included or incorporated by reference with the consent of the following qualified persons, as such term is defined in Item 1300 of Regulation S-K, who prepared the S-K 1300 Elk Creek Technical Report Summary and reviewed and approved such information summarized or quoted therefrom included or incorporated by reference in this joint proxy statement/prospectus: Dahrouge Geological Consulting USA Ltd.; Understood Mineral Resources Ltd.; Optimize Group; Tetra Tech; Adrian Brown Consultants Inc.; Metallurgy Concept Solutions; Magemi Mining Inc.; L3 Process Development; A2GC; Scott Honan, M.Sc, SME-RM, NioCorp; Everett Bird, P.E., Cementation; Matt Hales, P.E., Cementation; Mahmood Khwaja, P.E., CDM Smith; Martin Lepage, P.Eng, Ing., Cementation; and Wynand Marx, M.Eng, BBE Consulting. A matrix of the sections of the S-K 1300 Elk Creek Technical Report Summary for which each qualified person is responsible is included in the S-K 1300 Elk Creek Technical Report Summary. Except for Scott Honan, none of the qualified persons is affiliated with NioCorp. Mr. Honan is the Chief Operating Officer of NioCorp.

Except for Mr. Honan, solely in his capacity as Chief Operating Officer of NioCorp, none of the above experts has or is to receive in connection with the offering, a substantial interest, direct or indirect, in NioCorp or any of its subsidiaries nor was any of them connected with NioCorp or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements of GX Acquisition Corp. II as of December 31, 2021 and for the period from September 24, 2020 (inception) through December 31, 2020, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, (which contains an explanatory paragraph relating to substantial doubt about the ability of GX Acquisition Corp. II to continue as a going concern as described in Note 1 to GX’s financial statements), appearing elsewhere in this joint proxy statement/prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

NioCorp and GX file annual, quarterly and current reports, proxy statements and other information with the SEC, and NioCorp also files these documents with the Canadian Securities Administrators. You may read and copy these reports, statements or other information filed by NioCorp or GX at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings of NioCorp and GX are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. The information contained on the SEC’s website is not incorporated by reference into this joint proxy statement/prospectus.

You may consult NioCorp’s website for more information about NioCorp at www.niocorp.com. Information included on NioCorp’s website is not incorporated by reference into this joint proxy statement/prospectus. You should not rely on such information in deciding whether to approve any proposal unless such information is in this joint proxy statement/prospectus or has been incorporated by reference into this joint proxy statement/prospectus.

NioCorp has filed with the SEC a registration statement on Form S-4, of which this joint proxy statement/prospectus is a part, under the Securities Act, to register the issuance of NioCorp Common Shares and the NioCorp Assumed Warrants in the Transactions. The registration statement, including the attached annexes and the exhibits and schedules thereto, contains additional relevant information about NioCorp, NioCorp securities and GX. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

NioCorp also files reports, statements and other information with the applicable Canadian securities regulatory authorities. NioCorp’s filings are electronically available to the public from the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR, the Canadian equivalent of the SEC’s EDGAR system, at www.sedar.com. Except as specifically incorporated by reference in this joint proxy statement/prospectus, the information contained on SEDAR is not incorporated by reference into this joint proxy statement/prospectus.

The SEC and the Canadian Securities Administrators allow NioCorp to “incorporate by reference” information into this joint proxy statement/prospectus. This means that NioCorp can disclose important information to you by referring you to another document filed separately with the SEC or the Canadian Securities Administrators. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that NioCorp has previously filed with the SEC and the Canadian Securities Administrators. They contain important information about NioCorp and its financial condition. The following documents, which were filed by NioCorp with the SEC and the Canadian Securities Administrators, are incorporated by reference into this joint proxy statement/prospectus (other than, in each case, documents or portions thereof deemed to have been furnished and not filed in accordance with SEC rules or Canadian securities laws, as applicable):

●	NioCorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on September 6, 2022, as amended by Amendment No. 1 on Form 10-K/A for the fiscal year ended June 30, 2022, filed with the SEC on October 31, 2022;
●	NioCorp’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 28, 2022 (solely those portions that were incorporated by reference into Part III of NioCorp’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended by Amendment No. 1);
●	NioCorp’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022;
●	NioCorp’s Current Reports on Form 8-K filed with the SEC on September 29, 2022, October 21, 2022 and December 15, 2022; and
●	the description of NioCorp Common Shares set forth in Exhibit 4.15 to NioCorp’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, and any subsequently filed amendments and reports filed for the purpose of updating that description.
243

●	the management information circular dated October 28, 2022 in respect of the annual general meeting of shareholders to be held on December 15, 2022; and
●	the material change report dated September 26, 2022 with respect to the announcement of the signing of the Business Combination Agreement.

In addition, NioCorp and GX each incorporate by reference additional documents that either may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this joint proxy statement/prospectus and prior to the consummation of the Transactions and NioCorp incorporates by reference additional document that it may file with the Canadian Securities Administrators under NI 51-102 on or after the date of this joint proxy statement/prospectus and prior to the consummation of the Transactions.

NioCorp has supplied all information contained in this joint proxy statement/prospectus relating to NioCorp, and GX has supplied all information contained in or incorporated by reference into this joint proxy statement/prospectus relating to GX.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.

You can obtain any of the documents incorporated by reference into this joint proxy statement/prospectus from NioCorp, GX or from the SEC through the SEC’s website at www.sec.gov and from the Canadian securities regulators through SEDAR at www.sedar.com. Documents incorporated by reference are available from NioCorp or GX without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit into this joint proxy statement/prospectus. NioCorp Shareholders and GX Stockholders may request a copy of such documents by contacting:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(855) 264-6267
Attn: Corporate Secretary

In addition, you may obtain copies of the information relating to GX, without charge, by contacting:

GX Acquisition Corp. II
1325 Avenue of the Americas, 28th Floor
New York, NY 10019
Attn: Michael G. Maselli
Tel: (212) 616-3700

NioCorp and GX have not authorized anyone to give any information or make any representation about the Transactions, the GX Stockholder Meeting, the NioCorp Shareholder Meeting or NioCorp and GX that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that NioCorp and GX have incorporated into this joint proxy statement/prospectus by reference. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus is accurate only as of the date of this document unless the information specifically indicates that another date applies, and you should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. Neither the mailing of this joint proxy statement/prospectus to shareholders nor the issuance of NioCorp Common Shares in the Transactions should create any implication to the contrary.

244

INDEX TO FINANCIAL STATEMENTS

GX ACQUISITION CORP. II

AUDITED FINANCIAL STATEMENTS:
Report of Independent Registered Public Accounting Firm (PCAOB ID Number 688)	F-2
Balance Sheets as of December 31, 2021 and 2020	F-3
Statements of Operations for the Year Ended December 31, 2021 and for the Period from September 24, 2020 (Inception) through December 31, 2020	F-4
Statements of Changes in Stockholders’ (Deficit) Equity for the Year Ended December 31, 2021 and for the Period from September 24, 2020 (Inception) through December 31, 2020	F-5
Statements of Cash Flows for the Year Ended December 31, 2021 and for the Period from September 24, 2020 (Inception) through December 31, 2020	F-6
Notes to Financial Statements	F-7

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of
GX Acquisition Corp. II

Opinion on the Financial Statements

We have audited the accompanying balance sheets of GX Acquisition Corp. II (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ (deficit) equity and cash flows for the year ended December 31, 2021 and for the period from September 24, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from September 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph - Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

New York, NY
March 25, 2022

F-2

GX ACQUISITION CORP. II
BALANCE SHEETS

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash	$725,875	$4,460
Prepaid expenses	525,369	-
Total Current Assets	1,251,244	4,460
Deferred offering costs	-	97,500
Marketable securities held in Trust Account	300,016,667	-
TOTAL ASSETS	$301,267,911	$101,960
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable and accrued expenses	$644,836	$910
Accrued offering costs	-	37,500
Promissory note - related party	-	40,000
Total Current Liabilities	644,836	78,410
Warrant liabilities	8,360,000	-
Deferred underwriting fee payable	10,500,000	-
Total Liabilities	19,504,836	78,410
Commitments and Contingencies
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 30,000,000 and no shares subject to possible redemption at redemption value as of December 31, 2021 and 2020, respectively	300,000,000	-
Stockholders’ (Deficit) Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; no shares issued or outstanding (excluding 30,000,000 shares subject to possible redemption) at December 31, 2021 and 2020, respectively	-	-
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,500,000 and 8,625,000 shares issued and outstanding at December 31, 2021 and 2020, respectively(1)	750	863
Additional paid-in capital	-	24,137
Accumulated deficit	(18,237,675)	(1,450)
Total Stockholders’ (Deficit) Equity	(18,236,925)	23,550
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$301,267,911	$101,960

(1)	Included up to 1,125,000 shares subject to forfeiture at December 31, 2020 if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the financial statements.

F-3

GX ACQUISITION CORP. II
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2021	For the Period from September 24, 2020 (Inception) through December 31, 2020
Operating costs	$1,391,322	$1,450
Loss from operations	(1,391,322)	(1,450)
Other income:
Interest earned on marketable securities held in Trust Account	16,667	-
Change in fair value of warrant liabilities	12,076,667	-
Change in fair value of over-allotment option	138,932	-
Warrant transaction costs	(744,333)	-
Total other income, net	11,487,933	-
Net income (loss)	$10,096,611	$(1,450)
Weighted average shares outstanding, Class A common stock	23,342,466	-
Basic and diluted net income (loss) per share, Class A common stock	$0.33	$-
Weighted average shares outstanding, Class B common stock	7,500,000	7,500,000
Basic and diluted net income (loss) per share, Class B common stock	$0.33	$(0.00)

The accompanying notes are an integral part of the financial statements.

F-4

GX ACQUISITION CORP. II
STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2021

	Class A Common Stock		Class B Common Stock			Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity Deficit
	Shares	Amount	Shares	Amount
Balance - September 24, 2020 (Inception)	-	$-	-		$-	$-	$-	$-
Issuance of Class B common stock to Sponsor	-	-	8,625,000		863	24,137	-	25,000
Net loss	-	-	-		-	-	(1,450)	(1,450)
Balance - December 31, 2020	-	-	8,625,000		863	24,137	(1,450)	23,550
Accretion for Class A common stock subject to redemption	-	-	-		-	(987,583)	(28,332,836)	(29,320,419)
Excess cash received over the fair value of the Private Placement Warrants	-	-	-		-	963,333	-	963,333
Forfeiture of Founder Shares	-	-	(1,125,000)		(113)	113	-	-
Net income	-	-	-	-		-	10,096,611	10,096,611
Balance - December 31, 2021	-	$-	7,500,000		$750	-	$(18,237,675)	(18,236,925)

The accompanying notes are an integral part of the financial statements.

F-5

GX ACQUISITION CORP. II
STATEMENTS OF CASH FLOWS

Cash Flows from Operating Activities:	Year Ended December 31, 2021	For the Period from September 24, 2020 (Inception) through December 31, 2020
Net income (loss)	$10,096,611	$(1,450)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(16,667)	-
Change in fair value of warrant liabilities	(12,076,667)	-
Change in fair value of over-allotment option	(138,932)	-
Warrant transaction costs	744,333	-
Changes in operating assets and liabilities:
Prepaid expenses	(525,369)	-
Accounts payable and accrued expenses	643,926	910
Net cash used in operating activities	(1,272,765)	(540)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	(300,000,000)	-
Net cash used in investing activities	(300,000,000)	-
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	294,000,000	-
Proceeds from sale of Private Placement Warrants	8,500,000	-
Proceeds from promissory note - related party	177,854	40,000
Repayment of promissory note - related party	(217,854)	-
Payment of offering costs	(465,820)	(35,000)
Net cash provided by financing activities	301,994,180	5,000
Net Change in Cash	721,415	4,460
Cash - Beginning	4,460	-
Cash - Ending	$725,875	$4,460
Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$-	$37,500
Offering costs paid by Sponsor in exchange for issuance of Founder Shares	$-	$25,000
Accretion for Class A common stock subject to possible redemption amount	$29,320,419	$-
Deferred underwriting fee payable	$10,500,000	$-
Forfeiture of founder shares	$(113)	$-

The accompanying notes are an integral part of the financial statements.

F-6

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

GX Acquisition Corp. II (the “Company”) is a blank check company incorporated in Delaware on September 24, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2021, the Company had not yet commenced any operations. All activity through December 31, 2021 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the marketable securities held in the Trust Account (as defined below).

The registration statement for the Company’s Initial Public Offering was declared effective on March 17, 2021. On March 22, 2021, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $300,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,666,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Company’s sponsor, GX Sponsor II LLC (the “Sponsor”), generating gross proceeds of $8,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on March 22, 2021, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which have been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

Transaction costs amounted to $17,025,820, consisting of $6,000,000 of underwriting fees, $10,500,000 of deferred underwriting fees ($5,000,000 upon the consummation of the business combination due to a fee reduction) and $525,820 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder

F-7

approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Company’s Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 24 months from the closing of the Initial Public Offering and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until March 22, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive their rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party

F-8

who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liquidity and Going Concern

As of December 31, 2021, the Company had $725,875 in its operating bank accounts and working capital of $806,458, which excludes franchise and income taxes payable as such amounts can be paid from the interest earned in the Trust Account.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial statements are issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

F-9

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.

Marketable Securities Held in Trust Account

At December 31, 2021, substantially all of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2021, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

F-10

At December 31, 2021, the Class A common stock reflected in the balance sheet is reconciled in the following table:

Gross proceeds	$300,000,000
Less:
Proceeds allocated to public warrants	(12,900,000)
Class A common stock issuance costs	(16,420,419)
Plus:
Accretion of carrying value to redemption value	29,320,419
Class A common stock subject to possible redemption	$300,000,000

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASBASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. See Note 11 for valuation methodology of warrants.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more -likely -than -not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income (Loss) per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per common share as the redemption value approximates fair value.

The calculation of diluted income (loss) per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement to purchase an aggregate of 15,666,667 shares of Class A common stock in the calculation of diluted income (loss) per common share, since the exercise of the warrants is contingent upon the occurrence of future events. As of December 31, 2021 and 2020, the Company did not have any dilutive

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securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income (loss) per common share is the same as basic net income (loss) per common share for the periods presented.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):

	Year Ended December 31, 2021		For the Period from September 24, 2020 (Inception) through December 31, 2020
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per common share
Numerator:
Allocation of net income (loss), as adjusted	$7,641,406	$2,455,205	$-	$(1,450)
Denominator:
Basic and diluted weighted average shares outstanding	23,342,466	7,500,000	-	7,500,000
Basic and diluted net income (loss) per common share	$0.33	$0.33	$-	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts reported in the accompanying balance sheets, primarily due to their short-term nature, except for warrant liabilities (see Note 11.)

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The impact of the adoption of ASU 2020-06 is being assessed by the Company, however no significant impact on the financial statements is anticipated.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 9).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,666,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant ($8,500,000 in the aggregate). The fair value of the warrants as of the Initial Public Offering was $1.33. The excess cash received over the fair value of the

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Private Placement Warrants was $963,333 and is reflected in additional paid-in capital on the statements of changes in stockholders’ equity for the year ended December 31, 2021. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On October 13, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 10,062,500 shares of Class B common stock (the “Founder Shares”). In February 2021, the Sponsor returned to the Company, at no cost, 1,437,500 Founder Shares, which were canceled, resulting in an aggregate of 8,625,000 Founder Shares outstanding. The Founder Shares included an aggregate of up to 1,125,000 shares that were subject to forfeiture by the Sponsor. In May 2021, the underwriter’s over-allotment option expired, and as a result, 1,125,000 Founder Shares were forfeited.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company agreed, commencing on March 17, 2021, to pay an affiliate of the Sponsor a total of $20,000 per month for office space, administrative and support services. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2021, the Company incurred and paid $200,000 in fees for these services. For the period from September 24, 2020 (inception) through December 31, 2020, the Company did not incur any fees for these services.

Promissory Note - Related Party

On September 24, 2020, the Sponsor agreed to loan the Company an aggregate of up to $500,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of June 30, 2021 or the completion of the Initial Public Offering. As of March 22, 2021, there was $217,854 outstanding under the Note, which was due on demand. The outstanding balance under the Note of $217,854 was subsequently repaid on March 23, 2021. Borrowings under the Promissory Note are no longer available.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, provide the Company working capital loans as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2021 and 2020, there were no outstanding Working Capital Loans.

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NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on March 17, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $10,500,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Consulting Agreement

The Company has engaged BTIG, LLC (“BTIG”) as an advisor in connection with a Business Combination to assist the Company in holding meetings with stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay BTIG a cash fee for such services upon the consummation of a Business Combination in an amount equal to $2,000,000. If a Business Combination is not consummated, BTIG will not be entitled to the fee.

NOTE 7. CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

Class A Common Stock - The Company is authorized to issue up to 200,000,000 shares of Class A common stock, $0.0001 par value. At December 31, 2021, there were 30,000,000 shares of Class A common stock issued and outstanding, which are subject to possible redemption and classified as temporary equity. At December 31, 2020, there were no shares of Class A common stock issued or outstanding.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock, $0.0001 par value. At December 31, 2021 and 2020, there were no preferred shares issued or outstanding.

Class B Common Stock - The Company is authorized to issue up to 20,000,000 shares of Class B common stock, $0.0001 par value. At December 31, 2021 and 2020, there were 7,500,000 and 8,625,000 shares of Class B common stock issued and outstanding, respectively. In May 2021, 1,125,000 shares were forfeited as a result of the expiration of the underwriter’s over-allotment option.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law. Holders of the Company’s common stock are entitled to one vote for each share.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis (subject to adjustment). In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B

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common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

NOTE 9. WARRANTS

Public warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The public warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The public warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the public warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination or within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may call the warrants for redemption (except as described with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
●	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the public warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of Class A common stock issuable upon exercise of the public warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the public warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of public warrants will not

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receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the public warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the public warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants will and the common shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. As of December 31, there were 10,000,000 Public Warrants and 5,666,667 Private Placement Warrants.

NOTE 10. INCOME TAX

The Company did not have any significant deferred tax assets or liabilities as of December 31, 2020.

The Company’s net deferred tax assets (liability) at December 31, 2021 are as follows:

December 31, 2021
Deferred tax assets
Net operating loss carryforward	$38,508
Startup/Organization expenses	250,170
Total deferred tax assets	288,678
Valuation allowance	(288,678)
Deferred tax assets, net of valuation allowance	$-

The income tax provision for the year ended December 31, 2021 consists of the following:

For the Year Ended December 31, 2021
Federal
Current	$-
Deferred	(288,678)
State and Local
Current	-
Deferred	-
Change in valuation allowance	288,678
Income tax provision	$-

As of December 31, 2021, the Company had $183,373 of U.S. federal and state net operating loss carryovers available to offset future taxable income. The Federal NOLs can be carried forward indefinitely.

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In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021, the change in the valuation allowance was $288,678.

A reconciliation of the federal income tax rate to the Company’s effective tax rate for the year ended December 31, 2021 is as follows:

For the Year Ended December 31, 2021
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of warrant liabilities	(25.1)%
Change in fair value of over-allotment option	(0.3)%
Warrant transaction costs	1.5%
Valuation allowance	2.9%
Income tax provision	0.0%

The Company files income tax returns in the U.S. federal and New York jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination.

NOTE 11. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

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The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$300,016,667
Liabilities:
Warrant Liability - Public Warrants	1	5,300,000
Warrant Liability - Private Placement Warrants	3	3,060,000

Warrants

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the accompanying balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within gain on warrants liabilities in the statements of operations.

The public warrants and Private Placement Warrants were initially valued using a Monte Carlo Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Monte Carlo model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the public warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Placement Warrants. For periods subsequent to the detachment of the public warrants from the Units, the close price of the public warrant price was used as the fair value as of each relevant date.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and public warrants were as follows at initial measurement at March 22, 2021, and for the Private Placement Warrants at December 31, 2021:

Input	March 22, 2021 (Initial Measurement)	December 31, 2021
Risk-free interest rate	1.04%	1.33%
Trading days per year	250	250
Expected volatility	13.0%	8.0%
Exercise price	$11.50	$11.50
Stock Price	$9.57	$9.69

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$-	$-	$-
Initial fair value as of March 22, 2021	7,536,667	12,900,000	20,436,667
Change in valuation inputs or other assumptions	(4,476,667)	(3,700,000)	(8,176,667)
Transfer to Level 1		(9,200,000)	(9,200,000)
Fair value as of December 31, 2021	$3,060,000	$-	$3,060,000

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the public warrants that transferred from a Level 3 measurement to a Level 1 fair value measurement during the year ended December 31, 2021 was $9,200,000. There were no other transfers to/from Levels 1, 2, and 3 during the year ended December 31, 2021.

Over-allotment Option

Upon the closing of the Initial Public Offering on March 22, 2021, the Company granted the underwriters a 45-day option to purchase up to an additional 4,500,000 units at the initial public offering price to cover over-allotments, if any. The over-allotment option was classified as a liability under ASC 480 and measured at fair value at inception. Changes in fair value of $138,932 were recognized and presented in the statement of operations. The underwriters did not exercise their over-allotment option before the expiration date and as a result 1,125,000 Founder Shares were forfeited, and the over-allotment option liability was derecognized.

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NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

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GX ACQUISITION CORP. II
CONDENSED BALANCE SHEETS

	September 30, 2022	December 31, 2021
ASSETS	(Unaudited)	(Audited)
Current assets
Cash	$13,256	$725,875
Prepaid expenses	235,343	525,369
Prepaid income taxes	229,403
Total Current Assets	478,002	1,251,244

Marketable securities held in Trust Account	300,912,070	300,016,667
TOTAL ASSETS	$301,390,072	$301,267,911

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued expenses	$4,554,655	$644,836
Total Current Liabilities	4,554,655	644,836

Warrant liabilities	1,566,667	8,360,000
Deferred underwriting fee payable	10,500,000	10,500,000
Total Liabilities	16,621,322	19,504,836

Commitments and Contingencies

Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 30,000,000 shares subject to possible redemption at redemption value as of September 30, 2022 and December 31, 2021	300,882,070	300,000,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; no shares issued or outstanding (excluding 30,000,000 shares subject to possible redemption) at September 30, 2022 and December 31, 2021	-	-
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,500,000 shares issued and outstanding at September 30, 2022 and December 31, 2021	750	750
Additional paid-in capital	-	-
Accumulated deficit	(16,114,070)	(18,237,675)
Total Stockholders’ Deficit	(16,113,320)	(18,236,925)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$301,390,072	$301,267,911

The accompanying notes are an integral part of the unaudited condensed financial statements.

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GX ACQUISITION CORP. II
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating costs	$4,037,396	$414,786	$5,233,040	$793,736
Loss from operations	(4,037,396)	(414,786)	(5,233,040)	(793,736)

Other income (expense):
Interest earned on marketable securities held in Trust Account	1,388,045	3,860	1,740,979	10,329
Unrealized loss on marketable securities held in Trust Account	(1,741)	-	-	-
Change in fair value of warrant liabilities	626,666	6,436,666	6,793,333	12,233,333
Warrant transaction costs	-	-	-	(744,333)
Total other income, net	2,012,970	6,440,526	8,534,312	11,499,329

(Loss) Income before provision for income taxes	(2,024,426)	6,025,740	3,301,272	10,705,593
Provision for income taxes	(291,106)	-	(295,597)	-
Net (loss) income	$(2,315,532)	$6,025,740	$3,005,675	$10,705,593

Weighted average shares outstanding, Class A common stock	30,000,000	30,000,000	30,000,000	21,098,901
Basic and diluted net (loss) income per share, Class A common stock	$(0.06)	$0.16	$0.08	$0.37
Weighted average shares outstanding, Class B common stock	7,500,000	7,500,000	7,500,000	7,500,000
Basic and diluted net (loss) income per share, Class B common stock	$(0.06)	$0.16	$0.08	$0.37

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-21

GX ACQUISITION CORP. II
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - January 1, 2022	-	$-	7,500,000	$750	$-	$(18,237,675)	$(18,236,925)

Net income	-	-	-	-	-	3,526,535	3,526,535

Balance - March 31, 2022	-	-	7,500,000	750	-	(14,711,140)	(14,710,390)

Remeasurement for Class A common stock subject to possible redemption value	-	-	-	-	-	(70,766)	(70,766)

Net income	-	-	-	-	-	1,794,672	1,794,672
Balance as of September 30, 2022			7,500,000	750		(12,987,234)	(12,986,484)
Remeasurement for Class A common stock subject to possible redemption value						(811,304)	(811,304)
Net Loss						(2,315,532)	(2,315,532)
Balance – September 30, 2022	-	$-	7,500,000	$750	$-	$(16,114,070)	$(16,113,320)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

	Class A Common Stock		Class B Common Stock		Additional Paid-in	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance - January 1, 2021	-	$-	8,625,000	$863	$24,137	$(1,450)	$23,550

Remeasurement for Class A common stock subject to possible redemption value	-	-	-	-	(987,470)	(28,194,017)	(29,181,487)

Excess cash received over the fair value of the private warrants	-	-	-	-	963,333	-	963,333

Net loss	-	-	-	-	-	(252,325)	(252,325)

Balance - March 31, 2021	-	-	8,625,000	863	-	(28,447,792)	(28,446,929)

Forfeiture of Founder Shares	-	-	(1,125,000)	(113)	113	-	-

Remeasurement for Class A common stock subject to possible redemption value	-	-	-	-	(113)	113	-

Net income	-	-	-	-	-	4,932,178	4,932,178
Balance - June 30, 2021	-	-	7,500,000	750	-	(23,515,501)	(23,514,751)

Net income	-	-	-	-	-	6,025,740	6,025,740
Balance - September 30, 2021	-	-	$7,500,000	$750	$-	$(17,489,761)	$(17,489,011)

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-22

GX ACQUISITION CORP. II
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities:
Net income	$3,005,675	$10,705,593
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(1,740,979)	(10,329)
Change in fair value of warrant liabilities	(6,793,333)	(12,233,333)
Warrant transaction costs	-	744,333
Changes in operating assets and liabilities:
Prepaid expenses	290,026	(660,631)
Prepaid income taxes	(229,403)	-
Accounts payable and accrued expenses	3,909,819	289,090
Net cash used in operating activities	(1,558,195)	(1,165,277)

Cash Flows from Investing Activities:
Investment of cash into Trust Account	-	(300,000,000)
Cash withdrawn from Trust Account to pay franchise taxes and income taxes	845,576	-
Net cash provided by (used in) investing activities	845,576	(300,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	-	294,000,000
Proceeds from sale of Private Placement Warrants	-	8,500,000
Proceeds from promissory note - related party	-	177,854
Repayment of promissory note - related party	-	(217,854)
Payment of offering costs	-	(465,820)
Net cash provided by financing activities	-	301,994,180

Net Change in Cash	(712,619)	828,903
Cash - Beginning	725,875	4,460
Cash – Ending	$13,256	$833,363

Non-cash investing and financing activities:
Deferred underwriting fee payable	$-	$10,500,000
Forfeiture of Founder Shares	$-	$113
Remeasurement for Class A common stock subject to possible redemption	$882,070	$29,181,487

Supplemental information
Income taxes paid	$525,000	$-

The accompanying notes are an integral part of the unaudited condensed financial statements.

F-23

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2022

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

GX Acquisition Corp. II (the “Company”) is a blank check company incorporated in Delaware on September 24, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses (the “Business Combination”). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2022, the Company had not yet commenced any operations. All activity through September 30, 2022 relates to the Company’s formation, the initial public offering (the “Initial Public Offering”), which is described below, and identifying a target company for a Business Combination, including the Transaction (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the marketable securities held in the Trust Account (as defined below).

The registration statement for the Company’s Initial Public Offering was declared effective on March 17, 2021. On March 22, 2021, the Company consummated the Initial Public Offering of 30,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $300,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,666,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to the Company’s sponsor, GX Sponsor II LLC (the “Sponsor”), generating gross proceeds of $8,500,000, which is described in Note 4.

Following the closing of the Initial Public Offering on March 22, 2021, an amount of $300,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) which have been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

Transaction costs amounted to $17,025,820, consisting of $6,000,000 of underwriting fees, $10,500,000 of deferred underwriting fees ($5,000,000 in the event of the consummation of the Transaction, as defined below, due to a fee reduction as described in Note 6) and $525,820 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of signing a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not

F-24

previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

F-25

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against the proposed Business Combination.

Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Company’s Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within 24 months from the closing of the Initial Public Offering and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until March 22, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive their rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

F-26

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay our taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Business Combination Agreement

On September 25, 2022, the Company, NioCorp Developments Ltd., a company organized under the laws of the Province of British Columbia (“NioCorp”) and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of NioCorp (“Merger Sub”), entered into a business combination agreement (the “Business Combination Agreement”). The transactions contemplated by the Business Combination Agreement and the Ancillary Agreements (as defined below) are referred to, collectively as the “Transaction.”

Pursuant to the Business Combination Agreement, among other transactions, the following transactions will occur: (i) Merger Sub will merge with and into the Company with the Company surviving the merger (the “First Merger”); (ii) all Public Shares in the Company that are held by stockholders who have not elected to exercise their redemption rights in connection with the Transaction (the “Non-Redeeming Public Stockholders”) shall be converted into shares of Class A common stock in the Company (such shares, the “First Merger Class A Shares”), as the surviving company in the First Merger; (iii) NioCorp will purchase all First Merger Class A Shares in exchange for common shares, no par value, of NioCorp(“NioCorp Common Shares”) (the “Exchange”); (iv) NioCorp will assume the Company’s warrant agreement (the “Warrant Agreement”) and each Company warrant that was issued and outstanding immediately prior to the effective time of the Exchange will be converted into a warrant to acquire NioCorp Common Shares (a “NioCorp Assumed Warrant”); (v) all of the First Merger Class A Shares will be contributed by NioCorp to 0896800 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a direct, wholly owned subsidiary of NioCorp (“Intermediate Holdco”), in exchange for additional shares of Intermediate Holdco, resulting in the Company becoming a direct subsidiary of Intermediate Holdco; (vi) Elk Creek Resources Corporation, a Nebraska corporation and a direct, wholly owned subsidiary of Intermediate Holdco (“ECRC”), will merge with and into the Company with the Company surviving the merger as a direct subsidiary of Intermediate Holdco (the “Second Merger”); and (vii) following the effective time of the Second Merger, each of NioCorp and the Company, as the surviving company of the Second Merger, will effectuate a reverse stock split with the ratio to be mutually agreed by the parties.

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each Public Share that is held by a Non-Redeeming Public Stockholder shall be converted into one First Merger Class A Share. In connection with the Exchange, NioCorp will exercise its unilateral option to purchase each First Merger Class A Share in exchange for 11.1829212 NioCorp Common Shares. As a result, each Non-Redeeming Public Stockholder will ultimately be issued NioCorp Common Shares. Upon consummation of the Second Merger, each of the First Merger Class A Shares will be converted into 11.1829212 shares of Class A common stock of the Company (each, a “Second Merger Class A Share”), as the surviving company in the Second Merger.

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each Founder Share in the Company (other than certain shares that may be forfeited in accordance with the support agreement entered into by and among the Company, NioCorp, the Sponsor, and the directors and officers of the Company on September 25, 2022, concurrently with the execution of the Business Combination Agreement) will be converted into one share of Class B common stock in the Company (such shares, the “First Merger Class B Shares”), as the surviving company in the First Merger. Upon consummation of the Second Merger, each of the First Merger Class B Shares will be converted into

F-27

11.1829212 shares of Class B common stock of the Company (each, a “Second Merger Class B Share”), as the surviving company in the Second Merger, in a private placement. Each Second Merger Class B Share will be exchangeable into NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement (further described below).

Pursuant to the Business Combination Agreement, in connection with the First Merger and the assumption by NioCorp of the Warrant Agreement, each Company warrant that is issued and outstanding immediately prior to the effective time of the Exchange will be converted into one NioCorp Assumed Warrant pursuant to the Warrant Agreement. Each NioCorp Assumed Warrant will be exercisable solely for NioCorp Common Shares, and the number of NioCorp Common Shares subject to each NioCorp Assumed Warrant will be equal to the number of shares of the Company common stock subject to the applicable Company warrant multiplied by 11.1829212, with the applicable exercise price adjusted accordingly.

Following the effective time of the Second Merger, NioCorp will effectuate a reverse stock split of the issued NioCorp Common Shares, and the Company will effectuate a proportionate reverse stock split of the Second Merger Class A Shares and the Second Merger Class B Shares at a to-be-determined ratio.

The Business Combination Agreement may be terminated by the Company or NioCorp under certain circumstances, and NioCorp must pay the Company a termination fee in specified circumstances. As a result of the Transaction, the Company will become a subsidiary of NioCorp.

The Company, NioCorp, the Sponsor and certain directors and officers of the Company (“GXII Holders”) agreed to vote in favor of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Company Charter”), the Transaction and other proposals that are necessary to effectuate the Transaction. The closing of the Transaction (the “Closing”) with NioCorp is expected to occur in the first quarter of 2023.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, a vote by stockholders to extend the period of time to complete a Business Combination or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with a Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination, including the Transaction.

At this time, it has been determined that none of the IR Act tax provisions have an impact to the Company’s fiscal 2022 tax provision. The Company will continue to monitor for updates to the Company’s business along with guidance

F-28

issued with respect to the IR Act to determine whether any adjustments are needed to the Company’s tax provision in future periods.

Liquidity and Going Concern

As of September 30, 2022, the Company had $13,256 in its operating bank accounts and a working capital deficit of $4,276,056, which excludes $912,070 of income earned on the Trust Account, which may be used to pay franchise and income taxes payable. The deficit was primarily due to legal accruals of $4.4 million which are to be paid upon the consummation of the Business Combination.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the date that these financial statements are issued.

In connection with the Company’s assessment of going concern considerations in accordance with the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company and has until March 22, 2023, to consummate a Business Combination, including the Transaction. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date and an extension of the period of time the Company has to complete a Business Combination has not been approved by the Company’s stockholders, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that mandatory liquidation, should a Business Combination not occur, and an extension not approved by the stockholders of the Company, and potential subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after March 22, 2023. The Company intends to continue to complete a Business Combination, including the Transaction, before the mandatory liquidation date. The Company is within 12 months of its mandatory liquidation date as of November 9, 2022.

F-29

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2022

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC on March 25, 2022, which contained the audited financial statements and notes thereto. The interim results for the three and nine months ended September 30, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F-30

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
september 30, 2022

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2022 and December 31, 2021.

Marketable Securities Held in Trust Account

At September 30, 2022 and December 31, 2021, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest earned on marketable securities held in Trust Account in the accompanying condensed statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information. At September 30, 2022, the Company has withdrawn $845,576 of interest income from the Trust Account to pay certain tax obligations.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Shares of common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at September 30, 2022 and December 31, 2021, Class A common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

At September 30, 2022 and December 31, 2021, the Class A common stock subject to possible redemption reflected in the condensed balance sheets are reconciled in the following table:

Gross proceeds	$300,000,000
Less:
Proceeds allocated to Public Warrants	(12,900,000)
Class A common stock issuance costs	(16,420,419)
Plus:
Remeasurement of carrying value to redemption value	29,320,419
Class A common stock subject to possible redemption at December 31, 2021	$300,000,000
Plus:
Remeasurement of carrying value to redemption value	882,070
Class A common stock subject to possible redemption at September 30, 2022	$300,822,070
F-31

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent reporting period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the condensed statements of operations. The Company has determined that the Public Warrants and Private Warrants should be accounted for as liabilities. See Note 9 for valuation methodology of warrants.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of September 30, 2022 and December 31, 2021, the Company’s deferred tax asset had a full valuation allowance recorded against it. The effective tax rate was 14.38% and 0.00% for the three months ended September 30, 2022 and 2021, respectively, and 8.95% and 0.00% for the nine months ended September 30, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and nine months ended September 30, 2022 and 2021, due to changes in fair value in warrant liabilities, transaction costs allocated to warrants, and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more -likely -than -not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure, and transition. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of common shares outstanding for the period. Accretion associated with the redeemable shares of Class A common stock is excluded from earnings per common share as the redemption value approximates fair value.

F-32

The calculation of diluted (loss) income per common share does not consider the effect of the warrants issued in connection with the (i) Initial Public Offering, and (ii) the private placement to purchase an aggregate of 15,666,667 shares of Class A common stock in the calculation of diluted (loss) income per common share, since the exercise of the warrants is contingent upon the occurrence of future events. As of September 30, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net (loss) income per common share is the same as basic net (loss) income per common share for the periods presented.

F-33

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

The following table reflects the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):

	Three Months Ended September 30,
	2022		2021
	Class A	Class B	Class A	Class B
Basic and diluted net (loss) income per common share
Numerator:
Allocation of net (loss) income	$(1,852,426)	$(463,106)	$4,820,592	$1,205,148
Denominator:
Basic and diluted weighted average shares outstanding	30,000,000	7,500,000	30,000,000	7,500,000
Basic and diluted net (loss) income per common share	$(0.06)	$(0.06)	$0.16	$0.16

	Nine Months Ended September 30,
	2022		2021
	Class A	Class B	Class A	Class B
Basic and diluted net income per common share
Numerator:
Allocation of net income	$2,404,540	$601,135	$7,898,074	$2,807,519
Denominator:
Basic and diluted weighted average shares outstanding	30,000,000	7,500,000	21,098,910	7,500,000
Basic and diluted net income per common share	$0.08	$0.08	$0.37	$0.37

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Corporation coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts reported in the accompanying condensed balance sheets, primarily due to their short-term nature, except for warrant liabilities (see Note 10.)

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The impact of the adoption of ASU 2020-06 is being assessed by the Company, however no significant impact on the financial statements is anticipated.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 30,000,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one

F-34

redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share (see Note 9).

F-35

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,666,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant ($8,500,000 in the aggregate). The fair value of the warrants as of the Initial Public Offering was $1.33. The excess cash received over the fair value of the private warrants was $963,333 and is reflected in additional paid-in capital on the condensed statements of changes in stockholders’ deficit during the three and nine months ended September 30, 2022. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at a price of $11.50 per share. The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On October 13, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 10,062,500 shares of Class B common stock (the “Founder Shares”). In February 2021, the Sponsor returned to the Company, at no cost, 1,437,500 Founder Shares, which were canceled, resulting in an aggregate of 8,625,000 Founder Shares outstanding. The Founder Shares included an aggregate of up to 1,125,000 shares that were subject to forfeiture by the Sponsor. In May 2021, the underwriter’s over-allotment option expired, and as a result, 1,125,000 Founder Shares were forfeited.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company agreed, commencing on March 17, 2021, to pay an affiliate of the Sponsor a total of $20,000 per month for office space, administrative and support services. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and nine months ended September 30, 2022, the Company incurred $60,000 and $180,000 and paid $60,000 and $160,000, respectively, in fees for these services. For the three and nine months ended September 30, 2021, the Company incurred and paid $60,000 and $140,000, respectively, in fees for these services.

Promissory Note - Related Party

On September 24, 2020, the Sponsor agreed to loan the Company an aggregate of up to $500,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of June 30, 2021 or the completion of the Initial Public Offering. The outstanding balance under the Note of $217,854 was subsequently repaid on March 23, 2021. Borrowings under the Promissory Note are no longer available.

F-36

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2022

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s directors and officers may, but are not obligated to, provide the Company Working Capital Loans as may be required. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of September 30, 2022 and December 31, 2021, there were no outstanding Working Capital Loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration Rights

Pursuant to a registration rights agreement entered into on March 17, 2021, the holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Agreement

On September 25, 2022, the Company, NioCorp and Merger Sub entered into the Business Combination Agreement. As a result of the Transaction, the Company will become a subsidiary of NioCorp.

The terms of the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions and other terms relating to the Transaction, are summarized below.

Structure

Pursuant to the Business Combination Agreement, among other transactions, the following transactions will occur: (i) Merger Sub will merge with and into the Company with the Company surviving the merger, referred to as the First Merger; (ii) all Public Shares of the Company that are held by the Non-Redeeming Public Stockholders shall be converted into First Merger Class A Shares in the Company, as the surviving company in the First Merger; (iii) NioCorp will purchase all First Merger Class A Shares in exchange for NioCorp Common Shares, referred to as the Exchange; (iv) NioCorp will assume the Warrant Agreement and each Company warrant that was issued and outstanding immediately prior to the effective time of the Exchange will be converted into a NioCorp Assumed Warrant; (v) all of the First Merger Class A Shares will be contributed by NioCorp to Intermediate Holdco, in exchange for additional shares of Intermediate Holdco, resulting in the Company becoming a direct subsidiary of Intermediate Holdco; (vi) ECRC will merge with and into the Company with the Company surviving the merger as a direct subsidiary of Intermediate Holdco, referred to as the Second Merger; and (vii) following the effective time of the Second Merger, each of NioCorp and the Company, as the surviving company of the Second Merger, will effectuate a reverse stock split, with the ratio to be mutually agreed by the parties.

F-37

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Consideration

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each Public Share that is held by a Non-Redeeming Public Stockholder shall be converted into one First Merger Class A Share. In connection with the Exchange, NioCorp will exercise its unilateral option to purchase each First Merger Class A Share in exchange for 11.1829212 NioCorp Common Shares. As a result, each Non-Redeeming Public Stockholder will ultimately be issued NioCorp Common Shares. Upon consummation of the Second Merger, each of the First Merger Class A Shares will be converted into 11.1829212 Second Merger Class A Shares of the Company, as the surviving company in the Second Merger.

Pursuant to the Business Combination Agreement, upon consummation of the First Merger, each Founder Share in the Company (other than certain shares that may be forfeited in accordance with the support agreement entered into by and among the Company, NioCorp, the Sponsor, and the directors and officers of the Company on September 25, 2022, concurrently with the execution of the Business Combination Agreement) will be converted into one First Merger Class B Share in the Company, as the surviving company in the First Merger. Upon consummation of the Second Merger, each of the First Merger Class B Shares will be converted into 11.1829212 Second Merger Class B Shares of the Company, as the surviving company in the Second Merger, in a private placement. Each Second Merger Class B Share will be exchangeable into NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement (further described below).

Pursuant to the Business Combination Agreement, in connection with the First Merger and the assumption by NioCorp of the Warrant Agreement, each Company warrant that is issued and outstanding immediately prior to the effective time of the Exchange will be converted into one NioCorp Assumed Warrant pursuant to the Warrant Agreement. Each NioCorp Assumed Warrant will be exercisable solely for NioCorp Common Shares, and the number of NioCorp Common Shares subject to each NioCorp Assumed Warrant will be equal to the number of shares of the Company common stock subject to the applicable Company warrant multiplied by 11.1829212, with the applicable exercise price adjusted accordingly.

Following the effective time of the Second Merger, NioCorp will effectuate a reverse stock split of the issued NioCorp Common Shares, and the Company will effectuate a proportionate reverse stock split of the Second Merger Class A Shares and the Second Merger Class B Shares at a to-be-determined ratio.

The Company’s units, Public Shares, and Public Warrants are currently listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “GXIIU”, “GXII” and “GXIIW”, respectively. The NioCorp Common Shares are traded on the TSX under the symbol “NB” and on the OTC Markets trading platform under the symbol “NIOBF”. NioCorp currently anticipates that, following the Transaction, the NioCorp Common Shares will trade on Nasdaq and will continue to trade on the TSX. In addition, NioCorp anticipates that, following the Transaction, the NioCorp Assumed Warrants will trade on Nasdaq. NioCorp intends to apply for listing of the NioCorp Common Shares and NioCorp Assumed Warrants on Nasdaq. See “Closing Conditions” below. Neither Nasdaq nor the TSX has conditionally approved any NioCorp listing application in connection with the Transaction and there is no assurance that such exchanges will approve the listing applications.

Closing

The Closing will be no later than the second business day following the satisfaction or waiver of all of the closing conditions in the Business Combination Agreement (the “Closing Date”). It is expected that the Closing will occur in the first quarter of 2023.

F-38

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Termination and Termination Fees

The Business Combination Agreement may be terminated by the Company or NioCorp under certain circumstances. Upon termination, in specified circumstances, NioCorp must pay the Company a termination fee of $15,000,000 (the “Base Termination Fee”). Such specified circumstances include, among others, termination of the Business Combination Agreement by NioCorp in order to enter into an agreement providing for a superior proposal, termination by the Company for a change of recommendation of the NioCorp Board, or a material breach of certain of NioCorp’s covenants relating to soliciting acquisition proposals.

In addition, the Business Combination Agreement provides that, upon termination of the Business Combination Agreement in specified circumstances, NioCorp is required to pay a termination fee in the amount of $25,000,000 (the “Intentional Breach Termination Fee”). Such specified circumstances include, among others, termination by the Company as a result of a willful and material breach by NioCorp such that certain conditions to Closing would not be satisfied at Closing (subject to a cure period), or as a result of NioCorp’s failure to consummate the closing of the Transaction within five business days after all the conditions to Closing have been satisfied and the Company has irrevocably confirmed in writing that it is prepared to consummate the Closing.

The Business Combination Agreement further provides that, upon a termination of the Business Combination Agreement whereupon the Company will be entitled to the Base Termination Fee or the Intentional Breach Termination Fee, NioCorp is also required to pay an amount equal to the sum of all documented and reasonable out-of-pocket expenses paid or payable by the Company and the Sponsor in connection with the Business Combination Agreement and the Transaction, not to exceed $5,000,000.

Pursuant to the Business Combination Agreement, in no event will the Company be entitled to both the Base Termination Fee and the Intentional Breach Termination Fee.

Closing Conditions

The consummation of the Transaction is subject to the satisfaction or waiver of certain customary closing conditions contained in the Business Combination Agreement, including, among other things, (i) obtaining required approvals of the Transaction and related matters by the respective shareholders of the Company and NioCorp, (ii) the effectiveness of the registration statement of NioCorp on Form S-4 registering the issuance of certain NioCorp securities in connection with the Transaction, (iii) receipt of approval for listing the NioCorp Common Shares to be issued in connection with the Transaction on Nasdaq, subject to notice of issuance, (iv) receipt of approval for listing the NioCorp Assumed Warrants to be issued in connection with the Transaction on Nasdaq, subject to notice of issuance, (v) receipt of approval from the TSX with respect to the issuance and listing of the NioCorp Common Shares issuable in connection with the Transaction, (vi) that NioCorp and its subsidiaries (including the Company, as the surviving company of the Second Merger) will have at least $5,000,001 of net tangible assets upon the consummation of the Transaction and after payment of underwriters’ fees or commissions, (vii) that, at Closing, NioCorp and its subsidiaries (including the Company, as the surviving company of the Second Merger) will have received cash in an amount equal to or greater than $15,000,000, in connection with the Transaction, subject to certain adjustments and (viii) the absence of any injunctions enjoining or prohibiting the consummation of the Business Combination Agreement.

Registration Rights Agreement and Lock-Up

Pursuant to the Business Combination Agreement, in connection with the Closing, the Company, the Sponsor, in its capacity as a stockholder of the Company, the directors and officers of the Company (the “GXII Holders”), the directors and officers of NioCorp (the “NioCorp Holders” and, together with the Sponsor and the GXII Holders, the “Holders”) will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, NioCorp will be obligated to file a shelf registration statement to register the resale of certain securities of NioCorp held by the Holders after the Closing. The Registration Rights Agreement will also provide the Holders with certain “demand” and “piggy-back” registration rights, subject to certain requirements and customary conditions.

F-39

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

In addition, the Registration Rights Agreement will provide that the Sponsor and the NioCorp Holders will be subject to “lock-up” restrictions on transfer of NioCorp securities held by them after the Closing for the period beginning on the Closing Date and ending on the earlier of (i) one year after the Closing and (ii) subsequent to the Closing (a) the date on which the volume-weighted average price of the NioCorp Common Shares on the principal securities exchange or market on which such securities are then traded has equaled or exceeded the quotient of $13.42 per share divided by 11.1829212 (as adjusted for stock splits (including the reverse stock split), recapitalizations and similar events) for 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (b) the date on which NioCorp completes a liquidation, merger, capital stock exchange, reorganization or similar transaction that results in all of NioCorp’s shareholders having the right to exchange their NioCorp Common Shares for cash, securities or other property.

Exchange Agreement

Pursuant to the Business Combination Agreement, in connection with the Closing, the Company, the Sponsor and NioCorp will enter into an exchange agreement (the “Exchange Agreement”), pursuant to which, among other things, the Sponsor will be entitled to exchange any or all of its shares of Second Merger Class B Shares in the Company for NioCorp Common Shares on a one-for-one basis, subject to certain equitable adjustments, in accordance with the terms of the Exchange Agreement. Under certain circumstances, and subject to certain exceptions, NioCorp may instead settle all or a portion of any exchange pursuant to the terms of the Exchange Agreement in cash, in lieu of NioCorp Common Shares, based on a volume-weighted average price of NioCorp Common Shares.

GXII Support Agreement

On September 25, 2022, concurrently with the execution of the Business Combination Agreement, the Company, NioCorp, the Sponsor, and the GXII Holders entered into a support agreement (the “GXII Support Agreement”), pursuant to which the Sponsor and the GXII Holders agreed, among other things, to vote in favor of (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “GXII Charter”) to eliminate the automatic conversion of shares of Class B Common Stock of the Company, all of which are held by the Sponsor, into Class A common stock of the Company at the time of a Business Combination (as defined in the GXII Charter), (ii) the Transaction, and (iii) any other proposals that are necessary to effectuate the Transaction. With respect to certain Second Merger Class B Shares that are subject to an earnout period, the Sponsor and the GXII Holders also agreed not to transfer such shares until NioCorp Common Shares achieve a trading price exceeding certain dollar thresholds set forth in the GXII Support Agreement, subject to the terms and conditions contemplated by the GXII Support Agreement. Such shares will be forfeited if the NioCorp Common Shares do not achieve the specified trading prices prior to the tenth anniversary of the Closing Date.

NioCorp Support Agreement

On September 25, 2022, concurrently with the execution of the Business Combination Agreement, the Company, NioCorp and the NioCorp Holders entered into a support agreement (the “NioCorp Support Agreement” and, collectively with the Registration Rights Agreement, the Exchange Agreement, and the GXII Support Agreement, the “Ancillary Agreements”), pursuant to which the NioCorp Holders agreed, among other things, to vote in favor of (i) the issuance of the NioCorp securities issuable in connection with the Transaction, (ii) an amendment to the articles of NioCorp, as amended effective January 27, 2015, to comply with applicable listing requirements of Nasdaq, and (iii) any other proposals that are necessary to effectuate the Transaction.

The Business Combination Agreement and the Ancillary Agreements are further described in the Company’s Current Report on Form 8-K filed with the SEC on September 29, 2022. The forgoing descriptions of each of the Business Combination Agreement and the Ancillary Agreements are qualified in their entirety by reference to the full text of such agreement filed as an exhibit to the Company’s Quarterly Report for the quarter ended September 30, 2022.

F-40

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
SEPTEMBER 30, 2022

Underwriting Agreement

The underwriters of the Initial Public Offering of the Company were initially entitled to a deferred fee of $0.35 per Unit, or $10,500,000 in the aggregate. On September 6, 2022, the Company entered into a fee reduction agreement with the underwriters where the underwriters have agreed to forfeit $5,500,000 of the aggregate $10,500,000 deferred fee contingent upon the Closing. Upon the Closing, the deferred fee will be paid to the underwriters as follows: (1) $2,000,000 in cash from the amounts held in the Trust Account and (2) $3,000,000 in NioCorp Common Shares, subject to the terms of the underwriting agreement.

Advisory Agreement

The Company has engaged BTIG, LLC (“BTIG”) as an advisor in connection with a Business Combination to assist the Company in holding meetings with stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company initially agreed to pay BTIG a cash fee for such services upon the consummation of a Business Combination in an amount equal to $2,000,000. On September 14, 2022, the Company entered into a fee reduction agreement with BTIG, pursuant to which BTIG agreed to forfeit its right to receive $1,047,618 of the advisory fee contingent upon the Closing. Upon the Closing, the advisory fee will become payable in $382,382 in cash and $570,000 in NioCorp Common Shares. If the Transaction is not consummated, BTIG will not be entitled to the advisory fee.

NOTE 7. CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION

Class A Common Stock - The Company is authorized to issue up to 200,000,000 shares of Class A common stock, $0.0001 par value. At September 30, 2022 and December 31, 2021, there were 30,000,000 shares of Class A common stock issued and outstanding, which are subject to possible redemption and classified as temporary equity.

F-41

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2022

NOTE 8. STOCKHOLDERS’ DEFICIT

Preferred Stock - The Company is authorized to issue 1,000,000 shares of preferred stock, $0.0001 par value. At September 30, 2022 and December 31, 2021, there was no preferred stock issued or outstanding.

Class B Common Stock - The Company is authorized to issue up to 20,000,000 shares of Class B common stock, $0.0001 par value. At September 30, 2022 and December 31, 2021, there were 7,500,000 shares of Class B common stock issued and outstanding. In May 2021, 1,125,000 shares were forfeited as a result of the expiration of the underwriter’s over-allotment option.

Holders of Class A common stock and Class B common stock will vote together as a single class on all other matters submitted to a vote of stockholders, except as required by law. Holders of the Company’s common stock are entitled to one vote for each share.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis (subject to adjustment). In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination, and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company).

NOTE 9. WARRANTS

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination or within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

F-42

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
september 30, 2022

Once the warrants become exercisable, the Company may call the warrants for redemption (except as described with respect to the Private Placement Warrants):

in whole and not in part;

at a price of $0.01 per warrant;

upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before the Company sends to the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the Warrant Agreement. The exercise price and number of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants. As of September 30, 2022 and December 31, 2021, there were 10,000,000 Public Warrants and 5,666,667 Private Placement Warrants outstanding.

F-43

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
september 30, 2022

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:	Unobservable inputs based on management’s assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at September 30, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	September 30, 2022	December 31, 2021
Assets:
Marketable securities held in Trust Account	1	$300,912,070	$300,016,667

Liabilities:
Warrant Liability - Public Warrants	1	1,000,000	5,300,000
Warrant Liability - Private Placement Warrants	3	566,667	3,060,000

Warrants

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the accompanying condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statements of operations.

F-44

GX ACQUISITION CORP. II
NOTES TO CONDENSED FINANCIAL STATEMENTS
september 30, 2022

The Public Warrants and Private Placement Warrants were initially valued using a Monte Carlo Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Monte Carlo model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the public warrants for periods where no observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Placement Warrants. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the public warrant was used as the fair value as of each relevant date.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants were as follows at September 30, 2022 and December 31, 2021:

Input	September 30, 2022	December 31, 2021
Risk-free interest rate	4.17%	1.33%
Trading days per year	250	250
Term (in years)	5.0%	5.0%
Expected volatility	0.0%	8.0%
Exercise price	$11.50	$11.50
Stock Price	$9.81	$9.69

The following table presents the changes in the fair value of Level 3 warrant liabilities:

Private Placement
Fair value as of December 31, 2021	$3,060,000
Change in valuation inputs or other assumptions	(1,586,667)
Fair value as of March 31, 2022	1,473,333
Change in valuation inputs or other assumptions	(680,000)
Fair value as of September 30, 2022	793,333
Change in valuation inputs or other assumptions	(266,666)
Fair Value as of September 30, 2022	$566,667

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to/from Levels 1, 2, or 3 during the three-month period ended September 30, 2022.

Over-allotment Option

Upon the closing of the Initial Public Offering on March 22, 2021, the Company granted the underwriters a 45-day option to purchase up to an additional 4,500,000 units at the Initial Public Offering price to cover over-allotments, if any. The over-allotment option was classified as a liability under ASC 480 and measured at fair value at inception. Changes in fair value of $138,932 were recognized and presented in the statement of operations for the year ended December 31, 2021. The underwriters did not exercise their over-allotment option before the expiration date and as a result, 1,125,000 Founder Shares were forfeited, and the over-allotment option liability was derecognized.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

F-45

Annex A

EXECUTION VERSION

BUSINESS COMBINATION AGREEMENT

by and among

NIOCORP DEVELOPMENTS LTD.,

GX ACQUISITION CORP. II

and

BIG RED MERGER SUB LTD

Dated: September 25, 2022

Page

ARTICLE I CLOSING TRANSACTIONS	3
1.1 Closing	3
1.2 Closing Transactions	3
1.3 Effective Times	4
1.4 Effects of the Mergers	4
1.5 Organizational Documents	4
1.6 Directors and Officers of the Company	4
1.7 Directors and Officers of the First Merger Surviving Company	5
1.8 Directors and Officers of the Second Merger Surviving Company	5
1.9 Cash Transaction Expenses	5
1.10 Stock Exchange Listing	5
ARTICLE II MERGER CONSIDERATION	5
2.1 Effect on Capital Stock	5
2.2 Company Options, Company Warrants and Certain Indebtedness	7
2.3 Issuance of Merger Consideration	8
2.4 Other Adjustments	9
2.5 Tax Treatment	9
2.6 Withholding	9
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB	10
3.1 Organization, Good Standing and Qualification	10
3.2 Corporate Authority; Non-Contravention	10
3.3 Capital Structure	12
3.4 Company Subsidiaries	13
3.5 Reporting Issuer Status and Securities Laws Matters	14
3.6 Information Supplied	17
3.7 Absence of Certain Changes	17
3.8 Compliance with Applicable Laws; Outstanding Orders	17
3.9 Foreign Corrupt Practices Act	18
3.10 Sanctions	18
3.11 Litigation	18
3.12 Benefit Plans	19
3.13 Labor and Employment Matters	21
3.14 Taxes	22
3.15 Intellectual Property	23
3.16 Information Technology; Data Protection	24
3.17 Certain Contracts	25
3.18 Environmental Conditions	26
3.19 Real Property and Company Mining Rights	27
3.20 Mineral Information	28
3.21 Aboriginal Matters	29
3.22 Board Approval; Voting Requirements	29
3.23 Opinion of Financial Advisors	30
3.24 Brokers	30

(continued)

Page

3.25 Transactions with Affiliates	30
3.26 Takeover Statutes	30
3.27 No Other Representations	30
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF GX	31
4.1 Organization, Good Standing and Qualification	31
4.2 Corporate Authority; Non-Contravention	32
4.3 Capital Structure	32
4.4 Reporting Issuer Status and Securities Laws Matters	34
4.5 Information Supplied	36
4.6 Absence of Certain Changes	36
4.7 Compliance with Applicable Laws; Outstanding Orders	36
4.8 Foreign Corrupt Practices Act	36
4.9 Sanctions	37
4.10 Litigation	37
4.11 Business Activities	37
4.12 Taxes	37
4.13 Transactions with Affiliates	38
4.14 Brokers and Finders	38
4.15 Trust Account	38
4.16 Board Approval; Voting Requirements	39
4.17 No Other Representations	39
ARTICLE V COVENANTS	40
5.1 Interim Operations of the Company and its Subsidiaries	40
5.2 Alternative Acquisitions; Business Combination Proposals	43
5.3 Interim Operations of GX	49
5.4 Efforts to Satisfy Conditions	51
5.5 Access and Reports; Confidentiality	52
5.6 Notification of Certain Matters	53
5.7 Listing	53
5.8 Publicity	53
5.9 Tax Matters	54
5.10 Expenses	55
5.11 Preparation of the Form S-4 and the Joint Proxy Statement	56
5.12 Company Shareholder Meeting; GX Shareholder Meeting	57
5.13 Redemption Information	59
5.14 Indemnification and Insurance	59
5.15 Trust Account Release	60
5.16 Stock Exchange Delisting; Deregistration	60
5.17 Certain Section 16 Matters	61
5.18 Financing	61
5.19 Transaction Litigation	62
ARTICLE VI CONDITIONS	63
6.1 Conditions to Each Party’s Obligation to Effect the Merger	63
6.2 The Company’s Conditions	64

(continued)

Page

6.3 GX’s Conditions	65
ARTICLE VII TERMINATION	66
7.1 Termination by Mutual Consent	66
7.2 Termination by Either GX or the Company	66
7.3 Termination by the Company	66
7.4 Termination by GX	67
7.5 Effect of Termination and Abandonment	68
ARTICLE VIII MISCELLANEOUS AND GENERAL	70
8.1 No Survival	70
8.2 Modification or Amendment	70
8.3 Waiver of Conditions	70
8.4 Counterparts; Effectiveness	70
8.5 Governing Law; Venue; Waiver of Jury Trial	70
8.6 Specific Performance	71
8.7 Notices	72
8.8 Entire Agreement	73
8.9 No Third-Party Beneficiaries	73
8.10 Definitions	73
8.11 Severability	73
8.12 Interpretation; Construction	73
8.13 Assignment	75
8.14 Waiver of Access to Trust Account	75
8.15 No Recourse	76

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated September 25, 2022, is by and among GX Acquisition Corp. II, a Delaware corporation (“GX”), NioCorp Developments Ltd., a company organized under the laws of the Province of British Columbia (the “Company”), and Big Red Merger Sub Ltd, a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”). GX, Merger Sub and the Company are collectively referred to herein as the “Parties” and, each, a “Party.”

RECITALS

A.       GX is a publicly traded special purpose acquisition company formed for the purpose of effecting an acquisition of one or more businesses or assets.

B.       The Parties intend to effect (a) a merger of Merger Sub with and into GX (the “First Merger”) in accordance with this Agreement and the Delaware General Corporation Law (the “DGCL”), with GX surviving the First Merger as the “First Merger Surviving Company”, (b) immediately following the First Merger Effective Time, a purchase by the Company of each First Merger Class A Share (other than those First Merger Class A Shares then held by the Company) in exchange for a number of new Company Common Shares equal to the Exchange Ratio (the “Exchange”), (c) immediately following the Exchange, the transfer of the First Merger Class A Shares then owned by the Company to 0896800 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a direct wholly owned subsidiary of the Company (“Intermediate Holdco”), in exchange for additional shares of Intermediate Holdco (the “Contribution”), and (d) immediately following the Contribution, the merger of Elk Creek Resources Corporation, a Nebraska corporation and a direct wholly owned subsidiary of Intermediate Holdco (“ECRC”), with and into the First Merger Surviving Company in accordance with this Agreement, the DGCL and the Nebraska Model Business Corporation Act (the “NMBCA”) (the “Second Merger” and, together with the First Merger, the “Mergers”), with the First Merger Surviving Company surviving the Second Merger as the “Second Merger Surviving Company”.

C.       The board of directors of GX (the “GX Board”) has (a) determined that this Agreement and the Transactions are fair to, and in the best interests of, GX and its shareholders (the “GX Shareholders”), (b) approved this Agreement and the Transactions and declared their advisability, and (c) recommended that the GX Shareholders approve and adopt this Agreement and approve the Transactions and directed that this Agreement and the Transactions be submitted for consideration by the GX Shareholders at the GX Shareholder Meeting.

D.       The board of directors of the Company (the “Company Board”) has (a) determined that the Transactions are fair to the Company’s shareholders (the “Company Pre-Closing Shareholders”), (b) declared that the Transactions and the entering into of this Agreement are in the best interests of the Company, and (c) recommended that the Company Pre-Closing Shareholders approve the Transactions and directed that the Transactions be submitted for consideration by the Company Pre-Closing Shareholders at the Company Shareholder Meeting.

E.       The board of directors of Merger Sub (the “Merger Sub Board”) has (a) determined that this Agreement and the Transactions are fair to, and in the best interests of, Merger Sub and the Company as its sole shareholder and (b) recommended that the Company approve and adopt this Agreement and approve the Transactions.

F.       The board of directors of ECRC (the “ECRC Board”) has (a) determined that the Transactions are fair to, and in the best interests of, ECRC and Intermediate Holdco as its sole shareholder and (b) recommended that Intermediate Holdco approve the Transactions.

G.       The Company, in its capacity as sole shareholder of Merger Sub, has approved and adopted this Agreement and approved the Transactions.

H.       Intermediate Holdco, in its capacity as sole shareholder of ECRC, has approved the Transactions.

I.       Concurrently with the execution of this Agreement, GX, the Company, GX Sponsor II LLC (“Sponsor”), in its capacity as a shareholder of GX, and certain other GX Shareholders are entering into a support agreement (the “GX Support Agreement”), pursuant to which Sponsor and certain other GX Shareholders are agreeing, among other things, to vote in favor of each of the GX Resolutions.

J.       Concurrently with the execution of this Agreement, GX, the Company and certain Company Pre-Closing Shareholders are entering into a support agreement (the “Company Support Agreement”), pursuant to which certain Company Pre-Closing Shareholders are agreeing, among other things, to vote in favor of each of the Company Resolutions.

K.       In connection with the Transactions, GX is obligated under the terms of its Amended and Restated Certificate of Incorporation (the “GX Charter”) to provide the GX Public Shareholders the option to have their Class A Shares redeemed, for the consideration and on the terms and subject to the conditions and limitations set forth in the GX Charter (the “Redemption Right”).

L.       At the Closing, the Company, certain Company Pre-Closing Shareholders and the Sponsor will enter into a registration rights and lock-up agreement providing for, among other things, the registration rights and certain restrictions contained therein in substantially the form attached hereto as Exhibit A (the “Registration Rights and Lock-Up Agreement”).

M.       At the Closing, the Company, GX and Sponsor will enter into an exchange agreement in substantially the form attached hereto as Exhibit B (the “Exchange Agreement”).

N.       Concurrently with the execution of this Agreement, each of the Key Employees is entering into an employment agreement with the Company, in a form acceptable to GX, the effectiveness of which is conditioned on the occurrence of the Closing (each, a “Key Employee Agreement”).

O.       Immediately following the Second Merger Effective Time, (a) the Company will effectuate a reverse stock split of the Company Common Shares issued and outstanding at the Closing (including the Company Common Shares issued pursuant to this Agreement) (the

“Company Post-Closing Common Shares”) sufficient to meet any applicable listing requirements, with the ratio to be mutually agreed by the Parties and (b) the Second Merger Surviving Company will effectuate a proportionate reverse stock split of (i) the Second Merger Class A Shares and (ii) the Second Merger Class B Shares (each, a “Reverse Stock Split”).

NOW, THEREFORE, the Parties, in consideration of the representations, warranties and covenants contained in this Agreement, agree as follows:

ARTICLE I
CLOSING TRANSACTIONS

1.1              Closing. The closing (the “Closing”) of the Mergers and other transactions contemplated hereby and by the Ancillary Agreements (collectively, the “Transactions”) will take place remotely by the electronic exchange of documentation under procedures to be agreed by GX and the Company, each acting reasonably, or, if they are unable so to agree, at the offices of Jones Day, 250 Vesey Street, New York, New York, at 10:00 a.m. (New York City, New York time) no later than the second Business Day following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) (the “Closing Date”); provided that, in the event that on the anticipated Closing Date (i) all conditions set forth in Article VI (other than Section 6.2(c)) shall have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) and (ii) the conditions set forth in Section 6.2(c) would have been satisfied but for the deductions set forth in clauses (e) and (f) in the definition of “Closing Cash”, then, upon the written request of GX, the Closing shall be postponed to a date determined by GX in its sole discretion, not to exceed five Business Days following the anticipated Closing Date; provided, further, that if the conditions set forth in Section 6.2(c) shall become satisfied during such time and the other conditions set forth in Article VI are satisfied at such time (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), the Parties shall effect the Closing as promptly as reasonably practicable and no later than the second Business Day following the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), and nothing in this proviso will be deemed to require a Party to consummate the Closing unless the conditions to such Party’s obligation to consummate the Closing set forth in Article VI have been satisfied or waived.

1.2              Closing Transactions. At the Closing, the Parties will cause the following actions and transactions to be taken or completed in the following order on the terms and subject to the conditions of this Agreement:

(a)                Class A Shares held by GX Public Shareholders who duly elect to redeem their Class A Shares pursuant to the Redemption Right will be redeemed and cancelled and such GX Public Shareholders will cease to have any rights as shareholders of GX other than the right to be paid the redemption amount of their Class A Shares in accordance with the GX Charter (each such share, a “Redemption Share”).

(b)               Any Forfeited Shares (as defined in the GX Support Agreement) will be forfeited pursuant to the terms of the GX Support Agreement and will not remain outstanding.

(c)                The Company will deposit (or cause to be deposited) with the Exchange Agent the Company Common Shares issuable pursuant to this Agreement.

(d)               The First Merger Effective Time will occur.

(e)                Immediately following the First Merger Effective Time, pursuant to the Exchange, the Company will purchase each First Merger Class A Share not held by the Company from the holder thereof in exchange for a number of new Company Common Shares equal to the Exchange Ratio, as described in Section 2.1(b) (such time, the “Exchange Time”).

(f)                At the Exchange Time, and in connection with the First Merger, the Company will assume the GX Warrant Agreement and each GX Warrant that is issued and outstanding immediately prior to the Exchange Time will, pursuant to and in accordance with the terms of the GX Warrant Agreement and without any action on the part of its holder, be converted into a warrant to acquire a number of Company Common Shares as determined pursuant to Section 2.1(b)(ii) (each such warrant, a “Former GX Company Warrant”).

(g)               Immediately following the Exchange Time, the Company will contribute all of the First Merger Class A Shares to Intermediate Holdco in exchange for a number of additional shares in Intermediate Holdco to be determined by the Company and Intermediate Holdco (the “Contribution” and such time, the “Contribution Time”).

(h)               Immediately following the Contribution Time, the Second Merger Effective Time will occur.

(i)                 Immediately following the Second Merger Effective Time, each of the Company and the Second Merger Surviving Company will effectuate the applicable Reverse Stock Split.

1.3              Effective Times. At the Closing, in the order set forth in Section 1.2, the Parties will cause each of the First Merger and the Second Merger to be consummated, in each case by filing a certificate of merger pursuant to Section 252(c) of the DGCL with the Secretary of State of Delaware and, with respect to the Second Merger only, filing articles of merger pursuant to Section 21-2,166(b) of the NMBCA with the Secretary of State of Nebraska (collectively, the “Merger Filings”, and the date and time of the filing of the Merger Filings, or such later time as is specified in the Merger Filings as is agreed to by the Parties, the “First Merger Effective Time” and the “Second Merger Effective Time,” respectively).

1.4              Effects of the Mergers. The Mergers will have the effects set forth in this Agreement, the Merger Filings and the DGCL and, with respect to the Second Merger only, the NMBCA.

1.5              Organizational Documents.

(a)                At the First Merger Effective Time, the Certificate of Incorporation and the Bylaws of the First Merger Surviving Company will be in substantially the form attached hereto as Exhibit C and Exhibit D.

(b)               At the Second Merger Effective Time, the Bylaws of the First Merger Surviving Company as in effect immediately prior to the Second Merger Effective Time will continue as the Bylaws of the Second Merger Surviving Company (the “Surviving Company Bylaws”) and the Certificate of Incorporation of the Second Merger Surviving Company will be in substantially the form attached hereto as Exhibit E (the “Surviving Company Charter”).

1.6              Directors and Officers of the Company. Effective as of the First Merger Effective Time, the Company will take all action necessary to cause (a) the directors and officers of the Company as of the date hereof and (b) two additional directors identified by GX prior to the time that the Form S-4 becomes effective, which such two additional directors are subject to the Company’s approval, acting reasonably (the “Closing Directors and Officers”) to become the directors and officers of the Company, each to hold office until his or her respective successor is duly elected or appointed and qualified, or his or her earlier death, resignation or removal, in accordance with the Company Articles and applicable Law.

1.7              Directors and Officers of the First Merger Surviving Company. Effective as of the First Merger Effective Time, the directors and officers set forth on Annex 1.7 (the “Subsidiary Directors and Officers”) will become the directors and officers of the First Merger Surviving Company, each to hold office until his or her respective successor is duly elected or appointed and qualified, or his or her earlier death, resignation or removal, in accordance with its organizational documents and applicable Law.

1.8              Directors and Officers of the Second Merger Surviving Company. Effective as of the Second Merger Effective Time, the Subsidiary Directors and Officers will become the directors and officers of the Second Merger Surviving Company, each to hold office until his or her respective successor is duly elected or appointed and qualified, or his or her earlier death, resignation or removal, in accordance with the Surviving Company Charter, the Surviving Company Bylaws and applicable Law.

1.9              Cash Transaction Expenses. At least three Business Days prior to the Closing Date, each Party will deliver written notice to the other Party setting forth its good faith estimate of the amount of Cash Transaction Expenses attributable to such Party, including reasonably detailed support for such calculation.

1.10          Stock Exchange Listing. The (i) Company Post-Closing Common Shares issuable pursuant to the Exchange, (ii) Company Common Shares issuable upon the exchange of the Second Merger Class B Shares pursuant to the Exchange Agreement, and (iii) Company Common Shares issuable upon the exercise of Former GX Company Warrants will be authorized for listing on NASDAQ and the TSX. The Former GX Company Warrants will be authorized for listing on NASDAQ.

ARTICLE II
MERGER CONSIDERATION

2.1              Effect on Capital Stock.

(a)                At the First Merger Effective Time, by virtue of the First Merger and without any further action:

(i)                 Each issued and outstanding Founder Share (excluding, for the avoidance of doubt, any Forfeited Shares) will be converted into one Class B common share of the First Merger Surviving Company (each, a “First Merger Class B Share”).

(ii)               Each issued and outstanding Class A Share that is not a Redemption Share will be converted into one Class A common share of the First Merger Surviving Company, each of which will be, by its terms, exchangeable for a number of new Company Common Shares equal to the Exchange Ratio in accordance with this Agreement at the Company’s sole option and without further action by any holder thereof (each, a “First Merger Class A Share”).

(iii)             Each issued and outstanding share of capital stock of GX then held by GX (including shares held in treasury) will be canceled and retired and cease to exist, and no consideration will be delivered in exchange therefor.

(iv)             All of the issued and outstanding shares of capital stock of Merger Sub (other than those shares addressed by Section 2.1(a)(v) below) will be converted into one First Merger Class A Share.

(v)               Each issued and outstanding share of capital stock of Merger Sub then held by Merger Sub (including shares held in treasury) will be canceled and retired and cease to exist, and no consideration will be delivered in exchange therefor.

(b)               At the Exchange Time:

(i)                 the Company will exercise its unilateral option to purchase each First Merger Class A Share not held by the Company from the holder thereof in exchange for a number of new Company Common Shares equal to the Exchange Ratio, with no further action required on the part of any Person, such that each holder who submits a Letter of Transmittal will do so with respect to the applicable number of Company Common Shares and not the applicable number of First Merger Class A Shares; and

(ii)               in connection with the First Merger, the Company shall assume the GX Warrant Agreement and enter into such amendments thereto as are necessary to give effect to the provisions of this Section 2.1(b)(ii), and each GX Warrant that is issued and outstanding immediately prior to the Exchange Time will automatically, and without any action on the part of its holder, be converted into one Former GX Company Warrant pursuant to and in accordance with the GX Warrant Agreement. Each Former GX Company Warrant shall be subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding GX Warrant immediately prior to the Exchange Time, except to the extent such terms or conditions are rendered inoperative by the Transactions. Accordingly, effective as of the Exchange Time: (A) each Former GX Company Warrant shall be exercisable solely for Company Common Shares; (B) the number of Company Common Shares subject to each Former GX Company Warrant shall be equal to (x) the number of shares of GX Common Stock subject to the applicable GX Warrant multiplied by (y) the Exchange Ratio; and (C) the per share exercise price for the Company Common Shares issuable upon exercise of such GX Former Company Warrant shall be equal to (x) the per share exercise price for the GX Common Shares subject to the applicable GX Warrant, as in effect immediately prior to the Exchange Time, divided by (y) the Exchange Ratio, rounding the resulting exercise price down to the nearest whole cent; and (D) if the aggregate number of Company Common Shares that a holder of any Former GX Company Warrants would be entitled to receive upon any exercise of any Former GX Company Warrants would otherwise include a fraction of a Company Common Share, the Company shall, upon such exercise, round down to the nearest whole number the aggregate number of Company Common Shares to be issued to such holder as a result of the exercise of all such Former GX Company Warrants so exercised. In the event that the Class A Shares and the GX Public Warrants comprising a single GX Public Unit have not been detached so as to permit separate transferability or trading thereof prior to the First Merger Effective Time, then effective immediately prior to the First Merger Effective Time, any and all GX Public Units shall be automatically detached and broken out into their constituent parts, such that a holder of one GX Public Unit shall thereupon hold one Class A Share and one-third of one GX Public Warrant, and such underlying constituent securities shall be converted in accordance with Sections 2.1(a) and 2.1(b)(ii), respectively; provided, however, that if upon such detachment, a holder of GX Public Warrants would be deemed to hold a fractional GX Public Warrant, then prior to such conversion the number of GX Public Warrants deemed to be held by such holder shall be rounded down to the nearest whole number.

(c)                Immediately following the Exchange Time, the Contribution will occur.

(d)               Immediately following the Contribution Time, the Second Merger will occur. At the Second Merger Effective Time, by virtue of the Second Merger and without any further action:

(i)                 Each issued and outstanding First Merger Class A Share (which, for the avoidance of doubt, will be held only by Intermediate Holdco at such time) (other than those shares addressed by Section 2.1(d)(iii) below) will be converted into a number of Class A common shares of the Second Merger Surviving Company, newly issued by the Second Merger Surviving Company, equal to the Exchange Ratio (each, a “Second Merger Class A Share”).

(ii)               Each issued and outstanding First Merger Class B Share will be converted into a number of Class B common shares of the Second Merger Surviving Company, newly issued by the Second Merger Surviving Company, equal to the Exchange Ratio (each, a “Second Merger Class B Share”), which will be exchangeable into Company Common Shares only upon the terms and subject to the conditions specified in the Exchange Agreement.

(iii)             Each issued and outstanding First Merger Class A Share then held by First Merger Surviving Company (including shares held in treasury) will be canceled and retired and cease to exist, and no consideration will be delivered in exchange therefor.

(iv)             Each issued and outstanding share of capital stock of ECRC (other than those shares addressed by Section 2.1(d)(v) below) will be converted into a number of Second Merger Class A Shares, newly issued by the Second Merger Surviving Company, equal to the Second Merger Class A Ratio.

(v)               Each issued and outstanding share of capital stock of ECRC then held by ECRC (including shares held in treasury) will be canceled and retired and cease to exist, and no consideration will be delivered in exchange therefor.

2.2              Company Options, Company Warrants and Certain Indebtedness.

(a)                Company Options. All Company Options outstanding at the Closing shall remain outstanding immediately following the Closing pursuant to their terms, the Company Board shall take such action as required under the Company Incentive Plans in connection with the Reverse Stock Split and, if the Company Board shall determine that an equitable adjustment should be made pursuant to the Company Options in respect of the Reverse Stock Split (including the requirements under Section 5.1 of each Company Incentive Plan), then the Company Options shall be equitably adjusted as determined by the Company Board in accordance with the terms of Section 5.1 of each of the Company Incentive Plans, without any action required on the part of the holder thereof; provided that the Company’s Board shall consult with GX in connection with making any equitable adjustments to the Company Options in accordance with this Section 2.2(a).

(b)               Company Warrants. The Company Warrants will remain outstanding in connection with the Transactions. The Company will provide holders of the Company Warrants with notice required in connection with the Reverse Stock Split, if any, and such Company Warrants will be adjusted as required pursuant to their terms in connection therewith, if so required.

(c)                Company Convertible Note. The Company will use reasonable best efforts to cause the convertible security agreement set forth on Annex 2.2(c) (the “Convertible Security Funding Agreement”) to remain outstanding in connection with the Transactions (unless GX and the Company mutually agree to enter into an agreement as a result of which the Convertible Security Funding Agreement must be paid off in full and terminated in accordance with its terms), and to obtain any required consent under the Convertible Security Funding Agreement in connection therewith.

(d)               CEO Loan Agreement. The Smith Credit Agreement and the Smith GSA (each, as defined in the Company Support Agreement) will remain outstanding in connection with the Transactions.

2.3              Issuance of Merger Consideration.

(a)                No Issuance of Fractional Shares. No fractional Company Common Shares will be issued pursuant to the Transactions, and instead any such fractional share that would otherwise be issued will be rounded down to the nearest whole share.

(b)               Exchange Fund. The Exchange Agent will be appointed as exchange agent. At the Closing, the Company will deposit, or will cause to be deposited, in book-entry form, with the Exchange Agent for the benefit of the GX Shareholders, for exchange in accordance with this Agreement, the number of Company Common Shares issuable pursuant to Section 2.1(b)(i) (the “Transaction Consideration Shares” and such deposited Transaction Consideration Shares, the “Exchange Fund”). The Company will cause the Exchange Agent to issue the Transaction Consideration Shares out of the Exchange Fund to the GX Shareholders in accordance with this Agreement. The Exchange Fund will not be used for any other purpose other than as contemplated by this Agreement.

(c)                Exchange Procedures. As soon as practicable following the First Merger Effective Time, and in any event within two Business Days following the First Merger Effective Time, the Company will cause the Exchange Agent to deliver to each GX Shareholder, as of immediately prior to the First Merger Effective Time, represented by certificate or book entry, a letter of transmittal and instructions (in customary form reasonably agreed to by the Company and GX prior to the First Merger Effective Time) for use in exchanging such GX Shareholder’s Class A Shares for such GX Shareholder’s applicable portion of the Transaction Consideration Shares from the Exchange Fund (a “Letter of Transmittal”), and promptly following receipt of a GX Shareholder’s properly executed Letter of Transmittal, deliver such GX Shareholder’s applicable portion of the Transaction Consideration Shares to such GX Shareholder. The Company shall use its reasonable best efforts to cause the Exchange Agent to deliver each GX Shareholder’s applicable portion of the Transaction Consideration Shares to such GX Shareholder within two Business Days following receipt of the applicable Letter of Transmittal.

(d)               Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the GX Shareholders one year after the First Merger Effective Time will be delivered to the Company, upon demand, and any GX Shareholders who have not complied with this Section 2.3 will thereafter look only to the Company for their Transaction Consideration Shares. Any portion of the Exchange Fund remaining unclaimed by the GX Shareholders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Company free and clear of any claims or interest of any person previously entitled thereto.

2.4              Other Adjustments. If at any time during the period between the date of this Agreement and the First Merger Effective Time, any change in the capitalization of the Company or GX occurs as a result of any reclassification, recapitalization, split (including a reverse split or consolidation) or combination, exchange or readjustment of interests, or any dividend or distribution is declared with a record date during such period, then the Transaction Consideration Shares will be equitably adjusted to reflect such change.

2.5              Tax Treatment. The Transactions are intended to be treated as follows for U.S. federal (and applicable state and local) income Tax purposes: (a) the First Merger and the transactions described in Section 2.1(a)-(b) in connection with the First Merger are intended to be treated as a taxable exchange of the Class A Shares for Company Common Shares by the shareholders of GX and a taxable exchange of the GX Warrants for Former GX Company Warrants by the warrant holders of GX, in each case, that is governed by section 1001 of the Code, (b) the

Second Merger is intended to be treated as a reorganization described in section 368(a) of the Code that is not subject to gain or income recognition or withholding under section 897 or section 1445 of the Code and (c) the Transactions, collectively, are intended to result in no Party or Affiliate thereof satisfying the requirements of section 7874(a)(2)(B)(ii) of the Code or otherwise being treated as an “expatriated entity” or “surrogate foreign corporation” under section 7874 of the Code and the Treasury Regulations thereunder (collectively, subject to any changes agreed to pursuant to Section 5.9(d), the “Intended Tax Treatment”). This Agreement is intended to constitute, and the Parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations sections 1.368-2(g) and 1.368-3(a) with respect to the Second Merger. The Parties shall report the Transactions in all cases in accordance with the Intended Tax Treatment except, and then solely to the extent, otherwise required by a final determination under applicable Law. Each Party shall use reasonable best efforts to notify the others regarding any challenge to the Intended Tax Treatment by any Governmental Entity.

2.6              Withholding. Notwithstanding any provision contained herein to the contrary, the Parties, and their respective Affiliates and Representatives, shall be entitled to deduct and withhold from the amounts otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld under any applicable Law. Any amounts so deducted or withheld will be treated for all purposes of this Agreement as having been paid to such Person.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND MERGER SUB

Except as disclosed in the Company Public Disclosure Record, but excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, or as disclosed in the disclosure letter delivered by the Company to GX in connection with the execution of this Agreement (the “Company Disclosure Letter”), with such Company Disclosure Letter making reference to the particular section or subsection of this Agreement to which exception is being taken (provided that such disclosure will be deemed to qualify that particular section or subsection and any other section or subsection of this Agreement to which the relevance of such disclosure is reasonably apparent on its face) the Company represents and warrants as of the date hereof as set forth below:

3.1              Organization, Good Standing and Qualification. Each of the Company and the Company Subsidiaries (a) is duly organized, validly existing and in good standing or is subsisting (with respect to jurisdictions that recognize the concept of good standing or subsisting) under the Laws of its jurisdiction of formation, (b) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and (c) is qualified to do business and is in good standing or subsisting (with respect to jurisdictions that recognize the concept of good standing or subsisting) as a foreign legal entity, in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business as presently conducted requires such qualification, except in each case where the failure of the Company or a Company Subsidiary, respectively, to be so qualified, be in good standing as a foreign corporation or have such authority has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to GX true, complete and correct copies of the organizational documents of the Company and the Company Subsidiaries, each as amended through the date of this Agreement, and each such document as so made available is in full force and effect on the date of this Agreement and none of the Company or the Company Subsidiaries is in material violation of their respective organizational documents.

3.2              Corporate Authority; Non-Contravention.

(a)                The Company Board, at a meeting duly called and held, has approved this Agreement and the Transactions and recommended that the Company Pre-Closing Shareholders approve the Company Resolutions. Each of the Company and Merger Sub has the requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is, or is contemplated to be, party and, subject to the Company Shareholder Approval, to consummate the Transactions. Subject to the Company Shareholder Approval, each of Intermediate Holdco and ECRC has the requisite corporate power and authority to consummate the Transactions. The execution and delivery of this Agreement and the applicable Ancillary Agreements by the Company and Merger Sub, as applicable, and the consummation by the Company and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and Merger Sub, as applicable, subject, in the case of the Company, to the Company Shareholder Approval. The consummation by Intermediate Holdco and ECRC of the Transactions have been duly authorized by all necessary corporate action on the part of Intermediate Holdco and ECRC, as applicable, and no other corporate proceedings on the part of Intermediate Holdco and ECRC are necessary to consummate the Transactions. This Agreement has been duly executed and delivered by each of Company and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by GX, constitutes the legal, valid and binding obligation of each of the Company and Merger Sub, enforceable against each of Company and Merger Sub in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting or relating to the enforcement of creditors’ rights generally and (ii) the fact that equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(b)               The execution and delivery of this Agreement does not, and the consummation of the Transactions do not and will not, (i) contravene, conflict with or result in any violation or breach of the respective certificates of incorporation, bylaws or comparable governing documents of the Company or the Company Subsidiaries, (ii) subject to the governmental filings and other matters referred to in Section 3.2(c), contravene, conflict with or result in any violation or breach of provision of applicable Law, or (iii) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any pledge, adverse claim, lien, charge, encumbrance or security interest (collectively, “Liens”), other than a Permitted Lien, upon any of the properties (including the Elk Creek Project and Company Mining Rights) or assets of each of the Company and the Company Subsidiaries under, any Company Permit or any contract to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or their respective properties or assets may be bound, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, has not had and would not reasonably be expected (A) to have a Company Material Adverse Effect or (B) prevent or materially delay the consummation of any of the Transactions.

(c)                No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, provincial, local, foreign or supranational government, any court, legislative, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority or any stock exchange (each, a “Governmental Entity”) is required by or with respect to the Company or any of the Company Subsidiaries in connection with the execution and delivery of this Agreement by the Company and Merger Sub or the consummation by the Company, Merger Sub, Intermediate Holdco and ECRC of the Transactions, except for (i) compliance with any applicable requirements of any Competition Laws, (ii) the filing or submission with the SEC and the Canadian Securities Administrators of a management information and proxy circular relating to the Company Shareholder Meeting (such proxy circular, together with the proxy statement relating to the GX Shareholder Meeting, in each case as amended or supplemented from time to time, the “Joint Proxy Statement”), (iii) compliance with the applicable requirements of the TSX and NASDAQ, including the required approval of the TSX for the issuance and listing of the (x) Company Post-Closing Common Shares issuable pursuant to the Exchange, (y) Company Common Shares issuable upon the exchange of the Second Merger Class B Shares pursuant to the Exchange Agreement, and (z) Company Common Shares issuable upon the exercise of Former GX Company Warrants, (iv) compliance with the applicable requirements, if any, of the Exchange Act, the Securities Act, state securities laws or “blue sky” laws, state takeover laws, and the Canadian Securities Laws and the BCBCA, (v) the filing of the Merger Filings with the Secretary of State of the State of Delaware and, with respect to the Second Merger only, the Secretary of State of the State of Nebraska, and appropriate documents with the relevant authorities of other states in which the Company or the Company Subsidiaries are qualified to do business, and (vi) such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be expected to (1) have a Company Material Adverse Effect or (2) prevent or materially delay the consummation of any of the Transactions.

3.3              Capital Structure.

(a)                The authorized share capital of the Company consists of an unlimited number of common shares, without par value (the “Company Common Shares”). At the close of business on September 20, 2022 (the “Measurement Date”), (i) 279,085,881 Company Common Shares were issued and outstanding, (ii) 0 Company Common Shares were reserved for issuance upon exercise of options (the “2016 Options”) granted pursuant to the Company’s 2016 Incentive Stock Option Plan (as amended, the “2016 Company Incentive Plan”), (iii) 14,464,000 Company Common Shares were reserved for issuance upon exercise of options (the “2017 Options,” and together with the 2016 Options, the “Company Options”) granted pursuant to the Company’s Long-Term Incentive Plan (as amended, the “2017 Company Incentive Plan,” and together with the 2016 Company Incentive Plan, the “Company Incentive Plans”)), and (iv) 18,516,253 Company Common Shares were reserved for issuance upon exercise of the warrants granted pursuant to the agreements set forth on Section 3.3(a) of the Company Disclosure Letter (the “Company

Warrants”). No shares in the capital of the Company or other equity securities are owned by any of its Subsidiaries.

(b)               All outstanding Company Common Shares are, and all (i) Company Post-Closing Common Shares issuable pursuant to the Exchange, (ii) Company Common Shares issuable upon the exchange of the Second Merger Class B Shares pursuant to the Exchange Agreement, (iii) Company Common Shares issuable upon the exercise of the Former GX Company Warrants, and (iv) Former GX Company Warrants will be, when issued, duly authorized, validly issued, fully paid and nonassessable, free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities Laws and the organizational documents of the Company, and not subject to preemptive rights. Except as set forth in this Section 3.3 or as otherwise contemplated by this Agreement and except for changes since the Measurement Date resulting from the issuance of Company Common Shares pursuant to Company Warrants or Company Options outstanding on the Measurement Date in accordance with their present terms or as expressly permitted by Section 5.1, (A) there are not issued or outstanding any (1) shares of capital stock or other voting or equity securities or interests of the Company, (2) securities or interests of the Company or the Company Subsidiaries convertible into or exchangeable or exercisable for, or based upon the value of, shares of capital stock or voting or equity securities or interests of the Company (including any “phantom” stock), or (3) warrants, calls, options, preemptive rights, subscriptions or other rights to acquire from the Company or any of the Company Subsidiaries (including, in this instance, any subsidiary trust), or obligations of the Company or any of the Company Subsidiaries to issue, any capital stock, voting or equity securities or interests or securities or interests convertible into or exchangeable or exercisable for, or based upon the value of, capital stock or voting or equity securities or interests of the Company, and (B) there are no outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any such securities or interests or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities or interests of the Company. The terms of the 2016 Company Incentive Plan, the 2017 Company Incentive Plan, and any contracts governing the terms of Company Options, including, without limitation, the underlying award agreements, permit the treatment described in this Agreement, including, without limitation, Section 2.2.

(c)                Except as set forth on Section 3.3(c) of the Company Disclosure Letter, (1) there are no shareholder agreements, voting trusts, proxies or other agreements or understandings to which the Company (or, to the Company’s Knowledge, a shareholder of the Company) is a party with respect to the voting, or restricting the transfer, of the share capital or any other equity interest of the Company and (2) the Company has not granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its securities that are in effect. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Pre-Closing Shareholders or otherwise on any matter.

(d)               As of the date of this Agreement, there is no shareholder rights plan, “poison pill” antitakeover plan or similar device in effect to which the Company or any of the Company Subsidiaries is subject, party or otherwise bound.

(e)                The Company has not declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any other recapitalization of, any of its share capital, as applicable, or agreed to, directly or indirectly repurchase, redeem or otherwise acquire any of its voting or equity securities or interests or securities or interests convertible into or exchangeable or exercisable for, or based upon the value of, capital stock or voting or equity securities or interests of the Company.

3.4              Company Subsidiaries.

(a)                The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.001 per share, and all of the outstanding shares of common stock of Merger Sub are owned by the Company and are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b)               The authorized share capital of Intermediate Holdco consists of an unlimited number of common shares, and all of the outstanding common shares of Intermediate Holdco are owned by the Company and are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(c)                The authorized capital stock of ECRC consists of 1,000,000 shares of common stock, par value $0.001 per share, and all of the outstanding shares of capital stock of ECRC are owned by Intermediate Holdco and are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(d)               All outstanding shares of capital stock or other voting or equity securities or interests of each Company Subsidiary (i) have been validly issued and are fully paid and nonassessable (except to the extent such concepts are not applicable under applicable Laws of such Company Subsidiary’s jurisdiction of organization) and (ii) are owned by the Company or one of its wholly owned Subsidiaries, directly or indirectly, free and clear of any Lien (other than any restrictions imposed by applicable Laws) and free of preemptive rights, rights of first refusal, subscription rights or similar rights of any Person and free of transfer restrictions (other than transfer restrictions under applicable Laws or under the organizational documents of such Company Subsidiary).

(e)                There are no outstanding (i) securities of the Company or any of the Company Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting or equity securities or interests in any Company Subsidiary or (ii) warrants, calls, options or other rights to acquire from the Company or any of the Company Subsidiaries, or any obligation of the Company or any of the Company Subsidiaries to issue, any capital stock or other voting or equity securities or interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or voting or equity securities or interests in, any Company Subsidiary.

3.5              Reporting Issuer Status and Securities Laws Matters.

(a)                The Company is a “reporting issuer” within the meaning of applicable Canadian Securities Laws in each of the Provinces and the United States and is not on the list of reporting issuers in default in each of the Provinces in which such concept exists, no securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of the Company, and the Company is not in default of any material requirement of applicable securities Laws or the rules or regulations of the TSX. Trading in Company Common Shares on the TSX is not currently halted or suspended. No delisting, suspension of trading or cease trading order with respect to any securities of the Company is pending or, to the Knowledge of the Company, threatened. To the Knowledge of the Company, no inquiry, review or investigation (formal or informal) of the Company by any Canadian Securities Administrator or the TSX under applicable securities Laws or regulations of the TSX is pending or threatened. The Company has not taken any action to cease to be a reporting issuer in any of the Provinces nor has the Company received notification from any Canadian Securities Administrator seeking to revoke the reporting issuer status of the Company. The documents and information comprising the Company Public Disclosure Record, as at the respective dates they were filed, were in compliance in all material respects with applicable securities Laws and, where applicable, the rules and policies of the TSX and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and did not contain any misrepresentation. The Company has not filed any confidential material change report that remains confidential.

(b)               The Company has timely filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the Canadian Securities Administrators under applicable Canadian Securities Laws in each of the Provinces which are all available on SEDAR and with the SEC under the Securities Act or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and prior to the Closing. The disclosures filed with the SEC were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be. No Company Subsidiary is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC or with any Canadian Securities Administrator. As used in this Section 3.5(b) the term “file” will be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. The Company Common Shares are listed on the TSX, the Company has not received any written deficiency notice from the TSX relating to the continued listing requirements of such Company securities, there is no Action pending or, to the Knowledge of the Company, threatened against Company by any Governmental Entity with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Company securities on the TSX and the Company is in compliance with all of the applicable corporate governance rules of the TSX.

(c)                As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters from any securities commission or similar regulatory authority with respect to any of the Company Public Disclosure Record (other than such comment and response letters a copy of which has been provided to GX prior to the date hereof) and neither the Company nor any of the Company Public Disclosure Record is, to the Knowledge of the Company, subject of an ongoing audit, review, comment or investigation by any securities commission or similar regulatory authority or the TSX.

(d)               The Company Common Shares are registered pursuant to Section 12 of the Exchange Act, and the Company is required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company is not and upon closing of the Mergers will not be required to be registered as an investment company under the Investment Company Act. There is no legal proceeding pending or, to the Knowledge of the Company threatened against the Company by the SEC with respect to deregistration of the Company Common Shares under the Exchange Act. Neither the Company nor any of its Representatives has taken any action that is designed to terminate the registration of the Company Common Shares under the Exchange Act. The documents and information comprising the Company Public Disclosure Record, as at the respective dates that they were filed, were in compliance in all material respects with applicable securities Laws and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has not made any filing with the SEC that at the date hereof remains confidential.

(e)                The Company financial statements and notes of the Company contained or incorporated by reference in the Company Public Disclosure Record (the “Company Financial Statements”) fairly present in all material respects the consolidated financial position, results of operations and changes in financial position of the Company at the respective dates of and for the periods referred to in such financial statements, all prepared in accordance with (i) GAAP consistently applied, (ii) the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Company Financial Statements, and (iii) the applicable requirements of Canadian securities laws.

(f)                Except as and to the extent reflected or reserved against in the Company Financial Statements, the Company has not incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Company Financial Statements, other than liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not material to the Company and the Company Subsidiaries, taken as a whole, or that have been incurred since June 30, 2022 in the ordinary course of business.

(g)               The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(c) of the Exchange Act) and DC&P (as defined in National Instrument 52-109 – “Certification of disclosure in issuers’ annual and interim filings” of the Canadian Securities Administrators) that comply with the requirements of the Exchange Act and applicable Canadian securities laws. Such disclosure controls and procedures are designed to ensure that material information relating to the Company and other material information required to be disclosed by the Company in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(h)               The Company maintains systems of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) and of ICFR (as defined under National Instrument 52-109 – “Certification of disclosure in issuers’ annual and interim filings” of the Canadian Securities Administrators) that comply with the requirements of the Exchange Act and applicable Canadian securities laws and that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that the Company maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. The Company has delivered to GX a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of the Company to the Company’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company to record, process, summarize and report financial data. To the Company’s Knowledge, there have not been any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of the Company. Since June 30, 2022, there have been no material changes in the Company’s internal control over financial reporting.

3.6              Information Supplied. None of the information relating to the Company or the Company Subsidiaries supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in (i) the Form S-4 (and any amendment or supplement thereto) will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will, at the date the Joint Proxy Statement is first mailed to the Company Pre-Closing Shareholders and the GX Shareholders and at the time of the Company Shareholder Meeting and the GX Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or contain any misrepresentation. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, the BCBCA, applicable Canadian securities laws and the requirements of the NASDAQ and the TSX. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of GX for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

3.7              Absence of Certain Changes.

(a)                From June 30, 2022 through the date of this Agreement, other than with respect to or in connection with the process through which the Company and its Representatives discussed and negotiated this Agreement and the Transactions, the businesses of the Company and the Company Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice.

(b)               Since June 30, 2022, there have been no Changes that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

3.8              Compliance with Applicable Laws; Outstanding Orders. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are necessary for each of the Company and the Company Subsidiaries to own, lease and operate its properties or required for the ownership, operation, development, maintenance or use of the material assets of the Company and the Company Subsidiaries, including the Company Mining Rights (the “Company Permits”), (ii) all such Company Permits are in full force and effect or, where applicable, a renewal application has been timely filed and is pending agency approval and (iii) there are no Actions pending or, to the Knowledge of the Company, threatened, seeking the revocation, cancellation, suspension or adverse modification thereof. To the Knowledge of the Company, there are no facts or circumstances that would result in the Company Permits not being renewed. All Company Permits are in good standing and there has been no material default under any such Company Permit, and all material fees and other amounts required to be paid with respect to such Company Permits to the date hereof have been paid, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with the terms of the Company Permits and all applicable Laws enacted, promulgated or entered by any Governmental Entity relating to the Company and the Company Subsidiaries or their respective businesses or properties, except where the failure to be in compliance with such Company Permits or applicable Laws, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries is subject to any outstanding Order that (i) individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or (ii) as of the date hereof, would reasonably be expected to prevent or materially delay the consummation of any of the Transactions.

3.9              Foreign Corrupt Practices Act. Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, since January 1, 2020, none of the Company or the Company Subsidiaries, nor any director, manager, officer, employee, or, to the Knowledge of the Company, agent or representative of the Company or any of the Company Subsidiaries, has directly or indirectly through another person made, offered to make, attempted to make, or accepted any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or from any person, private or public, regardless of what form, whether in money, property or services, in violation of any Anti-Corruption Laws. Since January 1, 2020, none of the Company or any of the Company Subsidiaries, or any of their respective directors, officers, employees or representatives has been under internal or, to the Knowledge of the Company, Governmental Entity investigation for any material violation of any Anti-Corruption Laws or has received any written notice or other communication from any Governmental Entity regarding a violation of, or failure to comply with, any Anti-Corruption Laws. Since January 1, 2020, the Company and the Company Subsidiaries have implemented, maintained and enforced an adequate system or systems of internal controls reasonably designed to ensure compliance with the Anti-Corruption Laws and prevent and detect violations of the Anti-Corruption Laws. Since January 1, 2020, neither the Company nor any of the Company Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws.

3.10          Sanctions. Except as, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of the Company Subsidiaries, and, to the Knowledge of the Company, no director, officer or employee thereof, (A) is a Sanctioned Person or (B) as of the date of this Agreement, has pending or, to the Knowledge of the Company, threatened claims against it, him or her with respect to applicable sanctions and (ii) each of the Company and the Company Subsidiaries is and, since January 1, 2020, has been, in compliance with all applicable sanctions.

3.11          Litigation. There is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company or the Company Subsidiaries or any of their respective properties or the Elk Creek Project or any of their respective officers, directors or employees (in their respective capacities as such) that, individually or in the aggregate, would reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the consummation of any of the Transactions.

3.12          Benefit Plans.

(a)                Section 3.12(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available, upon request, to GX complete and accurate copies of (i) such Company Benefit Plan and, to the extent applicable, a summary plan description thereof, (ii) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto, if applicable, (iii) if the Company Benefit Plan is funded through a trust or any other funding arrangement, a copy of such trust or other funding arrangement; (iv) each current ERISA summary plan description and summary of material modifications, if any, (v) the three most recently filed Annual Reports on Form 5500, (vi) all material non-routine correspondence to and from any governmental authority within the last three (3) years, if any, and (vii) with respect to any Company Benefit Plan intended to be qualified under Section 401(a) of the Code, the most recently received IRS determination or opinion letter.

(b)               (i) Each of the Company Benefit Plans has been operated and administered in compliance with its terms and in accordance with applicable Laws, including ERISA, the Code and in each case the regulations thereunder, in all material respects, (ii) no Company Benefit Plan provides welfare benefits, including death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Company or the Company Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by the

Consolidated Omnibus Budget Reconciliation Act of 1985 or comparable U.S. state law, (iii) all contributions, distributions or other amounts that are due by the Company or the Company Subsidiaries as of the Closing pursuant to each Company Benefit Plan and any Multiemployer Plan, Multiple Employer Plan or MEWA to which the Company or any of the Company Subsidiaries is obligated to contribute in respect of current or prior plan years have been timely paid in accordance with the terms of each such applicable plan and applicable Laws or, to the extent not yet due, have been accrued in accordance with GAAP, (iv) neither the Company nor any of the Company Subsidiaries has engaged in a transaction in connection with which the Company or the Company Subsidiaries could be subject to material liability from either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, and (v) there are no pending or, to the Knowledge of the Company, threatened in writing, material claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto.

(c)                Except as set forth on Section 3.12(c) of the Company Disclosure Letter, none of the Company, any of the Company Subsidiaries or any of their respective ERISA Affiliates (i) maintains, sponsors, contributes to or has any obligation to contribute to, (ii) has maintained, sponsored, contributed to or had an obligation to contribute to, in any such case, within the preceding six years, or (iii) has any liability under or with respect to (A) a “defined benefit plan” (as such term is defined in Section 3(35) of ERISA) or any other plan that is or was subject to Section 302, 303 or Title IV of ERISA or Section 412, 430 or 4971 of the Code, in any such case, covering employees who reside or work primarily in the United States, (B) a Multiemployer Plan, (C) a Multiple Employer Plan, or (D) a MEWA. None of the Company, any of the Company Subsidiaries or any of their respective ERISA Affiliates has, within the preceding six years, withdrawn in a complete or partial withdrawal from any Multiemployer Plan or incurred any liability under Section 4202 of ERISA.

(d)               No Company Benefit Plan is or is intended to be: (i) a “registered pension plan”, (ii) a “retirement compensation arrangement”, or (iii) an “employee life and health trust” as such terms are defined in subsection 248(1) of the Income Tax Act (Canada), or (iv) a “health and welfare trust” within the meaning of Canada Revenue Agency Income Tax Folio S2-F1-C1. No Company Benefit Plan contains or has ever contained a “defined benefit provision” as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada). No Company Benefit Plan is intended to be, or has ever been found or alleged by a Governmental Entity to be, a “salary deferral arrangement” as such term is defined in subsection 248(1) of the Income Tax Act (Canada).

(e)                No Company Benefit Plan is or has been maintained, sponsored, or contributed to (or required to be contributed to) by the Company for any director, officer, consultant, worker or employee subject to the Laws of Canada.

(f)                Each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code, (i) is so qualified and, to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to adversely affect, in any material respect, the qualified status of any such plan and (ii) has received a favorable determination letter, or may rely upon a current opinion letter, as to its qualification.

(g)               Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) entitle any current or former employee, director or other service provider of the Company or any of the Company Subsidiaries to any payment, benefit or other compensation, (ii) result in the acceleration of vesting, exercisability, funding or delivery of, or the increase in the amount or value of, any payment, right or other benefit to any current or former employee, director or other service provider of the Company or any of the Company Subsidiaries, (iii) result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any Company Benefit Plan, or (iv) result in any limitation on the right of the Company or any of the Company Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust on or after the First Merger Effective Time. No amount paid or payable (whether in cash, in property, or in the form of benefits) by the Company or any of the Company Subsidiaries in connection with the Transactions (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(h)               No person is entitled to receive any additional payment (including any Tax gross-up, indemnification, reimbursement, or other payment) from the Company or any of the Company Subsidiaries as a result of the imposition of the excise Taxes required by Section 4999 of the Code or any Taxes required by Section 409A of the Code.

(i)                 Each Company Option has been granted in accordance with the terms of the Company Incentive Plan applicable to such Company Options. Each Company Option has been granted with an exercise price that is no less than the fair market value of the underlying Company Common Shares on the date of grant, as determined in accordance with Section 409A of the Code, as well as Section 422 of the Code if applicable. Each Company Option is intended to be exempt from Section 409A of the Code and has been maintained in a manner consistent with that intent. The Company has made available to GX, accurate and complete copies of (i) the Company Incentive Plans, (ii) the forms of standard award agreement under the Company Incentive Plans, (iii) copies of any award agreements that materially deviate from such forms and (iv) a list of all outstanding equity and equity-based awards granted under the Company Incentive Plans, together with the material terms thereof (including grant date, exercise price, vesting terms, expiration date, and number of shares underlying such award).

3.13          Labor and Employment Matters.

(a)                Section 3.13(a) of the Company Disclosure Letter sets forth a complete and correct list of all employees of the Company and the Company Subsidiaries as of the date hereof, stating each such employee’s: (i) name, (ii) position, (iii) employing entity, (iv) hire date, (v) work location (city, state, country), (vi) current annual base compensation rate, (vii) commission, bonus or other incentive-based compensation, (viii) full-time or part-time status, (ix) overtime exempt or non-exempt status, (x) active or leave status (and, if on leave, the nature of the leave and the expected return date), (xi) type of employer sponsored visa, if applicable; and (xii) employment status (whether such person is or is not employed “at will”).

(b)               Section 3.13(b) of the Company Disclosure Letter sets forth a complete and correct list of all independent contractors of the Company and the Company Subsidiaries as of the date hereof, stating each such independent contractor’s: (i) name; (ii) entity engaging the independent contractor; (iii) date of commencement of service and anticipated termination date, if applicable; (iv) work location (city, state, country); (v) material terms of engagement, including fees or other remuneration; and (vi) if there is a written contract for the work to be performed. All individuals who are performing, and for the three (3) year period preceding the date hereof have performed, services for the Company or any of the Company Subsidiaries while classified as independent contractors have been properly so classified for all purposes.

(c)                No employee of the Company or any of the Company Subsidiaries is represented by any labor union or other employee association in respect of his/her employment with the Company or any of the Company Subsidiaries. There is no collective bargaining or other labor-related agreement or arrangement in force, or currently being negotiated, with respect to the employees of the Company or any of the Company Subsidiaries, and there are no current or, to the Knowledge of the Company, threatened attempts to organize or establish any labor union or other employee association with respect to the employees of the Company or any of the Company Subsidiaries, nor have there been any such attempts since January 1, 2020. There is no, and has not been since January 1, 2020, a strike, lockout, slow down or work stoppage with respect to any employees of the Company or any of the Company Subsidiaries nor, to the Knowledge of the Company, has any such action been threatened since January 1, 2020. There is no, and has not been since January 1, 2020, an unfair labor practice complaint, material labor dispute or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries since January 1, 2020.

(d)               The Company and each of the Company Subsidiaries is in material compliance with all applicable Laws relating to employment and labor matters, including relating to wages, hours of work, vacation pay, pay equity, overtime pay, occupational health and safety, child labor, worker’s compensation, disability rights and benefits, employee leave issues, unemployment insurance, anti-discrimination and anti-harassment, equal opportunity, plant closures and layoffs, affirmative action, labor relations, immigration, and any other terms and conditions of employment.

(e)                Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries has received written notice since January 1, 2020 of the intent of any Governmental Entity responsible for the enforcement of employment or labor matters, including occupational health and safety, workplace safety and workers compensation insurance Laws, to conduct an investigation of the Company or any of the Company Subsidiaries and no such investigation is in progress or, to the Knowledge of the Company, threatened. There are no outstanding Actions relating to employment or labor matters, there have been no such Actions since January 1, 2020 and, to the Knowledge of the Company, no such Actions are currently threatened.

(f)                Neither the Company nor any of the Company Subsidiaries is a party to a settlement agreement with a current or former director, officer, employee or independent contractor of the Company or any of the Company Subsidiaries that involves allegations relating to sexual harassment, sexual misconduct or discrimination by either an officer or employee of the Company or any of the Company Subsidiaries. As of the date hereof, and since January 1, 2020, no allegations of sexual harassment or sexual misconduct have been made against any officer or employee of the Company or any of the Company Subsidiaries.

(g)               To the Knowledge of the Company, no employee of the Company or any of the Company Subsidiaries is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition or other restrictive covenant agreement or other obligation to the Company, any of the Company Subsidiaries or a third party.

(h)               Neither the Company nor any of the Company Subsidiaries currently employ any employee in Canada, and neither the Company nor any of the Company Subsidiaries has employed any employee in Canada since January 1, 2021.

3.14          Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) All Tax Returns required to have been filed by or with respect to the Company or any of the Company Subsidiaries have been timely filed (taking into account any extension of time to file granted or obtained), and all such Tax Returns are true, correct and complete in all material respects; (ii) all Taxes due and payable by the Company or any of the Company Subsidiaries (whether or not shown on any Tax Return) have been timely paid or will be timely paid (other than those Taxes being contested in good faith and for which adequate reserves have been established in the Company Financial Statements), and where payment of any Taxes is not yet due, each of the Company and the Company Subsidiaries has established in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which it ordinarily records items in its books and records, and such Taxes will be remitted when due; (iii) no deficiency for any Tax has been asserted, proposed or assessed by a Governmental Entity against the Company or any of the Company Subsidiaries that has not been satisfied by payment, settled or withdrawn or that is being contested in good faith through appropriate proceedings; (iv) no audit or other Action by any Governmental Entity is pending or threatened in writing with respect to the Company or any Company Subsidiary; (v) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of the Company Subsidiaries for any taxable period and no request for any such waiver is currently pending; (vi) each of the Company and the Company Subsidiaries is not subject to any pending tax collection suit, proceeding or claim that in any way could result in any liability; (vii) each of the Company and the Company Subsidiaries is not a party or subject to any Tax deficiency or infraction notice, proceeding or claim of assessment, collection or debt in arrears regarding any Taxes, either in court or in the administrative sphere; (viii) neither the Company nor any Company Subsidiary is party to any Tax allocation or sharing agreement, and neither the Company nor any Company Subsidiary has any liability for Taxes of another Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a result of filing Tax Returns on an affiliated, consolidated, combined, unitary or aggregate basis with such Person, or as a transferee or successor; (ix) each of the Company and the Company Subsidiaries has collected, deducted, withheld and paid all Taxes required to have been collected, deducted, withheld and paid by it in connection with amounts paid or owing to it or to any employee, independent contractor, creditor, shareholder, or other third party, (x) there are no Tax liens on any assets of the Company or any of the Company Subsidiaries (other than Permitted Liens); (xi) the Company and the Company Subsidiaries are in compliance, in all material respects, with applicable transfer pricing requirements (including section 247 of the Income Tax Act (Canada)); and (xii) no Governmental Entity of a jurisdiction where any of the Company and the Company Subsidiaries does not file a Tax Return has made a claim that such entity is or may be subject to Tax or is required to file any Tax Return in such jurisdiction. The Company has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment.

3.15          Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all issuances, registrations and applications for registration of all Intellectual Property owned by the Company or the Company Subsidiaries (together with all other Intellectual Property owned or purported to be owned by the Company or the Company Subsidiaries, the “Company Owned IP”) are subsisting and, if registered, valid and enforceable, (ii) the Company or one of the Company Subsidiaries exclusively owns all Company Owned IP, (iii) the Company and the Company Subsidiaries own, free and clear of all Liens (except Permitted Liens), or have the right to use pursuant to valid licenses, sublicenses, agreements or permissions, all items of Intellectual Property necessary for the conduct of their business operations as currently conducted or contemplated by the Company to be conducted, (iv) to the Knowledge of the Company, the conduct of the Company’s and the Company Subsidiaries’ businesses as currently conducted does not, and, since January 1, 2020 did not, infringe, misappropriate, dilute or otherwise violate any of the Intellectual Property rights of any third party, (v) no claims are, or have been since January 1, 2020, pending or threatened against the Company in a writing received by the Company adversely affecting the rights of the Company in any Company Owned IP, (vi) to the Knowledge of the Company, no third party has infringed, misappropriated, diluted or otherwise violated any rights in Company Owned IP, (vii) the Company and the Company Subsidiaries have taken reasonable measures to protect the confidentiality of trade secrets and other confidential information owned by or provided to them under conditions of confidentiality, including requiring all persons having access thereto to execute written non-disclosure agreements or otherwise be bound by obligations of confidentiality, and (viii) to the Knowledge of the Company, there has been no unauthorized access to, or unauthorized use or disclosure of any such trade secrets or confidential information of or relating to the Company or any of the Company Subsidiaries by or to any Person. Notwithstanding anything to the contrary in the foregoing, the representations and warranties given by the Company and Merger Sub in clause (iii) are not representations and warranties relating to infringement by the Company of Intellectual Property rights, which such representations and warranties are given solely in clause (iv) above.

3.16          Information Technology; Data Protection. The IT Assets of the Company and the Company Subsidiaries are sufficient in all material respects and operate and perform as needed by the Company and the Company Subsidiaries, to adequately conduct their respective businesses as currently conducted and as contemplated to be conducted by the Company. Since January 1, 2020, there have not been, and there are not currently, any vulnerabilities or defects that would reasonably be expected to result in, any security breaches, intrusions or unauthorized access, unauthorized use or disclosure, failures or unplanned outages or other adverse integrity or security access incidents (i) affecting, in a material manner, the material IT Assets of the Company or the Company Subsidiaries or any other Persons to the extent used by or on behalf of the Company or the Company Subsidiaries (or, in each case, Personal Data and other information and transactions stored or contained therein or transmitted thereby) or (ii) resulting in a partial or complete loss of control, in a material manner, of any material products of the Company or the Company Subsidiaries. The Company and the Company Subsidiaries (A) are and have been since January 1, 2020 in material compliance with all applicable Laws, as well as their own rules, policies and procedures and all contracts to which they are bound, in each case to the extent relating to privacy, data protection and the collection, retention, protection, transfer, use and processing of Personal Data and (B) have implemented and maintained a data security plan with commercially reasonable administrative, technical and physical safeguards to protect Personal Data against unauthorized access, use, loss and damage. Since January 1, 2020, (i) to the Knowledge of the Company, there has been no unauthorized access to, or use, misuse or loss of, or damage to, any IT Assets or any Personal Data maintained by or on behalf of the Company or any of the Company Subsidiaries, (ii) the Company and the Company Subsidiaries have not notified or been required to notify any Person of any security breach or other incident affecting the IT Assets or any information or data stored or contained therein, and (iii) there have not been and are no Actions, complaints, citations or fines pending, issued to or received by, or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary by any Person with respect to privacy or other incidents, or with respect to the Company’s handling, use or processing of Personal Data within the Company’s possession or control, that, in the case of (i), (ii) and (iii), were or are, individually or in the aggregate, material to the business of the Company.

3.17          Certain Contracts. Except as set forth on Section 3.17 of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is a party to or bound by (collectively, the “Company Material Contracts”):

(a)                any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC and under National Instrument 51-102 – “Continuous Disclosure Obligations” of the Canadian Securities Administrators), excluding any Company Benefit Plan or Company Permit;

(b)               any contract relating to indebtedness for borrowed money in excess of $1,000,000 or any pledge agreement, security agreement or other collateral agreement in which the Company or any Company Subsidiary granted to any Person a security interest in or Lien on any of the property or assets of the Company or any Company Subsidiary, or any agreement or instrument guaranteeing the debts or other obligations of any Person;

(c)                any contract that contains a non-competition restriction or other agreement or obligation that limits the manner in which the businesses of the Company and the Company Subsidiaries is or would be conducted, including any contract that creates an exclusive dealing arrangement or right of first offer or refusal, in each case that would, after giving effect to the Transactions, materially impact the businesses and activities of the Company and the Company Subsidiaries, taken as a whole;

(d)               any contracts with any (A) executive officer or director of the Company, excluding any Company Benefit Plan, (B) Affiliate, or (C) “associates” (or members of any of their “immediate family”) (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such executive officer, director or affiliate;

(e)                any contract establishing a partnership, joint venture, strategic alliance, limited liability company agreement (other than any such agreement solely between or among the Company and the Company Subsidiaries) or other similar arrangement;

(f)                any contract that relates to the direct or indirect acquisition or disposition of any business or asset (whether by merger, sale of stock, sale of assets or otherwise) and would reasonably be expected to result in the receipt or making by the Company or any of the Company Subsidiaries of future payments in excess of $1,000,000;

(g)               any contract that is material to the Company’s or any Company Subsidiary’s relationship with a material customer or material supplier;

(h)               any contract under which the Company or the Company Subsidiaries have granted or received any license or other rights with respect to material Intellectual Property or otherwise affecting their ability to own, enforce, use, license or disclose any material Intellectual Property (other than (A) licenses to “off-the-shelf,” non-customized, commercially available software for an aggregate license fee of less than $1,000,000, and (B) Intellectual Property assignment and confidentiality agreements entered into with employees and independent contractors of the Company and the Company Subsidiaries, in each case of this clause (h), in the ordinary course of business consistent with past practice);

(i)                 any contract or agreement involving any resolution or settlement of any actual or threatened Action or other dispute which requires payment in excess of $50,000 or imposes continuing obligations on the Company or any Company Subsidiary, including injunctive or other non-monetary relief;

(j)                 any contract with any Governmental Entity (other than a Company Permit);

(k)               any contract granting any royalty, production payment, earn-out, stream or other interest in the Company Mining Rights or the production or proceeds therefrom;

(l)                 any contract that is a lease, sublease, license (relating to real property) or right of way or occupancy agreement that is material to the business of the Company and the Company Subsidiaries, taken as a whole;

(m)             any contract providing for subscription rights, preemptive rights, rights of first refusal or anti-dilution rights of any kind which obligate the Company or any Company Subsidiary to sell, issue or deliver any voting or equity securities based on actions that are outside of the Company’s control; or

(n)               any collective bargaining agreements or union agreements applicable to the Company or any Company Subsidiary and all related letters, memoranda of understanding, or other written communication with bargaining agents for any employees of the Company or any Company Subsidiary which impose obligations upon the Company or any Company Subsidiary.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (1) each Company Material Contract is valid and binding on the Company (or, to the extent a Company Subsidiary is a party, such Company Subsidiary) and is in full force and effect (subject to the Enforceability Exceptions) and (2) the Company and each Company Subsidiary has in all material respects performed all obligations required to be performed by it to date under each Company Material Contract to which it is a party or bound. To the Company’s Knowledge, neither the Company nor any Company Subsidiary has received written or oral notice of, any violation or default (nor, to the Knowledge of the Company, does there exist any condition that with the passage of time or the giving of notice or both would result in such a violation or default) under any Company Material Contract, except in each case that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has furnished or made available to GX in the VDR true and complete copies, in all respects, of all Company Material Contracts, including amendments thereto that are material in nature.

3.18          Environmental Conditions. (i) The Company and each of the Company Subsidiaries are and, except for matters which have been fully resolved, have been in compliance, in all material respects, with all applicable Environmental Laws, and neither the Company nor any of the Company Subsidiaries has received any unresolved written, or to the Knowledge of the Company, verbal communication from any person or Governmental Entity that alleges that the Company or any of the Company Subsidiaries is not in such compliance with, or has any material liability under, applicable Environmental Laws, (ii) the Company and each of the Company Subsidiaries have obtained all environmental, health and safety permits, licenses, variances, exemptions, registrations, approvals and authorizations of all Governmental Entities (“Environmental Permits”) required or necessary pursuant to applicable Environmental Law for the construction and operation of their facilities and the conduct of their business and operations, and all such Environmental Permits are in full force and effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company and the Company Subsidiaries are, and, except for matters which have been fully resolved, have been, in compliance in all material respects with all terms and conditions of the Environmental Permits, (iii)  there are no Actions under any Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, (iv) there has been no Release of any Hazardous Material that would be reasonably likely to form the basis of any material Action under any Environmental Laws against the Company or any of the Company Subsidiaries or for which the Company or any of the Company Subsidiaries has retained or assumed by contract or, to the Knowledge of the Company, by operation of law any material cost, liability or obligation (excluding reclamation, decontamination, or remediation required under the Environmental Permits), (v) the Company and the Company Subsidiaries have not entered into any written agreement or incurred any legal obligation providing for or requiring them to defend, indemnify or hold harmless any person from or against any material liabilities or costs of such other Person arising out of or related to the generation, manufacture, use, transportation or disposal of Hazardous Materials, or otherwise arising in connection with or under applicable Environmental Laws, except as required by applicable Laws and Environmental Permits, and (vi) the Company has delivered or otherwise made available complete and correct copies and results of any environmental audit, assessments and reports (including Phase I environmental site assessments and Phase II environmental site assessments), written notices of violation or liability and environmental sampling data prepared in the past five years in the possession of the Company or any of its Subsidiaries pertaining to: (A) any material unresolved liabilities under Environmental Law; (B) any material Hazardous Material contamination in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its

Subsidiaries; or (C) the Company’s or any of its Subsidiaries’ material non-compliance with applicable Environmental Laws. Except for liabilities for which the Company has posted financial assurance in the amount of the full liability, none of the Company or the Company Subsidiaries is subject to any material liability relating to (A) the restoration or rehabilitation of land, water or any other part of the environment, or (B) mine closure, reclamation, remediation or other post-operational requirements. The Company has posted in the time and manner required, the required amount of any reclamation and rehabilitation financial assurance required by applicable Environmental Laws and any Environmental Permits and has completed all progressive reclamation and rehabilitation in the time and manner required by applicable Environmental Laws and any Environmental Permits in respect of any disturbances and activities undertaken by the Company to date.

3.19          Real Property and Company Mining Rights.

(a)                Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries has good and marketable fee title (or the equivalent in any applicable foreign jurisdiction), free and clear of all Liens (other than Permitted Liens), to all of its owned real property, except as set forth on Section 3.19(a)(i) of the Company Disclosure Letter, and good and valid leasehold title, free and clear of all Liens (other than Permitted Liens), to all of its leased property, except as set forth on Section 3.19(a)(ii) of the Company Disclosure Letter, pursuant to leases with third parties which are in full force and effect and enforceable in accordance with their respective terms against the Company or its applicable Company Subsidiary (as the case may be) and, to the Knowledge of the Company, each of the other parties thereto, subject in each case to the Enforceability Exceptions, (ii) there are no existing (or to the Knowledge of the Company, threatened in writing) expropriation or condemnation proceedings or plans with respect to any such real property, (iii) with respect to all such leased real property, the Company and each of the Company Subsidiaries and, to the Knowledge of the Company, each of the other parties thereto, is in compliance with all material terms and conditions of each lease therefor, and neither the Company nor any of the Company Subsidiaries has received any written notice of default thereunder which is outstanding and remains uncured beyond any applicable period of cure, (iv) the Company and each of the Company Subsidiaries enjoy quiet possession of the leased property, free and clear of all Liens (other than Permitted Liens) and (v) except as set forth on Section 3.19(a)(i) or Section 3.19(a)(ii) of the Company Disclosure Letter, no consent, authorization or approval of, or notification to any landlord or tenant that is a counterparty to a leased real property is required to be obtained or made by the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

(b)               The Company or the Company Subsidiaries have or have the option to acquire a 100% legal and beneficial ownership in and to the real property assets associated with the Elk Creek Project, to the extent required to permit the use of land by the Company and Company Subsidiaries, and mineral interests that are required to exploit the development potential of the Elk Creek Project or Company Mining Rights, in each case as contemplated in the Company Public Disclosure Record filed (and available on SEDAR) on or before the date hereof. The Company Mining Rights in the Elk Creek Project have been duly and validly located and recorded pursuant to the laws of the jurisdictions in which the Elk Creek Project is situate and include valid and subsisting mineral claims.

(c)                Except pursuant to any Company Material Contract forth on Section 3.17 of the Company Disclosure Letter, there are no back-in rights, earn-in rights, rights of first refusal or similar provisions or rights which would affect the Company’s or Company Subsidiaries’ interest in the Elk Creek Project or Company Mining Rights in any material respect and to the Knowledge of the Company, no such rights have been alleged or threatened.

(d)               All mineral rights located in or on the lands of the Company and Company Subsidiaries or lands pooled or unitized therewith, which have been abandoned by the Company or Company Subsidiaries have been abandoned in compliance with all applicable Laws in all material respects.

3.20          Mineral Information(a). The Technical Report complied in all material respects with the requirements of NI 43-101 at the time of filing thereof.

(a)                To the Knowledge of the Company, the Company made available to the authors of the Technical Report, prior to the issuance thereof, for the purpose of preparing such report, all material information requested by them, and to the Knowledge of the Company, none of such information contained any misrepresentation at the time such information was so provided.

(b)               The Company is in compliance in all material respects with the provisions of NI 43-101, has filed all technical reports required thereby, and there has been no material change of which the Company is or reasonably should be aware that would materially disaffirm or materially change any aspect of the Technical Report or that would require the filing of a new technical report under NI 43-101.

3.21          Aboriginal Matters.

(a)                Neither the Company nor any Company Subsidiary has received any written notice of any Aboriginal Claim made by any Aboriginal Peoples which would materially affect or materially impair the Company’s or Company Subsidiary’s right, title or interest in the Elk Creek Project or Company Mining Rights. To the Knowledge of the Company, no Aboriginal Claim is threatened by any Aboriginal Peoples which would materially affect or materially impair the Company’s or Company Subsidiary’s right, title or interest in the Elk Creek Project or Company Mining Rights.

(b)               To the Knowledge of the Company, there are no archaeological sites currently regulated by a Governmental Entity on the Elk Creek Project.

3.22          Board Approval; Voting Requirements.

(a)                The Company Board, by resolutions duly adopted by unanimous vote of the members of the Company Board at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that the Transactions are fair to the Company Pre-Closing Shareholders, (ii) approved this Agreement and the Transactions and declared their advisability, and (iii) recommended that the Company Pre-Closing Shareholders approve the

Transactions and directed that the Transactions be submitted for consideration by the Company Pre-Closing Shareholders at the Company Shareholder Meeting.

(b)               The Merger Sub Board, by resolutions duly adopted by unanimous vote of the members of the Merger Sub Board at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Merger Sub and the Company as its sole shareholder and (ii) approved this Agreement and the Transactions and declared their advisability and (iii) recommended that the Company approve and adopt this Agreement and approve the Transactions. The Company, in its capacity as sole shareholder of Merger Sub, has approved and adopted this Agreement and approved the Transactions.

(c)                The ECRC Board, by resolutions duly adopted by unanimous vote of the members of the ECRC Board at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly has (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, ECRC and Intermediate Holdco as its sole shareholder and (ii) recommended that Intermediate Holdco approve and adopt this Agreement and approve the Transactions. Intermediate Holdco, in its capacity as sole shareholder of ECRC, has approved and adopted this Agreement and approved the Transactions.

(d)               The affirmative vote of the holders of at least a majority of the Company Common Shares present in person or represented by proxy at the Company Shareholder Meeting is necessary to approve the Company Resolutions (such approval, the “Company Shareholder Approval”). The Company Shareholder Approval is the only vote of holders of any securities of the Company necessary to approve the Transactions.

3.23          Opinion of Financial Advisors. The Company Board has received the opinion of GenCap Mining Advisory Ltd. (the “Company Financial Advisor”) to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and other matters set forth therein, the consideration payable to holders of GX Shares and GX Warrants, being Company Common Shares, Second Merger Class B Shares and Former GX Company Warrants, as applicable, is fair, from a financial point of view, to the Company (it being acknowledged that such opinion is for the benefit of the Company Board and, for the avoidance of doubt, may not be relied upon by GX or any of its Affiliates).

3.24          Brokers. Except as set forth on Section 3.24 of the Company Disclosure Letter, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

3.25          Transactions with Affiliates. Except for employment or consulting relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, in each case, that are paid with respect to such employment or consulting relationships, (a) there are no agreements, arrangements or understandings under which there are any existing or future liabilities or obligations between Company or the Company Subsidiaries and any (i) present or former director, officer or employee or Affiliate of the Company or the Company Subsidiaries, or any immediate family member of any of the foregoing, or (ii)

record or beneficial owner of more than 5% of the Company’s outstanding capital ((i) and (ii), each a “Related Party”) and (b) no Related Party has any material interest in any person that sells or provides material goods or services to or receives material goods or services from the Company or the Company Subsidiaries.

3.26          Takeover Statutes. The Company Board has taken all action necessary to render inapplicable to the Transactions any restriction on business combinations contained in any applicable takeover Law which is or would reasonably be expected to become applicable the Company, Merger Sub or GX as a result of the Transactions.

3.27          No Other Representations.

(a)                Except for the representations and warranties made in this Article III, or any certificate delivered pursuant to this Agreement, neither the Company nor any other Person acting on behalf of the Company or the Company Subsidiaries makes or has made any express or implied representation or warranty with respect to the Company or the Company Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) or prospects, including in respect of information furnished or provided to GX or made available to GX in the VDR, management presentations or in any other form, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to GX or any of its Affiliates or Representatives with respect to (i) any projection, forecast, estimate, budget or prospective financial information relating to the Company or any of the Company Subsidiaries or their respective businesses or (ii) except for the representations and warranties made in this Article III or any certificate delivered pursuant to this Agreement, any oral or written information presented to GX or any of its Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Transactions.

(b)               Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that none of GX or any other person acting on behalf of GX has made or is making, and the Company expressly disclaims reliance upon, any representations, warranties or statements relating to GX, express or implied, beyond those expressly given by GX in Article IV or any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding GX or any other matter furnished or made available to the Company or any of its Representatives. Without limiting the generality of the foregoing, the Company acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective financial information that may have been made available to the Company or any of its Representatives, except as expressly given by GX in Article IV or any certificate delivered pursuant to this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GX

Except as disclosed in the GX Public Disclosure Record, but excluding disclosures referred to in “Forward-Looking Statements,” “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements, or as disclosed in the disclosure letter delivered by GX to the Company in connection with the execution of this Agreement (the “GX Disclosure Letter”), with such GX Disclosure Letter making reference to the particular section or subsection of this Agreement to which exception is being taken (provided that such disclosure will be deemed to qualify that particular section or subsection and any other section or subsection of this Agreement to which the relevance of such disclosure is reasonably apparent on its face), GX represents and warrants as of the date hereof as set forth below:

4.1              Organization, Good Standing and Qualification. GX (a) is duly organized, validly existing and in good standing or is subsisting (with respect to jurisdictions that recognize the concept of good standing or subsisting) under the Laws of its jurisdiction of formation, (b) has the requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and (c) is qualified to do business and is in good standing or subsisting (with respect to jurisdictions that recognize the concept of good standing or subsisting) as a foreign legal entity, in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business as presently conducted requires such qualification, except in each case where the failure of GX to be so qualified, be in good standing as a foreign corporation or have such authority has not had or would not reasonably be expected to have, individually or in the aggregate, a GX Material Adverse Effect. GX has made available to the Company true, complete and correct copies of the organizational documents of GX, each as amended through the date of this Agreement, and each such document as so made available is in full force and effect on the date of this Agreement. GX does not have, and has not had, any direct or indirect Subsidiaries.

4.2              Corporate Authority; Non-Contravention.

(a)                GX has the requisite corporate power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is, or is contemplated to be, party and, subject to the GX Shareholder Approval, to consummate the Transactions. The execution and delivery of this Agreement and the applicable Ancillary Agreements by GX and the consummation by GX of the Transactions have been duly authorized by all necessary corporate action on the part of GX. This Agreement has been duly executed and delivered by GX and, assuming the due authorization, execution and delivery of this Agreement by the Company and Merger Sub, constitutes the legal, valid and binding obligation of GX, enforceable against GX in accordance with its terms, subject to the Enforceability Exceptions.

(b)               The execution and delivery of this Agreement does not, and the consummation of the Transactions do not and will not, (i) contravene, conflict with or result in any violation or breach of the respective certificates of incorporation or bylaws of GX, (ii) subject to the governmental filings and other matters referred to in Section 4.2(c), contravene, conflict with or result in any violation or breach of provision of applicable Law, or (iii) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of each of GX under any GX Permit or any contract by which GX or its properties or assets may be bound, other than, in the case of clauses (ii) and (iii), any such contraventions, conflicts, violations, defaults, rights, losses or Liens that, individually or in the aggregate, has not had and would not reasonably be expected to have a GX Material Adverse Effect.

(c)                No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to GX in connection with the execution and delivery of this Agreement by GX or the consummation by GX of the Transactions, except for (i) compliance with any applicable requirements of any Competition Laws, (ii) the filing or submission with the SEC of the proxy statement relating to the GX Shareholder Meeting as part of the Joint Proxy Statement, (iii) compliance with the applicable requirements of NASDAQ, (iv) compliance with the applicable requirements, if any, of the Exchange Act, the Securities Act, state securities laws or “blue sky” laws, state takeover laws, and the Canadian Securities Laws and the BCBCA, (iv) the filing of the Merger Filings with the Secretary of State of the State of Delaware and, with respect to the Second Merger only, the Secretary of State of the State of Nebraska, and appropriate documents with the relevant authorities of other states in which GX is qualified to do business, and (v) such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, has not had and would not reasonably be expected to have a GX Material Adverse Effect.

4.3              Capital Structure.

(a)                The authorized share capital of GX consists of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share (“GX Preferred Shares”), and (ii) 220,000,000 shares of common stock, par value $0.0001 per share (“GX Common Stock”), with (A) 200,000,000 shares of GX Common Stock being designated as Class A Shares and (B) 20,000,000 shares of GX Common Stock being designated as Founder Shares. As of the Measurement Date, (i) no GX Preferred Shares were issued and outstanding, (ii) 30,000,000 Class A Shares were issued and outstanding, (iii) 7,500,000 Founder Shares were issued and outstanding, (iv) 5,666,667 Class A Shares were subject to issuance upon exercise of the Founder’s Warrants and (v) 10,000,000 Class A Shares were subject to issuance upon exercise of the GX Public Warrants.

(b)               All outstanding Class A Shares and Founder Shares are, and all Class A Shares and Founder Shares that may be issued as permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and free and clear of preemptive rights and all Liens, other than transfer restrictions under applicable securities Laws and the organizational documents of GX, and not subject to preemptive rights. Except (i) as set forth in this Section 4.3, (ii) for the GX Public Units and (iii) for changes since the Measurement Date resulting from the issuance of shares of Class A Shares pursuant to Founder’s Warrants or the GX Public Warrants outstanding on the Measurement Date in accordance with their present terms or as expressly permitted by Section 5.3, (A) there are not issued or outstanding any (1) shares of capital stock or other voting or equity securities or interests of GX, (2) securities or interests of GX convertible into or exchangeable or exercisable for, or based upon the value of, shares of capital stock or voting or equity securities or interests of GX (including any “phantom” stock), or (3) warrants, calls, options, preemptive rights, subscriptions or other rights to acquire from GX (including, in this instance, any subsidiary trust), or obligations of GX to issue, any capital stock, voting or equity securities or interests or securities or interests convertible into or exchangeable or exercisable for, or based upon the value of, capital stock or voting or equity securities or interests of the Company, and (B) there are no outstanding obligations of GX to repurchase, redeem or otherwise acquire any such securities or interests or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities or interests of the GX.

(c)                Except as set forth on Section 4.3(c) of the GX Disclosure Letter or as contemplated by this Agreement, (1) there are no shareholder agreements or voting trusts or other agreements or understandings to which GX is a party with respect to the voting, or restricting the transfer, of the capital stock or any other equity interest of GX and (2) GX has not granted any preemptive rights, anti-dilutive rights or rights of first refusal, registration rights or similar rights with respect to its shares of capital stock that are in effect. GX does not have outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the GX Shareholders on any matter.

(d)               As of the date of this Agreement, there is no shareholder rights plan, “poison pill” antitakeover plan or similar device in effect to which GX is subject, party or otherwise bound.

(e)                GX does not directly or indirectly own, or hold any rights to acquire, any capital stock or any other securities or interests in any other Person.

(f)                GX has not declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any other recapitalization of, any of its share capital, as applicable, or agreed to, directly or indirectly repurchase, redeem or otherwise acquire any of its voting or equity securities or interests or securities or interests convertible into or exchangeable or exercisable for, or based upon the value of, capital stock or voting or equity securities or interests of GX.

4.4              Reporting Issuer Status and Securities Laws Matters.

(a)                The issued and outstanding GX Public Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “GXIIU.” The issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “GXII.” The issued and outstanding GX Public Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “GXIIW.” No securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of GX, and GX is not in default of any material provision of applicable securities Laws or the rules or regulations of NASDAQ. Trading in GX Public Units, Class A Shares, and GX Public Warrants on NASDAQ is not currently halted or suspended. No delisting, suspension of trading or cease trading order with respect to any securities of GX is pending or, to the Knowledge of GX, threatened. No Action (whether formal or informal) against GX by any securities commission, stock exchange (including NASDAQ) or similar regulatory authority under applicable securities Laws or the rules and regulations of NASDAQ is in effect or ongoing. GX has not taken any action in an attempt to terminate the registration of the GX Public Units, the Class A Shares or the GX Public Warrants under the Exchange Act.

(b)               GX has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by GX with the SEC under the Securities Act or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and prior to the Closing. The disclosures filed with the SEC were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be. As used in this Section 4.4(b) the term “file” will be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. The documents and information comprising the GX Public Disclosure Record, as at the respective dates they were filed, were in compliance in all material respects with applicable securities Laws and, where applicable, the rules and policies of NASDAQ and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)                As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters from any securities commission or similar regulatory authority with respect to any of the GX Public Disclosure Record (other than such comment letters a copy of which has been provided to the Company prior to the date hereof) and neither GX nor any of the GX Public Disclosure Record is, to the Knowledge of GX, subject of an ongoing audit, review, comment or investigation by any securities commission or similar regulatory authority.

(d)               GX is not, and upon closing of the Mergers will not be, required to be registered as an investment company under the Investment Company Act.

(e)                The financial statements (including, in each case, any notes thereto) of GX contained or incorporated by reference in the GX Public Disclosure Record (the “GX Financial Statements”) fairly present in all material respects the financial position, results of operations, changes in shareholders’ equity and cash flows of GX at the respective dates of and for the periods referred to in such financial statements, all prepared in accordance with (i) GAAP consistently applied and (ii) applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the GX Financial Statements.

(f)                Except as and to the extent reflected or reserved against in the GX Financial Statements, GX has not incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in GX Financial Statements, other than liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the date of GX’s incorporation in the ordinary course of business.

(g)               GX has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to GX and other material information required to be disclosed by GX in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to

GX’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting GX’s principal executive officer and principal financial officer to material information required to be included in GX’s periodic reports required under the Exchange Act.

(h)               GX maintains systems of internal control over financial reporting that are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance: (i) that GX maintains records that in reasonable detail accurately and fairly reflect, in all material respects, its transactions and dispositions of assets; (ii) that transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP; (iii) that receipts and expenditures are being made only in accordance with authorizations of management and its board of directors; and (iv) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements. GX has delivered to the Company a true and complete copy of any disclosure (or, if unwritten, a summary thereof) by any representative of the Company to the Company’s independent auditors relating to any material weaknesses in internal controls and any significant deficiencies in the design or operation of internal controls that would adversely affect the ability of the Company to record, process, summarize and report financial data. GX has no knowledge of any fraud or whistle-blower allegations, whether or not material, that involve management or other employees or consultants who have or had a significant role in the internal control over financial reporting of GX. Since December 31, 2021, there have been no material changes in the GX’s internal control over financial reporting.

4.5              Information Supplied. None of the information relating to GX or its Affiliates supplied or to be supplied by GX for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will, at the date the Joint Proxy Statement is first mailed to the Company Pre-Closing Shareholders and the GX Shareholders and at the time of the Company Shareholder Meeting and the GX Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portions of the Form S-4 and the Joint Proxy Statement relating to GX and its Affiliates and the other portions of such documents within the reasonable control of GX will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by GX with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Company for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

4.6              Absence of Certain Changes. Since December 31, 2021, there have been no changes, effects, conditions, events, circumstances, occurrences or developments that, individually or in the aggregate, have had or would reasonably be expected to have a GX Material Adverse Effect.

4.7              Compliance with Applicable Laws; Outstanding Orders. Except as, individually or in the aggregate, would not reasonably be expected to have a GX Material Adverse Effect, (i) GX holds all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities that are necessary for GX to own, lease and operate its properties or required for the operation of the businesses of GX (the “GX Permits”) and (ii) all such GX Permits are in full force and effect or, where applicable, a renewal application has been timely filed and is pending agency approval. No suspension or cancellation of any of the GX Permits is pending or, to the Knowledge of the Company, threatened in writing. GX is in compliance with the terms of the GX Permits and all applicable Laws enacted, promulgated or entered by any Governmental Entity relating to GX or its businesses or properties, except where the failure to be in compliance with such GX Permits or applicable Laws, individually or in the aggregate, would not reasonably be expected to have a GX Material Adverse Effect. GX is not subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a GX Material Adverse Effect.

4.8              Foreign Corrupt Practices Act. Except as, individually or in the aggregate, would not reasonably be expected to be material to GX, since its formation, neither GX, nor any director, manager, officer, employee, or, to the Knowledge of GX, agent or representative of GX, has directly or indirectly through another person made, offered to make, attempted to make, or accepted any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to or from any person, private or public, regardless of what form, whether in money, property or services, in violation of any Anti-Corruption Laws. Since its formation, neither GX nor any of its directors, officers, employees or representatives has been under internal or, to the Knowledge of GX, Governmental Entity investigation for any material violation of any Anti-Corruption Laws or has received any written notice or other communication from any Governmental Entity regarding a violation of, or failure to comply with, any Anti-Corruption Laws. Since its formation, GX has implemented, maintained and enforced an adequate system or systems of internal controls reasonably designed to ensure compliance with the Anti-Corruption Laws and prevent and detect violations of the Anti-Corruption Laws. Since its formation, GX has not made any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to any Anti-Corruption Laws.

4.9              Sanctions. Except as, individually or in the aggregate, would not reasonably be expected to be material to GX, taken as a whole, (i) neither GX nor, to the Knowledge of GX, no director, officer or employee thereof, (A) is a Sanctioned Person or (B) as of the date of this Agreement, has pending or, to the Knowledge of the GX, threatened claims against it, him or her with respect to applicable sanctions and (ii) GX is and, since its formation, has been, in compliance with all applicable sanctions.

4.10          Litigation. There is no Action pending or, to the Knowledge of GX, threatened against or affecting GX or any of its properties or any of its respective officers, directors or employees (in their respective capacities as such).

4.11          Business Activities. Since the date of GX’s incorporation, GX has not conducted any business activities other than activities directed toward the accomplishment of a business combination. Except as set forth in GX’s organizational documents, there is no agreement, commitment, or Order binding upon GX or to which GX is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of GX, any acquisition of property by GX or the conduct of business by GX as currently conducted or as contemplated to be conducted as of the Closing other than such effects as would not, individually or in the aggregate, reasonably be expected to have a GX Material Adverse Effect.

4.12          Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a GX Material Adverse Effect: (i) All Tax Returns required to have been filed by or with respect to GX have been timely filed (taking into account any extension of time to file granted or obtained), and all such Tax Returns are true, correct and complete in all material respects; (ii) all Taxes due and payable by GX (whether or not shown on any Tax Return) have been timely paid or will be timely paid (other than those Taxes being contested in good faith and for which adequate reserves have been established in the GX Financial Statements), and where payment of any Taxes is not yet due, GX has established in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which it ordinarily records items in its books and records, and such Taxes will be remitted when due; (iii) no deficiency for any Tax has been asserted, proposed or assessed by a Governmental Entity against GX that has not been satisfied by payment, settled or withdrawn or that is being contested in good faith through appropriate proceedings; (iv) no audit or other Action by any Governmental Entity is pending or threatened in writing with respect to GX; (v) there are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from GX for any taxable period and no request for any such waiver is currently pending; (vi) GX is not subject to any pending tax collection suit, proceeding or claim that in any way could result in any liability; (vii) GX is not a party or subject to any Tax deficiency or infraction notice, proceeding or claim of assessment, collection or debt in arrears regarding any Taxes, either in court or in the administrative sphere; (viii) GX is not a party to any Tax allocation or sharing agreement, and does not have any liability for Taxes of another Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a result of filing Tax Returns on an affiliated, consolidated, combined, unitary or aggregate basis with such Person, or as a transferee or successor; (ix) GX has collected, deducted, withheld and paid all Taxes required to have been collected, deducted, withheld and paid by it in connection with amounts paid or owing to it or to any employee, independent contractor, creditor, shareholder, or other third party; (x) there are no Tax liens on any of the assets of GX; (xi) GX is in compliance, in all material respects, with applicable transfer pricing requirements (including section 247 of the Income Tax Act (Canada)); and (xii) no Governmental Entity of a jurisdiction where GX does not file a Tax Return has made a claim that GX is or may be subject to Tax or is required to file any Tax Return in such jurisdiction. GX has not taken any action (nor permitted any action to be taken), and is not aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment. For purposes of the representations and warranties in clauses (ii) and (ix) of the first sentence of this Section 4.12, the term “Tax” excludes any taxes imposed pursuant to section 4501 of the Code in connection with the redemption of any stock of GX.

4.13          Transactions with Affiliates. Except as disclosed in the GX Public Disclosure Record and for employment relationships and the payment of compensation, benefits and expense reimbursements and advances in the ordinary course of business, there are no agreements, arrangements or understandings that are in existence as of the date of this Agreement under which there are any existing or future liabilities or obligations between GX and any (a) present or former director, officer or employee or Affiliate of GX, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than 5% of GX’s outstanding capital stock as of the date hereof.

4.14          Brokers and Finders. Except as set forth on Section 4.14 of the GX Disclosure Letter, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of GX.

4.15          Trust Account. As of the close of business three Business Days prior to the execution and delivery of this Agreement, GX has cash in the trust account established for the indirect benefit of redeeming GX Public Shareholders (the “Trust Account”), and for the benefit of GX in the amount set forth on the signature page, and such monies are held in trust and maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated March 17, 2021, between GX and the Trustee (the “Trust Agreement”). The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms and has not been amended or modified. GX has complied in all respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by GX or, to the Knowledge of GX, by the Trustee. There are no separate contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the GX Public Disclosure Record to be inaccurate in any material respect and/or that would entitle any Person (other than the payment of deferred underwriting commissions to the IPO Underwriter and applicable taxes as described in the GX Public Disclosure Record and the payment to GX Public Shareholders who elect to redeem their Class A Shares pursuant to the GX Charter), to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account will have been released, except to cover any tax obligation owed by GX as a result of assets of GX or interest or other income earned, and upon the exercise of Redemption Rights pursuant to the GX Charter. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of GX, threatened in writing with respect to the Trust Account. As of the date hereof, assuming the accuracy of the representations and warranties of the Company and Merger Sub herein and the compliance by the Company and Merger Sub with their respective obligations hereunder, GX has no reason to believe that (a) any of the conditions to the use of funds in the Trust Account will not be satisfied or (b) funds available in the Trust Account will not be available to GX at the Closing.

4.16          Board Approval; Voting Requirements.

(a)                The GX Board, by resolutions duly adopted by unanimous vote of the members of the GX Board at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, the GX Shareholders, (ii) approved this Agreement and the Transactions and declared their advisability, and (iii) recommended that the GX Shareholders approve and adopt this Agreement and approve the Transactions and directed that this Agreement and the Transactions be submitted for consideration by the GX Shareholders at the GX Shareholder Meeting.

(b)               The affirmative vote of the holders of a majority of the outstanding GX Shares, including the affirmative vote of a majority of the outstanding Founder Shares, voting separately as a single class, is necessary to approve the GX Resolutions (such approval, the “GX Shareholder Approval”). The GX Shareholder Approval is the only vote of holders of any securities of GX necessary to approve the Transactions.

4.17          No Other Representations.

(a)                Except for the representations and warranties made in this Article IV, or any certificate delivered pursuant to this Agreement, neither GX nor any other Person acting on behalf of GX makes or has made any express or implied representation or warranty with respect to GX or its businesses, operations, assets, liabilities or conditions (financial or otherwise) or prospects, including in respect of information furnished to the Company in any form, and GX hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither GX nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (i) any projection, forecast, estimate, budget or prospective financial information relating to GX or its businesses or (ii) except for the representations and warranties made in this Article IV or any certificate delivered pursuant to this Agreement, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of GX, the negotiation of this Agreement or in the course of the Transactions.

(b)               Notwithstanding anything contained in this Agreement to the contrary, GX acknowledges and agrees that none of the Company or any other Person acting on behalf of the Company has made or is making, and GX expressly disclaims reliance upon, any representations, warranties or statements relating to the Company, express or implied, beyond those expressly given by GX in Article III or any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company or any other matter furnished or made available to GX or any of its Representatives. Without limiting the generality of the foregoing, GX acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective financial information that may have been made available to GX or any of its Representatives, except as expressly given by the Company in Article III or any certificate delivered pursuant to this Agreement.

ARTICLE V
COVENANTS

5.1              Interim Operations of the Company and its Subsidiaries. Except (i) as consented to in writing by GX or (ii) as contemplated by this Agreement or any Ancillary Agreement (including with respect to the Contemplated Financing), the Company covenants that, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date:

(a)                the Company will, and will cause its Subsidiaries to, use reasonable best efforts to (i) conduct business, in all material respects, in the ordinary course of business consistent with past practice, (ii)  preserve intact its assets and business including, but not limited to, the Company Mining Rights, (iii) maintain and preserve all of its rights under each of the Elk Creek Project and Company Mining Rights under each applicable Company Permit, and (iv) to the extent consistent with the foregoing, use reasonable best efforts to (A) preserve intact its current business organization and (B) maintain its existing relationships with its employees and other Persons (including Aboriginal Peoples and Governmental Entities) with whom the Company and its Subsidiaries have material business relations; except that no action or failure to take action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) will constitute a breach under this Section 5.1(a) unless such action or failure to take action would constitute a breach of such provision of Section 5.1(b), as applicable;

(b)               neither the Company nor any of its Subsidiaries will:

(i)                 except as required in furtherance of the Transactions to comply with applicable listing requirements of NASDAQ, amend its organizational documents;

(ii)               issue, sell, pledge, dispose of or encumber or subject to any Lien, or authorize the issuance, sale, pledge, disposition or encumbrance of or otherwise amend the terms of, any equity interests or interests convertible into or exchangeable for equity interests, or any rights, warrants or options to acquire or with respect to equity interests or convertible or exchangeable securities;

(iii)             modify, renew, extend or enter into any collective bargaining or other labor-related agreement or arrangement with any labor union or other employee association; or recognize or certify any labor union, other employee association or group of employees of the Company or any of the Company Subsidiaries as the bargaining representative for any employees of the Company or any of the Company Subsidiaries, in all cases, except as required by applicable Law;

(iv)             split, combine or reclassify, or redeem, purchase or otherwise acquire, directly or indirectly, any equity interests of any of the Company or any of its Subsidiaries, except for in connection with the conversion of the Company Options and the Company Warrants;

(v)               declare, set aside, authorize, make or pay any dividends on or make any distribution with respect to its capital stock (whether in cash, assets, stock or other securities of the Company or any Company Subsidiary);

(vi)             incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, or grant any security interest in any of its assets, in excess of $250,000 in the aggregate;

(vii)           except as required under the terms of any Company Benefit Plan as in effect on the date hereof, or by applicable Law, (A) grant or announce any increase in salaries or bonus opportunity payable or to become payable by the Company or any of its Subsidiaries to any current employee, except for increases in salary or bonus opportunity (x) of less than 17.5% of such employee’s salary immediately prior to the date of this Agreement or (y) in the ordinary course of business in a manner consistent with past practice, (B) agree to pay any severance, retention, change in control or termination or similar compensation or benefits to any employee, officer, director or other service provider of the Company, (C) hire or terminate any officer, director or employee of the Company receiving annual base compensation equal to or in excess of $150,000, other than terminations of employment for cause or due to death or disability, (D) terminate, adopt, establish or enter into, or amend any Company Benefit Plan, other than in the case of the renewal of group health or welfare plans in the ordinary course of business consistent with past practice, (E) establish any trust or take any other action to secure the payment of any compensation payable by the Company or any of its Subsidiaries to any employee, officer, director or other service provider of the Company or its Subsidiaries, (F) take any action to amend or waive any performance or vesting criteria or to accelerate the time of payment or vesting of any compensation or benefit payable by the Company or any of its Subsidiaries, (G) grant any new equity awards to any employee, officer, director or other service provider of the Company or any of its Subsidiaries (whether under the Company Incentive Plans or otherwise), or (H) amend, waive or modify any of the Key Employee Agreements (or any of the terms thereof);

(viii)         knowingly waive, release, amend or fail to enforce the restrictive covenant obligations of any current or former employee, independent contractor, officer or director of the Company or any of the Company Subsidiaries;

(ix)             except as required to comply with Section 1.6, increase the number of directors on the Company Board or appoint any additional director (other than to fill vacancies);

(x)               make any loans or advances to any of its directors and executive officers (other than payroll advances or other advances consistent with past custom and practice made for travel, entertainment or other reimbursable expenses incurred in the ordinary course of business consistent with past practice) or make any change in its existing borrowing or lending arrangements for or on behalf of any such Persons;

(xi)             change any of the accounting principles, methodologies or practices used by it, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(xii)           acquire, including by merger, consolidation or acquisition of stock or assets, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets in connection with acquisitions or investments, other than the purchase of supplies, equipment and products in the ordinary course of business consistent with past practice, or enter into any strategic joint ventures, partnerships or alliances with any other Person;

(xiii)         except in the ordinary course of business consistent with past practice, renew, extend, terminate or consent to the termination (excluding expiration in accordance with its terms) of, waive, or amend in any material respect any Company Material Contract or any of its rights thereunder;

(xiv)         make or authorize any capital expenditure except as would not, in the aggregate, exceed $1,000,000;

(xv)           except in the ordinary course of business consistent with past practice, sell, transfer, mortgage, encumber, subject to any Lien or otherwise dispose of any of its tangible assets, tangible properties or businesses, except for sales, transfers, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with past practice (including dispositions of inventory or of obsolete equipment in the ordinary course of business consistent with past practice);

(xvi)         adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xvii)       make, change or revoke any material Tax election, adopt or change any accounting method in respect of Taxes, amend any Tax Return, enter into any Tax sharing or allocation agreement, request or obtain any Tax ruling or incentive, settle or compromise any income or other material Tax liability, enter into any closing or similar agreement in respect of Taxes, waive or extend any statute of limitations with respect to Taxes, or take any action which to the Knowledge of the Company could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;

(xviii)     except in the ordinary course of business consistent with past practice: (A) assign, license, or agree to assign or license, to any other Person, or dispose of, cancel, abandon, withdraw or permit to lapse any right to any material Company Owned IP; or (B) license, receive an assignment for, or agree to license or receive an assignment for, from any other Person, any right to any material Intellectual Property; or

(xix)         enter into a contract to do any of the foregoing.

(c)                The Company shall use reasonable best efforts to permit GX a reasonable opportunity to review in advance any proposed substantive applications, notices, filings, submissions, undertakings, correspondence and communications in respect of any Company Permits in respect of the Elk Creek Project that are not in place as of the date hereof or require a renewal and shall use reasonable best efforts to provide GX with a reasonable opportunity to comment thereon and will consider those comments which are submitted promptly in good faith, and the Company shall provide GX with any substantive applications, notices, filings, submissions, undertakings or other substantive correspondence provided to a Governmental Entity and/or Aboriginal Peoples, or any substantive communications received from a Governmental Entity or Aboriginal Peoples, in respect of any Company Permits in respect of the Elk Creek Project that are not in place as of the date hereof or require a renewal, in each case, to the extent permitted by applicable Law.

(d)               The Company and Merger Sub, on the one hand, and GX, on the other hand, acknowledge and agree that (i) nothing contained in this Agreement is intended to give GX, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Closing and (ii) prior to the Closing, the Company will exercise, consistent with the terms and conditions of this Agreement, control and supervision over its operations.

5.2              Alternative Acquisitions; Business Combination Proposals.

(a)                The Company will, and will cause the Company Subsidiaries and its and their respective Representatives to immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussions, negotiations or other activities with any Person or group (other than GX and its Representatives) that may be ongoing relating to any offer, proposal, expression of interest or inquiry that constitutes, or would reasonably be expected to result in, an Alternative Acquisition (an “Acquisition Proposal”). With respect to any Person or group with whom such discussions or negotiations have been terminated, the Company will, (i) immediately discontinue access to, and disclosure of, all information regarding the Company or any Company Subsidiaries, including any data room and any confidential information, properties, facilities and books and records of the Company or any Company Subsidiary, and (ii) within two Business Days of the execution of this Agreement, request and exercise all rights it has to require that such Person or group promptly return or destroy in accordance with the terms of the applicable confidentiality agreement all information furnished by or on behalf of the Company or any of its Affiliates and use reasonable best efforts to enforce compliance with such request, to the extent the Company has such rights under applicable agreements. The Company represents and warrants that it has not waived any confidentiality, standstill, non-disclosure, non-solicitation or similar agreement, restriction or covenant to which the Company or any Company Subsidiary is a party. The Company also covenants, agrees and confirms that (A) the Company shall take all necessary action to enforce each confidentiality, standstill, non-disclosure, non-solicitation or similar agreement, restriction or covenant to which the Company or any Company Subsidiary is a party or may hereafter become a party in accordance with Section 5.2(c), and (B) neither the Company, nor any Company Subsidiary nor any of their respective Representatives have released or will, without the prior written consent of GX (which may be withheld or delayed in GX’s sole and absolute discretion), release any Person from, or waive, amend, suspend or otherwise modify, such Person’s obligations respecting the Company or any Company Subsidiary under any confidentiality, standstill, non-disclosure, non-solicitation or similar agreement, restriction or covenant to which the Corporation or any Subsidiary is a party (provided that the foregoing will not apply to any commercial contract unrelated to an Alternative Transaction, where such confidentiality or non-solicitation restrictions are incidental thereto).

(b)               During the period from the execution of this Agreement until the Closing Date (or earlier termination of this Agreement in accordance with its terms) (the “Interim Period”), the Company will not, and will cause the Company Subsidiaries and its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, assist, encourage or otherwise facilitate any inquiries or requests for information with respect to or the making of any inquiry regarding, or any proposal or offer that constitutes, or would reasonably be expected to result in, an Acquisition Proposal, (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person (other than GX and its Representatives) with respect to, or provide access to its properties, books and records or any non-public information or data concerning the Company or any of its Affiliates to any Person (other than GX and its Representatives) relating to, any proposal or offer that constitutes, or would reasonably be expected to result in, an Acquisition Proposal (for avoidance of doubt, it being understood that the foregoing will not prohibit the Company or its Representatives from making such Person aware of the restrictions of Section 5.2(a)-(f) (the “Section 5.2 Company Provisions”) in response to the receipt of an Acquisition Proposal), (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Alternative Proposal, (iv) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement (other than an Acceptable Confidentiality Agreement executed in accordance with Section 5.2(c)), acquisition agreement, merger agreement or similar agreement relating to an Acquisition Proposal (in each case, whether or not legally binding) or (v) resolve or agree to do any of the foregoing.

(c)                Notwithstanding anything in this Agreement to the contrary, if at any time prior to obtaining the Company Shareholder Approval, the Company Board receives a bona fide written Acquisition Proposal that did not result from a breach of this Agreement (including as a result of actions taken by any Representative of the Company that would have constituted a breach of the Section 5.2 Company Provisions if such actions had been taken by the Company) and the Company Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that such Acquisition Proposal constitutes or would reasonably be expected to constitute a Superior Proposal, subject to the Company having been, and continuing to be in compliance with the Section 5.2 Company Provisions, the Company and its Representatives may (i) furnish information with respect to the Company and its Subsidiaries to the Person (or group of Persons) making such proposal (and such Person’s or group’s, as the case may be, Representatives) subject to having entered into an Acceptable Confidentiality Agreement, and (ii) participate in discussions or negotiations regarding such proposal with the Person (or group of Persons) making such proposal and such Person’s or group’s, as the case may be, Representatives; provided that the Company shall provide to GX any material non-public information, documentation or data that is provided to any Person given such access that was not previously made available to GX prior to or substantially concurrently with the time it is provided to such Person (and in any event within 24 hours thereof). For purposes of this Agreement, a “Superior Proposal” means any bona fide written Acquisition Proposal made after the date hereof by any Person or group (other than GX and its Representatives) to enter into an Alternative Acquisition that (A) did not result from a breach of the Section 5.2 Company Provisions (including as a result of actions taken by any Representative of the Company that would have constituted a breach of the Section 5.2 Company Provisions if such actions had been taken by the Company), (B) is, based on a good faith determination of the Company Board (after consultation with its outside financial advisors and outside legal counsel), in the best interest of the Company and more favorable, from a financial point of view, to the Company than the transactions contemplated by this Agreement, taking into account all relevant factors (including any changes to this Agreement that may be proposed by GX in response to such Acquisition Proposal), (C) is determined in good faith by the Company Board (after consultation with its outside financial advisors and outside legal counsel) to be reasonably likely to be completed in accordance with its terms without undue delay, taking into account all financial, regulatory, legal and other aspects of such Acquisition Proposal and does not present a materially greater regulatory risk as compared to the Transactions, (D) provides for 100% cash consideration (and no non-cash consideration) to be paid to Company shareholders in such transaction, at a premium of at least 17.5% per Company Common Share over the higher of (1) the 5-day VWAP of the Company’s trading price on the TSX ending on the Business Day immediately prior to entering into a definitive merger, business combination or other similar transaction agreement in respect of such Superior Proposal and (2) the publicly disclosed per Company Common Share value of the Transactions, (E) is made by a Person or group of Persons who has demonstrated to the satisfaction of the Company Board, acting in good faith (after consultation with its outside financial advisors and outside legal counsel), that it has (i) adequate cash on hand and/or (ii) fully committed financing in place at the time of execution of the definitive transaction agreement in connection with such Acquisition Proposal from a bank or other recognized and reputable financial institution, fund or organization that makes debt or equity investments or financing as part of its usual activities, and that is not subject to any condition or contingency other than customary closing conditions to complete such Acquisition Proposal at the time and on the basis set out therein, (F) is not subject to any due diligence or to any material additional closing conditions as compared to the Transactions pursuant to this Agreement; provided that, notwithstanding anything in this Agreement to the contrary, no Acquisition Proposal can be a Superior Proposal if such Acquisition Proposal is made by a third party, including a group consisting of joint actors with a third party, that (1) is a related party (as defined under Canadian securities laws) or an Affiliate of the Company, (2) is an issuer whose principal asset is cash, cash equivalents, or its exchange listing, including, without limitation, a special purpose acquisition company (other than GX), (3) has been approached by either GX or the Company, with the consent of the other Party, or (4) has been approached by the Company in connection with the Transaction prior to the receipt by the Company of such Superior Proposal; provided, further, that for purposes of the definition of “Superior Proposal,” the term “Acquisition Proposal” shall have the meaning assigned to such term herein, except that (x) the references to “15% or more” in such definition shall be deemed to be references to “100%” and (y) the references to “assets of the Company and its Subsidiaries which constitute 15% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole” shall be deemed to be references to “all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole”. For purposes of this Agreement, an “Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and standstill provisions on terms no less favorable in any substantive respect to the Company than those contained in the Confidentiality Agreement.

(d)               The Company Board will not (and no committee or subgroup thereof will) (i) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, or fail to make, the approval or recommendation by the Company Board of the Transactions or this Agreement, (ii) approve, recommend, adopt or otherwise declare advisable, or propose publicly to approve, recommend, adopt or otherwise declare advisable, any Alternative Acquisition, (iii) fail to include in the Joint Proxy Statement the recommendation of the Company Board in favor of this Agreement and the Transactions, (iv) take no position or remain neutral with respect to a publicly announced, or otherwise publicly disclosed, Acquisition Proposal for more than five (5) Business Days (or beyond the second (2nd) Business Day prior to the date of the Company Shareholder Meeting, if sooner), or (v) fail to publicly reaffirm its recommendation of this Agreement and the Transactions within five business days of GX’s written request to do so (or, if earlier, at least two Business Days prior to the Company Shareholder Meeting) following the public announcement of any Alternative Acquisition (or any material amendment thereof, including any change to the price or form of consideration) provided that GX will not be entitled to make such written request, and the Company Board will not be required to make such reaffirmation, more than once with respect to any particular Alternative Acquisition (any action or failure to act in clauses (i) through (iv) being referred to as a “Company

Recommendation Change”). Notwithstanding the foregoing, subject to Section 5.2(e), in the event that, prior to obtaining the Company Shareholder Approval, the Company Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that (A) it has received a Superior Proposal and (B) the failure to make a Company Recommendation Change or terminate this Agreement would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law, the Company Board shall give GX at least five Business Days from the later of the date on which GX received notice of a Superior Proposal in accordance with Section 5.2(e) and the date on which GX received all of the materials referred to in Section 5.2(e) with respect to each new Superior Proposal from the Company (the “Right to Match Period”) advance notice of any action to be taken by the Company Board to enter into or approve the entering into of an agreement in respect of the Superior Proposal and GX shall, during the Right to Match Period, have the right, but not the obligation, to propose in writing to amend the terms of this Agreement. The Company Board shall review in good faith and in consultation with its outside financial advisors and outside legal counsel any proposal by GX to amend the terms of this Agreement and the Transactions in order to determine, in good faith in the exercise of its fiduciary duties (after consultation with its outside financial advisors and outside legal counsel), whether GX’s proposal to amend the terms of this Agreement and the Transactions would result in the Acquisition Proposal not being a Superior Proposal, with respect to which the failure to make a Company Recommendation Change or terminate this Agreement would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law. If requested by GX, the Company will, and will cause its Representatives to, during any Right to Match Period, engage in good faith negotiations with GX and its Representatives to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal. Each successive amendment or modification to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company Shareholders or other material terms or conditions thereof shall constitute a new Acquisition Proposal for the purposes of this Section 5.2, and GX shall be afforded a new full five (5) Business Day Right to Match Period from the later of the date on which GX received notice thereof in accordance with Section 5.2(e) and the date on which GX received all of the materials referred to in Section 5.2(e) with respect to each new Superior Proposal from the Company. The Company Board may (A) effect a Company Recommendation Change in respect of a Superior Proposal or (B) terminate this Agreement in accordance with Section 7.3(b) to enter into an agreement, understanding or arrangement in respect of a Superior Proposal only if (Y) GX does not, prior to the expiry of the Right to Match Period, propose to amend the terms of this Agreement, or (Z) GX delivers to the Company, prior to the expiry of the Right to Match Period, a proposal to amend the terms of this Agreement as contemplated in this Section 5.2(d), and thereafter the Company Board determines, in good faith in the exercise of its fiduciary duties (after consultation with its outside financial advisors and outside legal counsel), taking into account GX’s proposal to amend this Agreement, that (1) the Acquisition Proposal remains a Superior Proposal and (2) the failure to make a Company Recommendation Change or terminate this Agreement would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law. It is understood and agreed that any amendment to any material term or condition of any Superior Proposal will require a new notice and a new Right to Match Period that will expire five Business Days following delivery of such new notice from the Company to GX.

(e)                In addition to the obligations of the Company set forth in the Section 5.2 Company Provisions, the Company will promptly advise GX, at first orally and then in any event within 24 hours in writing of receipt or otherwise becoming aware thereof, of any request for information, proposal or inquiry relating to, or that would reasonably be expected to result in, an Alternative Acquisition, the material terms and conditions of such request, proposal or inquiry (including any changes thereto), the identity of the Person making such request, proposal or inquiry and copies of all written documents, correspondence or other material received in respect of, from or on behalf of any such Person. The Company will keep GX fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry on a prompt basis and shall promptly provide to GX copies of all material correspondence if in writing or electronic form, and if not in writing or electronic form, a description of the material or substantive terms of such correspondence communicated to the Company by or on behalf of any Person making such Acquisition Proposal, inquiry, proposal, offer or request and shall respond as promptly as practicable to all inquiries by GX with respect thereto. Following the Company Board’s good faith determination (after consultation with its outside financial advisors and outside legal counsel) that (i) it has received a Superior Proposal in accordance with Section 5.2(c) and (ii) the failure to make a Company Recommendation Change or terminate this Agreement would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law, the Company shall promptly, and in any event within 24 hours of such determination, deliver to GX a written notice of the determination of the Company Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Company Board to enter into such definitive agreement with respect to such Superior Proposal and to make a Company Recommendation Change, along with a complete copy of the definitive agreement for the Superior Proposal and all material supporting documentation, including any financing documents supplied to the Corporation in connection therewith. During any Right to Match Period, the Company shall discuss and negotiate in good faith and make its Representatives available to discuss and negotiate in good faith (in each case to the extent GX desires to negotiate) with GX and GX’s Representatives any proposed modifications to the terms and conditions of this Agreement or the Transactions so that the Acquisition Proposal does constitute a Superior Proposal, with respect to which the failure to make a Company Recommendation Change or terminate this Agreement would no longer be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law.

(f)                Nothing contained in this Agreement shall prohibit the Company Board, acting in good faith and upon advice of its outside financial advisors and outside legal counsel, from making any disclosure to Company Pre-Closing Shareholders as required by applicable Laws, including complying with section 2.17 of National Instrument 62-104 – “Take-Over Bids and Issuer Bids” of the Canadian Securities Administrators, as it may be amended from time to time, and similar provisions under applicable U.S. securities Laws relating to the provision of a directors’ circular in respect of an Acquisition Proposal; provided, however, that neither the Company nor the Company Board shall fail to reaffirm its recommendation of this Agreement and the Transactions in any such disclosure, or be permitted to recommend that the Company Pre-Closing Shareholders tender any securities in connection with any take-over bid that is an Acquisition Proposal or effect a Company Recommendation Change with respect thereto except as permitted by this Section 5.2.

(g)               The Company Board shall promptly reaffirm the Company Recommendation by press release after any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or publicly disclosed or the Company Board determines that a proposed amendment to the terms of this Agreement or the Transactions as contemplated under Section 5.2(d) would result in an Acquisition Proposal no longer being a Superior Proposal. The Company shall provide GX and its outside legal with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by GX and its outside legal counsel.

(h)               GX will, and will cause its Representatives to, immediately cease any discussions or negotiations with any Person or group (other than the Company and its Representatives) that may be ongoing relating to any offer, proposal, expression of interest or inquiry with respect to an alternative Business Combination (as defined in the GX Charter) (a “Business Combination Proposal”). With respect to any Person or group with whom such discussions or negotiations have been terminated, GX will request that such Person or group promptly return or destroy all information furnished by or on behalf GX or any of its Affiliates and use reasonable best efforts to enforce compliance with such request. During the Interim Period, GX (i) will not authorize, direct or permit any Representatives to, (A) initiate, solicit or knowingly encourage the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a Business Combination Proposal, (B) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Person with respect to, or provide any non-public information or data concerning GX or any of its Affiliates to any Person relating to, any proposal or offer that constitutes, or would reasonably be expected to result in, a Business Combination Proposal (for avoidance of doubt, it being understood that the foregoing will not prohibit GX or its Representatives from making such Person aware of the restrictions of this Section 5.2(h) in response to the receipt of a Business Combination Proposal), or (C) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle or any other agreement relating to a Business Combination Proposal.

5.3              Interim Operations of GX. Except (i) as consented to in writing by the Company or (ii) as contemplated by this Agreement or any Ancillary Agreement (including with respect to the Contemplated Financing), GX covenants that, from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date:

(a)                GX will (i) use reasonable best efforts to conduct business, in all material respects, in the ordinary course of business consistent with past practice and (ii) to the extent consistent with the foregoing, use reasonable best efforts to (A) preserve intact its current business organization and (B) maintain its existing relationships with its employees and other Persons with whom GX has material business relations; except that no action or failure to take action by GX with respect to matters specifically addressed by any provision of Section 5.3(b) will constitute a breach under this Section 5.3(a) unless such action or failure to take action would constitute a breach of such provision of Section 5.3(b), as applicable;

(b)               GX will not:

(i)                 amend its organizational documents (other than with respect to the GX Resolutions or with respect to an Extension);

(ii)               seek any approval from GX Shareholders (other than with respect to the GX Resolutions or with respect to an Extension);

(iii)             declare, set aside, authorize, make or pay any dividends on or make any distribution with respect to its capital stock (whether in cash, assets, stock or other securities of GX);

(iv)             issue, sell, pledge, dispose of or encumber or subject to any Lien, or authorize the issuance, sale, pledge, disposition or encumbrance of or otherwise amend the terms of, any equity interests or interests convertible into or exchangeable for equity interests, or any rights, warrants or options to acquire or with respect to equity interests or convertible or exchangeable securities;

(v)               split, combine or reclassify, or redeem, purchase or otherwise acquire, directly or indirectly, any equity interests of GX, other than with respect to the Contemplated Financing;

(vi)             increase the compensation or benefits of its directors or officers or increase the number of directors on the GX Board or appoint any additional director (other than to fill vacancies);

(vii)           acquire, including by merger, consolidation or acquisition of stock or assets, any corporation, partnership, limited liability company, other business organization or any division thereof, or any assets in connection with acquisitions or investments;

(viii)         issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any equity interests or interests convertible into or exchangeable for equity interests, or any rights, warrants or options to acquire or with respect to equity interests or convertible or exchangeable securities, or split, combine or reclassify the equity interests of GX;

(ix)             make any loans or advances to any of its directors and executive officers or make any change in its existing borrowing or lending arrangements for or on behalf of any such Persons;

(x)               incur, assume, guarantee, cancel, forgive or prepay any indebtedness for borrowed money, except in the ordinary course of business or to enter into a loan with GX’s directors, officers or shareholders (including the Sponsor or members of the Sponsor) to fund GX’s transaction costs in connection with its Business Combination, of which up to $1,500,000 may be convertible into up to an additional 1,000,000 warrants at a price of $1.50 per warrant;

(xi)             adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xii)           make, change or revoke any material Tax election, adopt or change any accounting method in respect of Taxes, amend any Tax Return, enter into any Tax sharing or allocation agreement, request or obtain any Tax ruling or incentive, settle or compromise any income or other material Tax liability, enter into any closing or similar agreement in respect of Taxes, waive or extend any statute of limitations with respect to Taxes, or form any new Subsidiary, or take any action which to the Knowledge of GX could reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;

(xiii)         amend, waive or otherwise change the Trust Agreement in any manner adverse to the Company;

(xiv)         adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; or

(xv)           enter into a contract to do any of the foregoing.

(c)                Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit or restrict GX from extending, in accordance with the GX Charter, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection with the first such Extension to occur; provided that any further Extension will require the consent of the Company.

(d)               The Company and Merger Sub, on the one hand, and GX, on the other hand, acknowledge and agree that (i) nothing contained in this Agreement is intended to give the Company or Merger Sub, directly or indirectly, the right to control or direct the operations of GX prior to the Closing and (ii) prior to the Closing, GX will exercise, consistent with the terms and conditions of this Agreement, control and supervision over its operations.

5.4              Efforts to Satisfy Conditions.

(a)                Subject to the terms and conditions set forth in this Agreement, each of the Company, GX and Merger Sub will use (and cause its Affiliates to use) its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions as promptly as practicable following the date hereof, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from (A) Governmental Entities and (B) to the extent reasonably determined by GX and the Company to be appropriate, parties to contracts with the Company and the Company Subsidiaries as set forth in Section 3.2(b) of the Company Disclosure Letter and (ii) the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity.

(b)               Subject to the terms and conditions set forth in this Agreement, and without limiting the foregoing, the Company and GX will (i) use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Transactions and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (ii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions as promptly as practicable following the date hereof, (iii) promptly inform the other party upon receipt of any material communication from any Governmental Entity regarding any of the Transactions, and (iv) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by the Company or GX, as the case may be, from any Governmental Entity with respect to the Transactions. Each of the Company and GX will permit counsel for the other Party reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed substantive written communication to any Governmental Entity. Each of the Company and GX agrees not to (A) participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the Transactions unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate, (B) extend any waiting period with respect to the consummation of the Transactions under any applicable Law without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), or (C) enter into any agreement with any Governmental Entity not to consummate the Transactions without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed).

(c)                Notwithstanding the foregoing, nothing in this Agreement or otherwise will require any Party to agree to any arrangement wherein the Company, GX, Merger Sub or the Second Merger Surviving Company or any of their Affiliates would be required to sell, hold separate or otherwise dispose of or conduct its business in a manner which would resolve such actions or proceedings (or agree to do any of the foregoing) to resolve such action or proceeding or threat thereof so that the Transactions may be consummated, and nothing in this Section 5.4 will limit a Party’s right to terminate this Agreement pursuant to Article VII.

(d)               The Company shall use reasonable best efforts to promptly obtain conditional approval for the listing and posting for trading on the TSX of (i) those Company Post-Closing Common Shares issuable pursuant to the Exchange, (ii) the Company Common Shares issuable upon the exchange of the Second Merger Class B Shares pursuant to the Exchange Agreement, and (iii) the Company Common Shares issuable upon the exercise of Former GX Company Warrants, in each case subject only to satisfaction of the customary conditions of the TSX, as applicable. GX shall cooperate with the Company in respect of the foregoing, including by providing information reasonably requested by the Company in connection therewith in a timely manner.

(e)                Nothing in this Section 5.4 will be deemed to apply to communications with, or approvals from, the SEC, which are addressed in Section 5.11.

5.5              Access and Reports; Confidentiality.

(a)                During the Interim Period, the Company will (and will cause the Company Subsidiaries to) afford to GX and its Representatives reasonable access during normal business hours, through the Closing, to its and its Subsidiaries’ officers, employees, properties, other facilities, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and will furnish GX with financial, operating and other data and information as GX, through its respective officers, employees or other authorized Representatives may from time to time reasonably request in writing; provided, however, that GX and its Representatives will conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company and its Subsidiaries.

(b)               During the Interim Period, GX will afford to the Company and its Representatives reasonable access during normal business hours, to its and its Subsidiaries’ officers, employees, properties, other facilities contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and will furnish the Company with financial, operating and other data and information as the Company, through its respective officers, employees or other authorized Representatives may from time to time reasonably request in writing; provided, however, that the Company and its Representatives will conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of GX.

(c)                Notwithstanding the foregoing, this Section 5.5 will not require any Party to permit (i) any access to any property to conduct any Phase II or other sampling or testing of the environmental or of building materials or (ii) any access, or to disclose any information that the such Party determines is likely to result in any violation of any Law or cause any privilege (including attorney-client privilege) that such Party would be entitled to assert to be undermined with respect to such information; except that the Parties will cooperate in seeking to find a way to allow disclosure of such information addressed in Section 5.5(c)(ii) to the extent doing so would not be reasonably likely to result in the violation of any such Law or be likely to cause such privilege to be undermined with respect to such information.

(d)               All information obtained by the Parties pursuant to this Section 5.5 shall be kept confidential in accordance with the Confidentiality Agreement.

5.6              Notification of Certain Matters. During the Interim Period, each Party will give prompt notice to the other Parties if, to the Knowledge of such Party, such Party: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Entity) alleging (i) that the consent of such third party is or may be required in connection with the Transactions or (ii) any material non-compliance with any Law by such Party or its Affiliates; (c) receives any notice or other communication from any Governmental Entity in connection with the Transactions; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions to the Closing set forth in Article VI not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the Transactions. No such notice will constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

5.7              Listing. During the Interim Period, (a) GX will use reasonable best efforts to ensure that GX remains listed as a public company on, and for the Class A Shares and the GX Warrants to be traded on, NASDAQ, and (b) the Company will use reasonable best efforts to (i)  ensure that the Company remains listed as a public company on the Toronto Stock Exchange (the “TSX”), (ii) ensure that the Company Post-Closing Common Shares issuable pursuant to the Exchange, the Company Common Shares issuable upon the exchange of the Second Merger Class B Shares pursuant to the Exchange Agreement, and the Company Common Shares issuable upon the exercise of Former GX Company Warrants are approved for listing on the TSX and NASDAQ as Nasdaq Capital Market securities at the Closing, (iii) ensure that the Former GX Company Warrants are approved for listing on NASDAQ as Nasdaq Capital Market securities at the Closing, and (iv) fulfill the requirements of TSX and any applicable transfer agent in connection with the Transactions, including the Reverse Stock Split.

5.8              Publicity. The initial press release regarding this Agreement, the Mergers and the Transactions will be substantially in the form previously agreed to by GX and the Company. Thereafter until the Closing Date (or the earlier termination of this Agreement in accordance with Article VII), neither the Company nor GX will issue or cause the publication of any press release or similar public statement with respect to, or otherwise make any public statement concerning, this Agreement, the Mergers or the other Transactions that is inconsistent with such prior release in any material respect without the prior written consent of the other Party; provided, however, that, in the case of any release or public statement (a) in connection with any dispute between the Parties regarding this Agreement or the Transactions or (b) as a Party may in good faith determine is required by Law or listing requirements, GX or the Company, as applicable, will use its reasonable best efforts to coordinate such release or public statement with the other Party, prior to publishing such press release or public announcement (except to the extent such press release or public statement is consistent with any prior release previously approved by the other Party).

5.9              Tax Matters.

(a)                All transfer, documentary, sales, use, registration and property transfer or gains tax, stamp tax, excise tax, equity transfer tax, or other similar Taxes imposed in connection with the Transactions (collectively, “Transfer Taxes”), shall be borne and paid by the Person required to pay under applicable Law. The Parties agree to cooperate in the filing of any Tax Returns with respect to the Transfer Taxes.

(b)               GX and the Company shall cooperate, and shall cause their respective Affiliates to cooperate, with respect to Tax matters relating to the Transactions, including by maintaining records and making records available to each other (for inspection, review and copying), making personnel available as reasonably required, and furnishing powers of attorney or other approvals or similar documents necessary or helpful for to address Tax matters or minimize applicable Taxes (all such activities to be conducted (i) during normal business hours and (ii) at the expense of the requesting Party to the extent there are any necessary and material costs to the non-requesting Parties).

(c)                Notwithstanding anything to the contrary contained in this Agreement or any Ancillary Agreement, the Company and its Subsidiaries shall be permitted to take actions prior to, on, or after the Closing Date, as is necessary or helpful in the reasonable judgment of the Company in order to (i) cease to qualify as, or mitigate any impact from qualification as, a passive foreign investment company under section 1297 of the Code for any taxable year, or (ii) retain or address any Tax incentive, abatement, holiday or similar agreement or arrangement; provided that, without the written consent of GX (not to be unreasonably withheld, conditioned, or delayed), no such action shall be permitted to be taken on or before the Closing Date if such action would reasonably be expected to result in any non-de minimis increase in any Party’s (or its members’ or shareholders’) Tax costs, any non-de minimis adverse impact with respect to any Party’s (or its members’ or shareholders’) economic position, or any non-de minimis delay in the consummation of the Transactions. The Company shall consider in good faith and confer with GX regarding any actions proposed by GX in order to accomplish the results described in clause (i) or (ii) of the foregoing sentence.

(d)               Notwithstanding anything to the contrary contained in this Agreement or any Ancillary Agreement, the Parties recognize that the structure of the Transactions is subject to continuing review and analysis in light of tax, accounting, governance and other considerations. If any changes to the structure of the Transactions are suggested by any Party in writing, the Parties shall reasonably discuss such suggested changes and each Party shall, and shall cause its Affiliates to, reasonably cooperate in the implementation of any reasonable suggested changes (including by entering into appropriate amendments to this Agreement, subject to Section 8.2); provided that, without the written consent of each Party (not to be unreasonably withheld, conditioned, or delayed), no such changes shall be permitted if such changes would reasonably be expected to result in any non-de minimis increase in such Party’s (or its members’ or shareholders’) Tax costs, any non-de minimis adverse impact with respect to such Party’s (or its members’ or shareholders’) economic position, or any non-de minimis delay in the consummation of the Transactions.

(e)                Certain Excise Tax Matters.

(i)                 The Parties shall, beginning at least sixty (60) days prior to the anticipated Closing Date, cooperate in good faith to agree upon a reasonable formula (the “Excise Tax Formula”) that, when applied to the final number of Redemption Shares (taking into account any reversals of redemptions prior to the GX Shareholder Meeting) will estimate GX’s Tax liability under Section 4501 of the Code that will be incurred as a result of the Transactions (taking into account stock issuances that are part of the Transactions, and other available offsets, if any, to the extent such issuances and offsets are expected to actually reduce such Tax liability) (such Tax liability, the “Excise Tax Amount”).  The Excise Tax Formula shall (i) take into account only the Transactions, (ii) not take into account any stock issuances that are not part of the Transactions, (iii) not take into account the time value of money or whether the Excise Tax Amount, as of the Closing Date, is or could be deferred for a period of time, in each case, except to the extent the expected date of payment of the Excise Tax Amount is later than December 31, 2026, (iv) not take into account whether the Excise Tax Amount, Section 4501 of the Code or the Treasury regulations thereunder are or could be the subject of a proceeding, controversy, litigation, or appeal, and (v) be determined in accordance with any IRS/Treasury regulations or other formal guidance regarding the application of Section 4501 of the Code (including any such regulations or formal guidance issued after the date hereof).

(ii)               In the event that the Parties are unable to agree on the Excise Tax Formula thirty (30) days prior to the anticipated Closing Date, then the dispute shall be referred to a Tax Advisor mutually acceptable to each of the Parties in order to determine the Excise Tax Formula in consultation with the Parties. The Excise Tax Formula shall be determined as soon as is practicable, but in no event later than twenty (20) days after the appointment of the Tax Advisor. The resolution of the Excise Tax Formula by the Tax Advisor shall be conclusive and binding on the Parties. For purposes of this Section 5.09(e)(ii) and the definition of Closing Cash, (1) “Tax Advisor” means a nationally recognized public accounting firm that is independent of the Parties and (2) all assets in the Trust Account shall count as Closing Cash in the manner described in clause (a) of the definition thereof.

5.10          Expenses. Except as expressly provided herein, whether or not the Transactions are consummated, all costs and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such expense, except that from and after the Closing, the Company shall be liable for and pay the transaction expenses incurred by any Party accruing prior to and through the Closing and not otherwise paid prior to the Closing, which the Company shall pay or cause to be paid by wire transfer of immediately available funds (provided that, for the avoidance of doubt, any expenses of Sponsor will not be considered to be expenses of any Party).

5.11          Preparation of the Form S-4 and the Joint Proxy Statement.

(a)                As promptly as reasonably practicable after the execution of this Agreement, (i) GX and the Company will jointly prepare the Joint Proxy Statement in preliminary form and (ii) the Company will prepare (with GX’s reasonable cooperation) and file with the SEC, the Canadian Securities Administrators and the TSX the Form S-4 (which shall include the Joint Proxy Statement), in a form mutually acceptable to the Parties. Each of GX and the Company will use its reasonable best efforts to ensure that the Form S-4, including the Joint Proxy Statement, complies as to form in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act and the Securities Act and with all other applicable Law (including the BCBCA and any applicable Canadian Securities Laws). The Company will ensure that the Joint Proxy Statement includes the opinion of the Company Financial Advisor referred to in Section 3.23. Subject to Section 5.2, the Joint Proxy Statement shall include the Company Board’s recommendation that the Company Pre-Closing Shareholders adopt the Company Resolutions. The Joint Proxy Statement shall include the GX Board’s recommendation that the GX Shareholders adopt the GX Resolutions. GX and the Company will use their respective reasonable best efforts to cause the Form S-4 to be declared effective under the Securities Act as promptly as practicable after such filing (including by responding to comments of the SEC or any Canadian Securities Administrator) and to keep the Form S-4 effective as long as is necessary to consummate the Transactions. No party will file or mail any such document prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. GX and the Company shall make all necessary filings with respect to the Transactions under the Securities Act and the Exchange Act, the BCBCA and any necessary state or Canadian Securities Laws or “blue sky” notice requirements in connection with the issuance of (i) the Company Post-Closing

Common Shares issuable pursuant to the Exchange, (ii) the Company Common Shares issuable upon the exchange of the Second Merger Class B Shares pursuant to the Exchange Agreement, (iii) the Company Common Shares issuable upon the exercise of Former GX Company Warrants, and (iv) the Former GX Company Warrants, in each case pursuant to this Agreement. The (i) Company Post-Closing Common Shares issuable pursuant to the Exchange, (ii) Company Common Shares issuable upon the exchange of the Second Merger Class B Shares pursuant to the Exchange Agreement, (iii) Company Common Shares issuable upon the exercise of Former GX Company Warrants, and (iv) Former GX Company Warrants will be freely tradable under Canadian Securities Laws and shall not be subject to resale restrictions under same other than as applicable to control persons or pursuant to section 2.6 of National Instrument 45-102 – “Resale of Securities” of the Canadian Securities Administrators. As promptly as practicable after the Form S-4 shall have become effective, each of GX and the Company shall use its reasonable best efforts to cause the Joint Proxy Statement and all other customary proxy or other materials for meetings such as the Company Shareholder Meeting and the GX Shareholder Meeting, as applicable, to be mailed to the Company Pre-Closing Shareholders and the GX Shareholders, as applicable.

(b)               Each of GX and the Company shall furnish all information concerning such Party and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party and shall otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Joint Proxy Statement, the Form S-4, and the resolution of any comments either received from the SEC or any Canadian Securities Administrator.

(c)                If at any time prior to the later of the receipt of the Company Shareholder Approval and GX Shareholder Approval, any information relating to the Company or GX, or any of their respective Affiliates, directors or officers, should be discovered by the Company or GX which is required to be set forth in an amendment or supplement to either the Form S-4 or the Joint Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any misrepresentation, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and the Canadian Securities Administrators and, with respect to the Joint Proxy Statement, to the extent required by applicable Law, disseminated to the Company Pre-Closing Shareholders and GX Shareholders, as applicable, provided in each case that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any party hereunder or otherwise affect the remedies available hereunder to any party.

(d)               The Parties shall notify each other promptly of the receipt of any comments, whether written or oral, from the SEC, or any Canadian Securities Administrator or their respective staff and of any request by the SEC, or any Canadian Securities Administrator or their respective staff for amendments or supplements to the Joint Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC, or any Canadian Securities Administrator or their respective staff, on the other hand, with respect to the Joint Proxy Statement or the Form S-4 and (ii) all stop orders of the SEC or of or any Canadian Securities Administrator relating to the

Joint Proxy Statement, or the Form S-4. Each Party shall give the other Party and its counsel a reasonable opportunity to participate in preparing the proposed response by such Party to comments received from the SEC, any Canadian Securities Administrator or their respective staff and to provide comments on any proposed response thereto, and such Party shall give reasonable consideration to any such comments and shall not respond to the SEC or the Canadian Securities Administrator prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Each Party shall use reasonable best efforts to respond promptly to any comments of the SEC, or any Canadian Securities Administrator or their respective staff with respect to the Joint Proxy Statement or the Form S-4, as applicable. No amendment or supplement to the Joint Proxy Statement or the Form S-4 will be made by GX or the Company without the approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed; provided that the Company, in connection with a Company Recommendation Change made in compliance with the terms hereof may (and GX shall comply with any request by the Company to) amend or supplement the Joint Proxy Statement (including by incorporation by reference) pursuant to an amendment or supplement (including by incorporation by reference) to the extent it contains (i) a Company Recommendation Change, (ii) a statement of the reason of the Company Board for making such a Company Recommendation Change, and (iii) additional information reasonably related to the foregoing.

5.12          Company Shareholder Meeting; GX Shareholder Meeting.

(a)                The Company shall take all action necessary in accordance with applicable Laws and its organizational documents to duly give notice of, convene and hold the Company Shareholder Meeting for the purpose of obtaining the Company Shareholder Approval, as promptly as reasonably practicable after the date on which the Form S-4 becomes effective. Except as otherwise expressly permitted by Section 5.2, the Company shall use its reasonable best efforts to obtain the Company Shareholder Approval, including (i) through the Company Board, recommending, including through a recommendation in the Joint Proxy Statement, that the Company Pre-Closing Shareholders vote in favor of the approval of the Company Resolutions at the Company Shareholder Meeting and (ii) by soliciting from Company Pre-Closing Shareholders proxies in favor of the approval of the Company Resolutions. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholder Meeting (i) to the extent necessary under applicable Law to ensure that any required supplement or amendment to the Joint Proxy Statement is provided to the Company Pre-Closing Shareholders a sufficient amount of time in advance of the Company Shareholder Meeting or (ii) upon the good faith determination by the Company Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the Company Resolutions or otherwise take actions consistent with the Company’s obligations pursuant to Section 5.11 and this Section 5.12; provided, however, that unless otherwise agreed to by the Parties, the Company Shareholder Meeting shall not be adjourned or postponed to a date that is more than 10 Business Days after the date on which the Company Shareholder Meeting was first scheduled; provided, further, that the Company Shareholder Meeting shall not be adjourned or postponed to a date on or after two Business Days prior to the Outside Date. Notwithstanding the foregoing, but subject to Section 5.12(c), in the event the Company provides notice of a Superior Proposal to GX after a date that is less than ten (10) Business Days before the Company Shareholder Meeting, the Company shall be entitled to and shall upon request from GX postpone the Company Shareholder Meeting to a date determined by the Company that is not more than fifteen (15) Business Days after the scheduled date of the Company Shareholder Meeting, but in any event to a date that is not less than five (5) Business Days prior to the Outside Date. Unless this Agreement has been terminated in accordance with its terms, the Company’s obligations to call, give notice of, convene and hold the Company Shareholder Meeting in accordance with this Section 5.12(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Acquisition Proposal. The Company shall promptly (and in any event within twenty-four (24) hours following the Company Shareholder Meeting) provide to GX all voting tabulation reports relating to the Company Shareholder Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representatives.

(b)               GX will take all action necessary in accordance with applicable Laws and its organizational documents to duly give notice of, convene and hold the GX Shareholder Meeting for the purpose of obtaining the GX Shareholder Approval, as promptly as reasonably practicable after the date on which the Form S-4 becomes effective. GX shall use its reasonable best efforts to obtain the GX Shareholder Approval, including (i) through the GX Board, recommending, including through a recommendation in the Joint Proxy Statement, that the GX Shareholders vote in favor of the approval of the GX Resolutions at the GX Shareholder Meeting and (ii) by soliciting from GX Shareholders proxies in favor of the approval of the GX Resolutions. Notwithstanding anything to the contrary contained in this Agreement, GX may adjourn or postpone the GX Shareholder Meeting (i) to the extent necessary under applicable Law to ensure that any required supplement or amendment to the Joint Proxy Statement is provided to GX Shareholders a sufficient amount of time in advance of the GX Shareholder Meeting or (ii) upon the good faith determination by the GX Board that such postponement or adjournment is necessary to solicit additional proxies to obtain approval of the GX Resolutions or otherwise take actions consistent with GX’s obligations pursuant to Section 5.11 and this Section 5.12; provided, however, that unless otherwise agreed to by the Parties, the GX Shareholder Meeting shall not be adjourned or postponed to a date that is more than 10 Business Days after the date on which the GX Shareholder Meeting was first scheduled; provided, further, that the GX Shareholder Meeting shall not be adjourned or postponed to a date on or after two Business Days prior to the Outside Date. Notwithstanding the foregoing, in the event the Company provides notice of a Superior Proposal to GX after a date that is less than ten (10) Business Days before the GX Shareholder Meeting, GX shall be entitled to postpone the GX Shareholder Meeting to a date determined by GX that is not more than fifteen (15) Business Days after the scheduled date of the GX Shareholder Meeting, but in any event to a date that is not less than five (5) Business Days prior to the Outside Date. GX shall promptly (and in any event within twenty-four (24) hours following the GX Shareholder Meeting) provide to the Company all voting tabulation reports relating to the GX Shareholder Meeting that have been prepared by GX or GX’s transfer agent, proxy solicitor or other Representatives.

(c)                Subject to applicable Law, the Parties shall cooperate and use their reasonable best efforts to set the record dates for the Company Shareholder Meeting and the GX Shareholder Meeting, as applicable, on the same day and to hold the Company Shareholder Meeting at least five (5) Business Days prior to the GX Shareholder Meeting.

5.13          Redemption Information. GX will promptly advise the Company at such times as the Company may reasonably request as to the number of Class A Shares for which Redemption Rights have been exercised.

5.14          Indemnification and Insurance.

(a)                From and after the Closing, the Company and the Second Merger Surviving Company will indemnify and hold harmless each present and former director and officer of GX, the Company and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, arising out of or pertaining to matters existing or occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, to the fullest extent that the Company or GX, as the case may be, would have been required under applicable Law and their respective certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted or required under applicable Law). Without limiting the foregoing, the Company will, and will cause the Second Merger Surviving Company and its other Subsidiaries to, (i) maintain for a period of not less than six years following the Closing provisions in its certificate of incorporation (if applicable), bylaws and other organizational documents concerning the indemnification and exculpation (including provisions relating to expense advancement) of officers and directors with respect to acts or omissions occurring prior to the Closing that are no less favorable to those Persons than the provisions of such certificates of incorporation (if applicable), bylaws and other organizational documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b)               For a period of six years from the Closing, the Company will, or will cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by GX’s, the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to the Company or its Representatives) on terms not less favorable than the terms of GX’s current insurance coverage; provided, however, that (i) GX will cause coverage to be extended under its current directors’ and officers’ liability insurance (covering those Persons who are currently covered by GX’s, the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies) by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current GX insurance coverage with respect to claims existing or occurring at or prior to the Closing, and the cost of such “tail” policy shall constitute a Cash Transaction Expense, except that in no event will GX, the Company or its Subsidiaries be required to pay a premium for such insurance in excess of 250% of the aggregate premium currently payable by GX for such insurance policy (unless, prior to the Closing, the Parties identify a more cost effective policy which satisfies this covenant, in which case, the Parties may cause such coverage to be effectuated under such alternative policy instead), and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 5.14 will be continued in respect of such claim until the final disposition thereof.

(c)                On the Closing Date, to the extent not already entered into, the Company shall enter into customary indemnification agreements reasonably satisfactory to each of the Company and GX with the Closing Directors and Officers, which indemnification agreements shall continue to be effective following the Closing.

(d)               In the event that the Company or any of its successors or assigns consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Company will ensure that proper provision will be made so that the successors and assigns of the Company will succeed to the obligations set forth in this Section 5.14.

5.15          Trust Account Release. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Section 6.1 and Section 6.3), GX will make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the following: (a) all amounts payable to GX Public Shareholders who have validly exercised Redemption Rights; (b) the payment of outstanding transaction expenses; and (c) after the Second Merger Effective Time, the balance of the assets in the Trust Account to be distributed to the Second Merger Surviving Company.

5.16          Stock Exchange Delisting; Deregistration. Prior to the Closing Date, each of the Parties shall cooperate with the other Parties and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and the rules and regulations of NASDAQ to enable the delisting by the Second Merger Surviving Company of the Class A Shares, GX Public Units and GX Public Warrants from NASDAQ and the deregistration of the Class A Shares, GX Public Units and GX Public Warrants under the Exchange Act as promptly as practicable after the Closing.

5.17          Certain Section 16 Matters. Before the Closing, the Company Board, or a committee thereof composed solely of two or more “Non-Employee Directors” (as defined in Rule 16b-3(b)(3)(i) under the Exchange Act), will adopt a resolution consistent with interpretive guidance of the SEC such that the acquisition of Transaction Consideration Shares pursuant to this Agreement and the other agreements contemplated hereby, by any person owning securities of GX who is expected to become a director or officer (as defined in Rule 16a-1(f) under the Exchange Act) of the Company following the Closing, will be an exempt transaction for purposes of Section 16(b) of the U.S. Exchange Act pursuant to Rule 16b-3 thereunder.

5.18          Financing.

(a)                In connection with the Transactions, (x) each of GX and the Company intends to enter into, at or prior to Closing, (i) a facility for up to $20,000,000 on terms no less favorable to the Company than the Convertible Security Funding Agreement, (ii) a committed equity facility substantially on the terms set forth in the Non-Binding Standby Equity Purchase Agreement Term Sheet dated as of the date hereof among the Parties and Yorkville Advisors Global, LP (the “CEF Facility”), and (iii) a facility substantially on the terms set forth in the Non-Binding Unsecured Convertible Debenture Term Sheet dated as of the date hereof among the Parties and Yorkville

Advisors Global, LP (the “Convertible Notes”) and (y) if, acting reasonably, the Parties determine that so doing would be in the best interest of the post-Closing Company, each of GX and the Company intends to pursue a private placement financing for the purpose of entering into one or more subscription agreements with certain investors, pursuant to which such investors will purchase Company Common Shares, in each case, to be consummated prior to the First Merger and/or enter into one or more additional financing arrangements, on terms reasonably satisfactory to the Parties (collectively, the “Contemplated Financing”).

(b)               Each of GX and the Company will use its reasonable best efforts to provide all customary and reasonable cooperation in connection with the entry into the CEF Facility and the Convertible Notes, in each case, to the extent (1) not entered into prior to the date of this Agreement and (2) necessary to provide financing to the Company if Closing Cash would not otherwise equal or exceed the Closing Cash Minimum, as may be reasonably requested by the other Party, including (i) participation at reasonable times in a reasonable number of meetings, presentations, roadshows (including customary one-on-one meetings), rating agency and due diligence sessions with potential lenders or investors or other potential financing sources (the “Financing Sources”), including direct contact between senior management of the Parties and the other representatives of the Parties, on the one hand, and the actual and potential Financing Sources, on the other hand, in each case with reasonable advance notice, (ii) reasonably assisting the other Party in the preparation of customary materials for rating agency presentations and lender and investor presentations, business projections, pro forma financial statements, bank books and other marketing documents customarily used to arrange such financing, and identifying any portion of the information contained therein that would constitute material, non-public information with respect to the Parties or any of their respective securities for purposes of foreign, United States federal or state securities laws, (iii) as soon as reasonably practicable following the date hereof, preparing and effecting the filing of, or as soon as reasonably practicable following the request of the other Party furnishing the other Party with the information regarding such Party that is customary or necessary for the preparation and filing of, a registration statement and prospectus for the issuance and sale of securities, or the resale of securities issued or underlying securities issued or issuable, in connection with the Convertible Notes or CEF Facility, as necessary to effect the registration of such securities, (iv) to the extent requested by a Financing Source at least ten (10) days prior to the Closing, furnishing within five days prior to the Closing all documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act of 2001, (v) assisting in the preparation of definitive financing documents as may be reasonably requested by the other Party, (vi) reasonably cooperating in satisfying the conditions precedent set forth in the term sheets for the Convertible Notes and the CEF Facility to the extent the satisfaction of such condition requires the cooperation of, or is within the control of the such Party, (vii) taking all corporate actions, subject to the occurrence of the Closing, as reasonably requested by the other Party to permit the consummation of the Convertible Notes and the CEF Facility, and (viii) permitting the actual and potential Financing Sources to conduct customary due diligence, subject to customary non-disclosure and confidentiality agreements or customary wall cross scripts. Each Party will provide the other Party with drafts of documents pursuant to which the Convertible Notes and the CEF Facility will be effectuated and consider any comments provided by the other Party in good faith.  Each of the Company and GX will, and will cause its respective Representatives to, cooperate with the other Party and its Representatives in connection with the Convertible Notes and the CEF Facility and any other Contemplated Financing.

(c)                Each of GX and the Company agree to work together in good faith to determine whether one or more of the arrangements comprising the Contemplated Financing should not be pursued to the extent sufficient capital is raised from one or more of the other financing arrangements and, if such decision is made, the Parties agree to amend the definition of Contemplated Financing accordingly.

(d)               If, and to the extent, required by any underwriter, placement agent, financial advisor, capital markets advisor or other adviser to GX and/or the Company, each of GX and the Company will use its reasonable best efforts to deliver, in connection with the effectiveness of the Form S-4 and the occurrence of the Company Shareholder Meeting and the GX Shareholder Meeting, reasonable and customary (i) comfort letters from the independent certified public accounting firms of each of GX and the Company and (ii) negative assurance letters of outside counsel to each of GX and the Company.

(e)                Notwithstanding anything in this Section 5.18 to the contrary, none of the Contemplated Financing shall require (A) the Sponsor to forfeit or transfer any Founder Shares or (B) GX or the Company to take any actions that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Transactions.

5.19          Transaction Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, GX, on the one hand, and the Company, on the other hand, shall, to the extent permitted by applicable Law, each notify the other in writing promptly after learning of any shareholder demands or other shareholder Actions (including derivative claims) relating to this Agreement, any Ancillary Agreement or any matters relating hereto or thereto (collectively, the “Transaction Litigation”) commenced against, in the case of GX, GX or any of its representatives (in their capacity as such) or, in the case of the Company, the Company, its Subsidiaries or any of their respective representatives (in their capacity as such). GX and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, including by providing it with a reasonable opportunity to offer timely comments, suggestions or advice with respect to such Transaction Litigation and considering in good faith such timely comments, suggestions or advice with respect to such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. In no event shall (x) GX or any of its representatives (in their capacity as such) settle or compromise any Transaction Litigation without the prior written consent of the Company (not to be unreasonable withheld, conditioned or delayed) or (y) the Company or any of its Subsidiaries or their respective representatives (in their capacity as such) settle or compromise any Transaction Litigation without the prior written consent of GX (not to be unreasonable withheld, conditioned or delayed).

ARTICLE VI
CONDITIONS

6.1              Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to consummate the Transactions is subject to the satisfaction (or waiver by such Party, if permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)                no Governmental Entity having competent jurisdiction shall have enacted, issued or entered any Order which remains in effect that enjoins or otherwise prohibits the consummation of the Transactions;

(b)               the GX Shareholder Approval shall have been obtained in accordance with the provisions of the GX Charter, the GX Bylaws, the DGCL, applicable securities Laws and applicable NASDAQ rules;

(c)                the Company Shareholder Approval shall have been obtained in accordance with the provisions of the Company Articles, the BCBCA, applicable securities Laws and applicable TSX rules;

(d)               the Form S-4 containing the Joint Proxy Statement shall have become effective and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for that purpose shall be pending before or threatened by the SEC and not withdrawn;

(e)                the (i) Company Post-Closing Common Shares issuable pursuant to the Exchange, (ii) the Company Common Shares issuable upon the exchange of the Second Merger Class B Shares pursuant to the Exchange Agreement, and (iii) the Company Common Shares issuable upon the exercise of Former GX Company Warrants shall have been approved for listing on NASDAQ as Nasdaq Capital Market securities within the meaning of NASDAQ Rule 5005(a)(27), and the TSX, subject to satisfaction of customary listing conditions of the TSX;

(f)                the Former GX Company Warrants shall have been approved for listing on NASDAQ as Nasdaq Capital Market securities within the meaning of NASDAQ Rule 5005(a)(27); and

(g)               after giving effect to the exercise of Redemption Rights, the Company and its Subsidiaries (including the Second Merger Surviving Company), on a consolidated basis, will have net tangible assets of at least $5,000,001 immediately upon the consummation of the Transactions and after payment of underwriters’ fees or commissions.

6.2              The Company’s Conditions. The obligations of the Company and Merger Sub to consummate the Transactions will be subject to the satisfaction (or waiver by the Company and Merger Sub, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                (i) the GX Fundamental Representations shall be true, complete and correct as of the date of this Agreement and as of the Closing as though made as of the date of this Agreement and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a different time, in which case such representation and warranty shall be so true, complete and correct as of such different time) other than de minimis inaccuracies and (ii) the other representations and warranties of GX set forth in Article IV shall be true, complete and correct (without giving effect to any qualifications or limitations as to materiality or GX Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Closing as though made as of the date of this Agreement and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a different time, in which case such representation and warranty shall be so true, complete and correct as of such different time) except, in the case of this clause (ii) for such failures to be true, complete and correct that have not had or would not reasonably be expected to have, individually or in the aggregate, a GX Material Adverse Effect;

(b)               GX shall have performed in all material respects its covenants required to be performed by it under this Agreement at or prior to the Closing;

(c)                at Closing, GX, the Company and the Company Subsidiaries will have, in the aggregate, Closing Cash in an amount equal to or greater than the Closing Cash Minimum;

(d)               GX shall have delivered, or caused to be delivered, to the Company, the following:

(i)                 a counterpart to the Registration Rights and Lock-Up Agreement, duly executed by Sponsor;

(ii)               counterparts to the Exchange Agreement, duly executed by the Second Merger Surviving Company and Sponsor;

(iii)             an affidavit described in Treasury Regulations section 1.1445-2(c)(3), with accompanying notice to the IRS, to the effect that GX is not and has not been a United States real property holding corporation within the relevant period, in each case executed as of the Closing Date by an appropriate officer and in form and substance satisfactory to the Company; and

(iv)             a certificate signed on behalf of GX by a senior executive of GX and dated as of the Closing Date certifying that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

6.3              GX’s Conditions. The obligations of GX to consummate the Transactions will be subject to the satisfaction (or waiver by GX, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                (i) the Company Fundamental Representations shall be true, complete and correct as of the date of this Agreement and as of the Closing as though made as of the date of this Agreement and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a different time, in which case such representation and warranty shall be so true, complete and correct as of such different time) other than de minimis inaccuracies and (ii) the other representations and warranties of the Company set forth in Article III shall be true, complete and correct (without giving effect to any qualifications or limitations as to materiality or Company Material Adverse Effect set forth therein) as of the date of this Agreement and as of the Closing as though made as of the date of this Agreement and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a different time, in which case such representation and warranty shall be so true, complete and correct as of such different time) except, in the case of this clause (ii) for such failures to be true, complete and correct that have not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b)               the Company and Merger Sub shall have performed in all material respects the covenants required to be performed by them under this Agreement at or prior to the Closing;

(c)                since the date of this Agreement, a Company Material Adverse Effect shall not have occurred; and

(d)               the Company shall have delivered, or caused to be delivered, to GX, the following:

(i)                 counterparts to the Registration Rights and Lock-Up Agreement, duly executed by the Company and certain Company Pre-Closing Shareholders;

(ii)               a counterpart to the Exchange Agreement, duly executed by the Company; and

(iii)             a certificate signed on behalf of the Company by a senior executive of the Company and dated as of the Closing Date certifying that the conditions set forth in Sections 6.3(a), (b) and (c) have been satisfied.

ARTICLE VII
TERMINATION

7.1              Termination by Mutual Consent. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by mutual written consent of the Company and GX.

7.2              Termination by Either GX or the Company. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing by either GX or the Company:

(a)                if prior to the Closing, the Transactions are enjoined, prohibited or otherwise restrained by the terms of a final, non-appealable Order of a Governmental Entity of competent jurisdiction, provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(a) will not be available to any Party whose breach of any provision of this Agreement results in or materially contributes to causing such Order to be issued or the failure of the Order to be removed (provided that, for the avoidance of doubt, a Party’s exercise of its rights pursuant to Section 5.4(c) will not preclude its ability to terminate under this Section 7.2(a));

(b)               if the Closing has not occurred on or before the Outside Date, provided, however, that the right to terminate this Agreement pursuant to this Section 7.2(b) will not be available to any Party whose breach of any provision of this Agreement results in or materially contributes to causing the Closing to fail to occur prior to the Outside Date (provided that, for the avoidance of doubt, a Party’s exercise of its rights pursuant to Section 5.4(c) will not preclude its ability to terminate under this Section 7.2(b));

(c)                if the Company Shareholder Approval is not obtained at the Company Shareholder Meeting duly convened or any adjournment or postponement thereof; or

(d)               if the GX Shareholder Approval is not obtained at the GX Shareholder Meeting duly convened or any adjournment or postponement thereof.

7.3              Termination by the Company.

(a)                This Agreement may be terminated by the Company and the Transactions may be abandoned by the Company at any time prior to the Closing if GX breaches any representation, warranty or covenant made by it in this Agreement such that the conditions specified in Section 6.2(a) or Section 6.2(b) would not be satisfied at the Closing (a “Terminating GX Breach”), except that, if such Terminating GX Breach is curable by GX through the exercise of its reasonable best efforts, then, for a period of up to 60 days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Outside Date) after receipt by GX of notice from the Company of such breach, but only as long as GX continues to use its reasonable best efforts to cure such Terminating GX Breach (the “GX Cure Period”), then such termination will not be effective, and such termination will become effective only if the Terminating GX Breach is not cured within the GX Cure Period; provided, that the right to terminate this Agreement under this Section 7.3(a) will not be available if the Company is then in breach of this Agreement such that any of the conditions set forth Section 6.1 or Section 6.3 would not reasonably be capable of being satisfied by the Outside Date.

(b)               This Agreement may be terminated by the Company and the Transactions may be abandoned by the Company at any time prior to receipt of the Company Shareholder Approval in order to enter into a written definitive agreement providing for a Superior Proposal pursuant to and in accordance with Section 5.2(d); provided that there has been no breach of the Section 5.2 Company Provisions (including as a result of actions taken by any director of the Company that would have constituted a breach of the Section 5.2 Company Provisions if such actions had been taken by the Company).

(c)                This Agreement may be terminated by the Company and the Transactions may be abandoned by the Company at any time prior to the Closing (i) if all of the conditions set forth in Section 6.1 and Section 6.3 will have been satisfied or waived (other than those conditions that (x) by their terms are to be satisfied at the Closing, so long as each such condition is capable of being satisfied or (y) have not been satisfied, or are not capable of being satisfied, as a result of GX’s breach of this Agreement or any Ancillary Agreement), (ii) the Company has irrevocably confirmed in writing to GX that (A) all of the conditions set forth in Section 6.2 (other than those conditions that, by their terms, are capable of being satisfied only at Closing, so long as each such condition is capable of being satisfied) have been satisfied or have been waived by the Company and (B) the Company is prepared to consummate the Closing; provided that such confirmation will not be delivered earlier than the date that the Closing should have occurred pursuant to Section 1.1, and (iii) GX fails to consummate the Closing within five Business Days following the date on which the confirmation has been delivered to GX.

7.4              Termination by GX.

(a)                This Agreement may be terminated and the Transactions may be abandoned by GX at any time prior to the Closing if either the Company or Merger Sub breaches any representation, warranty or covenant made by it in this Agreement such that the conditions specified in Section 6.3(a) or Section 6.3(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to 60 days (or any shorter period of the time that remains between the date GX provides written notice of such violation or breach and the Outside Date) after receipt by the Company of notice from GX of such breach, but only as long as the Company continues to use its reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), then such termination will not be effective, and such termination will become effective only if the Terminating Company Breach is not cured within the Company Cure Period; provided, that the right to terminate this Agreement under this Section 7.4(a) will not be available if GX is then in breach of this Agreement such that any of the conditions set forth Section 6.1 or Section 6.2 would not reasonably be capable of being satisfied by the Outside Date.

(b)               This Agreement may be terminated by GX and the Transactions may be abandoned by GX at any time prior to receipt of the Company Shareholder Approval by written notice from GX to the Company if, prior to obtaining the Company Shareholder Approval, there shall have been a Company Recommendation Change or the Company Board shall have failed to publicly reaffirm its recommendation of this Agreement and the Transactions in accordance with Section 5.2(d).

(c)                This Agreement may be terminated by GX and the Transactions may be abandoned by GX at any time prior to the Closing (i) if all of the conditions set forth in Section 6.1 and Section 6.2 will have been satisfied or waived (other than those conditions that (x) by their terms are to be satisfied at the Closing, so long as each such condition is capable of being satisfied or (y) have not been satisfied, or are not capable of being satisfied, as a result of the Company’s breach of this Agreement or any Ancillary Agreement), (ii) GX has irrevocably confirmed in writing to the Company that (A) all of the conditions set forth in Section 6.3 (other than those conditions that, by their terms, are capable of being satisfied only at Closing, so long as each such condition is capable of being satisfied) have been satisfied or have been waived by GX and (B) GX is prepared to consummate the Closing; provided that such confirmation will not be delivered earlier than the date that the Closing should have occurred pursuant to Section 1.1, and (iii) the Company fails to consummate the Closing within five Business Days following the date on which the confirmation has been delivered to the Company.

7.5              Effect of Termination and Abandonment.

(a)                In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this Article VII, (a) this Agreement will terminate and become void and of no effect and (b) there will be no liability to any Person on the part of any Party (or of any of its Representatives or Affiliates) other than as provided in Section 7.5(b); provided, however, and notwithstanding anything in the foregoing to the contrary, (i) the provisions set forth in this Section 7.5, Article VIII and the Confidentiality Agreement will survive the termination of this Agreement and (ii) nothing herein will relieve any Party from liability for any fraud or willful and material breach of this Agreement occurring prior to such termination.

(b)               Notwithstanding any other provision of this Agreement:

(i)                 If this Agreement shall have been validly terminated pursuant to (A) Section 7.3(b) or Section 7.4(b), (B) Section 7.4(a) as a result of a breach of the Section 5.2 Company Provisions (including as a result of actions taken by any director of the Company that would have constituted a breach of the Section 5.2 Company Provisions if such actions had been taken by the Company), or (C) any other provision of Section 7.2, Section 7.3, or Section 7.4 if, at such time, GX shall have had the right to terminate this Agreement pursuant to (1) Section 7.4(b) or (2) Section 7.4(a) as a result of a breach of the Section 5.2 Company Provisions (including as a result of actions taken by any director of the Company that would have constituted a breach of the Section 5.2 Company Provisions if such actions had been taken by the Company), then, in each case, the Company shall pay to GX a termination fee in the amount of $15,000,000 (the “Base Termination Fee”) by wire transfer in immediately available funds to an account designated by GX in which case payment shall be made within two Business Days of such termination.

(ii)               If (A) this Agreement shall have been validly terminated by either Party (other than a valid termination (x) by (1) the Company pursuant to Section 7.3(a) or Section 7.3(c), (2) GX pursuant to Section 7.2(b), or (3) either Party pursuant to Section 7.2(a), Section 7.2(d) or, if there has been no Company Recommendation Change, Section 7.2(c) or (y) pursuant to Section 7.1), (B) at or prior to the time of the termination of this Agreement, an Acquisition Proposal with respect to the Company and/or any Company Subsidiaries (whether or not conditional) shall have been publicly disclosed or made and such Acquisition Proposal shall not have been publicly withdrawn at least two Business Days prior to the Company Shareholder Meeting, (C) within twelve months after the date of any such termination, an Alternative Acquisition (whether or not relating to such Acquisition Proposal) with respect to the Company and/or any Company Subsidiaries is consummated or a definitive agreement providing for an Alternative Acquisition (whether or not relating to such Acquisition Proposal) with respect to the Company and/or any Company Subsidiaries is executed, and (D) the Company has not paid the Base Termination Fee pursuant to Section 7.5(b)(i) or the Intentional Breach Termination Fee pursuant to Section 7.5(b)(iii), then the Company shall pay to GX the Base Termination Fee by wire transfer in immediately available funds to an account designated by GX in which case payment shall be made within two Business Days of such Alternative Acquisition consummation or agreement execution (whichever is earlier).

(iii)             If this Agreement shall have been validly terminated pursuant to (A) Section 7.4(a) as a result of a willful and material breach by the Company (including, without limitation a willful and material breach of the Section 5.2 Company Provisions (including as a result of actions taken by any director of the Company that would have constituted a willful and material breach of the Section 5.2 Company Provisions if such actions had been taken by the Company)), (B) Section 7.4(c) or (C) any other provision of Section 7.2, Section 7.3 or Section 7.4 if, at such time, GX shall have had the right to terminate this Agreement pursuant to Section 7.4(a) as a result of a willful and material breach by the Company (including, without limitation a willful and material breach of the Section 5.2 Company Provisions (including as a result of actions taken by any director of the Company that would have constituted a willful and material breach of the Section 5.2 Company

Provisions if such actions had been taken by the Company)) or Section 7.4(c) then, in each case, the Company shall pay to GX a termination fee in the amount of $25,000,000 (the “Intentional Breach Termination Fee”) by wire transfer in immediately available funds to an account designated by GX in which case payment shall be made within two Business Days of such termination, provided that in no event will GX be entitled to both the Intentional Breach Termination Fee and the Base Termination Fee.

(iv)             If this Agreement shall have been validly terminated and the Base Termination Fee or the Intentional Breach Termination Fee is payable by the Company to GX in accordance with the terms hereof, then in addition to the Base Termination Fee or the Intentional Breach Termination Fee, as applicable, the Company shall also pay, or cause to be paid to GX, an amount (the “Expense Amount”) equal to the sum of all documented and reasonable out-of-pocket expenses paid or payable by GX and the Sponsor in connection with this Agreement and the Transactions, which Expense Amount shall not exceed $5,000,000, by wire transfer in immediately available funds to an account designated by GX in which case payment shall be made within two Business Days of such termination.

(c)                The Parties acknowledge and hereby agree that the payment of the Base Termination Fee or the Intentional Breach Termination Fee, as applicable, if, as and when required pursuant to this Section 7.5, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate GX in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. Each of the Parties acknowledges that the agreements contained in this Section 7.5 are an integral part of the Transactions and that, without these agreements, the Parties would not enter into this Agreement.

ARTICLE VIII
MISCELLANEOUS AND GENERAL

8.1              No Survival. The representations and warranties of the Parties contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company, GX or Merger Sub pursuant to this Agreement will not survive the Closing, and from and after the Closing, the Company, the Second Merger Surviving Company and their respective Representatives will not have any further obligations, nor will any claim be asserted or action be brought against the Company, the Second Merger Surviving Company or their respective Representatives with respect thereto. The covenants of the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants, will not survive the Closing, except for those covenants contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants will survive the Closing and continue until fully performed in accordance with their terms).

8.2              Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Closing, the Parties may modify or amend this Agreement by written agreement of GX and the Company; provided that any amendment of this Agreement that requires approval by the Company Pre-Closing Shareholders or the GX Shareholders under applicable Law will be subject to such approval. The failure of any Party to assert any of its rights under this Agreement or otherwise will not constitute a modification, amendment, or waiver of those rights.

8.3              Waiver of Conditions. The conditions to each of the Parties’ obligations to consummate the Transactions are for the sole benefit of such Party and, together with the other provisions of this Agreement for the benefit of such Party, may be waived in writing by such Party, in whole or in part.

8.4              Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by pdf or other readable electronic format), each such counterpart being deemed to be an original instrument, with the same effect as if the signature thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the Parties and delivered (including by email or DocuSign) to the other Parties, and all such counterparts will together constitute one and the same agreement.

8.5              Governing Law; Venue; Waiver of Jury Trial.

(a)                This Agreement will be construed and enforced in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles that would result in the application of any Law other than the Law of the State of Delaware.

(b)               Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, to the extent that such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware) or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (collectively, the “Chosen Courts”), in any Action arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or the transactions contemplated by the Ancillary Agreements or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action, except in the Chosen Courts; (ii) agrees that any claim in respect of any such Action may be heard and determined in the Chosen Courts; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such Action in the Chosen Courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in the Chosen Courts. Each of the Parties agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the Chosen Courts in the manner provided for notices in Section 8.7. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

(c)                EACH PARTY HEREBY IRREVOCABLY WAIVES, AND WILL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

8.6              Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Subject to the other provisions of this Section 8.6, the Parties acknowledge and agree (and further agree not to take any contrary position in any litigation concerning this Agreement) that (a) the Parties will be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the obligations of the Parties to consummate the Merger) without proof of damages or otherwise, and that such relief may be sought in addition to and will not limit, diminish or otherwise impair, any other remedy to which they are entitled under this Agreement, (b) the provisions set forth herein are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and will not be construed to limit, diminish or otherwise impair in any respect any Party’s right to specific enforcement, and (c) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.6 will not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything in this Agreement to the contrary, in no event will GX be entitled to receive both (A) a grant of specific performance of the Company’s obligation to consummate the Closing and (B) the Base Termination Fee or the Intentional Breach Termination Fee.

8.7              Notices. All notices and other communications among the Parties will be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service, or (c) when delivered by email (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), in each case, according to the instructions set forth below. Such notices will be deemed given: at the time of personal delivery, if delivered in person; one Business Day after being sent, if sent by reputable, overnight delivery service and at the time sent (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), if sent by email prior to 5:00 p.m. local time of the recipient on a Business Day; or on the next Business Day if sent by email after 5:00 p.m. local time of the recipient on a Business Day or on a non-Business Day.

(a)	If to the Company or Merger Sub:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO 80112

Attention:	Mark Smith
Neal Shah
Email:	msmith@niocorp.com
nshah@niocorp.com

with copies to counsel to:

Jones Day
250 Vesey Street
New York, NY 10281

Attention:	Joel May
Ann Bomberger
E-mail:	jtmay@jonesday.com
ambomberger@jonesday.com

and to:

Blake, Cassels & Graydon LLP
2600 – 595 Burrard Street
Vancouver, BC V7X 1L3
Attention: Bob Wooder
E-mail: bob.wooder@blakes.com

(b)	If to GX (prior to the Closing) or the Second Merger Surviving Company:

GX Acquisition Corp. II

1325 Avenue of the Americas, 28th Floor

New York, New York 10019

Attention: Jay Bloom and Dean Kehler
Email: jay.bloom@trimarancapital.com and dean.kehler@trimarancapital.com with copies to counsel to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention: Michael Chitwood and Michael Civale

Email: Michael.Chitwood@skadden.com and Michael.Civale@skadden.com and to:

Stikeman Elliott LLP

1155 Boulevard René-Lévesque West, Suite #4100

Montréal, Québec H3B 3V2

Attention: Robert Carelli and David Tardif

Email: rcarelli@stikeman.com and dtardif@stikeman.com

or to such other address or addresses as any such Party may from time to time designate in writing.

8.8              Entire Agreement. This Agreement (including the Company Disclosure Letter, the GX Disclosure Letter and all other annexes and exhibits hereto) and the Ancillary Agreements constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.

8.9              No Third-Party Beneficiaries. The representations, warranties and covenants set forth herein are solely for the benefit of the other Parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except pursuant to Section 5.14 and Section 8.15 and except for the provisions hereof applicable to Sponsor; provided that the Sponsor is an intended third-party beneficiary of, and may enforce, GX’s rights pursuant to Section 7.5 (including following any liquidation or dissolution of GX).

8.10          Definitions. Each of the terms set forth in Annex A is defined as set forth therein and each of the terms defined elsewhere in this Agreement has the meaning set forth herein.

8.11          Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

8.12          Interpretation; Construction.

(a)                The headings herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, a Section, Annex or Exhibit, such reference will be to an Article, a Section of, or Annex to Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” All pronouns and all variations thereof will be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require. Where a reference in this Agreement is made to any agreement (including this Agreement), contract, statute or regulation, such references are to, except as context may otherwise require, the agreement, contract, statute or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms thereof); and to any section of any statute or regulation including any successor to the section and, in the case of any statute, any rules or regulations promulgated thereunder. All references to “dollars” or “$” in this Agreement are to United States dollars. All references to “days” will be to calendar days unless otherwise indicated as a “Business Day.” References to documents or other materials “provided” or “made available” to GX or similar phrases will mean that such documents or other materials were present at least one Business Day prior to the date hereof in the electronic data room to which GX and its Representatives have access (the “VDR”) (provided that the construction of such terms in Section 3.27 and Section 4.17 will not be limited by this Section 8.12(a)).

(b)               The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(c)                The mere inclusion of any item in any section or subsection of the Company Disclosure Letter or the GX Disclosure Letter as an exception to any representation or warranty or otherwise will not be deemed to constitute an admission by the Company or by GX, as applicable, or to otherwise imply, that any such item has had or would reasonably be expected to have a Company Material Adverse Effect or a GX Material Adverse Effect, as applicable, or otherwise represents an exception or material development, fact, change, event, effect, occurrence or circumstance for the purposes of this Agreement, or that such item meets or exceeds a monetary or other threshold specified for disclosure in this Agreement. Matters disclosed in any section or subsection of the Company Disclosure Letter or the GX Disclosure Letter are not necessarily limited to matters that are required by this Agreement to be disclosed therein. Headings inserted in the sections or subsections of the Company Disclosure Letter or the GX Disclosure Letter are for convenience of reference only and will not have the effect of amending or changing the express terms of the sections or subsections as set forth in this Agreement.

(d)               Notwithstanding anything to the contrary herein, no representation or warranty by GX in this Agreement shall apply to any statement or information in the GX Public Disclosure Record that relates to the topics referenced in the SEC proposed rules titled “Special Purpose Acquisition Companies, Shell Companies, and Projections” issued on March 30, 2022 or to any other SEC rule, proposed rule, statement, guidance, interpretation or change in presentation issued after the execution of this Agreement and applicable to special purpose acquisition companies (collectively, the “SEC Statement”), nor shall any correction, amendment or restatement of the GX Public Disclosure Record due wholly or in part to the SEC Statement, nor any other effects that relate to or arise out of, or are in connection with or in response to, the SEC Statement or any changes in accounting or disclosure related thereto, be deemed to be a breach of any representation or warranty by GX. Each of the Parties acknowledges and agrees that GX continues to review the SEC Statement and its implications, including on the GX Public Disclosure Record, and any restatement, revision or other modification of the GX Public Disclosure Record relating to or arising from such SEC Statement, shall (i) be deemed not material and not to have or reasonably be expected to have, individually or in the aggregate, a GX Material Adverse Effect and (ii) not itself be deemed to constitute a breach of any representation or warranty of any of the Parties in this Agreement. No breach of any representation or warranty of either Party will be deemed to have occurred solely as a result of the SEC Statement, nor any other effects that relate to or arise out of, or are in connection with or in response to, the SEC Statement or any changes in accounting or disclosure related thereto.

8.13          Assignment. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Party.

8.14          Waiver of Access to Trust Account. Reference is made to the Final IPO Prospectus. The Company hereby represents and warrants that it understands that GX has established the Trust Account containing the proceeds of its IPO and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the GX Public Shareholders, and that, except as otherwise described in the Final IPO Prospectus, GX may disburse monies from the Trust Account only: (a) to the GX Public Shareholders in the event they elect to redeem their GX Shares in connection with the consummation of GX’s Business Combination or in connection with an extension of its deadline to consummate a Business Combination, (b) to the GX Public Shareholders if GX fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, subject to extension by an amendment to GX’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any Taxes or (d) to GX (or, as applicable, the Second Merger Surviving Company) after or concurrently with the consummation of a Business Combination. For and in consideration of GX entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between GX or its Affiliates, on the one hand, and the Company or its Affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Company on behalf of itself and its Affiliates hereby irrevocably waives and releases, and will cause any Affiliate of the Company in connection with the Transactions, to irrevocably waive and release, any Released Claims that the Company or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with GX or its Affiliates, and further agrees not to seek any recourse against the Trust Account (including any distributions therefrom) for any Released Claims for any reason whatsoever or to bring any Action or proceedings against the Trust Account or the Trustee. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by GX and its Affiliates to induce GX to enter into this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law. To the extent the Company or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any Released Claim, which proceeding seeks, in whole or in part, monetary relief against GX or its Affiliates, the Company hereby acknowledges and agrees that the Company’s and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or its Affiliates (or any person claiming on any of their behalf or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

8.15          No Recourse. Except in the case of fraud, all Actions (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, the Ancillary Agreements or the Transactions, (b) the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or any Ancillary Agreement), (c) any breach of this Agreement or any Ancillary Agreement and (d) any failure of the Transactions to be consummated, may be made only against (and, without prejudice to the rights of any express third party beneficiary to whom rights under this Agreement inure pursuant to this Section 8.15), are those solely of the persons that are expressly identified as Parties to this Agreement (or, as applicable, the relevant Ancillary Agreement) and not against any Nonparty Affiliate (as defined below). Except in the case of fraud, no other person, including any director, officer, employee, incorporator, member, partner, manager, shareholder, optionholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to, any Party (with respect to this Agreement) or any party to any Ancillary Agreement (with respect to such Ancillary Agreement), or any director, officer, employee, incorporator, member, partner, manager, shareholder, affiliate, agent, attorney or representative of, or any financial advisor or lender to (each of the foregoing, a “Nonparty Affiliate”) any of the foregoing, shall have any liabilities (whether in contract or in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d) and each Party, on behalf of itself and its affiliates, hereby irrevocably releases and forever discharges each of the Nonparty Affiliate from any such liability or obligation.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

GX: GX Acquisition Corp. II By: /s/ Dean Kehler Name: Dean Kehler Title: Co-Chairman and Chief Executive Officer	MERGER SUB: Big Red Merger Sub Ltd By: /s/ Mark Smith Name: Mark Smith Title: Chief Executive Officer
COMPANY: NioCorp Developments Ltd. By: /s/ Mark Smith Name: Mark Smith Title: Chief Executive Officer

[Signature Page to Business Combination Agreement]

ANNEX A
DEFINITIONS

(a)                As used in this Agreement, the following terms have the meanings specified in this Annex A:

“Aboriginal Claim” means any claim, written assertion or written demand, whether proven or unproven, made in writing by any Aboriginal Peoples with respect to Aboriginal title, Aboriginal rights, treaty rights or any other Aboriginal interest in land.

“Aboriginal Peoples” means any aboriginal peoples of the United States, including Native Americans, including any Tribes in Nebraska, and any group of aboriginal peoples, including Tribal Councils.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any inquiry, hearing, proceeding or investigation, by or before any Governmental Entity, whether civil, criminal or administrative.

“Affiliate” means, when used with respect to any Person, any other Person who is an “affiliate” of that Person within the meaning of Rule 405 promulgated under the Securities Act.

“Alternative Acquisition” means any transaction, other than the transactions contemplated by this Agreement, providing for (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (i) assets of the Company and its Subsidiaries which constitute 15% or more of the consolidated net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, as determined in good faith by the Company Board, or (ii) 15% or more of any class of equity securities of the Company representing 15% or more of the outstanding voting power, of the Company, (b) a tender offer or exchange offer that, if consummated, would result in any Person or group (or the shareholders of any Person or group) beneficially owning 15% or more of any class of equity securities of the Company representing 15% or more of the outstanding voting power of the Company, (c) a plan of arrangement, merger, amalgamation, consolidation, business combination, share exchange, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving any business of the Company or any of its Subsidiaries that constitutes 15% or more of the net revenue, net income or assets of the Company and its Subsidiaries, taken as a whole, or (d) any other transaction, the consummation of which could reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by this Agreement or the Transactions.

“Ancillary Agreements” means, collectively, the Registration Rights and Lock-Up Agreement, the Exchange Agreement, the GX Support Agreement, the Company Support Agreement and the Key Employee Agreements and each other schedule, instrument or certificate contemplated hereby or by any of the foregoing.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), as amended, and any foreign or other anti-bribery or anti-corruption Laws.

“BCBCA” means the British Columbia Business Corporations Act.

“Business Combination” has the meaning specified in the GX Charter.

“Business Day” means any day other than a Saturday or Sunday or other day on which banks are required or authorized to close in New York City, United States or in the city of Vancouver, Canada.

“Canadian Securities Administrators” means the securities commission or similar regulatory authority in each of the Provinces.

“Canadian Securities Laws” means the securities legislation and rules and regulations thereunder of each province and territory of Canada and the rules, instruments, policies and orders of each Canadian Securities Administrator made thereunder.

“Cash Transaction Expenses” the sum of (a) GX’s unpaid transaction expenses accruing at or prior to the Closing and (b) the Company’s unpaid transaction expenses accruing at or prior to the Closing.

“Class A Shares” means the shares of GX Common Stock designated as Class A Common Stock.

“Closing Cash” means, without duplication, an amount equal to:

(a) the amount of cash available to be released from the Trust Account as of the Closing (before reduction for any cash amounts to be used for deferred underwriting commissions to the IPO Underwriter and other Cash Transaction Expenses, but excluding any cash to be removed from the Trust Account in connection with Redemption Rights); plus

(b) the amount of cash actually funded against any facility described in Section 5.18 as of Closing; plus

(c) any cash raised by GX or the Company on or following the date of this Agreement, and paid to GX or the Company prior to or at the Closing, including pursuant to any Contemplated Financing or any other debt or equity or equity-linked financing or investment; less

(d) Company Operating Cash, if any, to the extent available to the Company as of the Closing; provided that any amounts raised in excess of the Company Operating Cash Cap that would otherwise constitute Company Operating Cash will be included in Closing Cash; less

(e) the lesser of (i) $2,000,000 and (ii) the excess, if any, of (A) the Excise Tax Amount over (B) $1,000,000; less

(f) in the event a Tax Advisor is retained pursuant to Section 5.9(e), fifty percent (50%) of the fees of such Tax Advisor.

“Closing Cash Minimum” means $15,000,000 less the amount, if any, by which the Cash Transaction Expenses are, in the aggregate, reduced to less than $15,000,000 as a direct result of

Sponsor’s forfeiture or transfer of Forfeited Shares in exchange for reducing the cash amounts that would otherwise be payable to a third party with respect to such Cash Transaction Expenses.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder and any successor statute and the rules and regulations issued thereunder.

“Company Articles” means the articles of the Company, as amended effective January 27, 2015, as such may be subsequently amended in accordance with Section 5.1(b)(i).

“Company Benefit Plan” means each compensation or benefit plan, arrangement or agreement, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of ERISA (whether or not such plan is subject to ERISA), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) , or any other plan, policy, program or agreement (including any bonus, incentive, deferred compensation, vacation, stock purchase, stock or stock-based, severance, retention, employment, change of control or fringe benefit plan, program or agreement), providing compensation or other benefits to any current or former director, officer, individual consultant, worker or employee, which are maintained, sponsored or contributed to (or required to be contributed to) by the Company, or to which the Company is a party or has or may reasonably be expected to have any liability, and in each case whether or not (i) subject to the Laws of the United States, (ii) in writing or (iii) funded, but excluding in each case any statutory plan, program or arrangement that is required under applicable law and maintained by any governmental authority.

“Company Fundamental Representations” means the representations and warranties of the Company in Sections 3.1, 3.2(a), 3.2(b)(i), 3.3 and 3.24.

“Company Material Adverse Effect” means any change, effect, condition, event, circumstance, occurrence or development (each a “Change”, and collectively, “Changes”) that, individually or in the aggregate, (a) has had or would reasonably be expected to have a materially adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, excluding any Change to the extent that it results from or arises out of (i) any downturn in general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States, Canada or any foreign jurisdiction, (ii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial metrics for any period (provided that this clause (ii) shall not prevent a determination that any Change underlying such failure has resulted in a Company Material Adverse Effect), (iii) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, including any litigation resulting or arising therefrom or with respect thereto (provided that this clause (iii) shall not apply to the use of “Company Material Adverse Effect” in Section 3.2 (or Section 6.3(a)(i) as applied to Section 3.2), (iv) any change, in and of itself, in the market price or trading volume of the securities of the Company (provided that this clause (iv) shall not prevent a determination that any Change underlying such change has resulted in a Company Material Adverse Effect), (v) any change in applicable Law or GAAP (or authoritative interpretation or enforcement thereof), (vi) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism, or any trade wars or sanctions, (vii) any hurricane, tornado, flood, earthquake or other natural disaster, (viii) any changes generally affecting the industries in which the Company operates, or (ix) any epidemic, pandemic or other outbreak of illness or disease or public health event (including COVID-19), provided, further, that any Change referred to in clauses (i), (v), (vi), (vii), (viii) or (ix) above may be taken into account in determining if a Company Material Adverse Effect has occurred to the extent it has a disproportionate and adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, relative to similarly situated companies in the industry in which the Company and its Subsidiaries operate; or (b) does or would reasonably be expected to prevent or materially delay or impede the ability of the Company to consummate the Mergers or any of the other Transactions.

“Company Mining Rights” means all mining concessions, claims, leases, options, mines, millsites, tunnel sites, surface rights, access rights, water rights and other real property rights and interests to the extent related to the exploration for, exploitation, development, mining or production of minerals and all applications therefor, owned or controlled, in whole or in part, by the Company or the Company Subsidiaries.

“Company Operating Cash” means cash raised by the Company after the date of this Agreement for the sole purpose of funding cash operating expenses of the Company and its Subsidiaries in transactions agreed to in writing by GX (such consent not to be unreasonably withheld, conditioned or delayed), up to a cap in an amount equal to the Company Operating Cash Cap in the aggregate.

“Company Operating Cash Cap” means an amount to be mutually agreed between GX and the Company following the date hereof, taking into account the reasonable operating cash needs of the Company.

“Company Public Disclosure Record” means all documents filed by or on behalf of the Company on the System for Electronic Document Analysis Retrieval under Canadian Securities Laws (“SEDAR”) or the Electronic Data Gathering, Analysis, and Retrieval system under the U.S. securities Laws (“EDGAR”), in each case, since January 1, 2020 and that are publicly available prior to the date hereof.

“Company Resolutions” means the resolutions of Company Pre-Closing Shareholders to approve (a) the issuance of Company Post-Closing Common Shares issuable pursuant to the Exchange, Company Common Shares issuable upon the exchange of the Second Merger Class B Shares pursuant to the Exchange Agreement and Company Common Shares issuable upon the exercise of Former GX Company Warrants, in each case in connection with the Transactions, (b) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Form S-4 or correspondence related thereto, (c) any other proposals as the Canadian Securities Administrators or TSX or NASDAQ may indicate are necessary in their review of the Joint Proxy Statement or correspondence related thereto, including in respect of the Contemplated Financing, (d) an amendment to the Company Articles to comply with applicable listing requirements of NASDAQ, and (e) any other proposals the Company and GX deem necessary to effectuate the Transactions at the Company Shareholder Meeting.

“Company Shareholder Meeting” means the special meeting of Company Pre-Closing Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of this Agreement, to be called for the purpose of considering and, if thought fit, approving the Company Resolutions.

“Company Subsidiaries” means Merger Sub and each of the Company’s other Subsidiaries.

“Competition Laws” means all Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including, as applicable, foreign antitrust or direct investment Laws.

“Confidentiality Agreement” means the confidentiality agreement, dated July 6, 2022, between GX and the Company.

“COVID-19” means the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences).

“Environmental Law” means any Law relating to (a) the protection, preservation or restoration of human health (in regards to Hazardous Materials) or the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant or animal life, or any other natural resource), (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of Hazardous Material, in each case as in effect at the date hereof, or (c) the protection of worker health or safety (in regards to Hazardous Materials).

“Elk Creek Project” means the greenfield exploration project as described in the Technical Report.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” means an exchange agent to be agreed by GX and the Company prior to the Closing.

“Exchange Ratio” means 11.1829212.

“Final IPO Prospectus” means the final long-form prospectus of GX, dated March 18, 2021, in connection with its initial public offering of GX Public Units (the “IPO”).

“Form S-4” means the registration statement on Form S-4 of the Company with respect to registration of the (i) Company Post-Closing Common Shares issuable pursuant to the Exchange, (ii) Company Common Shares issuable upon the exchange of the Second Merger Class B Shares pursuant to the Exchange Agreement, (iii) Company Common Shares issuable upon the exercise of Former GX Company Warrants, and (iv) Former GX Company Warrants.

“Founder Shares” means shares of Class B Common Stock of GX, all of which are held by Sponsor.

“Founder’s Warrants” means the share purchase warrants issued to Sponsor at the closing of the IPO.

“GAAP” means the United States generally accepted accounting principles, consistently applied.

“GX Bylaws” means the By Laws of GX, as in effect on the date hereof.

“GX Fundamental Representations” means the representations and warranties of GX in Sections 4.1, 4.2(a), 4.2(b)(i), 4.3, 4.14 and 4.15.

“GX Material Adverse Effect” means any Change that, individually or in the aggregate, does or would reasonably be expected to prevent or materially delay or impede the ability of GX to consummate the Mergers or any of the other Transactions; excluding any Change to the extent that it results from or arises out of the matters set forth in Section 8.12(d).

“GX Public Disclosure Record” means all documents filed by or on behalf of GX on EDGAR since January 1, 2020 and that are publicly available prior to the date hereof.

“GX Public Shareholders” means GX Shareholders who hold Class A Shares.

“GX Public Units” means the units of GX issued pursuant to the IPO comprised of (a) one Class A Share and (b) one-third of a GX Public Warrant.

“GX Public Warrants” means the share purchase warrants of GX entitling the holder thereof to purchase one Class A Share included as a component of the GX Public Units.

“GX Resolutions” means the special resolution of GX Shareholders to approve (a) an amendment to the GX Charter, effective prior to the First Merger Effective Time, to eliminate the automatic conversion of shares of Founder Shares into Class A Shares at the time of a Business Combination, (b) the Transactions, (c) any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Form S-4 or correspondence related thereto, (d) any other proposals as the Canadian Securities Administrators or TSX or Nasdaq may indicate are necessary in their review of the Joint Proxy Statement or correspondence related thereto, including in respect of the Contemplated Financing, and (e) any other proposals the Company and GX deem necessary to effectuate the Transactions at the GX Shareholder Meeting.

“GX Shareholder Meeting” means the special meeting of GX Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of this

Agreement, to be called for the purpose of considering and, if thought fit, approving the GX Resolutions.

“GX Shares” means Class A Shares and Founder Shares.

“GX Warrant Agreement” means the Warrant Agreement, dated March 17, 2021, between GX and Continental Stock Transfer & Trust Company.

“GX Warrants” means the Founder’s Warrants and the GX Public Warrants.

“Hazardous Materials” means any substance, element, compound, mixture, solution, and/or waste presently listed, defined, designated, identified, or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect or otherwise regulated, under any Environmental Law. Hazardous Material includes any substance, element, compound, mixture, solution and/or waste to which exposure is regulated by any Governmental Entity or any Environmental Law, including but not limited to any toxic waste, pollutant, contaminant, hazardous substance (including toxic mold), toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos-containing material, urea formaldehyde, foam insulation, polychlorinated biphenyls or per- and polyfluoroalkyl substances.

“Investment Company Act” means the Investment Company Act of 1940.

“Intellectual Property” means all patents and patent applications, invention disclosures and all related continuations, divisionals and extensions thereof, trademarks, service marks, trade names, trade dress, logos or other source or business identifiers, together with all goodwill associated with the foregoing, copyrights and rights works of authorship or in copyrightable subject matter, Internet domain names, social media identifiers, software (including in source code and object code form), rights in trade secrets, know-how, processes, formulae, recipes, methods, techniques, procedures, algorithms, specifications, inventions, ideas, marketing materials, customer and supplier lists, and other confidential or proprietary information, and other intellectual property, industrial, and similar rights in any jurisdiction throughout the world and any registrations and applications therefor.

“IPO Underwriter” means Cantor Fitzgerald & Co.

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means computers, computer software, firmware, middleware, servers, systems, hardware, networks, workstations, routers, hubs, switches, data communications lines and other information technology equipment or systems, and all associated documentation.

“Key Employees” means the individuals listed on Section A-1 (Key Employees) of the Company Disclosure Letter.

“Knowledge” means (i) when referring to the knowledge of the Company or the Company Subsidiaries, the actual knowledge, after due inquiry of direct reports, of the persons listed on Section A-2 (Knowledge) of the Company Disclosure Letter and (ii) when referring to the knowledge of GX, means the actual knowledge, after due inquiry of direct reports, of the persons listed on Section A-1 (Knowledge) of the GX Disclosure Letter.

“Law” or “Laws” means any domestic or foreign laws, statutes, ordinances, rules (including rules of common law), regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted or promulgated by any Governmental Entity and any judicial interpretation thereof, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

“MEWA” means a multiple employer welfare arrangement, within the meaning of Section 3(40) of ERISA (that covers employees who reside or work primarily in the United States).

“misrepresentation” has the meaning ascribed to this term under applicable Canadian Securities Laws.

“Multiemployer Plan” means any plan defined in Section 3(37) or 4001(a)(3) of ERISA (that covers employees who reside or work primarily in the United States).

“Multiple Employer Plan” means any plan within the meaning of Section 210 of ERISA or Section 413(c) of the Code (that covers employees who reside or work primarily in the United States).

“NASDAQ” means The NASDAQ Stock Market LLC.

“NI 43-101” means National Instrument 43-101 – “Standards of Disclosure for Mineral Projects” adopted by the Canadian Securities Administrators.

“Order” means any order, judgment, injunction, award, decree or writ adopted or imposed by, including any consent decree, settlement agreement or similar written agreement with, any Governmental Entity.

“Outside Date” means March 22, 2023 or, if one or more Extensions are obtained, the last date for GX to consummate a Business Combination pursuant to such Extensions.

“Permitted Lien” means any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established on the most recent consolidated balance sheet included in the Company Financial Statements, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business, (iii) which is disclosed on the most recent balance sheet included in the balance sheet or notes thereto or securing liabilities reflected on such balance sheet, (iv) which is incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations (including letters of credit in lieu of any such bonds or to support the issuance thereof), (v) which is any zoning, building or other similar code or regulation not violated by the current use or occupancy of any assets to which they relate in the business of the Company and its Subsidiaries as currently conducted, (vi) which constitutes any condition that would be disclosed by a current, accurate survey or physical inspection, Lien (other than any Lien securing indebtedness for borrowed money), easement, right-of-way, covenant, restriction or other similar matters affecting title to the owned real property and leased real property that would not reasonably be expected to, individually or in the aggregate, materially impair the continued use, occupancy, and operation of the assets to which they relate in the business of the Company as currently conducted, (vii) which is a Lien arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff, or similar rights, (viii) which is a Lien arising by operation of law for amounts not yet due, or (ix) which is any interest or title of a lessor under any leases or subleases entered into by the Company in the ordinary course of business.

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Data” means any information about an identifiable individual that alone or in combination with other information could be used to identify an individual, and includes information that is defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information” or “personal information” under any applicable Law.

“Provinces” means the provinces of British Columbia, Alberta, Saskatchewan, Ontario and New Brunswick.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, migrating, dumping, discarding, burying, abandoning or disposing into the environment of a Hazardous Material.

“Representatives” means all officers, directors, managers, employees, agents, representatives, accountants, consultants, legal counsel, investment bankers, financial advisors, agents and other similar representatives, including any of the foregoing parties’ controlled Affiliates.

“Sanctioned Person” means (i) any person listed in any sanctions-related list of designated persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or Global Affairs Canada, or Her Majesty’s Treasury of the United Kingdom, or any European Union member state, (ii) any person located, organized or resident in a country or territory which, at the applicable time, is the subject or target of comprehensive sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria), or (iii) any person 50% or more owned or otherwise controlled by any such person or persons described in the foregoing clauses (i) and (ii).

“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger Class A Ratio” means a number to be determined in the sole discretion of the Company, such that, upon the effectiveness of the Second Merger, (a) the aggregate number of shares issued by the Second Merger Surviving Company pursuant to Section 2.1(d)(iv) is approximately equivalent to the total number of Company Common Shares issued and outstanding immediately before the First Merger Effective Time, and (b) Intermediate Holdco holds, in the aggregate, a number of Second Merger Class A Shares approximately equivalent to the total number of Company Common Shares that will be issued and outstanding immediately following the Second Merger Effective Time and prior to the Reverse Stock Split.

“Securities Act” means the Securities Act of 1933.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Tax” or “Taxes” means any and all (whether or not disputed) supranational, national, U.S. or non-U.S., federal, state, provincial, local or other taxes, customs, duties, fees, and charges in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, branches, capital, capital gains, severance, windfall or other profits, gross receipts, stamp, property, sales, use, value added, goods and services, harmonized sales, production, licenses, environmental, transfer, capital stock, payroll, occupation, employment, employer health, employment/unemployment insurance or compensation premiums and contributions, government pension plan premiums and contributions, social security premiums, workers’ compensation premiums, and net worth, as well as alternative or add-on minimum taxes and taxes in the nature of excise, withholding or similar, and including liability for the payment of any such amounts through withholding or as a result of being either (a) a member of an affiliated, consolidated, combined, unitary or aggregate group or as a transferee or successor, or (b) a party to any tax allocation or sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to any such amounts.

“Tax Return” means any return, report declaration, election notice, information return, claim for refund, declaration of estimated taxes, statement or similar filing required to be filed with respect to Taxes, including any amendments, schedules, attachments or supplements thereto and whether in tangible or electronic form.

“Technical Report” means the technical report prepared for the Company by Dahrouge Geological Consulting Ltd., Understood Mineral Resources Ltd., Optimize Group, Cementation, Tetra Tech, SRK Consulting (U.S.), Inc., Adrian Brown Consultants Inc., Metallurgy Concept Solutions, Magemi Mining Inc., L3 Process Development, BBE Consulting and CDM Smith entitled “NI 43-101 Technical Feasibility Study, Elk Creek Project, Nebraska,” prepared for the Company with an effective date of and filed on SEDAR on June 28, 2022.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

(b)               The following definitions have the meanings set forth in the Sections indicated below:

Defined Term	Location of Definition
2016 Company Incentive Plan	3.3(a)
2016 Options	3.3(a)
2017 Company Incentive Plan	3.3(a)
2017 Options	3.3(a)
Acceptable Confidentiality Agreement	5.2(c)
Acquisition Proposal	5.2(a)
Agreement	Preamble
Base Termination Fee	7.5(b)(i)
Business Combination Proposal	5.2(h)
CEF Facility	5.18(a)
Chosen Courts	8.5(b)
Closing	1.1
Closing Date	1.1
Closing Directors and Officers	1.6
Company	Preamble
Company Board	Preamble
Company Common Shares	3.3(a)
Company Cure Period	7.4
Company Disclosure Letter	Article III
Company Financial Advisor	3.23
Company Financial Statements	3.5(e)
Company Incentive Plans	3.3(a)
Company Material Contracts	3.17
Company Options	3.3(a)
Company Owned IP	3.15
Company Permits	3.8
Company Post-Closing Common Shares	Preamble
Company Pre-Closing Shareholders	Preamble
Company Recommendation Change	5.2(d)
Company Shareholder Approval	3.24(d)
Company Support Agreement	Preamble
Company Warrants	3.3(a)
Contemplated Financing	5.18(a)
Continuous Disclosure Obligations	3.17(a)
Contribution	Preamble, 1.2(g)
Contribution Time	1.2(g)
Convertible Notes	5.18(a)

Convertible Security Funding Agreement	2.2(b)
DGCL	Preamble
ECRC	Preamble
ECRC Board	Preamble
Enforceability Exceptions	3.2(a)
Environmental Permits	3.18
Exchange	Preamble
Exchange Agreement	Preamble
Exchange Fund	2.3(b)
Exchange Time	1.2(e)
Expense Amount	7.5(b)(iv)
Extension	5.3(c)
Financing Sources	5.18(b)
First Merger	Preamble
First Merger Class A Share	2.1(a)(ii)
First Merger Class B Share	2.1(a)(i)
First Merger Effective Time	1.3
First Merger Surviving Company	Preamble
Former GX Company Warrants	1.2(f)
Governmental Entity	3.2(c)
GX	Preamble
GX Board	Preamble
GX Charter	Preamble
GX Common Stock	4.3(a)
GX Cure Period	7.3
GX Disclosure Letter	Article IV
GX Financial Statements	4.4(e)
GX Permits	4.7
GX Preferred Shares	4.3(a)
GX Shareholder Approval	4.16(b)
GX Shareholders	Preamble
GX Support Agreement	Preamble
Intended Tax Treatment	2.5
Intentional Breach Termination Fee	7.5(b)(iii)
Interim Period	5.2(b)
Intermediate Holdco	Preamble
Joint Proxy Statement	3.2(c)
Key Employee Agreement	Preamble
Letter of Transmittal	2.3(c)
Liens	3.2(b)
Measurement Date	3.3(a)
Merger Filings	1.3
Merger Sub	Preamble
Merger Sub Board	Preamble
Mergers	Preamble
Nonparty Affiliate	8.15

Parties	Preamble
Party	Preamble
Redemption Right	Preamble
Redemption Share	1.2(a)
Registration Rights and Lock-Up Agreement	Preamble
Related Party	3.25
Released Claims	8.14
Resale of Securities	5.11(a)
Reverse Stock Split	Preamble
Right to Match Period	5.2(d)
Sarbanes-Oxley Act	3.5(e)
SEC Statement	8.12(d)
Second Merger	Preamble
Second Merger Class A Share	2.1(d)(i)
Second Merger Class B Share	2.1(d)(ii)
Second Merger Effective Time	1.3
Second Merger Surviving Company	Preamble
Section 5.2 Company Provisions	5.2(b)
Sponsor	Preamble
Subsidiary Directors and Officers	1.7
Surviving Company Bylaws	1.5(b)
Surviving Company Charter	1.5(b)
Take-Over Bids and Issuer Bids	5.2(f)
Terminating Company Breach	7.4
Terminating GX Breach	7.3
Transaction Consideration Shares	2.3(b)
Transaction Litigation	5.19
Transactions	1.1
Transfer Taxes	5.9(a)
Trust Account	4.15
Trust Agreement	4.15
Trustee	4.15
TSX	5.7
VDR	8.12(a)

Exhibit A

Registration Rights and Lock-Up Agreement

[See attached.]

A-1

Exhibit B

Exchange Agreement

[See attached.]

B-1

Exhibit C

First Merger Surviving Company Certificate of Incorporation

[See attached.]

C-1

Exhibit D

First Merger Surviving Company Bylaws

[See attached.]

D-1

Exhibit E

Second Merger Surviving Company Certificate of Incorporation

[See attached.]

Annex B

PROPOSED AMENDMENT TO ARTICLES OF NIOCORP

QUORUM REQUIREMENT

Current Provision:

Section 11.3 of the NioCorp Articles currently states:

“11.3 Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one or more persons present and being, or representing by proxy, two or more shareholders entitled to attend and vote at the meeting.”

Amendment

Section 11.3 of the NioCorp Articles is amended by deleting Section 11.3 and replacing with the following:

“11.3 Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two or more persons present and being, or representing by proxy, 33 1/3% of the outstanding shares entitled to be voted on at a meeting of shareholders.”

B-1

Annex C

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

GX ACQUISITION CORP. II

GX Acquisition Corp. II (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	The name of the Corporation is “GX Acquisition Corp. II”. The certificate of incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on September 24, 2020.
2.	The amended and restated certificate of incorporation of the Corporation (the “Amended and Restated Certificate”), which both restated and amended the provisions of the Original Certificate, was filed with the Secretary of State of the State of Delaware on March 17, 2021.
3.	This amendment to the Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.
4.	The Amended and Restated Certificate is hereby amended by amending and restating Article IV, Section 4.3(b)(i) in its entirety as follows:

“Shares of Class B Common Stock shall, upon the election of their holders upon the closing of the Business Combination, be convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”).”
5.	The Amended and Restated Certificate is hereby amended by amending and restating the first sentence of Article IV, Section 4.3(b)(ii) in its entirety as follows:

“Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock, or Equity-linked Securities (as defined below), are issued or deemed issued in excess of the amounts sold in the Corporation’s initial public offering of securities (the “Offering”) and related to the closing of the initial Business Combination, all issued and outstanding shares of Class B Common Stock shall, upon the election of their holders upon the closing of the Business Combination, convert into shares of Class A Common Stock at the time of the closing of the initial Business Combination at a ratio for which:

the numerator shall be equal to the sum of (A) 25% of all shares of Class A Common Stock issued or issuable (upon the conversion or exercise of any Equity-linked Securities or otherwise) by the Corporation, related to or in connection with the consummation of the initial Business Combination (excluding any securities issued or issuable to any seller in the initial Business Combination, any private placement warrants issued to GX Sponsor II LLC (the “Sponsor”) or its affiliates upon conversion of loans to the Corporation plus (B) the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination; and the denominator shall be the number of shares of Class B Common Stock issued and outstanding prior to the closing of the initial Business Combination.”

6.	The foregoing amendment to the Amended and Restated Certificate has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this __ day of _____________, 2023.

GX ACQUISITION CORP. II

By
Name:	Jay R. Bloom
Title:	Co-Chairman and Co-Chief Executive Officer

Annex D

THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GX ACQUISITION CORP. II

[Date]

GX Acquisition Corp. II, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.                  The name of the Corporation is “GX Acquisition Corp. II”. The certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 24, 2020 (the “Original Certificate”).

2.                  The amended and restated certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 17, 2021 (the “Amended and Restated Certificate”).

3.                  An amendment to the Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on [●].

4.                  The second amended and restated certificate of Incorporation was filed with the Secretary of State of the State of Delaware on the date hereof, effective prior to the effectiveness hereof (the “Second Amended and Restated Certificate”).

5.                  This third amended and restated certificate of incorporation of the Corporation (this “Third Amended and Restated Certificate”), which restates and integrates and further amends the provisions of the Second Amended and Restated Certificate, was duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

6.                  This Third Amended and Restated Certificate shall become effective on the date of filing with the Secretary of State of Delaware.

7.                  The text of the Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I
NAME

The name of the corporation is GX Acquisition Corp. II (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL as it now exists or may hereafter be amended and supplemented.

ARTICLE III
REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV
CAPITALIZATION

Section 4.1                  Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is (a) 330,000,000 shares of common stock (the “Common Stock”), including (a) 300,000,000 shares of Class A Common Stock (the “Class A Common Stock”), and (b) 30,000,000 shares of Class B Common Stock (the “Class B Common Stock”) and (b) 1,500,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2                  Common Stock.

(a)                 Voting.

(i)                                Except as otherwise required by law or this Third Amended and Restated Certificate, the holders of shares of Common Stock shall exclusively possess all voting power with respect to the Corporation except that (A) the holders of shares of Class B Common Stock shall not have the right to vote with respect to the election or removal of directors and (B) except as otherwise provided by law, holders of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate of Incorporation, including any certificate of designations relating to any terms of Preferred Stock (each, a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock.

(ii)                             Except as otherwise required by law or this Third Amended and Restated Certificate, the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of shares of Common Stock are entitled to vote.

(iii)                          Except as otherwise required by law or this Third Amended and Restated Certificate, at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock shall have the exclusive right to vote for the election or removal of directors and holders of the Class A Common Stock and holders of the Class B Common Stock, voting together as a single class, shall have the exclusive right to vote on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Third Amended and Restated Certificate, holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Third Amended and Restated Certificate that relates solely to the rights, preferences, privileges (or the qualifications, limitations or restrictions thereof) or other terms of one or more other series of Common Stock if the holders of such affected series of Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Third Amended and Restated Certificate or the DGCL.

(b)                Dividends.

(i)               Subject to the rights of the holders of any outstanding series of Preferred Stock, applicable law and the provisions of this Section 4.2(b), the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board of Directors of the Corporation (the “Board”) from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

(ii)             A holder of a Vested Share or a Released Earnout Share (each, as defined in the Sponsor Support Agreement, dated as of September 25, 2022, by and among the Corporation, NioCorp Developments Ltd. (“NioCorp”), GX Sponsor II LLC and the other persons party thereto (the “Sponsor Support Agreement”)) shall be entitled to receive in respect thereof, to the extent the applicable record date occurs prior to the time such Vested Share or Released Earnout Share is exchanged for shares of NioCorp pursuant to the Exchange Agreement, such holder’s portion of any dividends or other distributions made by (1) the Corporation to its holders of Common Stock and (2) NioCorp to its holders of common stock on an as-exchanged (pursuant to the Exchange Agreement) to NioCorp common stock basis (other than, in the case of clause (2), dividends or other distributions using cash proceeds from any dividends or other distributions previously made by the Corporation to its holders of Common Stock in which such holder of a Vested Share or a Released Earnout Share has participated).

(iii)            A holder of an Earnout Share (as defined in the Sponsor Support Agreement) shall not, prior to the time such Earnout Share becomes a Released Earnout Share, have the right to receive in respect thereof dividends or other distributions made by the Corporation to its holders of Common Stock or NioCorp to its holders of common stock; provided, that, at such time as any such Earnout Share becomes a Released Earnout Share, the holder thereof will be entitled to receive such holder’s portion of any dividends or other distributions declared previously by (1) the Corporation to its holders of Common Stock and (2) NioCorp to its holders of common stock on an as-exchanged (pursuant to the Exchange Agreement) to NioCorp common stock basis (other than, in the case of clause (2), dividends or other distributions using cash proceeds from any dividends or other distributions previously made by the Corporation to its holders of Common Stock), in each case, during the period beginning upon the effectiveness of this Third Amended and Restated Certificate and ending upon the time such Earnout Share became a Released Earnout Share, in each case, in the amount the holder of such Earnout Share would have been entitled to receive at such time but for the restriction contained in this Section 4.2(b)(iii), and such amounts will be paid promptly (and in any event within ten (10) Business Days) thereafter in cash unless the Board determines in good faith that the Corporation does not have sufficient cash on hand therefor, in which case the Corporation will deliver a note for such amount to the applicable holder in a form reasonably satisfactory to such holder and the Corporation.

(c)               Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights of the holders of any outstanding series of Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each, a “Winding Up Event”), after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them except that each share of Class B Common Stock which has not, at such time, been exchanged under the Exchange Agreement, will be exchanged into NioCorp common shares immediately prior to such Winding Up Event in accordance with the Exchange Agreement.

(d)               Class B Common Stock.

(i)                                Shares of Class B Common Stock are exchangeable for cash or common shares of NioCorp, upon the terms and subject to the conditions specified in the Exchange Agreement, entered into as of the date hereof, by and among NioCorp, the Corporation and GX Sponsor II LLC (the “Exchange Agreement”).

(ii)                             To the extent an outstanding share of Class B Common Stock shall be exchanged for a common share of NioCorp in accordance with the Exchange Agreement, such share of Class B Common Stock shall be transferred and surrendered to the Corporation or NioCorp, upon the terms and subject to the conditions specified in the Exchange Agreement and shall thereafter, upon its acquisition by the Corporation, be cancelled and no longer considered outstanding.

(iii)                          Holders of shares of Class B Common Stock shall be entitled to all of the rights, preferences and privileges, and bound by all of the applicable restrictions, specified in the Exchange Agreement.

Section 4.3                  Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and this Third Amended and Restated Certificate of Incorporation, the Board is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.4                 Rights, Warrants and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1               Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Third Amended and Restated Certificate or the Amended and Restated Bylaws of the Corporation (as amended from time to time, the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Third Amended and Restated Certificate and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2                Number, Election and Term.

(a)                                  The number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to one or more resolutions adopted by a majority of the Board.

(b)                                 Until such time as the Board determines otherwise, the number of directors shall be no less than one. Each director shall hold office until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal in accordance with this Third Amended and Restated Certificate. No decrease in the number of directors shall shorten the term of any incumbent director. All directors shall be elected for terms expiring at the next annual meeting of stockholders of the Corporation.

(c)                                  Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights with regard to election of directors.

Section 5.3                Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. If, at any time, there are no remaining directors in office, any such vacancies may be filled solely and exclusively by the affirmative vote of the holders of Class A Common Stock.

Section 5.4                Removal. Any or all of the directors may be removed from office at any time only by the affirmative vote of holders of at least a majority of the voting power of all then outstanding shares of Class A Common Stock.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws; provided, however, that the affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Third Amended and Restated Certificate, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares Class A Common Stock shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided, further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS

Section 7.1               Special Meetings. Subject to the requirements of applicable law, special meetings of stockholders of the Corporation may be called, for any purpose or purposes, at any time, only by or at the direction of the Chairman of the Board, Chief Executive Officer of the Corporation or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by any other person or persons.

ARTICLE VIII
LIMITED LIABILITY; INDEMNIFICATION

Section 8.1                 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2               Indemnification and Advancement of Expenses.

(a)                                 To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b)                                 The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)                                  Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)                                 This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CERTAIN ACTIONS

Section 9.1               General. Until the termination or expiration of the Exchange Agreement in accordance with its terms, the Corporation shall not enter into any agreement, amend or modify any existing agreement, or take any other action, in each case that would adversely impact the rights of any Exchanging Shareholder (as defined in the Exchange Agreement) in any material respect without first (i) providing prior written notice to each Exchanging Shareholder, (ii) engaging in good faith negotiations with the Exchanging Shareholders with respect to any such proposed agreement or any alternative agreement or arrangement by and among the Corporation, NioCorp and the Exchanging Shareholders for the purpose of eliminating or mitigating any such adverse impact and (iii) receiving the prior written consent of the holders of a majority of the Class B Common Stock then held by Exchanging Shareholders to enter into such agreement, amend or modify such existing agreement, or take such other action. Nothing in this Third Amended and Restated Certificate or otherwise will prohibit the Corporation from (A) issuing additional shares of Class A Common Stock to the holders of shares of Class A Common Stock as consideration for and equal to the fair market value of such holders’ contribution of capital, and holders of Class B Common Stock shall have no right to participate therein or (B) increasing the number of shares of authorized Common Stock, to which Section 4.7 of the Exchange Agreement shall apply.

Section 9.2                Certain Specific Actions. Without limiting the generality of Section 9.1, Section 9.1 shall apply to any agreement or action with respect to the following, in each case to the extent that such agreement or action would adversely impact the rights of any Exchanging Shareholder in any material respect:

(a)                                  any amendment to this Third Amended and Restated Certificate or the Bylaws of the Corporation or the organizational documents of NioCorp;

(b)                                 (x) the creation of a new class or series of capital stock or equity securities of the Corporation or NioCorp (except as provided in the parentheticals in clauses (y)(1) and (y)(2) of this Section 9.2(b) or (y) any issuance by the Corporation or NioCorp in any transaction or series of related transactions of (1) equity or equity-linked securities (except for (A) common shares of the Corporation issued as consideration for and equal to the fair market value of capital contributions made by NioCorp or a subsidiary thereof with proceeds of NioCorp equity or equity-linked financing transactions and (B) common shares of NioCorp) or (2) any preferred equity or non-voting equity (except, with respect to the Corporation, to the extent issued as consideration for and equal to the fair market value of capital contributions made by NioCorp or a subsidiary thereof with proceeds of NioCorp preferred equity or non-voting equity financing transactions); and

(c)                                  the declaration and payment of any stock dividend or other distribution by the Corporation (with respect to shares of Class A Common Stock) or NioCorp (with respect to shares of common stock) in which the holders of Class B Common Stock do not participate on a pro rata basis (provided, that, the holders of Class B Common Stock will, for these purposes, be deemed to have participated in any such stock dividend or other distribution notwithstanding the fact that the Exchanging Shareholders are restricted from receiving such dividend or other distribution with respect to certain shares of Class B Common Stock on the terms and conditions set forth in Section 4.2(b)(iii)).

ARTICLE X
AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Third Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Third Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment, alteration, change or repeal of any provision of this Third Amended and Restated Certificate which affects the rights, preferences and privileges of the holders of shares of Class B Common Stock in any material respect (including, for the avoidance of doubt, any amendment, alteration, change or repeal of any provision of Section 4.2(d) or Article IX) shall require the vote, approval or consent of the holders of a majority of the Class B Common Stock then held by Exchanging Shareholders, voting as a separate class.

ARTICLE XI
EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1               Forum. Subject to the last sentence in this Section 11.1, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Third Amended and Restated Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the provisions of this Section 11.1 will not apply to suits brought to enforce any liability or duty created by or under the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Section 11.2               Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.3               Severability. If any provision or provisions of this Third Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Third Amended and Restated Certificate (including, without limitation, each portion of any sentence of this Section 11.3 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.3.

IN WITNESS WHEREOF, GX Acquisition Corp. II has caused this Third Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

GX ACQUISITION CORP. II

By:
Name
Title:

Annex E

GenCap Mining Advisory Ltd. 1020 – 625 Howe Street Vancouver, BC V6C 2T6

September 25, 2022

Board of Directors
NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112

United States

To the Board of Directors of NioCorp Developments Ltd.:

GenCap Mining Advisory Ltd. (“GenCap” or “we” or “us”) understands that NioCorp Developments Ltd. (“NioCorp” or the “Company”) and GX Acquisition Corp. II (“GXII”) propose to enter into a definitive agreement to be dated September 25, 2022 (the “Business Combination Agreement”) for a business combination between the two companies (the “Transaction”). Pursuant to the terms of the Transaction, GXII will merge with and into a wholly owned subsidiary of NioCorp pursuant to a merger under Delaware law, with GXII surviving the merger as a subsidiary of NioCorp. GXII (as the surviving company in the merger) will then undergo a second merger with Elk Creek Resources Corporation (“ECRC”), an indirect wholly owned subsidiary of NioCorp, with GXII surviving the merger as an indirect subsidiary of NioCorp. In connection with and as part of the Transaction, (i) NioCorp, as the parent company of the merged entity(ies), will issue common shares to the pre-combination public shareholders of GXII based on a fixed exchange ratio of 11.1829212 NioCorp common shares for each GXII Class A common share held and not redeemed, and (ii) the GXII sponsor will initially receive shares in GXII (as successor by merger to ECRC) based on the exchange ratio and, after the consummation of the Transaction, such shares exchangeable into common shares of NioCorp under certain conditions. NioCorp will also assume the obligations under the GXII warrants, which will be converted into warrants exercisable into common shares of NioCorp following closing of the Transaction.

The terms and conditions of the Transaction will be summarized in the Company’s management information circular (the “Circular”) to be mailed to NioCorp shareholders (the “Shareholders”) in connection with a special meeting of the Shareholders to be held to consider and, if deemed advisable, approve the NioCorp share issuances and certain other ancillary matters related to the Transaction.

1.	Engagement

By letter agreement dated August 24, 2022 (the “Engagement Agreement”), the Company retained GenCap to act as financial advisor in connection with the Transaction and any alternative transaction. Pursuant to the Engagement Agreement, the Company has requested that we prepare and deliver a written opinion (the “Opinion”) as to the fairness, from a financial point of view, of the Transaction (including the Exchange Ratio) to the Shareholders.

E-1

GenCap will receive a fee for rendering the Opinion, no portion of which is conditional upon the conclusion of the Opinion or the completion of the Transaction. The Company has also agreed to reimburse us for our reasonable out-of-pocket expenses and to indemnify us against certain liabilities which might arise out of our engagement.

2.	Credentials

GenCap is an independent advisory firm with significant expertise in mergers and acquisitions and capital markets advisory within the global metals and mining industry. The Opinion expressed herein is the opinion of GenCap and the form and content herein have been approved for release by each of its senior executives, each of whom are experienced in merger, acquisition, divestiture, valuation, fairness opinion and capital market matters.

3.	Independence

Neither GenCap, nor any of our affiliates, is an insider, associate, or affiliate (as those terms are defined in the Securities Act (Ontario) or the rules made thereunder) of the Company, GXII, or any of their respective associates or affiliates (collectively, the “Interested Parties”).

GenCap has not been engaged to provide any financial advisory services nor has it participated in any financings involving the Interested Parties within the past two years, other than acting as financial advisor to the Company and the Board of Directors pursuant to the Engagement Agreement.

Other than as described above, there are no understandings, agreements, or commitments between GenCap and any of the Interested Parties with respect to any current or future business dealings which would be material to the Opinion. GenCap may, in the ordinary course of business, provide financial advisory, investment banking, or other financial services to one or more of the Interested Parties from time to time.

4.	Scope of Review

In connection with rendering the Opinion, we have reviewed and relied upon, among other things, the following:

i)	the final version and various drafts of the Business Combination Agreement;
ii)	executed versions of the Non-Binding Letter of Intent between NioCorp and GXII, dated July 31st and August 25th;
iii)	financing term sheets between NioCorp and Yorkville Advisors Global;
iv)	publicly available financial statements, MD&A, Annual Reports and other business and financial information for NioCorp and GXII;
v)	selected internal business and financial information provided by NioCorp management including the following documents:
i.	a presentation prepared by GXII management titled “NioCorp Developments Ltd. SPAC transaction”, dated July 22nd, 2022;
ii.	a presentation prepared by NioCorp management titled “NioCorp: Critical minerals for US supply chain security” dated June 2022;
iii.	Elk Creek feasibility study financial model of the June 2022 Technical Report (see below);
iv.	NioCorp’s Form 10-K for the fiscal year ended June 30th, 2022;
v.	an excel file titled “Capital Rec”, setting out NioCorp’s share capitalization;
vi)	Technical report titled “NI 43-101 Technical Report Feasibility Study, Elk Creek Project, Nebraska” with an effective date of June 28th, 2022;

vii)	the U.S. Department of the Interior 2017 U.S. geological survey titled “Critical Mineral Resources of the United States – Economic and Environmental Geology and Prospects for Future Supply”;
viii)	discussions with representatives of NioCorp regarding business, project, financial position and certain other financial and project data of NioCorp;
ix)	certain publicly available information relating to the business, operations, financial condition and trading history of NioCorp, GXII, and other selected public companies we consider relevant;
x)	various reports published by equity research analysts and industry sources considered relevant;
xi)	public information and equity research reports with respect to selected precedent transactions considered relevant;
xii)	historical commodity prices for Niobium, Scandium Trioxide, Titanium Dioxide and the impact of various commodity pricing assumptions on the business, prospects and financial forecasts of NioCorp;
xiii)	a certificate addressed to us, dated as of the date hereof, from two senior officers of the Company as to the completeness and accuracy of the Information (as defined below); and
xiv)	such other information, analyses, investigations, and discussions as we considered necessary or appropriate in the circumstances.

GenCap has also participated in discussions regarding the Transaction and related matters with Jones Day (legal counsel to the Company in the U.S.) and Blake, Cassels & Graydon LLP (legal counsel to the Company in Canada).

In our assessment, we reviewed several methodologies, analyses and techniques, ultimately using a combination of those blended approaches to determine our opinion on the Transaction, taking into consideration a number of quantitative and qualitative factors as deemed appropriate based on our experience in rendering such opinions.

GenCap has not, to the best of our knowledge, been denied access by the Company to any information under the Company’s control as requested by GenCap.

5.	Assumptions and Limitations

Our Opinion is subject to the assumptions, qualifications and limitations set forth below.

We have relied upon and have assumed the completeness, accuracy and fair presentation of all financial and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by the Company or any of its affiliates or advisors or otherwise obtained by us pursuant to our Engagement Agreement, and our Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested to or attempted to verify independently the accuracy, completeness, or fairness of the presentation of any such information, data, advice, opinions, and representations. We have not met separately with the independent auditors of the Company in connection with preparing this Opinion and with your permission, we have assumed the accuracy and fair presentation of, and relied upon, the audited financial statements of the Company and the reports of the auditors thereon and the unaudited interim financial statements of the Company.

The Company has represented to us, in a certificate of two senior officers of the Company dated the date hereof, among other things, that (i) the financial and other information, data, advice, opinions, representations and other materials provided to us orally by, or in the presence of, an officer or employee of the Company, or in writing by the Company or any of its subsidiaries or any of their representatives in connection with our Engagement Agreement, including the written information and discussions concerning the Company referred to above under the heading “Scope of Review” (collectively, the “Information”) was, at the date the Information was provided to us, and is as of the date hereof, complete, true and correct in all material respects, and did not and does not contain misrepresentation, (ii) since the dates on which the Information was provided to us, except as otherwise disclosed to us, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its affiliates and no change has occurred in the Information or any part thereof, in each case, which would have or which would reasonably be expected to have a material effect on the Opinion, and (iii) with respect to any portions of the Information that constitute forecasts, projections, estimates (including, without limitation, estimates of future resource or reserve additions) or budgets, such forecasts, projections, estimates or budgets were reasonably prepared on bases reflecting the best then available assumptions, estimates and judgements of management of the Company having regard to the Company’s business, plans, financial conditions and prospects and are not, in the reasonable belief of management of the Company, misleading in any material respect.

In preparing the Opinion, we have assumed that the executed Business Combination Agreement, all representations and warranties contained within and all related voting and support agreements will not differ in any material respect from the drafts of which we reviewed, and that the Business Combination Agreement will be consummated in accordance with its terms without waiver of, or amendment to, any term of condition that is in any way material to our analyses.

Our Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as at the date hereof and the conditions and prospects, financial and otherwise, of the Company as they are reflected in the Information and as they were represented to us in our discussions with management of the Company and its affiliates and advisors. In our analyses in connection with the preparation of our Opinion, we made numerous assumptions with respect to industry performance, general business environment, capital markets and economic conditions and other matters, many of which are beyond the control of any party involved in the Transaction. We are not legal, tax, or accounting experts and we express no opinion concerning any legal, tax, or accounting matters concerning the Transaction or the sufficiency of this letter for your purposes.

We have not been asked to prepare, and have not prepared, an independent evaluation, formal valuation or appraisal of the securities or assets of the Company or GXII, nor were we provided with any such evaluations, valuations, or appraisals. We did not conduct any physical inspection of the properties or facilities of the Company or GXII. Furthermore, our Opinion does not address the solvency or fair value of the Company or GXII under any applicable laws relating to bankruptcy or insolvency. Our Opinion should not be construed as advice as to the price at which the securities of the Company may trade at any time and does not address any legal, tax, or regulatory aspects of the Transaction.

With respect to the historical financial data, operating and financial forecasts and budgets provided to us concerning the Company and relied upon in our financial analyses, we have assumed that they have been reasonably prepared on the basis of reflecting the most reasonable and currently available assumptions, estimates and judgements of management of the Company, as applicable, having regard to the Company’s, as applicable, business, plans, financial condition, and prospects.

The Opinion is being provided to the Board of Directors for its exclusive use only in considering the Transaction and may not be published, disclosed to any other person, relied upon by any other person, or used for any other purposes, without the prior written consent of GenCap. Except for the inclusion of the Opinion in its entirety and a summary thereof (in a form acceptable to us) in the Circular, the Opinion is not to be reproduced, disseminated, quoted from or referred to (in whole or in part) without the prior written consent of GenCap. Our Opinion is not intended to be and does not constitute a recommendation to the Board of Directors or to any Shareholders with respect to the Transaction.

GenCap believes that its financial analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of an opinion is complex and is not necessarily susceptible to partial analysis or summary description and any attempt to carry out such partial analysis or summary description could lead to undue emphasis on any particular factor or analysis.

The Opinion is given as of the date hereof and, although we reserve the right to change or withdraw the Opinion if we learn that any of the Information that we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw the Opinion, to advise any person of any change that may come to our attention or to update the Opinion after the date of this Opinion.

6.	Opinion

Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion, as of the date hereof, that the Transaction (including the Exchange Ratio) is fair, from a financial point of view, to the Shareholders.

Yours sincerely,

/s/ GENCAP MINING ADVISORY LTD.

GENCAP MINING ADVISORY LTD.

Annex F

September 25, 2022

The Board of Directors

GX Acquisition Corp. II

1325 Avenue of the Americas, 28th Floor

New York, NY 10019

To the Board of Directors:

As per our engagement letter dated September 14, 2022 (the “Engagement Letter”), GX Acquisition Corp. II (“GX”) retained Scalar, LLC (“Scalar,” “we”, “our”, or “us”) as a financial advisor to provide an opinion (“Opinion”) as to the fairness, from a financial point of view, to holders of GX’s Class A Common Stock, par value $0.0001 per share (the “Class A Stockholders”), of the consideration to be received by GX’s Class A Stockholders in the proposed business combination with NioCorp Developments Ltd. (the “Company”) pursuant to the draft Business Combination Agreement to be entered into by and among the Company, GX and Big Red Merger Sub Ltd (“Merger Sub”), a Delaware corporation and a direct wholly owned subsidiary of the Company (the “Transaction”).

Overview of the Transaction:

The draft Business Combination Agreement dated as of September 21, 2022 (the “Agreement”), between GX, the Company, and Merger Sub sets forth the terms of the Transaction. Capitalized terms used but not defined in this letter have the meanings ascribed thereto in the Agreement. The Agreement provides, among other things, that Class A Shares held by the Class A Stockholders who duly elect to redeem their Class A Shares pursuant to the Redemption Right will have their Class A Shares redeemed and cancelled and such Class A Stockholders will cease to have any rights as shareholders of GX other than the right to be paid the redemption amount of their Class A Shares; that immediately following the First Merger Effective Time, pursuant to the Exchange, the Company will purchase each First Merger Class A Share not held by the Company in exchange for a Company Common Share; that at the Exchange Time, the Company will assume the GX Warrant Agreement and each GX Warrant that is issued and outstanding immediately prior to the Exchange Time will be converted into a warrant to acquire a number of Company Common Shares as determined by the consideration; that GX’s Class B common stock will remain unchanged, but both vested and unvested Class B common stock will have the right to convert to NioCorp common stock at some time in the future, and that Class A Stockholders will receive the consideration in Company Common Share for each Class A Share currently owned.

Valuation | Transaction Advisory

Scalar’s Procedures and Processes:

In arriving at our Opinion, among other things, we have:

(i)	reviewed a draft, dated September 21, 2022 of the Business Combination Agreement;

(ii)	reviewed a draft, dated September 22, 2022 of the Exchange Agreement and a draft, dated September 23, 2022, of the Sponsor Support Agreement;

(iii)	reviewed certain publicly available business and financial information relating to GX and the Company;

(iv)	reviewed certain historical financial information and other data relating to the Company that were provided to us by the management of GX, approved for our use by the Company and GX, and not publicly available;

(v)	reviewed certain financial forecasts, estimates, and other data relating to the business and financial prospects of the Company that were publicly available, approved for our use by the Company, and publicly available, including the Corporate Presentation and NI 43-101 Technical Report Feasibility Study dated June 28, 2022 regarding the Elk Creek Project located in Nebraska prepared for NioCorp Developments Ltd;

(vi)	reviewed certain financial estimates and other data relating to the business and financial prospects of the Company that were not publicly available, specifically relating to the NI 43-101 Technical Report Feasibility Study dated June 28, 2022 regarding the Elk Creek Project located in Nebraska prepared for NioCorp Developments Ltd, and approved for our use by the Company and GX;

(vii)	conducted discussions with members of the senior management of the Company and GX concerning the business, operations, historical financial results, and financial prospects of the Company, and the Transaction;

(viii)	reviewed current and historical market prices of the Company Common Stock and GX Class A Common Stock;

(ix)	reviewed certain financial and stock market data of the Company and compared that data with similar publicly available data for certain other companies;

(x)	reviewed certain pro forma effects relating to the Transaction, including estimated transaction costs and the effects of anticipated financings, prepared by management of the Company and approved for our use by the Company; and

(xi)	conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

Limiting Conditions and Assumptions:

In performing our analysis and rendering this Opinion, with your consent, we have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of information that was publicly available or was furnished, or otherwise made available to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us inaccurate, incomplete or misleading.

Valuation | Transaction Advisory

Without limiting the generality of the foregoing, for the purpose of this Opinion, we have assumed with respect to financial forecasts, estimates, effects of the Transaction, and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company and GX as to the expected future results of operations and financial condition of the Company. We assume no responsibility for and express no opinion as to any such financial forecasts, estimates, or forward-looking information or the assumptions on which they were based. We have also assumed that the Transaction will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company and GX.

We are not legal, accounting, regulatory, or tax experts and this Opinion does not address any legal, regulatory, taxation, or accounting matters, as to which we understand that you have obtained such advice as you deemed necessary from qualified professionals , and we have relied solely, and without independent verification, on the assessments of the GX and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company or Class A Stockholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the Transaction will be resolved favorably to the Company and Class A Stockholders. We do not express any opinion as to any tax or other consequences that might result from the Transaction.

In arriving at our Opinion, with your consent and without independent verification, we have relied upon and assumed that except as would not be in any way meaningful to our analysis: (i) the final executed form of the Agreement will not differ from the draft that we have reviewed, (ii) the representations and warranties of all parties to the Agreement, and any related Transaction documents, are correct and that such parties will comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Agreement and any related Transaction documents, (iii) the Transaction will be consummated in accordance with the terms of the Agreement and related Transaction documents, without any waiver or amendment of any term or condition thereof, (iv) the Transaction will be consummated in a manner that complies with applicable law and regulations, and (v) there has been no material change in the assets, liabilities, financial condition, business or prospects of any party to the Agreement since the date of the most recent financial statements and other information made available to us and that no legal, political, economic, regulatory or other development has occurred that will adversely impact the Company or GX. Additionally, we have assumed that all governmental, regulatory, or other third-party approvals and consents necessary for the consummation of the Transaction or otherwise contemplated by the Agreement will be obtained without any adverse effect on the Company or GX, or on the expected benefits of the Transaction, in any way meaningful to our analysis.

In arriving at our Opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or GX, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company or GX under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this Opinion were going concern analyses, assuming the Transaction was consummated. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or the GX is a party or may be subject, and at your direction and with your consent, our Opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

Valuation | Transaction Advisory

This Opinion is necessarily based upon economic, monetary, market, and other conditions as in effect on, the information available to us as of, and the facts and circumstances as they exist on, the date hereof and our Opinion speaks only as of the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this Opinion. We have not undertaken to update, reaffirm, or revise this Opinion or otherwise comment upon any events occurring after the date hereof, material information provided to us after the date hereof, or any change in facts or circumstances that occur after the date hereof, and do not have any obligation to update, revise, or reaffirm this Opinion.

We have been engaged by GX to provide a fairness opinion and we will receive a fee from GX for providing our services and rendering this Opinion. No portion of these fees is refundable or contingent upon the consummation of the Transaction or the conclusion reached in this Opinion. GX has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We and our affiliates may also seek to provide such services to the Company, GX, and their respective affiliates in the future and expect to receive fees for the rendering of these services. In the ordinary course of business, certain of our employees and affiliates, or entities in which they have invested, may hold or trade, for their own accounts and the accounts of their investors, securities of the Company and GX, and, accordingly, may at any time hold a long or short position in such securities.

The issuance of this opinion was approved by an authorized committee of Scalar.

This opinion is provided solely for the benefit of the Board (in its capacity as such) in connection with, and for the sole purpose of, its evaluation of the Transaction, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any other matter.

Neither this Opinion nor its substance may be disclosed by you (in whole or in part) to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial advisor to GX may be included in communications to stockholders of GX or the Company (including in any proxy statement, registration statement or other similar document required to be filed or made available to stockholders of GX or the Company), provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto, such approval not to be unreasonably withheld, conditioned or delayed.

Valuation | Transaction Advisory

Our opinion does not address GX’s underlying business decision to engage in the Transaction, the relative merits of the Transaction as compared to other business strategies or transactions that might be available to GX, or whether the consideration to be received by the Class A Stockholders represents the best price obtainable. In connection with our engagement, we were not requested to, and did not, solicit interest from other parties with respect to an acquisition of, or other business combination with, GX or any other alternative transaction. This opinion addresses only the fairness from a financial point of view, as of the date hereof, to the Class A Stockholders of the consideration to be received by such holders pursuant to the Agreement. We have not been asked to, nor do we, offer any opinion as to the terms, other than the consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction or any related transaction (including any agreement or transaction between any Excluded Party and the Company or GX) including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any class of securities, creditors, or other constituencies of GX, the Company, or any of their respective affiliates. We have not been asked to, nor do we, offer any opinion with respect to any ongoing obligations of the Company, GX, or any of their respective affiliates (including any obligations with respect to governance, appraisal rights, preemptive rights, registration rights, voting rights, or otherwise) contained in any agreement related to the Transaction or under applicable law, any allocation of the Consideration (or any portion thereof), or the fair market value of the Company, GX, the Company Common Shares, or GX Common Stock. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, whether relative to the consideration or otherwise. We express no opinion as to what the value of the Company Common Shares will be when issued pursuant to the Transaction or the prices at which the Company Common Shares will trade at any time. This letter should not be constructed as creating any fiduciary duty of Scalar (or any of its affiliates) to any other party. To the extent any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. This Opinion addresses fairness to the Class A Stockholders solely in their capacity as such and doesn’t take into account any other interests they may have.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the Class A Stockholders pursuant to the Agreement is fair, from a financial point of view, to such stockholders.

Sincerely,

/s/  Scalar, LLC

Scalar, LLC

Valuation | Transaction Advisory

Annex G

FORM OF AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2023, is made and entered into by and among NioCorp Developments Ltd., a corporation incorporated under the laws of the Province of British Columbia (the “Company”), GX Acquisition Corp. II, a Delaware corporation (“GX”), GX Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), certain holders of the common shares of the Company (the “Common Shares”) set forth on Schedule 1 hereto (such shareholders, the “NioCorp Holders”), certain current and former stockholders of GX, and other persons and entities, in each case, set forth on Schedule 2 hereto (collectively, the “Investor Holders” and, collectively with the Sponsor, the NioCorp Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 5.10 of this Agreement, the “Holders” and each, a “Holder”).

RECITALS

WHEREAS, GX and the Sponsor are party to that certain Registration Rights Agreement, dated as of March 17, 2021 (the “Original RRA”);

WHEREAS, the Company, GX and Big Red Merger Sub Ltd, a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”) are parties to that certain Business Combination Agreement, dated as of September 25, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which GX merged with and into the Merger Sub (the “Merger”), with GX surviving the Merger as a direct wholly owned subsidiary of the Company;

WHEREAS, on the date hereof, pursuant to the Merger Agreement, the Sponsor and the Investor Holders received Second Merger Class B Shares (as defined in the Merger Agreement), which are exchangeable into Common Shares;

WHEREAS, on and prior to the date hereof, certain other investors (collectively, the “Third-Party Investor Holders”) purchased an aggregate of $[●] principal amount of unsecured debentures convertible into Common Shares and entered into a purchase agreement to purchase up to $[●] of Common Shares in a variable rate facility, each in transactions exempt from registration under the Securities Act;

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of GX and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor is a Holder in the aggregate of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) as of the date hereof; and

WHEREAS, GX and the Sponsor desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1         Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (c) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall have the meaning given in Section 2.4.1.

“Board” shall mean the Board of Directors of the Company.

“Canadian Securities Authorities” means the securities regulators or securities regulatory authorities in the provinces and territories of Canada and any of their successors.

“Canadian Securities Laws” means all applicable securities laws in each of the provinces and territories of Canada and the respective rules, regulations, blanket orders and blanket rulings under such laws together with published policies, policy statements and notices of the Canadian Securities Authorities.

“Canadian Shelf Prospectus” shall have the meaning given in Section 2.1.4.

“Closing” shall have the meaning given in the Merger Agreement.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Shares” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, arrangement, amalgamation, consolidation, spin-off, reorganization or similar transaction.

“Competing Registration Rights” shall have the meaning given in Section 6.7.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Exchange Agreement” shall have the meaning given to such term in the Merger Agreement.

“Exchange Ratio” shall have the meaning given to such term in the Merger Agreement.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“GX Support Agreement” shall have the meaning given to such term in the Merger Agreement.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Insider Letter” shall mean that certain letter agreement, dated as of March 17, 2021, by and among GX, the Sponsor and each of the other parties thereto.

“Investor Shares” shall have the meaning given in the Recitals hereto.

“Investor Holders” shall have the meaning given in the Preamble hereto.

“Lock-up” shall have the meaning given in Section 5.1.

“Lock-up Parties” shall mean Sponsor and the NioCorp Holders and their respective Permitted Transferees.

“Lock-up Period” shall mean the period beginning on the Closing Date and ending on the earlier of (i) one year after the Closing and (ii) subsequent to the Closing, (x) the date on which the VWAP of the Common Shares has equaled or exceeded the quotient of $13.42 per share divided by the Exchange Ratio (as adjusted for stock splits (including the Reverse Stock Split), stock dividends, reorganizations, recapitalizations and the like) for 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or (y) the date on which the Company completes a liquidation, merger, arrangement, amalgamation, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Common Shares for cash, securities or other property.

“Lock-up Shares” shall mean with respect to (i) the Sponsor and its Permitted Transferees, the Common Shares and any other equity securities convertible into or exercisable or exchangeable for Common Shares held by the Sponsor immediately following the Closing (other than Common Shares acquired in the public market) and (ii) the NioCorp Holders and their respective Permitted Transferees, the Common Shares and any other equity securities convertible into or exercisable or exchangeable for Common Shares held by the NioCorp Holders immediately following the Closing (other than Common Shares acquired in the public market).

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Merger” shall have the meaning given in the Recitals hereto.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“NioCorp Holders” shall have the meaning given in the Preamble hereto.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given in Section 2.4.1.

“Permitted Transferees” shall mean (a) with respect to the Sponsor and its Permitted Transferees, (i) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Lock-up Shares prior to the expiration of the Lock-up Period pursuant to Section 5.2 and (ii) after the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Lock-up Shares, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter, including without limitation the Exchange Agreement and the GX Support Agreement; (b) with respect to the NioCorp Holders and their respective Permitted Transferees, (i) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Lock-up Shares prior to the expiration of the Lock-up Period pursuant to Section 5.2 and (ii) after the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Lock-up Shares, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter; and (c) with respect to all other Holders and their respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Private Placement Warrants” shall mean the warrants held by certain Holders, purchased by such Holders in the private placement that occurred concurrently with the closing of GX’s initial public offering, including any Common Shares issued or issuable upon conversion or exchange of such warrants.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any (i) outstanding Common Shares and other equity securities of the Company and (ii) Common Shares issuable upon the exercise or exchange of any outstanding equity securities of the Company or of another issuer, held by a Holder immediately following the Closing (including any securities distributable pursuant to the Merger Agreement); and (b) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, arrangement, amalgamation, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B)(i) such securities shall have been otherwise transferred, (ii) new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the reasonable and documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A)       all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Shares are then listed;

(B)       fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C)       printing, messenger, telephone and delivery expenses;

(D)       reasonable fees and disbursements of counsel for the Company;

(E)       reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F)       in an Underwritten Offering or Other Coordinated Offering, reasonable and documented fees and expenses of one (1) legal counsel plus one (1) Canadian legal counsel selected by the majority-in-interest of the Demanding Holders.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Reverse Stock Split” shall have the meaning given to such term in the Merger Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Member” shall mean a member of Sponsor who becomes party to this Agreement as a Permitted Transferee of Sponsor.

“Sponsor Manager” shall mean the managing member of Sponsor, including after the dissolution of Sponsor.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Third-Party Investor Holders” shall have the meaning given in the Recitals hereto.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“VWAP” shall mean, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II

REGISTRATIONS AND OFFERINGS

2.1            Shelf Registration.

2.1.1       Filing. As soon as practicable but no later than thirty (30) calendar days following the Closing Date, the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of a reasonably practicable time prior to such submission or filing) on a delayed or continuous basis and shall use its reasonable best efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (a) the ninetieth (90th) calendar day following the filing date thereof if the Commission notifies the Company that it will “review” the Registration Statement and (b) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any reasonable method or combination of reasonable methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2       Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its reasonable best efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its reasonable best efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of a reasonably practicable time prior to such filing), and pursuant to any reasonable method or combination of reasonable methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.3       Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its reasonable best efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such additional Registrable Securities to be so covered once per calendar year for each of the Sponsor, the NioCorp Holders and the Investor Holders for an aggregate of not more than three (3) additional registrations per calendar year pursuant to this Agreement.

2.1.4       Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, the Sponsor, an Investor Holder or a NioCorp Holder (any of the Sponsor, an Investor Holder or a NioCorp Holder being in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $50 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.4.4, the Company shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Sponsor, the Investor Holders and the NioCorp Holders may each demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.1.4, provided that the Company is not obligated to effect (x) more than three (3) Underwritten Shelf Takedowns per year or (y) an Underwritten Shelf Takedown within ninety (90) days after the closing of a prior Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering. If the Company shall have filed and obtained a receipt from a Canadian Securities Authorities in one or more Canadian jurisdictions in respect a (final) base shelf prospectus (a “Canadian Shelf Prospectus”) which may validly qualify the offering in such Canadian jurisdictions of the Registrable Securities that the Demanding Holder is requesting to sell pursuant to this Section 2.1.4 at the time such request is made, the Demanding Holder shall be entitled to request that such Canadian Shelf Prospectus also qualify the offering of such Registrable Securities (whether or not same would constitute a “distribution” subject to the prospectus requirement for purposes of applicable Canadian Securities Laws), and, in such instance, the terms and conditions of this Agreement shall apply mutatis mutandis consistent with generally accepted Canadian practice to such Canadian Shelf Prospectus, any supplement thereto and the offering of Registrable Securities thereunder.

2.1.5       Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell and all other Common Shares or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Common Shares or other equity securities proposed to be sold by Company or by other holders of Common Shares or other equity securities, the Registrable Securities of (i) first, the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Shelf Takedown) and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

2.1.6       Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Sponsor, an Investor Holder or a NioCorp Holder may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Sponsor, the Investor Holders, the NioCorp Holders or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the Sponsor, an Investor Holder or a NioCorp Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Sponsor, such Investor Holder or such NioCorp Holder, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to the second sentence of this Section 2.1.6.

2.2            Piggyback Registration.

2.2.1       Piggyback Rights. Subject to Section 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) contemplated by the separate registration rights agreement among the Company and the Third-Party Investor Holders (the “Third-Party Investor Registration Rights Agreement”), (ii) contemplated by the Warrant Agreement, dated as of March 17, 2021, between the Company and Continental Stock Transfer & Trust Company (the “NioCorp Warrants Registration Obligations”), (iii) filed in connection with any registration rights obligations contemplated by the Fee Reduction Agreement, dated as of September 6, 2022, between GX and Cantor Fitzgerald & Co., the Fee Reduction Agreement, dated as of September 14, 2022, between GX and BTIG, LLC, or any similar arrangements or agreements that GX is party thereto (collectively, the “GX Fee Arrangements”), (iv) contemplated by the Convertible Security Funding Agreement, dated February 26, 2021, between the Company and Lind Global Asset Management III, LLC, as amended (the “Lind Agreement”) (v) filed on Form S-8 or otherwise in connection with any employee stock option or other benefit plan, (vi) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (vii) for an offering of debt that is convertible into equity securities of the Company, (viii) for a dividend reinvestment plan, (ix) a Block Trade or (x) an Other Coordinated Offering, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities intended to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering. If the Company proposes to qualify by way of a Canadian prospectus the distribution of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities substantially as contemplated by this Section 2.2.1, Holders of Registrable Securities shall be entitled to request that the offering of such Registrable Securities be qualified by way of such Canadian prospectus as if it would constitute a Piggyback Registration and, in such instance, the terms and conditions of this Agreement shall apply mutatis mutandis consistent with generally accepted Canadian practice to the applicable Canadian prospectus, any supplement thereto and the offering of Registrable Securities thereunder.

2.2.2       Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other equity securities that the Company desires to sell, taken together with (i) the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a)       if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b)       if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

(c)       if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3       Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4       Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1.4 hereof.

2.3          Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriters, each Holder that is (a) an executive officer, (b) a director or (c) Holder in excess of five percent (5%) of the outstanding Common Shares (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any Common Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4            Block Trades; Other Coordinated Offerings.

2.4.1       Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, (x) with a total offering price reasonably expected to exceed $25 million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade or Other Coordinated Offering at least ten (10) business days prior to the day such offering is to commence and the Company shall use its reasonable best efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use reasonable best efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2       Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company, the Underwriter or Underwriters (if any) and any brokers, sales agents or placement agents (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

2.4.3       Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.4.4       The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and any brokers, sales agents or placement agents (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.4.5       A Demanding Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.4 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4 hereof.

ARTICLE III

COMPANY PROCEDURES

3.1           General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

3.1.1       prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;

3.1.2       prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

3.1.3       prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

3.1.4       prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5       cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

3.1.6       (a) provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement, and (b) cooperate reasonably and promptly with the Holders and the transfer agent to effect the removal of any restrictive legends from the Registrable Securities when legally permissible, including delivery, within three (3) business days of request thereof, of any Company instruction letters and opinions of counsel requested by the transfer agent in connection with the removal of any restrictive legends from the Registrable Securities;

3.1.7       advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8       notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

3.1.9       in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a broker, placement agent or sales agent pursuant to such Registration, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.10       obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters for a transaction of its type as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.11       in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.12       in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.13       make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

3.1.14       with respect to an Underwritten Offering pursuant to Section 2.1.4, use its reasonable best efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.15       otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2          Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees and, other than as set forth in the definition of “Registration Expenses,” all fees and expenses of any legal counsel representing the Holders.

3.3            Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its Holder Information as requested, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4            Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1       Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2       Subject to Section 3.4.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3       Subject to Section 3.4.4, (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable best efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or Section 2.4.

3.4.4       The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, for not more than ninety (90) consecutive calendar days or more than one hundred and twenty (120) total calendar days in each case, during any twelve (12)-month period.

3.5                                    Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Common Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1            Indemnification.

4.1.1       The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are (i) caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein or (ii) due to the failure of any Holder to furnish Holder Information (as defined below). The Company shall indemnify the Underwriters, their officers and directors and each person or entity to controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2       In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3       Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4       The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5       If the indemnification provided under Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V

LOCK-UP

5.1            Lock-Up. Subject to Section 5.2, each Lock-up Party agrees that it shall not Transfer any Lock-up Shares prior to the end of the Lock-up Period (the “Lock-up”).

5.2            Permitted Transferees and Other Exceptions.

 5.2.1       Notwithstanding the provisions set forth in Section 5.1, each Lock-up Party may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) the Company’s officers or directors, (ii) any affiliates or family members of the Company’s officers or directors, (iii) any direct or indirect partners, members or equity holders of such Lock-up Party, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, or (iv) any other Lock-up Party or any direct or indirect partners, members or equity holders of such other Lock-up Party, any affiliates of such other Lock-up Party or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) to the partners, members or equity holders of such Lock-up Party by virtue of the Lock-up Party’s organizational documents, as amended, upon dissolution of the Lock-up Party; (f) in connection with any bona fide mortgage, encumbrance or pledge to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder; (g) to the Company; or (h) in connection with a liquidation, merger, arrangement, amalgamation, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Common Shares for cash, securities or other property subsequent to the Closing Date. The parties acknowledge and agree that any Permitted Transferee of a Lock-up Party shall be subject to the transfer restrictions set forth in this ARTICLE V with respect to the Lock-Up Shares upon and after acquiring such Lock-Up Shares.

5.2.2       Notwithstanding the provisions set forth in Section 5.1, each Lock-up Party may Transfer the Lock-up Shares during the Lock-up Period in connection with (a) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (provided, however, that such plan does not provide for the transfer of the Lock-up Shares during the Lock-up Period) or (b) transfers to satisfy tax withholding obligations in connection with the exercise of rights to purchase Common Shares or the vesting of stock-based awards, including without limitation, sell-to-cover transactions.

5.3            Termination of Existing Lock-Up. The lock-up provisions in this ARTICLE V shall supersede the lock-up provisions contained in Section 7 of the Insider Letter, which provisions in Section 7 of the Insider Letter shall be of no further force or effect as of the date of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1            Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: NioCorp Developments Ltd., 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112, Attention: Mark Smith, and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective five (5) business days after delivery of such notice as provided in this Section 6.1.

6.2            Assignment; No Third Party Beneficiaries.

6.2.1       This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2       Subject to Section 6.2.4 and Section 6.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees to which it transfers Registrable Securities; provided that with respect to the NioCorp Holders, the Investor Holders and the Sponsor, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (i) each of the NioCorp Holders shall be permitted to transfer its rights hereunder as the NioCorp Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such NioCorp Holder (it being understood that no such transfer shall reduce or multiply any rights of such NioCorp Holder or such transferees), (ii) each of the Investor Holders shall be permitted to transfer its rights hereunder as the Investor Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Investor Holder (it being understood that no such transfer shall reduce or multiply any rights of such Investor Holder or such transferees) and (iii) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more affiliates or any direct or indirect partners, members or equity holders of the Sponsor (including the Sponsor Members), which, for the avoidance of doubt, shall include a transfer of its rights in connection with a distribution of any Registrable Securities held by Sponsor to its members (it being understood that no such transfer shall reduce or multiply any rights of the Sponsor or such transferees). Upon a transfer by the Sponsor pursuant to subsection (iii) to the Sponsor Members, the rights that are personal to the Sponsor shall be exercised by the Sponsor Members only with the consent of the Sponsor Manager.

6.2.3       This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4       This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement.

6.2.5       No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement, including the joinder in the form of Exhibit A attached hereto). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3            Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.4            Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (1) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (2) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK

6.5            TRIAL BY JURY. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.6            Amendments and Modifications. This Agreement may be amended or modified, and compliance with any of the provisions, covenants and conditions set forth herein may be waived, upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities then outstanding; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof shall also require the written consent of the Sponsor Manager so long as the Sponsor or its Permitted Transferees hold any Registrable Securities; provided, further, that any amendment hereto or waiver hereof that adversely affects any Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.7            Other Registration Rights. Other than (i) the Third-Party Investor Registration Rights Agreement; (ii) the NioCorp Warrants Registration Obligations; (iii) any registration rights obligations contemplated by the GX Fee Arrangements; and (iv) the Lind Agreement, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. The Company hereby agrees and covenants that it will not grant rights to register any Common Shares (or securities convertible into or exchangeable for Common Shares) pursuant to the Securities Act that are more favorable or senior to those granted to the Holders hereunder without (a) the prior written consent of the Sponsor Manager, for so long as the Sponsor or its Permitted Transferees hold any Registrable Securities or (b) granting economically and legally equivalent rights to the Holders hereunder such that the Holders shall receive the benefit of such more favorable or senior terms and/or conditions. Further, the Company and each Holder represents and warrants that this Agreement supersedes any other registration rights agreement or other agreement with any Holders having similar terms and conditions, and in the event of a conflict between any such agreement and this Agreement, the terms of this Agreement shall prevail.

6.8            Term. This Agreement shall terminate on the earlier of (a) the tenth (10th) anniversary of the date of this Agreement and (b) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

6.9            Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

6.10           Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.11          Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

NioCorp Developments Ltd.
a corporation incorporated under the laws of the Province of British Columbia

By:
Name:
Title:

GX Acquisition Corp. II
a Delaware corporation

By:
Name:
Title:

HOLDERS:

GX Sponsor II LLC
a Delaware limited liability company

By:
Name:
Title:

[Entity NioCorp Holders]
a [●]

By:
Name:
Title:

[Individual NioCorp Holders]

[Entity Investor Holders]
a [●]

By:
Name:
Title:

[Individual Investor Holders]

Annex H

EXCHANGE AGREEMENT
BY AND AMONG
NIOCORP DEVELOPMENTS LTD.,
GX ACQUISITION CORP. II AND
GX SPONSOR II LLC
Dated as of [●]

(Continued)

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of [●], by and among NioCorp Developments Ltd., a company incorporated under the laws of the Province of British Columbia (the “Company”), GX Acquisition Corp. II, a Delaware corporation (“GX”), and GX Sponsor II LLC (together with its Permitted Transferees (as defined herein), each an “Exchanging Shareholder” and, collectively, the “Exchanging Shareholders”).

RECITALS

WHEREAS, this Agreement is entered into in connection with the consummation of the transactions contemplated by the Business Combination Agreement, dated as of September 25, 2022, by and among GX, the Company and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of the Company (such transactions being the “Transactions”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Articles. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1.1 or elsewhere in this Agreement:

“Agreement” has the meaning specified in the introduction.

“Appraiser FMV” means the fair market value of any Common Share as determined by an independent appraiser mutually agreed upon by GX and the relevant Exchanging Shareholder, whose determination shall be final and binding for those purposes for which Appraiser FMV is used in this Agreement. Appraiser FMV shall mean the value that would be obtained in an arms-length transaction between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to buy or sell, respectively, and without regard to the particular circumstances of the buyer or seller, and shall be determined without regard to any discounts for minority interest, illiquidity or other discounts. The cost of any independent appraisal in connection with the determination of Appraiser FMV in accordance with this Agreement shall be borne by GX.

“Articles” means the Amended and Restated Articles of the Company, dated as of the date hereof, as amended from time to time in accordance with their terms.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Toronto, Ontario are authorized or required by law to close.

“Cash Exchange Election” has the meaning specified in Section 2.2(b).

“Cash Exchange Five Day VWAP” means the arithmetic average of the VWAP for each of the five (5) consecutive Trading Days ending on the Trading Day prior to the applicable Exchange Date. By way of example, assuming for purposes of this example that none of the days in the relevant period that are Business Days are not Trading Days, then if the Exchange Notice date is a Friday, the Cash Exchange Five Day VWAP for such Exchange Date will be the arithmetic average of the VWAP for the five (5) consecutive Trading Day period beginning on and including the Friday of the previous week and ending on and including the Thursday of the week of such Exchange Date.

“Cash Exchange Notice” has the meaning specified in Section 2.2(b).

“Cash Exchange Payment” means, with respect to a particular Exchange for which GX has elected to make a Cash Exchange Payment in accordance with Section 2.2:

(a)                if the Common Shares trade on a Recognized Securities Exchange or automated or electronic quotation system, an amount of cash equal to the product of (i) the number of Common Shares that would have been received by the Exchanging Shareholder in the Exchange for the portion of the shares of GX Class B Common Stock subject to the Cash Exchange Election if no Cash Exchange Election had been made and (ii) the Cash Exchange Five Day VWAP; or

(b)               if the Common Shares are not then traded on a Recognized Securities Exchange or automated or electronic quotation system, as applicable, an amount of cash equal to the product of (i) the number of Common Shares that would have been received by the Exchanging Shareholder in the Exchange for the portion of the shares of GX Class B Common Stock subject to the Cash Exchange Election if no Cash Exchange Election had been made and (ii) the Appraiser FMV of one Common Share.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of GX, dated as of the date hereof, as may be amended from time to time.

“Common Shares” means the Common Shares of the Company and any equity securities issued or issuable in exchange for, or with respect to, such Common Shares (a) by way of a dividend, split or combination of equity interest or (b) in connection with a reclassification, recapitalization, merger, arrangement, amalgamation, consolidation or other reorganization.

“Company” has the meaning specified in the introduction.

“Designated Recipient(s)” means the Exchanging Shareholder or any other person the Exchanging Shareholder designates as a recipient in the Exchange Notice, as applicable.

“Direct Exchange” has the meaning specified in Section 2.2(c).

“Direct Exchange Notice” has the meaning specified in Section 2.2(c).

“Exchange” means the exchange by GX of one or more shares of GX Class B Common Stock held by an Exchanging Shareholder for the Exchange Payment in accordance with this

Agreement. Any references to an Exchange in this Agreement or any other agreement or document that references an “Exchange” as defined in this Agreement shall, unless specifically provided otherwise herein or therein, include a Direct Exchange where appropriate.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Amount” has the meaning specified in Section 2.2(a).

“Exchange Date” means a date specified in any Exchange Notice as the “Exchange Date,” which must not be less than three (3) nor greater than twenty (20) Business Days after the date upon which the Exchange Notice is received by the Company.

“Exchange Notice” has the meaning specified in Section 2.2(a).

“Exchange Payment” means, with respect to any Exchange, the Reciprocal Common Shares and/or the Cash Exchange Payment, as applicable.

“Exchange Ratio” has the meaning specified in Section 3.1.

“Exchange Right” has the meaning specified in Section 2.1.

“Exchanging Shareholder” has the meaning specified in the introduction.
“Fundamental Transaction” has the meaning specified in Section 4.5(b).

“Governmental Authority” has the meaning specified in Section 4.6.

“GX” has the meaning specified in the introduction.

“GX Class A Common Stock” means, as applicable, GX’s Class A Common Stock, par value $0.0001 per share or shares of Class A Common Stock (as defined in the Certificate of Incorporation).

“GX Class B Common Stock” means, as applicable, GX’s Class B Common Stock, par value $0.0001 per share or shares of Class B Common Stock (as defined in the Certificate of Incorporation).

“Joinder Agreement” means a joinder agreement, pursuant to which a Permitted Transferee will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement as an Exchanging Shareholder.

“Obligation” means the obligation to deliver the Reciprocal Common Shares upon exercise of the exchange rights pursuant to Article II hereof.

“Permitted Transferee” has the meaning specified in Section 7.6.

“Reciprocal Common Shares” means, with respect to the portion of an Exchange for which (a) a Cash Exchange Notice is not delivered by GX or (b) a Direct Exchange Notice electing to effect a Cash Exchange Payment is not delivered by the Company, a number of Common Shares equal to the product of (i) the Exchange Amount as set forth in the Exchange Notice, multiplied by (ii) the Exchange Ratio, as adjusted herein; provided that, so long as any Common Shares are listed on Nasdaq, any Reciprocal Common Shares issued to an Exchanging Shareholder with respect to an Exchange will be Common Shares listed on Nasdaq.

“Recognized Securities Exchange” means (a) a securities exchange that has registered with the SEC under Section 6 of the Securities Exchange Act of 1934, as amended, or (b) the Toronto Stock Exchange.

“Registration Statement” means a registration statement filed by the Company with the Securities and Exchange Commission in compliance with the Securities Act, all as the same shall be in effect at the time, and the rules and regulations promulgated thereunder, and/or a prospectus filed with the applicable Canadian securities regulatory authorities, for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sponsor Support Agreement” means the Sponsor Support Agreement, dated as of September 25, 2022, by and among the Company, GX and the other persons set forth on the signature pages thereto.

“Trading Day” means a day on which the principal Recognized Securities Exchange on which the Common Shares are listed, quoted or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transactions” has the meaning specified in the Recitals.

“Transfer” of securities shall be construed broadly and shall include any direct or indirect issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include the sale or transfer of Reciprocal Common Shares to an Exchanging Shareholder in connection with the exchange of its shares of GX Class B Common Stock.

“Transfer Agent” means Computershare Investor Services, Inc., or such other financial institution as may from time to time be designated by the Company to act as its transfer agent for Common Shares.

“VWAP” means the volume-weighted average price of a Common Share on the principal Recognized Securities Exchange on which Common Shares of the Company are listed (translated in U.S. dollars as required) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of a Common Share in the over-the-counter market on the electronic bulletin board for Common Shares during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for Common Shares by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for Common Shares as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for Common Shares on such Trading Day on any of the foregoing bases, the VWAP of Common Shares on such Trading Day shall be the fair market value per share on such Trading Day as reasonably determined by the Company.

Section 1.2            Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a)                the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b)               words importing any gender shall include other genders;

(c)                words importing the singular only shall include the plural and vice versa;

(d)               the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e)                the words “this Agreement,” “hereof,” “herein,” “hereby,” “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly so limited;

(f)                references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement unless otherwise indicated;

(g)               references to any “person” include the successors and permitted assigns of such person;

(h)               the use of the words “or,” “either” and “any” shall not be exclusive;

(i)                 references to “$” or “dollars” means the lawful currency of the United States of America;

(j)                 references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; and

(k)               the parties hereto have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties that this Agreement shall be construed as if drafted collectively by the parties hereto, and that no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

ARTICLE II
EXCHANGE RIGHT

Section 2.1            Exchange Right. On or prior to the End Date, each Exchanging Shareholder shall have the right (an “Exchange Right”) at any time and from time to time, upon the terms and subject to the conditions hereof, to surrender, without consideration, any or all of the shares of GX Class B Common Stock held by such Exchanging Shareholder to GX in exchange for Reciprocal Common Shares, as provided in and subject to the adjustments set forth in this Agreement; provided that the Exchange Right shall not be available with respect to any Earnout Share (as defined in the Sponsor Support Agreement) until such Earnout Share shall have become a Released Earnout Share (as defined in the Sponsor Support Agreement), except in the case of a deemed automatic exchange in connection with a Winding Up Event. To the extent any share of GX Class B Common Stock held by an Exchanging Shareholder has not been exchanged hereunder prior to the End Date, the Exchanging Shareholder shall elect to exchange such GX Class B Common Stock in exchange for Reciprocal Common Shares, as provided in and subject to the adjustments set forth in this Agreement. In addition, in the event of any occurrence described in Section 4.2(c) of the Certificate of Incorporation (a “Winding Up Event”), each Exchanging Shareholder with any share of GX Class B Common Stock which has not, at such time, been exchanged hereunder, will automatically be deemed to have elected to surrender each such share of GX Class B Common Stock in exchange for Reciprocal Shares hereunder effective immediately prior to such Winding Up Event, and each of the Parties hereto shall take any and all actions necessary to ensure that such exchange occurs immediately prior to such Winding Up Event.

Section 2.2            Exchange Right Procedures. Any Exchanging Shareholder that elects to exercise the exchange right set forth in Section 2.1 shall tender to GX the applicable number of shares of GX Class B Common Stock in exchange for Reciprocal Common Shares in accordance with the following procedures:

(a)                The Exchanging Shareholder shall deliver to GX: (i) a notice, substantially in the form attached hereto as Exhibit A (an “Exchange Notice”), specifying, among other things, (A) the number of shares of GX Class B Common Stock that such Exchanging Shareholder wishes to exchange (the “Exchange Amount”), (B) the applicable Exchange Date and (C) the Designated Recipient(s); (ii) powers of transfer for the shares of GX Class B Common Stock and (iii) such other documentation as required by the Transfer Agent in connection with such exercise of the Exchange Right.

(b)               Within one (1) Business Day following receipt of an Exchange Notice, GX may elect, only to the extent the Board of Directors of the Company has determined in good faith, after taking into account all debts, liabilities and obligations of the Company and any cash reserve that the Board of Directors determines is reasonable or necessary, that GX or the Company has available cash (or shall have available cash immediately prior to the applicable Exchange), to settle all or a portion of an Exchange in cash in an amount equal to the Cash Exchange Payment (the “Cash Exchange Election”), in lieu of the Reciprocal Common Shares, exercisable by GX (or its designee) by giving written notice of such election to the Exchanging Shareholder within one (1) Business Day following receipt of an Exchange Notice (such notice, the “Cash Exchange Notice”). The Cash Exchange Notice shall set forth the portion of the shares of GX Class B Common Stock that will be exchanged or surrendered and cancelled (as applicable) for cash in lieu of Reciprocal Common Shares. Any portion of the Exchange not settled for a Cash Exchange Payment shall be settled for Reciprocal Common Shares. GX’s election to settle all or a portion of an Exchange in cash need not be uniform and may be made selectively among Exchanging Shareholders, whether or not such Exchanging Shareholders are similarly situated.

(c)                Notwithstanding anything to the contrary in this Section 2.2, subject to Section 2.2(b), the Company may, in its sole and absolute discretion, elect to effect an Exchange (subject to the terms of this Article II) through a direct exchange of the shares of GX Class B Common Stock by the Exchanging Shareholder to the Company for the Exchange Payment (a “Direct Exchange”). The Company may, at any time prior to an Exchange Date, deliver written notice (a “Direct Exchange Notice”) to GX and the Exchanging Shareholder setting forth its election to exercise its right to consummate a Direct Exchange if, and only if, such election does not prejudice the ability of the parties to consummate an Exchange or Direct Exchange on the Exchange Date, as determined by the Company in good faith. A Direct Exchange Notice may be revoked by the Company at any time if, and only if, any such revocation does not prejudice the ability of the parties to consummate an Exchange on the Exchange Date, as determined by the Company in good faith. The right to consummate a Direct Exchange in all events shall be exercisable for all the shares of GX Class B Common Stock that would otherwise have been subject to an Exchange. Except as otherwise provided in this Section 2.2(c), a Direct Exchange shall be consummated pursuant to the same timeframe and in the same manner (including the same form of Exchange Payment) as the relevant Exchange would have been consummated if the Company had not delivered a Direct Exchange Notice. For the avoidance of doubt, whether or not all or any portion of an Exchange Payment will be in the form of a Cash Exchange Payment shall be determined by GX, and the Company shall effect a Direct Exchange in the form(s) of Exchange Payment(s) as is consistent with this Agreement and GX’s election (if any).

Section 2.3            Exchange Payment.

(a)                On the Exchange Date, in the case of an Exchange that is not a Direct Exchange:

(i)                 the Company shall contribute to GX for its delivery to the Exchanging Shareholder, (A) the Reciprocal Common Shares with respect to any shares of GX Class B Common Stock not subject to a Cash Exchange Notice and (B) the Cash Exchange Payment with respect to any shares of GX Class B Common Stock subject to a Cash Exchange Notice;

(ii)               in consideration for the contribution set forth in Section 2.3(a)(i), GX shall issue to the Company a number of shares of GX Class A Common Stock equal to the number of shares of GX Class B Common Stock being exchanged by the Exchanging Shareholder; and

(iii)             the Exchanging Shareholder shall transfer and surrender the shares of GX Class B Common Stock being exchanged to GX in exchange for the Reciprocal Common Shares and the Cash Exchange Payment, as applicable.

(b)               On the Exchange Date, in the case of an Exchange that is a Direct Exchange:

(i)                 the Exchanging Shareholder shall transfer the shares of GX Class B Common Stock being exchanged to the Company;

(ii)               the Company shall transfer to the Exchanging Shareholder, in exchange for the shares of GX Class B Common Stock transferred pursuant to Section 2.3(b)(i), (A) the Reciprocal Common Shares with respect to any shares of GX Class B Common Stock not subject to a Cash Exchange Notice and (B) the Cash Exchange Payment with respect to any shares of GX Class B Common Stock subject to a Cash Exchange Notice;

(iii)             the Company shall contribute to GX the shares of GX Class B Common Stock acquired pursuant to Section 2.3(b)(i); and

(iv)             in consideration for the contribution set forth in Section 2.3(b)(iii), GX shall issue to the Company a number of shares of GX Class A Common Stock equal to the number of shares of GX Class B Common Stock contributed to GX.

ARTICLE III
EXCHANGE RATIO

Section 3.1            Exchange Ratio; Adjustment of Exchange Ratio. Except as otherwise adjusted as provided for in Section 4.5, the ratio which each share of GX Class B Common Stock is exchangeable for a Common Share shall be one to one (the “Exchange Ratio”).

ARTICLE IV
SUPPORT

Section 4.1            Taxes. Any and all share issuances or contributions hereunder shall be made free and clear of any and all present or future liens, encumbrances, transfer taxes and all liabilities with respect thereto. Each party shall pay any and all transfer taxes that he, she or it is required to pay under applicable law.

Section 4.2            No Effect on Agreement. Except as provided in this Agreement or otherwise agreed to by the parties in accordance with Section 7.8, the obligations of the Company under this Agreement shall not be altered, limited, impaired or otherwise affected by:

(a)                any modification or amendment, in whole or in part, of the terms of the shares of GX Class B Common Stock or any other instrument or agreement evidencing or relating to any of the foregoing, except to the extent adopted in accordance with the Certificate of Incorporation;

(b)               any change, whether direct or indirect, in the Company’s relationship to GX, including any such change by reason of any merger or consideration or any sale, transfer, issuance, spin-off, distribution or other disposition of any stock, equity interest or other security of the Company or any other entity;

(c)                the failure by an Exchanging Shareholder to bring an action against GX, the Company or any other party liable on the Obligation as a condition precedent to the exercise of its rights under this Agreement;

(d)               any proceeding, voluntary or involuntary, involving bankruptcy, insolvency, receivership, reorganization, liquidation, wind-up or arrangement of the Company or GX or any defense which the Company or GX may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; and

(e)                any other act or omission that may or might otherwise operate as a discharge of the Company as a matter of law or equity, other than the performance of the Obligation and this Agreement.

Section 4.3            Continuing Agreement. This Agreement shall be construed as a continuing, absolute and unconditional, subject to the compliance by the parties with the requirements and procedures set forth herein, agreement to issue Reciprocal Common Shares (or other property as provided herein) and a guarantee of performance of the Obligation and shall not be conditioned or contingent upon the pursuit by Exchanging Shareholders at any time of any right or remedy against the Company or GX. This Agreement shall remain in full force and effect until it is terminated in accordance with Section 7.4.

Section 4.4            Reservation of Shares. The Company shall, at all times while shares of GX Class B Common Stock are outstanding or are issuable (whether such obligation is absolute or contingent) pursuant to this Agreement and/or the Articles, reserve and keep available, from its authorized and unissued share capital, sufficient Common Shares solely for issuance and delivery as and when required under this Agreement and/or the Articles.

Section 4.5            Dilutive Actions; Issuances; Shareholder Rights; Fundamental Transactions.

(a)                If there is (i) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of any share of common stock of GX, the Company shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the Common Shares; or (ii) any division or subdivision (by split, distribution, reclassification, recapitalization, reorganization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization, reorganization or otherwise) of the Common Shares, the Company and GX shall cause it to be accompanied by an identical proportionate division, subdivision, consolidation or combination of the shares of common stock of GX. In the event that the Company shall cause a dividend or other distribution to be made on the Common Shares (whether in the form of cash, securities, properties or other assets, and including an issuance of rights, options or warrants to all or substantially all holders of Common Shares), the Company shall take all necessary actions (including making contributions of cash, securities, property or other assets) so as to allow GX to declare and pay and effect, and GX shall declare and pay and effect (and the Company shall cause GX to declare and pay and effect) a dividend or distribution on each share of GX Class B Common Stock which shall be identical to the dividend or distribution paid on each Common Share, at the same time as such dividend or distribution shall be paid on the Common Shares subject, in each case, to Section 2.5(g) of the Sponsor Support Agreement and Section 4.2(b)(iii) of the Certificate of Incorporation.

(b)               In the event of any takeover bid, share exchange offer, third party or issuer tender offer, merger, amalgamation, arrangement, acquisition, reclassification, reorganization, recapitalization, consolidation, dissolution, liquidation, wind-up or other similar transaction of the Company involving a payment or distribution of cash, securities or other assets to the holders of Common Shares or as a result of which the Common Shares are converted into, among other things, another security and the shares of GX Class B Common Stock shall remain outstanding (a “Fundamental Transaction”), then the exchange provisions of this Agreement shall thereafter permit the exchange of shares of GX Class B Common Stock for the amount of such cash, securities or other assets which an Exchanging Shareholder would have received had he, she or it made an exchange for Common Shares immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such Fundamental Transaction; provided that if delivery of such cash, securities or other assets may not be effected in whole or in part for any reason or if the entitlement of the Exchanging Shareholders thereto shall otherwise be negatively impacted, the Exchange Ratio shall be equitably adjusted in accordance with commonly accepted financial practice and subject to any applicable stock exchange approval. For the avoidance of doubt, if there is any Fundamental Transaction in which the Common Shares are converted or changed into another security, securities or other property, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security, securities or other property. In the event of any Fundamental Transaction pursuant to which the holders of Common Shares are entitled to elect the form of consideration in exchange for their Common Shares, the Company shall not consummate such Fundamental Transaction unless and until it has provided each Exchanging Shareholder prompt written notice prior to the consummation of such Fundamental Transaction and reasonable opportunity to elect the form of consideration which an Exchanging Shareholder would have received had he, she or it made an exchange for Common Shares immediately prior to such Fundamental Transaction, regardless of whether such exchange would actually have been permitted at such time and taking into account any adjustment as a result of any division or subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination or consolidation (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such Fundamental Transaction.

(c)                The Company shall (i) provide all Exchanging Shareholders with prompt written notice of any transaction referred to in clause (a) and (b) of this Section 4.5 involving the Common Shares promptly after the Company provides notice of any such proposed transaction, or otherwise proposes such transaction, to its shareholders but in no event later than the earliest of (1) ten (10) Business Days prior to the record date of such transaction, if applicable, and (2) twenty (20) Business Days prior to the applicable effective date or expiration date of such transaction, and (3) such time as notice thereof shall be required to be given pursuant to Rule 10b-17 under the Exchange Act, in each case so that such holders may participate by exercising their rights under Section 2.2(a) in any such transaction, and (ii) adopt reasonable modifications (following good faith consultation with the Exchanging Shareholders who individually hold at least 40% of the GX Class B Common Stock) to the exchange procedures set forth in this Agreement (including accelerating the date on which the Exchange Right may be exercised) to facilitate participation in any such transaction. Such notice shall specify all material terms of such transaction, the record date (if applicable), the proposed date of consummation of such transaction, and the effect of such transaction on the Exchange Ratio.

(d)               All holders of shares of GX Class B Common Stock shall receive all notices, proxies, circulars, reports and other documents delivered to holders of Common Shares as if such holders of shares of GX Class B Common Stock were holders of Common Shares. All holders of shares of GX Class B Common Stock shall be entitled to attend all meetings, whether annual or extraordinary, of the shareholders of the Company as if such holders of GX Class B Common Stock were holders of Common Shares and receive such prior notice of such meetings at substantially the same time as holders of Common Shares.

(e)                Each of the Company and GX covenants that such party shall not enter into any agreement, amend or modify any existing agreement, or take any other action, in each case that would adversely impact the rights of any Exchanging Shareholder in any material respect without first (i) providing prior written notice to each Exchanging Shareholder, (ii) engaging in good faith negotiations with the Exchanging Shareholders with respect to any such proposed agreement or any alternative agreement or arrangement by and among the Company, GX and the Exchanging Shareholders for the purpose of eliminating or mitigating any such adverse impact and (iii) receiving the prior written consent of the holders of a majority of the GX Class B Common Stock held by Exchanging Shareholders to enter into such agreement, amend or modify such existing agreement, or take such other action. Without limiting the generality of the foregoing, the foregoing shall apply to any agreement or action with respect to the following, in each case that would adversely impact the rights of any Exchanging Shareholder in any material respect:

(i)                 any amendment to the organizational documents of the Company or GX;

(ii)               (x) the creation of a new class or series of share capital or capital stock or equity securities of the Company or GX (except as provided in the parentheticals in clauses (y)(1) and (y)(2) of this Section 4.5(e)(ii)) or (y) any issuance by the Company or GX in any transaction or series of related transactions of (1) equity or equity-linked securities (except for (A) common shares of GX issued as consideration for and equal to the fair market value of capital contributions made by the Company or a subsidiary thereof with proceeds of Company equity or equity-linked financing transactions and (B) common shares of the Company) or (2) any preferred equity or non-voting equity (except, with respect to GX, to the extent issued as consideration for and equal to the fair market value of capital contributions made by the Company or a subsidiary thereof with proceeds of Company preferred equity or non-voting equity financing transactions); or

(iii)             the declaration and payment of any stock dividend or other distribution by the Company (with respect to common shares of the Company) or GX (with respect to shares of GX Class A Common Stock) in which the holders of GX Class B Common Stock do not participate on a pro rata basis subject, in each case, to Section 2.5(g) of the Sponsor Support Agreement and Section 4.2(b)(iii) of the Certificate of Incorporation.

Section 4.6            Government Authority Approval. The Company and the Exchanging Shareholders shall cooperate with one another in (a) determining whether any action in respect of (including any filing with), or consent, approval, registration or qualification (other than registration under the Securities Act) or waiver by, any governmental authority under the laws of any applicable jurisdiction (a “Governmental Authority”) is required in connection with the issuance of Reciprocal Common Shares upon an exchange pursuant to Article II hereof, (b) using their respective commercially reasonable efforts to take any such actions (including making any filing or furnishing any information required in connection therewith) in order to obtain any such consent, approval, registration, qualification or waiver required in connection with an exchange to be effected in accordance with Article II hereof on a timely basis and (c) keeping the other party promptly informed in all material respects with respect to any communication given or received in connection with any such action, consent, approval or waiver, including using reasonable efforts to provide to each other in advance any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party; provided, that any and all fees, costs and expenses required to be incurred by either the Company or the Exchanging Shareholders in connection with obtaining any such consent, approval, registration or qualification or waiver by, any Governmental Authority shall be paid by the Company.

Section 4.7            Limited Proxy. To the extent any equitable adjustment contemplated by and in accordance with Section 4.5(a) or Section 4.5(b), including any related amendment to the Certificate of Incorporation, requires the approval of the Exchanging Shareholders, each Exchanging Shareholder hereby appoints 0896800 B.C. LTD., with full power of substitution and resubstitution, as its irrevocable proxy, to the fullest extent of such Exchanging Shareholder’s rights with respect to the shares of Class B Common Stock owned by such Exchanging Shareholder as of the relevant record date, to vote each of such share of Class B Common Stock solely in favor of any equitable adjustment, including any related amendment to the Certificate of Incorporation. Such appointment is coupled with an interest hereunder and is intended to be irrevocable for the purposes of this Agreement

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1            Representations and Warranties of the Company. The Company represents and warrants as of the date hereof and as of the date of each exchange effected in accordance with Article II hereof that (i) it is validly existing and in good standing under the laws of British Columbia, (ii) it has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and to issue the Reciprocal Common Shares in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including, without limitation, the issuance of the Reciprocal Common Shares) have been duly authorized by all necessary action on the part of the Company, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, the execution, delivery and performance of obligations under this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Reciprocal Common Shares) will not result in a violation or breach of the Articles, of any laws applicable to the Company, or of any material indenture, security, agreement or other instrument to which the Company or any of its subsidiaries is a party, (v) upon each issuance to a Designated Recipient as contemplated by this Agreement, the Reciprocal Common Shares so issued will be duly authorized and validly issued, fully paid and non-assessable and will be free of restrictions on transfer other than those existing by operation of applicable securities laws and will be free from all liens, claims and charges (including pre-emptive of other rights), and (vi) to the extent Common Shares are listed on one or more Recognized Securities Exchange, all Common Shares shall, at all times that shares of GX Class B Common Stock are exchangeable, be duly approved for listing subject to official notice of issuance (or the equivalent) on each Recognized Securities Exchange, if any, on which the Common Shares are then listed.

Section 5.2            Representations and Warranties of the Exchanging Shareholders. Each Exchanging Shareholder, severally and not jointly, represents and warrants that as of the date hereof and as of the date of each Exchange (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Exchanging Shareholder, (iv) this Agreement constitutes a legal, valid and binding obligation of such Exchanging Shareholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) the execution, delivery and performance of this Agreement by such Exchanging Shareholder and the consummation by such Exchanging Shareholder of the transactions contemplated hereby will not, if it is not a natural person, result in a violation of the certificate of incorporation and bylaws or other organizational constituent documents of such Exchanging Shareholder and (vi) that any Designated Recipient shall have all necessary legal authority under applicable laws to hold the Reciprocal Common Shares.

ARTICLE VI
SECURITIES LAW MATTERS

Section 6.1            Securities Law Transfer Restrictions. Each Exchanging Shareholder agrees that it shall not offer, sell or otherwise Transfer any Common Shares issued pursuant to this Agreement other than (a) to the Company or GX, (b) in compliance with the Securities Act or applicable laws of any State or other jurisdiction governing the offer and sale of securities, (c) in a transaction that does not require registration under the Securities Act or the laws of any applicable State or other jurisdiction governing the offer and sale of securities, or (d) to (i) with respect to any person that is an individual, any member of such individual’s immediate family and/or any trust, partnership, limited liability company, or other similar estate planning vehicle that such individual controls and the beneficiaries of which are only such individual or such individual’s immediate family, and any other transferee who receives Common Shares by will or the laws of descent and distribution, and (ii) with respect to any other person, any partner, member or affiliate of such person; but only if the Exchanging Shareholder has furnished to the Company, with a copy to GX, a customary opinion of counsel, reasonably satisfactory to the Company and GX, prior to such sale or Transfer to the extent reasonably requested by GX. Each Exchanging Shareholder consents to the Company and GX making a notation on its records and giving instructions to any registrar and transfer agent not to record any Transfer of securities of the Company and GX held by such Exchanging Shareholder without first being notified by GX that it is reasonably satisfied that such Transfer is exempt from, or not subject to, the registration requirements of the Securities Act. GX shall promptly notify the Transfer Agent upon reasonably determining that a proposed Transfer is exempt from, or not subject to, the registration requirements of the Securities Act.

Section 6.2            Shareholder Register and Notation.

(a)                Common Shares. Each of the Company, GX and the Exchanging Shareholders acknowledges and agrees that all Reciprocal Common Shares issued pursuant to this Agreement shall be issued and registered in the Company’s securities register. In connection with the issuance of Reciprocal Common Shares, the Company, GX and the Exchanging Shareholders acknowledge the following notation (or a similar notation) may be placed in the Company’s securities register:

“THE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM PURSUANT TO APPLICABLE LAW. ANY OFFER, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THIS SECURITY IN A TRANSACTION THAT IS NOT REGISTERED UNDER THE SECURITIES ACT IS SUBJECT TO THE COMPANY’S RIGHT TO REQUIRE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.”

If such notation has been placed in the Company’s securities register, the Company shall, at the request of an Exchanging Shareholder, remove or caused to be removed from such register the notation described in this Section 6.2(a), if it is reasonably satisfied (based upon opinion of counsel addressed to the Company reasonably satisfactory to the Company and GX, or in the case of an Exchanging Shareholder proposing to transfer such securities, pursuant to Rule 144(b)(1) of the Securities Act, a customary certificate addressed to the Company confirming compliance with such exemptions, reasonably satisfactory to the Company and GX) that such notation is no longer required under applicable requirements of the Securities Act.

(b)               Transfer Registration. The Company shall register all issuances and transfers of Reciprocal Common Shares made in accordance with the terms of this Agreement in its securities register.

Section 6.3            Supplemental Listing. If any of the Common Shares are listed on one or more Recognized Securities Exchanges, the Company shall take all such actions as may be necessary to ensure that the Reciprocal Common Shares issuable hereunder shall be duly approved for listing subject to official notice of issuance on each Recognized Securities Exchange, if any, on which the Common Shares are then listed. The Company shall take all such actions as may be necessary to ensure that all such Reciprocal Common Shares may be so issued without violation of any requirements of any domestic stock exchange upon which Common Shares may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

ARTICLE VII
MISCELLANEOUS

Section 7.1            The Company’s Waivers. Subject to the compliance by the parties with the requirements and procedures set forth herein, (i) the Company waives any and all notice of the creation, renewal, extension or accrual of the Obligation and notice of or proof of reliance by the Exchanging Shareholders upon this Agreement or acceptance of this Agreement, and (ii) the Obligation shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or waived in reliance upon this Agreement, and all dealings between the Company and the Exchanging Shareholders shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. Subject to the compliance by the parties with the requirements and procedures set forth herein, the Company waives presentment, demand, notice, and protest of all instruments included in or evidencing the Obligation and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any such instrument or this Agreement.

Section 7.2            Election of Remedies. Each and every right, power and remedy herein given to the Exchanging Shareholders, or otherwise existing, shall be cumulative and not exclusive, and be in addition to all other rights, powers and remedies now or hereafter granted or otherwise existing. Each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised, from time to time and as often and in such order as may be deemed expedient by any of the Exchanging Shareholders.

Section 7.3            Effect of Delay or Omission to Pursue Remedy. No single or partial waiver by a party of any right, power or remedy, or delay or omission by any party in the exercise of any right, power or remedy which they may have shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing. Any waiver given by any party of any right, power or remedy in any one instance shall only be effective in that specific instance, and only by the party expressly giving such waiver, and only for the purpose for which given, and will not be construed as a waiver of any right, power or remedy on any future occasion. No waiver of any term, covenant or provision of this Agreement, or consent given hereunder, shall be effective unless given in writing by the party to be bound thereby.

Section 7.4            Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the date that no shares of GX Class B Common Stock remain outstanding (whether such obligation is absolute or contingent), (b) the mutual written consent of the Company, GX and each of the Exchanging Shareholders, and (c) the date that is ten (10) years following the date of this Agreement (the “Ten Year Anniversary”); provided, that, if, on the Ten Year Anniversary, any Earnout Share has been vested for a period of fewer than twenty-four (24) months (any such vested Earnout Share, a “Recent Vested Share”), this subsection (c) will be deemed to refer to the first date after the Ten Year Anniversary on which each such Recent Vested Share has been vested for a period of twenty-four (24) months (the earlier of (a), (b) and (c), the “End Date”); provided, however, that Article V, Article VI and this Article VII and the Exchanging Shareholder’s obligation under Section 2.1 to exchange any GX Class B Common Stock that has not yet been exchanged by the End Date shall survive any such termination. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination.

Section 7.5            Governing Law; Venue; Waiver of Jury Trial.

(a)                This Agreement will be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles that would result in the application of any law other than the law of the State of Delaware.

(b)               Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, to the extent that such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware) or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (collectively, the “Chosen Courts”), in any proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such proceeding, except in the Chosen Courts; (ii) agrees that any claim in respect of any such proceeding may be heard and determined in the Chosen Courts; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding in the Chosen Courts; and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such proceeding in the Chosen Courts. Each of the parties agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party irrevocably consents to service of process inside or outside the territorial jurisdiction of the Chosen Courts the manner provided for notices in Section 7.10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

(c)                EACH PARTY HEREBY IRREVOCABLY WAIVES, AND WILL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 7.6            Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other parties; provided that any Exchanging Shareholder shall be entitled to assign any or all of his, her or its rights hereunder in conjunction with the assignment or transfer of his, her or its shares of GX Class B Common Stock (or the right to receive Common Shares with respect thereto) subject to the restrictions set forth in, and in accordance with, the Sponsor Support Agreement (a “Permitted Transferee”). All Permitted Transferees shall be required as a condition to any such assignment or transfer, to become a party to this Agreement as an Exchanging Shareholder by executing a Joinder Agreement and the Company and GX shall counter sign and deliver to such Permitted Transferee an executed Joinder Agreement promptly following receipt of a validly executed Joinder Agreement from such Permitted Transferee. Notwithstanding anything to the contrary contained in this Section 7.6, if a holder of shares of GX Class B Common Stock shall have entered into a lock-up or similar agreement or an arrangement with GX or the Company with respect to any such holder’s shares of capital stock of GX or the Company (including the Sponsor Support Agreement and the Registration Rights and Lock-Up Agreement), then such agreement or arrangement shall also apply to the holder with respect to it shares of GX Class B Common Stock mutatis mutandis. Any transfer of any rights under this Agreement in violation of any provision of this Agreement shall be void ab initio and of no force or effect.

Section 7.7            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. Subject to the other provisions of this Section 7.7, the parties acknowledge and agree (and further agree not to take any contrary position in any litigation concerning this Agreement) that (a) the parties will be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, and that such relief may be sought in addition to and will not limit, diminish or otherwise impair, any other remedy to which they are entitled under this Agreement, (b) the provisions set forth herein are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and will not be construed to limit, diminish or otherwise impair in any respect any party’s right to specific enforcement, and (c) the right of specific enforcement is an integral part of the Transactions and without that right, none of the parties would have entered into this Agreement. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7.7 will not be required to provide any bond or other security in connection with any such order or injunction.

Section 7.8            Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by GX, the Company and the holders of a majority of the GX Class B Common Stock.

Section 7.9            Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 7.10        Notices. All notices and other communications among the parties will be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service, or (c) when delivered by email (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), in each case, according to the instructions set forth below. Such notices will be deemed given: at the time of personal delivery, if delivered in person; one (1) Business Day after being sent, if sent by reputable, overnight delivery service and at the time sent (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), if sent by email prior to 5:00 p.m. local time of the recipient on a Business Day; or on the next Business Day if sent by email after 5:00 p.m. local time of the recipient on a Business Day or on a non-Business Day.

(a)	If to an Exchanging Shareholder:

c/o GX Sponsor LLC
1325 Avenue of the Americas, 28th Floor
New York, NY 10019
Attention: [•]
Email: [•]

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:	Michael Chitwood
Michael Civale
Email:	Michael.Chitwood@skadden.com
Michael.Civale@skadden.com
(b)	If to GX or the Company:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112
Attention:	Mark Smith
Neal Shah
Email:	msmith@niocorp.com
nshah@niocorp.com

with a copy to (which will not constitute notice):

Jones Day
250 Vesey Street
New York, NY 10281
Attention:	Joel May
Ann Bomberger
Email:	jtmay@jonesday.com
ambomberger@jonesday.com

Section 7.11        Counterparts. This Agreement may be executed in any number of counterparts (including by pdf or other readable electronic format), each such counterpart being deemed to be an original instrument, with the same effect as if the signature thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the Parties and delivered (including by email or DocuSign) to the other parties, and all such counterparts will together constitute one and the same agreement.

Section 7.12        Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NIOCORP DEVELOPMENTS LTD.

By:
Name:
Title:

[Signature Page to Exchange Agreement]

GX ACQUISITION CORP. II

By:
Name:
Title:

[Signature Page to Exchange Agreement]

GX SPONSOR II LLC

By:
Name:
Title:

[Signature Page to Exchange Agreement]

EXHIBIT A

Form of Exchange Notice

To: [Second Merger Surviving Company]
7000 South Yosemite Street, Suite 115
Centennial, CO 80112
Attention: [ ]

Date: [ ]

Ladies and Gentlemen:

Pursuant to the Exchange Agreement, dated [ ], the undersigned hereby requests [Second Merger Surviving Company] to (i) exchange the number of shares of GX Class B Common Stock set forth below for the applicable number of Reciprocal Common Shares and (ii) deliver such Reciprocal Common Shares to the Designated Recipient set forth below.

DESCRIPTION OF SHARES TENDERED

GX Class B Common Stock Total Number of Shares	Number of Shares Exchanged

(1)	Unless otherwise indicated, it will be assumed that all shares described above are being exchanged.

DELIVERY OF RECIPROCAL COMMON SHARES

Name, Address and Taxpayer ID Number of Designated Recipient	Number of Shares of Reciprocal Common Shares to be Delivered

Proposed Exchange Date (minimum three (3) and maximum twenty (20) Business Days in advance):

Delivery by book-entry transfer must be made to an account maintained by the depositary with the book-entry transfer facility. Please complete the following (only participants in the book-entry transfer facility may receive Reciprocal Common Shares by book-entry transfer):

A-1

Name of Designated Recipient (Must Exactly Match Name Supplied Above)	Name of Institution Receiving Reciprocal Common Shares	Account Number	Transaction Code Number

Name and signature of Exchanging Shareholder:
(print name)

(signature)

A-2

Annex I

EXECUTION AGREEMENT

COMPANY SUPPORT AGREEMENT

This Company Support Agreement (this “Agreement”) is dated as of September 25, 2022, by and among GX Acquisition Corp. II, a Delaware corporation (“GX”), NioCorp Developments Ltd., a company incorporated under the laws of the Province of British Columbia (the “Company”), and the shareholders of the Company set forth on Schedule I hereto (the “Company Shareholders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, as of the date hereof, each Company Shareholder is a “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the common shares in the capital of the Company identified on Schedule I attached hereto as being beneficially owned by such Company Shareholder (such shares, the “Company Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, GX, the Company and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”) pursuant to which, among other transactions, (i) Merger Sub will merge with and into GX, with GX surviving the merger, (ii) the Company will purchase all shares of Class A common stock of GX as the surviving corporation of such merger (other than the shares of Class A common stock then held by the Company) in exchange for Company Common Shares, (iii) all shares of GX Class A common stock will be transferred by the Company to 0896800 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a direct wholly owned subsidiary of the Company (“Intermediate Holdco”) in exchange for additional shares of Intermediate Holdco, and (iv) Elk Creek Resources Corporation, a Nebraska corporation and a direct wholly owned subsidiary of Intermediate Holdco, will merge with and into GX, with GX surviving (collectively, and together with the other transactions contemplated by the Business Combination Agreement and the Ancillary Agreements, the “Transactions”);

WHEREAS, Mark A. Smith (“Smith”), as lender, and the Company, as borrower, have entered into a credit facility agreement dated January 16, 2017, providing for a non-revolving credit facility in the amount of up to $3,500,000 expiring on June 30, 2023 (as amended, the “Smith Credit Agreement”);

WHEREAS, Smith and the Company have entered into a general security agreement dated June 17, 2015 securing, among others, the obligations of the Company under the Smith Credit Agreement (the “Smith GSA”);

WHEREAS, in connection with the execution by the Company of the Business Combination Agreement, the Company has asked that Smith (i) waive certain Events of Default (as defined in the Smith Credit Agreement) and/or “defaults” (as defined in the Smith GSA) which have occurred or may occur, in each case, in connection with the Transactions, (ii) waive such other applicable rights (to acceleration or otherwise) under the Smith Credit Agreement and the

Smith GSA, in each case, with respect to the Transactions, and (iii) provide its consent and approval, if required, in connection with the Transactions and the entering into by the Company of the Business Combination Agreement and each of the applicable Ancillary Agreements; and

WHEREAS, as an inducement to GX and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
SUPPORT AGREEMENT; COVENANTS

Section 1.1            No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Second Merger Effective Time, (b) such date and time as the Business Combination Agreement has been terminated in accordance with its terms (the earlier of (a) and (b), the “Support Expiration Time”) and (c) the liquidation of GX, each Company Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of (each, a “Transfer”), directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Joint Proxy Statement and Form S-4) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Company Shares owned by such Company Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Company Shares owned by such Company Shareholder, or grant or enter into any proxy (except in accordance with this Agreement), voting trust or other agreement or arrangement with respect to the voting of any Company Shares owned by such Company Shareholder, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing restrictions will not apply to (A) a Company Shareholder’s transfer to an officer or director of the Company or any affiliate or family member of any of the Company’s officers or directors; (B) a Company Shareholder’s transfer to a member of such Company Shareholder’s immediate family, a trust, the beneficiary of which is a member of such Company Shareholder’s immediate family, an affiliate of such Company Shareholder or a charitable organization; (C) a transfer by virtue of laws of descent and distribution upon death of such Company Shareholder; (D) a transfer pursuant to a qualified domestic relations order; or (E) a transfer to satisfy tax withholding obligations in connection with the exercise of rights to purchase Company Shares or the vesting of stock-based awards, including without limitation, sell-to-cover transactions (each, a “Permitted Transfer”); provided, however, that, prior to and as a condition to the effectiveness of any Permitted Transfer, the transferee shall have executed and delivered to GX a joinder or counterpart of this Agreement pursuant to which such transferee shall be bound by all of the applicable terms and provisions of this Agreement. Any Transfer of any Company Shares in violation of any provision of this Agreement shall be void ab initio and of no force or effect.

Section 1.2            New Shares. In the event that (a) any Company Shares or other equity securities of the Company are issued to a Company Shareholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination, exchange of shares or other similar event of Company Shares of, on or affecting the Company Shares owned by such Company Shareholder or otherwise, (b) a Company Shareholder purchases or otherwise acquires beneficial ownership of any Company Shares or other equity securities of the Company after the date of this Agreement (including without limitation upon the exercise or settlement of options or other equity-based awards), or (c) a Company Shareholder purchases or otherwise acquires the right to vote or share in the voting of any Company Shares or other equity securities of the Company after the date of this Agreement (such Company Shares or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by, or otherwise issued to, such Company Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Company Shares owned by such Company Shareholder as of the date hereof.

Section 1.3            Closing Date Deliverables. On the Closing Date, the Company Shareholders shall deliver to GX and the Company a duly executed copy of the Registration Rights and Lock-Up Agreement.

Section 1.4            Company Shareholder Agreements. At any meeting of the shareholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought, each Company Shareholder shall (i) appear at each such meeting or otherwise cause all of his or her Company Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of his or her Company Shares:

(a)	in favor of each Company Resolution and any other matter necessary for the consummation of the Transactions;

(b)	against any (i) merger agreement, merger, amalgamation, arrangement or other Acquisition Proposal (in each case, other than the Business Combination Agreement and the Transactions) or (ii) consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company;
(c)	against any change in the business, management or board of directors of the Company (other than in connection with the Company Resolutions); and
(d)	against any proposal, action or agreement that would (i) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Transactions, (ii) result in a breach of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (iii) result in any of the conditions set forth in Article VI of the Business Combination Agreement not being fulfilled, or (iv) change in any manner the dividend policy or capitalization of, including the voting rights of any class of shares of, the Company (other than in connection with the Company Resolutions).

Section 1.5            Further Assurances. Each Company Shareholder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth therein and herein. Without limiting the foregoing, no later than five Business Days prior to any meeting of the shareholders of the Company, each Company Shareholder shall deliver or cause to be delivered to the Company duly executed proxies or voting instruction forms voted in accordance with the terms hereof, such proxy or voting instruction forms not to be revoked or withdrawn without the prior written consent of GX. Prior to a Company Recommendation Change, no Company Shareholder will communicate with any shareholder of the Company in a manner inconsistent with the Company Board recommendation in favor of the Transactions and the Business Combination Agreement.

Section 1.6            No Inconsistent Agreement. Each Company Shareholder represents and covenants that such Company Shareholder has not entered into, and shall not enter into, any agreement, or amend or modify any existing agreement, that would restrict, limit or interfere with the performance of such Company Shareholder’s obligations hereunder.

Section 1.7            Binding Effect of Business Combination Agreement. Each Company Shareholder shall be bound by and comply with Section 5.2 and Section 5.8 of the Business Combination Agreement as if (a) such Company Shareholder was an original signatory to the Business Combination Agreement with respect to such provision and (b) each reference to “the Company” in Section 5.2 and Section 5.8 of the Business Combination Agreement also referred to each Company Shareholder. Nothing in this Agreement is intended to restrict a Company Shareholder’s discretion to act (including, for the avoidance of doubt, Smith), when acting in his or her capacity as an officer or director of the Company, in a manner consistent with all fiduciary obligations imposed on such Company Shareholder in that capacity, subject to and in accordance with the Business Combination Agreement. For greater certainty, the obligations of a Company Shareholder hereunder to vote in favor of the Company Resolutions and not take any actions inconsistent with that support are intended to apply to such Company Shareholder only in his or her capacity as a holder of securities of the Company and not in such Company Shareholder’s capacity as an officer or director of the Company, and any such actions taken by a Company Shareholder in such capacity shall not constitute a breach or violation of this Agreement.

Section 1.8            Tax Treatment. Each party hereto agrees to report the Transactions in all cases in accordance with the Intended Tax Treatment except, and then solely to the extent, otherwise required by a final determination under applicable Law.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1            Representations and Warranties of the Company Shareholders. Each Company Shareholder represents and warrants as of the date hereof to GX and the Company

(solely with respect to himself or herself and not with respect to any other Company Shareholder) as follows:

(a)          Organization; Due Authorization. Such Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Shareholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with the terms hereof (subject to the Enforceability Exceptions). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Shareholder.

(b)          Ownership. Such Company Shareholder is the beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Company Shareholder’s Company Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Company Shares (other than transfer restrictions under the Securities Act)) or preemptive or other right or privilege for the purchase, acquisition or transfer from such Company Shareholder affecting any such Company Shares, other than Liens pursuant to (i) this Agreement, (ii) the organizational documents of the Company, (iii) the Business Combination Agreement, or (iv) any applicable securities Laws. As of the date of this Agreement, such Company Shareholder’s Company Shares are the only equity securities in the Company owned beneficially by such Company Shareholder or over which such Company Shareholder has voting control or direction, and none of such Company Shareholder’s Company Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Company Shares. Other than any options to purchase Company Shares, such Company Shareholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company.

(c)               No Conflicts. The execution and delivery of this Agreement by such Company Shareholder does not, and the performance by such Company Shareholder of his or her obligations hereunder will not require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Company Shareholder or such Company Shareholder’s Company Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Company Shareholder of his or her obligations under this Agreement.

(d)               Litigation. There are no Actions pending against such Company Shareholder, or to the knowledge of such Company Shareholder threatened against such Company Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Shareholder of his or her obligations under this Agreement.

(e)               Brokerage Fees. Except as set forth on Section 3.24 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions upon arrangements made by such Company Shareholder, for which the Company or any of its Affiliates may become liable.

(f)                Acknowledgment. Such Company Shareholder understands and acknowledges that each of GX and the Company is entering into the Business Combination Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement.

(g)               Disclosure. Each of the undersigned hereby consents to the disclosure of this Agreement and the terms and conditions hereof in any press release or other documents filed pursuant to applicable securities laws in connection with the Business Combination Agreement or the Transactions.

ARTICLE III
Consent and Waiver

Section 3.1            Consent and Waiver(a). Smith hereby consents to and confirms that (in each case, to the extent required pursuant to the Smith Credit Agreement or the Smith GSA):

(a)               The Company shall be permitted to enter into the Business Combination Agreement and each of the Ancillary Agreements to which it is a party, to consummate the Transactions and any Contemplated Financing;

(b)          The Company shall be permitted to do, or cause to be done, all such acts and things as may be deemed necessary or desirable by the Company in order to implement the Transactions, enter into definitive documentation with respect to, and consummate, any Contemplated Financing; and

(c)               Any Event of Default (as defined in the Smith Credit Agreement) or “default” (as defined in the GSA), applicable right to acceleration, or breach or event of noncompliance which have occurred or may occur, in each case, in connection with the Transactions and any Contemplated Financing, is hereby waived.

(d)               The waiver and consent hereby granted shall be effective only with respect to the matters referred to above and not with respect to any other events, facts or circumstances, and Smith shall be entitled to assert and exercise in good faith all rights and powers granted to him under the Smith Credit Agreement and Smith GSA in respect of any such other events, facts or circumstances.

ARTICLE IV
MISCELLANEOUS

Section 4.1            Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Support Expiration Time and (b) the written agreement of the Company Shareholders, GX and the Company. Upon a termination of this Agreement all obligations of the parties under this Agreement or such provisions, as applicable, will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement or any provision hereof shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This ARTICLE IV shall survive the termination of this Agreement.

Section 4.2            Governing Law; Venue; Waiver of Jury Trial.

(a)          This Agreement will be construed and enforced in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles that would result in the application of any Law other than the Law of the State of Delaware.

(b)          Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, to the extent that such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware) or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware (collectively, the “Chosen Courts”), in any proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such proceeding, except in the Chosen Courts; (ii) agrees that any claim in respect of any such proceeding may be heard and determined in the Chosen Courts; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding in the Chosen Courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such proceeding in the Chosen Courts. Each of the parties agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to service of process inside or outside the territorial jurisdiction of the Chosen Courts the manner provided for notices in Section 4.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(c)          EACH PARTY HEREBY IRREVOCABLY WAIVES, AND WILL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 4.3            Assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other Party.

Section 4.4            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this

Agreement) in accordance with its specified terms or otherwise breach such provisions. Subject to the other provisions of this Section 4.4, the parties acknowledge and agree (and further agree not to take any contrary position in any litigation concerning this Agreement) that (a) the parties will be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, and that such relief may be sought in addition to and will not limit, diminish or otherwise impair, any other remedy to which they are entitled under this Agreement, (b) the provisions set forth herein are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and will not be construed to limit, diminish or otherwise impair in any respect any party’s right to specific enforcement, and (c) the right of specific enforcement is an integral part of the Transactions and without that right, none of the parties would have entered into this Agreement. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 4.4 will not be required to provide any bond or other security in connection with any such order or injunction.

Section 4.5            Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by GX, the Company and the Company Shareholders.

Section 4.6            Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.7            Notices. All notices and other communications among the parties will be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service, or (c) when delivered by email (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), in each case, according to the instructions set forth below. Such notices will be deemed given: at the time of personal delivery, if delivered in person; one (1) Business Day after being sent, if sent by reputable, overnight delivery service and at the time sent (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), if sent by email prior to 5:00 p.m. local time of the recipient on a Business Day; or on the next Business Day if sent by email after 5:00 p.m. local time of the recipient on a Business Day or on a non-Business Day.

If to GX:

GX Acquisition Corp. II

1325 Avenue of the Americas, 28th Floor

New York, New York 10019

Attention:	Jay Bloom
Dean Kehler
Email:	jay.bloom@trimarancapital.com
dean.kehler@trimarancapital.com

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001

Attention:	Michael Chitwood
Michael Civale
Email:	Michael.Chitwood@skadden.com
Michael.Civale@skadden.com

If to a Company Shareholder:

To such Company Shareholder’s address set forth in Schedule I with a copy to (which will not constitute notice):

Jones Day

250 Vesey Street

New York, NY 10281

Attention:	Joel May
Ann Bomberger
Email:	jtmay@jonesday.com
ambomberger@jonesday.com

If to the Company:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, CO 80112

Attention:	Mark Smith
Neal Shah
Email:	msmith@niocorp.com
nshah@niocorp.com

with copies to (which shall not constitute notice):

Jones Day

250 Vesey Street

New York, NY 10281

Attention:	Joel May
Ann Bomberger

Email:	jtmay@jonesday.com
ambomberger@jonesday.com

and to

Blake, Cassels & Graydon LLP
2600 – 595 Burrard Street
Vancouver, BC V7X 1L3
Attention: Bob Wooder
E-mail: bob.wooder@blakes.com

Section 4.8            Counterparts. This Agreement may be executed in any number of counterparts (including by pdf or other readable electronic format), each such counterpart being deemed to be an original instrument, with the same effect as if the signature thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the parties and delivered (including by email or DocuSign) to the other parties, and all such counterparts will together constitute one and the same agreement.

Section 4.9            Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

Section 4.10        No Third-Party Beneficiaries. The representations, warranties and covenants set forth herein are solely for the benefit of the other parties, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided that GX Sponsor II LLC is an intended third-party beneficiary of, and may enforce, GX’s rights under this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company Shareholders, GX and the Company have each caused this Agreement to be duly executed as of the date first written above.

COMPANY SHAREHOLDERS:

/s/ Mark A. Smith
Name: Mark A. Smith

/s/ Neal Shah
Name: Neal Shah

/s/ Scott Honan
Name: Scott Honan

/s/ Jim Sims
Name: Jim Sims

/s/ Michael Morris
Name: Michael Morris

/s/ David Beling
Name: David Beling

/s/ Anna Castner Wightman
Name: Anna Castner Wightman

[Signature Page to Company Support Agreement]

GX:

GX ACQUISITION CORP. II

By:	/s/ Dean Kehler
Name: Dean Kehler
Title: Co-Chairman and Chief Executive Officer

[Signature Page to Company Support Agreement]

COMPANY:

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Mark Smith
Name: Mark Smith
Title: Chief Executive Officer

[Signature Page to Company Support Agreement]

Schedule I

Company Shares

Company Shareholder	Company Shares
Mark A. Smith c/o NioCorp Developments Ltd. 7000 South Yosemite Street, Suite 115 Centennial, CO 80112	19,565,395
Neal Shah c/o NioCorp Developments Ltd. 7000 South Yosemite Street, Suite 115 Centennial, CO 80112	401,000
Scott Honan c/o NioCorp Developments Ltd. 7000 South Yosemite Street, Suite 115 Centennial, CO 80112	365,042
Jim Sims c/o NioCorp Developments Ltd. 7000 South Yosemite Street, Suite 115 Centennial, CO 80112	390,826
Michael Morris c/o NioCorp Developments Ltd. 7000 South Yosemite Street, Suite 115 Centennial, CO 80112	310,876
David Beling c/o NioCorp Developments Ltd. 7000 South Yosemite Street, Suite 115 Centennial, CO 80112	589,255
Anna Castner Wightman c/o NioCorp Developments Ltd. 7000 South Yosemite Street, Suite 115 Centennial, CO 80112	295,620

[Schedule I to Company Support Agreement]

Annex J

EXECUTION VERSION

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of September 25, 2022, by and among GX Sponsor II LLC, a Delaware limited liability company (“Sponsor Holdco”), the Persons set forth on Schedule I hereto (together with the Sponsor Holdco, each, a “Sponsor” and, together, the “Sponsors”), GX Acquisition Corp. II, a Delaware corporation (“GX”), and NioCorp Developments Ltd., a company incorporated under the laws of the Province of British Columbia (the “Company”).

RECITALS

WHEREAS, as of the date hereof, the Sponsors collectively are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 7,500,000 shares of GX Class B common stock (“GX Common Stock”) and 5,666,667 GX private placement warrants (“GX Warrants”) in the aggregate as set forth on Schedule I attached hereto;

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, GX, the Company and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), entered into a Business Combination Agreement (as amended or modified from time to time, the “Business Combination Agreement”) pursuant to which, among other transactions, (i) Merger Sub will merge with and into GX, with GX surviving the merger, (ii) the Company will purchase all shares of Class A common stock of GX as the surviving corporation of such merger (other than the shares of Class A common stock then held by the Company) in exchange for Company Common Shares, (iii) all shares of GX Class A common stock will be transferred by the Company to 0896800 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a direct wholly owned subsidiary of the Company (“Intermediate Holdco”) in exchange for additional shares of Intermediate Holdco, and (iv) Elk Creek Resources Corporation, a Nebraska corporation and a direct wholly owned subsidiary of Intermediate Holdco, will merge with and into GX, with GX surviving (collectively, and together with the other transactions contemplated by the Business Combination Agreement and the Ancillary Agreements, the “Transactions”); and

WHEREAS, as an inducement to GX and the Company to enter into the Business Combination Agreement and to consummate the Transactions, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Section 1.1      Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement. When used in this Sponsor Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1.1 or elsewhere in this Sponsor Agreement.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of GX, dated as of March 17, 2021, as may be amended from time.

“Change in Control” means:

(i)       the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of capital stock of the Company (the “Outstanding Company Shares”), or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), in each case, taking into account any options or other rights to acquire Outstanding Company Shares or Outstanding Company Voting Shares held by such Person; or

(ii)       individuals who, as of immediately following the First Merger Effective Time and the appointment of the Closing Directors and Officers pursuant to Section 1.6 of the Business Combination Agreement, constitute the board of directors of the Company (the “Incumbent Board”) cease for any reason to constitute a majority of such board of directors; provided, however, that any individual becoming a director of the Company or its successor subsequent to the date hereof whose election, or nomination for election by the Company shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company board of directors; or

(iii)       consummation of an extraordinary transaction at the Company (including by way of reorganization, merger, amalgamation or consolidation), with or without approval by the shareholders of the Company, as applicable, in each case, unless, following such transaction, (A) more than 60% of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of such securities immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction, and (B) a majority of the members of the board of directors of the company resulting from such transaction were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

(iv)       consummation of a sale or other disposition of all or substantially all the assets of the Company to an entity that does not control, is not controlled by, and is not under common control with, the Company, with or without approval by the shareholders of the Company; or

(v)       any other transaction whereby any Person obtains control over the direction of the affairs of the Company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Permitted Transfer” means, prior to the Closing, a Transfer (a) in connection with redemption de-risking instruments (including, for the avoidance of doubt, to incentivize holders of Class A Shares not to elect to redeem all or a portion of such holders’ Class A Shares, as determined in accordance with the Certificate of Incorporation and the Trust Agreement), to raise capital or to pay for or otherwise reduce Advisor (as defined below) or other expenses in connection with the Transactions, as determined in a Sponsor’s sole discretion, provided, that such a Transfer will be allocated (i) 50% from Vested Shares, (ii) 25% from Tranche 1 Earnout Shares (as defined below) and (iii) 25% from Tranche 2 Earnout Shares (as defined below), provided, further, that upon transfer or reissuance of any corresponding Class A Shares or Company Common Shares, such shares shall become fully vested and freely transferrable and not subject to any price-based vesting or other transfer restrictions applicable to Earnout Shares (as defined below), in each case subject to applicable law and Article V of the Amended and Restated Registration Rights Agreement, by and among GX, Sponsor Holdco and the NioCorp Holders (as such term is defined therein), in substantially the form attached as Exhibit A to the Business Combination Agreement (the “Registration Rights Agreement”); (b) to GX’s officers or directors, any affiliate or family member of any of GX’s officers or directors; (c) in the case of a Person who is not an individual, to any affiliate of such Person or to any member(s) of such Person or any of their affiliates; (d) in the case of an individual, to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (e) in the case of an individual, by virtue of Laws of descent and distribution upon death of such individual; (f) in the case of an individual, pursuant to a qualified domestic relations order; or (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; provided, however, that, prior to and as a condition to the effectiveness of any Permitted Transfer described in clauses (a) through (g), the transferee shall have executed and delivered to the Company a joinder or counterpart of this Sponsor Agreement pursuant to which such transferee shall be bound by all of the applicable terms and provisions of this Sponsor Agreement.

  “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

ARTICLE II
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 2.1            No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Second Merger Effective Time, (b) such date and time as the Business Combination Agreement has been terminated in accordance with its terms (the earlier of (a) and (b), the “Support Expiration Time”), and (c) the liquidation of GX, each Sponsor shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of (each, a “Transfer”), directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Joint Proxy Statement and Form S-4) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any shares of GX Common Stock or GX Warrants owned by such Sponsor, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of GX Common Stock or GX Warrants owned by such Sponsor, or grant or enter into any proxy (other than in accordance with this Sponsor Agreement), voting trust or other agreement or arrangement with respect to the voting of any GX Common Stock owned by such Sponsor, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that the foregoing restrictions shall not apply to a Permitted Transfer. Any Transfer of any GX Common Stock or GX Warrants in violation of any provision of this Sponsor Agreement shall be void ab initio and of no force or effect.

Section 2.2            New Shares. In the event that (a) any shares of GX Common Stock, GX Warrants or other equity securities of GX are issued to a Sponsor after the date of this Sponsor Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination, exchange of shares or other similar event of GX Common Stock or GX Warrants of, on or affecting the shares of GX Common Stock or GX Warrants owned by such Sponsor or otherwise, (b) a Sponsor purchases or otherwise acquires beneficial ownership of any shares of GX Common Stock, GX Warrants or other equity securities of GX after the date of this Sponsor Agreement, or (c) a Sponsor purchases or otherwise acquires the right to vote or share in the voting of any shares of GX Common Stock or other equity securities of GX after the date of this Sponsor Agreement (such shares of GX Common Stock, GX Warrants or other equity securities of GX, collectively the “New Securities”), then such New Securities acquired or purchased by, or otherwise issued to, such Sponsor shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the shares of GX Common Stock or GX Warrants owned by such Sponsor as of the date hereof.

Section 2.3           Closing Date Deliverables. On the Closing Date, the Sponsor Holdco and the NioCorp Holders shall deliver to GX and the Company a duly executed copy of the Registration Rights Agreement.

Section 2.4            Sponsor Agreements.

(a)          At any meeting of the shareholders of GX, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of GX is sought, each Sponsor shall (i) appear at each such meeting or otherwise cause all of its shares of GX Common Stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its shares of GX Common Stock:

(i)      in favor of each GX Resolution and any other matter necessary for the consummation of the Transactions;

(ii)      against any (i) merger agreement, merger or other Business Combination Proposal (in each case, other than the Business Combination Agreement and the Transactions) or (ii) consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by GX;

(iii)      against any change in the business, management or board of directors of GX (other than in connection with the GX Resolutions); and

(iv)      against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Business Combination Agreement or the Transactions, (B) result in a breach of any covenant, representation, warranty or any other obligation or agreement of GX under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VI of the Business Combination Agreement not being fulfilled, or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, GX (other than in connection with the GX Resolutions).

(b)          Each Sponsor agrees that, prior to the Support Expiration Time, such Sponsor shall not elect to cause GX to redeem any GX Common Stock (including GX Common Stock that constitutes New Securities) beneficially owned or owned of record by such Sponsor or submit any such GX Common Stock for redemption in connection with the Transactions.

Section 2.5            Vested Shares; Earnout Shares; Released Earnout Shares.

(a)          General. Each Sponsor agrees that (i) the shares of GX Common Stock held by such Sponsor set forth opposite such Sponsor’s name as Vested Shares on Schedule

I attached hereto, together with (A) all Second Merger Surviving Company Shares issued with respect thereto in the Second Merger, as thereafter may be adjusted pursuant to the terms of the Exchange Agreement, and (B) all Company Common Shares issued upon exchange thereof pursuant to and in accordance with the Exchange Agreement, to be entered into on the Closing Date in connection with the Transactions, by and among GX, the Sponsor Holdco and the Company (the “Exchange Agreement”), shall be fully vested at the Closing (the “Vested Shares”) and (ii) the shares of GX Common Stock held by such Sponsor set forth opposite such Sponsor’s name as Earnout Shares on Schedule I attached hereto, together with all Second Merger Surviving Company Shares issued with respect thereto in the Second Merger, as thereafter may be adjusted pursuant to the terms of the Exchange Agreement, shall constitute “Earnout Shares”.

(b)          Certain Restrictions. During the Earnout Share Period, (A) Earnout Shares that do not constitute Released Earnout Shares (or the right to receive Company Common Shares with respect thereto) may be transferred only to a transferee described in section (a)(i) of the definition of Permitted Transferees in the Registration Rights Agreement (regardless of whether the Lock-up Period, as defined therein, has expired) (such transferee, a “Restricted Permitted Transferee”), (B) the applicable Exchanging Shareholder shall not (i) enter into any swap or other arrangement that transfers, in whole or in part, to another that is not a Restricted Permitted Transferee any of the economic consequences of ownership of any Earnout Shares that do not constitute Released Earnout Shares owned by such Sponsor (or the right to receive Company Common Shares with respect thereto) or (ii) publicly announce any intention to effect any transaction specified in clause (B)(i) or any transfer of Earnout Shares that do not constitute Released Earnout Shares owned by such Sponsor (or the right to receive Company Common Shares with respect thereto) to a transferee that is not a Restricted Permitted Transferee. Without limiting the foregoing, for the avoidance of doubt, all shares of GX Common Stock (including Vested Shares and Released Earnout Shares) constitute Lock-Up Shares (as defined in, and pursuant to, the Registration Rights Agreement) and will be subject to the restrictions applicable thereto under the Registration Rights Agreement. Any transfer of any share of GX Common Stock in violation of any provision of this Sponsor Agreement or the Registration Rights Agreement shall be void ab initio and of no force or effect. For the avoidance of doubt, and as set forth in the Exchange Agreement, no Earnout Share that does not constitute a Released Earnout Share will be exchangeable pursuant to the Exchange Agreement.

(c)          Procedures Applicable to the Earnout Shares.

(i)      As of and following the Second Merger Effective Time, the books and records of GX or the Company, as applicable, evidencing the Earnout Shares shall be stamped or otherwise imprinted with a legend, or if held in book entry, shall be transferred to a restricted account that is subject to a trading restrictions consistent with a legend, in substantially the following form (collectively, the “Legend”):

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF SEPTEMBER 25, 2022, BY AND

AMONG GX ACQUISITION CORP. II, NIOCORP DEVELOPMENTS LTD. AND THE OTHER PARTIES THERETO.

(ii)      As soon as practicable on the date upon which any Earnout Shares become Released Earnout Shares, GX or the Company, as applicable, shall promptly remove, or cause to be removed, the Legend from the books and records of GX or the Company, as applicable, with respect to such Released Earnout Shares and such shares shall no longer be subject to any of the terms of this Section 2.5.

(iii)      If any Earnout Shares have not become Released Earnout Shares on or before the tenth (10th) anniversary of the Closing Date (the period from the Second Merger Effective Time through (and including) such tenth (10th) year anniversary of the Closing Date, the “Earnout Share Period”), then (A) such Earnout Shares shall immediately and automatically thereafter be forfeited to GX or the Company, as applicable, and canceled, (B) each applicable Sponsor shall cause all right, title and interest therein to be transferred to GX or the Company, as applicable, without consideration, and (C) each applicable Sponsor shall not have any rights with respect thereto. GX or the Company, as applicable, is authorized to deliver any notices required to be delivered to its transfer agent and take such further actions in order to redeem or terminate, as applicable, and cancel any Earnout Shares that have been forfeited as provided in this Section 2.5(c)(iii); provided that for greater certainty, for purposes of National Instrument 62-104 – Take-Over Bids and Issuer Bids, no valuable consideration shall be deemed offered or paid to a holder of Company Common Shares in connection with a redemption of Company Common Shares pursuant to this Section 2.5(c)(iii).

(d)          Release of Earnout Shares. The Earnout Shares shall become Released Earnout Shares as follows:

(i)      1,575,000 of the Earnout Shares (provided that such number is measured as of the date of this Sponsor Agreement and will be adjusted as provided in the definition of “Earnout Shares”) shall constitute “Released Earnout Shares” on the date following the Second Merger Effective Time on which the VWAP of one Company Common Share has equaled or exceeded $13.42 per share divided by the Exchange Ratio, which such value assumes no Reverse Stock Split will have occurred (the “First Tranche Release Price”) for twenty (20) of any thirty (30) consecutive trading days during the Earnout Share Period on any stock exchange on which the Company Common Shares are then trading (“Tranche 1 Earnout Shares”); and

(ii)      1,575,000 of the Earnout Shares (provided that such number is measured as of the date of this Sponsor Agreement and will be adjusted as provided in the definition of “Earnout Shares”) shall constitute “Released Earnout Shares” on the date following the Second Merger Effective Time on which the VWAP of one Company Common Share has equaled or exceeded $16.77 per share divided by the Exchange Ratio, which such value assumes no Reverse Stock Split will have occurred (the “Second Tranche Release Price”) for twenty (20) of any thirty (30) consecutive trading days during the

Earnout Share Period on any stock exchange on which the Company Common Shares are then trading (“Tranche 2 Earnout Shares”).

(e)          Equitable Adjustments. The First Tranche Release Price and Second Tranche Release Price shall be equitably adjusted for any recapitalization, reclassification, consolidation, subdivision, combination, amalgamation, arrangement, exchange of shares or other similar event with respect to the Company Common Shares after the date of this Sponsor Agreement (including, for the avoidance of doubt, the actual Reverse Stock Split).

(f)           Acceleration Event. If, during the period beginning at the Closing and ending on the tenth (10th) anniversary of the Second Merger Effective Time, there is a Change in Control, then any Earnout Shares shall be deemed to constitute Released Earnout Shares immediately prior to the consummation of such Change in Control.

(g)          Dividends. From and after the Closing, the Company hereby agrees not to declare or pay any dividends or other distributions to its shareholders unless GX pays, and the Company causes GX to pay, to the Sponsors their portion thereof with respect to their Vested Shares and Earnout Shares then outstanding which have not been exchanged pursuant to the Exchange Agreement, on an as-exchanged (pursuant to the Exchange Agreement) to Company Common Share basis, of such dividends or other distributions, pursuant to and in accordance with the Certificate of Incorporation.

Section 2.6            Advisor Shares. Prior to the date hereof, GX and the Company have entered into certain agreements with Cantor Fitzgerald & Co. or BTIG LLC in their roles as advisors to GX in the Transactions (each, an “Advisor”), in each case set forth on Section 4.14 of the GX Disclosure Letter to the Business Combination Agreement, agreeing that a portion of such Advisor’s fees will, contingent upon the Closing occurring, be settled in (a) Company Common Shares issued to an Advisor at Closing (the “Advisor Company Common Shares”) or (b) cash paid to such Advisor to be used for the purchase of Class A Shares prior to the First Merger Effective Time (the “Advisor Class A Shares”). In connection with the entry into such agreements, each Sponsor agrees to forfeit, at the Closing, its pro rata share of a number of shares of GX Common Stock equal, in the aggregate when taken together with the shares of GX Common Stock forfeited by all other Sponsors, to 50% of the Advisor Company Common Shares (collectively, the “Forfeited Shares”), as follows:

(a)          50% of the Forfeited Shares shall be Vested Shares.

(b)          25% of the Forfeited Shares shall be Tranche 1 Earnout Shares.

(c)          25% of the Forfeited Shares shall be Tranche 2 Earnout Shares.

All Advisor Company Common Shares, once Transferred to the applicable Advisor, and all Advisor Class A Shares, once issued to the applicable Advisor, shall be fully vested and freely transferrable and not subject to any price-based vesting or other transfer restrictions applicable to Earnout Shares, in each case subject to applicable Law.

Section 2.7           Anti-Dilution Waiver. Each Sponsor waives, to the fullest extent permitted by Law, the ability to adjust the Initial Conversion Ratio (as defined in the Certificate of Incorporation) pursuant to Section 4.3(b) of the Certificate of Incorporation in connection with the issuance of additional Class A Shares in the Transactions. This waiver shall be applicable only in connection with the Transactions and this Sponsor Agreement (and any Class A Shares issued in connection with the Transactions) and shall be void and of no force and effect following the Support Expiration Time.

Section 2.8           Further Assurances. Each Sponsor shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions on the terms and subject to the conditions set forth therein and herein. Without limiting the foregoing, until the Support Expiration Time, no later than five Business Days prior to any meeting of the shareholders of GX, each Sponsor shall deliver or cause to be delivered to GX duly executed proxies or voting instruction forms voted in accordance with the terms hereof, such proxy or voting instruction forms not to be revoked or withdrawn without the prior written consent of the Company. No Sponsor will communicate with any shareholder of GX in a manner inconsistent with the GX Board recommendation in favor of the Transactions and the Business Combination Agreement.

Section 2.9           No Inconsistent Agreement. Each Sponsor represents and covenants that such Sponsor has not entered into, and shall not enter into, any agreement, or amend or modify any existing agreement, that would restrict, limit or interfere with the performance of such Sponsor’s obligations hereunder.

Section 2.10        Binding Effect of Business Combination Agreement. Each Sponsor shall be bound by and comply with Sections 5.2(h) and 5.8 of the Business Combination Agreement as if (a) such Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions and (b) each reference to “GX” in Sections 5.2(h) and 5.8 of the Business Combination Agreement also referred to each Sponsor.

Section 2.11         Tax Treatment. Each party hereto agrees to report the Transactions in all cases in accordance with the Intended Tax Treatment except, and then solely to the extent, otherwise required by a final determination under applicable Law.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1           Representations and Warranties of the Sponsors. Each Sponsor represents and warrants as of the date hereof to GX and the Company (solely with respect to itself, himself or herself and not with respect to any other Sponsor) as follows:

(a)          Organization; Due Authorization. If such Sponsor is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor. If such Sponsor is an individual, such Sponsor has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor, enforceable against such Sponsor in accordance with the terms hereof (subject to the Enforceability Exceptions). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor.

(b)               Ownership. Such Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor’s shares of GX Common Stock and GX Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares of GX Common Stock or GX Warrants (other than transfer restrictions under the Securities Act)) or preemptive or other right or privilege for the purchase, acquisition or transfer from such Sponsor affecting any such shares of GX Common Stock or GX Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the GX organizational documents, (iii) the Business Combination Agreement, (iv) the Letter Agreement, dated March 17, 2021, by and among the Sponsors and GX (the “Voting Letter Agreement”), or (v) any applicable securities Laws. As of the date of this Sponsor Agreement, such Sponsor’s shares of GX Common Stock and GX Warrants are the only equity securities in GX owned of record or beneficially by such Sponsor or over which such Sponsor has voting control or direction, and none of such Sponsor’s shares of GX Common Stock or GX Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such shares of GX Common Stock or GX Warrants, except as provided hereunder and under the Voting Letter Agreement. Other than the GX Warrants, such Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of GX or any equity securities convertible into, or which can be exchanged for, equity securities of GX.

(c)               No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor does not, and the performance by such Sponsor of his, her or its obligations hereunder will not, (i) if such Sponsor is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon such Sponsor or such Sponsor’s shares of GX Common Stock or GX Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(d)               Litigation. There are no Actions pending against such Sponsor, or to the knowledge of such Sponsor threatened against such Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor of its, his or her obligations under this Sponsor Agreement.

(e)               Brokerage Fees. Except as set forth on Section 4.14 of the GX Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions upon arrangements made by such Sponsor, for which GX or any of its Affiliates may become liable.

(f)                Acknowledgment. Such Sponsor understands and acknowledges that each of GX and the Company is entering into the Business Combination Agreement in reliance upon such Sponsor’s execution and delivery of this Sponsor Agreement.

(g)               Disclosure. Each of the undersigned hereby consents to the disclosure of this Sponsor Agreement and the terms and conditions thereof in any press release or other documents filed with pursuant to applicable securities laws in connection with the Business Combination Agreement or the Transactions.

ARTICLE IV
MISCELLANEOUS

Section 4.1            Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) solely with respect to Sections 2.1 through 2.4 and Section 2.6, the Support Expiration Time; provided, however, that the other provisions of this Sponsor Agreement (including Section 2.5) shall not terminate upon, and shall continue to be in full force and effect in accordance with their terms, following the Support Expiration Time if, and only if, the Transactions have closed, (b) the liquidation of the GX trust account upon the failure of GX to consummate its initial business combination within the time period set forth in the Certificate of Incorporation, and (c) the written agreement of Sponsor Holdco, GX and the Company. Upon a termination of this Sponsor Agreement or certain provisions hereof, as applicable, all obligations of the parties under this Sponsor Agreement or such provisions, as applicable, will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement or any provision hereof shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This ARTICLE IV shall survive the termination of this Sponsor Agreement.

Section 4.2             Governing Law; Venue; Waiver of Jury Trial.

(a)          This Sponsor Agreement will be construed and enforced in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles that would result in the application of any Law other than the Law of the State of Delaware.

(b)          Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware (or, to the extent that such Court does not have subject matter jurisdiction, the Superior Court of the State of Delaware) or, if it has or can acquire jurisdiction, in the United

States District Court for the District of Delaware (collectively, the “Chosen Courts”), in any proceeding arising out of or relating to this Sponsor Agreement or the agreements delivered in connection herewith or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such proceeding, except in the Chosen Courts; (ii) agrees that any claim in respect of any such proceeding may be heard and determined in the Chosen Courts; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding in the Chosen Courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such proceeding in the Chosen Courts. Each of the parties agrees that a final judgment in any such proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to service of process inside or outside the territorial jurisdiction of the Chosen Courts the manner provided for notices in Section 4.7. Nothing in this Sponsor Agreement will affect the right of any party to this Sponsor Agreement to serve process in any other manner permitted by applicable Law.

(c)          EACH PARTY HEREBY IRREVOCABLY WAIVES, AND WILL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS.

Section 4.3            Assignment. This Sponsor Agreement will be binding upon and inure to the benefit of the parties and their respective successors, legal representatives and permitted assigns. No party may assign any of its rights or delegate any of its obligations under this Sponsor Agreement, by operation of Law or otherwise, without the prior written consent of the other Party.

Section 4.4            Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Sponsor Agreement (including failing to take such actions as are required of them hereunder to consummate this Sponsor Agreement) in accordance with its specified terms or otherwise breach such provisions. Subject to the other provisions of this Section 4.4, the parties acknowledge and agree (and further agree not to take any contrary position in any litigation concerning this Sponsor Agreement) that (a) the parties will be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, and that such relief may be sought in addition to and will not limit, diminish or otherwise impair, any other remedy to which they are entitled under this Sponsor Agreement, (b) the provisions set forth herein are not intended to and do not adequately compensate for the harm that would result from a breach of this Sponsor Agreement and will not be construed to limit, diminish or otherwise impair in any respect any party’s right to specific enforcement, and (c) the right of specific enforcement is an integral part of the Transactions and without that right, none of the parties would have entered into this Sponsor Agreement. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in accordance with this Section 4.4 will not be required to provide any bond or other security in connection with any such order or injunction.

Section 4.5            Amendment. This Sponsor Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by GX, the Company and the Sponsor Holdco.

Section 4.6            Severability. The provisions of this Sponsor Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Sponsor Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Sponsor Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.7            Notices. All notices and other communications among the parties will be in writing and will be deemed to have been duly given (a) when delivered in person, (b) when delivered by FedEx or other nationally recognized overnight delivery service, or (c) when delivered by email (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), in each case, according to the instructions set forth below. Such notices will be deemed given: at the time of personal delivery, if delivered in person; one (1) Business Day after being sent, if sent by reputable, overnight delivery service and at the time sent (so long as the sender of any such e-mail has not received an e-mail from the applicable server indicating a delivery failure), if sent by email prior to 5:00 p.m. local time of the recipient on a Business Day; or on the next Business Day if sent by email after 5:00 p.m. local time of the recipient on a Business Day or on a non-Business Day.

If to GX:

GX Acquisition Corp. II
1325 Avenue of the Americas, 28th Floor
New York, New York 10019

Attention:	Jay Bloom
Dean Kehler
Email:	jay.bloom@trimarancapital.com
dean.kehler@trimarancapital.com

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001

Attention:	Michael Chitwood
Michael Civale
Email:	Michael.Chitwood@skadden.com
Michael.Civale@skadden.com

If to a Sponsor:

To such Sponsor’s address set forth in Schedule I
with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001

Attention:	Michael Chitwood
Michael Civale
Email:	Michael.Chitwood@skadden.com
Michael.Civale@skadden.com

If to the Company:

NioCorp Developments Ltd.
7000 South Yosemite Street, Suite 115
Centennial, CO 80112

Attention:	Mark Smith
Neal Shah
Email:	msmith@niocorp.com
nshah@niocorp.com

with a copy to (which shall not constitute notice):

Jones Day
250 Vesey Street
New York, NY 10281

Attention:	Joel May
Ann Bomberger
Email:	jtmay@jonesday.com
ambomberger@jonesday.com

Section 4.8          Counterparts. This Sponsor Agreement may be executed in any number of counterparts (including by pdf or other readable electronic format), each such counterpart being deemed to be an original instrument, with the same effect as if the signature thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the parties and delivered (including by email or

DocuSign) to the other parties, and all such counterparts will together constitute one and the same agreement.

Section 4.9          Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.

Section 4.10         No Third-Party Beneficiaries. The representations, warranties and covenants set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Sponsor Agreement, and this Sponsor Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsors, GX and the Company have each caused this Sponsor Support Agreement to be duly executed as of the date first written above.

SPONSORS:

GX SPONSOR II LLC

By:	/s/ Dean Kehler
Name: Dean Kehler
Title: Managing Member

By:	Cooper Road, LLC, Managing Director

By:	/s/ Jay R. Bloom
Name: Jay R. Bloom
Title: Managing Member

/s/ Jay R. Bloom
Name: Jay R. Bloom

/s/ Dean C. Kehler
Name: Dean C. Kehler

/s/ Michael G. Maselli
Name: Michael G. Maselli

/s/ Andrea J. Kellet
Name: Andrea J. Kellet

/s/ Hillel Weinberger
Name: Hillel Weinberger

/s/ James W. Harpel
Name: James W. Harpel

[Signature Page to Sponsor Support Agreement]

/s/ Arthur D. Baer
Name: Arthur D. Baer

/s/ Jordan S. Bloom
Name: Jordan S. Bloom

GX:

GX ACQUISITION CORP. II

By:	/s/ Dean Kehler
Name: Dean Kehler
Title: Co-Chairman and Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

COMPANY:

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Mark Smith
Name: Mark Smith
Title: Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor GX Common Stock, GX Warrants, Vested Shares and Earnout Shares

Sponsor	GX Class B Common Shares	GX Warrants	Vested Shares	Earnout Shares
GX Sponsor LLC c/o GX Acquisition Corp. 1325 Avenue of the Americas, 28th Floor, New York, NY 10019	7,500,000	5,666,667	4,350,000 (2)(3)	3,150,000(4)
Jay R. Bloom c/o GX Acquisition Corp. 1325 Avenue of the Americas, 28th Floor, New York, NY 10019	7,500,000 (1)	5,666,667 (1)	4,350,000 (1)(3)	3,150,000 (1)(4)
Dean C. Kehler c/o GX Acquisition Corp. 1325 Avenue of the Americas, 28th Floor, New York, NY 10019	7,500,000 (1)	5,666,667 (1)	4,350,000 (1)(3)	3,150,000 (1)(4)
Michael G. Maselli c/o GX Acquisition Corp. 1325 Avenue of the Americas, 28th Floor, New York, NY 10019	— (2)	— (2)	— (2)	— (2)
Andrea J. Kellett c/o GX Acquisition Corp. 1325 Avenue of the Americas, 28th Floor, New York, NY 10019	— (2)	— (2)	— (2)	— (2)
Hillel Weinberger c/o GX Acquisition Corp. 1325 Avenue of the Americas, 28th Floor, New York, NY 10019	— (2)	— (2)	— (2)	— (2)
Marc Mazur c/o GX Acquisition Corp. 1325 Avenue of the Americas, 28th Floor, New York, NY 10019	— (2)	— (2)	— (2)	— (2)
James W. Harpel c/o GX Acquisition Corp. 1325 Avenue of the Americas, 28th Floor, New York, NY 10019	— (2)	— (2)	— (2)	— (2)
Arthur D. Baer c/o GX Acquisition Corp. 1325 Avenue of the Americas, 28th Floor, New York, NY 10019	— (2)	— (2)	— (2)	— (2)
Jordan S. Bloom c/o GX Acquisition Corp. 1325 Avenue of the Americas, 28th Floor, New York, NY 10019	— (2)	— (2)	— (2)	— (2)

(1)       Cooper Road, LLC, an entity controlled by Jay R. Bloom, and Dean C. Kehler, is the managing member of GX Sponsor II LLC, and as such Messrs. Bloom and Kehler have voting and investment discretion with respect to the GX Common Stock and GX Warrants held of record by GX Sponsor LLC and may be deemed to have shared beneficial ownership of the GX Common Stock and GX Warrants held directly by GX Sponsor LLC. Each such entity or person disclaims any beneficial ownership of such shares and warrants other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

[Schedule I to Sponsor Support Agreement]

(2)       Each of these individuals holds an interest in GX Sponsor II LLC. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

 (3)       48,645,707 Second Merger Surviving Company Shares shall be issued with respect to such Vested Shares in the Second Merger.

 (4)       35,226,202 Second Merger Surviving Company Shares shall be issued with respect to such Earnout Shares in the Second Merger.

[Schedule I to Sponsor Support Agreement]

Preliminary Copy - Subject to completion, dated

BTDQ 000001

Security Class COMMON SHARES Holder Account Number

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Form of Proxy - Special Meeting to be held on TBA

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Proxyholders whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was received by Management.

5.	The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Proxyholders listed on the reverse, this proxy will be voted as recommended by Management or the Board, as applicable.

6.	The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against or abstained from voting each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information and Proxy Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law.	----- Fold

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 9:00 am, Mountain Time, on TBA.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• •	Go to the following web site: www.investorvote.com Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Proxyholders named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER    23456 78901 23456

+	SAMPLE		+
IND C04

Appointment of Proxyholder
I/We being holder(s) of securities of NioCorp Developments Ltd. (the “Company”) hereby appoint: Mark A. Smith, President, Chief Executive Officer, and Executive Chairman of the Company, or failing this person, Neal S. Shah, Chief Financial Officer, and Corporate Secretary of the Company (the "Management Proxyholders")	OR	Print the name of the person you are appointing if this person is someone other than the Management Proxyholders listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Special Meeting of Shareholders of the Company to be held at TBA on TBA at 9:00 am, Mountain Time and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

For	Against	Abstain

1. Proposal No. 1 "The Share Issuance Proposal"

To approve the issuance of common shares of NioCorp, including the possible creation of GX Sponsor II LLC as a control person, in connection with the transactions contemplated by the Business Combination Agreement, dated September 25, 2022, by and among GX Acquisition Corp. II, a Delaware corporation, NioCorp, and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of NioCorp.

☐	☐	☐

For	Against	Abstain	----- Fold

2. Proposal No. 2 "The Yorkville Equity Facility Financing Proposal"

To approve the issuance of common shares of NioCorp in connection with the transaction contemplated by the Yorkville Equity Facility Financing Agreement, dated TBD, 2023, between NioCorp and Yorkville.

☐	☐	☐

For	Against	Abstain

3. Proposal No. 3 "The Yorkville Convertible Debt Financing Proposal"

To approve the issuance of common shares of NioCorp in connection with the transactions contemplated by the Yorkville Convertible Debt Financing Agreement, dated TBD, 2023, between NioCorp and Yorkville.

☐	☐	☐

For	Against	Abstain

4. Proposal No. 4 "The Quorum Amendment Proposal"

To approve, with or without amendment, an amendment to the NioCorp Articles to require the presence, in person or by proxy, of two or more shareholders representing at least 33 1/3% of the outstanding shares entitled to be voted in order to constitute a quorum at any meeting of NioCorp Shareholders, the form of which amendment to the Articles is attached as Annex B to the accompanying joint proxy statement/prospectus.

☐	☐	☐

For	Against	Abstain

5. Proposal No. 5 "The Adjournment Proposal"

To consider and vote upon a proposal to adjourn the NioCorp Shareholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the NioCorp Shareholder Meeting, there are not sufficient votes to approve one or more proposal presented to shareholders for vote.

☐	☐	☐	----- Fold

Signature of Proxyholder	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and this proxy appoints the Management Proxyholders, this proxy will be voted as recommended by Management or the Board, as applicable.		DD / MM / YY

B T D Q	3 4 8 2 8 6	1 P R	A R 0	9 9 9 9 9	+

Preliminary Copy - Subject to completion, dated

BTDQ 000002

Security Class COMM US 1933 LEGEND Holder Account Number

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Form of Proxy - Special Meeting to be held on TBA

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Proxyholders whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was received by Management.

5.	The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Proxyholders listed on the reverse, this proxy will be voted as recommended by Management or the Board, as applicable.

6.	The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against or abstained from voting each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information and Proxy Circular or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law.	----- Fold

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 9:00 am, Mountain Time, on TBA.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

•	Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• •	Go to the following web site: www.investorvote.com Smartphone? Scan the QR code to vote now.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management Proxyholders named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER    23456 78901 23456

+	SAMPLE		+
IND RCA

Appointment of Proxyholder
I/We being holder(s) of securities of NioCorp Developments Ltd. (the “Company”) hereby appoint: Mark A. Smith, President, Chief Executive Officer, and Executive Chairman of the Company, or failing this person, Neal S. Shah, Chief Financial Officer, and Corporate Secretary of the Company (the "Management Proxyholders")	OR	Print the name of the person you are appointing if this person is someone other than the Management Proxyholders listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Special Meeting of Shareholders of the Company to be held at TBA on TBA at 9:00 am, Mountain Time and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

For	Against	Abstain

1. Proposal No. 1 "The Share Issuance Proposal"

To approve the issuance of common shares of NioCorp, including the possible creation of GX Sponsor II LLC as a control person, in connection with the transactions contemplated by the Business Combination Agreement, dated September 25, 2022, by and among GX Acquisition Corp. II, a Delaware corporation, NioCorp, and Big Red Merger Sub Ltd, a Delaware corporation and a direct, wholly owned subsidiary of NioCorp.

☐	☐	☐

For	Against	Abstain	----- Fold

2. Proposal No. 2 "The Yorkville Equity Facility Financing Proposal"

To approve the issuance of common shares of NioCorp in connection with the transaction contemplated by the Yorkville Equity Facility Financing Agreement, dated TBD, 2023, between NioCorp and Yorkville.

☐	☐	☐

For	Against	Abstain

3. Proposal No. 3 "The Yorkville Convertible Debt Financing Proposal"

To approve the issuance of common shares of NioCorp in connection with the transactions contemplated by the Yorkville Convertible Debt Financing Agreement, dated TBD, 2023, between NioCorp and Yorkville.

☐	☐	☐

For	Against	Abstain

4. Proposal No. 4 "The Quorum Amendment Proposal"

To approve, with or without amendment, an amendment to the NioCorp Articles to require the presence, in person or by proxy, of two or more shareholders representing at least 33 1/3% of the outstanding shares entitled to be voted in order to constitute a quorum at any meeting of NioCorp Shareholders, the form of which amendment to the Articles is attached as Annex B to the accompanying joint proxy statement/prospectus.

☐	☐	☐

For	Against	Abstain

5. Proposal No. 5 "The Adjournment Proposal"

To consider and vote upon a proposal to adjourn the NioCorp Shareholder Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the NioCorp Shareholder Meeting, there are not sufficient votes to approve one or more proposal presented to shareholders for vote.

☐	☐	☐	----- Fold

Signature of Proxyholder	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and this proxy appoints the Management Proxyholders, this proxy will be voted as recommended by Management or the Board, as applicable.		DD / MM / YY

B T D Q	3 4 8 2 8 6	1 P R	A R 0	9 9 9 9 9	+

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
gx Acquisition Corp. ii
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Jay R. Bloom, Dean C. Kehler or the Chairperson of the special meeting (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “special meeting”) of stockholders of GX Acquisition Corp. II (“GX”) to be held on [●], [●], 2023 at [●], Eastern time, virtually by means of the internet at [●] and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below hereof and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting.

The special meeting can be accessed by visiting [●] and entering the 12-digit meeting control number that is printed on this proxy card, where the undersigned will be able to listen to the meeting live and vote during the meeting. Additionally, the undersigned has the option to listen only to the special meeting by dialing [●] (toll-free within the U.S. and Canada) or [●] (outside of the U.S. and Canada, standard rates apply). The passcode for telephone access is [●], but please note that the undersigned cannot vote or ask questions if the undersigned chooses to participate telephonically. Please note that the undersigned will only be able to access the special meeting by means of remote communication. The undersigned will need the control number located on this proxy card to join the special meeting via the virtual meeting platform. If there is no control number attached to this proxy card or there are any questions regarding the special meeting and how to access it, please contact the Continental Stock Transfer & Trust Company, the Transfer Agent.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

The notice and proxy statement/prospectus are available at [●]. The proxy statement/prospectus contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement/prospectus carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

GX Acquisition Corp. – THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.	Please mark vote as indicated in this ☒ example

(1)	The Business Combination Proposal – To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated September 25, 2022 (as may be amended from time to time, the “Business Combination Agreement”), by and among GX, NioCorp Developments Ltd., a company organized under the laws of the Province of British Columbia (“NioCorp”), and Big Red Merger Sub Ltd, a Delaware corporation and a direct wholly owned subsidiary of NioCorp (“Merger Sub”), and the transactions contemplated thereby, pursuant to which, among other transactions, the following transactions will occur: (i) Merger Sub will merge with and into GX, with GX surviving the merger (the “First Merger”); (ii) all Class A shares in GX (the “GX Class A Shares”) that are held by stockholders who have not elected to exercise their redemption rights in connection with the Transactions (as defined below) shall be converted into shares of Class A common stock in GX (such shares, the “First Merger Class A Shares”), as the surviving company in the First Merger; (iii) NioCorp will purchase all First Merger Class A Shares in exchange for common shares of NioCorp (“NioCorp Common Shares”) (the “Exchange”); (iv) NioCorp will assume the GX Warrant Agreement and each GX Warrant (each as defined below) that was issued and outstanding immediately prior to the effective time of the Exchange will be converted into a warrant to acquire NioCorp Common Shares; (v) all of the First Merger Class A Shares will be contributed by NioCorp to 0896800 B.C. Ltd., a company organized under the laws of the Province of British Columbia and a direct, wholly owned subsidiary of NioCorp (“Intermediate Holdco”), in exchange for additional shares of Intermediate Holdco, resulting in GX becoming a direct subsidiary of Intermediate Holdco; (vi) Elk Creek Resources Corporation, a Nebraska corporation and a direct, wholly owned subsidiary of Intermediate Holdco, will merge with and into GX, with GX surviving the merger as a direct subsidiary of Intermediate Holdco (the “Second Merger”); and (vii) following the effective time of the Second Merger, each of NioCorp and GX, as the surviving company of the Second Merger, will effectuate the applicable reverse stock split. We refer to the transactions contemplated by the Business Combination Agreement collectively as the “Transactions”;		FOR ☐	AGAINST ☐	ABSTAIN ☐
(2)

The Charter Amendment Proposal – To consider and vote upon a proposal to approve the amendment to the current Amended and Restated Certificate of Incorporation of GX (the “GX Existing Charter”), as of immediately prior to the effective time of the First Merger, to remove the automatic conversion of GX Founder Shares into GX Class A Shares (such amendment, the “GX Charter Amendment”);

The Charter Proposal – To consider and vote upon seven separate non-binding, advisory proposals to approve the following material differences in the proposed updated Amended and Restated Certificate of Incorporation of GX (the “GX Proposed Charter”) that will replace the GX Existing Charter, as amended by the GX Charter Amendment, as of the Closing. The non-binding, advisory proposals in GX Proposals No. 3 through No. 9 will not apply to the existing holders of GX Class A Shares because they will not continue to be direct stockholders of GX, as GX will be a subsidiary of NioCorp following the consummation of the Transactions:

			FOR ☐	AGAINST ☐	ABSTAIN ☐
	(3)	a non-binding, advisory proposal to increase the number of authorized shares of GX Class A Shares and GX Founder Shares (“Proposal No. 3”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(4)	a non-binding, advisory proposal to increase the number of authorized shares of preferred stock of GX (“Proposal No. 4”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(5)	a non-binding, advisory proposal to declassify the board of directors from three classes to one class (“Proposal No. 5”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(6)	a non-binding, advisory proposal to provide for the election or removal of directors only upon the vote of holders of GX Class A share (“Proposal No. 6”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(7)	a non-binding, advisory proposal to require the affirmative vote, approval or consent of the holders of a majority of the GX Founder Shares then held by Exchanging Shareholders (as defined in the Exchange Agreement), voting as a separate class, to amend, alter, change or repeal any provision of the GX Proposed Charter which affects the rights, preferences and privileges of the holders of GX Founder Shares in any material respect (“Proposal No. 7”);	FOR ☐	AGAINST ☐	ABSTAIN ☐

	(8)	a non-binding, advisory proposal to eliminate certain provisions related to the consummation of an initial business combination that will no longer be relevant following the Closing (such as Article IX, which sets forth various provisions related to our operations as a blank check company prior to the consummation of an initial business combination, including with respect to redemptions and the trust account) (“Proposal No. 8”);	FOR ☐	AGAINST ☐	ABSTAIN ☐
	(9)	a non-binding, advisory proposal, conditioned upon the approval of Proposals No. 3 through No. 8, to approve the GX Proposed Charter as a whole, which includes the approval of all other changes in the GX Proposed Charter that will replace the GX Existing Charter, as amended by the GX Charter Amendment, as of the Closing (“Proposal No. 9” and together with Proposals No. 3 through No. 8, the “Charter Proposal”); and	FOR ☐	AGAINST ☐	ABSTAIN ☐
(10)	The Adjournment Proposal – To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for a vote.		FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: ________________, 2023

(Signature)

(Signature if held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

The corporate laws of British Columbia allow NioCorp, and its corporate articles require it (subject to the provisions of the BCBCA noted below and the undertakings provided in item 22 below), to indemnify its directors, former directors, alternate directors and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and NioCorp must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding if the eligible party has not been reimbursed for those expenses and is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. Each director and alternate director is deemed to have contracted with NioCorp on the terms of the indemnity contained in NioCorp’s articles.

For the purposes of such an indemnification:

●	“associated corporation” means a corporation or entity referred to in paragraph (2) or (3) of the definition of “eligible party”:
●	“eligible party,” in relation to NioCorp, means an individual who:
(1)	is or was a director or officer of NioCorp;
(2)	is or was a director or officer of another corporation:
(i)	at a time when the corporation is or was an affiliate of NioCorp; or
(ii)	at the request of NioCorp; or
(3)	at the request of NioCorp, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity; and includes, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;
●	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;
●	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, NioCorp or an associated corporation:
(1)	is or may be joined as a party; or
(2)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;
●	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and
●	“proceeding” includes any legal proceeding including a civil, criminal, quasi-criminal, administrative or regulatory action or proceeding; or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, NioCorp may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that NioCorp first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of NioCorp’s articles noted above, NioCorp must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

II-1

(1)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, NioCorp was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
(2)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, NioCorp is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
(3)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of NioCorp or the associated corporation, as the case may be; or
(4)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of NioCorp or by or on behalf of an associated corporation, NioCorp must not do either of the following:

(1)	indemnify the eligible party under Section 160(a) of the BCBCA in respect of the proceeding; or
(2)	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the articles of NioCorp, on the application of NioCorp or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(1)	order NioCorp to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
(2)	order NioCorp to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
(3)	order the enforcement of, or any payment under, an agreement of indemnification entered into by NioCorp;
(4)	order NioCorp to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or
(5)	make any other order the court considers appropriate.
II-2

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Exhibit Description	Method of Filing
2.1	Business Combination Agreement, dated as of September 25, 2022, by and among NioCorp Developments Ltd., Big Red Merger Sub Ltd, and GX Acquisition Corp. II	Previously filed as Exhibit 2.1 to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on September 29, 2022 and incorporated herein by reference.
3.1	Notice of Articles of NioCorp Developments Ltd., dated April 5, 2016	Previously filed as an exhibit to NioCorp Developments Ltd.’s Draft Registration Statement on Form S-1 (Registration No. 377-01354) submitted to the SEC on July 26, 2016 and incorporated herein by reference.
3.2	Articles of NioCorp Developments Ltd., as amended, effective as of January 27, 2015	Previously filed as an exhibit to NioCorp Developments Ltd.’s Draft Registration Statement on Form S-1 (Registration No. 377-01354) submitted to the SEC on July 26, 2016 and incorporated herein by reference.
4.1	Form of Subscription Agreement in respect of units of NioCorp Developments Ltd. issued in July 2017	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on August 1, 2017 and incorporated herein by reference.
4.2	Subscription Agreement, dated as of December 18, 2020, between NioCorp Developments Ltd. and Nordmin Engineering Ltd.	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on December 18, 2020 and incorporated herein by reference.
4.3	Form of Nordmin Note	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on December 18, 2020 and incorporated herein by reference.
4.4	Form of Nordmin Warrant Certificate	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on December 18, 2020 and incorporated herein by reference.
4.5	Convertible Security Funding Agreement, dated February 16, 2021, between NioCorp Developments Ltd. and Lind Global Asset Management III, LLC	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on February 17, 2021 and incorporated herein by reference.
4.6	Form of Lind Warrant Certificate, in respect of Lind III Warrants	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on February 17, 2021 and incorporated herein by reference.
4.7	Amendment #1 to Convertible Security Funding Agreement, dated December 2, 2021, between NioCorp Developments Ltd. and Lind Global Asset Management III, LLC	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 10-Q (File No. 000-55710) filed with the SEC on February 4, 2022 and incorporated herein by reference.
4.8	Form of Subscription Agreement in respect of units of NioCorp Developments Ltd. issued in June 2022	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on May 12, 2021 and incorporated herein by reference.
4.9	Amendment #1 to Convertible Security Funding Agreement, dated December 2, 2021, between NioCorp Developments Ltd. and Lind Global Asset Management III, LLC	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 10-Q (File No. 000-55710) filed with the SEC on February 4, 2022 and incorporated herein by reference.
4.10	Form of Lind Warrant Certificate, in respect of Lind III Warrants	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on February 17, 2021 and incorporated herein by reference.

II-3

Exhibit No.	Exhibit Description	Method of Filing

4.11	Form of Subscription Agreement in respect of units of NioCorp Developments Ltd. issued in May 2021	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K filed with the SEC on June 30, 2022 and incorporated herein by reference.
4.12	Form of Subscription Agreement in respect of units of NioCorp Developments Ltd. issued in May 2021	Previously filed as an exhibit NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on May 12, 2021 and incorporated herein by reference.
4.13	Form of Warrant Certificate in respect of warrants issued in May 2021	Previously filed as an exhibit to NioCorp Developments Ltd.’s Registration Statement on Form S-3 (File No. 333-257195) filed with the SEC on June 21, 2021 and incorporated herein by reference.
4.14	Non-Transferable Broker Warrant Certificate, dated May 10, 2021, in respect of non-transferable broker warrants issued to Research Capital Corporation	Previously filed as an exhibit to NioCorp Developments Ltd.’s Registration Statement on Form S-3 (File No. 333-257195) filed with the SEC on June 21, 2021 and incorporated herein by reference.
4.15	Form of Subscription Agreement in respect of units of NioCorp Developments Ltd. issued in June 2022	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on June 30, 2022 and incorporated herein by reference.
4.16	Form of Warrant Certificate in respect of warrants issued in June 2022	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K filed with the SEC on June 30, 2022 and incorporated herein by reference.
4.17	Non-Transferable Broker Warrant Certificate, dated June 30, 2022, in respect of non-transferable broker warrants issued to Research Capital Corporation	Previously filed as an exhibit to NioCorp Developments Ltd.’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 6, 2022 and incorporated herein by reference.
4.18	Non-Transferable Broker Warrant Certificate, dated June 30, 2022, in respect of non-transferable broker warrants issued to Red Cloud Securities, Inc.	Previously filed as an exhibit to NioCorp Developments Ltd.’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 6, 2022 and incorporated herein by reference.
4.19	Waiver and Consent Agreement, dated September 25, 2022, between NioCorp Developments Ltd. and Lind Global Asset Management III, LLC.	Previously filed.
5.1	Form of Opinion of Blake, Cassels & Graydon LLP	Filed herewith.
5.2	Form of Opinion of Jones Day	Filed herewith.
10.1#	NioCorp Developments Ltd. Long Term Incentive Plan, effective as of November 9, 2017	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on November 13, 2017 and incorporated herein by reference.
10.2#	Consulting Agreement, dated May 13, 2014, between NioCorp Developments Ltd. and KMSmith, LLC	Previously filed as an exhibit to NioCorp Developments Ltd.’s Draft Registration Statement on Form S-1 (Registration No. 377-01354) submitted to the SEC on July 26, 2016 and incorporated herein by reference.
10.3#	Amendment to Contract, dated September 1, 2019, between NioCorp Developments Ltd. and KMSmith, LLC	Previously filed as an exhibit to NioCorp Developments Ltd.’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 16, 2020 and incorporated herein by reference.
10.4#	Contract Assignment and Novation Agreement, dated as of August 31, 2020, among NioCorp Developments Ltd., KMSmith, LLC and 76 Resources, Inc.	Previously filed as an exhibit to NioCorp Developments Ltd.’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 16, 2020 and incorporated herein by reference.
10.5#	Contract Assignment and Novation Agreement, dated as of August 1, 2021, among NioCorp Developments Ltd., 76 Resources, Inc. and 76 Resources, LLC	Previously filed as an exhibit to NioCorp Developments Ltd.’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 6, 2022 and incorporated herein by reference.

II-4

Exhibit No.	Exhibit Description	Method of Filing
10.6*	Offtake Agreement, dated June 13, 2016, between NioCorp Developments Ltd. and CMC Cometals, a division of Commercial Metals Company	Previously filed as an exhibit to NioCorp Developments Ltd.’s Registration Statement on Form S-1 (Registration No. 333-213451) filed with the SEC on September 2, 2016 and incorporated herein by reference.
10.7	Offtake agreement with ThyssenKrupp Metallurgical Products GmbH	Previously filed as an exhibit to NioCorp Developments Ltd.’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on August 29, 2017 and incorporated herein by reference.
10.8	Amendment No. 1 to Offtake Agreement, dated April 13, 2020, between NioCorp Developments Ltd. and Traxys North America LLC, as assignee	Previously filed as an exhibit to NioCorp Developments Ltd.’s Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on October 31, 2022 and incorporated herein by reference.
10.9*, **	Woltemath 003J Amended and Restated Option to Purchase, dated January 4, 2017, among ECRC and Victor L. and Juanita E. Woltemath	Previously filed as an exhibit to NioCorp Developments Ltd.’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 16, 2020 and incorporated herein by reference.
10.10*, **	Woltemath 003J Extension to Option to Purchase, dated December 23, 2019, among ECRC and Victor L. and Juanita E. Woltemath	Previously filed as an exhibit to NioCorp Developments Ltd.’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 16, 2020 and incorporated herein by reference.
10.11	Smith Credit Agreement	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on January 20, 2017 and incorporated herein by reference.
10.12	Amending Agreement to Smith Credit Agreement, dated March 20, 2017, between NioCorp Developments Ltd. and Mark Smith	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on March 24, 2017 and incorporated herein by reference.
10.13	Amending Agreement to Smith Credit Agreement, dated April 6, 2018, between NioCorp Developments Ltd. and Mark Smith	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on April 9, 2018 and incorporated herein by reference.
10.14	Amending Agreement to Smith Credit Agreement, dated May 31, 2019, between NioCorp Developments Ltd. and Mark Smith	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on June 5, 2019 and incorporated herein by reference.
10.15	Amending Agreement to Smith Credit Agreement, dated January 17, 2020, between NioCorp Developments Ltd. and Mark Smith	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on January 17, 2020 and incorporated herein by reference.
10.16	Amending Agreement to Smith Credit Agreement, dated April 3, 2020, between NioCorp Developments Ltd. and Mark Smith	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on April 3, 2020 and incorporated herein by reference.
10.17	Amending Agreement to Smith Credit Agreement, dated June 10, 2020, between NioCorp Developments Ltd. and Mark Smith	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on June 10, 2020 and incorporated herein by reference.
10.18	Amending Agreement to Smith Credit Agreement, dated December 14, 2020, between NioCorp Developments Ltd. and Mark Smith	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on December 14, 2020 and incorporated herein by reference.
10.19	Amending Agreement to Smith Credit Agreement, dated December 13, 2021, between NioCorp Developments Ltd. and Mark Smith	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on December 13, 2021 and incorporated herein by reference.
10.20	Amending Agreement to Smith Credit Agreement, dated June 29, 2022, between NioCorp Developments Ltd. and Mark Smith	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on June 30, 2022 and incorporated herein by reference.
10.21	Security Agreement, dated June 17, 2015, from NioCorp Developments Ltd. to Mark Smith	Previously filed as an exhibit to NioCorp Developments Ltd.’s Registration Statement on Form S-1 (Registration No. 333-217272) filed with the SEC on April 12, 2017 and incorporated herein by reference.
10.22	NioCorp Developments Ltd. Long Term Incentive Plan, as amended	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on November 6, 2020 and incorporated herein by reference.
10.23	GXII Support Agreement, dated as of September 25, 2022, by and among GX Acquisition Corp. II, NioCorp Developments Ltd., GX Sponsor II LLC, in its capacity as a shareholder of GX Acquisition Corp. II, and certain other shareholders of GX Acquisition Corp. II	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on September 29, 2022 and incorporated herein by reference.
10.24	Company Support Agreement, dated as of September 25, 2022, by and among GX Acquisition Corp. II, NioCorp Developments Ltd. and certain shareholders of NioCorp Developments Ltd.	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on September 29, 2022 and incorporated herein by reference.
10.25	Employment Agreement, dated as of September 25, 2022, by and between Elk Creek Resources Corporation and Neal Shah	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on September 29, 2022 and incorporated herein by reference.
10.26	Employment Agreement, dated as of September 25, 2022, by and between Elk Creek Resources Corporation and Scott Honan	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on September 29, 2022 and incorporated herein by reference.
10.27	Employment Agreement, dated as of September 25, 2022, by and between Elk Creek Resources Corporation and Jim Sims	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on September 29, 2022 and incorporated herein by reference.
10.28	Form of Restrictive Covenant Agreement	Previously filed as an exhibit to NioCorp Developments Ltd.’s Current Report on Form 8-K (File No. 000-55710) filed with the SEC on September 29, 2022 and incorporated herein by reference.
21.1	Subsidiaries of NioCorp Developments Ltd.	Previously filed as an exhibit to NioCorp Developments Ltd.’s Draft Registration Statement on Form S-1 (Registration No. 377-01354) submitted to the SEC on July 26, 2016 and incorporated herein by reference.

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23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)	Filed herewith.
23.2	Consent of Jones Day (included in Exhibit 5.2)	Filed herewith.
23.3	Consent of BDO USA, LLP	Filed herewith.
23.4	Consent of Marcum LLP	Filed herewith.
23.5	Consent of Dahrouge Geological Consulting USA Ltd.	Previously filed.
23.6	Consent of Understood Mineral Resources Ltd.	Previously filed.
23.7	Consent of Optimize Group Inc.	Previously filed.
23.8	Consent of Tetra Tech	Previously filed.
23.9	Consent of Adrian Brown Consultants Inc.	Previously filed.
23.10	Consent of Magemi Mining Inc.	Previously filed.
23.11	Consent of L3 Process Development	Previously filed.
23.12	Consent of Olsson	Previously filed.
23.13	Consent of A2GC	Previously filed.
23.14	Consent of Metallurgy Concept Solutions	Previously filed.
23.15	Consent of Scott Honan, M.Sc., SME-RM, NioCorp	Previously filed.
23.16	Consent of Everett Bird, P.E., Cementation	Previously filed.
23.17	Consent of Matt Hales, P.E., Cementation	Previously filed.
23.18	Consent of Mahmood Khwaja, P.E., CDM Smith	Previously filed.
23.19	Consent of Martin Lepage, P.Eng., Ing., Cementation	Previously filed.
23.20	Consent of Wynand Marx, M.Eng., BBE Consulting	Previously filed.
23.21	Consent of GenCap Mining Advisory Ltd.	Previously filed.
23.22	Consent of Scalar, LLC	Previously filed.
24.1	Power of Attorney	Included on the signature page hereto.
96.1	S-K 1300 Elk Creek Technical Report Summary	Previously filed as an exhibit to NioCorp Developments Ltd.’s Annual Report on Form 10-K (File No. 000-55710) filed with the SEC on September 6, 2022 and incorporated herein by reference.
99.1	Consent of Dean Kehler to be named as a director.	Previously filed.
99.2	Consent of Michael Maselli to be named as a director.	Previously filed.
107	Filing Fee Table	Previously filed.

#	Management compensation plan, arrangement or agreement.
*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, which portions will be furnished to the Securities and Exchange Commission upon request.
**

Certain exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit will be furnished to the Securities and Exchange Commission upon request.

Item 22. Undertakings

(A)  The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)  The undersigned registrant hereby undertakes as follows:

(1)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
(2)	That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the
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securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(E)       The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(F)       The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on January 17, 2023.

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Neal Shah
Neal Shah
Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on the 17th day of January 2023.

*	President, Chief Executive Officer (Principal
Mark A. Smith	Executive Officer and Authorized U.S. Representative)
and Chairman of the Board of Directors

/s/ Neal Shah	Chief Financial Officer (Principal Financial and
Neal Shah	Accounting Officer)

*	Director
Michael J. Morris

*	Director
David C. Beling

*	Director
Anna Castner Wightman

*	Director
Nilsa Guerrero-Mahon

*	Director
Fernanda Fenga

*	Director
Peter Oliver

* The undersigned, by signing his name hereto, does hereby sign this registration statement on behalf of each of the above-indicated directors or officers of the registrant pursuant to powers of attorney executed by such directors or officers.

By:	/s/ Neal Shah
Neal Shah
Attorney-in-Fact

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